 As filed with the Securities and Exchange Commission on February 14, 2000
                                                  Registration No. 333-
================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              __________________
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              __________________
                           CANAAN ENERGY CORPORATION
            (Exact name of registrant as specified in its charter)

         Oklahoma                         1311                   73-1300132
 (State or other jurisdiction  (Primary standard industrial   (I.R.S. Employer
incorporation or organization)  classification code number)  Identification No.)


                         119 North Robinson, Suite 600
                         Oklahoma City, Oklahoma 73102
                                (405) 232-3222
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                Leo E. Woodard
                         199 North Robinson, Suite 600
                         Oklahoma City, Oklahoma 73102
                                (405) 232-3222
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              __________________
                                  Copies to:

                           Michael M. Stewart, Esq.
                               Crowe & Dunlevy,
                          A Professional Corporation
                            1800 Mid-America Tower
                               20 North Broadway
                         Oklahoma City, Oklahoma 73102
                                (405) 235-7747

                              __________________

               APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE
                       OF THE SECURITIES TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                              __________________

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and
            -----------
list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                              __________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d)
                                                                  -----------
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                            CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                             Proposed Maximum     Proposed Maximum
  Title of Each Class of                                      Offering Price     Aggregate Offering      Amount of
Securities to Be Registered      Amount to be Registered         Per Share             Price          Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share..............           5,000,000                $4.4658            $22,329,124          $6,208.00
----------------------------------------------------------------------------------------------------------------------

(1) Calculated based on the book value of the securities to be received by the Registrant or canceled in the transaction pursuant to Rule 457(f)(2).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                              __________________
                                                                      mmm master


                    Subject to Completion ___________, 2000

                          PROSPECTUS/PROXY STATEMENT

                           CANAAN ENERGY CORPORATION

                                 COMMON STOCK

                               5,000,000 SHARES

          Canaan Energy Corporation, an Oklahoma based oil and gas company previously known as Coral Reserves Group, Ltd., is offering shares of common stock in connection with a "plan of combination." Canaan's affiliated entities, Coral Reserves, Inc. and Coral Reserves Energy Corp., which we refer to as the "Coral Companies" have previously sponsored and served as a general partner in eight private limited partnerships. The plan of combination is designed to establish Canaan as an independent oil and gas company by acquiring oil and gas properties and related assets in exchange for Canaan common stock in the following "combination transactions":

          . Canaan will acquire all of the limited partners' interests in the eight oil and gas limited partnerships previously sponsored by the Coral Companies;

          . Canaan will acquire 100% of the stock of the Coral Companies, the general partners of the partnerships;

          . Canaan will acquire 100% of the stock of Indian Oil Company, an unaffiliated oil and gas company;

          . Canaan will acquire 100% of the stock of Canaan Securities, Inc., an unaffiliated broker/dealer which has previously participated in the marketing of the limited partnership interests and provides ongoing reporting services to limited partners; and

          . Existing owners of Canaan's common stock will receive additional shares of common stock based on Canaan's share of the total "Exchange Value" as described below.

          We refer to Canaan, the partnerships, the Coral Companies, Indian Oil Company and Canaan Securities as the "Combining Entities". We refer to the Combining Entities other than Indian Oil Company as the Coral Group. A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash or exercise dissenters' rights. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "Exchange Value" of such entity relative to the total Exchange Value of all Combining Entities. The Exchange Value is based primarily on the proved oil and gas reserve values determined by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership who votes in favor of the plan of combination may also elect to receive cash in lieu of Canaan common stock equal to 75% of such partner's Exchange Value. The aggregate amount of cash payable to limited partners electing to receive cash or to exercise dissenter's rights is limited to $5 million.

          The combination transactions are expected to be tax-free to owners of all of the Combining Entities, including limited partners, except those who elect to receive cash or to exercise dissenter's rights.

          Adoption of the plan of combination by a partnership requires the consent of the general partners of the partnership and a majority-in-interest of limited partners and the plan requires that all partnerships adopt the plan. A combined special meeting of the partnerships will be held to consider and vote upon the proposal to adopt the plan of combination on __________, 2000 at ______ a.m. at _________________, Oklahoma City, Oklahoma.

          Prior to this transaction there has been no public market for Canaan common stock. There is no assurance that the market value of the shares of Canaan common stock issuable to limited partners or other owners of Combining Entities will bear any relationship to the Exchange Value. The Exchange Value is being used solely to determine the relative ownership of Canaan by each of the Combining Entities and does not necessarily represent the fair value of Canaan or its net assets. The shares of Canaan will be quoted in the NASD National Market System under the symbol "______________".

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus/Proxy Statement or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

          THE COMBINATION TRANSACTIONS INVOLVE VARIOUS RISKS. PLEASE SEE "SUMMARY - RISK FACTORS" ON PAGE 20 AND "RISK FACTORS AND MATERIAL CONSIDERATION" ON PAGE 34. THESE RISKS INCLUDE AMONG OTHERS:

 .    Limited partners will own stock in a corporation with perpetual existence rather than a partnership interest in a limited partnership with limited life resulting in material changes in the nature of their investment.

 .    Limited partners have received cash distributions from the partnerships but will receive no cash distributions or dividends in the foreseeable future from Canaan.

 .    There has been no prior market for our common stock and there is no assurance that a market will develop. There is no assurance that the value of the common stock received by a limited partner will be equal to the Exchange Value. The Exchange Values are being used solely to determine the relative ownership of Canaan by each Combining Entity and do not represent the fair value of Canaan or its net assets.

 .    The consideration to be received by the limited partners and the general partners and Canaan and the other terms of the combination transactions were determined by Canaan and the Coral Companies, which have inherent conflicts of interest, and may not reflect the value of the net assets of the respective partnership if sold to an unaffiliated third party in an arms length negotiation.

 .    The Exchange Values were based primarily on estimates of reserves and future net cash flows which have inherent uncertainties. Exchange Values do not represent fair market value.

 .    The price assumptions used to calculate the Reserve Value will not be modified for changes in prices which could alter the relative values of the Combining Entities or the relative share of the limited partners and General Partners in partnerships which have not achieved payout.

 .    The alternative of continuing the partnerships or liquidating their assets could potentially be more beneficial to limited partners than the combination transactions.

 .    No independent representative was engaged to represent the limited partners in negotiating the terms of the combination transactions which may be inferior to those that could have been negotiated by an independent representative. No fairness opinion has been obtained regarding the fairness of the combination transactions to limited partners.

The Date of this Prospectus/Proxy Statement is:  __________________, 2000

                  CORAL RESERVES NATURAL GAS INCOME FUND AND
                         CORAL RESERVES INSTITUTIONAL
                             LIMITED PARTNERSHIPS

                Notice of Special Meetings of Limited Partners
                       To Be Held ________________, 2000

To Our Limited Partners:

          A combined meeting of the limited partners of the eight (8) limited partnerships consisting of Coral Reserves Natural Gas Income Fund 1990 Limited Partnership, Coral Reserves Natural Gas Income Fund 1991 Limited Partnership, Coral Reserves Natural Gas Income Fund 1992 Limited Partnership, Coral Reserves Natural Gas Income Fund 1993 Limited Partnership, Coral Reserves 1993 Institutional Limited Partnership, Coral Reserves Energy Income Fund 1995 Limited Partnership, Coral Reserves Energy Income Fund 1996 Limited Partnership and Coral Reserves 1996 Institutional Limited Partnership, collectively (the "Partnerships"), will be held at ____________________________, Oklahoma City, Oklahoma 73102, on _____________, 2000 at _____ a.m. (the "Special Meeting").

          At the Meetings, the limited partners of each of the Partnerships will:

          (1) consider and vote upon the adoption of a plan of combination pursuant to which each of the Partnerships will merge with an acquisition subsidiary of Canaan Energy Corporation in which limited partners will receive shares of Canaan common stock in exchange for their interests in the Partnerships; and

          (2) transact such other business that may properly come before the Special Meeting or any adjournments thereof.

Your attention is directed to the accompanying prospectus/proxy statement and prospectus/proxy statement supplement(s) which contain further information with respect to the proposals to be considered at the Special Meeting.

          Only limited partners of record of one or more of the Partnerships at the close of business on ______________, 2000 are entitled to notice of and to vote at the Special Meeting or any postponements or adjournments thereof. Each Partnership's approval of the plan of combination requires an affirmative vote by a majority-in-interest of the limited partners of the Partnership. Information regarding voting and the revocation of proxies, making of cash elections and exercising dissenters rights of appraisal is set forth under the "Special Meeting of the Partnerships".

          WHETHER OR NOT YOU EXPECT TO BE PERSONALLY PRESENT AT THE SPECIAL MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY AND CASH ELECTION FORM AND LETTER OF TRANSMITTAL PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE.

                                   CORAL RESERVES ENERGY CORP.
                                   CORAL RESERVES, INC.
                                   Managing General Partners

                                   By: __________________________________
                                       Leo E. Woodard, President

__________________, 2000

          You should rely only on the information contained in this prospectus/proxy statement and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus/proxy statement or the accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.


                               Table of Contents

                                                                                             Page
QUESTIONS AND ANSWERS......................................................................     1

SUMMARY....................................................................................     4
     The Parties...........................................................................     4
     The Combination Transactions..........................................................     8
     Method of Determining Combination Exchange Values.....................................     9
     Summary of Estimated Exchange Values..................................................    14
     Risk Factors..........................................................................    19
     Risks Related to the Combination Transactions.........................................    20
     Risks Related to Canaan...............................................................    21
     Risks Related to the Oil and Gas Industry.............................................    21
     Background and Reasons for the Combination Transactions...............................    22
     Fairness of the Combination Transactions..............................................    24
     Alternatives to the Combination Transactions..........................................    27
     Dissenters Rights; Investor Lists.....................................................    29
     Summary of Tax Consequences...........................................................    29
     Accounting Treatment..................................................................    30
     Business After the Completion of the Combination Transactions.........................    30
     Comparative Rights of Security Holders................................................    31
     Resales of Canaan Common Stock........................................................    31
     Conditions to Combination Transactions................................................    31
     Regulatory Approvals..................................................................    32
     Certain Pro Forma Financial Data......................................................    32

RISK FACTORS AND MATERIAL CONSIDERATIONS...................................................    34
     Risks Related to the Combination Transactions.........................................    34
     Risks Related to Canaan...............................................................    39
     Risks Related to the Oil and Gas Industry.............................................    42

BACKGROUND AND REASONS FOR COMBINATION TRANSACTIONS........................................    46
     Background of Partnerships............................................................    46

     Background of Combination Transactions....................................................   47
     Reasons for the Combination Transactions..................................................   48
     Alternatives to the Combination Transactions..............................................   50
     Other Transactions........................................................................   53

THE COMBINATION TRANSACTIONS...................................................................   53
     Description of the Combination Transactions...............................................   53
     The Plan of Combination and Indian Acquisition Agreement..................................   54
     Effective Time of the Combination Transactions............................................   56
     Consideration to be Received in the Combination Transactions..............................   57
     Issuance of Shares; Fractional Shares.....................................................   57
     Limited Partner Cash Election.............................................................   57
     Conditions................................................................................   58
     Representations and Warranties............................................................   59
     Certain Covenants.........................................................................   60
     Indian Excluded Assets....................................................................   62
     Termination or Amendment..................................................................   62
     Dissenters Rights.........................................................................   63
     NASDAQ Listing............................................................................   63
     Interest of Certain Persons in the Transaction............................................   63
     Resales of Canaan Common Stock............................................................   64
     Accounting Treatment......................................................................   64
     Expenses and Fees.........................................................................   65

METHOD OF DETERMINING COMBINATION EXCHANGE VALUES..............................................   66
     General...................................................................................   66
     Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing
          Brokers..............................................................................   70
     Canaan Securities Exchange Value..........................................................   71
     Canaan Exchange Value.....................................................................   71
     Indian Exchange Value.....................................................................   72
     Summary of Allocation of Exchange Values..................................................   72

RECOMMENDATION OF THE GENERAL PARTNER AND
     FAIRNESS OF THE COMBINATION TRANSACTIONS..................................................   73
     General...................................................................................   73
     Consideration of Alternatives.............................................................   76
     Fiduciary Duties of General Partners......................................................   76
     Access to Investor List...................................................................   77
     Conflicts of Interest.....................................................................   77
     No Independent Representative.............................................................   78

FAILURE TO APPROVE THE COMBINATION TRANSACTIONS................................................   78

SPECIAL MEETING OF THE PARTNERSHIPS..........................................................   79
     General.................................................................................   79
     Voting Rights...........................................................................   79
     Proxies and Cash Election Form..........................................................   79
     Solicitation............................................................................   80
     Voting Requirements.....................................................................   80
     Procedure for Exercise of Dissenters Rights of Appraisal................................   81

CERTAIN FEDERAL INCOME TAX CONSEQUENCES......................................................   82
     General.................................................................................   82
     Limited Partners........................................................................   83
     Holders of Common Stock of Coral Companies and Indian...................................   85
     Canaan Securities.......................................................................   85
     Placing Brokers.........................................................................   85
     Canaan..................................................................................   85
     Reporting Requirements of Limited Partners and Shareholders of Corporate Combining
         Entities............................................................................   86

UNAUDITED PRO FORMA FINANCIAL INFORMATION....................................................   86

INFORMATION CONCERNING CANAAN................................................................   96
     General.................................................................................   96
     Costs Incurred and Drilling Results.....................................................   96
     Acreage  ...............................................................................   97
     Productive Well Summary.................................................................   97
     Selected Historical Financial and Operating Data........................................   98
     Management's Discussion and Analysis of Financial Condition
      and Results of Operations..............................................................  100

INFORMATION CONCERNING THE CORAL COMPANIES...................................................  107
     General.................................................................................  107

INFORMATION CONCERNING PARTNERSHIPS..........................................................  108
     1990 Partnership........................................................................  108
     1991 Partnership........................................................................  109
     1992 Partnership........................................................................  110
     1993 Partnership........................................................................  111
     1993-I Partnership......................................................................  112
     1995 Partnership........................................................................  113
     1996 Partnership........................................................................  114
     1996-I Partnership......................................................................  115
     Acreage and Productive Wells for All Partnerships.......................................  117

     Beneficial Owners of Partnerships...............................................  118
     Selected Historical Financial and Operating Data For Individual Partnerships....  119

INFORMATION CONCERNING INDIAN........................................................  128
     General.........................................................................  128
     Costs Incurred and Drilling Results.............................................  128
     Acreage.........................................................................  130
     Productive Well Summary.........................................................  130
     Selected Historical Financial and Operating Information.........................  130
     Security Ownership..............................................................  132

INFORMATION CONCERNING CANAAN SECURITIES.............................................  133
     General.........................................................................  133

BUSINESS OF CANAAN AFTER COMPLETION OF THE
     COMBINATION TRANSACTIONS........................................................  133
     General.........................................................................  133
     Costs Incurred and Drilling Results.............................................  135
     Acreage.........................................................................  136
     Productive Well Summary.........................................................  136
     Production Summary and Prices...................................................  136
     Marketing.......................................................................  137
     Competition.....................................................................  138
     Regulation......................................................................  138
     Operating Hazards and Uninsured Risks...........................................  140
     Employees.......................................................................  140
     Facilities......................................................................  140
     Legal Proceedings...............................................................  140
     Capitalization..................................................................  140
     Credit Facilities...............................................................  141
     Financing Plans.................................................................  143
     Quantitative and Qualitative Disclosures about Market Risk......................  143

MANAGEMENT...........................................................................  144
     Officers and Directors..........................................................  144
     Committees......................................................................  147
     Compensation of Directors.......................................................  147
     Executive Compensation..........................................................  147
     Change in Control Agreements....................................................  148
     Compensation Decisions..........................................................  149
     Stock Option Plan...............................................................  149
     Profit Sharing Plan and 401(k) Plan.............................................  150
     Certain Transactions............................................................  150

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
     OWNERS AND MANAGEMENT..........................................................   151

COMPARISON OF SECURITYHOLDER RIGHTS.................................................   152
     Introduction...................................................................   152
     Federal Income Taxation........................................................   152
     Management and Compensation....................................................   153
     Operating Strategy.............................................................   153
     Fiduciary Duties...............................................................   154
     Voting Rights..................................................................   154
     Special Meetings...............................................................   155
     Amendment to Organizational Documents..........................................   155
     Anti-Takeover Provisions.......................................................   156
     Distributions and Dividends....................................................   157
     Liquidation Rights.............................................................   159
     Limited Liability..............................................................   159
     Continuity of Existence........................................................   160
     Financial Reporting............................................................   160
     Redemption and Conversion......................................................   160
     Right to Compel Dissolution....................................................   161
     Liquidity, Marketability and Restriction on Transfer...........................   161
     Limitations on Liability of Management.........................................   162
     Right to Investor List; Inspection of Books and Records........................   163

DESCRIPTION OF CAPITAL STOCK........................................................   163
     General........................................................................   163
     Common Stock...................................................................   164
     Preferred Stock................................................................   164
     Oklahoma Law and Certificate and Bylaw Provisions - Anti-Takeover Effects......   164
     Transfer Agent and Registrar...................................................   168

LEGAL MATTERS.......................................................................   168

EXPERTS.............................................................................   168

AVAILABLE INFORMATION...............................................................   169

FORWARD LOOKING STATEMENTS..........................................................   169

CERTAIN DEFINITIONS.................................................................   170

INDEX TO FINANCIAL STATEMENTS............................................   F-1

APPENDIX A     Index to Reports of Netherland, Sewell & Associates, Inc
               Related to Estimated Reserves.............................   A-1

                             QUESTIONS AND ANSWERS

Q:   What is being proposed?

A: Canaan is proposing the "combination transactions" to combine eight private limited partnerships previously sponsored by its affiliates, Indian Oil Company and Canaan Securities, Inc. into a new publicly traded oil and gas company.

Q:   Why is the transaction being proposed?

A: Canaan believes that the combination is in the best interest of limited partners. After the completion of the combination transactions, limited partners should benefit from:

     .    a larger and more  diversified asset base;

     .    the opportunity for future growth;

     .    more liquidity of their investment.

Q:   What will I receive as a result of the combination transactions?

A: Limited partners will receive shares of Canaan common stock based on the relative value of their ownership interest in a partnership compared to the total value of all entities involved in the transaction. The number of shares limited partners will receive in each partnership is estimated on page 18.

Q:   How is the relative value determined?

A: The relative value of each entity is being determined primarily based on the estimated present value of future net revenues from proved reserves based on Netherland Sewell & Associates, Inc. independent reserve report using the same price, cost and discount assumptions for each entity. The value of each entity also takes into consideration its bank debt and working capital and certain other items.

Q:   What happens to my partnership cash distributions?

A: The partnerships pay limited partners regular cash distributions. You will continue to receive cash distributions until closing of the combination transactions. Thereafter, you will receive no further cash distributions or dividends as Canaan does not anticipate paying dividends on its common stock.

Q:   What if I do not want Canaan common stock?

A: A limited partner who votes to approve the combination transactions may elect to receive cash in lieu of Canaan common stock in an amount equal to

     75% of his exchange value. In addition, a limited partner who votes against the combination transactions may elect to exercise dissenters rights of appraisal and receive a cash payment based on an appraisal of the partnership assets by an independent appraiser. There is a limit of $5 million on the amount of cash payable to limited partners.

     Q:  What if the $5 million cash limit is exceeded?

     A: Cash will first be used to satisfy claims of dissenting partners and the balance will be paid to cash electing partners prorata based on relative Exchange Value. A cash electing partner will receive his share of Canaan common stock for the remainder of 75% of his Exchange Value.

     Q:  What are the tax consequences of the combination transactions?

     A: The combination transaction will be treated as a transfer of your interest in a partnership to Canaan and should be tax free to you, unless you elect to receive cash or exercise dissenter's rights. After the combination transactions, you will be a shareholder rather than a limited partner so you will no longer receive the pass-through tax treatment accorded to partners and you will no longer receive a Schedule K-1. You should consult your tax advisor concerning the Federal and other tax consequences of the proposed combination transactions.

     Q:  What do I need to do now?

     A: After carefully considering the enclosed information, please indicate how you want to vote and sign and return your proxy and cash election form in the enclosed envelope as soon as possible. Your interest will then be voted at the special meeting in accordance with your instructions. You should also complete the enclosed letter of transmittal so that your shares will be issued promptly after the closing.

     Q:  What vote is required to approve the combination transactions?

     A: The combination transactions have already been approved by owners of all of the corporations involved. For each partnership, the approval of limited partners holding more than 50% of the partnership interests owned by limited partners calculated based on the limited partners' share in the profits of the partnership is required. All partnerships must approve the combination transactions.

     Q:  Will I have appraisal rights in the combination transaction?

     A: Maybe. You will have a right to dissent from the combination transactions and receive the appraised value for your interest in a partnership if the partnership receives approval of the combination transactions by holders of less than 75% of the holders of the partnership interests, including the interest of the General Partner and the Additional General Partners.

     Q:  What happens if I don't vote my interest?

     A: The failure to vote at the special meeting will have the same effect as voting against the combination transactions.

     Q:  When do you expect the combination transactions to be completed?

     A: We expect the combination transactions to be completed within one or two business days after receiving approvals of all partnerships at the special meeting.

     Q:  When will shares of Canaan begin trading?

     A: We anticipate that Canaan shares will begin trading on the NASDAQ National Market System on the day after the combination transactions are completed.

     Q:  How do I sell my shares of Canaan?

     A: Once you receive your new certificate for shares of Canaan common stock you can sell your shares of Canaan through any brokerage firm. It is anticipated that certificates for Canaan common stock will be issued promptly after completion of the combination transactions if you have previously submitted a properly completed and executed letter of transmittal.

     Q:  Are there risks in the combination transaction?

     A: Yes. The combination transaction involves a number of risks. You should review them carefully under the heading "Risk Factors and Material Considerations" on page 34.

     Q:  What do the General Partners of the partnerships recommend?

     A: The General Partners and Canaan recommend that limited partners vote for approval of the combination transactions.

     Q:  Who can help answer additional questions that I may have?

     A:  Canaan Energy Corporation - (405) 232-3222

                                    SUMMARY


          The following summary highlights selected information from this prospectus/proxy statement and may not contain all of the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus and the documents to which we have referred you. Certain terms used in this prospectus/proxy statement are defined under the Section "Certain Definitions".

The Parties

Canaan Energy Corporation
119 N. Robinson, Suite 600
Oklahoma City, OK 73102

          Canaan, formerly known as Coral Reserves Group, Ltd., is an independent oil and gas company headquartered in Oklahoma city, Oklahoma. Canaan was formed in March, 1987, as an Oklahoma corporation, by Leo E. Woodard and John K. Penton, who continue to serve the company as Chief Executive Officer and President, respectively.

          Canaan has been continuously engaged in the acquisition, production, development and operation of oil and natural gas properties. As of September 30, 1999, Canaan operated 113 of the 134 wells in which it or the partnerships own an interest. Operations are located entirely within the state of Oklahoma and are concentrated in Kingfisher County in north central Oklahoma and Garvin and McClain counties in south central Oklahoma. As of September 30, 1999, the estimated value of Canaan's proved oil and gas reserves was less than $500,000.

          Since 1990, when the Coral companies began sponsoring partnerships, Canaan has provided management services to the General Partners of the partnerships.

          As a result of the combination transactions, Canaan will acquire all of the assets of the other parties to the combination transactions and the equity owners of the other parties to the combination transactions will become shareholders of Canaan. Canaan will continue the combined businesses of the partnerships, the Coral Companies and Indian after the completion of the combination transactions.

          Canaan is currently 100% owned by its management, Leo E. Woodard, John
K. Penton and Michael S. Mewbourn.

Coral Companies
119 N. Robinson, Suite 600
Oklahoma City, OK 73102

          The Coral Companies consist of Coral Reserves, Inc. and Coral Reserves Energy Corp.

          Coral Reserves, Inc., which we refer to as Coral, Inc., serves as general partner of three of the partnerships and conducts no other business activities.

          Coral Reserves Energy Corp., which we refer to as Coral Corp., serves as general partner of the remaining five partnerships and conducts no other business activities.

          We occasionally refer to Coral, Inc. and Coral Corp. individually as "General Partner" and collectively as "General Partners".

          Each of the Coral Companies are owned by management of Canaan in the same ownership percentages.

Indian Oil Company
9400 North Broadway, Suite 800
Oklahoma City, OK 73114

          Indian Oil Company is a privately-held Oklahoma corporation which is engaged in oil and gas exploration, development and production, primarily in Oklahoma. Indian is not affiliated with the Coral Companies. On February 15, 1999, Indian and Canaan and the Coral Companies entered into an agreement for Canaan to acquire Indian as a part of the combination transactions and since that date Canaan has been responsible for the day to day management of Indian subject to control by the Indian Board of Directors.

          Indian is owned by five stockholders who are not currently affiliated with Canaan, including Anthony Lasuzzo, a proposed executive officer of Canaan.

Canaan Securities, Inc.
21 Locust Avenue, Suite 2A
New Canaan, CT 06840

          Canaan Securities, Inc. is not affiliated with the Coral Companies and is a registered broker/dealer with the SEC and the National Association of Securities Dealers. Canaan Securities served as a placement agent in connection with the private placement of the limited partnership interests in the partnerships. Canaan Securities also engaged other unaffiliated brokers to assist in the placement, which are referred to as "Placing Brokers". Canaan Securities and the Placing Brokers receive fees for these services based on the partnership's ongoing cash distributions from oil and gas properties. In addition, Canaan Securities provides ongoing reporting services to the limited partners for which it has received and continues to receive fees based on the partnership's revenues from oil and gas properties. Canaan Securities does not engage in any other business activities.

          Canaan Securities is 100% owned by Thomas H. Henson, a proposed executive officer and director of Canaan.

The Partnerships
119 N. Robinson, Suite 600
Oklahoma City, OK 73102

          The partnerships consist of Oklahoma limited partnerships previously sponsored by the Coral Companies for purposes of acquiring producing oil and gas properties primarily in Oklahoma and conducting limited additional development activity relating to the acquired properties. Each of the partnerships raised capital in private offerings from limited partners, primarily individuals and substantially all of whom are considered "accredited investors" under the federal securities laws. There is no market for the limited partnership interests and Canaan and the General Partners are not aware of any purchases or sales of interests within the last five years. The following table sets forth certain information about the partnerships:

                                                                                                                   Cumulative Cash
                                                                                             Total Initial          Distributions to
                                                                                                 Capital           Limited Partners
                                               Identity of                      Date         Contributions of      Through September
                                                General       # of Limited    Commenced      Limited Partners          30, 1999
Name of Partnership                            Partner /(1)/    Partners      Operations       (000 Omitted)        (000 Omitted)
-------------------                            -------          --------      ----------     ----------------        ---------------
Coral Reserves Natural Gas Income Fund 1990    Coral, Inc.       109          04/30/90          $ 3,888               $  5,382
Limited Partnership ("1990")

Coral Reserves Natural Gas Income Fund 1991    Coral Corp.       124          04/30/91            4,480                  6,232
Limited Partnership ("1991")

Coral Reserves Natural Gas Income Fund 1992    Coral Corp.       191          06/17/92            7,500                  6,867
Limited Partnership ("1992")

Coral Reserves Natural Gas Income Fund 1993    Coral Corp.       173          07/02/93            6,525                  5,544
Limited Partnership ("1993")

Coral Reserves 1993 Institutional Limited      Coral, Inc.        21          09/01/93            2,363                  2,462
Partnership ("1993-I")

Coral Reserves Energy Income Fund 1995         Coral Corp.       196          12/13/94            6,805                  4,650
Limited Partnership ("1995")

Coral Reserves Energy Income Fund 1996         Coral Corp.       226          05/30/96            9,635                  2,364
Limited Partnership ("1996")

Coral Reserves 1996 Institutional Limited      Coral, Inc.        54          12/21/95            6,520               $  2,472
                                                                  --                              -----               --------
Partnership ("1996-I")

       Totals                                                  1,094                            $47,715               $ 35,973
                                                               =====                            =======               ========

----------------------

(1) In each of the partnerships, Leo Woodard and John Penton, officers and shareholders of Canaan, serve as "Additional General Partners".

          The cost sharing in each partnership provided for limited partners to bear substantially all of the costs of acquisition and development of the partnership's oil and gas properties. The sharing of partnership net revenues and cash distributions for all partnerships except 1993-I and 1996-I vary depending on whether "payout" has occurred. Payout is calculated on an individual limited partner basis and is the point when cash distributions to such partner equal the amount of original investment. The following table sets forth certain information about the ongoing net revenue and cash distribution sharing in each of the partnerships:

                        Before Payout Net Revenues                                     After Payout Net Revenue
                          and Cash Distributions                                         and Cash Distributions
              ----------------------------------------------          --------------------------------------------------------
                          Add'l                                                 Add'l
              General   General   Limited  Canaan               General   General    Limited     Canaan         Placing
 Partnership  Partner  Partners  Partners Securities/(1)/Total  Partner   Partners   Partners  Securities/(1)/  Brokers/(1)/  Total
 -----------  -------  --------  -------- ----------     -----  -------   --------   --------  ----------       -------       -----
1990/(2)/      8.0%    1.0%       90.0%     1.0%/(3)/    100%    17.0%      1.0%       75.0%      2.0%             5.0%       100%
1991/(2)/      8.0%    1.0%       90.0%     1.0%/(3)/    100%    17.0%      1.0%       75.0%      2.0%             5.0%       100%
1992/(2)/      8.0%    1.0%       90.0%     1.0%         100%    17.0%      1.0%       75.0%      3.0%             4.0%       100%
1993           8.0%    1.0%       90.0%     1.0%         100%    17.0%      1.0%       75.0%      3.0%             4.0%       100%
1993-I         7.2%    0.5%       87.5%     4.8%         100%     7.2%      0.5%       87.5%      2.8%             2.0%       100%
1995           8.0%    1.0%       90.0%     1.0%         100%    17.0%      1.0%       75.0%      3.0%             4.0%       100%
1996           8.0%    1.0%       90.0%     1.0%         100%    17.0%      1.0%       75.0%      3.0%             4.0%       100%
1996-I         7.0%    0.5%       87.5%     5.0%         100%     7.2%      0.5%       87.5%      2.9%             1.9%       100%
Totals

  (1) Canaan Securities' and Placing Brokers' percentages represent share of cash otherwise distributable to General Partner.

  (2) As of September 30, 1999, the 1990 and 1991 partnerships have achieved payout for all limited partners and the 1992 partnership has achieved payout as to some of the limited partners.

  (3) Canaan Securities assigned its Before Payout 1% interest in the 1990 and 1991 partnerships to the 1991 and 1993-I partnerships, respectively, in exchange for negotiated cash payments.

          Canaan Securities also receives a fee equal to 1.5% of the gross revenues of the partnerships, except 1993-I and 1996-I, for providing reporting services to the limited partners. The table above reflects the net revenue and cash distribution sharing after the payment of such fee. Canaan Securities assigned its rights to this 1.5% fee in the 1990 and 1991 partnerships to the 1993 and 1993-I partnerships, respectively, in 1992 and 1994 in exchange for negotiated cash payments.

Coral Group

          The Coral Group consists of Canaan, the partnerships, Coral, Inc., Coral Corp., the Additional General Partners, Canaan Securities and the Placing Brokers.

The Combination Transactions

          The combination transactions consist of:

          . The acquisition of all of the limited partners' interests in each of the partnerships by Canaan by a merger between each partnership and separate acquisition corporations organized by Canaan for purposes of the transactions;

          . The acquisition of 100% of the stock of the Coral Companies, the general partners of the partnerships, by Canaan;

          .   The acquisition of 100% of the stock of Indian by Canaan.

          . The acquisition of 100% of the stock of Canaan Securities by Canaan; and

          . An increase in Canaan's outstanding common stock to result in the appropriate number of shares outstanding based on Canaan's relative share of the total Exchange Value.

          A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash or exercise dissenter's rights. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "Exchange Value" of such entity relative to the total Exchange Value of all Combining Entities. The Exchange Value is based primarily on the proved oil and gas reserve values determined by Netherland, Sewell & Associates, Inc., an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership who votes in favor of the combination transactions may elect to receive cash in lieu of Canaan common stock equal to 75% of the partner's Exchange Value.

          Canaan's Exchange Value for purposes of determining its relative Exchange Value within the Coral Group will also include the value of its rights to operate the wells it operates. Indian's Exchange Value will be reduced by a production payment obligation which will be allocated to certain of the partnerships as a result of such partnerships' having provided financing to Indian in the form of a production payment purchase in connection with the acquisition agreement between Indian and the Coral Group.

          Each partnership's Exchange Value will generally be allocated among the limited partners, the General Partner and the Additional General Partners in accordance with the provisions of the applicable partnership agreement governing the sharing of net revenues and cash distributions of the partnership. In addition, Canaan Securities and the Placing Brokers will receive a share of a partnership's Exchange Value based on their respective rights to receive future cash distributions from the partnership or the General Partners.

          Please see "Method of Determining Combination Exchange Values" beginning on page 66 for a detailed explanation.

          A combined special meeting of the partnerships will be held to consider and vote upon the proposal to adopt the plan of combination on __________, 2000 at _____ a.m. at _________________, Oklahoma City, Oklahoma.
Proxies are being solicited by Canaan and the General Partners of the partnerships. Adoption of the plan of combination by a partnership requires the consent of the General Partners of the partnership and a majority-in-interest of limited partners and the plan requires that all partnerships adopt the plan. Owners of Canaan, the Coral Companies, Indian and Canaan Securities have already unanimously approved the Plan of Combination.

Method of Determining Combination Exchange Values

General

          The Exchange Values for each of the Combining Entities was determined primarily based on the proved oil and gas reserve values as estimated by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm. Netherland Sewell estimated the proved reserves, future net revenues therefrom, and the present value of such future net revenues for each Combining Entity as of September 30, 1999 using the following assumptions:

          .    Gas prices were established for each well separately based on a
               ----------
               12 month average of gas prices for the 12 months ending March 31, 2000. This average was constructed using the average of composite spot wellhead prices as published by Natural Gas Week for the 8 months ending November 30, 1999 and the forward market prices for the 4 months ending March 31, 2000 based on future prices quoted on the New York Mercantile Exchange (NYMEX") as of October 29, 1999 adjusted for the historical differential between NYMEX and Natural Gas Week composite spot wellhead prices. The prices for all wells averaged $2.52 per MMbtu before adjustment by well for transportation fees, BTU content and regional price differentials and were held constant for the life of the properties.

          .    Oil prices were established for each well separately based on an
               ----------
               8 year average of West Texas Intermediate crude oil posted prices for the 8 year period beginning in 1992 and ending on December 31, 1999. This average was constructed using average posted prices for West Texas Intermediate crude oil for 1992 through October 1999 and the forward market prices for November and December of 1999 as quoted on NYMEX as of October 29, 1999 adjusted for the differential between such forward market prices and West Texas Intermediate posted prices. The prices for all wells averaged $18.10 per barrel before adjustment by well for gravity, transportation fees and regional price differentials and were held constant for the life of the properties.

          .    Operating costs and production taxes were based on costs and tax
               ------------------------------------
               rates in effect as of September 30, 1999 and were not escalated.

          .    A discount rate of 10% was used to discount future net revenues
               ---------------
               to present value at September 30, 1999.

          We refer to the evaluation date of September 30, 1999 as the "Effective Date" and we refer to the present value of the estimated future net revenues from proved reserves as of the Effective Date as the "Reserve Value" for each Combining Entity. A summary of the reserve report prepared by Netherland, Sewell & Associates showing the Reserve Value for each entity is included as Appendix A. Netherland, Sewell & Associates was selected to perform this reserve analysis based on its reputation, experience and expertise in this area. Netherland, Sewell & Associates is an international petroleum consulting firm with offices in Dallas and Houston. Netherland Sewell's staff includes petroleum engineers and geological consultants. Services they provide include reserve estimates, fair value appraisals, geological studies, expert witness testimony and arbitration. Netherland Sewell has previously performed isolated consulting services for Canaan for which it has received fees of less than $15,000 since January 1, 1997.

          The reserves estimated by Netherland Sewell include estimates of proved undeveloped reserves as well as proved developed reserves, both producing and nonproducing. Properties with proved developed reserves have less risk than properties with proved undeveloped reserves. However, there was no risk factor assigned to the type of reserves for purposes of determining the Reserve Values. No attempt was made to assign value to oil and gas reserves categorized as probable or possible, because the General Partners and Canaan believe such reserves are too speculative to value. Further no value has been assigned for purposes of the combination transaction to any undeveloped acreage or prospects owned by any Combining Entity which do not contain proved reserves.

          The Reserve Value will not be adjusted to take into account any changes in oil and gas prices or costs subsequent to the Effective Date. The prices for gas used to compute the Reserve Value were based on average prices for a one year period ending on March 31, 2000 in order to eliminate seasonal variances. The prices for oil were based on average prices for 8 years ending December 31, 1999. In excess of 70% of the reserves of each of the Combining Entities is gas and the Reserve Value is more sensitive to changes in gas prices than oil prices. Further, the Reserve Value is being used to calculate the relative ownership of Canaan by each Combining Entity and the Reserve Value of each entity is affected similarly by changes in prices. In the absence of a fundamental change in the market for gas, Canaan and the General Partners believe these prices are fair for purposes of computing the Reserve Value.

          The Reserve Value for each Combining Entity will be reduced by any bank debt owed by the entity at the Effective Date. No adjustments for principal payments subsequent to the Effective Date are made because such payments would be offset by a reduction in Reserve Value which would otherwise be used to make such payments.

          The Exchange Value for each Combining Entity will also include an amount attributable to its "working capital" as of the Effective Date. Working capital includes cash, short term investments, oil and gas sale receivables and other accounts receivable and other current assets less any current liabilities other than bank debt. All of these assets and liabilities will be valued at book value, which in the opinion of Canaan and the General Partners represents fair market value.

          The Reserve Value of the properties for each Combining Entity has been established as of the Effective Date. Interest paid or accrued on bank debt subsequent to the Effective Date up to the closing date will be a reduction to Exchange Value. The Exchange Value for limited partners, Additional General Partners, Canaan Securities and the Placing Brokers will also be adjusted by reducing the Exchange Value for their share of cash distributions after the Effective Date and before the closing date. No similar adjustments are being made for the other Combining Entities including the General Partners because the revenues received by them will not be distributed to owners or lenders and will be retained and used in their respective businesses between the Effective Date and the closing date. It is currently anticipated that substantially all net revenues of each partnership received prior to the closing will be distributed to partners consistent with past practice.

          Finally, an adjustment will be made at the closing for any gas imbalances. If a Combining Entity is overproduced, its Exchange Value will be reduced by the estimated value of the overproduction and if it is underproduced, its Exchange Value will be increased by the estimated value of the underproduction. Canaan does not expect the amount of this adjustment to have a material effect on the relative Exchange Values of all Combining Entities.

          Certain other adjustments will be made to the value of certain of the Combining Entities for purposes of determining the Exchange Value. These are described below.

          Accordingly, the "Exchange Value" for each Combining Entity will be equal to:

          .    Reserve Value as of the Effective Date.

          .    Less bank debt at the Effective Date.

          .    Plus or minus working capital at the Effective Date.

          . Minus interest paid or accrued on bank or other debt assumed by Canaan from the Effective Date to the closing date.

          . For limited partners, Additional General Partners, Canaan Securities and Placing Brokers, minus their share of cash distributions from production subsequent to the Effective Date and before the closing date.

          .    An adjustment for gas imbalances.

          .    Plus or minus other adjustments.

Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

          The Exchange Value for each of the partnerships will first be determined as described above.

          As between the limited partners and the General Partner and the Additional General Partners in each partnership, the Exchange Value will generally be allocated among them in the ratio in which net revenues and cash distributions are shared. In each of the partnerships except 1993-I and 1996-I, the General Partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the Effective Date, the Reserve Value was allocated first among the partners in their respective before payout sharing ratios until payout occurred and any remaining Exchange Value was allocated in after payout sharing ratios.

          In the partnerships other than 1990, 1991, 1993-I and 1996-I, Canaan Securities receives a fee for providing reporting services to the partnership which is equal to 1.5% of partnership gross revenues. In each of these partnerships, a portion of the Reserve Value (calculated based on gross revenues) will be allocated to Canaan Securities representing its rights to receive such fee adjusted for any payments for such fee subsequent to the Effective Date and before the closing date. This allocation will be made prior to the allocation of the remaining Exchange Value to the limited partners and the General Partners.

          The Exchange Value for the General Partner and Additional General Partners of the partnerships will be determined based on their share of the Exchange Value for each of the partnerships as described above.

          The marketing arrangements entered into in connection with the sale of interests in the partnerships provided for certain fees to be paid to Canaan Securities and Placing Brokers. Such fees are payable out of the cash distributions otherwise distributable to the General Partner in such partnerships. Accordingly, the Exchange Value allocated to the General Partner in these partnerships will be reduced to take into consideration the amount of the Exchange Value allocable to the rights of Canaan Securities and the Placing Brokers to receive future distributions of net cash flow out of the General Partner's share. The Placing Brokers will receive cash equal to 40% of their Exchange Value and their share of Canaan common stock will be determined based on the balance of their Exchange Value.

          As discussed above, for the limited partners, the Additional General Partners, Canaan Securities and the Placing Brokers, an adjustment to their Exchange Values will be made for cash distributions from production subsequent to the Effective Date and before the closing date.

          If the allocation of Exchange Value within a partnership does not produce an "assumed return" of 115% for the limited partners as a group, the Exchange Value shall be first allocated to limited partners until this assumed return is achieved and the balance of the Exchange Value will be allocated based on revenue sharing percentages. The assumed return is based on the sum of historical cash distributions to limited partners as a group through the closing date plus allocated Exchange Value as a percentage of the original capital contributions of all limited partners. Canaan and the General Partners believe that the 1996 partnership will be the only partnership in which this priority allocation of Exchange Value will be necessary.

Canaan Securities Exchange Value

          The Exchange Value for Canaan Securities will be determined in the same manner as described above and will include an allocation to it attributable to its rights to receive cash distributions from the partnerships and the General Partners, less the Exchange Value allocated to Placing Brokers, as described above under "Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers".

Canaan Exchange Value

          The Exchange Value for Canaan will be determined based on its Reserve Value, bank debt and working capital in the same manner as other entities as described above.

          Canaan's Exchange Value within the Coral Group will be further adjusted to take into account its operating rights. Canaan serves as operator of 113 of the total 134 wells in which the partnerships own interests. As such, Canaan receives monthly operating fees which represent a source of additional income to Canaan. For purposes of calculation of Canaan's Exchange Value within the Coral Group, the future cash flows attributable to these operating fees, based on existing reimbursement rights without escalation, will be determined and the present value thereof as of the Effective Date will be an additional component of its Exchange Value. The amount of this adjustment is $5.0 million.

          For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.

Indian Exchange Value

          The Exchange Value for Indian will be determined using the Reserve Value, bank debt and working capital in the same manner as described above.

          In connection with the negotiation of the acquisition agreement between Indian and the Coral Companies, Indian agreed that its Exchange Value would be reduced by its production payment obligation to the 1996 and 1996-I partnerships, in consideration of such partnerships advancing to Indian a total of $6 million in exchange for a "Contingent Production Payment" from Indian to the partnerships payable at the rate of $56,250 per month until paid in full. The Contingent Production Payment is $9 million if the combination transactions are consummated and $6 million if they are not. Accordingly, Indian's Exchange Value will be adjusted downward by the remaining amount of the Contingent Production Payment obligation as of the Effective Date, $5,602,250, plus the additional $3 million as a result of the combination transactions, and the Exchange Values for the 1996 and 1996-I partnerships will be adjusted upward by the same amount. As between the 1996 and 1996-I partnerships, the Contingent Production Payment adjustment will be shared in the same percentages as their original advances to Indian of 53% and 47%, respectively.


Summary of Estimated Exchange Values

          The following tables summarize the estimated Exchange Values allocated to the various parties. All of these tables assume closing of the combination transactions on June 30, 2000 and use estimated revenues and expenses from the Netherland Sewell reserve reports for purposes of calculating estimated cash distributions. Variances in actual cash distributions and interest expense or a change in the closing date will result in a change in the Exchange Value for any Combining Entity affected.

          The "Estimated Exchange Value" as of the closing date for the partnerships and Canaan set forth in the table is approximately 96.4% of the sum of their respective components of Exchange Value because the operating rights adjustment to Canaan's Exchange Value within the Coral Group is excluded for purposes of computing the relative Exchange Value between the Coral Group and Indian.


                                                     Effective Date                 Estimated         Estimated
                                        --------------------------------------
                                                                                       Cash            Interest
                                          Reserve         Bank         Working    Distributions        Expense           Other
               Entity                      Value          Debt         Capital    Before Closing    Before Closing    Adjustments
               ------                      -----          ----         -------    --------------    --------------    -----------
Partnerships
1990
   Limited Partners..................   $1,524,177      $ 491,591     $ 113,069       $322,486          $ 33,484        $      -
   General Partner...................      345,481        111,427        25,629              -             7,590               -
   Additional General Partners.......       20,322          6,555         1,508          4,300               446               -
   Canaan Securities.................       85,908         13,109         3,015         16,310               893         (48,082)(2)
   Placing Brokers...................   $  101,612      $  32,773     $   7,538       $ 16,310          $  2,232        $      -
                                        ----------      ---------     ---------       --------          --------        --------
         Total.......................   $2,077,500      $ 655,454     $ 150,759       $364,595          $ 44,645        $(48,082)(2)
                                        ==========      =========     =========       ========          ========        ========
   Limited Partner
      per $1000 Investment...........   $      392      $     126     $      29       $     83          $      9        $      -
                                        ==========      =========     =========       ========          ========        ========

1991
   Limited Partners..................   $1,958,656      $ 557,051     $ 163,470       $361,354          $ 36,452        $ 35,464 (2)
   General Partner...................      443,963        126,265        37,053              -             8,263           8,039 (2)
   Additional General Partners.......       26,115          7,427         2,180          4,818               486             473 (2)
   Canaan Securities.................      110,089         14,855         4,359         19,414               972         (63,171)(2)
   Placing Brokers...................   $  130,577      $  37,137     $  10,898       $ 24,090          $  2,430        $  2,364 (2)
                                        ----------      ---------     ---------       --------          --------        --------
         Total.......................   $2,669,400      $ 742,734     $ 217,960       $409,676          $ 48,603        $(16,832)(2)
                                        ==========      =========     =========       ========          ========        ========
   Limited Partner
      per $1000 Investment...........   $      437      $     124     $      36       $     81          $      8        $      8 (2)
                                        ==========      =========     =========       ========          ========        ========

1992
   Limited Partners..................   $4,118,669      $ 418,500     $ 200,681       $677,970          $ 28,819        $      -
   General Partner...................      859,962         94,860        45,488              -             6,532               -
   Additional General Partners.......       53,728          5,580         2,676          7,775               384               -
   Canaan Securities.................      274,280         11,160         5,352         26,008               769               -
   Placing Brokers...................   $  191,162      $  27,900     $  13,379       $  5,742          $  1,921        $      -
                                        ----------      ---------     ---------       --------          --------        --------
         Total.......................   $5,497,800      $ 558,000     $ 267,575       $717,495          $ 38,425        $      -
                                        ==========      =========     =========       ========          ========        ========
   Limited Partner
      per $1000 Investment...........   $      549      $      56     $      27       $     90          $      4        $      -
                                        ==========      =========     =========       ========          ========        ========

1993
   Limited Partners..................   $3,613,799      $ 359,850     $ 211,544       $678,829          $ 24,074        $      -
   General Partner...................      703,595         81,566        47,950              -             5,457               -
   Additional General Partners.......       46,321          4,798         2,821          7,560               321               -
   Canaan Securities.................      239,673          9,596         5,641         24,374               642               -
   Placing Brokers...................   $  148,014      $  23,990     $  14,103       $    411          $  1,605        $      -
                                        ----------      ---------     ---------       --------          --------        --------
         Total.......................   $4,751,400      $ 479,800     $ 282,059       $711,173          $ 32,099        $      -
                                        ==========      =========     =========       ========          ========        ========
   Limited Partner
      per $1000 Investment...........   $      554      $      55     $      32       $    104          $      4        $      -
                                        ==========      =========     =========       ========          ========        ========

                                               Closing Date(1)
                                        ---------------------------
                                         Estimated
                                         Exchange          % of
               Entity                     Value         Partnership
               ------                   ----------      -----------
Partnerships
1990
   Limited Partners..................   $  761,297          70.79%
   General Partner...................      243,030          22.60%
   Additional General Partners.......       10,150           0.94%
   Canaan Securities.................       10,150           0.94%
   Placing Brokers...................   $   50,753           4.72%
                                        ----------         ------
         Total.......................   $1,075,381         100.00
                                        ==========         ======
   Limited Partner
      per $1000 Investment...........   $      196
                                        ==========

1991
   Limited Partners..................   $1,159,495          72.04%
   General Partner...................      341,782          21.24%
   Additional General Partners.......       15,460           0.96%

   Canaan Securities.................       15,460           0.96%
   Placing Brokers...................   $   77,300           4.80%
                                        ----------         ------
         Total.......................   $1,609,496         100.00
                                        ==========         ======
   Limited Partner
      per $1000 Investment...........   $      259
                                        ==========

1992
   Limited Partners..................   $3,079,233          71.75%
   General Partner...................      775,151          18.06%
   Additional General Partners.......       41,131           0.96%
   Canaan Securities.................      233,005           5.43%
   Placing Brokers...................   $  162,903           3.80%
                                        ----------         ------
         Total.......................   $4,291,423         100.00%
                                        ==========         ======
   Limited Partner
      per $1000 Investment...........   $      411
                                        ==========

1993
   Limited Partners..................   $2,663,273          72.50%
   General Partner...................      640,632          17.44%
   Additional General Partners.......       35,152           0.96%
   Canaan Securities.................      203,127           5.53%
   Placing Brokers...................   $  131,218           3.57%
                                        ----------         ------
         Total.......................   $3,673,401         100.00%
                                        ==========         ======
   Limited Partner
      per $1000 Investment...........   $      408
                                        ==========




                                                     Effective Date                 Estimated         Estimated
                                        --------------------------------------
                                                                                       Cash            Interest
                                          Reserve         Bank         Working    Distributions        Expense           Other
               Entity                      Value          Debt         Capital    Before Closing    Before Closing    Adjustments
               ------                      -----          ----         -------    --------------    --------------    -----------
1993-I
   Limited Partners..................   $1,836,887     $  303,188    $  168,661      $  365,117          $ 17,583     $   56,800(2)
   General Partner...................      151,151         24,948        13,878               -             3,376          4,674(2)
   Additional General Partners.......       10,496          1,733           964           2,086               234            325(2)
   Canaan Securities.................       58,780          9,702         5,397          11,684             1,313          1,818(2)
   Placing Brokers...................   $   41,986     $    6,930    $    3,855      $    8,346          $    938     $    1,298(2)
                                        ----------     ----------    ----------      ----------          --------     ----------
          Total......................   $2,099,300     $  346,500    $  192,755      $  387,232          $ 23,444     $   64,914(2)
                                        ==========     ==========    ==========      ==========          ========     ==========
   Limited Partner
         per $1000 Investment........   $      778     $      128    $       71      $      155          $      7     $       24(2)
                                        ==========     ==========    ==========      ==========          ========     ==========

1995
   Limited Partners..................   $4,914,736     $        -    $  526,143      $  955,477          $      -     $        -
   General Partner...................      877,802              -       119,259               -                 -              -
   Additional General Partners.......       61,652              -         7,015          10,616                 -              -
   Canaan Securities.................      258,376              -        14,030          32,918                 -              -
   Placing Brokers...................   $  203,434     $        -    $   35,076      $        -          $      -     $        -
                                        ----------     ----------    ----------      ----------          --------     ----------
          Total......................   $6,316,000     $        -    $  701,524      $  999,011          $      -     $        -
                                        ==========     ==========    ==========      ==========          ========     ==========
   Limited Partner
        per $1000 Investment.........   $      722     $        -    $       77      $      140          $      -     $        -
                                        ==========     ==========    ==========      ==========          ========     ==========

1996
   Limited Partners..................   $6,151,521     $1,660,500    $2,933,895      $1,192,126          $110,668     $1,440,000(3)
   General Partner...................    1,073,125        376,380       258,376               -            25,085        128,000(3)
   Additional General Partners.......       76,839         22,140        15,199          13,246             1,476         16,000(3)
   Canaan Securities.................      425,145         44,280        30,397          43,169             2,951         16,000(3)
   Placing Brokers...................   $  222,870     $  110,700    $   75,993      $        -          $  7,378     $        -
                                        ----------     ----------    ----------      ----------          --------     ----------
          Total......................   $7,949,500     $2,214,000    $3,313,859      $1,248,542          $147,557     $1,600,000(3)
                                        ==========     ==========    ==========      ==========          ========     ==========
   Limited Partner
        per $1000 Investment.........   $      638     $      172    $      305      $      124          $     11     $      149(3)
                                        ==========     ==========    ==========      ==========          ========     ==========

1996-I
   Limited Partners..................   $5,383,525     $1,662,500    $2,650,766      $  973,650          $ 94,783     $1,225,000(3)
   General Partner...................      446,064        137,750       219,635               -            18,325        101,500(3)
   Additional General Partners.......       30,763          9,500        15,147           5,564             1,264          7,000(3)
   Canaan Securities.................      177,195         54,720        87,248          32,047             7,279         40,320(3)
   Placing Brokers...................   $  115,053     $   35,530    $   56,651      $   20,808          $  4,726     $   26,180(3)
                                        ----------     ----------    ----------      ----------          --------     ----------
          Total......................   $6,152,600     $1,900,000    $3,029,447      $1,032,069          $126,377     $1,400,000(3)
                                        ==========     ==========    ==========      ==========          ========     ==========
   Limited Partner
        per $1000 Investment.........   $      826     $      255    $      407      $      149          $     15     $      188(3)
                                        ==========     ==========    ==========      ==========          ========     ==========

                                               Closing Date (1)
                                        ---------------------------
                                         Estimated
                                         Exchange          % of
               Entity                     Value         Partnership
               ------                   ----------      -----------
1993-I
   Limited Partners..................   $1,326,976         86.04%
   General Partner...................      136,297          8.84%
   Additional General Partners.......        7,453          0.48%
   Canaan Securities.................       41,740          2.71%
   Placing Brokers...................   $   29,814          1.93%
                                        ----------        ------
          Total......................   $1,542,280        100.00%
                                        ==========        ======
   Limited Partner
         per $1000 Investment........   $      562
                                        ==========

1995
   Limited Partners..................   $4,324,150         74.53%
   General Partner...................      961,216         16.57%
   Additional General Partners.......       55,964          0.96%
   Canaan Securities.................      230,879          3.98%
   Placing Brokers...................   $  229,935          3.96%
                                        ----------        ------
          Total......................   $5,802,144        100.00%
                                        ==========        ======
   Limited Partner
        per $1000 Investment.........   $      635
                                        ==========

1996
   Limited Partners..................   $7,539,617         84.52%
   General Partner...................      850,436          9.53%
   Additional General Partners.......       58,643          0.66%
   Canaan Securities.................      347,490          3.90%
   Placing Brokers...................   $  124,414          1.39%
                                        ----------        ------
          Total......................   $8,920,601        100.00%
                                        ==========        ======
   Limited Partner
        per $1000 Investment.........   $      783
                                        ==========

1996-I
   Limited Partners..................   $6,293,660         86.77%
   General Partner...................      589,154          8.12%
   Additional General Partners.......       35,267          0.49%
   Canaan Securities.................      203,141          2.80%
   Placing Brokers...................   $  131,900          1.82%
                                        ----------        ------
          Total......................   $7,253,123        100.00%
                                        ==========        ======
   Limited Partner
        per $1000 Investment.........   $      965
                                        ==========

                                                                                      Estimated       Estimated
                                                      Effective Date                    Cash           Interest
                                       ------------------------------------------
                                          Reserve         Bank          Working     Distributions       Expense          Other
          Entity                           Value          Debt          Capital    Before Closing   Before Closing    Adjustments
          ------                           -----          ----          -------    --------------   --------------    -----------
Total Partnerships...................  $37,513,500     $ 6,896,488    $ 8,155,939    $5,869,793      $   461,150     $ 3,000,000 (3)

Canaan...............................  $   490,900     $         -              -    $  484,891      $         -     $ 5,010,676 (1)
                                       -----------     -----------    -----------    ----------      -----------     -----------

Total Coral Group with Operating
       Fees (1)......................  $38,004,400     $ 6,896,488    $ 8,640,830    $5,869,793      $   461,150     $ 8,010,676
                                       ===========     ===========    ===========    ==========      ===========     ===========

                                                              CORAL GROUP/INDIAN RELATIVE EXCHANGE VALUES
Total Coral Group without Operating
Fees (1).............................  $41,525,700     $ 6,896,488    $ 8,640,830    $5,869,793      $   461,150     $ 3,000,000 (3)
                                       -----------     -----------    -----------

Indian...............................  $45,467,800     $24,536,000    $(4,991,609)            -      $ 1,444,266     $(3,000,000)(3)
                                       -----------     -----------    -----------    ----------      -----------     -----------

Total................................  $86,993,500     $31,432,488    $ 3,649,221    $5,869,793      $ 1,905,416
                                       ===========     ===========    ===========    ==========      ===========

                                        Closing Date
                                         Estimated
                                         Exchange
          Entity                           Value
          ------                        -----------
Total Partnerships....................  $34,167,848

Canaan................................  $ 5,771,250


Total Coral Group with Operating
       Fees (1).......................  $39,939,098
                                        ===========

Total Coral Group without Operating
Fees (1)..............................  $39,939,098

Indian................................  $11,495,925
                                        -----------

Total.................................  $50,435,024
                                        ===========

_________________

(1) Closing Date Estimated Exchange Values and percentages reflect effects of elimination of the Canaan operating rights adjustment for purposes of the relative Exchange Values between the Coral Group and Indian. "Total Coral Group with Operating Fees" calculates Reserve Value including operating fees paid by partnerships to Canaan. "Total Coral Group without Operating Fees" excludes operating fees paid to Canaan.

(2) Adjustments to reflect sale of a portion of Canaan Securities' interests in the 1990 and 1991 partnerships to the 1993 and 1993-I partnerships respectively.

(3) Reflects $3 million adjustment in Contingent Production Payment due to the 1996 and 1996-I partnership's from Indian existing obligation of $5,606,250 as of Effective Date, included in Working Capital of partnerships and Working Capital of Indian as of Effective Date.

          The following table sets forth the historical and estimated cash distributions, estimated Exchange Value, cash distributions and Exchange Value as a percent of original investment and estimated ownership of Canaan by each ownership group and assuming no limited partners elect to receive cash or to exercise dissenter's rights.

                                           Actual and                       Cash Distributions
                                         Estimated Cash       Estimated        Plus Exchange            Canaan Common Stock
                                                                                                   -----------------------------
                                         Distributions        Exchange          Value as %           Number    % of Total Shares
          Entity or Group              thru Closing Date        Value          of Investment       of Shares      Outstanding
          ---------------              -----------------      ---------        -------------       ---------      -----------
Partnerships
1990
   Limited Partners.................         $ 5,678,477     $   761,297           165.65%            75,488             1.51%
   General Partner..................             758,850         243,030                              23,972             0.48%
   Additional General Partners......              67,192          10,150                               1,020             0.02%
   Canaan Securities................              55,625          10,150                               1,020             0.02%
   Placing Brokers..................             122,949          50,753                               3,000             0.06%
                                             -----------     -----------                           ---------          -------
       Total                                 $ 6,683,093     $ 1,075,381                             104,500             2.09%
                                             ===========     ===========                           =========          =======
   Limited Partner
       per $1000 Investment.........         $     1,461     $       196           165.65%                19                *
                                             ===========     ===========

1991
   Limited Partners.................         $ 6,557,442     $ 1,159,495           172.25%           114,786             2.30%
   General Partner..................             870,379         341,782                              34,174             0.68%
   Additional General Partners......              77,499          15,460                               1,530             0.03%
   Canaan Securities................              70,438          15,460                               1,530             0.03%
   Placing Brokers..................         $   139,151     $    77,300                               4,500             0.09%
                                             -----------     -----------                           ---------          -------
       Total                                 $ 7,714,907     $ 1,609,496                             156,500             3.13%
                                             ===========     ===========                           =========          =======
   Limited Partner
       per $1000 Investment.........         $     1,464     $       259           172.25%                26                *
                                             ===========     ===========

1992
   Limited Partners.................         $ 7,468,904     $ 3,079,233           140.64%           303,772             6.08%
   General Partner..................             642,092         775,151                              76,705             1.53%
   Additional General Partners......              78,500          41,131                               4,064             0.08%
   Canaan Securities................             236,425         233,005                              22,859             0.46%
   Placing Brokers..................         $     5,742     $   162,903                               9,600             0.19%
                                             -----------     -----------                           ---------          -------
       Total                                 $ 8,431,663     $ 4,291,423                             417,000             8.34%
                                             ===========     ===========                           =========          =======
   Limited Partner
       per $1000 Investment.........         $       996     $       411           140.64%                41                *
                                             ===========     ===========

1993
   Limited Partners.................         $ 6,148,460     $ 2,663,273           135.05%           262,915             5.26%
   General Partner..................             547,591         640,632                              62,937             1.26%
   Additional General Partners......              68,333          35,152                               3,553             0.07%
   Canaan Securities................             220,308         203,127                              19,795             0.40%
   Placing Brokers..................         $       411     $   131,218                               7,800             0.15%
                                             -----------     -----------                           ---------          -------
       Total                                 $ 6,985,102     $ 3,673,401                             357,000             7.14%
                                             ===========     ===========                           =========          =======
   Limited Partner
       per $1000 Investment.........         $       942     $       408           135.05%                40                *
                                             ===========     ===========

1993-I
   Limited Partners.................         $ 2,725,864     $ 1,326,976           171.55%           130,053             2.61%
   General Partner..................             224,217         136,297                              13,610             0.27%
   Additional General Partners......              15,576           7,453                                 504             0.01%
   Canaan Securities................              87,103          41,740                               4,033             0.08%
   Placing Brokers..................         $    62,513     $    29,814                               1,800             0.03%
                                             -----------     -----------                           ---------          -------
       Total                                 $ 3,115,274     $ 1,542,280                             150,000             3.00%
                                             ===========     ===========                           =========          =======

                                           Actual and                       Cash Distributions
                                         Estimated Cash       Estimated        Plus Exchange            Canaan Common Stock
                                                                                                   -----------------------------
                                         Distributions        Exchange          Value as %           Number    % of Total Shares
          Entity or Group              thru Closing Date        Value          of Investment       of Shares      Outstanding
          ---------------              -----------------      ---------        -------------       ---------      -----------
   Limited Partner
       per $1000 Investment.........         $     1,154     $       562           171.55                 55                *
                                             ===========     ===========

1995
   Limited Partners.................         $ 5,510,761     $ 4,324,150           144.52%           427,489             8.55%
   General Partner..................             489,845         961,216                              94,545             1.89%
   Additional General Partners......              61,231          55,964                               5,592             0.11%
   Canaan Securities................             189,203         230,879                              22,874             0.46%
   Placing Brokers..................         $         -     $   229,935                              13,500             0.27%
                                             -----------     -----------                           ---------          -------
       Total                                 $ 6,251,040     $ 5,802,144                             564,500            11.29%
                                             ===========     ===========                           =========          =======
   Limited Partner
       per $1000 Investment.........         $       810     $       635           144.52%                63                *
                                             ===========     ===========

1996
   Limited Partners.................         $ 3,403,499     $ 7,539,617           113.58%           737,112            14.74%
   General Partner..................             302,533         850,436                              83,466             1.67%
   Additional General Partners......              37,817          58,643                               5,531             0.11%
   Canaan Securities................             119,031         347,490                              34,191             0.68%
   Placing Brokers..................         $         -     $   124,414                               7,200             0.15%
                                             -----------     -----------                           ---------          -------
       Total                                 $ 3,862,880     $ 8,920,601                             867,500            17.35%
                                             ===========     ===========                           =========          =======
   Limited Partner
       per $1000 Investment.........         $       353     $       783           113.58%                77                *
                                             ===========     ===========

1996-I
   Limited Partners.................         $ 3,331,941     $ 6,293,660           147.63%           616,094            12.32%
   General Partner..................             276,269         589,154                              57,932             1.16%
   Additional General Partners......              19,040          35,267                               3,527             0.07%
   Canaan Securities................             109,824         203,141                              19,647             0.39%
   Placing Brokers..................         $    70,859     $   131,900                               7,800             0.16%
                                             -----------     -----------                           ---------          -------
       Total                                 $ 3,807,932     $ 7,253,123                             712,000            14.10%
                                             ===========     ===========                           =========          =======
   Limited Partner
       per $1000 Investment.........         $       511     $       965           147.63%                94                *
                                             ===========     ===========

Total Partnerships
   Limited Partners.................         $40,825,348     $27,147,701           142.46%         2,667,689            53.37%
   General Partner..................           4,111,774       4,537,698                             447,341             8.94%
   Additional General Partners......             425,188         259,220                              25,321             0.50%
   Canaan Securities................           1,087,957       1,284,992                             126,949             2.52%
   Placing Brokers..................         $   401,624     $   938,237                              55,200             1.10%
                                             -----------     -----------                           ---------          -------
       Total                                 $46,851,891     $34,167,848                           3,321,500            66.43%
                                             -----------     -----------                           ---------          -------

Indian                                               N/A      10,995,925              N/A          1,117,500            22.35%
Canaan                                               N/A       5,771,250              N/A            561,000            11.22%
                                                             -----------                           ---------

       Total                                 $46,851,891     $50,935,024                           5,000,000           100.00%
                                             ===========     ===========                           =========          =======

____________________
*Percent of ownership less than 0.1%

(1) Number of shares for Placing Brokers includes only 60% portion for which Canaan common stock will be issued. Placing Brokers will receive 40% of Exchange Value in cash estimated to be: 1990 - $20,301; 1991 - $30,920; 1992 - $65,161;
1993 - $52,487; 1993-I - $11,926; 1995 - $91,974; 1996 - $49,766; and, 1996-I -
$52,760.

Risk Factors

         There are numerous risks associated with the combination transactions which are summarized below. For a more complete description of these risk factors, please see "Risk Factors".

Risks Related to the Combination Transactions

 .        Limited partners will own stock in a corporation with perpetual existence rather than a partnership interest in a limited partnership with a limited life resulting in material changes in the nature of their investment.

 .        Limited partners have received cash distributions from the partnerships but will receive no cash distributions or dividends in the foreseeable future from Canaan.

 .        There has been no prior market for our common stock and there is no assurance that a market will develop. There is no assurance that the value of the common stock received by a limited partner will be equal to the Exchange Value. The Exchange Values are being used solely to determine the relative ownership of Canaan by each Combining Entity and do not represent the fair value of Canaan or its net assets.

 .        The consideration to be received by the limited partners and the general partners and Canaan and the other terms of the combination transactions were determined by Canaan and the Coral Companies, which have inherent conflicts of interest, and may not reflect the value of the net assets of the respective partnership if sold to an unaffiliated third party in an arms length negotiation.

 .        The Exchange Values were based primarily on estimates of reserves and future net cash flows which has inherent uncertainties. Exchange Values do not represent fair market value.

 .        The price assumptions used to calculate the Reserve Value will not be modified for changes in prices which could alter the relative values of the Combining Entities or the relative share of the limited partners and General Partners in partnerships which have not achieved payout.

 .        The alternative of continuing the partnerships or liquidating their assets could potentially be more beneficial to limited partners than the combination transactions.

 .        No independent representative was engaged to represent the limited partners in negotiating the terms of the combination transactions which may be inferior to those that could have been negotiated by an independent representative. No fairness opinion has been obtained regarding the fairness of the combination transactions to limited partners.

 .        For partnerships in which the combination transaction is approved by partners holding 75% or more of the partnership interest, there will be no dissenters rights of appraisal.

 .        The cash being offered to limited partners who elect to receive cash is not intended to represent the fair market value of their interests in a partnership, but is offered as a method for limited partners to receive cash if they desire to do so. A limited partner electing to receive cash may not receive all cash if the $5 million limit on cash payable to limited parties is reached.

 .        The combination transactions will reduce and dilute a limited partner's voting rights.

 .        The combination transactions will result in a limited partner being exposed to risks of a larger enterprise without restrictions on leverage.

 .        For the 1996 and 1996-I partnerships, failure to approve the combination transactions may result in a material adverse effect on returns to limited partners due to a $3 million downward adjustment in the Indian Contingent Production Payment.

 .        We have not requested a ruling from the IRS on the tax consequences of the combination transactions and the IRS may disagree with the opinion of our counsel on the tax consequences.


Risks Related to Canaan

 .        Our future performance depends upon our ability to find or acquire additional oil and gas reserves that are economically recoverable.

 .        Our initial property base will not include a significant number of exploratory or development prospects.

 .        We are subject to anti-takeover provisions in our charter that could delay or prevent an acquisition of our company, even if such an acquisition would be beneficial to our shareholders.

 .        We depend on the continued services of our senior management.

 .        Investors will be relying on our board and management judgment regarding the future direction and activities of the Company

 .        We will need additional financing to grow and our ability to raise further financing is uncertain.


Risks Related to the Oil and Gas Industry

 .        A substantial decrease in oil and gas prices would have a material impact on us.

 .        Estimating our reserves and future net cash flows is difficult to do with any certainty.

 .        We may incur writedowns of the net book value of our oil and gas properties which would adversely affect our shareholders' equity and earnings.

 .        Operational risks in our business are numerous and could materially impact us.

 .        Governmental and environmental regulations could adversely affect our business.

 .        Competition in the oil and gas industry is strong and can harm our business.


Background and Reasons for the Combination Transactions

               The partnerships were formed between 1990 and 1996. As contemplated when the partnerships were organized, the oil and gas production from the producing properties owned by the older partnerships has steadily declined over time. These reductions are due to the natural decline occurring in connection with the depletion of oil and gas properties. These production declines have contributed to a reduction in cash distributions, particularly in the earlier partnerships. Similar production declines can be expected from the recently formed 1996 and 1996-I partnerships in the future. Please see "Information Concerning the partnerships - Selected Historical Financial and Operating Data for Individual Partnerships" on page 119 for cash distribution information.

               In 1997, Canaan and the General Partners began to consider the possibility of combining the partnerships in order to achieve the benefits of a corporate entity with a larger asset base and greater growth potential than available to the General Partners or any individual partnership. Actions to implement the plan were not taken at that time pending the closing of the offering of partnership interests for the 1996 and 1996-I partnerships and the investment of the capital contributions in oil and gas properties.

               In evaluating the possible combination of the partnerships into a publicly traded corporation, management of Canaan considered whether the size of the combined partnerships would be sufficient to attract a market following and determined it would be desirable to include additional oil and gas properties in the new entity. Canaan sought another company to join in the transaction and management was aware that Indian was considering a possible sale or business combination. Canaan and Indian executed an agreement in February 1999 providing for Indian to be included in the combination transactions with Indian and the Coral Group to receive shares of the new entity based on their relative Exchange Values. In order to induce Indian to make this agreement, the 1996 and 1996-I partnerships advanced to Indian a combined sum of $6 million to be applied on Indian's bank debt. The partnerships received in exchange a Contingent Production Payment from Indian payable out of production revenues at the rate of $56,250 per month until paid in full. The Contingent Production Payment is $9 million if the combination transactions are consummated and $6 million if they are not. At the same time, Indian and Canaan entered into a management agreement providing for Canaan to manage the business of Indian subject to the control of Indian's board of directors.

               After the execution of the Indian acquisition agreement and the full investment of the 1996 and 1996-I partnerships, Canaan and the Coral Companies began the process of planning the combination transactions in more detail and reviewing the oil and gas properties of all of the

Combining Entities to prepare them for a reserve evaluation by Netherland Sewell. Canaan also engaged legal counsel and accountants to perform services in connection with the transaction.

               Canaan and the General Partners recommend that the limited partners in each of the partnerships vote in favor of the combination transactions. In considering the combination transactions, Canaan and the General Partners took into account various advantages and disadvantages of the combination transactions to each of the partnerships and its respective limited partners. The advantages they considered included:

               . The continuation of the partnerships will likely result in declining cash distributions to limited partners as a result of the natural depletion of each of the partnerships oil and gas properties and the requirement that partnerships other than the 1995 partnership repay borrowings with cash flow otherwise distributable to partners.

               . The combination transactions permit the limited partners to participate in an investment in a larger company with a more diversified property base and a potential for growth and appreciation in the future.

               . For limited partners whose investment is based on the potential for increases in oil or gas prices, ownership of stock in a publicly traded oil and gas company continues to afford an opportunity to benefit indirectly from these price increases.

               . The structure of the transaction gives limited partners the opportunity to exchange their interest in the partnerships for common stock without immediate tax consequences or to receive cash in a taxable transaction if they do not wish to receive Canaan common stock.

               . The ownership of common stock in a publicly traded company will afford those limited partners the opportunity to liquidate their investment should they desire to do so.

               . The organization of a publicly held oil and gas company will potentially afford access to capital and other resources that will provide Canaan opportunities for future growth that are not available in the partnerships or the other Combining Entities.

               . The inclusion of Indian in the combination transactions adds reserves in the same areas as reserves owned by the Coral Group and further diversifies Canaan's reserve base and property ownership. Indian and the Coral Group are being valued in a consistent manner for purposes of the combination transactions.

               . For the 1996 and 1996-I partnerships, the terms of the Indian Contingent Production Payment obligation to them effectively provide an enhanced return compared to the return such partnerships could realistically achieve if the combination transactions are not consummated.

               . Canaan believes that shares of publicly held oil and gas companies generally trade at values greater than their underlying reserve values affording limited partners potentially greater value than represented by the partnerships' oil and gas properties.

               Canaan and the General Partners also considered certain disadvantages of the combination transactions that included:

               . Limited partners will no longer receive cash distributions. However, most limited partners are high income or high net worth individuals classified as "accredited investors" under the SEC rules and are likely to be less dependent on partnership cash distributions than individuals with lower incomes or net worths.

               . Canaan will engage in the acquisition and exploitation of new oil and gas properties which will expose limited partners to all of the attendant risks associated with such activities. The partnerships generally do not conduct significant drilling activities, but own producing properties. The activities of Canaan may, therefore, involve greater risks than the activities of the partnerships, but also offer the potential for additional benefits if the acquisition and exploitation activities are successful.

               . Increases in prices for oil and gas may have a more direct effect on limited partners in the partnerships due to the immediate effect on potential cash distribution. However, Canaan and the General Partners believe that an increase in oil and gas prices will also have an indirect beneficial effect on the market price for Canaan common stock.

               . Limited partners will become subject to the volatility of the market value of Canaan common stock. Market factors that may affect the common stock price will include factors other than those that affect the value of a limited partner's interest in a partnership, such as general market conditions.


Fairness of the Combination Transactions

               Canaan and the General Partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships.

               The principal structural element affecting the limited partners and the other parties to the combination transactions is the determination of the Exchange Values. As noted elsewhere, the Exchange Values are based primarily on the Reserve Value based on Netherland Sewell's independent valuations. See "Method of Determining Combination Exchange Values". By using Reserve Values calculated in a consistent manner by a single engineer based on the same price, cost and discount assumptions, Canaan and the General Partners believe that the relative value of each of the Combining Entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions. Further, Canaan and the General Partners believe the following facts support the fairness of transaction to limited partners:

               . Owners of all of the Combining Entities in the combination transactions are receiving the same form of consideration, consisting of common stock of Canaan, except limited partners who elect to receive cash, and the relative number of shares to be received by the owners of each entity is being calculated on a consistent basis for each Combining Entity.

               . All of the partnerships had similar investment objectives and all own similar properties, principally non-operating interests in proved developed producing gas properties located primarily in Oklahoma in the Mid-Continent basin. Therefore, Canaan and the General Partners do not believe that there are material differences in the assets of the partnerships that would cause their values to vary based on quality of reserves or differences in commodity prices for gas or oil.

               . The use of Reserve Value to evaluate the Combining Entities is a commonly used method in valuing oil and gas properties.

               . As between the General Partners and the limited partners, the allocation of Exchange Value in each partnership is based on the profit sharing percentages provided in the partnership agreements and there is no additional consideration being allocated to the General Partners or Canaan which is not currently being received.

               . The actual market value of the Canaan common stock received by limited partners may be more or less than their Exchange Value, but the owners of Canaan, the General Partners and Indian will all be similarly affected by any differences.

               . The methodology for determining Exchange Values as between Indian and the Coral Group was agreed to by the owners of Indian in an arms length negotiated transaction between Indian and Canaan.

               . The combination transactions will not be approved unless the holders of a majority of the interests in each partnership approve the combination transactions. Further, all partnerships are required to be included in the combination transactions for it to be consummated so it is not possible that any one partnership will be excluded.

               . A limited partner of a partnership who votes in favor of the combination transactions may elect to receive cash in lieu of Canaan common stock in an amount equal to 75% of the exchange value of such limited partner's interest. See "The Combination Transactions- Limited Partner Cash Election" on page 57. This cash election provides the opportunity for limited partners who are unwilling to take market risks with respect to Canaan common stock the opportunity to receive cash in an amount which Canaan and the General Partners believe approximates fair value. In addition, if a limited partner believes that the cash election does not represent the fair value of his interests, he may vote against the combination transactions and elect to exercise dissenters rights in those partnerships receiving less than 75% approval and be paid cash based on an independent appraisal of the partnership assets.

               . In each partnership, the General Partner is entitled to receive a reimbursement for a portion of its overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel and any other overhead expenses which the General Partner deems reasonable. The amount of the overhead reimbursement is limited to 5% of the amount of distributable cash. This overhead reimbursement amount is not being taken into consideration in the calculation of the General Partner's share of the Exchange Value. However, if the partnerships were to continue to operate, the General Partner would continue to be entitled to such reimbursement. Thus, the present value of future cash distributable to limited partners, if the partnerships were continued, based on the same projections of future net revenues used to calculate the Exchange Values would be less than the Exchange Value allocated to limited partners.

               For purposes of determining the relative Exchange Value of Canaan within the Coral Group, Canaan's Exchange Value includes, in addition to the valuation of its oil and gas properties, a value attributable to its operating rights of $5.0 million. The allocation of value to Canaan for its operating rights recognizes that Canaan is entitled to receive fees for these activities from the partnerships and other nonoperating owners which Canaan would be entitled to continue to receive if the combination transactions did not occur. This allocation of Exchange Value to Canaan is intended to recognize the economic benefits that Canaan currently receives in connection with the operation of wells and is not intended to allocate additional new economic benefits to Canaan.

               For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.

               The Reserve Value for each of the Combining Entities will not be adjusted for any changes in oil and gas prices subsequent to the Effective Date. The gas prices used to calculate the Reserve Value were based on an average of 12 months of prices for a period ending on March 31, 2000 using 8 months of historical actual prices and 4 months of forward market prices in effect at the Effective Date. The oil prices were based on an 8 year average price ending December 31, 1999. The Reserve Value thus takes into effect seasonal fluctuations in gas prices and historical volatility of oil prices. Further, more than 70% of the Reserve Value of each Combining Entity is gas and the Reserve Values are, therefore, more sensitive to gas price changes than oil price changes. Canaan and the General Partners believe that the Reserve Value of all of the Combining Entities would be affected similarly by changes in prices. However, because all but one of the partnerships and Indian have bank indebtedness the Exchange Value for such entities will be more than proportionately benefited by increases in prices and more than proportionately disadvantaged by decreases in prices. Because Indian has more debt relative to Reserve Value than any other Combining Entity, its Exchange Value is more dramatically affected by changes in prices. However, because of the numerous uncertainties associated with the calculation of the Reserve Value in addition to the price assumptions, Canaan and the General Partner do not believe that a recalculation of the Reserve Value based on temporary changes in product prices is appropriate. Canaan and the General Partners have also disregarded short term hedges of oil and gas production by the partnerships and Indian in the calculation of Reserve Values for the same reasons and because these hedges expire on or before the end of 2000.

Alternatives to the Combination Transactions

               Canaan and the General Partners have given consideration to alternatives of continued operation of the partnerships for a longer period or the possibility of selling the partnership assets and liquidation of the partnerships prior to proposing the combination transactions to limited partners for their approval.

               Continuation of the partnerships, while avoiding the risks associated with the combination transactions and the discontinuance of cash distributions, would result in declining operating results and distribution rates for each of the partnership because:

               . Reserves will be depleted in the ordinary course from ongoing production.

               . Lease operating costs will remain the same or increase and potentially become a greater percentage of oil and gas revenues as production declines regardless of the operating results of the partnerships assets.

               . The partnerships would have to incur the costs of plugging and abandoning partnership wells when they become uneconomic or any future sale of the partnership's wells would be at a price which would reflect the anticipated costs of such plugging and abandonment expenses.

               . The partnerships do not have additional sources of capital to support growth or additional development activity.

               . All of the partnerships except the 1995 partnership have incurred debt to engage in additional development. This debt has not been amortized. Principal payments on partnership debt will adversely affect cash distributions.

               . The partnerships will continue to incur general and administrative reimbursement costs in favor of the General Partner.

               A sale of the partnership assets and liquidation of the partnership would result in immediate cash distributions to the limited partners and avoid the market risks associated with the ownership of Canaan common stock. However, Canaan and the General Partners believe liquidation of the partnerships is less beneficial to limited partners because:

               . Liquidation would result in a taxable transaction to all limited partners, many of whom may not desire such consequences and a significant portion of the proceeds would be taxable as ordinary income. The ability of limited partners to receive shares of Canaan common stock in a tax-free transaction gives them the benefit of an investment in a larger more diversified property base, together with the ability to liquidate their investment in the market by selling their common stock if they desire to do so with tax at potentially lesser long term capital gain rates.

               . Canaan and the General Partners believe that shares of publicly held oil and gas companies are generally traded in the market at prices in excess of net liquidation value based on estimated oil and gas property values. As a result, limited partners are expected to have more value in Canaan common stock than if the underlying assets were sold.

               . The properties owned by many of the partnerships consist of small non- operated interests which are not likely to be valued favorably in the property market, resulting in discounted sale prices.

               . Limited partners desiring to receive cash may make an election to receive cash at 75% of Exchange Value if they vote in favor of the combination transactions, which Canaan and the General Partners believe approximates the amount a limited partner would receive in a sale and liquidation.

Dissenters Rights; Investor Lists

               Under Oklahoma law, limited partners of the partnerships are not entitled to dissenters rights. However, under the Plan of Combination, limited partners in a partnership may be entitled to exercise dissenters rights depending upon the level of approval received by such partnership for participation in the combination transactions. If approval is obtained by holders of less than 75% of the partnership interests in a partnership, including the interests of the General Partner and additional General Partners, limited partners in that partnership will be entitled to exercise dissenters rights of appraisal. Such rights will entitle dissenting limited partners to receive a cash payment for their interest in the partnership, based on an appraisal of the partnership assets to be performed by Madison Energy Advisors, Inc. subsequent to the closing, which will value the partnership assets as if sold in an orderly manner, in a reasonable period of time and in a manner consistent with appropriate industry practice. If a partnership receives approval of the Plan of Combination by holders of 75% or more of the partnership interests, including the interests of the General Partners and the Additional General Partners, there will be no dissenters rights of appraisal and all limited partners in such partnership will receive shares of Canaan common stock as described herein, even if they have voted against the Plan of Combination, unless they elect to receive cash.

               A limited partner may obtain a list of limited partners in his partnership by making a written request to the General Partners at 119 North Robinson, Oklahoma City, Oklahoma 73102.


Summary of Tax Consequences

               Crowe & Dunlevy, counsel to Canaan, has rendered an opinion that:

               . No gain or loss should be recognized by a limited partner as a result of the receipt solely of Canaan common stock in connection with the combination transactions.

               . The basis of the Canaan common stock received by each limited partner who does not recognize gain in the combination transactions will be equal to the basis of his partnership interest exchanged for such stock.

               . The holding period for the Canaan common stock for purposes of computing eligibility for long-term capital gain or loss will include the period of a limited partner's ownership of his partnership interest exchanged for such stock and, to the extent the Canaan common stock received is attributable to certain ordinary income assets of the partnership, may begin on the day after the closing of the combination transactions.

               . A limited partner who elects to receive solely cash or dissents will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis in his partnership interest. Gain recognized by a limited partner will be capital gain except to the extent of such limited partner's share of ordinary income assets of the partnership, including recapture of depletion, depreciation and intangible drilling cost deductions previously allocated to the limited partner.


Accounting Treatment

               The combination transactions will be accounted for as:

               . A reorganization of entities under common control for the Coral Companies and the partnerships. As a result, the value of the assets and liabilities of the partnerships and the Coral Companies will be recorded at their historical cost.

               . A purchase of Indian. As a result, the purchase price equal to the fair value of Indian's assets acquired and liabilities assumed will be allocated to the assets and liabilities of Indian as of the date of closing of the combination transactions.

               . A purchase of Canaan Securities. As a result, the purchase price equal to the fair value of Canaan Securities right to receive cash distributions and future fees for services based on the partnerships' ongoing revenues from oil and gas properties will be allocated to the assets and liabilities of Canaan Securities based on their estimated values as of the date of closing of the combination transactions.


Business After the Completion of the Combination Transactions

               Canaan will become an independent publicly held oil and gas company after the completion of the combination transactions.

               Canaan will seek growth through an active development drilling program, identification and development of extension prospects and impact acquisitions. The company will utilize in-house geological and engineering expertise to identify and evaluate prospective locations, whether proved or unproved. Canaan will employ aggressive land strategies to increase ownership in existing properties with development potential and to obtain acreage in areas of interest through acquisitions, leases or farm-ins. Canaan will concentrate its efforts in the Mid-Continent area, with a preference for natural gas producing properties, and will seek operations whenever possible.

               On a pro forma basis as of September 30, 1999, Canaan will have interests in 740 gross (132 net) gas wells, 187 gross (58 net) oil wells for a total of 927 gross (190 net) wells, of which 199 (or 21%) will be operated by Canaan. Its proved reserves will consist of 107.7 Bcfe with an estimated Reserve Value of $87 million.

          Canaan intends to finance its growth through various methods including public and private offerings of equity and debt securities and bank and other borrowings. Canaan expects to complete a public offering of common stock after closing of the combination transactions when Canaan determines market conditions are desirable.


Comparative Rights of Security Holders

          For comparison of the rights of Canaan's shareholders under Oklahoma law and Canaan's certificate of incorporation and bylaws with rights of the partners of each of the partnerships under Oklahoma law and the respective partnership agreements, please see "Comparative Rights of Security Holders."


Resales of Canaan Common Stock

          The shares of Canaan common stock that will be issued to limited partners in connection with the combination transactions have been registered under the Securities Act. All shares of common stock received by limited partners will be freely tradeable after completion of the combination transactions.

          Likewise, all shares of Canaan common stock issued in the combination transactions to the shareholders of Canaan, the General Partners, Indian and Canaan Securities will be registered under the Securities Act. However, certain shareholders of these entities have entered into an agreement granting to each other reciprocal rights of first refusal in connection with any proposed sales of Canaan common stock by them, except sales of less than a nominal number of shares.


Conditions to Combination Transactions

          The closing of the combination transactions is conditioned upon, among other things:

          . The approval of the Plan of Combination by a majority in interest of the limited partners in all of the partnerships.

          . The absence of any material adverse change affecting any of the entities participating in the combination transactions.

          . No more than $5 million will be required to be paid in cash to limited partners electing to receive cash or to exercise dissenter's rights.

Regulatory Approvals

          No federal or state regulatory approvals are required in connection with the consummation of the combination transactions by the partnerships, the Coral Companies or Indian or Canaan Securities.


Certain Pro Forma Financial Data

          The following unaudited summary pro forma financial data is based on Canaan's historical financial statements, adjusted to give effect to the combination transactions, and assuming no limited partners elect to receive cash or to exercise dissenter's rights. The pro forma data is not necessarily indicative of results that actually would have occurred if the combination transactions had been in effect on the dates indicated or which may be obtained in the future.

          The information presented below should be read in conjunction with the historical financial statements and related notes thereto, the unaudited pro forma financial information included elsewhere herein and the Selected Financial Data for Canaan, the partnerships and Indian and proxy statements and the other financial information included elsewhere in this joint proxy statement/prospectus.

                                                                  Unaudited Pro Forma
                                                      -----------------------------------------------
                                                         Year Ended                 Nine Months Ended
                                                     December 31, 1998             September 30, 1999
                                                   ----------------------       -------------------------
Statement of Operations Data:                           (in thousands, except per share data and as
                                                                    otherwise indicated)
Oil and gas sales................................      $           19,534       $                  14,113
Other income (loss)..............................                     585                             327
                                                                ---------                        --------
     Total revenues..............................                  20,119                          14,440
                                                                ---------                        --------
Operating costs..................................                   5,827                           4,066
Depreciation, depletion and amortization.........                   7,539                           5,379
General and administrative.......................                   3,499                           2,485
Interest.........................................                   2,939                           2,117
                                                                ---------                        --------
Reduction in carrying value of oil and gas
  properties.....................................                   1,881                               -
                                                                ---------                        --------
     Total costs and expenses....................                  21,685                          14,047
                                                                ---------                        --------
Other income.....................................                      42                              26
Earnings (loss) before income taxes..............                  (1,525)                            419
Income tax expense (benefit).....................                    (580)                            159
                                                                ---------                        --------
Net earnings (loss)..............................                    (945)                            260
                                                                =========                        ========
Net earnings (loss) per share--basic
  and diluted....................................                    (.19)                            .05
                                                                =========                        ========
Net earnings (loss) after transaction
  expenses and payments..........................                  (1,595)                            260
                                                                =========                        ========
Net earnings (loss) after transaction
  expenses and payments per share-basic
  and diluted...................................                    (0.32)                           0.05
                                                                =========                        ========
Weighted average diluted common shares...........                   5,000                           5,000
EBITDA(1)........................................      $           10,793       $                   7,889
Production:
Gas production (Mmcf)............................                   8,406                           6,152
Oil Production (MBbls)...........................                     213                             157
Equivalent production (MMcfe)....................                   9,680                           7,091
Average Sales Price:
Gas price (per Mcf):.............................      $             1.99       $                    1.89
Oil price (per Bbl):.............................                   13.08                           15.76
Average sales price (per Mcfe)...................                    2.02                            1.99
Operating and Overhead Costs (per Mcfe):
Lease operating expenses.........................      $             0.47       $                     .45
Production taxes.................................                    0.13                             .13
General and administrative.......................                    0.36                             .31
Total............................................                    0.96                             .89

--------------------
(1)See "Certain Definitions

                                                                   Unaudited
                                                                   Pro Forma
                                                               September 30, 1999
                                                           --------------------------
Balance Sheet Data
Oil and gas properties, net............................             $ 58,327
Total assets...........................................               65,873
Long-term debt, including current maturities...........               31,432
Total liabilities......................................               40,548
Shareholders' equity...................................               25,325
Book value per share...................................                 5.07
Estimated Net Proved Reserves(1)
Gas (MMcf).............................................               94,839
Oil (MBbls)............................................                2,144
Total (MMcfe)..........................................              107,703
Estimated Future Net Revenues ($000)...................              164,149
Reserve Value ($000) ..................................               86,994

(1) Based on the Reserve Value estimated by Netherland, Sewell & Associates for purposes of the combination transactions.

                   RISK FACTORS AND MATERIAL CONSIDERATIONS

          In addition to the material contained elsewhere herein, the following factors should be considered.

Risks Related to the Combination Transactions

Limited partners will own stock in a corporation with perpetual existence rather than a partnership interest in a limited partnership with a limited life resulting in material changes in the nature of their investments.

          Limited partners currently own interests in the partnerships which are subject to a single level of federal and state income taxes at the partner level and which were organized for the purposes of acquiring producing properties and making cash distributions to limited partners. The partnerships have a limited life and a limited purpose. Upon consummation of the transaction, the limited partners will become shareholders of a corporation subject to income tax at both the corporate and shareholder levels with perpetual existence and with a broad business purpose. While the rights of limited partners and shareholders are in some respects similar, there are material differences to the nature of an investment in a limited partnership and a corporation.

Limited partners have received cash distributions from the partnerships, but will receive no cash distributions or dividends in the foreseeable future.

          The combination transactions will result in the limited partners holding shares of our common stock, unless a limited partner elects to receive cash. We do not anticipate paying dividends on our common stock in the foreseeable future. Despite the elimination of cash distributions to the limited partners in connection with the combination transactions, we believe that if the partnerships continued operations, the cash distributions that limited partners would receive from the partnerships would decline as the reserves of the partnerships are depleted. Furthermore, we believe that Canaan's operations after the combination transactions has the potential to result in increased shareholder value which may offset any loss in dividend income.

There has been no public market for our common stock and there is no assurance that a market will develop. There is no assurance that the value of the Canaan common stock received by a limited partner will be equal to the Exchange Value. The Exchange Values are being used solely to determine the relative ownership of Canaan by the owners of each Combining Entity and do not represent the fair value of Canaan or its net assets.

          Our common stock will be listed on the NASDAQ National Market System but there has been no prior market for our common stock. The price at which the common stock will trade will be established by the market and there is no assurance such price will bear any relationship to the Exchange Value. Liquidity for our common stock may be limited because the number of holders will be relatively small. There may be a large number of shares of our common stock offered for sale immediately after the closing date for various reasons, including the liquidity that the combination transactions will afford to limited partners, who have not had access to a trading market for the partnership interests and now may wish to liquidate their investment at the first opportunity. The inclusion of the cash election for limited partners may mitigate some of this risk. However, sales by limited partners may tend to lower the market price for our common stock.


          A decline in oil or gas prices or depressed conditions in the oil and gas industry in general could adversely affect the market price of our common stock. A downturn in the general economic and stock market conditions or in our drilling record and production performance or results of our operations that are lower than expected by the marketplace could also be expected to have a negative effect on the market price of our common stock.

The consideration limited and general partners receive and the other terms of the combination transactions were determined by Canaan and the Coral Companies, which has inherent conflicts of interest, and may not reflect the value of the net assets of the respective partnerships if sold to an unaffiliated third party in an arms length transaction.

          Canaan and the Coral Companies determined the Exchange Values of the partnerships based, in part, on the estimated value of each of the partnerships' proved oil and gas reserves as estimated by Netherland Sewell, its bank debt and net working capital. Canaan and the Coral Companies believe that the methodology employed in determining the Exchange Values is fair to the limited partners. However, the determination of the Exchange Values involves a conflict of interest because the Coral Companies serve as General Partners of the partnerships, their principal shareholders have been involved in the organization and promotion of the combination transactions, and Canaan will be allocated additional Exchange Value for its operating rights. Accordingly, the determination of the Exchange Values may not reflect the allocation of relative value between the limited partners and the General Partners if the combination transactions were negotiated with an unaffiliated third party in an arm's length transaction.

The Exchange Values were based primarily on estimates of proved oil and gas reserves and future net cash flows which have inherent uncertainties. Exchange Values do not represent fair market value.

          The present value of estimated future net cash flows from the proved oil and gas reserves is the primary factor considered in determining the Exchange Values. However, reserves cannot be determined with a high degree of certainty. There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves and in projecting future rates of production, future development, recompletion and workover expenditures, prices to be received upon the sale, and costs to be incurred in production. The Reserve Value for each of the Combining Entities only represents an estimate and may vary materially from the quantities of oil and gas actually recovered, and consequently the future net cash flows received upon the sale thereof. The use of these estimates in determining the Exchange Values for the Combining Entities could therefore result in an undervaluation or overvaluation of the various Combining Entities, including the partnership interests owned by limited partners. For these reasons the Exchange Values do not represent fair market value.

The price assumptions used to calculate the Reserve Value will not be modified for changes in prices which could alter the relative values of the Combining Entities or the relative share of the limited partners and General Partners which have not achieved payout.

          Canaan established the oil and gas prices used by Netherland Sewell & Associates to calculate the Reserve Value of the Combining Entities. These prices did not take into consideration existing hedge transactions which the partnerships and Indian have entered into which expire on or before December 31, 2000 and which are at prices different from the prices used to calculate Reserve Value. Further, the Reserve Value will not be adjusted for any changes in oil and gas prices that occur subsequent to the Effective Date and prior to the closing date. Although the Reserve Value of all of the Combining Entities should be equally affected by changes in oil and gas prices, different oil and gas prices from those used to calculate the Reserve Value would have an effect on the timing of payout in the partnerships which have not yet achieved payout and thereby affect the allocation of Reserve Value between the limited partners and the General Partner. In addition, changes in prices would affect the Exchange Value of the Combining Entities differently because of the differences in relative levels of indebtedness of these entities.

The alternatives to continuing the partnerships or liquidating their assets potentially could be more beneficial to limited partners than the combination transactions.

          Instead of entering into the combination transactions, a partnership instead could continue to operate, or with the approval of the limited partners of the partnership, seek to liquidate the partnership's assets and distribute the liquidation proceeds in accordance with the provisions of the respective partnership agreement, enabling limited partners to reinvest proceeds from the asset sales in the case of a liquidation and avoid the market risks associated with the ownership of Canaan common stock. However, Canaan and the Coral Companies rejected both alternatives based on an analysis of their comparative risks and benefits. Please see "Background and Reasons For the Combination Transactions - Alternatives to the Combination Transactions" on page _____.

No independent representative was engaged to represent the limited partners in negotiating the terms of the combination transactions, which terms may be inferior to those that could have been negotiated by an independent representative. Furthermore, no fairness opinion has been obtained regarding the fairness of the combination transactions.

          We did not engage an independent representative, such as an investment bank, to negotiate the terms of the combination transactions. As a result, the Exchange Values and other terms of the combination transactions may not be as favorable as the terms that an independent representative might have obtained. In addition, we did not retain an independent third party to render an opinion with regard to the fairness of the combination transactions to the limited partners and/or the partnerships.

For partnerships in which the combination transaction is approved by partners holding 75% or more of the partnership interests, there will be no dissenters' rights of appraisal.

          Under the rules adopted by the NASD, limited partners in roll-up transactions such as the combination transactions are entitled to certain dissenters' rights unless the sponsor adopts a seventy-five percent (75%) approval requirement for the transaction or other procedures designed to protect the rights of the limited partners. Therefore, if the combination transaction for any of the partnerships is approved by less than seventy-five percent (75%) of the holders of the partnership interests, dissenters' rights will be offered. However, if the combination transaction for any of the partnerships is approved by seventy-five percent (75%) or more of the holders of the partnership interests, no dissenter's rights will be offered to limited partners in that partnership and they will be required to accept our common stock, unless they elect to receive cash equal to 75% of the Exchange Value.

The cash being offered to limited partners who elect to receive cash is not intended to represent the fair market value of their interests in a partnership, but is offered as a method for limited partners to receive cash if they desire to do so. A limited partner electing to receive cash may not receive all cash if the $5 million limit on cash payable to limited partners is reached.

          A limited partner who votes to approve the combination transactions may elect to receive cash equal to 75% of his Exchange Value. This 75% of Exchange Value may or may not represent the fair value of the limited partner's interest in the partnership but is being offered as a means for limited partners who do not wish to bear the market risk associated with ownership of Canaan common stock to receive cash in lieu thereof. A cash electing partner will not receive cash for his entire interest in the partnership if the amount of cash required to pay limited partners electing to receive cash or to exercise dissenter's rights exceeds $5 million. In this event, dissenting limited partners will be satisfied first and the amount of cash payable to cash electing partners will be prorated based on their relative Exchange Values and they will receive Canaan common stock for the balance of 75% of their Exchange Value.

The combination transactions will reduce and dilute a limited partner's voting rights.

          The combination transactions will result in each limited partner receiving a smaller proportionate ownership interest in Canaan than the interest such partner owns in the partnership. This will reduce a limited partner's ability to influence the taking of action in those instances where the partnership agreements provide for the vote or consent of limited partners.

The combination transactions will result in a limited partner being exposed to risks of a larger enterprise without restrictions on leverage.

          Each of the partnerships acquired specific producing properties and they have not engaged in material additional development activities. The limited additional development that has been conducted by the partnerships was financed using borrowings which under the terms of each of the partnership agreements was limited to 20-30% of original capital contributions. After the combination transactions, Canaan will engage in additional oil and gas property acquisitions and development drilling without any specific limitations on the amount of leverage that may be incurred to conduct its activities. While the limited partners in an individual partnership will reduce the risk of ownership of specific properties by obtaining an indirect ownership interest in a more diversified group of properties, they will forsake the economic benefit of any extraordinary increase in value attributable to the specific oil and gas properties now held by their individual partnerships. In addition, the additional property acquisition and development activities will expose limited partners to all of the risks associated with the conduct of those activities and the absence of any limitation on the amount of leverage that may be incurred by Canaan exposes its shareholders to greater risk than exists in the partnerships.

The 1996 and 1996-I partnerships' failure to approve the combination transactions may result in a material adverse effect on returns to limited partners due to a $3 million downward adjustment in the Indian Contingent Production Payment.

          In connection with the negotiation of the Acquisition agreement between Indian and the Coral Companies, Indian agreed that its Exchange Value would be reduced by its production payment obligation to the 1996 and 1996-I Partnerships in consideration of such partnerships advancing to Indian a total of $6 million in exchange for a "Contingent Production Payment" from Indian to the partnerships payable at the rate of $56,250 per month until paid in full. The Contingent Production Payment is $9 million if the combination transactions are consummated and $6 million if they are not. The 1996 and 1996-I share of the Contingent Production Payment is 53% and 47%, respectively. If the combination transactions are not consummated, Indian is expected to be liquidated and proceeds of liquidation after payment of all obligations to be shared 50% by the Indian shareholders and 50% by the 1996 and 1996-I partnerships. Accordingly, if the combination transactions are not consummated, the 1996 and 1996-I partnerships may not receive any gain or return on the amount of their investments in the Contingent Production Payment. The payment of this obligation is subordinate to Indian's obligations to its bank lenders and depending upon the amount of liquidation proceeds, the Contingent Production Payment may not be paid in full. The amount invested in the Contingent Production Payment represented 33% and 43%, respectively, of the initial capital of the 1996 and 1996-I Partnerships.

We have not requested a ruling from the IRS on the tax consequences of the combination transactions and the IRS may disagree with the opinion of our counsel on the tax consequences.

          The receipt of the Canaan common stock by the limited partners and the shareholders of Indian and Coral Companies as a result of the combination transactions should, in almost all cases, be nontaxable to you for Federal income tax purposes. However, a limited partner who elects to receive cash or exercises dissenter's rights will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis in his partnership interest on the date of the combination transactions. An electing or dissenting limited partner who receives Canaan common stock and cash also will recognize such gain (but not loss), but not in excess of the amount of cash received.

          Canaan has received an opinion of counsel relating to certain income tax consequences of the combination transactions. However, counsel has not expressed an opinion on all consequences. No rulings have been, or will be, requested from the IRS with respect to the tax consequences resulting from the proposed combination transactions and, accordingly, we can give no assurance that the IRS or the courts would agree with the opinion described in "Certain Federal Income Tax Consequences."

          The partnerships presently are taxed as limited partnerships and, as such do not generally pay federal income tax at the partnership level. Rather, the items of income, gain, loss and deduction flow through to their partners. The limited partners will receive Canaan common stock in the proposed combination transactions. Because Canaan is a corporation, its income will be taxed at the corporate level and, to the extent distributions are made to its shareholders, such distributions will be taxable to the shareholders to the extent of Canaan's accumulated and current earnings and profits. As a result of the proposed combination transactions, the former limited partners who become Canaan shareholders will no longer receive the pass-through tax treatment accorded to partners.


Risks Related to Canaan

Our future performance depends upon our ability to find or acquire additional oil and gas reserves that are economically recoverable.

          Unless we successfully replace the reserves that we produce, our reserves will decline, resulting eventually in a decrease in oil and gas production and lower revenues and cash flow from operations. While we believe that we can replace reserves through drilling and acquisitions, we may not be able to replace such reserves at acceptable costs. The business of exploring for, developing or acquiring reserves is capital intensive. We may not be able to make the necessary capital investment to maintain or expand our oil and gas reserves if cash flow from operations is reduced, due to lower oil and gas prices or otherwise, or if external sources of capital become limited or unavailable. In addition, our drilling activities will be subject to numerous risks, including the risk that no commercially productive oil or gas reserves will be encountered. Exploratory drilling involves more risk than development drilling because exploratory drilling is designed to test formations for which proved reserves have not been discovered.

          We will continually identify and evaluate acquisition opportunities. We cannot assure you that we will successfully consummate any acquisition, that we will be able to acquire producing oil and gas properties that contain economically recoverable reserves or that any acquisition will be profitably integrated into our operations.

Our initial property base will not include a significant number of exploratory or development prospects.

          Our property base after consummation of the combination transactions will consist primarily of oil and gas properties containing proved developed producing reserves. Our proved undeveloped reserves will constitute approximately 25% of our total proved reserves. We will not have any significant exploratory or other prospects without proved reserves. Our ability to generate additional reserves will be dependent upon our ability to locate, acquire and successfully drill and develop additional oil and gas prospects.

We are subject to anti-takeover provisions in our charter that could delay or prevent an acquisition of our company, even if such an acquisition would be beneficial to our shareholders.

          Certain provisions of our certificate of incorporation, our bylaws, Oklahoma law and management contracts could make it more difficult for a third party to acquire us even if doing so might be beneficial to our shareholders. These provisions include:

          . A classified board, the members of which serve staggered three-year terms and may be removed by shareholders only for cause;

          . A prohibition on shareholders calling special meetings and acting by written consent;

          . A requirement for advance notice of shareholder proposals and director nominations; and,

          . Restrictions on business combinations with interested shareholders and limitations on voting power of control share acquisitions.

          . Contracts providing severance benefits to management of a change in control.

Please see "Management - Change in Control Agreements" and "Description of Securities."

We depend on the continued services of our senior management.

          As we continue to grow, we will need to hire additional personnel in all areas. In order to be successful, we must attract, retain and motivate key employees and we face significant competition from other oil and gas companies in doing so. We may be unable to retain our key employees or retain other qualified employees in the future. Please see "Management" for detailed information on our senior management.

Investors will be relying on our board and management judgment regarding the future directions and activities of the company.

          Our management and board of directors will have broad discretion with respect to the future activities of Canaan and limited partners will be relying on a judgment of our management regarding our activities. Presently, anticipated uses include for general corporate purposes, including the acquisition and development of additional unspecified oil and gas properties. Please see "Information concerning Canaan - Business after the Combination Transactions".

We will need additional financing to grow and our ability to raise further financing is uncertain.

          After completion of the combination transactions, we anticipate that our cash flow from operations will be sufficient to meet our anticipated working capital and debt service requirements, but such cash flow may not be sufficient to finance significant growth through additional acquisitions or drilling. We anticipate seeking additional equity financing by an underwritten public offering of common stock after completion of the combination transactions when we believe market conditions are appropriate. There is no assurance we will complete such an offering. We may pursue alternative sources of financing through private placements of equity or debt securities or through asset sales.

          If additional funds are raised through the issuance of equity or convertible securities, the percentage ownership of our shareholders will be reduced and these newly issued securities may have rights, preferences or privileges senior to those of existing shareholders, including those receiving shares in the combination transactions. We cannot assure you that additional financing will be available on terms favorable to us or at all. If adequate funds are not available or not available on acceptable terms, our ability to fund our operations and take advantage of unanticipated opportunities will be significantly limited.

Risks Related to the Oil and Gas Industry

A substantial decrease in oil and gas prices would have a material impact on us.

          Our future financial condition and results of operations are dependent upon the prices we receive for our oil and gas production. Oil and gas prices historically have been volatile and likely will continue to be volatile in the future. This price volatility also affects our common stock price. We cannot predict oil and gas prices and such prices may decline in the future. The following factors have an influence on oil and gas prices:

          . relatively minor changes in the supply of and demand for oil and gas;

          .    weather conditions;

          .    market uncertainty;

          .    domestic and foreign governmental regulations;

          .    the availability and cost of alternative fuel sources;

          .    the domestic and foreign supply of oil and gas;

          .    the price of foreign oil and gas;

          . political conditions in oil and gas producing regions, including the Middle East; and

          .    overall economic conditions.

Estimating our reserves and future net cash flows is difficult to do with any certainty.

          There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves and their values, including many factors beyond our control. The reserve data included herein represents only estimates. Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data, the precision of the engineering and geological interpretation, and judgment. As a result, estimates of different engineers often vary. The estimates of reserves, future cash flows and present value are based on various assumptions, including those prescribed by the SEC, and are inherently imprecise. Actual future production, cash flows, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from our estimates. Also, the use of a 10% discount factor for reporting purposes may not necessarily represent the most appropriate discount factor, given actual interest rates and risks to which our business or the oil and gas industry in general are subject.

          Quantities of proved reserves are estimated based on economic conditions, including oil and gas prices in existence at the date of assessment. Our reserves and future cash flows may be subject to revisions, based upon changes in economic conditions, including oil and gas prices, as well as due to production results, results of future development, operating and development costs, and other factors. Downward revisions of our reserves could have an adverse affect on our financial condition and operating results.

We may incur write-downs of the net book values of our oil and gas properties which would adversely affect our shareholders equity and earnings.

          The full cost method of accounting which we follow requires that we periodically compare the net book value of our oil and gas properties, less related deferred taxes, to a calculated "ceiling". The ceiling is the estimated after-tax present value of the future net revenues from proved reserves using a 10% discount rate and using constant prices and costs. Any excess of net book value of oil and gas properties is written off as an expense and may not be reversed in subsequent periods even though higher oil and gas prices may have increased the ceiling in these periods. A write-off constitutes a charge to earnings and reduces shareholders equity, but does not impact our cash flows from operating activities. Future write-offs may occur which would have a material adverse effect on our net income in the period taken, but would not affect our cash flows.

Operational risks in our business are numerous and could materially impact us.

          Our operations will involve operational risks and uncertainties associated with drilling for, and production and transportation of, oil and gas, all of which can affect our operating results. Our operations may be materially curtailed, delayed or canceled as a result of numerous factors, including:

          . the presence of unanticipated pressure or irregularities in formations;

          .    accidents;

          .    title problems;

          .    weather conditions;

          .    compliance with governmental requirements; and

          .    shortages or delays in the delivery of equipment.

          Also, our ability to market oil and gas production depends upon numerous factors, many of which are beyond our control, including:

          .    capacity and availability of oil and gas systems and pipelines;

          . effect of federal and state production and transportation regulations; and

          .    changes in supply and demand for oil and gas.

We do not insure against all potential losses and could be materially impacted by uninsured losses.

          Our operations will be subject to the risks inherent in the oil and gas industry, including the risks of fire, explosions, blow-outs, pipe failure, abnormally pressured formations and environmental accidents, such as oil spills, gas leaks, salt water spills and leaks, ruptures or discharges of toxic gases. If any of these risks occur in our operations, we could experience substantial losses due to:

          .    injury or loss of life;

          . severe damage to or destruction of property, natural resources and equipment;

          .    pollution or other environmental damage;

          .    clean-up responsibilities;

          .    regulatory investigation and penalties; and

          .    other losses resulting in suspension of our operations.

          In accordance with customary industry practice, we maintain insurance against some, but not all, of the risks described above. The occurrence of an uninsured loss could have a material adverse effect on our financial condition or results of operations.

Governmental and environmental regulations could adversely affect our business.

          Our business will be subject to certain foreign, federal, state and local laws and regulations on taxation, the exploration for and development, production and marketing of oil and gas, and environmental and safety matters. Many laws and regulations require drilling permits and govern the spacing of wells, rates or production, prevention of waste and other matters. Such laws and regulations have increased the costs of planning, designing, drilling, installing, operating and abandoning our oil and gas wells and other facilities. In addition, these laws and regulations, and any others that are passed by the jurisdictions where we have production, could limit the total number of wells drilled or the allowable production from successful wells which could limit our revenues.

          Our operations will be subject to complex environmental laws and regulations adopted by the various jurisdictions where we operate. We could incur liability to governments or third parties for any unlawful discharge of oil, gas or other pollutants into the air, soil or water, including responsibility for remedial costs. We could potentially discharge these materials into the environment in any of the following ways:

          .    from a well or drilling equipment at a drill site;

          . leakage from gathering systems, pipelines, transportation facilities and storage tanks;

          . damage to oil and gas wells resulting from accidents during normal operations; and

          .    blowouts, cratering and explosions.

          Because the requirements imposed by all of the laws and regulations relating to our business are frequently changed, we cannot assure you that laws and regulations enacted in the future, including changes to existing laws and regulations, will not adversely affect our business. In addition, because we may acquire interests in properties that have been operated in the past by others, we may be liable for environmental damage caused by such former operators.

Competition in the oil and gas industry is strong and can harm our business.

          The oil and gas industry is highly competitive. We will compete in the areas of proved reserve and undeveloped acreage acquisitions and the development, production and marketing of oil and gas, as well as contracting for equipment and recruiting and retaining qualified employees. Our competitors include major oil and gas companies, other independent oil and gas concerns, gas marketing companies, and individual producers and operators. Most of our competitors have financial and other resources which substantially exceed those which are available to us. Competition in the regions in which we own properties may result in occasional shortages or unavailability of drilling rigs and other equipment used in drilling activities, as well as limited availability of and access to pipelines. Competitive circumstances could result in curtailment of activities, increased costs, delays or losses in production or revenues, or cause interests in oil and gas leases to lapse. All of the competitive influences could have a material adverse impact on our operations and profitability.

              BACKGROUND AND REASONS FOR COMBINATION TRANSACTIONS

Background of Partnerships

          Each of the partnerships was organized by the General Partners for the purpose of acquiring interests in producing oil and gas properties and to engage in drilling of development and offset wells for the reworking, recompletion, deepening or plugging back of existing wells and secondary or tertiary recovery operations and other production enhancement techniques incident to the operation of producing properties acquired by the partnerships. The partnerships were not organized to engage in exploratory drilling activities. The objective of each of the partnerships is to provide cash distributions generated by the sale of oil and gas from the properties acquired. Each of the partnerships raised capital in private offerings from limited partners, primarily individuals and substantially all of whom are considered "accredited investors" under the federal securities laws.

          All of the funds invested by limited partners have been invested in oil and gas properties as contemplated by the partnership agreements, after required payments of organization and offering costs. Properties acquired by each partnership have generated revenues from the sale of oil and gas and cash distributions have been made to limited partners in accordance with the terms of the partnership agreements. Accordingly, the investment objectives of each of the partnerships have been achieved. The following table sets forth certain information about the partnerships:

                                                                                                                    Cumulative Cash
                                                                                                                    Distributions to
                                                                                            Total Initial Capital  Limited Partners
                                             Identity of                         Date          Contributions of    Through September
                                               General          # of Limited   Commenced       Limited Partners         30, 1999
Name of Partnership                            Partner/(1)/       Partners     Operations         (000 Omitted)       (000 Omitted)
-------------------                            -------            --------     ----------         -------------       -------------
Coral Reserves Natural Gas Income Fund 1990      Coral, Inc.         109        04/30/90              $3,888             $5,382
Limited Partnership

Coral Reserves Natural Gas Income Fund 1991      Coral Corp.         124        04/30/91               4,480              6,232
Limited Partnership

Coral Reserves Natural Gas Income Fund 1992      Coral Corp.         191        06/17/92               7,500              6,867
Limited Partnership

Coral Reserves Natural Gas Income Fund 1993      Coral Corp.         173        07/02/93               6,525              5,544
Limited Partnership

Coral Reserves 1993 Institutional Limited        Coral, Inc.          21        09/01/93               2,363              2,462
Partnership

Coral Reserves Energy Income Fund 1995           Coral Corp.         196        12/13/94               6,805              4,650
Limited Partnership

Coral Reserves Energy Income Fund 1996           Coral Corp.         226        05/30/96               9,635              2,364
Limited Partnership

Coral Reserves 1996 Institutional Limited        Coral, Inc.          54        12/21/95               6,520             $2,472
Partnership
                                                                      --                               -----             ------

                                                                                                                    Cumulative Cash
                                                                                                                    Distributions to
                                                                                            Total Initial Capital  Limited Partners
                                             Identity of                         Date         Contributions of     Through September
                                               General          # of Limited   Commenced      Limited Partners          30, 1999
Name of Partnership                            Partner/(1)/       Partners     Operations       (000 Omitted)         (000 Omitted)
-------------------                            -------            --------     ----------       -------------         -------------

         Totals                                                     1,094                          $47,715               $35,973
                                                                    =====                          =======               =======

_______________________

/(1)/ In each of the partnerships, Leo E. Woodard and John Penton, officers and shareholders of Canaan, serve as "Additional General Partners".

          Neither Canaan, the General Partners nor Canaan Securities have experienced since January 1, 1998 or is likely to experience any material adverse financial development. All of the partnerships except the 1995 partnership have incurred indebtedness in order to finance limited development activities. Through September 30, 1999, all of the partnerships have generally paid interest only on such borrowings and no material principal payments have been made because the collateral value of each partnership's oil and gas properties has been substantially more than required by the partnerships' lender. In some of the partnerships, the level of debt in relation to the collateral value of the partnership's oil and gas properties is sufficiently high that repayment of principal of the debt will need to be commenced in 2000 if the combination transactions do not occur. The partnerships likely to require debt repayment are the 1990 and 1991 partnerships. Commencement of amortization of principal payments on indebtedness of these partnerships will reduce cash distributions to limited partners in these partnerships and limited partners will also be required to report as income their share of partnership principal repayments.

Background of Combination Transactions

          The partnerships were formed between 1990 and 1996. As contemplated when the partnerships were organized, the oil and gas production from the producing properties owned by the older partnerships has steadily declined over time. These reductions are due to the natural decline occurring in connection with the depletion of oil and gas properties. These production declines have contributed to a reduction in cash distributions, particularly in the earlier partnerships. Similar production declines can be expected from the recently formed 1996 and 1996-I partnerships in the future. Please see "Information Concerning the Partnerships - Selected Historical Financial and Operating Data for Individual Partnerships" on page 119 for cash distribution information.

          In 1997, Canaan and the General Partners began to consider the possibility of combining the partnerships in order to achieve the benefits of a corporate entity with a larger asset base and greater growth potential than available to the General Partners or any individual partnership. Actions to implement the Plan were not taken at that time pending the closing of the offering of partnership interests for the 1996 and 1996-I partnerships and the investment of the capital contributions in oil and gas properties.

          In evaluating the possible combination of the partnerships into a publicly traded corporation, management of Canaan considered whether the size of the combined partnerships would be sufficient to attract a market following and determined it would be desirable to include additional oil and gas properties in the new entity. Canaan sought another company to join in the transaction and management was aware that Indian was considering a possible sale or business combination. Canaan and Indian executed an agreement in February 1999 providing for Indian to be included in the combination transactions with Indian and the Coral Group to receive shares of the new entity based on their relative Exchange Values. In order to induce Indian to make this agreement, the 1996 and 1996-I partnerships advanced to Indian a combined sum of $6 million to be applied on Indian's bank debt. The partnerships received in exchange a Contingent Production Payment from Indian payable out of production's revenues at the rate of $56,250 per month until paid in full. The Contingent Production Payment is $9 million if the combination transactions are consummated and $6 million if they are not, less any payments previously made. At the same time, Indian and Canaan entered into a management agreement providing for Canaan to manage the business of Indian subject to the control of Indian's board of directors.

          After the execution of the Indian acquisition agreement and the full investment of the 1996 and 1996-I partnerships, Canaan and the Coral Companies began the process of evaluating the combination transactions and reviewing the oil and gas properties of all of the Combining Entities to prepare them for a reserve evaluation by Netherland Sewell. Canaan also engaged legal counsel and accountants to perform services in connection with the transaction.

Reasons for the Combination Transactions

          Canaan and the General Partners recommend that the limited partners in each of the partnerships vote in favor of the combination transactions. In considering the combination transactions, Canaan and the General Partners took into account various advantages and disadvantages of the combination transactions to each of the partnerships and its respective limited partners. The advantages they considered included:

          . The continuation of the partnerships will likely result in declining cash distributions to limited partners as a result of the natural depletion of each of the partnership's oil and gas properties and the requirement that partnerships, other than the 1995 partnership, repay borrowings with cash flow otherwise distributable to partners.

          . The combination transactions permit the limited partners to participate in an investment in a larger company with a more diversified property base and a potential for growth and appreciation in the future.

          . For limited partners whose investment is based on the potential for increases in oil or gas prices, ownership of stock in a publicly traded oil and gas company continues to afford an opportunity to benefit indirectly from these price increases.

          . The structure of the transaction gives limited partners the opportunity to exchange their interest in the partnerships for Canaan common stock without immediate tax consequences or to receive cash in a taxable transaction if they do not wish to receive Canaan common stock.

          . The ownership of common stock in a publicly traded company will afford those limited partners the opportunity to liquidate their investment should they desire to do so.

          . The organization of a publicly held oil and gas company will potentially afford access to capital and other resources that will provide Canaan opportunities for future growth that are not available in the partnerships or the other Combining Entities.

          . The inclusion of Indian in the combination transactions adds reserves in the same areas as reserves owned by the Coral Group and enhances Canaan's reserve base and property ownership. Indian and the Coral Group are being valued in a consistent manner for purposes of the combination transactions.

          . For the 1996 and 1996-I partnerships, the terms of the Indian Contingent Production Payment obligation to them effectively provide an enhanced return compared to the return such partnerships could realistically achieve if the combination transactions are not consummated.

          . Canaan believes that shares of publicly held oil and gas companies generally trade at values greater than their underlying reserve values affording limited partners potentially greater value than represented by the partnership's oil and gas properties.

          Canaan and the General Partners also considered certain disadvantages of the combination transactions that included:

          . Limited partners will no longer receive cash distributions. However, most limited partners are high income or high net worth individuals classified as "accredited investors" under the SEC rules and are likely to be less dependent on partnership cash distributions than individuals with lower incomes or net worths.

          . Canaan will engage in the acquisition and exploitation of new oil and gas properties which will expose limited partners to all of the attendant risks associated with such activities. The partnerships generally do not conduct significant drilling activities, but own producing properties. The activities of Canaan may, therefore, involve greater risks than the activities of the partnerships, but also offer the potential for additional benefits if the acquisition and exploitation activities are successful.

          . Increases in prices for oil and gas may have a more direct effect on limited partners in the partnerships due to the immediate effect on potential cash distribution. However, Canaan and the General Partners believe that an increase in oil and gas prices will also have an indirect beneficial effect on the market price for Canaan common stock.

          . Limited partners will become subject to the volatility of the market value of Canaan common stock. Market factors that may affect the common stock price will include factors other than those that affect the value of a limited partner's interest in a partnership, such as general market conditions.

Alternatives to the Combination Transactions

          Canaan and the General Partners have given consideration to alternatives of continued operation of the partnerships for a longer period or the possibility of selling the partnership assets and liquidation of the partnerships prior to proposing the combination transactions to limited partners for their approval.

Continuation

          Continuation of the partnerships, while avoiding the risks associated with the combination transactions and the discontinuance of cash distributions, would result in declining operating results and distribution rates for each of the partnership because:

          . Reserves will be depleted in the ordinary course from ongoing production.

          . Lease operating costs will remain the same or increase and potentially become a greater percentage of oil and gas revenues as production declines regardless of the operating results of the partnerships assets.

          . The partnerships would have to incur the costs of plugging and abandoning partnership wells when they become uneconomic or any future sale of the partnerships' wells would be at a price which would reflect the anticipated costs of such plugging and abandonment expenses.

          . The partnerships do not have additional sources of capital to support growth or additional development activity.

          . All of the partnerships except the 1995 partnership have incurred debt to engage in additional development. This debt has not been amortized in any material respect. Principal payments on partnership debt will adversely affect cash distributions and require limited partners to report taxable income on principal repayments.

          . The partnerships will continue to incur general and administrative reimbursement costs in favor of the General Partner.

Liquidation

          A sale of the partnership assets and liquidation of the partnership would result in immediate cash distributions to the limited partners and avoid the market risks associated with the ownership of Canaan common stock. Canaan and the General Partners believe that the material risks relating to a liquidation of any one or more of the partnerships outweigh the potential benefits thereof. The principal benefits to limited partners of any partnership of liquidation as opposed to continuation or participation in the combination transactions would be the immediate realization of the cash proceeds of the sale of such properties and the avoidance of the risks and uncertainties associated with realizing the value of such properties over time or ownership of Canaan common stock. The material risks of such liquidation would be that the prices the partnership would receive for its properties upon liquidation from third party purchasers would be materially less than the value of the future cash flows from such property discounted solely for the time value of money or less than the market value of Canaan common stock received.

          Canaan and the General Partners believe the liquidation of the partnerships would be less beneficial to limited partners because:

          . The prices paid by purchasers of partnership properties in liquidation would likely include a substantial discount for the risks and uncertainties of future cash flows which are not included in the calculation of Reserve Values. Purchasers typically apply risk discounts to reserve values for reserves which are not proved developed producing reserves.

          . In addition, Canaan and the General Partners believe that additional discounts would be applied in the valuation of partnership oil and gas properties related to:

               . The relative large number of individual properties owned by each partnership and the relatively small working and revenue interests owned by the partnerships in each of its properties;

               . The fact that all partnership's properties are non-operated and many third party purchasers prefer to operate properties;

               . The additional costs incurred during the extended amount of time it would take to orderly dispose of a large number of properties including the costs of brokers and agents employed to facilitate the sale of properties;

               . The complexity involved administratively to transfer a large number of properties from several entities to a third party purchaser.

               . Liquidation would result in a taxable transaction to all limited partners, many of whom may not desire such consequences. The ability of limited partners to receive shares of Canaan common stock in a tax-free transaction gives them the benefit of an investment in a larger more diversified property base, together with the ability to liquidate their investment in whole or in part in the market by selling their common stock if they desire to do so and to determine the timing of any tax consequences. In addition, a cash liquidation would result in a material portion of the liquidation proceeds being taxed as ordinary income as a result of the requirement to recapture cumulative tax deductions for depletion, depreciation and intangible drilling costs. A sale of Canaan common stock will be potentially taxable at lower long-term capital gain rates.

               . Canaan and the General Partners believe that shares of publicly held oil and gas companies are generally traded in the market at prices in excess of net liquidation value based on estimated oil and gas property values. As a result, limited partners are expected to have more value in Canaan common stock than if the underlying assets were sold.

               . The ability of a limited partner to make an election to receive cash at 75% of Exchange Value, which Canaan and the General Partners believe approximates the amount a limited partner would receive in a sale and liquidation.

               . Liquidation would require additional administrative, legal and accounting costs for winding up of the partnerships.

               The economic terms of each of the partnerships generally provided for the limited partners to provide all of the capital of the partnership and to bear a greater percentage of the share of costs associated with each partnership's initial acquisition and development of properties. As a result, the limited partners in each partnership have capital account balances which are higher, on a relative capital account basis, than their interest in revenues of the partnership. The partnership agreements for each partnership require that the capital accounts be recognized or "balanced" in connection with any liquidation of a partnership. These balancing provisions result in the limited partners receiving a priority allocation of the liquidation proceeds as a result of their relatively higher capital account balances. The effect of this priority allocation is that the limited partners receive a greater share of liquidation proceeds than what limited partners would have received from the production of the oil and gas properties owned by each partnership had the properties been produced to depletion. Any liquidation of a partnership would therefore result in a relative higher proportion of value being allocated to the limited partners than is being done in connection with the combination transactions in which the allocation between the limited partners and the general partners is being done based on revenue sharing percentages.

          Canaan and the General Partners believe that the discounted prices expected to be realized in a sale of properties in a liquidation would offset any potential incremental liquidation value allocated to limited partners.


Other Transactions

          Since January 1, 1997, there have been no contacts, negotiations or transactions concerning any of the following matters relating to the partnerships, except the contacts, negotiations and transactions with respect to the Indian acquisition described above:

          . A merger, consolidation or combination of any of the partnerships;

          . An acquisition of any of the partnerships or a material amount of any of their assets;

          . A tender offer for or other acquisition of securities of any class issued by any of the partnerships; or

          .    A change in control of any of the partnerships.


                         THE COMBINATION TRANSACTIONS

Description of the Combination Transactions

          The combination transactions consist of:

          . The acquisition of all of the limited partners' interests in each of the partnerships by Canaan by a merger between each partnership and acquisition corporations organized by Canaan for purposes of the transaction;

          . The acquisition of 100% of the stock of the Coral Companies, the general partners of the partnerships, by Canaan;

          .    The acquisition of 100% of the stock of Indian by Canaan;

          . The acquisition of 100% of the stock of Canaan Securities by Canaan; and

          . An increase in Canaan's outstanding common stock to result in the appropriate number of shares outstanding based on Canaan's relative share of the total Exchange Value.

          As a result of the combination transactions, Indian's separate corporate existence will terminate and the partnerships, the Coral Companies and Canaan Securities will be wholly-owned subsidiaries of Canaan.

          A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash or exercise dissenter's rights. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "Exchange Value" of such entity relative to the total Exchange Value of all Combining Entities. The Exchange Value is based primarily on the proved oil and gas reserve values determined by Netherland, Sewell & Associates, an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership who votes in favor of the combination transactions may also elect to receive cash in lieu of Canaan common stock equal to 75% of the partner's Exchange Value.

The Plan of Combination and Indian Acquisition Agreement

          In February 1999, Canaan and the Coral Companies entered into an agreement for Canaan to acquire Indian based on their relative Exchange Values simultaneously with the consummation of the remaining portions of the combination transactions. We refer to this agreement as the "Indian Acquisition Agreement". Because the details of the combination transactions had not been finalized at the time of execution of the Indian Acquisition Agreement, the Combining Entities subsequently entered into the "Plan of Combination" in February, 2000, which supplements the Indian Acquisition Agreement and provides for the details of the combination transactions.

          Copies of the Indian Acquisition Agreement and the Plan of Combination have been filed as exhibits to the registration statement of which this prospectus/proxy statement is a part, are incorporated herein by reference and are available to limited partners upon request to Canaan at 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102, (405) 232-3222.

          The Indian Acquisition Agreement obligated the Coral Group to advance to Indian the sum of $6 million to be applied on Indian's existing bank debt in exchange for which the Coral Group received a contingent production payment ("the Contingent Production Payment") payable out of Indian's oil and gas production proceeds at the rate of $56,250 per month. The 1996 and 1996-I partnerships provided 53% and 47% respectively, of the $6 million in funding. The Indian Acquisition Agreement provides that for purposes of calculating the Exchange Values, the Indian Exchange Value will be adjusted downward by the amount of the Contingent Production Payment obligation as of the Effective Date assuming an original total obligation of $9 million and the Exchange Values for the 1996 and 1996-I partnerships will be adjusted upward by the same amount.

          If the combination transactions do not occur, the Indian Acquisition Agreement provides that the Contingent Production Payment is reduced to $6 million, less any payments previously made, and Indian will be liquidated, with the proceeds of the liquidation after payment of all liabilities, including the Contingent Production Payment, to be shared 50% by the shareholders of Indian and 50% by the 1996 and 1996-I partnerships.

          Simultaneously with the execution of the Indian Acquisition Agreement, Indian entered into a management agreement with Canaan providing for Canaan to manage the business of Indian pending the consummation of the combination transactions subject to the control of Indian's Board of Directors with respect to certain matters. The management agreement provides for Canaan to be responsible for the day to day operations of Indian, including the authority to make employment hiring and termination decisions and to manage the collection of Indian's revenues and payment of Indian's obligations and expenses. The management agreement reserved authority to Indian's board of directors to approve:

          . Any sales of Indian's oil and gas properties except as contemplated by the Indian Acquisition Agreement;

          . Actions that would change or substantially expand or enlarge the business of Indian;

          .    The conduct of any exploratory or development drilling;

          . Any agreement to create liens on Indian's oil and gas properties or refinance any of its indebtedness;

          .    Loans to any person from the funds of Indian;

          . The use of insurance proceeds received upon a total or substantial destruction of Indian's oil and gas properties in any manner other than may be dictated by any of Indian's loan agreements;

          . Execute or deliver any assignment to the benefit of creditors of Indian, confess a judgment against Indian or do any act that would make it impossible to carry on the ordinary business of Indian;

          . Any act that would subject a shareholder or member of the board of directors of Indian to personal liability; or

          . Any changes in the terms of the Indian Acquisition Agreement or any action which would cause Indian to be in default or in breach of any of its representations, warranties or obligations under the Indian Acquisition Agreement.

          In order to carry out the management agreement, Leo E. Woodard, Chairman and Chief Executive Officer of Canaan, and John K. Penton, President of Canaan were appointed as President and Executive Vice President of Indian, respectively.

Effective Time of the Combination Transactions

          Closing of the combination transactions. Unless the Combining Entities otherwise agree, the closing of the combination transactions will occur on the first business day after the date on which all closing conditions have been satisfied or waived. The closing of the combination transactions is expected to take place immediately after the approval of the combination transactions by the partnerships at the special meeting.

          Effective time of the combination transactions. At the closing, certificates of merger for the partnership mergers into Canaan and a certificate of acquisition for the share acquisition of Indian by Canaan will be filed with the Oklahoma Secretary of State and the mergers and share acquisition will be effective at the time the certificates are so filed. Simultaneously, Canaan will acquire 100% of the stock of the Coral Companies and Canaan Securities, and Canaan's existing common stock will be reclassified.

          Surviving corporation. Canaan will be the parent company of the other Combining Entities. Indian, the partnerships, the Coral Companies and Canaan Securities will become wholly-owned subsidiaries of Canaan. The certificate of incorporation and bylaws of Canaan in effect immediately prior to the closing will be the certificate of incorporation and bylaws of the surviving entity. See "Comparison of Security Holder Rights" on page 152. The initial directors and senior executive officers of Canaan following the combination transactions will be as described in "Management" on page 144.

Consideration to be Received in the Combination Transactions.

          A total of 5,000,000 shares of Canaan common stock will be issued and outstanding immediately after the combination transactions, less the number of shares otherwise issuable to limited partners in the partnerships who elect to receive cash or exercise dissenter's rights. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the Exchange Value of such entity relative to the total Exchange Value of all Combining Entities. Placing Brokers will receive cash equal to 40% of their Exchange Value and their share of Canaan common stock will be determined based on the balance of their Exchange Value.

Issuance of Shares; Fractional Shares

          Exchange agent. Prior to consummation of the combination transactions, Canaan will appoint UMB Bank, n.a., Kansas City, Kansas or another exchange agent reasonably acceptable to Canaan to effect the issuance of certificates representing shares of Canaan common stock in the combination transactions.

          Issuance of shares. The owners of the Combining Entities other than limited partners in the partnerships will receive certificates for Canaan common stock issuable in the combination transactions at the closing in exchange for the surrender of the certificates of stock in the Combining Entities. Canaan common stock will be issued to a limited partner in the partnerships by the exchange agent as soon as the limited partner has submitted a properly completed and signed letter of transmittal and any other documents required by the instructions to the letter of transmittal. The letter of transmittal is being provided to limited partners with this prospectus/proxy statement and should be submitted prior to the special meeting, together with the proxy and cash election form. For limited partners who have not previously submitted a letter of transmittal, after consummation of the combination transactions, the exchange agent will mail to each of these limited partners a letter of transmittal and instructions explaining how to complete and submit the letter. Limited partners will receive a certificate for the number of shares that he is entitled to receive in accordance with the terms of the combination transactions rounded to the nearest whole share. No fractional shares of Canaan common stock will be issued.

Limited Partner Cash Election

          A limited partner in any partnership may elect to receive cash in lieu of Canaan common stock equal to 75% of the partner's Exchange Value if the limited partner has voted in favor of the combination transactions.

          In order to make an election to receive cash, limited partners must vote in favor of the combination transactions and must properly complete the cash election portion of the proxy and cash election form accompanying this prospectus/proxy statement and return it to the General Partner prior to the special meeting. If an election to receive cash is properly indicated and the combination transactions are approved, the electing limited partner will receive cash as provided above. If no specific election is made, and the combination transactions are consummated, the limited partner will receive Canaan common stock. A limited partner may revoke his election at any time before the special meeting. Any limited partner who attends a special meeting and wishes to change his election may change his election at that time. Otherwise, a limited partner must advise the General Partner of any change to his election in writing, which writing must be received by the General Partner at its offices at 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102, prior to the time the vote is taken at the special meeting.

          Canaan will make payments to all cash electing partners within five days after the completion of the combination transactions.

          There is a limit on the amount of cash payable to limited partners electing to receive cash and to exercise dissenter's rights of $5 million. If the amount of cash elections is more than this limit, cash will first be used to satisfy dissenting limited partner claims, and the remainder will be prorated among the cash electing partners based on their relative Exchange Values and they will receive their share of Canaan common stock for the balance of the 75% of their Exchange Value.

Conditions

          The obligations of the Combining Entities to effect the combination transactions are subject to the following conditions:

          . All representations and warranties of each of the Combining Entities contained in the Plan of Combination or Indian Acquisition Agreement being true and correct in all material respects;

          . Material compliance by all of the Combining Entities with the agreements and covenants in the Plan of Combination and Indian Acquisition Agreement;

          . The delivery of certificates of existence and good standing by each of the Combining Entities;

          . The approval of the partnership mergers by each of the partnerships;

          . All consents, approvals, permits and authorizations permitting governmental authority having been obtained;

          . None of the parties being subject to any order or injunction of the court which prohibits or restricts consummation of the combination transactions or any pending or threatened actions seeking such relief or seeking damages;

          . The effectiveness of the registration statement of which this prospectus/proxy statement is a part and the SEC not issuing a stop order suspending the effectiveness;

          . The approval of the shares of Canaan common stock to be issued in the combination transactions for listing on the NASDAQ National Market System; and

          . The absence of any material adverse change in the financial condition, results of operations or business of Indian or the Coral Group excluding any change or effect resulting from general economic conditions, any occurrence or condition affecting the oil and gas industry generally, and any occurrence or condition arising out the transactions contemplated by the Indian Acquisition Agreement.

          . No more than $5 million will be required to be paid in cash to limited partners electing to receive cash or to exercise dissenter's rights.


Representations and Warranties

          The Indian Acquisition Agreement and the Plan of Combination contain representations and warranties by the Combining Entities as to themselves concerning, among other things:

          .    Organization, standing and authority;

          .    Capital structure;

          . Absence of defaults caused by execution and delivery of the agreements;

          . Authorization to enter into the agreements and all related transactions;

          .    Accuracy of disclosure of all information;

          .    Absence of brokers' or finders' fees;

          .    Compliance with all government permits;

          .    Title to assets;

          .    Accuracy of financial statements;

          .    All material oil and gas leases in full force and effect;

          . Absence of material adverse changes since most recent financial statements;

          .    Absence of undisclosed liabilities;

          .    Compliance with laws;

          .    Compliance with environmental and safety regulations;

          .    Required board and shareholder approvals;

          .    Level of bank debt with respect to Indian;

          .    Accuracy of information provided for registration statement.

Certain Covenants

          The Indian Acquisition Agreement and the Plan of Combination provide various agreements of each the Combining Entities for actions to occur from the date of the agreements to the closing date, including, among other things, agreements with respect to:

          . Reciprocal access to information and agreements to maintain the confidentiality of confidential information;

          .    Conduct of the business only in the ordinary course of business.

          Canaan and the Coral Companies also agreed in the Indian Acquisition Agreement that they would not:

          . Issue shares of capital stock except pursuant to existing contractual commitments or in connection with the combination transactions;

          . Amend their certificates of incorporation or bylaws except as contemplated by the Indian Acquisition Agreement;

          .    Waive any rights of substantial value;

          . Enter into any agreement not in the ordinary course of business or take any action or meant to take any action which would result in any of their representations or warranties to become untrue.

          Indian agreed in the Indian Acquisition Agreement that it would not:

          .    Issue, sell or otherwise dispose of share of its capital stock;

          . Declare, set aside or pay any dividend or distribution with respect to its stock;

          .    Redeem, purchase or otherwise acquire any of its stock;

          . Effect a split or reclassification of any capital stock of Indian;

          .    Change the charter or bylaws of Indian;

          . Permit Indian to grant any increase in compensation payable to its employees other than regularly scheduled merit increases;

          .    Borrow any funds except for working capital purposes;

          .    Waive any rights of substantial value;

          . Enter into any material agreements, contracts or commitments or materially amend or change the terms of any existing material agreement, contract or commitment or take any action or meant to take any action which would result in any of its representations or warranties becoming untrue;

          The plan of combination contains additional agreements relating to:

          .    Public announcements of the transaction;

          . Approval by all of the shareholders of Canaan, the Coral Companies, Indian and Canaan Securities of the Indian Acquisition Agreement and the Plan of Combination;

          . The shareholders of Canaan, the Coral Companies, Indian and Canaan Securities entering into a shareholders agreement as described below;

          . The elimination of any indebtedness between Canaan Securities and its principal shareholder;

          . The release of personal guaranties of shareholders of Indian and the Coral Companies relating to bank debt of Indian and the partnerships;

          . An agreement to use best efforts to cause persons who are affiliates of any of the Combining Entities to enter into written agreements prior to the closing of the combination transactions not to sell, pledge, transfer or otherwise dispose of any shares of Canaan common stock issued to them except in compliance with Rule 145 under the Securities Act or unless the shares have been registered under the Securities Act or there is an available exemption from registration from the registration requirements.

          . The cancellation or contribution to capital of all Indian debt to its shareholders in the amount of approximately $3.7 million, as of December 31, 1999.

          . Agreements ng to obligations between Indian and an entity owned by certain shareholders of Indian that purchased assets from Indian and loaned Indian $500,000 in working capital.

Indian Excluded Assets

          The Indian Acquisition Agreement provides that specified undeveloped oil and gas prospects, art, furniture and fixtures, automobiles and Section 29 tax credits will be excluded from the combination transactions. These assets have been transferred by Indian to a company owned by certain of Indian's shareholders in exchange for notes in the amount of $1,043,000. These notes will be distributed by Indian to certain shareholders as a dividend prior to closing of the combination transactions.

Termination or Amendment

          Prior to the consummation of the combination transactions, the Indian Acquisition Agreement and the Plan of Combination may be terminated:

          .    By mutual consent of Indian and the Coral Group;

          .    By either Indian or the Coral Group, if:

               (i) The combination transactions are not consummated on or before September 1, 2000;

               (ii) If limited partners of all of the partnerships shall not have approved the partnership mergers;

               (iii) There is a legal prohibition to closing the combination transactions arising from the issuance of an order, decree or ruling of a governmental body enjoining or prohibiting the combination transactions by any Combining Entity if there has been a material breach by any other Combining Entity of any representations or warranties set forth in the agreement or any condition to closing in such party's favor has not been satisfied or waived.

          The Indian Acquisition Agreement may not be amended except with the approval of Indian and the Coral Group and the Plan of Combination may not be amended except with the approval of all of the Combining Entities.

Dissenters Rights

          If a partnership receives approval of the plan of combination by holders of less than seventy-five percent (75%) of the holders of the partnership interests, including the interests of the General Partner and the Additional General Partners, and the combination transactions are consummated, the limited partners in that partnership will be entitled to exercise dissenters rights of appraisal and be paid cash for their interest based on an appraisal of the partnership's assets.

          Please see "Meeting of the Partnerships - Procedure for Exercise of Dissenters Rights of Appraisal" for additional information.

NASDAQ Listing

          The NASDAQ National Market System has conditionally approved the listing on a "when issued" basis of the shares of Canaan common stock to be issued in the combination transactions under the symbol "____________".

Interest of Certain Persons in the Transaction

          Leo E. Woodard and John K. Penton, directors and officers of Canaan, are Additional General Partners of each of the partnerships and have each personally guaranteed the partnerships' bank borrowings. Certain of the shareholders of Indian have personally guaranteed Indian bank borrowings. All of these personal guarantees are expected to be released upon consummation of the combination transactions.

          Anthony Lasuzzo, a proposed executive officer of Canaan, is a consultant to Indian and assists Indian in reserve evaluation and property sale and drilling decisions. Mr. Lasuzzo is entitled to receive a consulting fee of $75,000 payable on March 1, 2000 for services from the period April 1, 1999 through March 1, 2001, subject to certain early termination events. If the combination transactions are consummated, Mr. Lasuzzo is entitled to a bonus of an additional $75,000 payable on consummation. In addition, pursuant to an agreement with Richard R. Dunning, a shareholder and director of Indian, Mr. Lasuzzo has an option to purchase common stock of Indian from Mr. Dunning immediately preceding consummation of the combination transactions having a value equal to $150,000 based on Indian's Exchange Value for a price of

$1.00 per share, subject to the right of Mr. Dunning to deliver $150,000 cash in lieu of shares of Indian common stock.

Resales of Canaan Common Stock

          Shares of Canaan common stock to be issued to limited partners in connection with the combination transactions have been registered under the Securities Act. All shares of common stock received by limited partners will be freely tradeable after completion of the combination transactions.

          Likewise, all shares of Canaan common stock issued in the combination transactions to shareholders of Canaan, the Coral Companies, Indian and Canaan Securities will be registered under the Securities Act. The shareholders of these entities who are affiliates will be subject to certain restrictions on sale pursuant to Rule 145 under the Securities Act. In addition, all such shareholders have entered into an agreement granting to Canaan certain rights of first refusal in connection with proposed sales of Canaan common stock by them, except sales of less than 1% of the outstanding common stock in any three month period.

Shareholder's Agreement

          Certain shareholders of Indian and the shareholders of Canaan have entered into a shareholders' agreement among themselves and with Canaan which will go into effect on closing of the combination transactions. This agreement grants Canaan a right of first refusal on any sales of Canaan common stock by these shareholders to the extent the sales by any shareholder would exceed 1% of the outstanding Canaan common stock in any three month period. In addition, these shareholders have a prorata right to participate in any purchases of shares by any one of the shareholders that exceed 1% of the outstanding Canaan common stock in any three month period. The shareholders' agreement has a term of five years. All of the existing directors and executive officers of Canaan are parties to the shareholders' agreement.

Accounting Treatment

          The combination transactions will be accounted for as:

          . A reorganization of entities under common control for the Coral Companies and the partnerships. As a result, the value of the assets and liabilities of the partnerships and the Coral Companies will be recorded at their historical cost.

          . A purchase of Indian. As a result, the purchase price equal to the fair value of Indian's assets acquired and liabilities assumed will be allocated to the assets and liabilities of Indian as of the date of closing of the combination transactions.

          . A purchase of Canaan Securities. As a result, the purchase price equal to the fair value of Canaan Securities' right to receive cash distributions and future fees for service based on the partnerships ongoing revenues from oil and gas properties will be allocated to the assets and liabilities of Canaan Securities based on their estimated values as of the date of closing of the combination transactions.

Expenses and Fees

          The costs and expenses incurred in connection with the combination transactions are expected to be approximately $750,000, as summarized below:

                                                               Estimated Amount
                                                               ----------------
     SEC registration fee..................................       $       6,250
     NASDAQ listing fees...................................              60,000
     Legal fees............................................             150,000
     Accounting fees.......................................             100,000
     Reserve report preparation fees.......................             300,000
     Printing costs........................................              50,000
     Solicitation expenses.................................              25,000
     Transfer agent fees...................................              25,000
     Miscellaneous other fees..............................              33,750
                                                                  -------------
          Total                                                   $     750,000
                                                                  =============

          All of such fees and expenses will be borne by either Canaan or Indian and will not be borne by the partnerships, unless the combination transactions do not occur. If the combination transactions do not occur, Indian will bear its share of the reserve report preparation fees and all other fees and expenses will be borne by the Coral Group. The partnerships will bear a share of the total transaction costs based on their relative Exchange Values. With respect to each partnership, its share of the transaction costs will be allocated:

          . To the General Partner in proportion to their percentage interest in the partnership operating costs, plus a percentage equal to the percentage of limited partners who abstain or vote against the Plan of Combination; and

          . To the limited partners in proportion to the percentages of limited partners who voted to approve the plan of combination.

          Funds for purposes of making cash payments to Placing Brokers and limited partners electing to receive cash or to exercise dissenters rights are expected to be borrowed by Canaan pursuant to a line of credit to be provided by a commercial bank. The terms of the existing line of credit are described under "Business of Canaan After Completion of Combination Transactions- Credit Facilities".


               METHOD OF DETERMINING COMBINATION EXCHANGE VALUES

General

          The Exchange Value for each of the Combining Entities was determined primarily based on the proved oil and gas reserve values as estimated by Netherland, Sewell & Associates, Inc., an independent petroleum engineering and consulting firm. Netherland Sewell is a nationally recognized international petroleum consulting firm with significant experience in petroleum engineering and geology. Netherland Sewell was selected by Canaan to perform the reserve studies being used for purposes of the combination transactions based on its reputation in the industry and its experience in evaluating reserves in the Mid-Continent basin where substantially all of the reserves owned by the Combining Entities are located. Netherland Sewell & Associates is an international petroleum consulting firm with offices in Dallas and Houston. Netherland Sewell's staff includes petroleum engineers and geological consultants. Services they provide include reserve estimates, fair value estimates, geological studies, expert witness testimony and arbitration. Netherland Sewell has previously performed isolated consulting services for Canaan, for which it has received fees of less than $15,000 since January 1, 1997. There are no other relationships between Netherland Sewell and any of the Combining Entities. The fees paid to Netherland Sewell in connection with the performance of its reserve analysis for the combination transactions are not contingent in any respect on the approval or completion of the combination transactions.

          Upon written request by limited partner or his representative who has been so designated in writing, a copy of the Netherland Sewell reserve report shall be transmitted promptly, without charge, by the General Partner. Request for copies of the reserve report should be directed to Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102. Summaries of the reserve reports of Netherland Sewell for each Combining Entity are included as Appendix A.

          Neither Canaan nor the General Partner have had any contacts with any other person concerning the possible preparation of reports by such persons concerning the estimated reserves of the Combining Entities, evaluation of any of the partnerships or their assets, the fairness of the combination transactions or any other report with respect to the combination transactions.

          Netherland Sewell estimated the proved reserves, future net revenues therefrom and the present value of such future net revenues for each combining entity as of September 30, 1999. We refer to the evaluation date of September 30, 1999 as the "Effective Date" and the present value of the estimated future net revenues from proved reserves as of the Effective Date as the "Reserve Value" for each Combining Entity. Netherland Sewell estimated each Combining Entity's oil and gas reserves and applied certain assumptions described below regarding prices and costs for purposes of calculating future net revenue. Future net revenue by year was calculated for each property. The future net revenue was then discounted at 10% for time using mid-year discounting. The 10% discount factor, as used by Netherland Sewell, is considered to be an industry standard for valuing oil and gas properties and it is the standard promulgated by the SEC for the valuation of oil and gas reserves reported on the balance sheet. However, this discount factor may not necessarily represent fair market value.

          The reserves estimated by Netherland Sewell included proved undeveloped reserves as well as developed reserves, both producing and non-producing. Properties with proved developed reserves have less risk than properties with proved undeveloped reserves. However, there was no risk factor assigned to the type of reserves for purposes of determining the Reserve Values. Further, no attempt was made to assign value to oil and gas reserves categorized as probable or possible, because the General Partners and Canaan believe such reserves are too speculative to value. Further, no value has been assigned to any undeveloped acreage or prospects owned by any Combining Entity which do not contain proved reserves.

          The Reserve Value is an estimate only and is not intended to represent the fair market value of the underlying properties. The Reserve Values are being used solely for purposes of determining the relative value of each of the Combining Entities in the combination transactions. See "Risk Factors and Material Considerations" on page 34 for additional information concerning risks associated with the estimation of oil and gas reserves.

          The future net revenues from the properties for purposes of computing the Reserve Value were based on the following assumptions which were provided to Netherland Sewell by the Canaan and the Coral Companies:

          .    Gas prices were established for each well separately based on a
               ----------
               12 month average of gas prices for the 12 months ending March 31, 2000. This average was constructed using the average of composite spot wellhead prices as published by Natural Gas Week for the 8 months ending November 30, 1999 and the forward market prices for the 4 months ending March 31, 2000 based on future prices quoted on the New York Mercantile Exchange ("NYMEX") as of October 29, 1999 adjusted for the historical differential between the New York Mercantile Exchange ("NYMEX") and Natural Gas

               Week composite spot wellhead prices. The prices for all wells averaged $2.52 per MMbtu before adjustment by well for transportation fees, BTU content and regional price differentials and were held constant for the life of the properties.

          .    Oil prices were established for each well separately based on an
               ----------
               8 year average of West Texas Intermediate crude oil posted prices for the 8 year period beginning in 1992 and ending on December 31, 1999. This average was constructed using average posted prices for West Texas Intermediate crude oil for 1992 through October 1999 and the forward market prices for November and December of 1999 as quoted on the NYMEX as of October 29, 1999 adjusted for the differential between such forward market prices and West Texas Intermediate posted prices. The prices for all wells averaged $18.10 per barrel before adjustment by well for gravity, transportation fees and regional price differentials and were held constant for the life of the properties.

          .    Operating costs and production taxes were based on costs and tax
               ------------------------------------
               rates in effect as of September 30, 1999 and were not escalated.

          .    A discount rate of 10% was used to discount future net revenues
               ---------------
               to present value at September 30, 1999.

          The Reserve Value will not be adjusted to take into account any changes in oil and gas prices or costs subsequent to the Effective Date. The prices for gas used to compute the Reserve Value were based on average prices for a one year period ending on March 31, 2000 in order to eliminate seasonal variances. The prices for oil were based on average prices for the 8 years ending December 31, 1999. In excess of 70% of the reserves of each of the Combining Entities is gas and the Reserve Value is more sensitive to changes in gas prices than oil prices. Further, the Reserve Value is being used to calculate the relative ownership of Canaan by each Combining Entity and the Reserve Value of each entity is affected similarly by changes in prices. In the absence of a fundamental change in the market for gas, Canaan and the General Partners believe these prices are fair for purposes of computing the Reserve Value.

          Information concerning the ownership interest owned by each Combining Entity was provided to Netherland Sewell by the Coral Group or Indian. With respect to proved undeveloped properties, the timing of planned development expenditures was also provided by Canaan.

          The Reserve Value for each Combining Entity will be reduced by any bank debt owed by entity at the Effective Date. No adjustments for principal payments subsequent to the Effective Date are made because such payments would be offset by a reduction in Reserve Value which would otherwise be used to make such payments.

          The Exchange Value for each Combining Entity will also include an amount attributable to its "working capital" as of the Effective Date. Working capital includes cash, short term investments, oil and gas sales receivables and other accounts receivable and other current assets less any current liabilities other than bank debt. All of these assets and liabilities were valued at book value, which in the opinion of Canaan and the General Partners represents fair market value.

          The Reserve Value of the properties for each Combining Entity has been established as of the Effective Date. Interest paid or accrued on bank debt subsequent to the Effective Date up to the closing date will be a reduction to Exchange Value. The Exchange Value for limited partners, Additional General Partners, Canaan Securities and the Placing Brokers will also be adjusted by reducing the Exchange Value for their share of cash distributions after the Effective Date and before the closing date. No similar adjustments are being made for the other Combining Entities including the General Partners because the revenues received by them will not be distributed to owners or lenders and will be retained and used in their respective businesses between the Effective Date and the closing date. It is currently anticipated that substantially all net revenues of each partnership received prior to the closing will be distributed to partners consistent with past practice.

          Finally, an adjustment will be made at the closing for any gas imbalances. If a Combining Entity is overproduced, its Exchange Value will be reduced by the estimated value of the overproduction and if it is underproduced, its Exchange Value will be increased by the estimated value of the underproduction. Canaan does not expect the amount of this adjustment to have a material effect on the relative Exchange Values of all Combining Entities.

          Certain other adjustments will be made to the value of certain of the Combining Entities for purposes of determining the Exchange Value. These are described below.

          Accordingly, the "Exchange Value" for each Combining Entity will be equal to:

          .    Reserve Value as of the Effective Date.

          .    Less bank debt at the Effective Date.

          .    Plus or minus working capital at the Effective Date.

          . Minus interest paid or accrued on bank debt from the Effective Date to the closing date.

          . For limited partners, Additional General Partners, Canaan Securities and Placing Brokers, minus their share of cash distributions from production subsequent to the Effective Date and before the closing date.

          .    An adjustment for gas imbalances.

          .    Plus or minus other adjustments.

          The Exchange Values do not take into consideration any other assets or liabilities of the Combining Entities. In the case of Canaan, Indian and Canaan Securities, other assets would include furniture and equipment which Canaan and Indian consider to be immaterial for purposes of establishing their relative values. The partnerships do not own any furniture and equipment. In the case of Indian, additional assets also include approximately $7.8 million of net operating loss carryforwards and $1.6 million of statutory depletion carryforwards, the use of which by Canaan in future periods will be subject to limitations under Section 382 of the Internal Revenue Code because the acquisition of Indian by Canaan will constitute a change in control.

Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

          The Exchange Value for each of the partnerships will first be determined as described above.

          As between the limited partners and the General Partner and the Additional General Partners in each partnership, the Exchange Value will generally be allocated among them in the ratio in which revenues and cash distributions are shared. In each of the partnerships except 1993-I and 1996-I, the General Partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the Effective Date, the Reserve Value was allocated first among the partners in their respective before payout sharing ratios until payout occurred and any remaining Exchange Value was allocated in after payout sharing ratios.

          In the partnerships other than 1990, 1991, 1993-I and 1996-I, Canaan Securities receives a fee for providing reporting services to the partnership which is equal to 1.5% of partnership gross revenues. In each of these partnerships, a portion of the Reserve Value (calculated based on gross revenues) will be allocated to Canaan Securities representing rights to receive such fee adjusted for any payments for such fee subsequent to the Effective Date and before the closing date. This allocation will be made prior to the allocation of the remaining Reserve Value to the limited partners and the General Partners.

          The Exchange Value for the General Partner and Additional General Partners of the partnerships will be determined based on their share of the Exchange Value for each of the partnerships as described above.

          The marketing arrangements entered into in connection with the sale of interests in the partnerships provided for certain fees to be paid to Canaan Securities and Placing Brokers. Such fees are payable out of the cash distributions otherwise distributable to the General Partner in such partnerships. Accordingly, the Exchange Value allocated to the General Partner in these partnerships will be reduced to take into consideration the amount of the Exchange Value allocable to the rights of Canaan Securities and the Placing Brokers to receive future distributions of net cash flow out of the General Partner's share. The Placing Brokers will receive cash equal to the 40% of their Exchange Value and their share of Canaan common stock for the balance.

                  As discussed above, for the limited partners, the Additional General Partners, Canaan Securities and the Placing Brokers, an adjustment to their Reserve Values will be made for cash distributions from production subsequent to the Effective Date and before the closing date.

                  If the allocation of Exchange Value within a partnership does not produce an "assumed return" of 115% for the limited partners as a group, the Exchange Value shall be first allocated to limited partners until this assumed return is achieved and the balance of the Exchange Value will be allocated based on revenue sharing percentages. The assumed return is based on the sum of historical cash distributions to limited partners as a group through the closing date plus allocated Exchange Value as a percentage of the original capital contributions of all limited partners. Canaan and the General Partners believe that the 1996 partnership will be the only partnership in which this priority allocation of Exchange Value will be necessary.

Canaan Securities Exchange Value

                  The Exchange Value for Canaan Securities will be determined in the same manner as described above and will include an allocation to it attributable to its rights to receive cash distributions from the partnerships and the General Partners, less the Exchange Value allocated to Placing Brokers, as described above under "Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers".

Canaan Exchange Value

                  The Exchange Value for Canaan will be determined based on its Reserve Value, bank debt and working capital in the same manner as other entities as described above.

                  Canaan's Exchange Value will be further adjusted to take into account its operating rights. Canaan serves as operator of 113 of the total 134 wells in which the partnerships own interests. As such, Canaan receives monthly operating fees which represent a source of additional income to Canaan. For purposes of calculation of Canaan's Exchange Value within the Coral Group, the future cash flows attributable to these operating fees, based on existing reimbursement rights without escalation, will be determined and the present value thereof as of the Effective Date will be an additional component of its Exchange Value. The amount of this adjustment is $5.0 million. Canaan's net working capital adjustment will exclude any receivables attributable to these fees.

                  For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.

Indian Exchange Value

                  The Exchange Value for Indian will be determined using the Reserve Value, bank debt and working capital in the same manner as described above.

                  In connection with the negotiation of the acquisition agreement between Indian and the Coral Companies, Indian agreed that its Exchange Value would be reduced by its production payment obligation to the 1996 and 1996-I partnerships, in consideration of such partnerships advancing to Indian a total of $6 million in exchange for a "Contingent Production Payment" from Indian to the partnerships payable at the rate of $56,250 per month until paid in full. The Contingent Production Payment is $9 million if the combination transactions are consummated and $6 million if they are not. Accordingly, Indian's Exchange Value will be adjusted downward by the remaining amount of the Contingent Production Payment obligation as of the Effective Date, $5,606,250, plus the additional $3 million as a result of the combination transactions, and the Exchange Values for the 1996 and 1996-I partnerships will be adjusted upward by the same amount. As between the 1996 and 1996-I partnerships, the Contingent Production Payment adjustment will be shared in the same percentages as their original advances to Indian of 53% and 47%, respectively.


Summary of Allocation of Exchange Values

                  Summaries of the allocation of the estimated Exchange Values for the partnerships, Canaan, Indian, the limited partners, the General Partners, the Additional General Partners, Canaan Securities and Placing Brokers are contained in the tables in the "Summary of Estimated Exchange Values" beginning on page 14. More detailed information concerning the calculation of the Exchange Value for each individual partnership is contained in the individual partnership supplement for each partnership.

                   RECOMMENDATION OF THE GENERAL PARTNER AND
                   FAIRNESS OF THE COMBINATION TRANSACTIONS

General

                  Canaan and the General Partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships and recommend that each of the limited partners vote in favor of the combination transactions.

                  The principal structural element affecting the limited partners and the other parties to the combination transactions is the determination of the Exchange Values. As noted elsewhere, the Exchange Values are based primarily on the Reserve Value based on Netherland Sewell's independent valuations. See "Method of Determining Combination Exchange Values". By using Reserve Values calculated in a consistent manner by a single engineer based on the same price, cost and discount assumptions, Canaan and the General Partners believe that the relative value of each of the Combining Entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions. Further, Canaan and the General Partners believe the following facts support the fairness of transaction to limited partners:

                  . Owners of all of the Combining Entities in the combination transactions are receiving the same form of consideration, consisting of common stock of Canaan, except limited partners who elect to receive cash, and the relative number of shares to be received by the owners of each entity is being calculated on a consistent basis for each Combining Entity.

                  . All of the partnerships had similar investment objectives and all own similar properties, principally non-operating interests in proved developed producing gas properties located primarily in Oklahoma in the Mid-Continent basin. Therefore, Canaan and the General Partners do not believe that there are material differences in the assets of the partnerships that would cause their values to vary based on quality of reserves or differences in commodity prices for gas or oil.

                  . The use of Reserve Value to evaluate the Combining Entities is a commonly used method in valuing oil and gas properties.

                  . As between the General Partners and the limited partners, the allocation of Exchange Value in each partnership is based on the profit sharing percentages provided in the partnership agreements and there is no additional consideration being allocated to the General Partners or Canaan which is not currently being received.

                  . The actual market value of the Canaan common stock received by limited partners may be more or less than their Exchange Value, but the owners of Canaan, the General Partners and Indian will all be similarly affected by any differences.

                  . The methodology for determining Exchange Values as between Indian and the Coral Group was agreed to by the owners of Indian in an arms length negotiated transaction between Indian and Canaan.

                  . The combination transactions will not be approved unless the holders of a majority of the interests in each partnership approve the combination transactions. Further, all partnerships are required to be included in the combination transactions for it to be consummated so it is not possible that any one partnership will be excluded.

                  . A limited partner of a partnership who votes in favor of the combination transactions may elect to receive cash in lieu of Canaan common stock in an amount equal to 75% of the exchange value of such limited partner's interest. See "The Combination Transactions - Limited Partner Cash Election" on page 57. This cash election provides the opportunity for limited partners who are unwilling to take market risks with respect to Canaan common stock the opportunity to receive cash in an amount which Canaan and the General Partners believe approximates fair value. In addition, if a limited partner believes that the cash election does not represent the fair value of his interests, he may vote against the combination transactions and elect to exercise dissenters rights in those partnerships receiving less than 75% approval and be paid cash based on an independent appraisal of the partnership assets.

                  . In each partnership, the General Partner is entitled to receive a reimbursement for a portion of its overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel and any other overhead expenses which the General Partner deems reasonable. The amount of the overhead reimbursement is limited to 5% of the amount of distributable cash. This overhead reimbursement amount is not being taken into consideration in the calculation of the General Partner's share of the Exchange Value. However, if the partnerships were to continue to operate, the General Partner would continue to be entitled to such reimbursement. Thus, the present value of future cash distributable to limited partners, if the partnerships were continued, based on the same projections of future net revenues used to calculate the Exchange Values would be less than the Exchange Value allocated to limited partners.

                  The Exchange Value was not intended to determine the absolute fair market value of a partnership's oil and gas properties or the interest of a limited partner. No firm offer has been made by any person during the preceding 18 months regarding the merger or consolidation of any of the partnerships, the sale or transfer of all or any substantial part of the assets of any partnership or securities of any partnership which would enable the holder thereof to exercise control over a partnership.

                  For purposes of determining the relative Exchange Value of Canaan within the Coral Group, Canaan's Exchange Value includes, in addition to the valuation of its oil and gas properties, a value attributable to its operating rights. The allocation of value to Canaan for its operating rights recognizes that Canaan is entitled to receive fees for these activities from the partnerships and other nonoperating owners which Canaan would be entitled to continue to receive if the combination transactions did not occur. This allocation of Exchange Value to Canaan is intended to recognize the economic benefits that Canaan currently receives in connection with the partnerships and is not intended to allocate additional new economic benefits to Canaan.

                  For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.

                  The Reserve Value for each of the Combining Entities will not be adjusted for any changes in oil and gas prices subsequent to the Effective Date. The gas prices used to calculate the Reserve Value were based on an average of 12 months of prices for a period ending on March 31, 2000 using 8 months of historical actual prices and 4 months of forward market prices in effect at the Effective Date. The oil prices were based on an 8 year average price ending December 31, 1999. The Reserve Value thus takes into effect seasonal fluctuations in gas prices and historical volatility of oil prices. Further, more than 70% of the Reserve Value of each Combining Entity is gas and the Reserve Values are, therefore, more sensitive to gas price changes than oil price changes. Canaan and the General Partners believe that the Reserve Value of all of the Combining Entities would be affected similarly by changes in prices. Canaan and the General Partners have also disregarded short term hedges of oil and gas production by the partnerships and Indian in the calculation of Reserve Values because these hedges expire on or before the end of 2000 and are not expected to have a material effect on production revenues over the life of the properties. However, because all of the partnerships and Indian have bank indebtedness, the Exchange Value for such entities will be more than proportionately benefited by increases in oil and gas prices and more than proportionately disadvantaged by decreases in oil and gas prices. Because Indian has more debt relative to Reserve Value than any other Combining Entity, its Exchange Value is more dramatically affected by changes in prices. However, because of the numerous uncertainties associated with the calculation of the Reserve Value in addition to the price assumptions, Canaan and the General Partner do not believe that a recalculation of the Reserve Value based on temporary changes in product prices is appropriate.

Consideration of Alternatives

                  In evaluating the fairness of the transaction, Canaan and the General Partners also considered the possible value of the consideration to be received in the combination transactions compared to the possible value that would be received by the limited partners if the partnerships were continued or liquidated. None of such values have been specifically determined by Canaan or the General Partners, but for the reasons described under "Background and Reasons for the Combination Transactions - Alternative to the Combination Transactions" on page ______, Canaan and the General Partners believe the combination transactions are more beneficial to the limited partners than these other alternatives. However, there is no assurance that the General Partners conclusion is correct.

Fiduciary Duties of General Partners

                  General. The General Partners' fiduciary duties to the limited partners include legal responsibilities of loyalty, care and good faith. The General Partners may not profit by any conduct or transaction in contravention of its fiduciary obligations to limited partners. Rights of action by or on behalf of the limited partners for any breach of these duties are provided under Oklahoma partnership law. If a limited partner believes that the proposed Plan of Combination or the consummation thereof would constitute a breach of his General Partner's fiduciary duties, the limited partner could institute legal action against the General Partner to enjoin the consummation transactions or to recover damages resulting from the consummation of the transactions. In appropriate circumstances, a limited partner may institute a class action against his General Partner on behalf of himself and the other similarly situated limited partners or a derivative action against his General Partner on behalf of the partnership to recover damages for a breach of his General Partner's fiduciary duties. This is a developing area of the law, and limited partners who have questions concerning the General Partners' duties should consult with their own legal counsel.

                  Limitations on Limited Partners' Remedies. The partnership agreements for the partnerships provide that the General Partner and its affiliates are not liable to the partnership or any partner for any losses arising out of any action or inaction of the general partners if the general partners, in good faith, determine that such course of conduct was in the best interest of the partnership and such course of conduct did not constitute negligence or misconduct of the general partners. In addition, the partnership agreements provide that the partnerships will indemnify the general partners for any losses, judgments and amounts paid in settlement of any claims sustained by them in connection with the partnership provided that they were not the result of negligence or misconduct on the part of the general partners. The partnership agreements further provide for the advancement of legal expenses and other costs incurred by the general partner in connection with any proceeding arising by reason of the fact that it is or was a general partner of the partnership, but such advancement of legal expenses and other costs is not available to a general partner when an action is initiated by a limited partner.

Access to Investor List

                  Under Oklahoma law and the partnership agreement of each partnership, a limited partner may obtain a list of limited partners in his partnership by making a written request to the General Partners at 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102. Limited partners also have the right under the partnership agreements to inspect the books and records of his partnership at reasonable times and upon reasonable notice.

Conflicts of Interest

                  Canaan and the General Partners have conflicts of interest with the limited partners with respect to the combination transactions arising from, among other things:

                  . Canaan and the General Partners determined the structure of the proposed combination transactions and the Exchange Values without any independent third party representing the limited partners of any partnership. As a result, the determination of the Exchange Values and the relative ownership of Canaan by limited partners may not reflect the allocation of relative value that would result if the combination transactions were negotiated with an unaffiliated third party in an arms length transaction.

                  . Officers and directors of Canaan and the General Partners will continue to serve as officers and directors of Canaan. They may receive compensation and other benefits associated with this employment as determined by the Board of Directors and which may be higher than their current compensation arrangements.

                  . Legal counsel engaged to assist with the preparation of the documentation for the combination transactions, including this prospectus/proxy statement was engaged by Canaan and did not serve, or purport to serve, as legal counsel for the limited partners.

                  . For purposes of the allocation of the Exchange Value within the Coral Group, Canaan is being allocated additional Exchange Value attributable to its rights to operate partnership properties. Approximately 62% of Canaan's ongoing operating fees come from the partnerships. For purposes of determining the relative value of the Coral Group as a whole and Indian, these operating fees are disregarded because after giving effect to the combination transactions, this intercompany item as between Canaan and the partnerships is eliminated. Canaan and the General Partner believe this allocation of value is consistent with industry practices generally, but it has not been established on an arms length basis and may have the effect of allocating to Canaan a greater share of the total Exchange Value.

No Independent Representative

                  No independent representative of the limited partners was engaged for purposes of negotiating the terms of the combination transactions, nor was a fairness opinion obtained from an unaffiliated third party. The absence of these protections was considered, but was not judged to be significant by Canaan and the General Partners, in determining the fairness of the proposed combination transaction to the limited partners. Because the Exchange Values used in determining the shares of Canaan common stock to be received by the limited partners in the partnerships in exchange for their interest were primarily based on the Reserve Values determined by Netherland Sewell with immaterial adjustment based on such variables as cash, short term investments, liabilities and cash flow, Canaan and the General Partners determined that the likelihood that such an unaffiliated representative of the limited partners or a fairness opinion would add value to the process of structuring the combination transactions was minimal and outweighed the costs of retaining such a representative or fairness opinion. As a result, the Exchange Values and other terms of the combination transactions may not be as favorable as the terms that might have been obtained had an independent representative been retained or a fairness opinion requested.


                FAILURE TO APPROVE THE COMBINATION TRANSACTIONS

                  If one of the partnerships fails to approve the combination transactions, the combination transactions will not be consummated for any of the partnerships. If the combination transactions are not approved, each partnership will continue in its business as previously conducted. However, it is possible that a new transaction might be proposed by Canaan or the General Partners, but no other terms have been discussed or considered. In addition, Canaan and the General Partners may also explore other alternatives, such as sale of the Coral Group to a third party, but there is no assurance that Canaan or the General Partner could find a third party interested in purchasing the assets or that the terms and conditions of any such purchase and sale agreement would be as favorable as the terms offered pursuant to the combination transactions.

                  If the combination transactions are not consummated, costs and expenses incurred in connection with the combination transaction proposals will be borne as described under "The Combination Transactions - Expenses and Fees" on page 65.

                  If the combination transactions are not consummated, the amount of the remaining balance of the Contingent Production Payment owing from Indian to the 1996 and 1996-I partnerships will be reduced by $3 million. This will result in no gain or return on the amount of these partnerships' investments in the Contingent Production Payment. The payment of this obligation is subordinate to Indian's obligations to its bank lenders and depending on the amount of the liquidation proceeds, the Contingent Production Payment may not be paid in full. These partnerships would also be entitled to share in 50% of the remaining proceeds of liquidation otherwise distributable to Indian shareholders, which is uncertain. The amount invested in the Contingent Production Payment represented 33% and 43%, respectively, of the initial capital of the

1996 and 1996-I partnerships. Thus, the failure to approve the combination transactions would adversely affect the returns to the limited partners in these partnerships unless the Contingent Production Payment repayment proceeds are successfully reinvested.

                      SPECIAL MEETING OF THE PARTNERSHIPS

General

                  A combined special meeting of the partnerships is being called by the General Partners for limited partners to consider and vote to approve or disapprove of the Plan of Combination relating to the combination transactions and to transact such other business as may be properly presented at the special meeting or any adjournments or postponements thereof.

                  The combined special meeting will be held on ______________,at _________ p.m. at _______________________________, Oklahoma City, Oklahoma ____.

Voting Rights

                  Each limited partner appearing on the records of each of the partnerships as of , 2000 is entitled to notice of the special meeting and is entitled to vote his partnership interests at the meeting. Each partnership is voting separately on the Plan of Combination. Accordingly, not all of the partnerships may approve the Plan of Combination. Limited partners in each partnership may vote "FOR" or "AGAINST" their respective partnership participating in the Plan of Combination.

                  UMB Bank, n.a., Kansas City, Kansas has been appointed by the General Partners to receive and tabulate all votes and dissents of limited partners in each partnership. UMB Bank has no other relationship with the Combining Entities other than being appointed to serve as exchange agent and transfer agent for Canaan's common stock. UMB Bank will make the tabulation available to the General Partners and any limited partner upon request at any time during and after the voting occurs. Requests should be addressed to UMB Bank, n.a., P. O. Box 410064, Kansas City, Kansas 64141-0064, Attention:
__________________.

Proxies and Cash Election Form

                  A sample of the form of proxy and cash election form is attached to this prospectus/proxy statement. The actual proxy and cash election form to be used to register your vote on the plan of combination involving your partnership is the separate green sheet of paper included with this prospectus/proxy statement. PLEASE USE THE GREEN PROXY AND CASH ELECTION FORM TO CAST YOUR VOTE ON THE PLAN OF COMBINATION.

                  If a proxy is properly signed and is not revoked by a limited partner, the partnership interest it represents will be voted in accordance with the instructions of the limited partner. If no specific instructions are given, the partnership interest will be voted FOR the Plan of Combination involving your partnership. A limited partner may revoke his proxy at any time before it is voted at the special meeting. Any limited partner who attends the special meeting and wishes to vote in person may revoke his proxy at that time. Otherwise, a limited partner must advise the General Partner of revocation of his proxy in writing, which revocation must be received by the General Partner at 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102 prior to the time the vote is taken.

                  The proxy and cash election form also includes methods by which a limited partnership in each partnership can make an election to receive cash as described under "The Combination Transactions - Cash Election".

Solicitation

                  The solicitations of proxies are being made by Canaan, the General Partners of the partnerships and Canaan Securities. The costs of the preparation of this prospectus/proxy statement and of the solicitation of proxies and such costs for each partnership will be borne as described under "The Combination Transactions - Expenses and Fees".

Voting Requirements

                  Approval of the Plan of Combination by each partnership requires the approval of each General Partner, the Additional General Partners and the approval of holders of more than fifty percent (50%) of the partnership interests owned by limited partners calculated based on the limited partners' share in the profits of the partnership.

                  If a partnership receives approval of the Plan of Combination by holders of seventy- five percent (75%) or more of the partnership interests, including the interests of the General Partner and the Additional General Partners, there will be no dissenters rights of appraisal and all limited partners in such partnership other than those electing to receive cash, will receive shares of Canaan common stock as described herein. If a partnership receives approval of the Plan of Combination by limited partners holding more than fifty percent (50%) of the partnership interests owned by limited partners but less than seventy-five percent (75%) of the holders of the partnership interests, the limited partners in such a partnership will be entitled to exercise dissenters rights of appraisal as described more fully below. If any one partnership fails to receive approval of the Plan of Combination, the combination transactions will not be consummated.

                  For purposes of determining the requisite percentage of partnership interests, votes will be tabulated based on the percentage interests each partner, including the General Partner and the Additional General Partner, has in the profits of the applicable partnership as of the record date. The table below sets forth information concerning the percentage interest in each partnership as of the record date:

The table below sets forth information concerning the percentage interest in each partnership as of the record date:

                                           Voting Percentages
                        --------------------------------------------------------
                         General and Additional General
          Partnership           Partners Combined            Limited Partners
          -----------           -----------------            ----------------
             1990                    25.00%                       75.00%
             1991                    25.00%                       75.00%
             1992                    14.18%                       85.82%
             1993                    10.34%                       89.66%
            1993-I                   12.50%                       87.50%
             1995                    10.00%                       90.00%
             1996                    10.00%                       90.00%
            1996-I                   12.50%                       87.50%


          The General Partners and the Additional General Partners intend to vote in favor of the Plan of Combination.

Procedure for Exercise of Dissenters Rights of Appraisal

          If a partnership receives approval of the Plan of Combination by holders of less than seventy-five percent (75%) of the holders of the partnership interests, including the interests of the General Partner and the Additional General Partners, and the combination transactions are consummated, the limited partners in that partnership will be entitled to exercise dissenters rights of appraisal and be paid cash for their interest based on an appraisal of the partnership's assets.

          In order to exercise his right to dissent a limited partner must not vote in favor of the Plan of Combination and must deliver to the General Partner prior to the special meeting a written notice stating his name and that he demands appraisal rights. A proxy or vote against the Plan of Combination will not be a sufficient demand for appraisal.

          A dissenting limited partner will be entitled to receive a cash payment for the value of his partnership interest in the partnership determined as provided below:

           . Within ten (10) days after closing of the combination transactions, Canaan will notify any partners who have properly perfected their dissenter's rights of this fact.

           . For a period of thirty (30) days after the date of the notice, either Canaan or any dissenting limited partner can propose and thereafter negotiate a price that will be paid for the dissenting partners interest in the partnership, provided that in no event shall the price paid to partners in the same partnership be computed in a different manner.

           . If Canaan and any dissenting limited partners are unable to reach an agreement within such thirty (30) day period, Madison Energy Advisors (or such other independent party as Canaan may select if Madison Energy Advisors is unwilling or unable to serve) (the "Appraiser") will determine the value of a dissenting limited partner's interest in the partnership based on an appraisal of the partnership assets which will value the partnership assets as if sold in an orderly manner in a reasonable period of time and in a manner consistent with appropriate industry practice.

           . The Appraiser shall have ninety (90) days to determine the value of the dissenting limited partners' partnership interests.

           . The determination of the Appraiser shall be final. The partnership shall pay the dissenting limited partners the amount determined by the Appraiser within fifteen (15) days of such determination, with interest from the closing date to the payment date at the "prime rate" as published in the Wall Street Journal from time to time between the closing date and the payment date.

          Madison Energy Advisors provides oil and gas reserve acquisition, divestment and valuation advisory services to the upstream oil and gas industry, including fair market value assessments of oil and gas properties. Madison Energy has offices in Houston, Texas and Denver, Colorado and has a staff of professionals with significant experience in advising both buyers and sellers of oil and gas properties. It is one of the recognized valuation experts in the industry. None of the Combining Entities has had any prior relationship with Madison Energy.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

          This section summarizes certain Federal income tax consequences of general application that should be considered by holders of interests in the partnerships and holders of common stock of Indian and the Coral Companies, resulting from their participation in the proposed combination transactions. This section does not, however, comment on all tax matters that may affect the partnerships, the Coral Companies, Indian, Canaan Securities or holders of interests in the partnerships, holders of Coral Companies common stock, holders of Indian common stock and holders of Canaan Securities common stock, and this section does not consider various facts or limitations applicable to any particular participant that may modify or alter the results described herein. It may not be applicable to certain classes of taxpayers, including, without limitation, insurance companies, tax-exempt organizations, financial institutions, securities dealers, broker-dealers, and foreign persons.

          Except as otherwise indicated, statements of legal conclusion regarding tax treatments, tax effects or tax consequences reflect the opinions of Crowe & Dunlevy, A Professional Corporation, counsel for Canaan and the Coral Companies, based on laws, regulations, rulings, practice and judicial decisions in effect at the date of this prospectus/proxy statement. However, legislative, judicial or administrative changes or interpretations may be forthcoming that could repeal, overrule or modify any of these authorities. Any such change could be retroactive and, accordingly, could alter or modify the statements and conclusions set forth herein. No rulings have been requested from the Internal Revenue Service with respect to any aspect of the proposed combination transactions. The IRS has announced generally that it will not issue rulings regarding the tax consequences of transactions similar to the combination transactions. Furthermore, there can be no assurance that the IRS or the courts would agree with the conclusions set forth in this discussion below.

          A copy of the tax opinion of Crowe & Dunlevy has been filed as an exhibit to the registration statement of which this prospectus/proxy statement is a part. Crowe & Dunlevy's tax opinion is based, in part, on various assumptions of fact and certificates of certain of the parties to the proposed combination transactions. Upon receipt of a written request by a limited partner or his representative designated in writing, a copy of the opinion and related certificates will be provided promptly, without charge, by Canaan. Please make any written request to Canaan Energy Corporation, 119 North Robinson, Suite 600, Oklahoma City, Oklahoma, 73102.

ALL PERSONS AFFECTED BY PROPOSED COMBINATION TRANSACTIONS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE COMBINATION TRANSACTIONS.

Limited Partners

          In the combination transactions, a Canaan subsidiary acquisition corporation will merge with and into each separate partnership. The limited partners of each merging partnership will receive Canaan common stock based on their share of the partnership's Exchange Value. Because the merging partnership survives the merger transaction, each merger will be treated for Federal income tax purposes as if the limited partners transferred their interests in each respective merging limited partnership to Canaan in exchange for common stock of Canaan or for cash (or, in the case where the $5 million cash limit applies, for a combination of common stock and cash) in a transaction described in Section 351(a) of the Code. Each merging partnership will not recognize any gain or loss as a result of each respective partnership merger.

          A limited partner who receives only Canaan common stock in the combination transactions should not recognize gain or loss as a result of the receipt of the stock.

          A limited partner who elects to receive cash or exercises dissenter's rights will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis in his partnership interest on the date of the merger.

          A limited partner who receives Canaan common stock and cash (which may only occur in the event the dissenting limited partners' claims and cash electing limited partners' cash elections exceed the $5 million cash limit) will recognize gain (but not loss) in an amount equal to the fair market value of the Canaan common stock and cash received less his adjusted tax basis in his partnership interest on the date of the merger, but not in excess of the cash received.

          Gain, if any, recognized by a limited partner will be treated as gain from the sale or exchange of his interest in the partnership. Therefore, gain recognized by a limited partner generally will be capital except to the extent of the cash received in exchange for his share of the partnership's ordinary income assets, i.e. unrealized receivables and any inventory items. Unrealized receivables include some types of recapture items, including depreciation, depletion and intangible drilling costs with respect to deductions previously taken by the limited partnership.

          A limited partner's basis in Canaan common stock received will be equal to his aggregate basis in his partnership interest transferred, decreased by any cash received and increased by any gain to the limited partner which was recognized in the combination transaction. Such basis will be prorated among all of the shares of Canaan common stock received.

          The holding period required for long-term capital gain treatment is one year. In tax-free and partially tax-free exchanges where the relinquished property is a capital or Section 1231 asset, the Code generally provides that the holding period of the property received in the exchange includes the holding period of the property relinquished. However, the IRS has published authority providing that the holding period of common stock received in a tax-free exchange for a partnership interest does not include the holding period of the partnership interest to the extent the value of the common stock received is attributable to unrealized receivables of the partnership that are neither capital assets nor Section 1231 assets. If the IRS ruling position applies, the holding period of a portion of the Canaan common stock received by each limited partner for the value of the partnership's ordinary income assets will begin on the day following the date of the exchange, and the holding period for the remaining portion of the Canaan common stock will include each respective limited partner's holding period for the partnership interest exchanged therefor. The IRS cites no authority for its ruling position and, accordingly, it is questionable whether the IRS ruling position is valid. If a limited partner takes the position that the general tacking principles apply, the IRS may assert its ruling position on the examination of a limited partner's federal income tax return.

          The Code provides special rules suspending a partners' ability to deduct his allocable share of partnership losses when the partner lacks tax basis in his partnership interest, the losses are generated by "passive activities", or by activities with respect to which the partner is not "at risk." Following the combination transactions, any prior partnership loss allocated to a limited partner that was suspended by the at risk rules or by a lack of basis will continue to be suspended and effectively will be lost. Losses suspended by the at risk rules, however, should be available to offset any taxable gain recognized as a result of the combination transactions (as described above). Any prior partnership loss allocated to a limited partner that was suspended by the passive activity loss rules should be available to offset any gain recognized as a result of the combination transactions, because that income should be passive income, but will not be available to offset nonpassive income, including dividends receive on Canaan common stock, until such limited partner has sold all of his Canaan common stock to any unrelated party in a fully taxable transaction.

Holders of Common Stock of Coral Companies and Indian

          The contribution by the holders of all of the outstanding capital stock of the Coral Companies and Indian to Canaan in exchange for Canaan common stock should be treated for Federal income tax purposes as a transaction described in Section 351(a) of the Code.

          No gain or loss should be recognized by the shareholders of the Coral Companies and Indian as a result of the proposed combination transactions.

          A shareholder of the Coral Companies or Indian will have an aggregate income tax basis in all of the Canaan common stock received in the proposed combination transactions equal to the Federal income tax basis of the Coral Companies and Indian common stock surrendered in exchange therefor.

          The holding period of the Canaan common stock received by the shareholders of the Coral Companies and Indian will include the period for which the common stock exchanged therefor was held, provided the exchanged common stock was held as a capital asset by such shareholder on the date of the exchange.

Canaan Securities

          Crowe & Dunlevy expresses no opinion regarding the Federal income tax consequences of the proposed combination transaction to Canaan Securities and its shareholder.

Placing Brokers

          The receipt of cash and shares of Canaan common stock by the Placing Brokers will be treated as ordinary income to the Placing Brokers in the amount equal to the amount of cash and the fair market value of the Canaan common stock received.

Canaan

          Canaan will not recognize any gain or loss upon the issuance of the Canaan common stock to the shareholders of the Coral Companies, the shareholders of Indian, the shareholder of Canaan Securities or the limited partners.

Reporting Requirements of Limited Partners and Shareholders of Corporate Combining Entities

          Under the United States Treasury regulations, each limited partner and each shareholder of the corporate Combining Entities who receives shares of Canaan common stock must provide a statement concerning the exchange with his federal income tax return for the year in which the combination transactions occur. The partnerships and the corporate Combining Entities will provide their respective limited partners or shareholders with information to assist them in preparing such statement.


                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

          The following unaudited pro forma financial information has been prepared to assist in the analysis of the financial effects of the combination transactions involving Canaan, Indian, the Coral Companies, the partnerships, and Canaan Securities. This pro forma information is based on the historical financial statements of Canaan, Indian and the partnerships. The historical financial statements of the Coral Companies and Canaan Securities have not been included separately in this prospectus/proxy statement as the assets, liabilities and results of operations of the Coral Companies or Canaan Securities are not significant to the combination transactions.

          The information was prepared based on the following:

          . After completion of the combination transactions, 5,000,000 Canaan common shares are assumed to be outstanding without the partial cash offering to limited partners. Assuming the full $5 million is paid to electing limited partners, there will be approximately 4,509,800 shares outstanding after completion of the combination transactions.

          . Canaan utilizes the full cost method of accounting for its oil and gas activities.

          . The combination transactions are accounted for as a reorganization of interests under common control in a manner similar to a pooling of interests for the partnerships and as purchases of Indian and Canaan Securities.

          . The unaudited pro forma balance sheet has been prepared as if the combination transactions occurred on September 30, 1999. The unaudited pro forma statements of operations have been prepared as if the combination transactions occurred on January 1, 1998.

          . Targeted annual general and administrative expense savings from the combination have not been reflected as an adjustment to the historical data.

          . As of September 30, 1999, the purchase of Indian by Canaan did not cause a pro forma reduction of the carrying value of oil and gas properties under the full cost accounting "ceiling test." The fair value of Indian's oil and gas properties was determined to be less than the present value of future net cash flows from its oil and gas properties determined pursuant to the ceiling test guidelines as prescribed by the Securities and Exchange Commission.

          . Costs of the combination transactions are estimated to be $750,000 with $100,000 attributable to the acquisition of Indian and $650,000 attributable to the combination of Canaan, the partnerships and the Coral Companies. Through September 30, 1999, Canaan has expensed $17,000 of the reorganization costs and will expense the additional reorganization costs as such costs are incurred.

       The unaudited pro forma financial statements and related notes are presented for illustrative purposes only. If the combination transactions had occurred in the past, Canaan's financial position or operating results might have been different from those presented in the unaudited pro forma information. The unaudited pro forma information should not be relied on as an indication of the financial position or operating results that Canaan would have achieved if the combination transactions had occurred as of September 30, 1999 or January 1, 1998. The unaudited pro forma information also should not be relied on as an indication of the future results that Canaan will achieve after the completion of the combination transactions.

                       Unaudited Pro Forma Balance Sheet
                              September 30, 1999

                                                                                                          Canaan Energy
                                                                                                            Pro Forma
                                                                                                     ----------------------------
                                                                                                        Without          With
                                      Canaan         Combined        Indian                          partial cash    partial cash
                                      Energy          Canaan           Oil                             offer to        offer to
                                   Corporation     Partnerships      Company        Pro Forma           limited        limited
                                    Historical      Historical     Historical      Adjustments         partners        partners
                                   ------------   --------------  -------------   --------------    --------------  --------------
                Assets
Current assets                     $    929,899        3,014,602      4,403,619          (89,205)   (a)  7,514,807       7,514,807
                                                                                         (98,538)   (d)
                                                                                        (166,000)   (e)
                                                                                        (479,570)   (c)
Property and equipment, net             356,635       20,326,230     28,126,675        4,023,325    (a) 58,326,865      58,326,865
                                                                                       2,700,000    (b)
                                                                                       2,794,000    (c)
Notes receivable                             --        5,606,250             --       (5,606,250)   (d)         --              --
Debt issuance costs, net                     --               --         83,618          (83,618)   (a)         --              --
Deferred tax asset                           --               --      1,520,000       (1,520,000)   (a)         --              --
Other assets                             28,358            1,533         30,000          (28,358)   (a)     31,533          31,533
                                   ------------   --------------  -------------   --------------        ----------  --------------
        Total assets               $  1,314,892       28,948,615     34,163,912        1,445,786        65,873,205      65,873,205
                                   ============   ==============  =============   ==============        ==========  ==============

           Liabilities and Equity

Current liabilities                $    445,008          464,909      7,391,978          (84,778)   (a)  7,515,221       7,515,221
                                                                                          71,642    (a)
                                                                                        (675,000)   (a)
                                                                                         (98,538)   (d)
Long-term debt, less current
    portion                                  --        6,896,489     30,141,041       (3,601,791)   (a) 28,504,489      33,504,489
                                                                                      (4,931,250)   (d)
Other non-current liabilities                --               --         70,649          (70,649)   (a)         --              --
Deferred income taxes                    84,000               --             --        2,700,000    (b)  4,528,000       4,528,000
                                                                                       1,250,000    (f)
                                                                                         494,000    (c)
Stockholders' equity:
   Common stock                             632               --            312             (312)   (a)     50,000          45,098
                                                                                         499,368    (g)
   Additional paid-in capital           545,756               --      1,332,603        2,547,964    (a) 26,451,999      21,456,901
                                                                                      (1,332,603)   (a)
                                                                                      21,087,849    (g)
                                                                                       1,820,430    (c)
   Stock subscription receivable         (8,755)              --             --               --            (8,755)         (8,755)
   Retained earnings (deficit)          248,251               --     (4,772,671)       4,772,671    (a) (1,167,749)     (1,167,749)
                                                                                        (166,000)   (e)
                                                                                      (1,250,000)   (f)
Partners' equity:
   General partners' equity                  --           60,486             --          (60,486)   (g)         --              --
   Limited partners' equity                  --       21,526,731             --      (21,526,731)   (g)         --              --
                                   ------------   --------------  -------------   --------------     -------------  --------------
        Total equity                    785,884       21,587,217     (3,439,756)       6,392,150        25,325,495      20,325,495
                                   ------------   --------------  -------------   --------------     -------------  --------------
        Total liabilities and
          equity                   $  1,314,892       28,948,615     34,163,912        1,445,786        65,873,205      65,873,205
                                   ============   ==============  =============   ==============     =============  ==============
        Book value per share       $      1,243                                                               5.07            4.51
                                   ============                                                      =============  ==============

See accompanying notes to pro forma financial statements.

                  Unaudited Pro Forma Statement of Operations

                         Year ended December 31, 1998

                                                                                                            Canaan Energy
                                                                                                              Pro Forma
                                                                                                     ------------------------------
                                                                                                        Without           With
                                        Canaan        Combined        Indian                          partial cash     partial cash
                                        Energy         Canaan           Oil                             offer to         offer to
                                      Corporation    Partnerships      Company        Pro Forma          limited         limited
                                       Historical     Historical     Historical      Adjustments         partners        partners
                                    -------------   -------------  -------------   -------------       ------------    ------------
Revenues:
   Oil and natural gas sales        $      83,652       9,434,916     10,014,808              --         19,533,376      19,533,376
   Other income                            72,883         277,821        234,599              --            585,303         585,303
                                    -------------   -------------  -------------   -------------       ------------    ------------
        Total revenues                    156,535       9,712,737     10,249,407              --         20,118,679      20,118,679
                                    -------------   -------------  -------------   -------------       ------------    ------------

Costs and expenses:
   Lease operating expenses                27,593       1,860,266      2,971,006        (325,069) (h)     4,533,796       4,533,796
   Production taxes                         5,577         782,894        504,833              --          1,293,304       1,293,304
   Depreciation, depletion and
      amortization                         48,350       3,189,944      4,029,243         271,637  (k)     7,539,174       7,539,174
   General and administrative, net        (33,780)        577,885      1,659,255         970,500  (i)     3,498,929       3,498,929
                                                                                         325,069  (h)
   Interest expense                            --         203,604      3,119,786        (384,000) (j)     2,939,390       3,364,390
   Reduction in carrying value
      of oil and gas properties                --       1,881,000      4,000,000      (4,000,000) (k)     1,881,000       1,881,000
                                    -------------   -------------  -------------   -------------       ------------    ------------
        Total costs and expenses           47,740       8,495,593     16,284,123      (3,141,863)        21,685,593      22,110,593
                                    -------------   -------------  -------------   -------------       ------------    ------------

Other income, principally interest         41,544              --             --              --             41,544          41,544
                                    -------------   -------------  -------------   -------------       ------------    ------------

Earnings (loss) before income taxes       150,339       1,217,144     (6,034,716)      3,141,863         (1,525,370)     (1,950,370)
Income tax expense (benefit)               46,000              --     (2,195,000)      1,569,360  (l)      (579,640)       (741,141)
                                    -------------   -------------  -------------   -------------       ------------    ------------
Net earnings (loss)                 $     104,339       1,217,144     (3,839,716)      1,572,503           (945,730)     (1,209,229)
                                    =============   =============  =============   =============       ============    ============

Net earnings (loss) per average
   common share outstanding -
   basic and diluted                $         173                                                             (0.19)          (0.27)
                                    =============                                                      ============    ============
Net earnings (loss) after
   transaction expenses
   and payments                                                                                          (1,595,730)     (1,595,730)
                                                                                                       ============    ============
Net earnings (loss) after
   transaction expenses and
   payments per average
   common share outstanding -
   basic and diluted                                                                                          (0.32)          (0.35)
                                                                                                       ============    ============
Weighted average common shares
   outstanding-basic and diluted              603                                                         5,000,000       4,509,804
                                    =============                                                      ============    ============

See accompanying notes to pro forma financial information.

                       Pro Forma Statement of Operations

                     Nine months ended September 30, 1999

                                                                                                            Canaan Energy
                                                                                                              Pro Forma
                                                                                                     ----------------------------
                                                                                                        Without          With
                                          Canaan       Combined        Indian                         partial cash   partial cash
                                          Energy        Canaan           Oil                            offer to       offer to
                                       Corporation   Partnerships      Company      Pro Forma           limited         limited
                                        Historical    Historical     Historical    Adjustments          partners       partners
                                      ------------  ------------   -------------  ------------      --------------  --------------
Revenues:
   Oil and natural gas sales         $      91,672     7,290,766       6,730,705            --          14,113,143      14,113,143
   Other income                             48,241        66,425         212,038            --             326,704         326,704
                                      ------------  ------------   -------------  ------------      --------------  --------------
        Total revenues                     139,913     7,357,191       6,942,743            --          14,439,847      14,439,847
                                      ------------  ------------   -------------  ------------      --------------  --------------

Costs and expenses:
   Lease operating expenses                 10,678     1,426,542       2,023,529      (294,025) (h)      3,166,724       3,166,724
   Production taxes                          6,598       530,666         362,316            --             899,580         899,580
   Depreciation, depletion and
      amortization                          50,482     2,322,261       2,578,023       428,221  (k)      5,378,987       5,378,987
   General and administrative, net        (148,944)      454,510       1,264,969       620,000  (i)      2,484,560       2,484,560
                                                                                       294,025  (h)
   Interest expense                             --       347,236       2,049,248      (279,000) (j)      2,117,484       2,436,234
                                      ------------  ------------   -------------  ------------      --------------  --------------
        Total costs and expenses           (81,186)    5,081,215       8,278,085       769,221          14,047,335      14,366,085
                                      ------------  ------------   -------------  ------------      --------------  --------------

Other income, principally interest          26,303            --              --            --              26,303          26,303
                                      ------------  ------------   -------------  ------------      --------------  --------------

Earnings (loss) before income taxes        247,402     2,275,976      (1,335,342)     (769,221)            418,815         100,065
Income tax expense (benefit)                79,000            --              --        80,150  (l)        159,150          38,025
                                      ------------  ------------   -------------  ------------      --------------  --------------
Net earnings (loss)                   $    168,402     2,275,976      (1,335,342)     (849,371)            259,665          62,040
                                      ============  ============   =============  ============      ==============  ==============

Net earnings (loss) per average
   common share outstanding -
   basic and diluted                  $        266                                                            0.05            0.01
                                      ============                                                  ==============  ==============

Weighted average common shares
   outstanding-basic and diluted               632                                                       5,000,000       4,509,804
                                      ============                                                  ==============  ==============

See accompanying notes to pro forma financial information.

              Notes to Unaudited Pro Forma Financial Information

                   December 31, 1998 and September 30, 1999


1.   Method of Accounting for the Combination Transactions

     In presentation of the accompanying pro forma financial information, Canaan accounted for the combination transactions as:

     A reorganization of entities under common control for the partnerships in a manner similar to a pooling of interests. As a result, the historical recorded amounts for the assets and liabilities of the partnerships were not adjusted to fair value and the operating results of the partnerships have been included since formation.

     A purchase of Indian by Canaan. Accordingly, the assets acquired and the liabilities assumed by Canaan were revalued and recorded at their estimated "fair values" and the results of operations of Indian have been included only since January 1, 1998.

     A purchase of Canaan Securities by Canaan. Accordingly, the assets acquired by Canaan were revalued and recorded at their estimated "fair values." The operations of Canaan Securities before the combination transactions will not continue after the combination transactions and Canaan Securities has no significant assets, liabilities or operations separate from its right to receive cash distributions from the partnerships.

     The purchase price of the acquired net assets of Indian was based on the risk-adjusted, present value (using 15% discount rate) of estimated future net revenues from oil and gas reserves, less the fair value of liabilities to be assumed by Canaan plus the fair value of non-oil and gas assets and working capital of Indian as of September 30, 1999.

     The purchase price of the acquired net assets of Canaan Securities was based on the fair value of the right to receive cash distributions from production revenues of the partnerships. The fair value was determined using the same assumptions to value the oil and gas assets of Indian.

2.   Pro Forma Adjustments Related to the Combination Transactions

The unaudited pro forma balance sheet includes the following adjustments:

(a) This entry adjusts the historical book values of Indian's assets and liabilities to their estimated fair values as of September 30, 1999 and eliminates Indian's historical financial equity and shareholder debt which is not being assumed by Canaan. The calculation of the total purchase price and the preliminary allocation to assets and liabilities are as follows:

      Calculation and preliminary allocation of purchase price:

   Fair value of assets acquired:
            Oil and gas properties                                                         $  32,000,000
            Non-oil and gas properties                                                            50,000
            Current assets                                                                     4,314,414
            Other assets                                                                          30,000
   Less fair value of liabilities assumed:
            Current liabilities, excluding current maturities of long-term debt               (3,704,200)
            Bank debt                                                                        (24,536,000)
            Production payment debt                                                           (5,606,250)
                                                                                           -------------
   Purchase price before transaction costs                                                     2,547,964
            Estimated transaction costs                                                          100,000
                                                                                           -------------
   Total purchase price for Indian                                                         $   2,647,964
                                                                                           =============
   Allocated to:
            Property and equipment                                                         $  32,150,000
            Current assets                                                                     4,314,414
            Other assets                                                                          30,000
            Current liabilities, excluding current maturities of long-term debt               (3,704,200)
            Current maturities of long-term debt                                              (3,603,000)
            Long-term debt                                                                   (26,539,250)
                                                                                           -------------
                                                                                           $   2,647,964
                                                                                           =============

(b) This adjustment increases the cost of Indian's oil and gas properties acquired and increases deferred income taxes by $2.7 million. This adjustment equals the deferred income tax effect of the difference between the fair value assigned to Indian's assets and liabilities and their estimated income tax basis for income tax purposes. Due to the tax-free nature of the combination transactions to the shareholders of Indian, Canaan's tax basis in those assets and liabilities is the same as Indian's tax basis.

(c) This adjustment increases Canaan's oil and gas properties by $2.3 million for the fair value of the future fees for services based on the partnerships' ongoing cash distributions from oil and gas properties to be received by Canaan Securities and the Placing Brokers. The fair value of the future fees also represents the fair value of Canaan Securities since it has no significant assets, liabilities, or operations separate from the services it provides to the partnerships. Canaan is acquiring the common stock of Canaan Securities in exchange for Canaan common stock. Canaan is acquiring the rights to receive cash distributions from the partnerships from the Placing Brokers in exchange for Canaan common stock and cash. The Placing Brokers will receive 40% of the exchange value in cash which approximates $479,570.

     This adjustment also increases the cost of Canaan's oil and gas properties and increases deferred income taxes by $494,000. This adjustment equals the deferred income tax effect of the difference between the fair value assigned to Canaan Securities's assets and their estimated tax basis for income tax purposes. Due to the tax-free nature of the combination transactions to the shareholder of Canaan Securities, Canaan's tax basis in those assets is the same as Canaan Securities's tax basis.

(d) This adjustment eliminates receivables and payables between Canaan and the partnerships and the monetary production payment receivable and payable between the partnerships and Indian.

(e) This adjustment eliminates Canaan's receivables due from the General Partners of the partnerships. The financial statements of the general partners are not presented separately herein as the General Partners have no significant assets or liabilities other than their interests in the partnerships or through inter-company transactions with Canaan.

(f) This adjustment increases Canaan's deferred income taxes for the tax effect of the differences between the financial carrying amounts and the tax bases of the partnership's assets and liabilities. The partnerships have not recorded deferred income taxes since any tax liabilities are the responsibility of the individual partners. The $1.25 million has been excluded from the unaudited pro forma statements of operations as the amount will not recur and is directly attributable to the combination transactions. The deferred income taxes will be recorded as part of operations in the period in which the combination transactions are completed.

(g) This adjustment records the par value ($.01) of the 5,000,000 common shares of Canaan which will be outstanding after completing the combination transactions and reclassifies the limited and General Partners' equity to equity of Canaan.

The unaudited pro forma statements of operations include the following adjustments:

(h) These adjustments eliminate oil and natural gas well overhead charged to the partnerships as working interests owners in wells operated by Canaan. The overhead charges are recorded by Canaan as a reduction in general and administrative expenses.

(i) These adjustments increase general and administrative expenses for partnership distributions made to the general partners for management fees.

(j) These adjustments eliminate interest expense applicable to debt of Indian payable to Indian shareholders. The Indian shareholder debt is not being assumed by Canaan.

(k) These adjustments eliminate the reduction in carrying value of oil and natural gas properties of Indian in 1998 and record depreciation, depletion, and amortization on a consolidated basis assuming the combination transactions were completed on January 1, 1998.

(l) These adjustments record the net tax effect of all pro forma adjustments at a tax rate which results in the combined tax rate approximating 38%. The adjustments include income taxes for the applicable period for the partnerships for which no income taxes have been previously recorded.

3.   Pro Forma Effect of Partial Cash Offer to Limited Partners

     The limited partners may elect to receive cash equal to 75% of their exchange values. The cash offer is limited to an aggregate of $5 million. The amounts included in the column "With Partial Cash Offer to Limited Partners" include the effects of $5 million of additional bank borrowings, the proceeds of which may be distributed to the limited partners. The pro forma balance sheet assumes the additional borrowings occurred on September 30, 1999 while the unaudited pro forma statements of operations assume the borrowings occurred on January 1, 1998. Any cash distributed will be accounted for as a decrease in equity similar to acquisition of treasury stock. Based on an aggregate exchange value of $27,148,000 applicable to the limited partners, cash payments aggregating $5,000,0000 will result in the issuance of 4,509,804 shares. Additionally, a $5,000,000 increase in bank borrowings would increase interest expense by $425,000 for the year ended December 31, 1998 and $318,750 for the nine months ended September 30, 1999.

4.   Pro Forma Information - Quantities of Oil and Gas Reserves

     The pro forma reserve information set forth below assumes the combination transactions were completed on January 1, 1998. There are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     All reserves are located in the United States.

Changes in Pro Forma Proved Reserves

                                                        Oil        Natural Gas
                                                       (Bbls)         (MCF)
                                                    -----------    -----------
     Proved reserves, December 31, 1997                 956,000     32,218,000
       Sale of reserves                                 (31,000)      (187,000)
       Extensions and discoveries                         6,000        329,000
       Purchase of reserves                             235,000     10,177,000
       Production                                      (157,000)    (4,168,000)
     Proved reserves, December 31, 1998               1,009,000     38,369,000
                                                    ===========    ===========

     Proved developed reserves                          909,000     33,063,000
                                                    ===========    ===========

Pro Forma Information - Cash Flows

   Summarized pro forma cash flow information assuming the combination transactions occurred on January 1, 1998 is as follows:

                                                                                    Nine months
                                                                   Year ended          ended
                                                                  December 31,     September 30,
                                                                      1998              1999
                                                                  ------------     -------------
   Net cash provided by operating activities                      $  8,752,861        5,007,764
                                                                  ------------     -------------

   Cash flows from investing activities:
       Purchases of property and equipment                          (7,602,526)      (1,743,567)
       Proceeds from sale of property and equipment                    596,735          570,222
                                                                  ------------     -------------
   Net cash used in investing activities                            (7,005,791)      (1,173,345)
                                                                  ------------     -------------

   Cash flows from financing activities:
       Borrowings of long-term debt                                    582,400        4,281,000
       Repayments of long-term debt                                 (3,206,000)      (7,464,000)
       Debt issuance costs                                            (198,713)        (120,400)
       Distributions to owners                                      (6,248,198)      (3,850,448)
       Cost of capital                                                 (10,862)              --
       Cash of business acquired                                     2,735,321               --
                                                                   -----------      -----------
   Net cash used in financing activities                            (6,346,052)      (7,153,848)

   Cash at beginning of period                                      10,524,813        5,925,831
                                                                   -----------      -----------

   Cash at end of period                                           $ 5,925,831        2,606,402
                                                                   ===========      ===========

                         INFORMATION CONCERNING CANAAN

General

          Canaan, formerly known as Coral Reserves Group, Ltd., is an independent oil and gas company headquartered in Oklahoma City, Oklahoma. Canaan was formed in March, 1987, as an Oklahoma corporation, by Leo E. Woodard and John K. Penton, who continue to serve the company as Chief Executive Officer and President, respectively.

          Canaan has been continuously engaged in the acquisition, production, development and operation of oil and natural gas properties. As of September 30, 1999, Canaan operated 113 of the 134 wells in which it or the partnerships own an interest. Operations are located entirely within the state of Oklahoma and are concentrated in Kingfisher County in north central Oklahoma and Garvin and McClain counties in south central Oklahoma. As of September 30, 1999, the estimated value of Canaan's proved oil and gas reserves was less than $500,000.

          Since 1990, when the Coral companies began sponsoring partnerships, Canaan has provided management services to the General Partners of the partnerships.

Costs Incurred and Drilling Results

          The following table shows certain information regarding the costs incurred by Canaan from acquisition and development activities during the periods indicated.

                                                                      Nine Months
                                                                        Ended
                                 Year ended December 31,             September 30,
                             -------------------------------     --------------------
                               1996       1997        1998         1998        1999
                             --------   --------    --------     --------    --------
                                                                      (Unaudited)
Acquisition costs..........   $     -   $ 16,000     $18,000     $      -    $      -

Development costs..........    21,025    139,433      50,816       22,127     101,609
                              -------   --------     -------     --------    --------

Total......................   $21,025   $155,433     $68,816     $ 22,127    $101,609
                              =======   ========     =======     ========    ========

          Canaan has acquired or drilled or participated in the drilling of wells as set out in the table below for the periods indicated. These acquisition and drilling activities do not include drilling activities of the partnerships.

                                                                                         Nine Months
                                                                                             Ended
                                           Years Ended December 31,                     September 30,
                             -----------------------------------------------------    ----------------
                                  1996               1997               1998                1999
                             ---------------    ---------------    ---------------    ----------------
                             Gross      Net     Gross      Net     Gross      Net     Gross       Net
                             -----     -----    -----     -----    -----     -----    -----      -----
Acquired wells:
Gas.......................       1      .001        7      .579      12       .088        -          -
Oil.......................       1      .001       11      .836       5       .035        -          -
Dry.......................       -         -        -         -       -          -        -          -
                             -----     -----    -----     -----    ----      -----    -----      -----
Total.....................       2      .002       18     1.415      17       .123        -          -
                             =====     =====    =====     =====    ====      =====    =====      =====
Development well drilling:
Gas.......................       -         -        -         -       -          -        2       .063
Oil.......................       -         -        1      .023       1       .053        -          -
Dry.......................       -         -        1      .050       1       .001        -          -
                             -----     -----    -----     -----    ----      -----    -----      -----
Total.....................       2         -        2      .073       2       .054        2       .063
                             =====     =====    =====     =====    ====      =====    =====      =====

          As of September 30, 1999, Canaan was not involved in the drilling, testing or completing of any wells.

Acreage

          The following table shows the developed and undeveloped oil and gas lease and mineral acreage as of September 30, 1999 owned by Canaan. It does not include acreage owned by the partnerships. Also excluded is acreage in which an interest is limited to royalty, overriding royalty and other similar interests.

                                                Developed             Undeveloped
                                           -------------------     ------------------
                                            Gross        Net        Gross       Net
                                           -------     -------     -------    -------
    Oklahoma.............................   18,006         186         640       232
    Other................................      362           1           -         -
                                           -------       -----      ------      ----
    Total................................   18,368         187         640       232
                                           =======       =====      ======      ====

Productive Well Summary

          The following table shows the ownership of Canaan in productive wells at September 30, 1999. It does not include wells owned by the partnerships. Gross oil and gas wells include 1 well with multiple completions. Wells with multiple completions are counted only once for purposes of the following table.

                                                              Productive Wells
                                                             ------------------
                                                              Gross       Net
                                                             -------    -------
    Gas.................................................         61        0.49
    Oil.................................................         73        0.74
                                                              -----     -------
    Total...............................................        134        1.23
                                                              =====     =======

Selected Historical Financial and Operating Data

          The following table presents a summary of selected financial information and operating data for Canaan for the periods indicated. It should be read in conjunction with the financial statements and related notes and the section "Information Concerning Canaan - Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this prospectus. The summary financial information as of December 31, 1994, 1995 and 1996 and September 30, 1999 and for the years ended December 31, 1994 and 1995 and for the nine months ended September 30, 1998 and 1999, is unaudited. The results for the nine months ended September 30, 1999 are not necessarily indicative of the results to be expected for the full year.

                                                                             Years Ended December 31,
                                                         ----------------------------------------------------------------
                                                           1994         1995          1996           1997         1998
                                                         ---------    ---------    -----------    ----------   ----------
                                                        (unaudited)  (unaudited)
Statement of Operations Data:
    Revenues:
       Oil and natural gas sales......................   $ 130,607    $ 114,523    $    95,675    $  112,412   $   83,652
       Salt water disposal services...................           -       43,920         57,000        49,000       51,000
       Other..........................................      31,192       19,808         27,574        16,409       21,883
                                                         ---------    ---------    -----------    ----------   ----------
           Total revenues.............................     161,799      178,251        180,249       177,821      156,535
                                                         ---------    ---------    -----------    ----------   ----------
    Expenses:
       Operating costs................................      35,180       26,454         15,845        25,005       33,170
       Depreciation, depletion, and amortization......      49,647       48,434         53,952        59,304       48,350
       General and administrative costs...............     699,474      848,042      1,188,039     1,281,143      936,720
       Less: Partnership management fees..............    (566,811)    (777,754)    (1,072,000)   (1,373,000)    (970,500)
       Interest.......................................           -        2,645              -             -            -
                                                         ---------    ---------    -----------    ----------   ----------
           Total expenses.............................     217,490      147,821        185,836        (7,548)      47,740
                                                         ---------    ---------    -----------    ----------   ----------
    Other income, principally interest................       2,878        7,454         28,938        38,059       41,544
    Earnings (loss) before income taxes...............     (52,813)      37,884         23,351       223,428      150,339
    Income taxes......................................       5,000       (3,000)        (2,000)      (68,000)     (46,000)
                                                         ---------    ---------    -----------    ----------   ----------
    Net earnings (loss)...............................   $ (47,813)   $  34,884    $    21,351    $  155,428   $  104,339
                                                         =========    =========    ===========    ==========   ==========
    Earnings (loss) per average common
         share oustanding - basic and diluted.........   $  (79.69)   $   58.14    $     35.59    $   259.05   $   173.03
                                                         =========    =========    ===========    ==========   ==========
    Weighted average common shares
          outstanding - basic and diluted.............         600          600            600           600          603
                                                         =========    =========    ===========    ==========   ==========
Statement of Cash Flows Data:
    Net cash provided by (used in) operating
          activities..................................   $ (10,675)   $ 269,689    $    10,707    $  258,000   $  416,062
    Net cash provided by (used in) investing
          activities..................................     (72,088)     (22,749)         4,319      (204,490)     (26,796)
    Net cash provided by (used in) financing
          activities..................................      30,000      (30,000)             -             -            -
    Net increase (decrease) in cash and cash
       equivalents....................................     (52,763)     216,941         15,026        53,510      389,266
    EBITDA*...........................................       8,922       74,055         48,365       244,673      154,145

Balance Sheet Data (as of period end):
    Cash and cash equivalents.........................  $   74,796    $ 291,737  $     306,762   $   360,272   $  749,538
    Oil and natural gas properties, net...............     281,415      191,751        152,384       278,733      284,934
    Total assets......................................     428,514      661,800        677,321       939,883    1,312,444
    Total liabilities.................................     155,850      338,501        332,671       439,805      700,754
    Stockholders' equity..............................     272,664      323,299        344,650       500,078      611,690

Production:
    Oil production (Bbls).............................       1,204        1,515          1,036         1,570        1,903
    Natural gas production (Mcf)......................      66,828       63,098         35,102        31,828       29,263
       Equivalent production (Mcfe)...................      74,052       72,187         41,318        41,248       40,681
Average sales price:
    Oil price (per/Bbl) ..............................  $    15.11    $   16.87  $       17.40   $     22.08   $    13.52
    Natural gas price (per/Mcf).......................        1.68         1.41           2.21          2.44         1.98
       Average sales price (per Mcfe).................        1.76         1.59           2.32          2.73         2.06

Estimated Net Proved Reserves (as of period end)
 (unaudited):
    Natural gas (Mcf).................................     656,666      593,568        512,344       514,890      510,998
    Oil (Bbls)........................................      10,738        9,223          9,868        11,130       10,127
    Total (Mcfe)......................................     721,095      648,909        571,555       581,673      571,760

Estimated Future Net Cash Flows before Income
       Taxes($)*......................................  $1,037,000    $ 933,000     $1,569,000   $   759,000   $  646,000

Present Value ($)*....................................  $  490,000    $ 441,000     $  742,000   $  $359,000   $  307,000

                                                               Nine Months
                                                           Ended September 30,
                                                        ------------------------
                                                           1998          1999
                                                        -----------   ----------
                                                               (unaudited)
Statement of Operations Data:
    Revenues:
       Oil and natural gas sales......................  $   66,052    $   91,672
       Salt water disposal services...................      43,000        38,000
       Other..........................................      12,653        10,241
                                                        ----------    ----------
           Total revenues.............................     121,705       139,913
                                                        ----------    ----------
    Expenses:
       Operating costs................................      25,558        17,276
       Depreciation, depletion, and amortization......      37,477        50,482
       General and administrative costs...............     483,581       471,056
       Less: Partnership management fees..............    (766,000)     (620,000)
       Interest.......................................           -             -
                                                        ----------    ----------
           Total expenses.............................    (219,384)      (81,186)
                                                        ----------    ----------
    Other income, principally interest................      28,902        26,303
    Earnings (loss) before income taxes...............     369,991       247,402
    Income taxes......................................    (115,000)      (79,000)
                                                        ----------    ----------
    Net earnings (loss)...............................  $  254,991    $  168,402
                                                        ==========    ==========
    Earnings (loss) per average common
         share oustanding - basic and diluted.........  $   424.99    $   266.46
                                                        ==========    ==========
    Weighted average common shares
          outstanding - basic and diluted.............         600           632
                                                        ==========    ==========
Statement of Cash Flows Data:
    Net cash provided by (used in) operating
          activities..................................  $  344,335    $ (173,435)
    Net cash provided by (used in) investing
          activities..................................      (2,711)     (109,715)
    Net cash provided by (used in) financing
          activities..................................           -             -
    Net increase (decrease) in cash and cash
       equivalents....................................     341,624      (283,150)
    EBITDA*...........................................     378,566       271,581

Balance Sheet Data (as of period end):
    Cash and cash equivalents.........................  $  701,896    $  466,388
    Oil and natural gas properties, net...............     277,370       321,689
    Total assets......................................   1,323,178     1,314,892
    Total liabilities.................................     568,109       529,008
    Shareholders' equity..............................     755,069       785,884

Production:
    Oil production (Bbls).............................       1,547         1,210
    Natural gas production (Mcf)......................      22,247        34,209
       Equivalent production (Mcfe)...................      31,529        41,469
Average sales price:
    Oil price (per/Bbl) ..............................  $    14.02    $    16.33
    Natural gas price (per/Mcf).......................        1.99          2.10
       Average sales price (per Mcfe).................        2.09          2.21

Estimated Net Proved Reserves (as of period end)
 (unaudited):
    Natural gas (Mcf).................................          NA            NA
    Oil (Bbls)........................................          NA            NA
    Total (Mcfe)......................................          NA            NA

Estimated Future Net Cash Flows before Income
       Taxes($)*......................................          NA            NA

Present Value ($)*....................................          NA            NA

________________________
*See Definitions

Management's Discussion and Analysis of Financial Condition and Results of Operations

     The following discussion is intended to assist in an understanding of Canaan's financial position as of December 31, 1997, and 1998 and September 30, 1999 and its results of operations for each year in the three-year period ended December 31, 1998 and for the nine months ended September 30, 1998 and 1999. The financial statements and notes thereto included elsewhere in this prospectus/proxy statement contain additional information and should be referred to in conjunction with this discussion.

General

     Canaan is an Oklahoma corporation formerly known as Coral Reserves Group, Ltd., organized in March of 1987 for the purpose of originating, evaluating, engineering, negotiating, closing and managing producing oil and gas property acquisitions on a contract basis for several limited partnerships sponsored by others. Since 1990, its primary activities have consisted of acquiring, developing, producing and operating oil and natural gas properties. Also, since 1990, when the Coral Companies began sponsoring partnerships, Canaan has managed the limited partnerships on behalf of the General Partners. In February 1999, as a result of the Agreement and Plan of Merger with Indian, Canaan has and will continue to manage Indian's operations until completion of the merger.

     As a result of the combination transactions, Canaan will acquire all of the assets of the other parties to the combination transactions while the equity owners of the other parties to the combination transactions will become shareholders of Canaan. Canaan will continue the combined businesses of the partnerships, the Coral Companies and Indian after the completion of the combination transactions in a manner similar to the business activities of such entities prior to the merger.

     Canaan has been continuously engaged in the acquisition, production, development and operation of oil and natural gas properties. As of September 30, 1999, Canaan operated 113 of the 134 wells in which it owns an interest. Operations are located entirely within the state of Oklahoma and are concentrated in Kingfisher County in north central Oklahoma and Garvin and McClain counties in south central Oklahoma. Canaan's net production during the nine months ended September 30, 1999 was approximately 153 Mcfe per day, of which 82% was natural gas. Canaan's production is located entirely within Oklahoma, except for one lease in Texas. As of September 30, 1999, the total value of Canaan's proved oil and gas reserves was less than $500,000.

     Historically, Canaan has utilized cash flows from operations and debt to fund its capital expenditure programs. Management intends to fund future capital expenditures through cash flows from operations and other various capital markets made possible by the combination transactions.

Canaan believes that once the combination transactions are complete, it will be better positioned to pursue many of the prospects resulting from the combination, as well as projects that are likely to arise as a result of Canaan's ongoing activities.

     The markets for oil and gas have been volatile and are likely to remain so in the future. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in the supply and demand for oil and gas, market uncertainty and a variety of additional factors that are beyond Canaan's control. In the future, lower oil and gas prices may reduce (i) the attractiveness or viability of exploration prospects and the amount of oil and gas reserves that may be produced economically, (ii) Canaan's cash flow from operations, and (iii) Canaan's net income and capital expenditures.

     Canaan may from time to time enter into certain swap or hedge transactions in an attempt to mitigate such price volatility on production that is subject to market sensitive pricing. To the extent Canaan is unable to effect such transactions, continued fluctuations in oil and gas prices could have an effect on Canaan's operating results. Canaan has entered into future contracts to fix the sales price of certain of its oil and gas production during 2000. Canaan and the combined entities have entered into price swap contracts to fix the sales price of certain of its oil and gas production for the remainder of 1999 through September 2000.

     Canaan uses the full cost method of accounting for its investment in oil and natural gas properties. Under the full cost method of accounting, all costs of acquisition, exploration and development of oil and gas reserves are capitalized into a "full cost pool" as incurred, and properties in the pool are depleted and charged to operations using the units-of-production method based on the ratio of current production to total proved oil and gas reserves. To the extent that such capitalized costs, net of depreciation, depletion and amortization, exceed the present value of estimated future net revenues, discounted at 10%, from proved oil and gas reserves, after income tax effects, such excess costs are charged to operations. Once incurred, a write down of oil and gas properties is not reversible at a later date, even if oil or gas prices increase.


Results of Operations

Year Ended December 31, 1997 Compared with the Year Ended December 31, 1996

     Revenues. Total revenues for the year ended December 31, 1997 were $177,821, a slight decrease of $2,428 from revenues of $180,249 for the year ended 1996. Revenues from oil and natural gas sales increased $16,737 to $112,412 in 1997 from $95,675 in 1996. The primary reason for the increase in oil and natural gas sales in 1997 is the result of an increase of $4.68 per barrel in the average price received for oil in 1997 when compared to 1996, and an increase of $.23 per Mcf in the average price received for natural gas in 1997 when compared to 1996. Production of oil and natural gas was 1,570 Bbls and 31,828 Mcf, respectively, in 1997, as compared to 1,036 Bbls and 35,102 Mcf, respectively, in 1996. On an equivalent basis, production remained relatively constant in 1997 as compared to 1996 resulting from the acquisition of producing properties (the Boswell Acquisition), and the development of reserves, offset by sales of reserves in place in October 1996.

     Revenues from salt water disposal services decreased $8,000 to $49,000 in 1997 from $57,000 in 1996 primarily as a result of differences in salt water production levels from year to year. Other revenues decreased $11,000 in 1997 from 1996, resulting in such service not being performed subsequent to 1996.

     Lease operating expense. Lease operating expense increased $9,235 to $17,892 for the year ended 1997 as compared to $8,557 in 1996. In November 1997, as a result of the Boswell Acquisition, Canaan assumed operations of several marginal wells with high lease operating costs which accounted for the increase in operating costs. Canaan's working interest in such wells approximated 40% of the total working interest, whereas most of Canaan's working interest is less than 5%. These wells were subsequently plugged in April 1998. On a Mcfe basis, lease operating expense increased 105% in 1997 to $0.43 per Mcfe from $0.21 per Mcfe in 1996 due to the increase in operating costs discussed above.

     Gross Production Taxes. Gross production taxes for the year ended 1997 were $7,213 as compared to $7,288 for the year ended 1996. Although oil and gas revenues increased, gross production taxes remained relatively flat as a result of tax rebates received on marginal wells in 1997.

     Depreciation, depletion and amortization expense. DD&A expense increased $5,352 to $59,304 in 1997 from $53,952 in 1996. DD&A expense from oil and gas properties increased $8,543 to $29,084 in 1997 as compared to $20,541 in 1996. The DD&A expense rate from oil and natural gas properties increased to $0.71 per Mcfe for 1997, from $0.50 per Mcfe for 1996. The 42% increase in DD&A per Mcfe resulted primarily from an increased level of capital expenditures for proved reserves in 1997 as compared to 1996.

     General and administrative expense. Net general and administrative expense decreased $207,896 to $(91,857) in 1997 as compared to $116,039 in 1996. Gross general and administrative expense increased 8% to $1,281,169 in 1997 from $1,188,039 in 1996. Gross general and administrative expense increased primarily as a result of increased salaries and bonuses of $105,000 in 1997 compared to 1996. This increase was offset by various changes to other expense items including an increase of $20,000 in general and administrative costs recovered from other working interest owners in 1997 compared to 1996. This increase resulted from an increase in the reimbursement rates Canaan was able to charge to the other interest owners in 1997 compared to 1996. The increase in gross general and administrative expenses were more than offset by a

$301,000 or 28% increase in the management fees Canaan earns from the partnerships' it manages on behalf of the General Partners. The management fees are based primarily on the General Partners' net distributable cash flows from the limited partnerships. Therefore, the increase in the 1997 management fees is attributable to the increase in the net distributable cash flows from the limited partnerships.

     Interest income. Interest income increased $9,121 to $38,059 in 1997 from $28,938 in 1996. The increase is a result of an increase in average cash balances in 1997 compared to 1996.

     Income taxes. Income tax expense increased to $68,000 in 1997 from $2,000 in 1996. Canaan's effective tax rate was 30% in 1997 as compared to 9% in 1996. This difference is due to a $200,077 increase in earnings before income taxes to $223,428 in 1997 from $23,351 in 1996 and the effect of U.S. federal graduated tax rates.

Year Ended December 31, 1998 Compared with the Year Ended December 31, 1997

     Revenues. Total revenues for the year ended December 31, 1998 were $156,535, a decrease of $21,286 from revenues of $177,821 for the year ended 1997. Revenues from oil and natural gas sales decreased $28,760 to $83,652 in 1998 from $112,412 in 1997. The primary reason for the decrease in oil and natural gas sales in 1998 is a result of a significant decrease of $8.56 per barrel in the average price received for oil in 1998 when compared to 1997, and a significant decrease of $.46 per Mcf in the average price received for gas in 1998 when compared to 1997. The average price per barrel of oil and Mcf of gas received in 1998 and 1997 was $13.52 and $1.98, and $22.08 and $2.44,
respectively. Production of oil and natural gas was 1,903 Bbls and 29,263 Mcf, respectively, in 1998, as compared to 1,570 Bbls and 31,828 Mcf, respectively, in 1997. On an equivalent basis, there was only a slight decrease in production in 1998 as compared to 1997, resulting from the late 1997 Boswell Acquisition of producing properties and development activities adding production, offset by normal declines in production rates, and the sale of marginal wells in 1998. Canaan acquired producing properties in December 1998 (the Marathon Acquisition) which did not significantly impact 1998 production.

     Lease operating expense. Lease operating expense increased $9,801 to $27,593 in 1998 as compared to $17,792 in 1997 as a result of the continued operation of the marginal wells acquired in the late 1997 Boswell Acquisition which were plugged in mid-1998. On a Mcfe basis, lease operating expense increased 58% in 1998 to $0.68 per Mcfe from $0.43 per Mcfe in 1997 due to the reason discussed above.

     Gross Production Taxes. Gross production taxes decreased 23% to $5,577 in 1998 as compared to $7,213 in 1997. This decrease was a result of a 26% decrease in oil and natural gas revenues in 1998 as compared to 1997.

     Depreciation, depletion and amortization expense. DD&A expense decreased $10,954 to $48,350 in 1998 from $59,304 in 1997. DD&A expense from oil and natural gas properties
increased only slightly to $29,700 in 1998 as compared to $29,084 in 1997. The DD&A expense rate increased to $0.73 per Mcfe for 1998, from $0.71 per Mcfe for 1997 as net oil and natural gas properties costs changed only slightly and production rates compared to proved reserves were consistent with 1997. DD&A expense resulting from non-oil and natural gas properties decreased $11,654 as a result of assets being fully depreciated in 1996 and 1997.

     General and administrative expense. Net general and administrative expense increased $58,077 to $(33,780) in 1998 as compared to $(91,857) in 1997. Gross general and administrative expense decreased 27% to $936,720 in 1998 from $1,281,169 in 1997. Gross general and administrative expense decreased primarily as a result of decreased salaries and bonuses of $260,000 in 1998 compared to 1997, due to lower levels of earnings in 1998. Also impacting the decrease was a $122,000 increase in general and administrative costs recovered from the other working interest owners in 1998 compared to 1997. This increase resulted from an increase in the reimbursement rates Canaan was able to charge to the other interest owners in 1998 compared to 1997 and an increase in the number of operated properties in 1998 compared to 1997. The decrease in gross general and administrative expenses were offset by a $402,500, or 29% decrease in the management fees Canaan earns from the partnerships it manages on behalf of the General Partners. The management fees are based primarily on the General Partners' net distributable cash flows from the limited partnerships. Therefore, the decrease in the 1998 management fees is attributable to the decrease in the net distributable cash flows from the limited partnerships.

     Income taxes. Income tax expense decreased $22,000 to $46,000 in 1998 from $68,000 in 1997. The change in tax expense was due to a $73,089 decrease in earnings before income taxes in 1998 compared to 1997. Canaan's effective tax rate was 31% and 30% in 1998 and 1997, respectively.

Nine Months Ended September 30, 1999 Compared with the Nine Months Ended September 30, 1998

     Revenues. Total revenues for the nine months ended September 30, 1999 were $139,913, a 15% increase as compared to revenues of $121,705 for the nine months ended September 30, 1998. Revenues from oil and natural gas sales increased $25,620 to $91,672 for the nine months ended 1999 from $66,052 for the nine months ended September 30, 1998. Gas production increased 11,962 Mcf to 34,209 Mcf for the nine months ended September 30, 1999 from 22,247 Mcf for the same period in 1998. Gas production increased as a result of the development and completion of a significant gas well in April 1999. $25,102 of the increase in revenues for the nine months ended September 30, 1999 is attributable to the increased gas production. $6,020 of the increase is related to a $2.31 and $.11 increase in average oil and natural gas prices, respectively, received for the nine months ended September 30, 1999, compared to the average prices received for the same period in 1998. These increases were reduced by a decrease in oil production of 337 barrels for the nine months ended September 30, 1999 when compared to the same period in 1998.

     Revenues from salt water disposal services decreased $5,000 to $38,000 for the nine months ended September 30, 1999 from $43,000 for the same period in 1998. The decrease is as a result of differences in salt water production levels from period to period.

     Lease operating expense. Lease operating expense decreased $10,622 to $10,678 for the nine months ended September 30, 1999 as compared to $21,300 for the nine months ended September 30, 1998 as a result of the cessation of operations of the marginal wells acquired in the 1997 Boswell Acquisition which were plugged in mid-1998. On a Mcfe basis, lease operating expense decreased 62% to $0.26 for the nine months ended September 30, 1999 as compared to $0.68 per Mcfe during the same period in 1998 due to the reasons discussed above.

     Gross Production Taxes. Gross production taxes increased 55% to $6,598 for the nine months ended September 30, 1999 as compared to $4,258 for the nine months ended September 30, 1998. This increase was a result of increased oil and natural gas revenues for the nine months ended September 30, 1999 as compared to the same period in 1998.

     Depreciation, depletion and amortization expense. DD&A expense increased $13,005 to $50,482 for the nine months ended September 30, 1999 from $37,477 for the same period in 1998. DD&A expense from oil and natural gas properties increased $13,005 to $36,495 for the nine months ended September 30, 1999 as compared to $23,490 for the nine months ended September 30, 1998. This increase was a result of increased oil and natural gas property costs and an increase in production rates compared to proved reserves in 1999 compared to the same period in 1998. The DD&A rate increased to $0.88 per Mcfe for the nine months ended September 30, 1999 as compared to $0.75 for the same period in 1998 as a result of the above discussion.

     General and administrative expense. Net general and administrative expense increased $133,475 to $(148,944) for the nine months ended September 30, 1999 as compared to $(282,419) for the nine months ended September 30, 1998. Gross general and administrative expense decreased slightly to $471,056 for the nine months ended September 30, 1999 from $483,581 for the same period in 1998. This slight decrease was significantly impacted by a $146,000 or 19% decrease in the management fees Canaan earns from the partnerships' it manages on behalf of the General Partners. The management fees are based primarily on the General Partners' net distributable cash flows from the limited partnerships. Therefore, the decrease in the 1999 management fees is attributable to the decrease in the net distributable cash flows from the limited partnerships.

     Income taxes. Income tax expense decreased $36,000 to $79,000 for the nine months ended September 30, 1999 from $115,000 for the same period in 1998. The change in tax expense is due to a $122,589 decrease in earnings before income taxes for the nine months ended September 30, 1999 compared to the same period in 1998. Canaan's effective tax rate approximated 31% for the nine months ended September 30, 1999 and 1998.

Capital Expenditures, Capital Resources and Liquidity

     As of December 31, 1996, Canaan had cash balances of $306,762 and working capital of $196,522. The increase in working capital to $246,764 as of December 31, 1997, from $196,522 as of December 31, 1996, reflects increased levels of cash related to higher product prices received for oil and natural gas sales and an increase in management fees received from the partnerships during 1997, offset by an increase of approximately $168,000 of capital expenditures in 1997 compared to 1996. The increase in working capital to $369,930 as of December 31, 1998, from $246,764 as of December 1997, relates primarily to a reduction of approximately $144,000 in capital expenditures in 1998 from 1997. For 1997, net cash provided by operating activities was $258,000, as compared to $10,707 in 1996. The increase in net cash provided by operating activities in 1997 as compared to 1996 relates primarily to higher product prices received for oil and natural gas sales, an increase in management fees received from the partnerships and the timing of receipts and disbursements relating to working capital. For 1998, net cash provided by operating activities was $416,062, as compared to $258,000 in 1997. This increase was related to the timing of receipts and disbursements relating to working capital. As of September 31, 1999, Canaan had cash balances of $466,388 and working capital of $484,891. The increase in working capital of $115,061 as of September 30, 1999 as compared to $369,830 at December 31, 1998 reflects mainly an increased level of accounts receivable. Such receivables are due from the General Partners for several months of unfunded partnership management fees.

     Net cash used in investing activities was $(4,319) in 1996 as compared to $204,490 in 1997. This increase of $208,809 in 1997 was primarily related to the development of oil and natural gas properties and the acquisition of producing oil and natural gas properties. Net cash used in investing activities was $26,796 in 1998 as compared to $204,490 in 1997 a decrease of $177,694. Such decrease is related to lower levels of oil and natural gas acquisition and development activities as well as an increase of approximately $33,000 from proceeds received from the disposal of marginal properties. Net cash used in investing activities for the nine months ended September 30, 1999 was $109,715 as compared to $2,711 for the same period in 1998. This was a result of the development of oil and natural gas properties.

     Capital expenditures. Canaan's capital expenditures to date have focused primarily on the development of oil and natural gas properties in Oklahoma and to a lessor extent on acquisitions of proved developed producing oil and natural gas properties located in Oklahoma.

     Canaan's capital expenditures to date have been financed with cash flow provided by operations. On a pro forma basis, Canaan has budgeted for certain capital expenditures in 2000. For a discussion of the total amount budgeted, see "Business of Canaan After Completion of the Combination Transactions". The aggregate level of capital expenditures in 2000 for activities and the allocation thereof is highly dependent upon Canaan's success rate on its activities and prevailing conditions in the oil and gas industry. Accordingly, the actual level of capital expenditures and the allocation of such expenditures may vary materially from the estimates included in the "Business of Canaan After Completion of the Combination Transactions" section included elsewhere in this prospectus/proxy statement.

     Capital Resources. Canaan's cash requirements have been met primarily in the past through cash generated from operations. See "Business of Canaan After Completion of the Combination Transactions" elsewhere in this prospectus/proxy statement for a discussion of Canaan's anticipated future capital resources.

     Liquidity. Canaan does not currently have significant capital requirement obligations but those that expect will be satisfied primarily from existing cash balances, cash flow from operations. Subsequent to the combination transactions, Canaan will fund its drilling and acquisition activities with cash flow from operations and with funding under a credit facility. Canaan's cash flow from operations will be dependent upon its future performance, which will be subject to prevailing economic conditions and to financial and business conditions and other factors, many of which are beyond its control. At some point, Canaan also intends to seek additional capital through offerings of equity securities. There can be no assurance, however, that the lenders will extend or increase the borrowing limits under the credit facility or that such offerings can be successfully completed. Should sufficient financing not be available from these or other sources, implementation of the Canaan's growth objective would be delayed.

     Canaan does not intend to pay dividends on its common stock in the near future. Earnings generated will be redeployed by the Canaan as it continues its growth strategies.

                  INFORMATION CONCERNING THE CORAL COMPANIES

General

     Coral, Inc. and Coral Corp. were organized in 1989 and 1991, respectively, for the sole purpose of acting as a general partner of the partnerships. Coral, Inc. serves as managing general partner of the 1990, 1993-I and 1996-I partnerships. Coral Corp. serves as managing general partner of all of the remaining partnerships. The sole assets of the Coral Companies consists of their respective interests in the partnerships for which they serve as managing general partner. All of the revenues received by Coral, Inc. and Coral Corp. from the partnerships are paid either to Canaan to reimburse Canaan for costs incurred in providing management services relating to the partnerships or to Canaan Securities for services rendered by Canaan Securities in connection with the organization of the partnerships.

          No separate selected financial data is presented for the Coral Companies because it consists solely of their respective share of the partnerships activities and selected financial and operating data is presented separately for each partnership.

                      INFORMATION CONCERNING PARTNERSHIPS

1990 Partnership

General

          The 1990 partnership was formed in April, 1990 and raised $3.9 million of limited partner capital contributions. As of September 30, 1999, the 1990 partnership had returned to limited partners 138% of their original investment.

          The 1990 partnership owns an interest in 51 oil and gas wells, with 48 located in Oklahoma and 3 in Texas. Total net production from properties is 95% gas consisting of 692 Mcf/day of gas and 7 Bbls/day of oil as of September 30, 1999. Approximately 28% of the 1990 partnership's total reserve value as of September 30, 1999 is concentrated in 3 wells. The largest property (10.4%) is the Sewell #1-36, a 15,000 feet deep Atoka gas well located in western Oklahoma's Custer County. The Hussey #1-10, a 14,300 feet deep Sycamore/ Woodford/ Hunton/ Viola gas well located in southern Oklahoma's Stephens County, and the Cathie Ruth #1-12, an 8,400 feet deep Sycamore gas well located in southern Oklahoma's Garvin County, represent 9.9% and 7.7% of total reserve value, respectively.

          Proved developed producing and proved developed non-producing reserves account for over 87% of the 1990 partnership's total proved reserves at September 30, 1999 and 96% of total proved reserves at such date is gas. The partnership has two well locations with proved undeveloped reserves, one offsetting the Hussey #1-10 in Stephens County, Oklahoma and one Redfork development well in Roger Mills County in western Oklahoma.

Acquisition and Drilling Activity

          The 1990 partnership has acquired and drilled or participated in the drilling of wells as set out in the table below for the periods indicated. The 1990 partnership has not participated in the drilling of any exploratory wells.


                                                                                                                Nine Months
                                                  Years Ended December 31,                                         Ended
                        ------------------------------------------------------------------------------          September 30,
                                  1996                      1997                       1998                         1999
                        ------------------------  -------------------------  -------------------------  --------------------------
                          Gross          Net        Gross           Net         Gross           Net       Gross            Net
                        ----------    ----------  ----------     ----------  -----------     ---------  ----------     -----------
Acquired wells:
Gas...................           1         0.003          --             --           --            --          --              --
Oil...................          --            --          --             --           --            --          --              --
Dry...................          --            --          --             --           --            --          --              --
                        ----------    ----------  ----------     ----------  -----------     ---------  ----------     -----------
Total.................           1         0.003          --             --           --            --          --              --
                        ==========    ==========  ==========     ==========  ===========     =========  ==========     ===========
Development well
drilling:
Gas...................           3         0.175           2             --            1          .027           1           0.010
Oil...................          --            --          --             --           --            --          --              --
Dry...................          --            --          --             --           --            --          --              --
                        ----------    ----------  ----------     ----------  -----------     ---------  ----------     -----------
Total.................           3         0.175           2          0.070            1          .027           1           0.010
                        ==========    ==========  ==========     ==========  ===========     =========  ==========     ===========

1991 Partnership

General

          The 1991 partnership was formed in April, 1991 and raised $4.5 million of limited partner capital contributions. As of September 30, 1999, the 1991 partnership had returned to limited partners 139% of their original investment.

          The 1991 partnership owns an interest in 55 oil and gas wells, with 48 located in Oklahoma and 7 in Texas. Total net production from properties is 89% gas, consisting of 905 Mcf/day of gas and 19 Bbls/day of oil as of September 30, 1999. The 1991 partnership's reserve value is broadly diversified, with the largest single well accounting for only 6.6% of total reserve value as of September 30, 1999. The largest well is the Lucky 7 #1, a 9,500 feet deep Davis Sand well located in Grayson County in North Texas.

          Proved developed producing and proved developed non-producing reserves account for over 90% of the 1991 partnership's total proved reserves at September 30, 1999 and 89% of total proved reserves is gas. The partnership has three additional development well locations with proved undeveloped reserves, none of which represent significant reserve value.

Acquisition and Drilling Activity

          The 1991 partnership has acquired and drilled or participated in the drilling of wells as set out in the table below for the periods indicated. The 1991 partnership has not participated in the drilling of any exploratory wells.


                                                                                                               Nine Months
                                                       Years Ended December 31,                                  Ended
                        ----------------------------------------------------------------------------------     September 30,
                                  1996                        1997                         1998                     1999
                        -----------------------   -------------------------  -------------------------   -------------------------
                          Gross         Net         Gross           Net        Gross           Net         Gross           Net
                        ----------   ----------   ----------     ----------  ----------     ----------   ----------     ----------
Acquired wells:
Gas...................           1        0.003            1          0.034          --             --            1          0.007
Oil...................          --           --           --             --          --             --           --             --
Dry...................          --           --           --             --          --             --           --             --
                        ----------   ----------   ----------     ----------  ----------     ----------   ----------     ----------
Total.................           1        0.003            1          0.034          --             --            1          0.007
                        ==========   ==========   ==========     ==========  ==========     ==========   ==========     ==========
Development well
drilling:
Gas...................           4        0.175            3          0.166           2          0.166           --             --
Oil...................          --           --            1          0.044           1          0.056           --             --
Dry...................          --           --           --             --          --             --           --             --
                        ----------   ----------   ----------     ----------  ----------     ----------   ----------     ----------
Total.................           4        0.175            4          0.210           3          0.222           --             --
                        ==========   ==========   ==========     ==========  ==========     ==========   ==========     ==========


1992 Partnership

General

          The 1992 partnership was formed in June 1992 and raised $7.5 million of limited partner capital contributions. As of September 30, 1999, the 1992 partnership had returned to limited partners 92% of their original investment.

          The 1992 partnership owns an interest in 103 oil and gas wells, with 87 located in Oklahoma, 4 in Nebraska, 3 in Texas and 9 in Wyoming. Total net production from the properties is 78% gas, consisting of 1,248 Mcf/day of gas and 58 Bbls/day of oil as of September 30, 1999. The 1992 partnership's reserve value is broadly diversified, with the largest single property accounting for only 6.6% of total reserve value. The largest property is the Lucky Ditch Unit, a 15,000 feet deep Dakota sand producer located in southwestern Wyoming.

          Proved developed producing and proved developed non-producing reserves account for over 84% of the 1992 partnership's total proved reserves at September 30, 1999 and 83% of total proved reserves is gas. The partnership has 10 well locations with proved undeveloped reserves, all located in western Oklahoma. The largest proved undeveloped reserve value is a Redfork development well location in Custer County, Oklahoma.

Acquisition and Drilling Activity

          The 1992 partnership has acquired and drilled or participated in the drilling of wells as set out in the table below for the periods indicated. The 1992 partnership has not participated in the drilling of any exploratory wells.

                                                       Years Ended December 31,
                        --------------------------------------------------------------------------------------
                                  1996                          1997                           1998
                        -------------------------     -------------------------     --------------------------
                          Gross           Net           Gross           Net            Gross           Net
                        ----------     ----------     ----------     ----------     -----------     ----------
Acquired  wells:
Gas...................           7          0.071              1          0.047              --             --
Oil...................          --             --             --             --              --             --
Dry...................          --             --             --             --              --             --
                        ----------     ----------     ----------     ----------     -----------     ----------
Total.................           7          0.071              1          0.047              --             --
                        ==========     ==========     ==========     ==========     ===========     ==========
Development well
drilling:
Gas...................           4          0.118              3          0.149               1          0.005
Oil...................          --             --              1          0.029              --             --
Dry...................          --             --             --             --              --             --
                        ----------     ----------     ----------     ----------     -----------     ----------
Total.................           4          0.118              4          0.178               1          0.005
                        ==========     ==========     ==========     ==========     ===========     ==========

                               Nine Months
                                  Ended
                              September 30,

                                  1999
                        -------------------------
                          Gross           Net
                        ----------     ----------
Acquired  wells:
Gas...................          --             --
Oil...................          --             --
Dry...................          --             --
                        ----------     ----------
Total.................          --             --
                        ==========     ==========
Development well
drilling:
Gas...................           1          0.042
Oil...................          --             --

Dry...................          --             --
                        ----------     ----------
Total.................           1           0.04
                        ==========     ==========


1993 Partnership

General

          The 1993 partnership was formed in July 1993 and raised $6.5 million of limited partner capital contributions. As of September 30, 1999, the 1993 partnership had returned to limited partners 85% of their original investment.

          The 1993 partnership owns an interest in 149 oil and gas wells, with 120 located in Oklahoma, 4 in Nebraska, 16 in Colorado and 9 in Wyoming. Total net production from the properties is 70% gas, consisting of 1,230 Mcf/day of gas and 79 Bbls/day of oil as of September 30, 1999. The 1993 partnership's reserve value as of September 30, 1999 is broadly diversified, with the largest single property accounting for only 6.5% of total reserve value. The largest property is the Lucky Ditch Unit, a 15,000 feet deep Dakota sand producer located in southwestern Wyoming.

          Proved developed producing and proved developed non-producing reserves account for over 91% of the 1993 partnership's total proved reserves at September 30, 1999 and 70% of total proved reserves is gas. The partnership has nine additional development well locations with proved undeveloped reserves, none of which represent significant reserve value.

Acquisition and Drilling Activity

          The 1993 partnership has acquired and drilled or participated in the drilling of wells as set out in the table below for the periods indicated. The 1993 partnership has not participated in the drilling of any exploratory wells.

                                                       Years Ended December 31,
                        --------------------------------------------------------------------------------------
                                  1996                          1997                           1998
                        -------------------------     -------------------------     --------------------------
                          Gross           Net           Gross           Net            Gross           Net
                        ----------     ----------     ----------     ----------     -----------     ----------
Acquired  wells:
Gas...................          --             --             --             --              --             --
Oil...................          --             --             --             --              --             --
Dry...................          --             --             --             --              --             --
                        ----------     ----------     ----------     ----------     -----------     ----------
Total.................          --             --             --             --              --             --
                        ==========     ==========     ==========     ==========     ===========     ==========
Development well
drilling:
Gas...................           1          0.041              8          0.456               1          0.050
Oil...................          --             --             --             --              --             --
Dry...................           1          0.059             --             --              --             --
                        ----------     ----------     ----------     ----------     -----------     ----------
Total.................           2          0.100              8          0.456               1          0.050
                        ==========     ==========     ==========     ==========     ===========     ==========

                               Nine Months
                                  Ended
                              September 30,

                                  1999
                        -------------------------
                          Gross           Net
                        ----------     ----------
Acquired  wells:
Gas...................          --             --
Oil...................          --             --
Dry...................          --             --
                        ----------     ----------
Total.................          --             --
                        ==========     ==========
Development well
drilling:
Gas...................          --             --
Oil...................          --             --

Dry...................          --             --
                        ----------     ----------
Total.................          --             --
                        ==========     ==========

     As of September 30, 1999, the 1993 partnership was involved in the drilling of 1 gross (.03 net) development well.

1993-I Partnership

General

          The 1993-I partnership was formed in September 1993 and raised $2.4 million of limited partner capital contributions. As of September 30, 1999 the 1993-I partnership had returned to limited partners 104% of their original investment.

          The 1993-I partnership owns an interest in 62 oil and gas wells, with 43 located in Oklahoma, 4 in Nebraska, 6 in New Mexico and 9 in Wyoming. Total net production from the properties is 78% gas, consisting of 534 Mcf/day of gas and 25 Bbls/day of oil as of September 30, 1999. The 1993-I partnership's reserve value is broadly diversified, with the largest single well accounting for only 7.5% of total reserve value. The largest well is the Harrell C #1-3, an 8,100 feet deep Sycamore producer located in southern Oklahoma's Stephens County.

          Proved developed producing and proved developed non-producing reserves account for over 93% of the 1993-I partnership's total proved reserves at September 30, 1999 and 72% of total proved reserves is gas. The partnership has four additional development well locations with proved undeveloped reserves, none of which represent significant reserve value.

Acquisition and Drilling Activity

          The 1993-I partnership has acquired and drilled or participated in the drilling of wells as set out in the table below for the periods indicated. The 1993-I partnership has not participated in the drilling of any exploratory wells.

                                                       Years Ended December 31,
                        --------------------------------------------------------------------------------------
                                  1996                          1997                           1998
                        -------------------------     -------------------------     --------------------------
                          Gross           Net           Gross           Net            Gross           Net
                        ----------     ----------     ----------     ----------     -----------     ----------
Acquired  wells:
Gas...................          --             --             --             --               1          0.048
Oil...................          --             --             --             --              --             --
Dry...................          --             --             --             --              --             --
                        ----------     ----------     ----------     ----------     -----------     ----------
Total.................          --             --             --             --               1          0.048
                        ==========     ==========     ==========     ==========     ===========     ==========
Development well
drilling:
Gas...................          --             --              4          0.144               2          0.114
Oil...................          --             --             --             --              --             --
Dry...................          --             --             --             --              --             --
                        ----------     ----------     ----------     ----------     -----------     ----------
Total.................          --             --              4          0.144               2          0.114
                        ==========     ==========     ==========     ==========     ===========     ==========

                               Nine Months
                                  Ended
                              September 30,

                                  1999
                        -------------------------
                          Gross           Net
                        ----------     ----------
Acquired  wells:
Gas...................          --             --
Oil...................          --             --
Dry...................          --             --
                        ----------     ----------
Total.................          --             --
                        ==========     ==========
Development well
drilling:
Gas...................          --             --
Oil...................          --             --

Dry...................          --             --
                        ----------     ----------
Total.................          --             --
                        ==========     ==========

     As of September 30, 1999, the 1993-I partnership was involved in the drilling of 1 gross (.03 net) development well.


1995 Partnership

General

          The 1995 partnership was formed in December 1994 and raised $6.8 million of limited partner capital contributions. As of September 30, 1999, the 1995 partnership had returned to limited partners 68% of their original investment.

          The 1995 partnership owns an interest in 127 oil and gas wells, with 95 located in Oklahoma, 23 in Arkansas and 9 in Wyoming. Total net production from the properties is 82% gas, consisting of 1660 mcf/day of gas and 62 Bbls/day of oil as of September 30, 1999. The 1995 partnership's reserve value is broadly diversified, with the largest single property accounting for only 5.0% of total reserve value. The largest property is the Lucky Ditch Unit, a 15,000 feet deep Dakota sand producer located in southwestern Wyoming.

          Proved developed producing and proved developed non-producing reserve account for over 85% of the 1995 partnership's total proved reserves at September 30, 1999 and 80% of total proved reserves is gas. The partnership has nine well locations with proved undeveloped reserves in the Anadarko Basin of western Oklahoma, and two well locations in southern Oklahoma.

Acquisition and Drilling Activity

          The 1995 partnership has acquired and drilled or participated in the drilling of wells as set out in the table below for the periods indicated. The 1995 partnership has not participated in the drilling of any exploratory wells.

                                                       Years Ended December 31,
                        --------------------------------------------------------------------------------------
                                  1996                          1997                           1998
                        -------------------------     -------------------------     --------------------------
                          Gross           Net           Gross           Net            Gross           Net
                        ----------     ----------     ----------     ----------     -----------     ----------
Acquired  wells:
Gas...................           9          0.088             --             --              --             --
Oil...................           4          0.127             --             --              --             --
Dry...................          --             --             --             --               1          0.094
                        ----------     ----------     ----------     ----------     -----------     ----------
Total.................          13          1.014             --             --               1          0.094
                        ==========     ==========     ==========     ==========     ===========     ==========
Development well
drilling:
Gas...................          --             --              4          0.213              --             --
Oil...................          --             --              1          0.022               1          0.043
Dry...................          --             --             --             --              --             --
                        ----------     ----------     ----------     ----------     -----------     ----------
Total.................          --             --              5          0.235               1          0.043
                        ==========     ==========     ==========     ==========     ===========     ==========

                                    Nine Months
                                       Ended
                                   September 30,

                                       1999
                             -------------------------
                               Gross           Net
                             ----------     ----------
Acquired  wells:
Gas...................               --             --
Oil...................               --             --
Dry...................               --             --
                             ----------     ----------
Total.................               --             --
                             ==========     ==========
Development well
drilling:
Gas...................                1          0.147
Oil...................               --             --

Dry...................               --             --
                             ----------     ----------
Total.................                1          0.147
                             ==========     ==========

          As of September 30, 1999, the 1995 partnership was involved in the drilling of 1 gross (.02 net) development well.


1996 Partnership

General

          The 1996 partnership was formed in May 1996 and raised $9.6 million of limited partner capital contributions. As of September 30, 1999, the 1996 partnership had returned to limited partners 25% of their original investment.

          The 1996 partnership owns an interest in 129 oil and gas wells, with 127 located in Oklahoma and two in Texas. Total net production from the properties is 82% gas, consisting of 1,975 Mcf/day of gas and 73 Bbls/day of oil as of September 30, 1999. The 1996 partnership's reserve value is broadly diversified, with the largest single property accounting for only 6.1% of total reserve value. The largest property is the Ehlers #1-15, a 7,000 feet deep Viola oil well located in Garfield County, Oklahoma.

          In addition to oil and gas reserves, the 1996 partnership owns 53% of a Contingent Production Payment purchased from Indian. This Contingent Production Payment has a balance of $5,606,250 as of September 30, 1999, of which the partnership's share is $2,971,313. If the combination transactions are consummated the Contingent Production Payment will be increased by $3 million of which $1.6 million would be payable to the 1996 partnership. Please see "Failure to Approve the Combination Transactions" on page _____.

          Proved developed producing and proved developed non-producing reserves account for over 88% of the 1996 partnership's total proved reserves at September 30, 1999 and 86% of total proved reserves is gas. The partnership has eleven additional development well locations with proved undeveloped reserves, one of which represents significant reserve value. The Ehlers #3-15, a 7,000 feet deep Viola test well offsetting the Ehlers #1-15, represents almost half of the proved undeveloped reserve value. Wells with proved undeveloped reserves include seven locations in the Anadarko Basin of Western Oklahoma and four locations in southern Oklahoma.

Acquisition and Drilling Activity

          The 1996 partnership has acquired and drilled or participated in the drilling of wells as set out in the table below for the periods indicated.

                                                         Years Ended December 31,
                            -----------------------------------------------------------------------------------
                                      1996                        1997                          1998
                            ------------------------     -----------------------     --------------------------
                              Gross           Net          Gross          Net          Gross            Net
                            ----------     ---------     ---------     ---------     ----------     -----------
Acquired  wells:
Gas........................         23          2.73            29          3.44             74          20.320
Oil........................          2          0.02            14          2.84             11           2.600
Dry........................         --            --            --            --             --              --
                            ----------     ---------     ---------     ---------     ----------     -----------
Total......................         25          2.75            43          6.28             85          22.920
                            ==========     =========     =========     =========     ==========     ===========
Development well drilling:
Gas........................         --            --             3          0.40             --              --
Oil........................         --            --             2          0.12              1           0.043
Dry........................         --            --            --            --              1           0.094
                            ----------     ---------     ---------     ---------     ----------     -----------
Total......................         --            --             5          0.53              2           0.137
                            ==========     =========     =========     =========     ==========     ===========
Exploratory well drilling:
Gas........................         --            --            --            --             --              --
Oil........................         --            --             1          0.07             --              --
Dry........................         --            --            --            --             --              --
                            ----------     ---------     ---------     ---------     ----------     -----------
Total......................         --            --             1          0.07             --              --
                            ==========     =========     =========     =========     ==========     ===========

                                        Nine Months
                                           Ended
                                       September 30,

                                           1999
                                 -------------------------
                                   Gross           Net
                                 ----------     ----------
Acquired  wells:
Gas........................              --             --
Oil........................              --             --
Dry........................              --             --
                                 ----------     ----------
Total......................              --             --
                                 ==========     ==========
Development well drilling:
Gas........................               2          0.183
Oil........................              --             --
Dry........................               1          0.073
                                 ----------     ----------
Total......................               3          0.256
                                 ==========     ==========
Exploratory well drilling:
Gas........................              --             --
Oil........................              --             --
Dry........................              --             --
                                 ----------     ----------
Total......................              --             --
                                 ==========     ==========

1996-I Partnership

General

          The 1996-I partnership was formed in December 1995 and raised $6.5 million of limited partner capital contributions. As of September 30, 1999 the 1996-I partnership had returned to limited partners 38% of their original investment.

          The 1996-I partnership owns an interest in 94 oil and gas wells, all located in Oklahoma. Total net production from the properties is 78% gas, consisting of 1,481 Mcf/day of gas and 65 Bbls/day of oil as of September 30, 1999. The 1996-I partnership reserve value is broadly diversified, with the largest single property accounting for only 9.6% of total reserve value. The largest property is the Ehlers #1-15, a 7,000 feet deep Viola oil well located in Garfield County, Oklahoma.

          In addition to oil and gas reserves, the 1996-I partnership owns 47% of a $9,000,000 Contingent Production Payment purchased from Indian. This Contingent Production Payment has a balance of $5,606,250 as of September 30, 1999, of which the partnership's share is $2,634,937. If the combination transactions are consummated, the Contingent Production Payment will be increased by $3 million of which $1.4 million would be payable to the 1996-I partnership. Please see "Failure to Approve the Combination Transactions" on page _____.

          Proved developed producing and proved developed non-producing reserves account for over 85% of the 1996-I partnership's total proved reserves and 81% of proved reserves is gas. The partnership has eleven additional development well locations with proved undeveloped reserves, one of which represents significant reserve value. The Ehlers #3-15, a 7,000 feet deep Viola test well offsetting the Ehlers #1-15, represents more than half of the proved undeveloped reserve value. Wells with proved undeveloped reserves include eight locations to be drilled in the Anadarko Basin of western Oklahoma and three locations in southern Oklahoma.

Acquisition and Drilling Activity

          The 1996-I partnership has acquired and drilled or participated in the drilling of wells as set out in the table below for the periods indicated.

                                                        Years Ended December 31,
                          -------------------------------------------------------------------------------------
                                    1996                           1997                          1998
                          -------------------------     --------------------------     ------------------------
                            Gross           Net           Gross            Net           Gross           Net
                          ----------     ----------     ----------     -----------     ----------     ---------
Acquired  wells:
Gas......................          9          0.422             18           2.285             30          4.45
Oil......................          4          0.106              2           0.663              5          1.26
Dry......................         --             --             --              --             --            --
                          ----------     ----------     ----------     -----------     ----------     ---------
Total....................         13          0.528             20           2.948             35          5.71
                          ==========     ==========     ==========     ===========     ==========     =========
Development well drilling:
Gas......................         --             --             10           1.034              2          0.05
Oil......................         --             --              1           0.011              1          0.04
Dry......................         --             --              1           0.020              1          0.09
                          ----------     ----------     ----------     -----------     ----------     ---------
Total....................         --             --             12           1.065              4          0.19
                          ==========     ==========     ==========     ===========     ==========     =========
Exploratory well drilling:
Gas......................         --             --             --              --             --            --
Oil......................          1          0.050              1           0.070             --            --
Dry......................         --             --             --              --             --            --
                          ----------     ----------     ----------     -----------     ----------     ---------
Total....................          1          0.050              1           0.070             --            --
                          ==========     ==========     ==========     ===========     ==========     =========

                                 Nine Months
                                    Ended
                                September 30,

                                     1999
                          --------------------------
                            Gross            Net
                          ----------     -----------
Acquired  wells:
Gas......................          1           0.059
Oil......................          3           0.296
Dry......................         --              --
                          ----------     -----------
Total....................          4           0.355
                          ==========     ===========
Development well drilling:
Gas......................          2           0.035
Oil......................         --              --
Dry......................         --              --
                          ----------     -----------
Total....................          2           0.035
                          ==========     ===========
Exploratory well drilling:
Gas......................         --              --
Oil......................         --              --
Dry......................         --              --
                          ----------     -----------
Total....................         --              --
                          ==========     ===========

     As of September 30, 1999, the 1996-I partnership was involved in the drilling of 1 gross (.02 net) development well.

Acreage and Productive Wells for All Partnerships

          The following table shows the developed and undeveloped oil and gas lease and mineral acreage as of September 30, 1999 owned by each partnership. The table does not include acreage in which an interest is limited to a royalty, overriding royalty or other similar interest.

                                                          Developed                        Undeveloped
                                                ------------------------------     ----------------------------
     Partnership                                    Gross              Net            Gross             Net
                                                -------------      -----------     ------------     -----------
         1990.................................     15,724               927             -                -
         1991.................................     15,117             1,451             -                -
         1992.................................     48,904             3,933             -                -
         1993.................................     38,343             3,679             -                -
         1993-I...............................     27,132               865             -                -
         1995.................................     26,447             3,712             -                -
         1996.................................     37,086             6,016             -                -
         1996-I...............................     26,246             3,004             -                -
                                                -------------      -----------     ------------     -----------
     Total....................................    234,999            23,587             -                -
                                                =============      ===========     ============     ===========

          The following table shows the ownership of each partnership in productive wells at September 30, 1999. Gross oil and gas wells include 6 wells with multiple completions. Wells with multiple completions are counted only once for purposes of the table.

                                                                          Productive Wells
                                                    -------------------------------------------------------------
                                                                 Gas                              Oil
                                                    -----------------------------     ---------------------------
     Partnership                                       Gross              Net            Gross            Net
                                                    ------------     ------------     ----------     ------------
         1990.....................................       46                 2.891          5                0.548
         1991.....................................       41                 3.905         14                1.937
         1992.....................................       70                 5.354         33                3.056
         1993.....................................       83                10.725         66               16.326
         1993-I...................................       39                 2.228         23                1.382
         1995.....................................       59                10.200         68               15.724
         1996.....................................      106                19.059         23                4.845
         1996-I...................................       78                 9.630         16                2.437
                                                    ------------     ------------     ----------     ------------
     Total........................................      522                63.990        248               46.255
                                                    ============     ============     ==========     ============


Beneficial Owners of Partnerships

          Information concerning the percentage ownership of each partnership is set forth on page _____ under "Background and Reasons for Combination Transactions - Background of the Partnerships" and on page _____ under "Special Meeting of the Partnerships - Voting Requirements". No limited partner in any partnership owns more than 5% of a partnership based on revenue sharing percentages except as set forth below:

                                     Name and Address of
          Partnership                   Limited Partner               Percent Ownership
---------------------------------------------------------------------------------------------
1993-I Partnership            Ralph T. Corelli                              5.26%
                              154 Cross Ridge Road
                              New Canaan, CT 06840

                              John M. Pratt, Jr.                            7.37%
                              P. O. Box 206
                              Thomaston, CT 06787

                              Estate of Robert H. Krieble                  10.53%
                              One Gold St., Apt 24H
                              Hartford, CT 06103

                                     Name and Address of
          Partnership                   Limited Partner               Percent Ownership
---------------------------------------------------------------------------------------------
                              John P. Caval                                           21.05%
                              2971 S.E. St Lucie Blvd.
                              Stuart, FL 34997

1996-I Partnership            John P. Caval                                            7.67%
                              2971 S.E. St Lucie Blvd.
                              Stuart, FL 34997
                              Shanghai Pacific Credit                                  5.37%
                              Corporation
                              13th Floor, Gloucester Tower
                              The Landmark, 11 Peddler St
                              Central, Hong Kong


Selected Historical Financial and Operating Data For Individual Partnerships

          The following tables present summary selected financial information and operating data for each individual partnership for the periods indicated. It should be read in conjunction with the financial statements and related notes for the partnerships included elsewhere in this prospectus. The summary financial information as of December 31, 1994, 1995 and 1996 and September 30, 1999 and for the nine months ended September 30, 1998 and 1999 is unaudited. The results from the nine months ended September 30, 1999 are not necessarily indicative of the results to be expected for the full year.

1990 PARTNERSHIP

                                                       SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

                                                                   Years ended December 31,
                                          ---------------------------------------------------------------------------
                                                1994            1995             1996            1997           1998
                                          ----------       ---------        ---------      ----------      ----------
                                            (in thousands, except per investment amounts and as otherwise indicated)
Statement of Operations Data:
 Revenues:
  Oil and natural gas sales..............    $   949         $   804         $  1,144        $  1,014        $    700
  Interest and other.....................          4               6                5               6               6
                                          ----------       ---------        ---------      ----------      ----------
    Total revenues.......................        953             810            1,149           1,020             706
                                          ----------       ---------        ---------      ----------      ----------
 Expenses:
  Operating costs........................        180             187              204             149             158
  General and administrative costs.......         50              46               51              55              53
  Depreciation, depletion, and
  amortization...........................        375             344              301             257             234
  Interest...............................          8              21               49              50              48
                                          ----------       ---------        ---------      ----------      ----------
    Total expenses.......................        613             598              605             511             493
                                          ----------       ---------        ---------      ----------      ----------
  Net income (loss)......................    $   340         $   212         $    544        $    509        $    213
                                          ==========       =========        =========      ==========      ==========

Statement of Cash Flows Data:
 Net cash provided by operating
 activities..............................    $   715         $   555         $    704        $    822        $    589
 Net cash used in investing activities...        (81)           (319)             (46)           (198)            (48)
 Net cash provided by (used in)
 financing activities....................       (604)           (272)            (653)           (625)           (582)
 Net increase (decrease) in
    cash and cash equivalents............         30             (36)               5               0             (40)
 EBITDA*.................................        722             576              894             816             495
 Cash distributions......................        692             601              670             762             612
 Limited partner's cash distributions
    per $1000 investment.................        160             138              142             147             118

Balance Sheet Data:
 Cash and cash equivalents...............    $   145         $   109         $    114        $    114        $     74
 Oil and gas properties, net at book
 value...................................      1,911           1,886            1,631           1,572           1,385
 Total assets............................      2,229           2,212            2,068           1,970           1,582
 Total liabilities.......................        201             521              503             657             669
 Limited partners' equity................      2,008           1,702            1,545           1,292             934
 General partners' equity................         20             (11)              20              21             (21)
 Limited partner's book value per
    $1000 investment.....................        516             438              398             332             240

Production:
 Oil production (MBbls)..................          8               7                7               5               3
 Natural gas production (MMcf)...........        474             441              417             344             313
    Equivalent production (MMcfe)........        519             486              460             373             333
Average sales price:
 Oil price (per/Bbl) ....................    $ 15.31         $ 16.82         $  21.27        $  20.11        $  13.45
 Natural gas price (per/Mcf).............       1.76            1.54             2.38            2.66            2.09
    Average sales price (per Mcfe).......       1.83            1.66             2.49            2.72            2.10
Operating and Overhead
   Costs (per.Mcfe):
 Lease operating expense ................       0.21            0.26             0.27            0.28            0.32
 Production taxes........................       0.14            0.12             0.18            0.12            0.16
 General and administrative
  expense................................       0.10            0.10             0.11            0.15            0.16
                                          ----------       ---------        ---------      ----------      ----------
    Total................................       0.45            0.48             0.56            0.55            0.64
                                          ----------       ---------        ---------      ----------      ----------
Cash Operating Margin (per Mcfe).........    $  1.38         $  1.18         $   1.93        $   2.17        $   1.46
                                          ==========       =========        =========      ==========      ==========

Other:
 Depreciation, depletion and amortization--
   oil and gas properties (per Mcfe).....       0.72            0.71             0.65            0.69             0.7

Estimated Net Proved Reserves
(as of period end):
  Natural gas (MMcf).....................      3,245           2,804            2,724           2,524           2,217
  Oil (MBbls)............................         24              17               21              17              14
    Total (MMcfe)........................      3,390           2,904            2,853           2,628           2,301

Estimated Future Net Revenues ($MM)*.....    $ 5,515         $ 4,725         $  9,415        $  4,865        $  2,510

Present Value ($MM)*.....................      3,481           2,982            5,942           3,071           1,584
                                                          Nine Months
                                                         Ended Sept 30,
                                                    1998               1999
                                              ----------        -----------
                                                        (unaudited)
Statement of Operations Data:
 Revenues:
  Oil and natural gas sales..............     $      547        $       460
  Interest and other.....................              4                  3
                                              ----------        -----------
    Total revenues.......................            551                463
                                              ----------        -----------
 Expenses:
  Operating costs........................            112                102
  General and administrative costs.......             38                 33
  Depreciation, depletion, and
  amortization...........................            181                159
  Interest...............................             40                 42
                                              ----------        -----------
    Total expenses.......................            371                336
                                              ----------        -----------
  Net income (loss)......................     $      180        $       127
                                              ==========        ===========

Statement of Cash Flows Data:
 Net cash provided by operating
 activities..............................     $      423        $       294
 Net cash used in investing activities...            (58)               (30)
 Net cash provided by (used in)
 financing activities....................           (423)              (262)
 Net increase (decrease) in
    cash and cash equivalents............            (58)                 2
 EBITDA*.................................            401                328
 Cash distributions......................            450                289
 Limited partner's cash distributions
    per $1000 investment.................             87                 56

Balance Sheet Data:
 Cash and cash equivalents...............     $       56        $        76
 Oil and gas properties, net at book
 value...................................          1,449              1,257
 Total assets............................          1,705              1,451
 Total liabilities.......................            662                699
 Limited partners' equity................          1,044                773
 General partners' equity................             (1)               (21)
 Limited partner's book value per
    $1000 investment.....................            269                199

Production:
 Oil production (MBbls)..................              3                  2
 Natural gas production (MMcf)...........            240                208
    Equivalent production (MMcfe)........            255                221
Average sales price:
 Oil price (per/Bbl) ....................     $    13.93        $     16.05
 Natural gas price (per/Mcf).............           2.13               2.04
    Average sales price (per Mcfe).......           2.14               2.08
Operating and Overhead
   Costs (per.Mcfe):
 Lease operating expense ................           0.28               0.31
 Production taxes........................           0.16               0.15
 General and administrative
    expense..............................           0.15               0.15
                                              ----------        -----------
    Total................................           0.59               0.61
                                              ----------        -----------
Cash Operating Margin (per Mcfe).........     $     1.55        $      1.47
                                              ==========        ===========

Other:
 Depreciation, depletion and amortization--
   oil and gas properties (per Mcfe).....           0.71               0.72

Estimated Net Proved Reserves
(as of period end):
  Natural gas (MMcf).....................            N/A                N/A
  Oil (MBbls)............................            N/A                N/A
    Total (MMcfe)........................            N/A                N/A

Estimated Future Net Revenues ($MM)*.....            N/A                N/A

Present Value ($MM)*.....................            N/A                N/A

______________
*See Definitions

1991 PARTNERSHIP
               SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

                                                                              Years ended December 31,
                                                       -----------------------------------------------------------------------
                                                           1994            1995           1996           1997         1998
                                                       ------------    ------------   -------------   ----------   -----------
                                                       (in thousands, except per investment amounts and as otherwise indicated)
Statement of Operations Data:
   Revenues:
      Oil and natural gas sales........................     $1,410          $1,427         $ 1,454      $ 1,145       $ 1,088
      Interest and other...............................          3               6               5            5            10
                                                            ------          ------         -------      -------       -------
        Total revenues.................................      1,413           1,433           1,459        1,150         1,098
                                                            ------          ------         -------      -------       -------
   Expenses:
      Operating costs..................................        326             349             298          234           241
      General and administrative costs.................         71              75              71           61            67
      Depreciation, depletion, and amortization........        402             466             362          249           304
      Interest.........................................          8              47              62           51            48
                                                            ------          ------         -------      -------       -------
        Total expenses.................................        807             937             793          595           660
                                                            ------          ------         -------      -------       -------
   Net income (loss)...................................     $  606          $  496         $   666      $   555       $   438
                                                            ======          ======         =======      =======       =======

Statement of Cash Flows Data:
   Net cash provided by operating activities...........     $1,008          $  963         $ 1,013      $   832       $   772
   Net cash used in investing activities...............       (280)            (94)            (61)          12          (196)
   Net cash provided by (used in)
    financing activities...............................       (715)           (893)           (942)        (831)         (613)
   Net increase (decrease) in cash and cash
      equivalents......................................         14             (24)              9           13           (38)
   EBITDA*.............................................      1,016           1,010           1,089          856           791
   Cash distributions..................................        977           1,004             956          808           788
   Limited partner's cash distributions per
      $1000 investment.................................     $  196          $  202         $   183      $   137       $   132

Balance Sheet Data:
   Cash and cash equivalents...........................     $  124          $  100         $   109      $   122       $    84
   Oil and gas properties, net at book value...........      2,586           2,214           1,914        1,653         1,545
   Total assets........................................      2,926           2,535           2,291        1,999         1,822
   Total liabilities...................................        316             582             628          589           762
   Limited partners' equity............................      2,595           1,957           1,657        1,405         1,054
   General partners' equity............................         15              (4)              6            5             6
   Limited partner's book value per $1000
      investment.......................................        580             437             370          314           235

Production:
   Oil production (MBbls)..............................         19              20              13            9            11
   Natural gas production (MMcf).......................        653             681             489          362           429
      Equivalent production (MMcfe)....................        768             803             569          414           497
Average sales price:
   Oil price (per/Bbl).................................     $14.03          $16.91         $ 20.86      $ 19.18       $ 12.42
   Natural gas price (per/Mcf).........................       1.75            1.59            2.41         2.71          2.21
      Average sales price (per Mcfe)...................       1.84            1.78            2.56         2.77          2.19
Operating and Overhead Costs (per Mcfe):
   Lease operating expense.............................       0.29            0.31            0.35         0.37          0.31
   Production taxes....................................       0.13            0.13            0.18         0.19          0.18
   General and administrative expense..................       0.09            0.09            0.13         0.15          0.13
                                                            ------          ------         -------      -------       -------
      Total............................................       0.51            0.53            0.66         0.71          0.62
                                                            ------          ------         -------      -------       -------
Cash Operating Margin (per Mcfe).......................     $ 1.33          $ 1.25         $  1.90      $  2.06       $  1.57
                                                            ======          ======                      =======       =======

Other:
   Depreciation, depletion and
   amortization--oil
      and gas properties...............................       0.52            0.58            0.64          0.6          0.61

Estimated Net Proved Reserves (as of period end):
   Natural gas (MMcf)..................................      5,035           4,354           3,570        2,862         2,673
   Oil (MBbls).........................................        114              93              73           47            42
   Total (MMcfe).......................................      5,718           4,915           4,010        3,147         2,925

Estimated Future Net Revenues ($MM)*...................     $9,426          $8,102         $12,699      $ 6,226       $ 3,146

Present Value ($MM)*...................................      6,031           5,184           8,126        3,984         2,013

                                                                Nine Months
                                                               Ended Sept 30,
                                                          ------------------------
                                                             1998          1999
                                                          -----------   ----------
                                                                 (unaudited)
Statement of Operations Data:
   Revenues:
      Oil and natural gas sales........................     $   783       $   731
      Interest and other...............................           9             3
                                                           --------       -------
        Total revenues.................................         792           734
                                                           --------       -------
   Expenses:
      Operating costs..................................         179           155
      General and administrative costs.................          48            48
      Depreciation, depletion, and amortization........         212           214
      Interest.........................................          39            51
                                                           --------       -------
        Total expenses.................................         478           468
                                                           --------       -------
   Net income (loss)...................................    $    314       $   266
                                                           ========       =======
Statement of Cash Flows Data:
   Net cash provided by operating activities...........    $    550       $   468
   Net cash used in investing activities...............        (198)          (33)
   Net cash provided by (used in)
    financing activities...............................        (380)         (440)
   Net increase (decrease) in cash and cash
      equivalents......................................         (27)           (5)
   EBITDA*.............................................         565           532
   Cash distributions..................................         548           487
   Limited partner's cash distributions per
      $1000 investment.................................    $     92       $    82

Balance Sheet Data:
   Cash and cash equivalents...........................    $     94       $    79
   Oil and gas properties, net at book value...........       1,638         1,364
   Total assets........................................       1,951         1,649
   Total liabilities...................................         775           809
   Limited partners' equity............................       1,177           836
   General partners' equity............................          (1)            4
   Limited partner's book value per $1000
      investment.......................................         263           187

Production:
   Oil production (MBbls)..............................           8             7
   Natural gas production (MMcf).......................         297           305
      Equivalent production (MMcfe)....................         347           345
Average sales price:
   Oil price (per/Bbl).................................    $  12.81       $ 15.18
   Natural gas price (per/Mcf).........................        2.28          2.07
      Average sales price (per Mcfe)...................        2.26          2.12
Operating and Overhead Costs (per Mcfe):
   Lease operating expense.............................        0.33          0.30
   Production taxes....................................        0.18          0.15
   General and administrative expense..................        0.14          0.14
                                                           --------       -------
      Total............................................        0.65          0.59
                                                           --------       -------
Cash Operating Margin (per Mcfe).......................    $   1.61       $  1.53
                                                           ========       =======

Other:
   Depreciation, depletion and
   amortization--oil
      and gas properties...............................        0.61          0.62

Estimated Net Proved Reserves (as of period end):
   Natural gas (MMcf)..................................         N/A           N/A
   Oil (MBbls).........................................         N/A           N/A
   Total (MMcfe).......................................         N/A           N/A

Estimated Future Net Revenues ($MM)*...................         N/A           N/A

Present Value ($MM)*...................................         N/A           N/A

________________
*See Definitions

1992 PARTNERSHIP
                    SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

                                                                         Years ended December 31,
                                                -----------------------------------------------------------------------------
                                                         1994            1995            1996            1997            1998
                                                -------------    ------------   -------------   -------------   -------------
                                                  (in thousands, except per investment amounts and as otherwise indicated)
Statement of Operations Data:
   Revenues:
      Oil and natural gas sales..............          $1,226          $1,366          $2,038          $1,865          $1,383
      Interest and other.....................              71              30               7              11              11
                                                -------------    ------------   -------------   -------------   -------------
        Total revenues.......................           1,297           1,396           2,045           1,876           1,394
                                                -------------    ------------   -------------   -------------   -------------
   Expenses:
      Operating costs........................             267             397             432             384             382
      General and administrative costs.......              68              75             103             106              95
      Depreciation, depletion, and...........             468             518             521             455             456
      Interest...............................               0               0               4              25              39
                                                -------------    ------------   -------------   -------------   -------------
        Total expenses.......................             803             990           1,060             970             972
                                                -------------    ------------   -------------    ------------   -------------
   Net income (loss).........................            $494            $406            $985            $906            $422
                                                =============    ============   =============   =============   =============

Statement of Cash Flows Data:
   Net cash provided by operating............            $962            $923          $1,434          $1,389            $963
   Net cash used in investing activities.....          (1,666)         (1,297)           (107)           (226)           (118)
   Net cash provided by (used in)
      financing activities...................            (958)           (796)         (1,269)         (1,237)           (903)
   Net increase (decrease) in cash and cash
      equivalents............................          (1,662)         (1,169)             58             (74)            (58)
   EBITDA*...................................             962             923           1,511           1,386             916
   Cash distributions........................             951           1,030           1,371           1,410           1,028
   Limited partner's cash distributions per
      $1000 investment.......................            $114            $124            $165            $169            $123

Balance Sheet Data:
   Cash and cash equivalents.................          $1,313            $144            $202            $128             $70
   Oil and gas properties, net at book
   value.....................................           3,539           4,318           3,905           3,676           3,338
   Total assets..............................           5,151           4,743           4,485           4,149           3,613
   Total liabilities.........................              52             192             319             487             557
   Limited partners' equity..................           5,068           4,545           4,146           3,647           3,052
   General partners' equity..................              31               6              20              15               4
   Limited partner's book value per $1000
      investment.............................             676             606             553             486             407

Production:
   Oil production (MBbls)....................              13               3              29              25              25
   Natural gas production (MMcf).............             626             607             670             564             553
      Equivalent production (MMcfe)..........             702             796             842             714             701
Average sales price:
   Oil price (per/Bbl).......................          $14.08          $16.58          $20.52          $19.13          $12.68
   Natural gas price (per/Mcf)...............            1.68            1.39            2.16            2.46            1.94
      Average sales price (per Mcfe).........            1.75            1.72            2.42            2.61            1.97
Operating and Overhead Costs (per Mcfe):
   Lease operating expense...................            0.25            0.37            0.33            0.35            0.39
   Production taxes..........................            0.13            0.13            0.18            0.18            0.16
   General and administrative expense........            0.10            0.09            0.12            0.15            0.14
                                                -------------    ------------   -------------   -------------   -------------
      Total..................................            0.48            0.59            0.63            0.68            0.69

                                                -------------    ------------   -------------   -------------   -------------
Cash Operating Margin (per Mcfe).............           $1.27           $1.13           $1.79           $1.93           $1.28
                                                =============    ============   =============   =============   =============

Other:
   Depreciation, depletion and amortization--oil
      and gas properties.....................            0.67            0.65            0.62            0.64            0.65

Estimated Net Proved Reserves (as of period end):
   Natural gas (MMcf)........................           5,333           6,508           6,832           6,389           5,850
   Oil   (MBbls).............................             172             210             182             157             132
   Total  (MMcfe)............................           6,366           7,768           7,927           7,334           6,647

Estimated Future Net Revenues................          $9,030         $11,019         $23,561         $11,999          $6,557

Present Value ($MM)*.........................           4,729           5,770          12,337           6,283           3,433

------------------
*See Definitions

                                                                   Nine Months
                                                                  Ended Sept 30,
                                                              -----------------------
                                                                     1998        1999
                                                              -----------   ---------
                                                                    (unaudited)
Statement of Operations Data:
   Revenues:
      Oil and natural gas sales.......................             $1,040        $882
      Interest and other..............................                  9           3
                                                              -----------   ---------
        Total revenues................................              1,049         885
                                                              -----------   ---------
   Expenses:
      Operating costs.................................                269         234
      General and administrative costs................                 76          61
      Depreciation, depletion, and....................                333         300
      Interest........................................                 31          38
                                                              -----------   ---------
        Total expenses................................                709         633
                                                              -----------   ---------
   Net income (loss)..................................               $340        $252
                                                              ===========   =========

Statement of Cash Flows Data:
   Net cash provided by operating.....................               $780        $528
   Net cash used in investing activities..............               (110)        (43)
   Net cash provided by (used in)
   financing activities...............................               (676)       (449)
   Net increase (decrease) in cash and cash...........
      equivalents.....................................                 (6)         37
   EBITDA*............................................                704         590
   Cash distributions.................................                840         518
   Limited partner's cash distributions per
      $1000 investment................................               $101         $62

Balance Sheet Data:
   Cash and cash equivalents..........................               $123        $107
   Oil and gas properties, net at book................              3,454       3,081
   Total assets.......................................              3,754       3,436
   Total liabilities..................................                593         646
   Limited partners' equity...........................              3,162       2,783
   General partners' equity...........................                 (1)          7
   Limited partner's book value per $1000
      investment......................................                422         371

Production:
   Oil production (MBbls).............................                 19          16
   Natural gas production (MMcf)......................                399         360
      Equivalent production (MMcfe)...................                512         456
Average sales price:..................................
   Oil price (per/Bbl)................................             $13.22      $15.06
   Natural gas price (per/Mcf)........................               1.98        1.78
      Average sales price (per Mcfe)..................               2.03        1.93
Operating and Overhead Costs (per Mcfe):
   Lease operating expense............................               0.39        0.38
   Production taxes...................................               0.14        0.13
   General and administrative expense.................               0.15        0.13
                                                              -----------   ---------
      Total...........................................               0.68        0.64
                                                              -----------   ---------
Cash Operating Margin (per Mcfe)                                    $1.35       $1.29
                                                              ===========   =========

Other:
   Depreciation, depletion and amortization--oil
      and gas properties..............................               0.65        0.66

Estimated Net Proved Reserves (as of period end):
   Natural gas (MMcf).................................                N/A         N/A
   Oil   (MBbls)......................................                N/A         N/A
   Total  (MMcfe).....................................                N/A         N/A

Estimated Future Net Revenues ($MM)*                                  N/A         N/A

Present Value ($MM)*..................................                N/A         N/A

1993 PARTNERSHIP
               SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

                                                                                 Years ended December 31,
                                                       ----------------------------------------------------------------------------
                                                                1994           1995            1996            1997            1998
                                                       -------------   ------------   -------------   -------------   -------------
                                                         (in thousands, except per investment amounts and as otherwise indicated)
Statement of Operations Data:
   Revenues:
      Oil and natural gas sales.....................       $     629     $    1,454     $     2,471     $     2,368     $     1,514
      Interest and other............................              69             45               6               9               9
                                                           ---------     ----------     -----------     -----------     -----------
        Total revenues..............................             698          1,499           2,477           2,377           1,523
                                                           ---------     ----------     -----------     -----------     -----------
   Expenses:
      Operating costs...............................             144            451             698             689             584
      General and administrative costs..............              34             69             116             119              95
      Depreciation, depletion, and
         amortization...............................             209            481             645             540             518
      Reduction of carrying value of oil and
         gas properties.............................               0              0               0               0             245
      Interest......................................               0              0              38              32              43
                                                           ---------     ----------     -----------     -----------     -----------
        Total expenses..............................             387          1,001           1,497           1,380           1,485
                                                           ---------     ----------     -----------     -----------     -----------
   Net income (loss)................................       $     311     $      498     $       980     $       997     $        38
                                                           =========     ==========     ===========     ===========     ===========

Statement of Cash Flows Data:
   Net cash provided by operating
      activities....................................       $     520     $      979     $     1,824     $     1,549     $     1,003
   Net cash used in investing activities............          (1,279)        (2,828)            (62)           (372)             82
   Net cash provided by (used in)
      financing activities..........................           2,250         (1,085)         (1,709)         (1,188)         (1,115)
   Net increase (decrease) in cash and cash
      equivalents...................................           1,491         (2,933)             53             (12)            (29)
   EBITDA*..........................................             520            979           1,663           1,569             599
   Cash distributions...............................             442            973           1,530           1,545           1,051
   Limited partner's cash distributions per
      $1000 investment..............................       $      61     $      134     $       211     $       213     $       145

Balance Sheet Data:
   Cash and cash equivalents........................       $   3,005     $       71     $       124     $       112     $        83
   Oil and gas properties, net at book
      value.........................................           1,958          4,305           3,723           3,556           2,712
   Total assets.....................................           5,080          5,012           4,311           4,114           3,018
   Total liabilities................................              27            452             301             651             569
   Limited partners' equity.........................           5,047          4,552           3,993           3,446           2,453
   General partners' equity.........................               6              8              17              17              (4)
   Limited partner's book value per $1000
      investment....................................             773            698             612             528             376

Production:
   Oil production (MBbls)...........................               6              4              50              44              33
   Natural gas production (MMcf)....................             345            549             775             573             591
      Equivalent production (MMcfe).................             379            803           1,075             836             788
Average sales price:
   Oil price (per/Bbl)..............................       $   14.42     $    16.97     $     20.74     $     19.82     $     12.86
   Natural gas price (per/Mcf)......................            1.58           1.34            1.85            2.61            1.85
      Average sales price (per Mcfe)................            1.66           1.81            2.30            2.83            1.92
Operating and Overhead Costs (per Mcfe):
   Lease operating expense..........................            0.25           0.44            0.49            0.60            0.59
   Production taxes.................................            0.13           0.13            0.16            0.22            0.15
   General and administrative expense...............            0.09           0.09            0.11            0.14            0.12
                                                           ---------     ----------     -----------     -----------     -----------
      Total.........................................            0.47           0.66            0.76            0.96            0.86
                                                           ---------     ----------     -----------     -----------     -----------
Cash Operating Margin (per Mcfe)....................       $    1.19     $     1.15     $      1.54     $      1.87     $      1.06
                                                           =========     ==========     ===========     ===========     ===========

Other:
   Depreciation, depletion and amortization--oil
      and gas properties............................            0.55            0.6             0.6            0.64            0.66

Estimated Net Proved Reserves
(as of period end):
   Natural gas (MMcf)...............................           2,799          6,152           5,249           4,763           4,072
   Oil (MBbls)......................................             138            303             251             210             154
   Total (MMcfe)....................................           3,626          7,971           6,759           6,029           5,004

Estimated Future Net Revenues ($MM)*................       $   4,718     $   10,370     $    17,852     $     9,038     $     4,754

Present Value ($MM)*................................           2,691          5,915          10,182           5,155           2,712

                                                              Nine Months
                                                             Ended Sept 30,
                                                       --------------------------
                                                          1998           1999
                                                       -----------   ------------
                                                              (unaudited)
Statement of Operations Data:
   Revenues:
      Oil and natural gas sales.....................   $     1,204   $      1,028
      Interest and other............................             7              4
                                                       -----------   ------------
        Total revenues..............................         1,211          1,032
                                                       -----------   ------------
   Expenses:
      Operating costs...............................           441            373
      General and administrative costs..............            78             60
      Depreciation, depletion, and
      amortization..................................           371            303
      Reduction in carrying value of oil & gas
      properties....................................             0              0
      Interest......................................            36             30
                                                       -----------   ------------
        Total expenses..............................           926            766
                                                       -----------   ------------
   Net income (loss)................................   $       285   $        266
                                                       ===========   ============

Statement of Cash Flows Data:
   Net cash provided by operating
   activities.......................................   $       788   $        501
   Net cash used in investing activities............            83            (27)
   Net cash provided by (used in)
   financing activities.............................          (786)          (454)
   Net increase (decrease) in cash and cash
      equivalents...................................            84             21
   EBITDA*..........................................           692            600
   Cash distributions...............................           847            478
   Limited partner's cash distributions per
      $1000 investment..............................   $       117   $         66

Balance Sheet Data:
   Cash and cash equivalents........................   $       196   $        103
   Oil and gas properties, net at book
   value............................................         3,103          2,435
   Total assets.....................................         3,560          2,808
   Total liabilities................................           661            570
   Limited partners' equity.........................         2,902          2,233
   General partners' equity.........................            (3)             5
   Limited partner's book value per $1000
      investment....................................           445            342

Production:
   Oil production (MBbls)...........................            25             24
   Natural gas production (MMcf)....................           462            350
      Equivalent production (MMcfe).................           613            495
Average sales price:
   Oil price (per/Bbl)..............................   $     13.51   $      15.47
   Natural gas price (per/Mcf)......................          1.87           1.87
      Average sales price (per Mcfe)................          1.96           2.08
Operating and Overhead Costs (per Mcfe):
   Lease operating expense..........................          0.58           0.60
   Production taxes.................................          0.14           0.15
   General and administrative expense...............          0.13           0.12
                                                       -----------   ------------
      Total.........................................          0.85           0.87
                                                       -----------   ------------
Cash Operating Margin (per Mcfe)....................   $      1.11   $       1.21
                                                       ===========   ============

Other:
   Depreciation, depletion and amortization--oil
      and gas properties............................           0.6           0.61

Estimated Net Proved Reserves
(as of period end):
   Natural gas (MMcf)...............................           N/A            N/A
   Oil (MBbls)......................................           N/A            N/A
   Total (MMcfe)....................................           N/A            N/A

Estimated Future Net Revenues ($MM)*................           N/A            N/A

Present Value ($MM)*................................           N/A            N/A

___________________
*See Definitions

1993-I PARTNERSHIP
               SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

                                                                                Years ended December 31,
                                                       ---------------------------------------------------------------------------
                                                                1994           1995            1996           1997            1998
                                                       -------------   ------------   -------------   ------------   -------------
                                                        (in thousands, except per investment amounts and as otherwise indicated)
Statement of Operations Data:
    Revenues:
       Oil and natural gas sales....................   $         188   $        589   $         952   $        938   $         691
       Interest and other...........................              26             27               2              3               3
                                                       -------------   ------------   -------------   ------------   -------------
         Total revenues.............................             214            616             954            941             694
                                                       -------------   ------------   -------------   ------------   -------------
    Expenses:
       Operating costs..............................              38            130             213            197             189
       General and administrative costs.............               4             13              24             23              22
       Depreciation, depletion, and
          amortization..............................              47            198             255            229             249
       Reduction of carrying value of oil
          and gas properties........................               0              0               0              0             100
       Interest.....................................               0              0              15             20              25
                                                       -------------   ------------   -------------   ------------   -------------
         Total expenses.............................              89            341             507            469             585
                                                       -------------   ------------   -------------   ------------   -------------
    Net income (loss)...............................   $         125   $        275   $         447   $        472   $         109
                                                       =============   ============   =============   ============   =============

Statement of Cash Flows Data:
    Net cash provided by operating
       activities...................................   $         172   $        473   $         725   $        684   $         426
    Net cash used in investing activities...........            (512)        (1,431)            (74)           (99)            (82)
    Net cash provided by (used in)
       financing activities.........................           1,489           (464)           (617)          (604)           (363)
    Net increase (decrease) in cash and cash
       equivalents..................................           1,150         (1,422)             34            (19)            (19)
    EBITDA*.........................................             172            473             717            721             384
    Cash distributions..............................             141            445             689            681             474
    Limited partner's cash distributions per
       $1000 investment.............................   $          52   $        165   $         255   $        252   $         175

Balance Sheet Data:
    Cash and cash equivalents.......................   $       1,450   $         29   $          63   $         44   $          25
    Oil and gas properties, net at book
       value........................................             692          1,925           1,743          1,614           1,346
    Total assets....................................           2,184          2,148           1,948          1,820           1,550
    Total liabilities...............................               6            152             193            274             368
    Limited partners' equity........................           2,175          1,989           1,745          1,534           1,171
    General partners' equity........................               3              7              10             12              11
    Limited partner's book value per $1000
       investment...................................             920            841             738            649             496

Production:
    Oil production (MBbls)..........................               4             15              16             14              11
    Natural gas production (MMcf)...................              70            216             276            260             278
       Equivalent production (MMcfe)................              92            303             372            342             344
Average sales price:
    Oil price (per/Bbl).............................   $       13.27   $      16.88   $       21.19   $      19.40   $       12.05
    Natural gas price (per/Mcf).....................            2.00           1.59            2.22           2.59            2.01
       Average sales price (per Mcfe)...............            2.05           1.94            2.56           2.74            2.01
Operating and Overhead Costs (per Mcfe):
    Lease operating expense.........................            0.28           0.30            0.38           0.36            0.35
    Production taxes................................            0.13           0.13            0.19           0.22            0.20
    General and administrative expense..............            0.05           0.04            0.06           0.07            0.06
                                                       -------------   ------------   -------------   ------------   -------------
       Total........................................            0.46           0.47            0.63           0.65            0.61
                                                       -------------   ------------   -------------   ------------   -------------
Cash Operating Margin (per Mcfe)....................   $        1.59   $       1.47   $        1.93   $       2.09   $        1.40
                                                       =============   ============   =============   ============   =============

Other:
    Depreciation, depletion and amortization--oil
       and gas properties...........................            0.51           0.65            0.69           0.67            0.72

Estimated Net Proved Reserves
 (as of period end):
    Natural gas (MMcf)..............................             885          2,462           2,150          2,106           1,789
    Oil (MBbls).....................................              39            108              90             76              57
    Total (MMcfe)...................................           1,118          3,111           2,690          2,565           2,136

Estimated Future Net Revenues ($MM)*................   $       1,754   $      4,882   $       8,458   $      4,602   $       2,278

Present Value ($MM)*................................           1,036          2,884           4,996          2,718           1,346

                                                              Nine Months
                                                             Ended Sept 30,
                                                       --------------------------
                                                              1998           1999
                                                       -----------   ------------
                                                              (unaudited)
Statement of Operations Data:
    Revenues:
       Oil and natural gas sales....................   $       528   $        433
       Interest and other...........................             2              2
                                                       -----------   ------------
         Total revenues.............................           530            435
                                                       -----------   ------------
    Expenses:
       Operating costs..............................           140            111
       General and administrative costs.............            17             18
       Depreciation, depletion, and
       amortization.................................           188            147
       Reduction in carrying value of oil & gas
       properties...................................             0              0
       Interest.....................................            20             23
                                                       -----------   ------------
         Total expenses.............................           365            299
                                                       -----------   ------------
                                                       $       165   $        136
    Net income (loss)...............................   ===========   ============

Statement of Cash Flows Data:
    Net cash provided by operating
    activities......................................   $       343   $        338
    Net cash used in investing activities...........           (86)           (28)
    Net cash provided by (used in)
    financing activities............................          (246)          (243)
    Net increase (decrease) in cash and cash
       equivalents..................................            11             66
    EBITDA*.........................................           373            305
    Cash distributions..............................           386            243
    Limited partner's cash distributions per
       $1000 investment.............................   $       143   $         90

Balance Sheet Data:
    Cash and cash equivalents.......................   $        55   $         92
    Oil and gas properties, net at book
    value...........................................         1,512          1,228
    Total assets....................................         1,707          1,432
    Total liabilities...............................           382            358
    Limited partners' equity........................         1,317          1,059
    General partners' equity........................             8             15
    Limited partner's book value per $1000
       investment...................................           558            448

Production:
    Oil production (MBbls)..........................             8              7
    Natural gas production (MMcf)...................           209            170
       Equivalent production (MMcfe)................           258            212
Average sales price:
    Oil price (per/Bbl).............................   $     12.89   $      14.97
    Natural gas price (per/Mcf).....................          2.02           1.93
       Average sales price (per Mcfe)...............          2.04           2.04
Operating and Overhead Costs (per Mcfe):
    Lease operating expense.........................          0.37           0.38
    Production taxes................................          0.18           0.15
    General and administrative expense..............          0.07           0.09
                                                       -----------   ------------
       Total........................................          0.62           0.62
                                                       -----------   ------------
Cash Operating Margin (per Mcfe)....................   $      1.42   $       1.42
                                                       ===========   ============

Other:
    Depreciation, depletion and amortization--oil
       and gas properties...........................          0.73           0.69

Estimated Net Proved Reserves
 (as of period end):
    Natural gas (MMcf)..............................           N/A            N/A
    Oil (MBbls).....................................           N/A            N/A
    Total (MMcfe)...................................           N/A            N/A

Estimated Future Net Revenues ($MM)*................           N/A            N/A

Present Value ($MM)*................................           N/A            N/A

___________________
*See Definitions

1995 PARTNERSHIP
               SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

                                                                             Years Ended December 31,
                                                         ----------------------------------------------------------------
                                                           1994         1995          1996           1997         1998
                                                         ---------    ---------    -----------    ----------   ----------
                                                      (in thousands, except per investment amounts and as otherwise indicated)
Statement of Operations Data:
  Revenues:
    Oil and natural gas sales.........................   $       0    $     771    $    1,919     $    2,143   $    1,553
    Interest and other................................           1           46            51             47           31
                                                         ---------    ---------    -----------    ----------   ----------
     Total revenues ..................................           1          817         1,970          2,190        1,584
                                                         ---------    ---------    -----------    ----------   ----------
  Expenses:
    Operating costs...................................           0          273           478            525          454
    General and administrative costs..................           0           36            94            109          101
    Depreciation, depletion, and
    amortization......................................           0          260           435            469          474
                                                         ---------    ---------    -----------    ----------   ----------
     Total expenses...................................           0          569         1,007          1,103        1,029
                                                         ---------    ---------    -----------    ----------   ----------
  Net income (loss)...................................   $       1    $     248    $      963     $    1,087   $      555
                                                         =========    =========    ===========    ==========   ==========
Statement of Cash Flows Data:
  Net cash provided by operating......................   $       1    $     508    $    1,123     $    1,603   $    1,186
  Net cash used in investing activities...............        (585)      (2,519)       (1,075)          (534)        (135)
  Net cash provided by (used in)
   financing activities...............................         591        4,264        (1,210)        (1,502)      (1,193)
  Net increase (decrease) in cash and cash
   equivalents........................................           7        2,253        (1,163)          (433)        (142)
  EBITDA*.............................................           1          508         1,398          1,556        1,030
  Cash distributions..................................           0          452         1,210          1,502        1,193
  Limited partner's cash distributions per
   $1000 investment...................................   $       0    $      60    $      160     $      199   $      158

Balance Sheet Data:
  Cash and cash equivalents...........................   $       7    $   2,260    $    1,098     $      664   $      523
  Oil and gas properties, net at book value...........         585        2,844         3,485          3,551        3,212
  Total assets........................................         671        5,373         5,054          4,659        4,011
  Total liabilities...................................          10          125            54             74           64
  Limited partners' equity............................         661        5,242         4,976          4,555        3,933
  General partners' equity............................           0            6            24             30           14
  Limited partner's book value per $1000
   investment.........................................          97          770           731            669          578

Production:
  Oil production (MBbls)..............................           0           21            26             28           26
  Natural gas production (MMcf).......................           0          314           676            655          654
    Equivalent production (MMcfe).....................           0          443           833            824          810
Average sales price:
  Oil price (per/Bbl).................................         N/A    $   16.80    $    21.17     $    20.29   $    13.33
  Natural gas price (per/Mcf).........................         N/A         1.31          2.02           2.40         1.85
    Average sales price (per Mcfe)....................         N/A         1.74          2.30           2.60         1.92
Operating and Overhead Costs (per Mcfe):
  Lease operating expense.............................         N/A         0.52          0.42           0.45         0.42
  Production taxes....................................         N/A         0.09          0.16           0.19         0.14
  General and administrative expense..................         N/A         0.08          0.11           0.13         0.12
                                                         ---------    ---------    -----------    ----------   ----------
     Total............................................           0         0.69          0.69           0.77         0.68
                                                         ---------    ---------    -----------    ----------   ----------
Cash Operating Margin (per Mcfe)......................         N/A    $    1.05    $     1.61     $     1.83   $     1.24
                                                         =========    =========    ===========    ==========   ==========

Other:
  Depreciation, depletion and amortization--oil
   and gas properties.................................         N/A          0.59         0.52           0.57         0.59

Estimated Net Proved Reserves
(as of period end):
  Natural gas (MMcf)..................................       1,104         5,368        7,079          6,556        5,902
  Oil (MBbls).........................................          38           183          232            222          196
  Total (MMcfe).......................................       1,330         6,466        8,471          7,885        7,075

Estimated Future Net Revenues ($MM)*..................   $   1,655    $    8,045   $   23,767     $   12,354   $    6,389

Present Value ($MM)*..................................         937         4,556       13,460          6,996        3,618

                                                               Nine Months
                                                              Ended Sept 30,
                                                         ----------------------
                                                           1998         1999
                                                         ---------    ---------
                                                              (unaudited)
Statement of Operations Data:
  Revenues:
    Oil and natural gas sales.........................   $   1,209    $   1,244
    Interest and other................................          23           18
                                                         ---------    ---------
     Total revenues...................................       1,232        1,262
                                                         ---------    ---------
  Expenses:
    Operating costs...................................         333          346
    General and administrative costs..................          80           79
    Depreciation, depletion, and
    amortization......................................         361          360
    Interest..........................................           0            0
                                                         ---------    ---------
     Total expenses...................................         774          785
                                                         ---------    ---------
  Net income (loss)...................................   $     458    $     477
                                                         =========    =========
Statement of Cash Flows Data:
  Net cash provided by operating......................   $     937    $     736
  Net cash used in investing activities...............        (117)        (167)
  Net cash provided by (used in)
  financing activities................................        (979)        (703)
  Net increase (decrease) in cash and cash
   equivalents........................................        (159)        (134)
  EBITDA*.............................................         819          837
  Cash distributions..................................         979          703
  Limited partner's cash distributions per
  $1000 investment....................................   $     129    $      93

Balance Sheet Data:
  Cash and cash equivalents...........................   $     505    $     388
  Oil and gas properties, net at book value...........       3,307        3,018
  Total assets........................................       4,096        3,780
  Total liabilities...................................          32           60
  Limited partners' equity............................       4,050        3,693
  General partners' equity............................          14           27
  Limited partner's book value per $1000
   investment.........................................         595          543

Production:
  Oil production (MBbls)..............................          20           20
  Natural gas production (MMcf).......................         499          473
    Equivalent production (MMcfe).....................         618          591
Average sales price:
  Oil price (per/Bbl).................................   $   13.95    $   16.47
  Natural gas price (per/Mcf) ........................        1.87         1.95
    Average sales price (per Mcfe)....................        1.96         2.11
Operating and Overhead Costs (per Mcfe):
  Lease operating expense.............................        0.41         0.43
  Production taxes....................................        0.13         0.16
  General and administrative expense..................        0.13         0.13
                                                         ---------    ---------
     Total............................................        0.67         0.72
                                                         ---------    ---------
Cash Operating Margin (per Mcfe)......................   $    1.29    $    1.39
                                                         =========    =========

Other:
  Depreciation, depletion and amortization--oil
    and gas properties................................        0.58         0.61

Estimated Net Proved Reserves
(as of period end):
  Natural gas (MMcf)..................................         N/A          N/A
  Oil (MBbls).........................................         N/A          N/A
  Total (MMcfe).......................................         N/A          N/A

Estimated Future Net Revenues ($MM)*..................         N/A          N/A

Present Value ($MM)*..................................         N/A          N/A

     _________________________
     *See Definitions

1996 PARTNERSHIP
               SELECTED HISTORICAL FINANCIAL AND OPERATING DATA


                                                                                                          Nine Months
                                                     Years ended December 31,                            Ended Sept 30,
                                                   ---------------------------------------          ------------------------------
                                                   1996               1997            1998                1998             1999
                                                   ----               ----            ----                ----             ----
                                                   (in thousands, except per investment amounts
                                                               and as otherwise)                                (unaudited)
Statement of Operations Data:
     Revenues:
       Oil and natural gas sales.............  $    122           $    642        $  1,292             $   980           $  1,329
       Interest and other....................        32                147             111                  93                 18
                                               --------           --------        --------             -------           --------
           Total revenues....................       154                789           1,403               1,073              1,347
                                               --------           --------        --------             -------           --------
     Expenses:
       Operating costs.......................        21                133             378                 247                369
       General and administrative costs......        11                 33              99                  87                106
       Depreciation, depletion, and
        amortization.........................        26                166             510                 335                412
       Reduction of carrying value of oil &
        gas properties.......................         0                  0             887                   0                  0
       Interest..............................         0                  0               0                   0                 86
                                               --------           --------        --------             -------           --------
           Total expenses....................        58                332           1,874                 669                973
                                               --------           --------        --------             -------           --------
     Net income (loss).......................  $     96           $    457           ($471)            $   404           $    374
                                               ========           ========        ========             =======           ========

Statement of Cash Flows Data:
     Net cash provided by operating
      activities.............................  $     46           $    458        $    968             $   738           $    700
     Net cash used in investing
      activities.............................      (707)            (1,967)         (3,685)             (2,515)            (3,233)
     Net cash provided by (used in)
      financing activities...................     3,058              4,149          (1,046)               (789)             1,297
     Net increase (decrease) in cash and
      cash equivalents.......................     2,398              2,639          (3,762)             (2,566)            (1,237)
     EBITDA*.................................       122                623              39                 739                872
     Cash distributions......................        88                417           1,035                 789                917
     Limited partner's cash distributions
      per $1000 investment...................  $      8           $     39        $     97             $    74           $     86

Balance Sheet Data:
     Cash and cash equivalents...............  $  2,398           $  5,037        $  1,275             $ 2,471           $     38
     Oil and gas properties, net at book
      value..................................       677              2,479           4,767               4,660              4,599
     Total assets............................     3,159              7,875           6,316               7,439              7,958
     Total liabilities.......................         5                115              72                  64              2,258
     Limited partners' equity................     3,151              7,736           6,231               7,356              5,700
     General partners' equity................         3                 24              13                  19                  0
     Limited partner's book value per
     $1000 investment........................       327                803             647                 764                592

Production:
     Oil production (MBbls)..................         1                  9              21                  17                 20
     Natural gas production (MMcf)...........        53                183             537                 414                515
       Equivalent production (MMcfe).........        59                236             661                 518                633
Average sales price:
     Oil price (per/Bbl).....................  $  23.22           $  19.59        $  13.23             $ 13.17           $  16.00
     Natural gas price (per/Mcf).............      1.86               2.56            1.90                1.81               1.97
       Average sales price (per Mcfe)........      2.06               2.72            1.95                1.89               2.10
Operating and Overhead Costs (per Mcfe):
     Lease operating expense.................      0.15               0.36            0.38                0.31               0.42
     Production taxes........................      0.19               0.21            0.19                0.17               0.16
     General and administrative expense......      0.19               0.14            0.15                0.17               0.17
                                               --------           --------        --------             -------           --------
       Total.................................      0.53               0.71            0.72                0.65               0.75
                                               --------           --------        --------             -------           --------
Cash Operating Margin (per Mcfe).............  $   1.53           $   2.01        $   1.23             $  1.24           $   1.35
                                               --------           --------        --------             -------           --------
Other:
     Depreciation, depletion and
     amortization--oil
       and gas properties....................      0.43                0.7            0.77                0.65               0.65

Estimated Net Proved Reserves
  (as of period end):
     Natural gas (MMcf)......................     2,412              3,879           7,628                 N/A                N/A
     Oil   (MBbls)...........................        22                141             182                 N/A                N/A
     Total  (MMcfe)..........................     2,541              4,722           8,719                 N/A                N/A

Estimated Future Net Revenues ($MM)*.........  $  7,536           $  7,642        $  8,297                 N/A                N/A

Present Value ($MM)*.........................     4,331              4,392           4,768                 N/A                N/A

_________________________
* See Definitions

1996-I PARTNERSHIP
               SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

                                                                                                                 Nine Months
                                                                    Years ended December 31,                    Ended Sept 30,
                                                                                                           ------------------------
                                                              1995         1996         1997         1998         1998         1999
                                                       -----------  -----------  -----------  -----------  -----------  -----------
                                                         (in thousands, except per investment amounts and as otherwise indicated)
Statement of Operations Data:
  Revenues:
    Oil and natural gas sales.......................   $         0  $       379  $       784  $     1,214  $       922  $     1,184
    Interest and other..............................             0           43           84           97           80           16
                                                       -----------  -----------  -----------  -----------  -----------  -----------
        Total revenues..............................             -          422          868        1,311        1,002        1,200
                                                       -----------  -----------  -----------  -----------  -----------  -----------
  Expenses:
    Operating costs.................................             0           61          133          257          166          268
    General and administrative costs................             0            9           19           47           37           50
    Depreciation, depletion, and amortization.......             0           94          226          444          253          428
    Reduction of carrying value of oil & gas
     properties.....................................             0            0            0          649            0            0
    Interest........................................             0            0            0            0            0           77
                                                       -----------  -----------  -----------  -----------  -----------  -----------
        Total expenses..............................             -          164          378        1,397          456          823
                                                       -----------  -----------  -----------  -----------  -----------  -----------
  Net income (loss).................................   $         0  $       258  $       490         ($86) $       546  $       377
                                                       ===========  ===========  ===========  ===========  ===========  ===========

Statement of Cash Flows Data:
  Net cash provided by operating activities.........   $         0  $       287  $       652  $     1,005  $       757  $       661
  Net cash used in investing activities.............          (420)        (557)      (1,284)      (2,858)      (1,652)      (2,681)
  Net cash provided by (used in) financing
    activities......................................           691        1,774        2,799       (1,038)        (815)       1,065
  Net increase (decrease) in cash and cash
    equivalents.....................................           272        1,504        2,168       (2,891)      (1,709)        (955)
  EBITDA*...........................................             0          352          716          357          800          882
  Cash distributions................................            19          270          533        1,038          815          835
  Limited partner's cash distributions per $1000
    investment......................................   $         3  $        36  $        72  $       139  $       109  $       112

Balance Sheet Data:
  Cash and cash equivalents.........................   $       272  $     1,775  $     3,943  $     1,052  $     2,233  $        97
  Oil and gas properties, net at book value.........           420          883        1,942        3,707        3,340        3,343
  Total assets......................................           740        2,779        6,100        4,981        5,820        6,435
  Total liabilities.................................             6           13           44           50           33        1,962
  Limited partners' equity..........................           736        2,758        6,025        4,904        5,758        4,450
  General partners' equity..........................            (2)           8           31           27           29           23
  Limited partner's book value per $1000 investment.           113          423          924          752          883          683

Production:
  Oil production (MBbls)............................             0            2           11           22           17           19
  Natural gas production (MMcf).....................             0          169          238          471          342          428
    Equivalent production (MMcfe)...................             0          183          302          603          443          543
Average sales price:
  Oil price (per/Bbl)...............................   $      0.00  $     18.96  $     20.09  $     13.65  $     14.29  $     16.54
  Natural gas price (per/Mcf).......................          0.00         1.98         2.39         1.94         1.99         2.03
    Average sales price (per Mcfe)..................          0.00         2.07         2.60         2.01         2.08         2.18
Operating and Overhead Costs (per Mcfe):
  Lease operating expense...........................          0.00         0.17         0.24         0.26         0.23         0.34
  Production taxes..................................          0.00         0.16         0.19         0.17         0.15         0.15
  General and administrative expense................          0.00         0.05         0.06         0.08         0.08         0.09
                                                       -----------  -----------  -----------  -----------  -----------  -----------
     Total..........................................          0.00         0.38         0.49         0.51         0.46         0.58
                                                       -----------  -----------  -----------  -----------  -----------  -----------
Cash Operating Margin (per Mcfe)....................   $      0.00  $      1.69  $      2.11  $      1.50  $      1.62  $      1.60
                                                       ===========  ===========  ===========  ===========  ===========  ===========

Other:
  Depreciation, depletion and amortization--oil
    and gas properties..............................             0         0.51         0.75         0.74         0.57         0.79

Estimated Net Proved Reserves (as of period end):
     Natural gas (MMcf).............................         1,021        2,077        2,624        5,510          N/A          N/A
     Oil (MBbls)....................................            10           55           74          207          N/A          N/A
     Total (MMcfe)..................................         1,084        2,408        3,073        6,759          N/A          N/A

Estimated Future Net Revenues ($MM)*................   $     1,748  $     7,319  $     5,557  $     6,243          N/A          N/A

Present Value ($MM)*................................         1,038        4,346        3,300        3,707          N/A          N/A

________________________
*See Definitions

                         INFORMATION CONCERNING INDIAN

General

          Indian is an Oklahoma corporation founded in 1981 and engaged in the exploration, development and production of natural gas, and to a lessor extent, crude oil. In addition to the above activities, Indian has made significant acquisitions of producing oil and natural gas properties during the last 19 years. The most significant acquisition was in December 1997. For approximately $30.2 million, Indian acquired certain producing Oklahoma and western Arkansas properties. Indian funded the purchase through borrowings under a line of credit and term note.

          As of September 30, 1999, Indian operated 86 of the 453 wells in which it owns a working interest. Operations are concentrated in Oklahoma and Arkansas. Total net production is 10,903 Mcf/day of natural gas and 156 Bbls/day of oil and condensate. The company's production is located primarily in Oklahoma and western Arkansas, with minor amounts of production in Kansas and Texas. Total net proved reserves are 60.1 Bcfe (93% natural gas), with proved developed reserves representing 66% of the total and proved undeveloped reserves accounting for 34% of the total. The total Reserve Value of Indian's proved reserves has been estimated at $45.5 million.

          Indian has an inventory of 69 proved undeveloped locations to be drilled. Of these locations, 63 are located in Oklahoma, primarily in the Strong City field in the Anadarko Basin of western Oklahoma. The remaining six locations are in the Massard field of western Arkansas, but they represent 44% of the total proved undeveloped reserve value.

          Prior to consummation of the combination transaction, Indian expects to dispose of minor properties consisting of nonoperated interests in approximately 173 gross (23.93 net) wells with an aggregate Reserve Value of approximately $1.5 million. If consummated, appropriate adjustments to Indian's Exchange Value will be made to reflect this sale.

Costs Incurred and Drilling Results

               The following table shows certain information regarding the costs incurred by Indian in acquisition, exploration and development activities during the periods indicated.

                                                                                               Nine Months
                                                                                                  Ended
                                                      Year Ended December 31,                  September 30
                                            ----------------------------------------------    ---------------
                                                1996             1997            1998              1999
                                            -------------    --------------   ------------    ---------------
         Property acquisition costs:
         Proved.........................    $     451,500    $   30,622,885          -----               ----
         Development costs..............          935,995         1,681,672      1,298,316          1,056,228
                                            -------------    --------------   ------------    ---------------
         Total..........................    $   1,387,495    $   32,304,557   $  1,298,316    $     1,056,228
                                            =============    ==============   ============    ===============

               Indian has acquired or drilled or participated in the drilling of wells as set out in the table below for the periods indicated.

                                                                                                     Nine Months
                                                                                                        Ended
                                              Years Ended December 31,                              September 30,
                      -------------------------------------------------------------------------
                               1996                      1997                     1998                   1999
                      -----------------------    ----------------------   ---------------------   -------------------
                        Gross         Net         Gross         Net        Gross        Net        Gross       Net
                      ----------   ----------    --------    ----------   ---------   ---------   ---------   -------
Acquired wells:
Gas.................           2        0.439         374        64.702           1       0.008          --        --
Oil.................           7        1.988           8         2.379          --          --          --        --
Dry.................          --           --          --            --          --          --          --        --
                      ----------   ----------    --------    ----------   ---------   ---------   ---------   -------
Total...............           9        2.427         382        67.081           1       0.008          --        --
                      ==========   ==========    ========    ==========   =========   =========   =========   =======
Development wells:
Gas.................           5        0.605           3         0.118          12       1.267           5      0.82
Oil.................          --           --          --            --          --          --          --        --
Dry.................           1        0.305          --            --          --          --          --        --
                      ----------   ----------    --------    ----------   ---------   ---------   ---------   -------
Total...............           6        0.910           3         0.118          12       1.267           5      0.82
                      ==========   ==========    ========    ==========   =========   =========   =========   =======
Exploratory wells:
Gas.................           4        0.726           3         0.344           2       0.392          --        --
Oil.................          --           --          --            --           1       0.254          --        --
Dry.................           7        1.043           4         0.847           3       0.475          --        --
                      ----------   ----------    --------    ----------   ---------   ---------   ---------   -------
Total...............          11        1.769           7         1.190           6       1.121          --        --
                      ==========   ==========    ========    ==========   =========   =========   =========   =======



               As of September 30, 1999, Indian was involved in the drilling, testing or completing of 1 gross (.03 net) development well and no exploratory wells.

Acreage

               The following table shows the developed and undeveloped oil and gas lease and mineral acreage as of September 30, 1999 owned by Indian. Excluded is acreage in which an interest is limited to royalty, overriding royalty and other similar interests.

                                                             Developed                   Undeveloped
                                                     --------------------------    ------------------------
                                                        Gross           Net          Gross          Net
                                                     ------------    ----------    -----------   ----------
          Oklahoma................................        147,622        24,417         15,813        2,653
          Arkansas................................         24,960         7,626              -            -
          Other...................................          4,000         1,838              -            -
                                                     ------------    ----------    -----------   ----------
          Total...................................        176,582        33,881         15,813        2,653
                                                     ============    ==========    ===========   ==========

Productive Well Summary

               The following table shows the ownership of Indian in productive wells at September 30, 1999. Gross oil and gas wells include 4 wells with multiple completions. Wells with multiple completions are counted only once for purposes of the following table.

                                                                  Productive Wells
                                                         -----------------------------------
                                                             Gross                Net
                                                         ---------------    ----------------
          Gas.........................................               387               66.88
          Oil.........................................                66               12.38
                                                         ---------------    ----------------
          Total.......................................               453               79.26
                                                         ===============    ================

Selected Historical Financial and Operating Information

               The following table presents a summary of selected financial information and operating data for Indian for the periods indicated. It should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. The summary financial information as of and for the nine months ended September 30, 1999 and 1998, is unaudited. The results for the nine months ended September 30, 1999 are not necessarily indicative of the results to be expected for the full year.

                                                                                                             Nine Months Ended
                                                        Years Ended December 31,                               September 30,
                                   -------------------------------------------------------------------   -------------------------
                                      1994         1995          1996           1997             1998       1998          1999
                                   -----------   ----------   -----------    -----------   -----------   -----------   -----------
                                                (in thousands, except as otherwise indicated)                   (unaudited)
Statement of Operations
Data:
Gas sales........................  $     1,696   $    1,312   $     1,984    $     2,358   $     9,232   $     7,079   $     6,100
Oil sales........................          584          709         1,114            998           783           582           631
Other income.....................          127          154           144            313           235           179           212
                                   -----------   ----------   -----------    -----------   -----------   -----------   -----------
   Total revenues................        2,407        2,175         3,243          3,669        10,249         7,840         6,943
                                   -----------   ----------   -----------    -----------   -----------   -----------   -----------
Operating costs..................          889          875         1,175          1,259         3,476         2,616         2,386
General and administrative costs.          677          541           826          1,139         1,659         1,119         1,265
Depreciation, depletion and
   amortization..................          632          591           533            739         4,029         2,973         2,578
Interest.........................          376          461           477            509         3,120         2,349         2,049

Reduction of carrying cost
   of oil and natural gas
   properties....................            -            -             -              -         4,000             -             -
                                   -----------   ----------   -----------    -----------   -----------   -----------   -----------
   Total expenses................        2,574        2,468         3,011          3,647        16,284         9,057         8,278
                                   -----------   ----------   -----------    -----------   -----------   -----------   -----------
Earnings (loss) before income
   taxes.........................         (167)        (293)          233             22        (6,035)       (1,217)       (1,335)
Income taxes.....................           65          125          (50)              -         2,195           444             -
                                   -----------   ----------   -----------    -----------   -----------   -----------   -----------
Net earnings (loss)..............  $      (102)  $     (168)  $      183     $        22   $    (3,840)  $      (773)  $    (1,335)
                                   ===========   ==========   ===========    ===========   ===========   ===========   ===========
Statement of Cash Flows
Data:
Net cash provided by operating
   activities....................  $       510   $      741   $       244    $     1,451   $     2,395   $     1,538   $     1,575
Net cash used in investing
   activities....................         (724)        (238)         (671)       (33,492)           59           400          (428)
Net cash provided by (used in)
   financing activities..........           75          325           498         33,070        (3,199)         (199)       (1,978)
EBITDA...........................          841          759         1,243          1,270         1,114         4,105         3,292
Balance Sheet Data (at end of
period):
Oil and natural gas properties,
   net...........................  $     5,723   $    5,395   $     5,527    $    36,938   $    29,912   $    34,616   $    27,969
Total assets.....................        7,262        7,748         9,035         42,818        36,704        43,689        34,163
Long-term debt, including
   current portion...............        3,905        4,260         4,765         37,950        35,334        38,229        33,744
Total liabilities................        5,587        6,241         7,323         41,083        38,809        42,727        37,604
Stockholders' equity (deficit)...        1,675        1,507         1,712          1,735       (2,105)           962        (3,441)
Production:
Gas production (MMcf)............          993          875           894            953         4,552         3,543         3,310
Oil production (MBbls)...........           38           42            53             51            59            43            41
Equivalent production (MMcfe)....        1,223        1,129         1,215          1,258         4,904         3,802         3,553
Average Sales Price:
Gas price (per Mcf):.............  $      1.71   $     1.50   $      2.22    $      2.48   $      2.03   $      2.00   $      1.84
Oil price (per Bbl):.............        15.21        16.77         20.88          19.65         13.33         13.47         15.57
Average sales price (per Mcfe)...         1.86         1.79          2.55           2.67          2.04          2.01          1.89
Operating and Overhead
Costs (per Mcfe):
Lease operating expense..........  $      0.60   $     0.65   $      0.80    $      0.83   $      0.61   $      0.59   $      0.57
Production taxes.................         0.13         0.12          0.17           0.18          0.10          0.10          0.10
General and administrative.......         0.55         0.48          0.68           0.91          0.34          0.29          0.36
                                   -----------   ----------   -----------    -----------   -----------   -----------   -----------
Total............................  $      1.28   $     1.25   $      1.65    $      1.91   $      1.05   $      0.98   $      1.03
                                   ===========   ==========   ===========    ===========   ===========   ===========   ===========
Cash Operating Margin (per
   Mcfe).........................  $      0.58   $     0.54   $      0.90    $      0.76   $      1.00   $      1.03   $      0.87

                                                                                                           Nine Months Ended
                                                      Years Ended December 31,                               September 30,
                                 -------------------------------------------------------------------   --------------------------
                                    1994          1995         1996           1997           1998         1998          1999
                                 -----------   ----------   -----------    -----------   -----------   -----------   ------------
                                                (in thousands, except as otherwise indicated)               (unaudited)
Other per (Mcfe):
Depreciation, depletion and      $      0.41   $     0.47   $      0.39    $      0.52   $      0.80   $      0.76   $       0.70
    amortization - oil and ga
    properties..................
Estimated Net Proved Reserves
(as of period end):
Natural gas (MMcf)..............       9,104        8,229         8,141         55,994        50,783           N/A            N/A
Oil (MBbls).....................         237          195           264            387           330           N/A            N/A
Total (MMcfe)...................      10,527        9,399         9,725         57,316        52,763           N/A            N/A
Estimated Future Net
    Revenues*...................      10,377    $   10,452   $    26,828    $    79,823   $    54,328           N/A            N/A
Present Value*..................       5,560        5,599   $    14,373    $    42,266   $    29,107           N/A            N/A

 *   See "Certain Definitions."


Security Ownership

          The following table sets forth certain information regarding the record ownership of Indian Common Stock as of January 1, 2000 by (i) each director, (ii) each of the named executive officers, (iii) all executive officers and directors of Indian as a group, and (iv) all those known by Indian to be beneficial owners of more than five percent of Indian's Common Stock. The shareholders of Indian are engaged in negotiations to settle disagreements among themselves and a former employee relating to their beneficial ownership of Indian common stock. These disagreements should be resolved before the closing of the combination transactions.


                                                      Beneficial Ownership
                                             ----------------------------------
                                                 Number of        Percentage
     Beneficial Owner                              Shares          of Total
     ----------------                        ----------------------------------
     Dunning Family Limited Partnership...         31,140           47.44%
     Larry D. Hartzog.....................         12,475           19.00%
     Michael C. Black, Trustee of the
        Michael C. Black Revocable
        Trust.............................         9,385            14.30%
     Roger Graham.........................         9,360            14.26%
     Anthony Lasuzzo......................         3,283             5.00%
     All executive officers and directors
     as a group (5 persons)...............        65,643           100.00%

                   INFORMATION CONCERNING CANAAN SECURITIES

General

          Canaan Securities was incorporated in 1989 by its sole owner Tom Henson. Canaan Securities is an SEC registered broker dealer and a member of the National Association of Securities Dealers. It is also currently licensed as a broker dealer in Connecticut. Canaan Securities' sole business activity consists of serving as dealer manager for the private placement of the partnership offerings sponsored by the Coral Companies and providing ongoing reporting services to the partnerships for which it receives fee income from the partnerships or Canaan. In connection with the original sale of interests in the partnerships, Canaan Securities entered into agreements with Placing Brokers and agreed that these Placing Brokers would receive a portion of the compensation payable to Canaan Securities. Please see "Summary - The Parties - The Partnerships" for information concerning the share of cash distributions from the partnerships that Canaan Securities and the Placing Brokers are entitled to receive.


                  BUSINESS OF CANAAN AFTER COMPLETION OF THE
                           COMBINATION TRANSACTIONS

General

          Canaan will become an independent publicly held oil and gas company after the completion of the combination transactions.

          Canaan will seek growth through an active development drilling program, identification and development of extension prospects and impact acquisitions. The company will utilize in-house geological and engineering expertise to identify and evaluate prospective locations, whether proved or unproved. Aggressive land strategies will be employed to increase ownership in existing properties with development potential and to obtain acreage in areas of interest through acquisitions, leases or farm-ins. Canaan will concentrate its efforts in the Mid-Continent area, with a preference for natural gas producing properties, and will seek operations whenever possible.

          On a pro forma basis as of September 30, 1999, Canaan operates 199 of the 927 wells in which it owns a working interest, and these wells represent 38% of total net production. Pro forma total net production is 20,643 Mcf/day of natural gas and 546 Bbls/day of oil and condensate as of September 30, 1999. As indicated below, total net reserves are 107.7 Bcfe (88% natural gas), with proved developed reserves representing 75% of the total and proved undeveloped reserves accounting for 25% of the total as indicated below:

                                           Pro Forma Reserve Information All
                                                  Combining Entities
                                         --------------------------------------
                                                     September 30, 1999
                                                     ------------------
     Proved developed:
              Gas (Mmcf)................                         70,098
              Oil (MBbls)...............                          1,824
                       Total (Mmcfe)                             81,042
     Proved undeveloped:
              Gas (MMcf)................                         24,741
              Oil (MBbls)...............                            320
                       Total (Mmcfe)                             26,661
     Total proved:
              Gas (MMcf)................                         94,839
              Oil (MBbls)...............                          2,144
                       Total (Mmcfe)                            107,703
     Estimated future net cash
        flows before income taxes
        ($000s).........................                       $164,149
     Reserve Value
         ($000s)........................                       $ 86,994


          Netherland, Sewell & Associates, Inc., our independent reserve engineers, prepared the estimates of the proved reserves and the future net cash flows and Reserve Value attributable to such proved reserves using the prior, cost and discount rate assumptions as described under "Method of Determining Combination Exchange Values".

          There are numerous uncertainties inherent in estimating quantities of proved reserves, including many factors beyond our control or the control of the reserve engineers. Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner, and the accuracy of any reserve or cash flow estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Estimates by different engineers often vary, sometimes significantly. In addition, physical factors, such as the results of drilling, testing and production subsequent to the date of an estimate, as well as economic factors, such as an increase or decrease in product prices that renders production of such reserves more or less economic, may justify revision to such estimates. Accordingly, reserve estimates are different from the quantities of oil and gas that are ultimately recovered.

          Neither Canaan nor any other Combining Entity has filed any reports with other federal agencies which contain an estimate of their net proved oil and gas reserves.

          Independent engineering has confirmed an inventory of 112 proved undeveloped locations. The greatest areas of interest are 80 locations in the Strong City field, located in the Anadarko Basin of western Oklahoma, and six high-value locations in the Massard field, located in the Arkoma Basin of western Arkansas. The Golden Trend in south central Oklahoma will also be an area of interest.

          Canaan has no plans to sell any of the properties acquired in the combination transactions and has not identified any specific properties to acquire.

Costs Incurred and Drilling Results

     The following table shows the pro forma combined results of the costs incurred by all of the Combining Entities in acquisition and exploration and development activities during the periods indicated.


                                                                     Pro Forma All Combining Entities
                                                     -----------------------------------------------------------------
                                                                                                      Nine Months
                                                                                                         Ended
                                                                As of December 31,                   September 30
                                                     ------------------------------------------   --------------------
                                                        1996          1997           1998                1999
                                                     -----------   -----------   --------------   --------------------
     Property acquisition costs:
     Proved.....................................     $ 2,843,102   $31,998,923   $    6,195,938   $                  -
     Development costs..........................       1,439,513     4,969,291        2,159,133              1,599,841

     The following table shows the pro forma combined results of acquisition and drilling activities by all of the Combining Entities. You should not consider the results of prior acquisition and drilling activities as necessarily indicative of future performance, nor should you assume that there is necessarily any correlation between the number of productive wells drilled and the oil and gas reserves generated by those wells.

                                                              Pro Forma All Combining Entities
                                   ---------------------------------------------------------------------------------------
                                                                                                          Nine Months
                                                                                                             Ended
                                                      Years Ended December 31,                           September 30,
                                   ---------------------------------------------------------------    ---------------------
                                         1996                  1997                   1998                    1999
                                   -----------------    -------------------    -------------------    ---------------------
                                    Gross      Net      Gross        Net       Gross        Net        Gross        Net
                                   --------   ------    -------    --------    -------    --------    ---------   ---------
Acquired  wells:
Gas............................         52     4.84        399      71.476         75      24.949            2       0.066
Oil............................         14     2.24         23       6.721         11       3.892            3       0.296
Dry............................
                                   --------   ------    -------    --------    -------    --------    ---------   ---------
Total..........................         66     7.09        422      78.197         86      28.842            5       0.363
                                   ========   ======    =======    ========    =======    ========    =========   =========
Development well drilling:
Gas............................         16     1.00         22       2.709         18       1.733            5       0.819
Oil............................                              4       0.252          2       0.185
Dry............................          1     0.31                                 1       0.094            1       0.073
                                   --------   ------    -------    --------    -------    --------    ---------   ---------
Total..........................         17     1.30         26       2.960         21       2.012            6       0.892
                                   ========   ======    =======    ========    =======    ========    =========   =========
Exploratory well drilling:
Gas............................          4     0.73          3       0.344          2       0.392
Oil............................          1     0.05          3       0.201          2       0.274
Dry............................          7     1.04          4       0.847          3       0.475
                                   --------   ------    -------    --------    -------    --------    ---------   ---------
Total..........................         12     1.82         10       1.340          7       1.141            0       0.000
                                   ========   ======    =======    ========    =======    ========    =========   =========

Acreage

     The following table shows the pro forma combined developed and undeveloped oil and gas lease and mineral acreage as of September 30, 1999, owned by Canaan assuming completion of the combination transactions at that date. Excluded is acreage in which an interest is limited to royalty, overriding royalty and other similar interests.

                                     Pro Forma All Combining Entities
                           -----------------------------------------------------
                                   Developed                   Undeveloped
                           --------------------------    -----------------------
                              Gross           Net          Gross          Net
                           ------------    ----------    -----------   ---------
          Oklahoma........     289,378       289,378         16,453        2,885
          Other...........      58,585        58,585              -            -
                           ------------    ----------    -----------   ---------
          Total...........     347,963       347,963         16,453        2,885
                           ============    ==========    ===========   =========

Productive Well Summary

     The following table shows the pro forma combined ownership of Canaan in productive wells at September 30, 1999, assuming the completion of the combination transactions as of such date. Gross oil and gas wells include 8 wells with multiple completions. Wells with multiple completions are counted only once for purposes of the following table.

                                             Pro Forma All Combining Entities
                                            -----------------------------------
                                                     Productive Wells
                                            -----------------------------------
                                                Gross                Net
                                            ---------------    ----------------
          Gas.............................       740                 132
          Oil.............................       187                  58
                                            ---------------    ----------------
          Total...........................       927                 190
                                            ===============    ================

Production Summary and Prices

     The following table sets forth the pro forma combined production and prices for all of the Combining Entities for the periods indicated.

                                                                        Pro Forma All Combining Entities
                                                        ------------------------------------------------------------------
                                                                                                     Nine Months Ended
                                                               Years Ended December 31,                September 30,
                                                        ---------------------------------------   ------------------------
                                                               1996          1997         1998          1998         1999
                                                        ------------    ----------   ----------   -----------   ----------
                                                                  (in thousands, except as otherwise indicated)
  Production:
  Gas production (MMcf)..............................         4,453         4,162        8,406         6,427        6,152
  Oil production (Mbbls).............................           199           197          213           162          157
  Equivalent production (Mmcfe)......................         5,648         5,341        9,680         7,398        7,091
  Average Sales Price:
  Gas price (per Mcf):...............................         $2.14         $2.52        $1.99         $1.99        $1.89
  Oil price (per Bbl):...............................         20.84         19.73        13.08         13.51        15.76
  Average sales price (per Mcfe).....................          2.42          2.69         2.02          2.02         1.99
  Operating and Overhead Costs (per Mcfe):...........
  Lease operating expenses...........................           .42           .46          .47           .46          .45
  Production taxes...................................           .17           .19          .13           .12          .13
  General and administrative.........................           .49           .61          .36           .31          .31
                                                        ------------    ----------   ----------   -----------   ----------
  Total..............................................          1.08          1.26          .96           .89          .89
                                                        ------------    ----------   ----------   -----------   ----------
  Cash Operating Margin (per Mcfe)...................
  Other:                                                       1.34          1.43         1.06          1.13         1.10
                                                        ============    ==========   ==========   ===========   ==========
  Depreciation, depletion and amortization
  - oil and gas properties (per Mcfe)................           .57           .63          .78           .71          .76


Marketing

          The ability of Canaan to market oil and gas often depends on factors beyond its control. The potential effects of governmental regulation and market factors, including alternative domestic and imported energy sources, available pipeline capacity, and general market conditions are not entirely predictable.

          Natural Gas. Natural gas is generally sold pursuant to individually negotiated gas purchase contracts, which vary in length from spot market sales of a single day to term agreements that may extend several years. Customers who purchase natural gas include marketing affiliates of the major pipeline companies, natural gas marketing companies, and a variety of commercial and public authorities, industrial, and institutional end-users who ultimately consume the gas. Gas purchase contracts define the terms and conditions unique to each of these sales. The price received for natural gas sold on the spot market may vary daily, reflecting changing market conditions. The deliverability and price of natural gas are subject to both governmental regulation and supply and demand forces. During the past several years, regional surpluses and shortages of natural gas have occurred, resulting in wide fluctuations in prices achieved. During the first nine months of 1999, the average monthly gas prices received by the Combining Entities ranged from $1.61 to $2.87 per mcf.

          The lengths of the contracts vary widely. Substantially all of Canaan's gas will be sold under contracts providing for market sensitive terms.

          During the past several years, an overabundance of natural gas supplies and the promulgation of state and federal regulations pertaining to the sale, transportation, and marketing of natural gas resulted in increasing competition and declining prices. It is likely that supply and demand factors will continue to be the driving force in the changing marketplace.

          Crude Oil. Oil produced from Canaan's properties will be sold at the prevailing field price to one or more of a number of unaffiliated purchasers in the area. Generally, purchase contracts for the sale of oil are cancelable on 30-days notice. The price paid by these purchasers is generally an established, or "posted," price that is offered to all producers. During 1999, the average monthly prices received by the Combining Entities ranged from $10.48 to $22.44 per barrel. During the last several years prices paid for crude oil have fluctuated substantially. Future oil prices are difficult to predict due to the impact of worldwide economic trends, coupled with supply and demand variables, and such non-economic factors as the impact of political considerations on OPEC pricing policies and the possibility of supply interruptions. Oil production comprised approximately 14% of Canaan's total pro forma oil and gas production calculated on an equivalent Mcf basis for the first nine months of 1999. Therefore, an increase or decrease in oil prices has a minimal effect on revenues when compared to the effect on the price of natural gas.

Competition

          The oil and gas industry is highly competitive in all phases. Canaan will encounter strong competition from other independent oil companies in acquiring economically desirable properties as well as in marketing production therefrom and obtaining external financing. Many of Canaan's competitors may have financial resources, personnel and facilities substantially greater than those of Canaan.

Regulation

          Exploration and Production. The exploration, production and sale of oil and gas are subject to various types of local, state and federal laws and regulations. These laws and regulations govern a wide range of matters, including the drilling and spacing of wells, allowable rates of production, restoration of surface areas, plugging and abandonment of wells and requirements for the operation of wells. These regulations may adversely affect the rate at which wells produce oil and gas.

          Environmental Matters. The discharge of oil, gas or other pollutants into the air, soil or water may give rise to liabilities to the government and third parties and may require Canaan to incur costs to remedy discharges. Natural gas, oil or other pollutants, including salt water brine, may be discharged in many ways, including from a well or drilling equipment at a drill site, leakage from pipelines or other gathering and transportation facilities, leakage from storage tanks and sudden discharges from damage or explosion at natural gas facilities of oil and gas wells.

Discharged hydrocarbons may migrate through soil to water supplies or adjoining property, giving rise to additional liabilities.

          A variety of federal and state laws and regulations govern the environmental aspects of natural gas and oil production, transportation and processing and may, in addition to other laws, impose liability in the event of discharges, whether or not accidental, failure to notify the proper authorities of a discharge, and other noncompliance with those laws. Compliance with such laws and regulations may increase the cost of oil and gas exploration, development and production, although the Company does not currently anticipate that compliance will have a material adverse effect on capital expenditures or earnings of Canaan.

          Canaan does not believe that its environmental risks will be materially different from those of comparable companies in the oil and gas industry. Canaan believes the present activities of the Combining Entities substantially comply, in all material respects, with existing environmental laws and regulations. Nevertheless, Canaan cannot assure you that environmental laws will not result in a curtailment of production or material increase in the cost of production, development or exploration or otherwise adversely affect Canaan's financial condition and results of operations. Although Canaan maintains liability insurance coverage for certain liabilities from pollution, environmental risks generally are not fully insurable.

          Marketing and Transportation. The interstate transportation and sale for resale of natural gas is regulated by the Federal Energy Regulatory Commission under the Natural Gas Act of 1938. The sale and transportation of natural gas also is subject to regulation by various state agencies. The Natural Gas Wellhead Decontrol Act of 1989 eliminated all gas price regulation effective January 1, 1993. In addition, FERC recently has proposed several rules and orders concerning transportation and marketing of natural gas. We cannot predict the impact of these rules and other regulatory developments on Canaan.

          In 1992, FERC finalized Order 636, and also has promulgated regulations pertaining to the restructuring of the interstate transportation of natural gas. Pipelines serving this function have since been required to "unbundle" the various components of their service offerings, which include gathering, transportation, storage, and balancing services. In their current capacity, pipeline companies must provide their customers with only the specific service desired, on a non-discriminatory basis. Although Canaan is not an interstate pipeline, Canaan believes the changes brought about by Order 636 have increased competition in the marketplace, resulting in greater market volatility.

          Various rules, regulations and orders, as well as statutory provisions may affect the price of natural gas production and the transportation and marketing of natural gas.

Operating Hazards and Uninsured Risks

                  Canaan's oil and gas operations are subject to all operating hazards and risks normally incident to drilling for and producing oil and gas, such as encountering unusual formations and pressures, blow-outs, environmental pollution, and personal injury. Canaan will maintain such insurance coverage as it believes to be appropriate, taking into account the size of Canaan and its proposed operations. Canaan currently does not maintain insurance coverage for physical loss or damage to equipment located on the wells or for selected properties, such as crude oil stored in tanks. Canaan's insurance policies also have standard exclusions. Losses can occur from an uninsurable risk or in amounts more than existing insurance coverage. The occurrence of an event which is not insured or not fully insured could have an adverse impact on Canaan's revenues and earnings.

Employees

                  At September 30, 1999, on a pro forma basis Canaan had 28 full and part-time employees in its Oklahoma City headquarters and seven employees in various field offices. None of these employees is represented by a union and Canaan believes that it maintains good relations with its employees. After consummation of the combination transactions, Canaan expects to add nine additional office employees to manage its greater size.

Facilities

                  Canaan currently leases 5,867 square feet in downtown Oklahoma City for its corporate headquarters and expects to add additional space after consummation of the combination transactions.

Legal Proceedings

                  Canaan expects to be involved from time to time in various legal and administrative proceedings and threatened legal and administrative proceedings incidental to the ordinary course of its business. Neither Canaan nor any of the Combining Entities is now involved in any litigation, individually or in the aggregate, which could have a material adverse effect on Canaan's business, financial condition, results of operations, or cash flows.

Capitalization

                  The following table sets forth as of September 30, 1999 the pro forma capitalization of Canaan giving effect to the combination transactions assuming consummation of the combination transactions as of such date and no limited partners elect to receive cash or exercise dissenters rights. The table also reflects the pro forma capitalization assuming that limited partners elect to receive cash or exercise dissenters rights to the maximum $5 million limit.

                                                    September 30, 1999
                                              ----------------------------------
                                              No Cash         $5 Million in Cash
                                              to Limited        to Limited
                                               Partners          Partners
                                              ----------       -----------------

Long term debt, including current maturities
    Senior bank credit facility ............   $25,432,489       $30,432,489
    Subordinated bank debt .................     6,000,000         6,000,000
                                              -------------      ------------
        Total long term debt ...............   $31,432,489       $36,432,489
                                              -------------      ------------

Shareholders' Equity
    Preferred Stock, $.01 par
    value, 1,000,000 shares
    authorized, none
    outstanding ............................             -                 -

    Common Stock $.01 par
    value, 50,000,000 shares
    authorized, 5,000,000 shares
    and 4,509,804 shares issued
    and outstanding, respectively ..........   $    50,000       $    45,098
    Additional paid in capital .............    26,451,999        21,456,901
    Stock subscription receivable ..........        (8,755)           (8,755)
    Retained earnings (deficit) ............    (1,167,749)       (1,167,749)
                                               ------------      ------------
         Total .............................   $25,325,495       $20,325,495
                                               ------------      ------------
Total capitalization                           $56,757,984       $56,757,984
                                               ============      ============


Credit Facilities

                  As a result of the combination transactions, Canaan expects to succeed to the obligations of Indian on its senior bank debt under a secured credit facility provided by Bank One, Oklahoma, N.A., unless Canaan elects to seek similar financing from another commercial lender. The Bank One credit facility provides for a line of credit of up to $50 million, subject to a borrowing base which is based on a periodic valuation of oil and gas reserves (the "Borrowing Base"). The amount of credit available to Indian at any time under the credit facility is the lesser of the Borrowing Base or the amount of commitment. As of September 30, 1999, Indian's Borrowing Base was $20 million. Canaan expects that its borrowing base under the Bank One credit facility will be increased significantly upon consummation of the combination transactions based on its pro forma reserves to make available sufficient funds for its general corporate purposes. The credit facility has a maturity date of January 15, 2001, which Canaan expects to extend upon consummation of the combination transactions. Indian has, and Canaan expects to have, the option of either borrowing at the LIBOR rate plus a margin currently ranging from 2.5% to

2.75% depending on the amount of advances outstanding in relation to the Borrowing Base or at a base rate (approximating the prime rate). Indian is obligated to make monthly principal payments in amounts determined by Bank One after taking into consideration the expected reductions in the borrowing base as a result of production. Indian's most recent determination of the Borrowing Base was as of January 15, 2000 and Indian is currently making monthly principal reductions in the amount of $215,000. Canaan expects that the monthly principal reduction amount will be reset at the completion of the combination transactions based on Canaan's Borrowing Base which will lead to a material reduction in the required principal payments.

                  The Bank One credit facility contains various affirmative and restrictive covenants. These covenants, among other things, limit additional indebtedness, sales of assets, mergers and consolidations, dividends and distributions and require the maintenance of certain financial ratios. Borrowings under the Indian agreement with Bank One are secured by substantially all of Indian's oil and gas properties and Canaan expects that such security arrangements will remain in effect following consummation of the combination transactions with the addition of Coral Group properties to the security.

                  Funding for any cash payments to be made to Placing Brokers or to limited partners electing to receive cash or exercising dissenters rights are expected to be provided under the Bank One credit facility. In addition, the partnerships collectively are indebted to Bank One in the amount of $6.9 million as of September 30, 1999 under separate individual partnership loans. Canaan expects to repay these obligations at the closing with advances under the Bank One credit facility.

                  Indian also has outstanding $6.425 million in debt to Mid-First Bank which matures on March 1, 2001. On July 1, 2000, Indian is obligated to make an interim principal payment of $425,000 plus accrued interest. Thereafter, interest only is payable quarterly commencing September 30, 2000 until maturity. The Mid-First debt is subordinate and junior to the Bank One debt. The Mid-First debt bears interest at the rate of the prime rate as published in the Wall Street Journal, 8.25% at September 30, 1999, and is secured by the personal guaranty of Indian's shareholders and certain affiliated entities, pledges of the stock of Indian by such persons, as well as pledges of certain investment accounts. The personal guarantees and pledges are required to be released as a part of the combination transactions. Canaan expects that it will borrow under the Bank One facility to repay Mid-First upon consummation of the combination transactions or will negotiate a further extension of payment of the Mid-First debt.

                  Pro forma total long term debt outstanding as of September 30, 1999 will be $31.4 million, assuming no limited partners elect to receive cash or exercise dissenters' rights and Canaan's pro forma long term debt as a percentage of its total pro forma capitalization will be 55%. Canaan believes that the borrowing capacity that will be available under the Bank One credit facility, combined with the company's internal cash flows, will be adequate to finance the initial capital expenditure programs of Canaan. Repayment of the Bank One credit facility will be made from cash flow from operations.

Financing Plans

                  Canaan intends to finance its growth through various methods, including bank debt and public and private offerings of equity and debt securities. Canaan believes that a public offering of its common stock would be desirable in order to improve the trading market for its common stock and to raise additional capital for specified purposes. Canaan expects to complete a public offering of its common stock after closing of a combination transaction when Canaan determines market conditions are desirable for such purpose and an appropriate use of proceeds can be determined.

Quantitative and Qualitative Disclosures about Market Risk

                  The following information provides quantitative and qualitative information about Canaan's potential exposure to market risks. The term "market risk" refers to the risk of loss arising from adverse changes in oil and gas prices and interest rates. The disclosures are not meant to be precise indicators of expected future losses, but rather indicators of reasonably possible losses. All of the historical market risk sensitive instruments entered into by Indian and the partnerships were for purposes other than trading.

Commodity Price Risk

                  Canaan's major market risk exposure will be in the pricing applicable to its oil and gas production. Realized pricing will be primarily driven by the prevailing worldwide price for crude oil and spot market prices applicable to its U.S. natural gas production. Pricing for oil and gas production has been volatile and unpredictable for several years.

                  Indian and the partnerships have entered into, and Canaan expects to periodically enter into, financial hedging activities with respect to a portion of projected oil and gas production through financial price swaps whereby they receive a fixed price for production and pay a variable market price to the contract counterparty. These financial hedging activities are intended to reduce exposure to oil and gas price fluctuations. Realized gains or losses from the settlement of these financial hedging instruments are recognized in oil and gas sales when the associated production occurs. The gains and losses realized as a result of these hedging activities are substantially offset in the cash market when the hedged commodity is delivered.

                  During the first nine months of 1999, the partnerships and Indian entered into financial oil and gas price hedging instruments which represented approximately 1.8 MMBtu of gas production during the period from April 1, 1999 to September 30, 1999 at the rate of 300,000 MMBtu per month at a weighted average price of $1.91 per MMBtu. The hedged gas volumes represented approximately 31% of pro forma combined total production for the nine months ending September 30, 1999.

                  At September 30 or thereafter, the Coral Group and Indian have entered into financial hedging arrangements as follows:

      Party              Commodity              Period              Monthly          Weighted         Fair Value at
                                                                    Volumes           Average         September 30,
                                                                                       Price              1999(1)
------------------     --------------     --------------------     -----------      ------------     ----------------
Indian                      Gas            October 1, 1999 -         50,000            $1.86           $ (198,275)
                                            March 31, 2000           MMBtu
Indian                      Gas            October 1, 1999 -        250,000            $2.23           $ (719,027)
                                             September 30,           MMBtu
                                                 2000
Coral Group                 Gas            October 1, 1999 -        100,650            $2.60           $  104,461
                                             September 30,           MMBtu
                                                 2000
Indian and Coral            Oil            January 1, 2000 -         12,000           $22.00               N/A
Group                                      December 31, 2000          Bbls

(1)  Adjusted for modifications in terms subsequent to September 30, 1999.

                  These arrangements hedged approximately 56% of Canaan's pro forma combined estimated production on an Mcfe basis for the balance of 1999 and calendar year 2000 based on the Netherland Sewell reserve reports.

Interest Rate Risk

                  On a pro forma combined basis, Canaan had long-term debt outstanding of $31.4 million as of September 30, 1999. All of the debt outstanding at September 30, 1999 bears interest at floating rates which averaged 8.1% as of September 30, 1999. A 10% increase in short-term interest rates on the floating-rate debt outstanding at September 30, 1999 would equal approximately 81 basis points. Such an increase in interest rates would have increased Canaan's interest expense on a pro forma basis for the nine months ended September 30, 1999 by approximately $300,000.

                  The above sensitivity analysis for interest rate risk excludes accounts receivable, accounts payable and accrued liabilities because of the short-term maturity of such instruments.

                                  MANAGEMENT

Officers and Directors

         The executive officers and directors of Canaan following completion of the combination transactions will be as follows:

                                                                        Term as
                                                                        Director
Name                    Age   Position                                  Expires
----                    ---   --------                                  -------
Leo E. Woodard          51     Chairman and Chief Executive Officer      2003
John K. Penton          43     President and Director                    2002
Michael S. Mewbourn     45     Senior Vice President, Chief Financial
                               Officer and Director                      2001
Thomas H. Henson        53     Senior Vice President-Investor Relations
                               and Director                              2001
Anthony Lasuzzo/1/      49     Senior Vice President and Chief Operating
                               Officer                                    N/A

_______________________
/1/ Canaan and Mr. Lasuzzo have not yet reached final agreement on his employment.


                  The Board of Directors of Canaan will initially consist of 4 members and is divided into three classes, with the terms of office of expiring as described above. Canaan expects that three additional directors will be appointed to the board prior to the closing of the combination transactions or as soon as practicable thereafter.

                  The executive officers of Canaan are elected by the Board of Directors and serve at its discretion.

                  The following is a brief description of the business background of each of the executive officers and directors of Canaan.

   Leo E. Woodard

                  Mr. Woodard graduated from the University of Oklahoma in May, 1972 with a Bachelor of Science degree in Chemical Engineering. From 1972 to 1977 he was employed in a variety of engineering positions with Exxon Co., U.S.A. From 1977 to 1979, Mr. Woodard was a petroleum engineer with J. M. Huber Corporation in Oklahoma City. From 1979 to 1982, he served as Chief Engineer for Post Petroleum Co., Inc. until he co-founded Wood/Gate Engineering, Inc. in Oklahoma City where he served as President. In 1987, he formed Canaan with John
K. Penton and served as its President until 1999 when he became Chairman and Chief Executive

Officer. He serves as Chairman of the Board of Canaan, as President of the Coral Companies and as an additional general partner of each partnership. He also has served as President of Indian since the February 1999 acquisition agreement between Canaan and Indian.

   John K. Penton

                  Mr. Penton received a Bachelor of Science degree in Economics from Oklahoma City University in 1978 and a Masters of Business Administration degree from Central State University in 1980. Mr. Penton was employed as a petroleum landman by Hunt Energy Corporation in its Oklahoma City office from 1980 through 1984. From 1984 until 1987, Mr. Penton owned and managed an independent exploration company based in Oklahoma City called Newport Resources, Inc. In 1987, he co-founded Canaan with Leo Woodard and served as its Vice-President until 1999 when he became President. He serves as a director of Canaan, as Vice- President of the Coral Companies and as an additional general partner of each partnership. He also has served as Executive Vice President of Indian since the February 1999 acquisition agreement between Canaan and Indian.

   Michael S. Mewbourn

                  Mr. Mewbourn is a graduate of the University of Oklahoma, and received Bachelor of Business Science degrees in Marketing and Accounting in 1977 and 1980, respectively. He has served as Canaan's Vice President -- Finance and Chief Financial Officer since June 1993, and was named Senior Vice President and Chief Financial Officer in 1999. From 1989 to 1993, Mr. Mewbourn worked in private practice as a Certified Public Accountant, which included accounting and tax work performed for Canaan as well as the Partnerships. From 1983 to 1989, he was with Devon Energy Corporation, Oklahoma City, Oklahoma, where he served as Manager of Financial Accounting. From 1983 to 1985, Mr. Mewbourn was Controller and Treasurer of Sabre Oil and Gas Co., Oklahoma City, Oklahoma, and from 1980 through 1983 was employed by Arthur Young & Company, Oklahoma City, Oklahoma, with various duties including senior auditor. Mr. Mewbourn is a Certified Public Accountant and a member of the Oklahoma Society of Certified Public Accountants.

   Thomas H. Henson

                  Mr. Henson received a Bachelor of Arts degree in Economics from the University of Michigan and a Master of Business Administration degree from Michigan State University. Since June of 1989, he has served as the owner and President of Canaan Securities. Mr. Henson will become Senior Vice President
- Investor Relations and a director of Canaan upon completion of the combination transactions.

   Anthony Lasuzzo

                  Mr. Lasuzzo, has served as a consultant to Indian since April 1, 1999. He previously served as a Director and Executive Vice President of Indian from March 1997 to April 1, 1999. Mr. Lasuzzo has been in the oil and gas business since 1974. He graduated with Bachelor of Science. and Master of Science degrees in Geology from Northeast Louisiana University in 1972 and 1974, respectively. Mr. Lasuzzo was employed by several major and independent oil and gas companies and was an independent geologist prior to joining Indian in March, 1997.

Committees

                  The Board of Directors of Canaan will establish an Audit Committee consisting of at least three independent directors. The Audit Committee's functions will include recommending to the Board of Directors the engagement of Canaan's independent public accountants, reviewing with such accountants the results and scope of their auditing engagement and certain other matters.

Compensation of Directors

                  Each director who is not an employee of Canaan or any affiliate of Canaan will be reimbursed for certain expenses in connection with attendance at such meetings. Canaan's Certificate of Incorporation provides for the mandatory indemnification of directors and officers of Canaan and limits the liability of directors of Canaan to Canaan or its shareholders for breaches of the directors' fiduciary duty to the fullest extent permitted by Oklahoma law. In addition, Canaan will enter into indemnification agreements with each non-employee director of Canaan.

Executive Compensation

                  The following table sets forth information with respect to compensation received by the chief executive officer of Canaan and the other executive officers of Canaan. Such individuals are hereinafter referred to as the "named executive officers".

                          Summary Compensation Table

                                                         Annual Compensation
                                               ----------------------------------------
                                                                        Other Annual          All Other
Name and Principal Position           Year      Salary       Bonus     Compensation(1)     Compensation(2)
---------------------------           ----      ------       -----     ---------------     ---------------
Leo E. Woodard                        1999     $150,000    $100,000        $29,481             $24,000
   Chairman and Chief Executive       1998      150,000     125,000         32,315              24,000
   Officer                            1997      150,000     260,000         34,829              24,000

John Penton                           1999      150,000     100,000         29,481              24,000
   President                          1998      150,000     125,000         32,315              24,000
                                      1997      150,000     260,000         34,829              24,000

Michael S. Mewbourn                   1999      100,800       6,017          ----               26,963
   Senior Vice-President and          1998       98,400       6,017          ----               26,603
   Chief Financial Officer            1997       96,000      20,000          ----               17,400

___________________

(1) Includes cash distributions to Mr. Woodard and Mr. Penton as Additional General Partners of the partnerships.

(2) Includes amounts contributed by Canaan for the account of the named executive officers under Canaan's profit sharing plan and for Mr. Mewbourn, in 1998 and 1999, $10,939 in each year of debt forgiveness in connection with indebtedness incurred to purchase stock of Canaan.

          Upon completion of the combination transactions, the annual base salary of Canaan's chief executive officer and each of its four other most highly compensated executive officers is expected as follows:

       Name                                                    Salary
       Leo E. Woodard.............................           $  300,000
       John Penton................................              300,000
       Michael S. Mewbourn........................              120,000
       Anthony Lasuzzo............................              150,000
       Thomas H. Henson...........................              120,000

Change in Control Agreements

          Canaan has entered into agreements with Messrs. Woodard, Penton, Mewbourn and Henson providing for the payment of severance benefits upon involuntary termination of such persons, other than for cause, within two years after a Change in Control (as defined in these agreements) of Canaan, including constructive termination as a result of certain changes in duties or reduction of compensation. Canaan expects to enter into similar agreements with other officers including Mr. Lasuzzo, if he is employed. The agreements are intended to promote the retention of these officers by providing them with an extra measure of financial security in the event of a Change of Control of Canaan. In the event of involuntary termination within two years after a Change in Control, the agreements provide that the officers will receive a lump sum severance payment equal to three times the officers' annual compensation defined as annual salary immediately prior to the Change in Control plus the highest annual bonus received by the officer in the three years immediately preceding the Change in Control or any lesser period the officer has been employed by Canaan. No amounts are payable by Canaan under these agreements unless a Change in Control occurs and the Change in Control is followed within two years by the involuntary termination of the officer. The amounts payable under the agreement are subject to a limitation that the amounts paid may in no event be greater than the amount that would be deductible by Canaan under applicable Internal Revenue Code (golden parachute) payment limitations, after taking into consideration all payments to the officer covered by such limitation, which would include payments deemed to have been received due to any acceleration of vesting of stock options or other benefits.

Compensation Decisions

          Canaan does not currently have a compensation committee. Messrs. Woodard and Penton participated in the decision making process with respect to each of their respective compensation and the compensation of Mr. Mewbourn.

Stock Option Plan

          In January, 2000, the Board of Directors and Canaan's shareholders adopted Canaan's 2000 Stock Option Plan (the "Option Plan"). Under the Option Plan, Canaan may grant both incentive stock options intended to qualify under
Section 422 of the Internal Revenue Code and options which are not qualified as incentive stock options.

          The maximum number of shares of Common Stock issuable under the Option Plan is 500,000, subject to appropriate equitable adjustment in the event of a reorganization, stock split, stock dividend, reclassification or other change affecting Canaan's Common Stock. All executive officers of Canaan and other key employees who hold positions of significant responsibility are eligible to receive awards under the Option Plan. The exercise price of options granted under the Plan is not less than 100% of the fair market value of the shares on the date of grant. Options granted under the Plan become exercisable at such time as the Board may determine in connection with the grant of each option. In addition, the Board may at any time accelerate the date that any option granted becomes exercisable. Certain limitations exist on the duration, exercise price and number of shares that may be subject to or exercised in connection with incentive stock options. The exercise price of options may be paid in cash, in shares of Common Stock (valued at fair market value at the date of exercise), by surrender of a portion of the option, or by a combination of such means of payment, as may be determined by the Board of Directors.

          In the event of any reorganization, merger, consolidation or sale of substantially all of the assets of Canaan while options remain outstanding under the Plan, the Plan provides for substitute options with an appropriate number of shares or other securities of the reorganized, merged, consolidated or acquiring corporation which were distributed to the shareholders of Canaan. Unless the Board of Directors expressly provides otherwise, in the event of a Change in Control (as defined in the Option Plan) of Canaan, all outstanding options will become immediately and fully exercisable and optionees will be entitled to surrender, within 60 days following the Change in Control, unexercised options or portions of options in return for cash payment equal to the difference between the aggregate exercise price of the surrendered options and the fair market value of the shares of Common Stock underlying the surrendered options.

          The Board of Directors may amend or terminate the Option Plan at any time, except that no amendment will become effective without the approval of the shareholders except to the extent such approval may be required by applicable law or by the rules of any securities exchange upon which the Canaan shares are admitted to listed trading. The Option Plan will terminate in 2010, except with respect to awards then outstanding.

          Prior to the offering, no options have been granted by Canaan pursuant to the Option Plan. Upon completion of the Offering, Canaan expects to grant to executive officers and eligible participants under the Option Plan incentive and nonqualified stock options in amounts which will be determined at a later date.

Profit Sharing Plan and 401(k) Plan

          Canaan has historically maintained a profit sharing plan pursuant to which Canaan makes annual discretionary contributions. In 1997, 1998 and 1999, Canaan accrued discretionary contributions to the plan in the aggregate amount of $132,000, $124,000 and $132,000 respectively, including $65,400, $63,663 and
$64,033 respectively, for the account of Canaan's named executive officers.

Certain Transactions

          In 1998 Michael S. Mewbourn, Senior Vice President and Chief Financial Officer of Canaan, purchased 5% of the stock of Canaan and the Coral Companies for an aggregate purchase price of $32,819 payable on or before November 30, 2001 with interest at the Federal Reserve discount rate. Canaan and the Coral Companies agreed to forgive such indebtedness over a three year period and to pay an annual bonus equal to 40% of the amount of debt forgiveness, subject to Mr. Mewbourn continuing his employment. In 1999, $10,939 of the indebtedness was forgiven by Canaan and the Coral Companies and Mr. Mewbourn received a bonus of $_____________. At December 31, 1999, the amount of the remaining indebtedness to Canaan and the Coral Companies was a total of $10,939.

          Canaan Securities, of which Thomas H. Henson is sole owner and President, receives fees from the partnerships for services in connection with providing reports and distribution information to limited partners. Canaan Securities also receives fees from the general partner of each partnership for services in connection with the sale of partnership interests in the partnerships. In 1999, Canaan received $89,810 in fees from the partnerships and $185,586 in fees from the Coral Companies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIALY OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding the beneficial ownership of Canaan's Common Stock as of January 1, 2000 and the pro forma ownership after completion of the combination transactions based on the estimated Exchange Values and assuming no limited partners elect to receive cash or exercise dissenters rights by (i) each director, (ii) each of the named executive officers, (iii) all executive officers and directors of Canaan as a group, and (iv) all those known by Canaan to be beneficial owners of more than five percent of Canaan's Common Stock.

                                                                                         Pro Forma
                                                            Current                      Estimated
                                                    Beneficial Ownership (1)        Beneficial Ownership (1)
                                                 ------------------------------    ---------------------------
                                                  Number of         Percentage      Number of      Percentage
Beneficial Owner                                   Shares            of Total        Shares         of Total
----------------                                   ------            --------        ------         --------
Leo E. Woodard................................       300               47.5%          495,807          9.92%
John Penton...................................       300               47.5%          495,807          9.92%
Michael S. Mewbourn...........................        32                5.0%           51,386          1.03%
Thomas H. Henson..............................       ---                ---           126,500          2.53%
Anthony Lasuzzo...............................       ---                ---            54,389          1.09%
All executive officers and directors
 as a group (6 persons).......................       632              100.0%        1,223,889         24.48%

____________________

(1) Based on estimated Exchange Values and assuming no limited partners elect to reserve cash or exercise dissenter's rights.

                      COMPARISON OF SECURITYHOLDER RIGHTS

Introduction

          The following comparative information is a summary of the material differences associated with rights of a limited partner in the partnerships versus a shareholder in Canaan, and the effect such differences likely will have on shareholders. The rights and duties of the limited partners in the partnerships summarized below are the same for each of the partnerships, except as otherwise noted. Capitalized terms used in this section shall have the meaning ascribed to them in this document or in the partnership agreements.

--------------------------------------------------------------------------------
              PARTNERSHIPS                               CANAAN
--------------------------------------------------------------------------------
                            Federal Income Taxation
--------------------------------------------------------------------------------
None of the partnerships is subject to    Canaan is subject to federal income
federal or state income taxes. Each       tax on its income after allowable
partner is allocated his pro rata         deductions and credits. Shareholders
share of the partnership's taxable        will not be taxed on Canaan's income,
income.                                   but generally will be subject to
                                          federal and state income taxes on any
                                          dividends received from Canaan.
--------------------------------------------------------------------------------
Each of the partnerships is a pass-through entity for tax purposes, in which income is not taxed at the entity level but instead is allocated, along with losses, directly to the partners. The partners are taxed on income allocated to them, whether or not actual cash distributions are made to the partners. On the other hand, to the extent that Canaan has any net income, such income will be taxed at the corporate level at the standard corporate tax rates.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              PARTNERSHIPS                               CANAAN
--------------------------------------------------------------------------------
                          Management and Compensation
--------------------------------------------------------------------------------
Coral and Coral Corp. each serve as       The shareholders of Canaan elect
the General Partner of certain of the     directors of Canaan. The Board of
partnerships. The General Partner         Directors appoints officers to serve
makes all decisions regarding the         at the discretion of the Board of
business and operations of the            Directors. Executive officer salaries
partnerships, including production,       and incentive compensation are
development and other activities, and     determined by the Board of Directors
any sale of properties and the            and/or the Chief Executive Officer of
acquisition of additional properties      Canaan.
subject to certain limitations. The
General Partner received an
organization and acquisition fee in
connection with the organization of
the partnerships equal to 6% of the
total capital contributions. The
General Partner also receives
compensation as a result of the cost
and revenue sharing structure of the
partnerships which allocates a greater
portion of revenues to it than its
proportionate capital investments.
Furthermore, the partnerships
reimburse the General Partners for
their general and administrative
expenses.
--------------------------------------------------------------------------------
Shareholders have greater control over management of Canaan than the limited partners have over the management of the partnerships because the members of the Board of Directors of Canaan are elected on an annual basis by the shareholders of Canaan. However, in both cases, limited partners and shareholders must rely upon management for the prudent administration of their investments.
--------------------------------------------------------------------------------
                              Operating Strategy
--------------------------------------------------------------------------------
The partnerships were each formed to      Canaan will be primarily engaged in
invest in producing oil and gas           the acquisition, development and
properties and to engage in limited       production of oil and gas properties.
drilling activities associated with       Canaan's business strategy is to seek
such properties. Each of the              new reserves in areas of low geologic
partnership agreements restricts the      risk and to exploit underdeveloped
amount of money that could be borrowed    existing oil and gas fields. Canaan
to finance additional activities.         will not be subject to any
                                          restrictions on the methods of
                                          financing its activities
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                      PARTNERSHIPS                                              CANAAN
--------------------------------------------------------------------------------------------------------------------
The basic operating strategy of Canaan will be substantially similar to the operating strategies of the partnerships. However, Canaan's oil and natural gas interests will be substantially larger and more diversified than any of the individual partnerships or all of the partnerships taken together. Furthermore, unlike the partnerships, Canaan has substantial flexibility to raise equity, through the sale of common stock or preferred stock, to finance its operations.
--------------------------------------------------------------------------------------------------------------------
                                                Fiduciary Duties
--------------------------------------------------------------------------------------------------------------------
The General Partner's fiduciary duties to the                The fiduciary duties owed by the directors of
limited partners include legal responsibilities              Canaan to its shareholders under the OGCA
of loyalty, care and good faith.                             include duties of and loyalty, care and good faith.
--------------------------------------------------------------------------------------------------------------------
The fiduciary duty owed to shareholders of Canaan is substantially the same as the fiduciary duty owed to the limited partners in the partnerships. Therefore, the combination transactions generally will not involve any reduction in the standard of care owed to investors or any reduction in the remedies available for any breach of those duties.
--------------------------------------------------------------------------------------------------------------------
                                                  Voting Rights
--------------------------------------------------------------------------------------------------------------------
Limited partners in the partnerships are entitled to vote     Shareholders of Canaan are entitled to one vote per
on matters submitted to them for a vote, including any        share on all matters submitted to them for a vote,
sale of all or substantially all of the assets, the           including the election and removal of directors,
borrowing of funds in excess of specific limits and           amendments to the certificate of incorporation,
removal of the General Partner.  Each of these matters        certain mergers and share exchanges, dissolution and
requires the consent of a majority in interest of the         the sale of all or substantially all of Canaan's
limited partners, except removal of a General Partner,        assets.  These matters require the approval of the
either with or without cause, which requires a vote of 75%    holders of a majority of the outstanding common
in interest of the limited partners.                          stock, and removal of directors may only be for
                                                              cause.  Furthermore, Canaan has adopted several
                                                              anti-takeover provisions which could have the effect
                                                              of delaying or impeding an unfriendly takeover of
                                                              Canaan.  Please see "Description of Capital Stock."
--------------------------------------------------------------------------------------------------------------------
With the exception of the right to participate in annual elections of directors, the voting rights of shareholders of Canaan will be substantially the same as the voting rights of limited partners in the partnerships; however, because the former limited partners will own a smaller percentage interest in Canaan than they did of their respective partnerships, the former limited partners will experience a corresponding decrease in their relative voting power once they become shareholders of Canaan.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                      PARTNERSHIPS                                              CANAAN
--------------------------------------------------------------------------------------------------------------------
                                                Special Meetings
--------------------------------------------------------------------------------------------------------------------
Meetings of the limited partners may be called upon           Special meetings of Canaan's shareholders may be
written request of a majority in interest of the Limited      called by the President, the Chairman of the Board
Partners.                                                     of Directors, or the Board of Directors.  Special
                                                              meetings may not be called by shareholders. Actions
                                                              requiring a vote may be taken without a meeting only
                                                              upon written consent of all the shareholders.
--------------------------------------------------------------------------------------------------------------------
The ability of the shareholders of Canaan to call a special meeting of the shareholders will be more difficult than the ability of the limited partners to call a meeting of the limited partners.
--------------------------------------------------------------------------------------------------------------------
                                      Amendment to Organizational Documents
--------------------------------------------------------------------------------------------------------------------
Each of the partnership agreements may be modified or         The certificate of incorporation of Canaan, subject
amended at any time by a writing signed by all the general    to certain limitations, may be amended by
partners and a majority in interest of the limited            affirmative vote of the holders of at least a
partners of each partnership.  No modification or             majority of the shares of Canaan common stock
amendment of the partnership agreements, however, may         outstanding.  The Eleventh Article of the
change the interest of any partner in the capital, profit     certificate, relating to the number and term of the
or cash distributions of the partnership or his, her or       Board of Directors, provides that an affirmative
its right of contribution or withdrawal with respect          vote of the holders of at least sixty-six and two
thereto, or amend the term of the partnership, the            third percent (66 2/3%) of the outstanding Canaan
provisions of the partnership agreement relating to           shares then entitled to be voted in an election of
dissolution of the partnership or the provisions of the       directors is required to alter, amend or repeal, or
partnership agreement relating to its amendment, without      to adopt any provision inconsistent with, Article
the express written consent of each partner materially        Eleventh.  The bylaws of Canaan may be amended or
affected thereby.                                             repealed by the Board of Directors at any meeting or
                                                              by the shareholders at any meeting, except that the
                                                              amendment or repeal of bylaws relating to written
                                                              consents, the number and term of the Board of
                                                              Directors or the removal of members of the Board of
                                                              Directors or the entire Board of Directors, is
                                                              prohibited unless the certificate of incorporation
                                                              is amended to permit the amendment or repeal of such
                                                              sections of the bylaws.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                       PARTNERSHIPS                                              CANAAN
--------------------------------------------------------------------------------------------------------------------
With the exception of the ability to amend the certificate of incorporation of Canaan relating to the number and term of the Board of Directors, the ability of the shareholders of Canaan to amend the organizational documents of
Canaan will be substantially similar to the ability of the limited partners to amend the organizational documents relating to the partnerships.
--------------------------------------------------------------------------------------------------------------------
                                            Anti-Takeover Provisions
--------------------------------------------------------------------------------------------------------------------

There are no anti-takeover provisions in the partnership      The certificate and bylaws of Canaan, and the OGCA
agreements under Oklahoma partnership law.                    include a number of provisions which may have the
                                                              effect of encouraging persons considering
                                                              unsolicited tender offers or other unilateral
                                                              takeover proposals to negotiate with the Canaan
                                                              Board of Directors rather than pursue non-negotiated
                                                              takeover attempts. These provisions include a
                                                              classified Board of Directors, advance notice
                                                              requirements for shareholder proposals and Director
                                                              nominations, restrictions on certain business
                                                              combinations and stock repurchases, prohibition
                                                              against actions approved by written consent without
                                                              the approval of all the shareholders, and the
                                                              adoption of the Oklahoma Control Share Provisions.
--------------------------------------------------------------------------------------------------------------------
The shareholders of Canaan are subject to various anti-takeover provisions in the certificate of incorporation and bylaws of Canaan which the limited partners did not face in the partnership. These anti-takeover provisions could work to delay or frustrate the assumption of control of Canaan by a holder of a large block of common stock or the removal of incumbent members of the Board of Directors of Canaan, even if such actions would be beneficial to the shareholders of Canaan.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                       PARTNERSHIPS                                              CANAAN
--------------------------------------------------------------------------------------------------------------------
                                           Distributions and Dividends
--------------------------------------------------------------------------------------------------------------------
Under the terms of the 1990, 1991, 1992, 1993, 1995 and       Although holders of common stock are entitled to
1996 partnership agreements, revenues (other than net         receive any dividends declared by Canaan's Board of
proceeds from the sale or other disposition of all or part    Directors out of legally available funds, no
of an oil and gas property) available for distribution        dividends are expected to be paid on the common
after the payment of partnership expenses and the             stock for the foreseeable future.  Under Oklahoma
establishment of any necessary reserves ("Distributable       law, dividends may be paid out of the Company's
Cash") will be distributed 90% to the limited partners,       surplus or out of its net profits for the fiscal
and 10% to the General Partners (9% to the General Partner    year in which the dividend is declared and/or the
and .5% to each of the Additional General Partners) until     preceding fiscal year.
such time as Payout is achieved.  "Payout" is defined as
the time at which the amount of Distributable Cash and any
proceeds from the sale of partnership property distributed
to a limited partner, equals the capital contributions of
such limited partner.  Distributable Cash after Payout
will be distributed 75% to the limited partners, and 25%
to the General Partners (24% to the General Partner and
 .5% to each of the Additional General Partners).
Net proceeds from nonliquidating sales and other
dispositions of all or a portion of an oil and gas
property shall be distributed, to the extent available
after paying creditors and setting up reserves, in the
following manner: (i) first, to the partners in proportion
to and to the extent of their respective share of the tax
basis of the property; (ii) to the extent next, until
Payout is achieved, 90% to the limited partners and 10% to
the General Partners (9% to the General Partner and .5% to
each of the Additional General Partners); and (iii)
thereafter, 75% to the limited partners and 25% to the
General Partners (24% to the
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                       PARTNERSHIPS                                              CANAAN
--------------------------------------------------------------------------------------------------------------------
General Partner and .5% to each of the Additional General
Partners). Liquidating distributions will be made, pro
rata, in accordance with the positive capital account
balances of the partners.

Under the terms of the 1993-I and 1996-I partnership agreements, revenues (other than net proceeds from the sale or other disposition of all or part of an oil and gas property) available for distribution after the payment of partnership expenses and the establishment of any necessary reserves ("Distributable Cash") will be distributed 87.5% to the limited partners, and 12.5% to the General Partners (12% to the General Partner and .25% to each of the Additional General Partners).

Net proceeds from nonliquidating sales and other
dispositions of all or a portion of any oil and gas
property shall be distributed, to the extent available
after paying creditors and setting up reserves, in the
following manner: (i) first, to the partners in proportion
to and to the extent of their respective share of the
basis of the property; and, (ii) thereafter 87.5% to the
limited partners, and 12.5% to the General Partners (12%
to the General Partner and .25% to each of the Additional
General Partners).
--------------------------------------------------------------------------------------------------------------------
Both the partnership interests of the partnerships and the common stock of Canaan represent equity interests entitling the holders thereof to participate in the growth of the partnership and Canaan, respectively.
Distributions and dividends payable with respect to the partnership interests and the common stock of Canaan depend upon the performance of the partnerships and the company, respectively. However, Canaan's Board of
Directors does not anticipate paying any dividends on the common stock for the foreseeable future.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                       PARTNERSHIPS                                              CANAAN
--------------------------------------------------------------------------------------------------------------------
                                               Liquidation Rights
--------------------------------------------------------------------------------------------------------------------
In the event of liquidation, the partners are entitled to     In the event of liquidation, holders of common stock
a distribution in proportion to their positive capital        would be entitled to share ratably in any assets of
account balances after the creditors, including partners      Canaan remaining after satisfaction of obligations
who are creditors (to the extent permitted by law), have      to its creditors and liquidation preferences on any
been paid.  If the liabilities of the partnership exceed      series of preferred stock of Canaan then outstanding.
the assets upon liquidation, or otherwise if any General
Partner then has a negative balance in its capital
account, the General Partner must contribute funds to the
partnership in the ratio of their negative capital
accounts until the negative capital accounts are
eliminated.
--------------------------------------------------------------------------------------------------------------------
The liquidation rights of shareholders of Canaan will be substantially the same as the liquidation rights of limited partners in the partnerships.
--------------------------------------------------------------------------------------------------------------------
                                                Limited Liability
--------------------------------------------------------------------------------------------------------------------
Under the terms of the partnership agreements,                Canaan's shareholders will not be subject to
limited partners are not subject to additional                assessments or to personal liability for obligations
assessments. The liability of the limited                     of Canaan.
partners generally is limited to their capital
contributions and, in certain circumstances, the amount of
any capital distributed or returned to them.
--------------------------------------------------------------------------------------------------------------------
The limitation on personal liability of shareholders of Canaan will be substantially the same as the limitation on personal liability of limited partners in the partnerships.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          PARTNERSHIPS                                 CANAAN
--------------------------------------------------------------------------------
                           Continuity of Existence
--------------------------------------------------------------------------------

The partnership agreements provide for      Canaan has a perpetual term.
terms ending as follows:

1990     --       December 31, 2009
1991     --       January 1, 2011
1992     --       January 1, 2012
1993     --       January 1, 2013
1993-I   --       January 1, 2014
1995     --       January 1, 2015
1996     --       January 1, 2016
1996-I   --       January 1, 2016
--------------------------------------------------------------------------------
Because Canaan has a perpetual term of existence, the shareholders of Canaan have more of an opportunity to share in any future growth of Canaan beyond the dates on which the respective partnerships would have terminated.
--------------------------------------------------------------------------------

                               Financial Reporting
--------------------------------------------------------------------------------
The limited partners in the partnerships    Canaan will be subject to the
are entitled to receive audited financial   reporting requirements of the
statements each fiscal year, until the      Exchange Act and will be required to
payout for each particular partnership.     file periodic reports as well as
After payout, the General Partner will      proxy statements with the SEC,
not be required to furnish audited          copies of which will be provided or
financial statements unless requested to    made available to shareholders.
do so by a majority in interest of the
limited partners.
--------------------------------------------------------------------------------
Because Canaan will be subject to the reporting requirements of the Exchange Act and the SEC, shareholders of Canaan will receive substantially more information in the periodic financial reports than they would have received as limited partners in the partnerships.
--------------------------------------------------------------------------------
                            Redemption and Conversion
--------------------------------------------------------------------------------
The interests in the partnerships are not   Canaan common stock is not
redeemable or convertible into other        redeemable or convertible.
securities.
--------------------------------------------------------------------------------
There is no difference between the redemption and conversion rights of Canaan and the partnerships.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                PARTNERSHIPS                             CANAAN
--------------------------------------------------------------------------------
                          Right to Compel Dissolution
--------------------------------------------------------------------------------
There is no right to compel the dissolution of     Under Oklahoma law, Canaan
any of the partnerships. However, the withdrawal,  shareholders may not vote to
bankruptcy, insolvency or dissolution of any       compel dissolution of Canaan
of the General Partner will cause the              without prior action by its
dissolution of the partnership. The partnership    Board of Directors.
agreement provides, however, that (i) in any
such event if there is at least one remaining
General Partner, the business of the partnership
may be continued without dissolution by a
remaining General Partner or (ii) within ninety
(90) days of a General Partner's withdrawal,
all the remaining partners may agree in writing
to continue the business of the partnership and
elect additional General Partners, if necessary
or desired.
--------------------------------------------------------------------------------
Although the partnerships provide for dissolution upon certain events, there are no unilateral rights of the limited partners to compel a dissolution of the partnerships. As such, the right of the shareholders to compel dissolution of Canaan will be substantially the same as the limited partners rights to compel dissolution of the partnerships.
--------------------------------------------------------------------------------
              Liquidity, Marketability and Restriction on Transfer
--------------------------------------------------------------------------------
There is no trading market for the interests in    Canaan's common stock will be
the partnership. The General Partners may not      traded on the NASDAQ-NMS and
assign or transfer any portion of its interest     the shares issued pursuant to
in the partnership without the consent of a        the combination transactions
majority in interest of the limited partners of    will be freely tradable by
the partnership. No limited partners of the        non-affiliates of Canaan.
partnership may assign or transfer their Units
or any interest therein without the prior written
consent of the General Partner, which consent
may be withheld for any reason at the sole
discretion of the General Partner.
--------------------------------------------------------------------------------
Because the common stock of Canaan will be traded on the NASDAQ-NMS, the shareholders of Canaan will have substantially more liquidity than the limited partners of the partnerships.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               PARTNERSHIPS                                   CANAAN
--------------------------------------------------------------------------------
                     Limitations on Liability of Management
--------------------------------------------------------------------------------
The partnership agreement provides that in any     Canaan's certificate provides
threatened, pending or completed action, suit      for the elimination of
or proceeding to which the General Partners        directors' liability for
were or are a party or are threatened to be        monetary damages arising from
made a party by reason of the fact that they       the breach of certain
were or are a general partner of the partnership   fiduciary obligations and for
involving any alleged cause of action for          the indemnification of
damages, the partnership will indemnify the        directors, officers,
General Partners against expenses actually and     employees or agents of
reasonably incurred by them in connection with     Canaan to the fullest extent
such action, suit or proceeding if they acted in   provided by the OGCA and any
good faith and in a manner they reasonably         other law of the State of
believed to be in or not opposed to the best       Oklahoma. These provisions
interests of the partnership, and provided that    generally provide for
their conduct does not constitute negligence,      indemnification so long as
misconduct, or a breach of their fiduciary         the indemnitee acted in good
obligations to the limited partners of the         faith and in a manner he or
partnerships. Under the partnership agreement      she reasonably believed to be
the limited partners of the partnerships are       in or not opposed to the best
each solely and individually responsible only      interests of Canaan.
for their initial capital contribution to the
partnership.
--------------------------------------------------------------------------------
The limitation on liability of management of Canaan will be substantially the same as the limitation on liability of management of the partnerships.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                PARTNERSHIPS                               CANAAN
--------------------------------------------------------------------------------
            Right to Investor List; Inspection of Books and Records
--------------------------------------------------------------------------------
The partnership agreements provide, in        Canaan is required to maintain
accordance with Oklahoma law, that the        a list of the names and addresses
General Partner will maintain or cause to     of all shareholders at its
to be maintained full and accurate books      principal office and make such
and records of the partnerships, and all      information available for review
partners will have the right to inspect       to shareholders of record during
and examine the same at reasonable times      normal business hours for any
and upon reasonable notice. The records       proper purpose. Also, Canaan must
to be kept at the partnership's office in     make all books and records
Oklahoma shall include, without               available for shareholders review
limitation, (i) a current list of the full    during normal business hours for a
name and last known business address of       proper purpose.
each partner set forth in alphabetical
order; (ii) a copy of the certificate
of limited partnership and all certificates
of amendment thereto, together with
executed copies of any powers of attorney
pursuant to which any certificate has been
executed, (iii) copies of the partnership's
federal, state and local tax returns and
reports, if any, for the three most recent
years, and (iv) copies of any then effective
written partnership agreement and any
financial statements of the partnership for
the three most recent years.
--------------------------------------------------------------------------------
The rights of shareholders of Canaan to inspect the investor list and books and records of Canaan will be substantially the same as the rights of the limited partners to inspect the investor list and the books and records of the partnerships.
--------------------------------------------------------------------------------

                         DESCRIPTION OF CAPITAL STOCK

General

          Canaan's authorized capital stock consists of 50,000,000 shares of common stock, $.01 par value, and 1,000,000 shares of preferred stock, $.01 par value.

Common Stock

          The holders of common stock are entitled to one vote for each share of common stock held on all matters voted upon by shareholders, including the election of directors. Subject to the rights of any then outstanding shares of preferred stock, the holders of common stock are entitled to dividends as may be declared in the discretion of the board of directors out of funds legally available for the payment of dividends. The holders of common stock are entitled to share ratably in Canaan's net assets upon liquidation after Canaan pays or provides for all liabilities and for any preferential liquidation rights of any preferred stock then outstanding. The common shareholders have no preemptive rights to purchase shares of Canaan stock. Shares of common stock are not subject to any redemption provisions and are not convertible into any of our other securities. All of the shares of common stock which we are going to issue in the combination transactions will be fully paid and nonassessable.

Preferred Stock

          Our board of directors has the authority, without further action by shareholders, to issue shares of undesignated preferred stock from time to time in one or more series and to fix the related number of shares and the designations, voting powers, preferences, optional and other special rights, and restrictions or qualifications of that preferred stock. The rights, preferences, privileges and restrictions or qualifications of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of preferred stock could:

          . decrease the amount of earnings and assets available for distribution to holders of common stock;

          . adversely affect the rights and powers, including voting rights, of holders of common stock; and

          . have the effect of delaying , deferring or preventing a change in control.

Oklahoma Law and Certificate and Bylaw Provisions - Anti-Takeover Effects

          General. Canaan's certificate and bylaws, and the OGCA include a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with Canaan's board of directors rather than pursue non-negotiated takeover attempts. These provisions include a classified board of directors, advance notice requirements for shareholder proposals and director nominations, restrictions on certain business combinations and stock repurchases, prohibition against actions approved by written consent without the approval of all the shareholders, and the adoption of the Oklahoma control share provisions. These certificate and bylaws provisions could work to delay or frustrate the assumption of control of Canaan by the holder of a large block of common stock or the removal of incumbent directors, even if such actions would be beneficial to the shareholders as a whole. Furthermore, these provisions may discourage or prevent a merger, tender offer or proxy contest even if it would be favorable to the interests of the shareholders as a whole. The following is a more specific description of each of these certificate and bylaws provisions:

          Classified Board of Directors. Canaan's certificate and bylaws contain provisions for a staggered board of directors with one-third (1/3) of the Board standing for election each year. The term of each director is three years, and in each year the terms of the directors in one class will expire. Directors may be removed only for cause and by the affirmative vote of the holders of a majority of the shares entitled to vote in an election of directors. A staggered board of directors makes it more difficult for shareholders to change the majority of the members of the board of directors and instead promotes continuity of existing management.

          Advance Notice Requirements for Shareholder Proposals and Director Nominations. Under the bylaws, a notice of intent of a shareholder to bring any matter before a meeting of the shareholders must be made in writing and received by our corporate secretary not more than one hundred fifty (150) days and not less than ninety (90) days in advance of the annual meeting, or, in the event of a special meeting of shareholders, such notice must be received by the secretary not later than the close of the fifteenth (15th) day following the day on which notice of the special meeting is first mailed to the shareholders. Every notice by a shareholder must state:

          . The name and address of the shareholder who intends to bring up any matter.

          . A representation that the shareholder is a registered holder of Canaan's voting stock and intends to appear in person or by proxy at the meeting to bring up the matter specified in the notice.

          . With respect to notice of an intent to make a director nomination, a description of all understandings among the shareholder and each nominee and any other person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the board of directors of Canaan.

          . With respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter.

          . Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as a director, if elected.

          Business Combinations with Interested Shareholders. Canaan's certificate contains a provision expressly electing to be governed by Section 1090.3 of the OGCA which places restrictions on Canaan's ability to enter into certain business combinations and effect certain stock repurchases. Specifically, Section 1090.3 of the OGCA generally prevents an "interested shareholder" from engaging in a "business combination" with a corporation for three years following the date such person became an interested shareholder, unless:

          . Prior to the time such person became an interested shareholder, the board of directors of the corporation approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination;

          . Upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

          . On or subsequent to the time of the transaction in which such person became an interested shareholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of shareholders by the affirmative vote of the holders of two-thirds (2/3) of the outstanding voting stock of the corporation not owned by the interested shareholder.

The statute defines a "Business Combination" to include:

          . any merger or consolidation involving the corporation and an interested shareholder;

          . any sale, transfer, pledge or other disposition involving an interested shareholder of ten percent (10%) or more of the assets of the corporation;

          . subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested shareholder;

          . any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder;

          . the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation; or

          .    any share acquisition by the interested shareholder pursuant to
               Section 1090.1 of the OGCA.

          In addition, the statutes define "interested shareholder" as any entity or person beneficially owning fifteen percent (15%) or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

          Prohibition Against Actions by Written Consent. Canaan's certificate provides for any action required by the OGCA to be taken or otherwise permitted to be taken at any annual or special meeting of shareholders of the corporation may be taken without a meeting, without prior notice and without a vote, only if a consent or consents in writing, setting forth the action taken, shall be signed by the holders of all outstanding stock entitled to vote thereon. This provision effectively prevents any actions without a meeting, notice and a vote of our shareholders.

          Control Share Provisions. Canaan's certificate specifically provides that we will be subject to the Oklahoma control share acquisition statute ("Oklahoma Control Share Statute"), codified at Sections 1145-1155 of the OGCA.
Section 1145 of the OGCA defines "control shares" as those issued and outstanding shares of an "issuing public corporation" that, in the absence of the Oklahoma Control Share Statute, would have voting power, when added to all the other shares of the issuing public corporation which are owned, directly or beneficially, by an acquiring person or over which the acquiring person has the ability to exercise voting power, that would entitle the acquiring person, immediately after the acquisition of the shares to exercise (or direct the exercise of) the voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power: (i) one-fifth (1/5) or more but less than one-third (1/3) of all voting power; (ii) one-third (1/3) or more but less than a majority of all voting power; or (iii) a majority of all voting power.

          A "control share acquisition" means the acquisition by any person of ownership of, or the power to direct the exercise of voting power with respect to, "control shares." After a control share acquisition occurs, the acquiring person is subject to certain limitations on the ability to vote such control shares. Specifically, Section 1149 of the OGCA provides in pertinent part that under most control share acquisition scenarios, "the voting power of control shares having voting power of one-fifth (1/5) or more of all voting power is reduced to zero unless the shareholders of the issuing public corporation approve a resolution . . . according the shares the same voting rights as they had before they became control shares." Section 1153 of the OGCA provides the procedures for obtaining shareholder consent of a resolution of an "acquiring person" to determine the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition. Accordingly, "to be approved, the resolution shall receive the affirmative votes of a majority of all voting power, excluding all interested shares." Therefore, Canaan's adoption of the

Oklahoma Control Share Statute makes it more difficult for a person acquiring "control shares" to exercise his voting rights as a shareholder.

          General Result of Anti-Takeover Measures. By discouraging takeover attempts, these provisions may have the incidental effect of inhibiting the temporary fluctuations of the market price of Canaan's common stock or other securities which may result from actual or rumored takeover attempts. In addition, these provisions could limit or reduce the price that investors might be willing to pay for our shares and may limit the ability of Canaan's shareholders to receive premium prices for their shares which an acquiring party might be willing to pay in connection with the acquisition of control of Canaan.

Transfer Agent and Registrar

          The transfer agent and registrar for the common stock is UMB Bank, n.a., Kansas City, Kansas.

                                 LEGAL MATTERS

          Crowe & Dunlevy, A Professional Corporation, Oklahoma City, Oklahoma, as our counsel, will issue an opinion for Canaan regarding the validity of the common stock to be issued in the combination transactions and certain federal income tax matters related to the combination transactions.

                                    EXPERTS

          The financial statements of Canaan Energy Corporation and Indian Oil Company as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998, have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

          The financial statements of each of the partnerships as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998, have been included herein and in the registration statement in reliance upon the reports of William T. Zumwalt, Inc., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

          The information appearing in this prospectus with respect to proved oil and gas reserves of Canaan, the partnerships and Indian, as of December 31, 1998, to the extent stated herein, was estimated and audited by Netherland, Sewell & Associates, Inc. independent petroleum engineers, and is included herein on the authority of such firm as experts in petroleum engineering.

                             AVAILABLE INFORMATION

          Canaan has filed with the SEC a registration statement on Form S-4 (including all amendments and exhibits thereto) under the Securities Act with respect to the common stock in this offering. As permitted by the rules and regulations of the SEC, this prospectus omits some of the information contained in the registration statement. For further information with respect to Canaan and the common stock offered in this offering, you should refer to the registration statement and its exhibits and schedules. You may obtain copies of all or any portion of the registration statement at prescribed rates from the public reference facilities maintained by the SEC at:

          .    Room 1024, Judiciary Plaza
               450 Fifth Street, N.W.,
               Washington, D.C. 20549

          .    7 World Trade Center
               New York, New York 10007

          .    CitiCorp Center
               500 W. Madison Street, Suite 1400
               Chicago, IL 60661

          You may also call the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website that contains reports, proxy statements and information statements and other information regarding registrants (including Canaan) that file electronically with the SEC, which can be accessed at http://www.sec.gov.

          Canaan intends to furnish to our shareholders annual reports containing financial statements audited by an independent public accounting firm and to make available to shareholders quarterly reports for each of the quarters of each fiscal year containing unaudited financial statements.

                          FORWARD LOOKING STATEMENTS

          All statements made in this prospectus/proxy statement and accompanying supplements other than purely historical information are "forward looking statements" within the meaning of the federal securities laws. These statements reflect expectations and are based on historical operating trends, proved reserve positions and other currently available information. Forward looking statements include statements regarding future plans and objectives, exploration and development budgets and number and location of planned wells and statements regarding the quality of our properties and potential reserve and production levels. This statement may be preceded or followed by or otherwise include the words "believes", "expects", "anticipates", "intends", "plans", "estimates", "projects" or similar expressions or statements that certain events "will" or "may" occur. These statements assume that no significant changes will occur in the operating environment for oil and gas properties and that there will be no material acquisitions or divestitures except as otherwise described.

          The forward looking statements are subject to all the risks and uncertainties incident to the combination transactions and acquisition, exploration, development, marketing of oil and gas reserves, including the risks described under "Risk Factors." Canaan may also make material acquisitions or divestitures or enter into financing transactions. None of these events can be predicted with certainty or not taken into consideration in the forward looking statements.

          For all of these reasons, actual results may vary materially from the forward looking statements and there is no assurance that the assumptions used are necessarily the most likely. Canaan will not update any forward looking statements to reflect events or circumstances occurring after the date the statement is made except as may be required by federal securities laws.


                              CERTAIN DEFINITIONS

          When the following words are used in the text of this joint proxy statement prospectus, they have the following meaning:

          Bbl. "Bbl" means one stock tank barrel, or 42 U.S. gallons liquid
          ---
volume, used herein in reference to oil or other liquid hydrocarbons.

          Bcf. "Bcf" means billion cubic feet.
          ---

          Bcfe. "Bcfe" means billion cubic feet of natural gas equivalent,
          ----
determined using the ratio of one Bbl of oil or condensate to six Mcf of natural gas.

          Btu. "Btu" means british thermal unit, which is the heat required to
          ---
raise the temperature of a one pound mass of water from 58.5 to 59.5 degrees Fahrenheit.

          Bbtu. "Bbtu" means billion Btus.
          ----

          Capital Expenditures. "Capital Expenditures" means costs associated
          --------------------
with exploratory and development drilling (including exploratory dry holes); leasehold acquisitions; seismic data acquisitions; geological, geophysical and land-related overhead expenditures; delay rentals; producing property acquisitions; and other miscellaneous capital expenditures.

          Completion Costs. "Completion Costs" means as to any well, all those
          ----------------
costs incurred after the decision to complete the well as a producing well. Generally, these costs include all costs, liabilities and expenses, whether tangible or intangible, necessary to complete a well and bring it into production, including installation of service equipment, tanks and other materials necessary to enable the well to deliver production.

          Developed Acreage.  "Developed Acreage" means the number of acres
          -----------------
which are allocated or assignable to producing wells or wells capable of production.

          Development Location.  "Development Location" means a location on
          --------------------
which a development well can be drilled.

          Development Well. "Development Well" means a well drilled
          ----------------
within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive in an attempt to recover proved undeveloped reserves.

          Drilling Unit. "Drilling Unit" means an area specified by governmental
          -------------
regulations or orders or by voluntary agreement for the drilling of a well to a specified formation or formations which may combine several smaller tracts or subdivides a large tract, and within which there is usually some right to share in production or expense by agreement or by operation of law.

          Dry Hole.  "Dry Hole" means a well found to be incapable of producing
          --------
either oil or gas in sufficient quantities to justify completion as an oil or gas well.

          EBITDA. "EBITDA" is defined as income (loss) before interest, income
          ------
taxes, depreciation, depletion and amortization and impairment. We believe that EBITDA is a financial measure commonly used in the oil and gas industry as an indicator of a company's ability to service and incur debt. However, EBITDA should not be considered in isolation or as a substitute for net income, cash flows provided by operating activities or other data prepared in accordance with generally accepted accounting principles, or as a measure of a company's profitability or liquidity. EBITDA measures as presented may not be comparable to other similarly titled measures of other companies.

          Estimated Future Net Revenues. "Estimated Future Net Revenues" means
          -----------------------------
revenues from production of oil and gas, net of all production-related taxes, lease operating expenses, capital costs and abandonment costs.

          Exploratory Well. "Exploratory Well" means a well drilled to find and
          ----------------
produce oil or gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir, or to extend a known reservoir.

          Future Development Cost. "Future Development Cost" means Future
          -----------------------
Development Cost of proved non-producing reserves, expressed in dollars per BOE, is calculated by dividing the amount of future capital expenditures related to development properties by the amount of total proved non-producing reserves associated with such activities.

          Gross Acre.  "Gross Acre" means an acre in which a working interest
          ----------
is owned.

          Gross Well.  "Gross Well" means a well in which a working interest
          ----------
is owned.

          Infill Drilling. "Infill Drilling" means drilling for the development
          ---------------
and production of proved undeveloped reserves that lie within an area bounded by producing wells.

          Lease Operating Expense.  "Lease Operating Expense" means all direct
          -----------------------
costs associated with and necessary to operate a producing property.

          Lifting Costs. "Lifting Costs" means the expenses of lifting oil from
          -------------
a producing formation to the surface, consisting of the costs incurred to operate and maintain wells and related equipment and facilities, including labor costs, repair and maintenance, supplies, insurance, production, severance and windfall profit taxes.

          MBbls.  "MBbls" means thousand barrels.
          -----

          MBtu.  "MBtu" means thousand Btus.
          ----

          Mcf.  "Mcf" means thousand cubic feet.
          ---

          Mcfe.  "Mcfe" means thousand cubic feet of natural gas equivalent,
          ----
determined using the ratio of one Bbl of oil or condensate to six Mcf of natural gas.

          MMBbls.  "MMBbls" means million barrels.
          ------

          MMBtu.  "MMBtu" means million Btus.
          -----

          MMcf.  "MMcf" means million cubic feet.
          ----

          MMcfe. "MMcfe" means million cubic feet of natural gas equivalent,
          -----
determined using the ratio of one Bbl of oil or condensate to six Mcf of natural gas.

          Natural Gas Liquids.  "Natural Gas Liquids" means liquid
          -------------------
hydrocarbons which have been extracted from natural gas (e.g., ethane, propane, butane and natural gasoline).

          Net Acres or Net Wells. "Net Acres or Net Wells" means the sum of the
          ----------------------
fractional working interests owned in gross acres or gross wells.

          Oil and Gas Lease. "Oil and Gas Lease" means an agreement whereby the
          -----------------
grantee receives for a period of time of the full or partial interest in oil and gas properties, oil and gas mineral rights, fee rights or other rights of the grantor granting the grantee the right to drill for, produce and sell oil and gas upon payment of rentals, bonuses and/or royalties. Oil and Gas Leases are generally acquired from private landowners and federal and state governments.

          Overriding Royalty Interest.  "Overriding Royalty Interest" means an
          ---------------------------
interest in an oil and gas property entitling the owner to a share of oil and gas production free of well or production costs.

          Present Value. "Present Value," when used with respect to oil and gas
          -------------
reserves, means the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production, future development costs, and future abandonment costs, using prices and costs in effect as of the date of the report or estimate, without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expense or to deprecation, depletion and amortization, discounted using an annual discount rate of 10%.

          Productive Well.  "Productive Well" means a well that is producing
          ---------------
oil or gas or that is capable of production.

          Proved Developed Reserves. "Proved Developed Reserves" means proved
          -------------------------
reserves that are expected to be recovered through existing wells with existing equipment and operating methods.

          Proved Reserves. "Proved Reserves" means the estimated quantities of
          ---------------
oil and gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

          Proved Undeveloped Reserves. "Proved Undeveloped Reserves" means
          ---------------------------
proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

          Recompletion.  "Recompletion" means the completion for production of
          ------------
an existing wellbore in another formation from that in which the well has previously been completed.

          Royalty Interest.  "Royalty Interest" mean an interest in an oil and
          ----------------
gas property entitling the owner to a share of oil and gas production (or the proceeds of the sale thereof) free of the costs of production.

          3-D Seismic. "3-D Seismic" means the method by which a three
          -----------
dimensional image of the earth's substance is created through the interpretation of aerially collected seismic data. 3-D surveys allow for a more detailed understanding of the subsurface than do conventional surveys and contribute significantly to field appraisal, development and production.

          Undeveloped Acreage. "Undeveloped Acreage" means lease acreage on
          -------------------
which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether such acreage contains proved reserves.

          Working Interest. "Working Interest" means the operating interest
          ----------------
which gives the owner the right to drill, produce and conduct operating activities on the property and a share of production.

                           CANAAN ENERGY CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

Canaan Energy Corporation
     Independent Auditors' Report..............................................    F-4
     Balance Sheets, December 31, 1997 and 1998 and September 30, 1999.........    F-5
     Statements of  Operations, Years ended December 31, 1996, 1997, and 1998
          and Nine Months ended September 30, 1998 and 1999....................    F-6
     Statements of Cash Flow, Years ended December 31, 1996, 1997,
          and 1998 and Nine Months ended September 30, 1998 and 1999...........    F-7
     Statements of Stockholders' Equity, Years ended December 31, 1996, 1997,
          and 1998 and Nine Months ended September 30, 1999....................    F-8
     Notes to Financial Statements.............................................    F-9

Indian Oil Company
     Independent Auditors' Report..............................................   F-22
     Balance Sheets, December 31, 1997 and 1998 and September 30, 1999.........   F-23
     Statements of  Operations, Years ended December 31, 1996, 1997, and 1998
          and Nine Months ended September 30, 1998 and 1999....................   F-24
     Statements of Cash Flow, Years ended December 31, 1996, 1997,
          and 1998 and Nine Months ended September 30, 1998 and 1999...........   F-25
     Statements of Stockholders' Equity, Years ended December 31, 1996, 1997,
          and 1998 and Nine Months ended September 30, 1999....................   F-26
     Notes to Financial Statements.............................................   F-27

Coral Reserves Natural Gas Income Fund 1990 Limited Partnership
     Independent Auditors' Report..............................................   F-45
     Balance Sheets, December 31, 1997 and 1998 and September 30, 1999.........   F-46
     Statements of  Operations, Years ended December 31, 1996, 1997, and 1998
          and Nine Months ended September 30, 1998 and 1999....................   F-47
     Statements of Cash Flow, Years ended December 31, 1996, 1997,
          and 1998 and Nine Months ended September 30, 1998 and 1999...........   F-48
     Statements of Partners' Equity, Years ended December 31, 1996, 1997,
          and 1998 and Nine Months ended September 30, 1999....................   F-49
     Notes to Financial Statements.............................................   F-50

Coral Reserves Natural Gas Income Fund 1991 Limited Partnership
     Independent Auditors' Report..............................................   F-59
     Balance Sheets, December 31, 1997 and 1998 and September 30, 1999.........   F-60
     Statements of  Operations, Years ended December 31, 1996, 1997, and 1998
          and Nine Months ended September 30, 1998 and 1999....................   F-61
     Statements of Cash Flow, Years ended December 31, 1996, 1997,
          and 1998 and Nine Months ended September 30, 1998 and 1999...........   F-62
     Statements of Partners' Equity, Years ended December 31, 1996, 1997,
          and 1998 and Nine Months ended September 30, 1999....................   F-63
     Notes to Financial Statements.............................................   F-64

Coral Reserves Natural Gas Income Fund 1992 Limited Partnership
     Independent Auditors' Report..............................................   F-73
     Balance Sheets, December 31, 1997 and 1998 and September 30, 1999.........   F-74
     Statements of  Operations, Years ended December 31, 1996, 1997, and 1998
          and Nine Months ended September 30, 1998 and 1999....................   F-75

     Statements of Cash Flow, Years ended December 31, 1996, 1997,
          and 1998 and Nine Months ended September 30, 1998 and 1999...........   F-76
     Statements of Partners' Equity, Years ended December 31, 1996, 1997,
          and 1998 and Nine Months ended September 30, 1999....................   F-77
     Notes to Financial Statements.............................................   F-78

Coral Reserves Natural Gas Income Fund 1993 Limited Partnership
     Independent Auditors' Report..............................................   F-86
     Balance Sheets, December 31, 1997 and 1998 and September 30, 1999.........   F-87
     Statements of  Operations, Years ended December 31, 1996, 1997, and 1998
          and Nine Months ended September 30, 1998 and 1999....................   F-88
     Statements of Cash Flow, Years ended December 31, 1996, 1997,
          and 1998 and Nine Months ended September 30, 1998 and 1999...........   F-89
     Statements of Partners' Equity, Years ended December 31, 1996, 1997,
          and 1998 and Nine Months ended September 30, 1999....................   F-90
     Notes to Financial Statements.............................................   F-91

Coral Reserves 1993 Institutional Limited Partnership
     Independent Auditors' Report..............................................  F-100
     Balance Sheets, December 31, 1997 and 1998 and September 30, 1999.........  F-101
     Statements of  Operations, Years ended December 31, 1996, 1997, and 1998 and Nine Months ended September 30, 1998 and 1999....................  F-102
     Statements of Cash Flow, Years ended December 31, 1996, 1997, and 1998 and Nine Months ended September 30, 1998 and 1999...........  F-103
     Statements of Partners' Equity, Years ended December 31, 1996, 1997, and 1998 and Nine Months ended September 30, 1999....................  F-104
     Notes to Financial Statements.............................................  F-105

Coral Reserves Energy Income Fund 1995 Limited Partnership
     Independent Auditors' Report..............................................  F-114
     Balance Sheets, December 31, 1997 and 1998 and September 30, 1999.........  F-115
     Statements of  Operations, Years ended December 31, 1996, 1997, and 1998 and Nine Months ended September 30, 1998 and 1999....................  F-116
     Statements of Cash Flow, Years ended December 31, 1996, 1997, and 1998 and Nine Months ended September 30, 1998 and 1999...........  F-117
     Statements of Partners' Equity, Years ended December 31, 1996, 1997, and 1998 and Nine Months ended September 30, 1999....................  F-118
     Notes to Financial Statements.............................................  F-119

Coral Reserves Energy Income Fund 1996 Limited Partnership
     Independent Auditors' Report..............................................  F-127
     Balance Sheets, December 31, 1997 and 1998 and September 30, 1999.........  F-128
     Statements of Operations, Years ended December 31, 1996, 1997, and 1998 and Nine Months ended September 30, 1998 and 1999....................  F-129
     Statements of Cash Flow, Years ended December 31, 1996, 1997, and 1998 and Nine Months ended September 30, 1998 and 1999...........  F-130
     Statements of Partners' Equity, Years ended December 31, 1996, 1997, and 1998 and Nine Months ended September 30, 1999....................  F-131
     Notes to Financial Statements.............................................  F-132

Coral Reserves 1996 Institutional Limited Partnership
     Independent Auditors' Report..............................................  F-141
     Balance Sheets, December 31, 1997 and 1998 and September 30, 1999.........  F-142
     Statements of  Operations, Years ended December 31, 1996, 1997, and 1998 and Nine Months ended September 30, 1998 and 1999....................  F-143
     Statements of Cash Flow, Years ended December 31, 1996, 1997, and 1998 and Nine Months ended September 30, 1998 and 1999...........  F-144
     Statements of Partners' Equity, Years ended December 31, 1996, 1997, and 1998 and Nine Months ended September 30, 1999....................  F-145
     Notes to Financial Statements.............................................  F-146


                         Independent Auditors' Report



The Board of Directors and Stockholders
Canaan Energy Corporation:

We have audited the accompanying balance sheets of Canaan Energy Corporation, as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Canaan Energy Corporation, as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.


                                         KPMG LLP

Oklahoma City, Oklahoma
January 28, 2000

                           CANAAN ENERGY CORPORATION
                                BALANCE SHEETS

                                                                          December 31,                   September 30,
                                                                ------------------------------------
                                                                      1997               1998                 1999
                                                                ----------------    ----------------    -----------------
ASSETS                                                                                                    (Unaudited)
Current assets:
     Cash and cash equivalents                                        $ 360,272          $  749,538           $  466,388
     Accounts receivable (Note 4)                                        232,297             231,745              458,220
     Other assets                                                              -               1,401                1,291
     Deferred tax assets (Note 6)                                              -               4,000                4,000
                                                                ----------------    ----------------    -----------------
     Total current assets                                                592,569             986,684              929,899
                                                                ----------------    ----------------    -----------------
Property and equipment, at cost, based on the full cost method
     of accounting for oil and natural gas properties (Note 5)           870,860             897,656              979,013
        Less accumulated depreciation, depletion and amortization       (523,546)           (571,896)            (622,378)
                                                                ----------------    ----------------    -----------------
                                                                         347,314             325,760              356,635
                                                                ----------------    ----------------    -----------------

     Other assets                                                              -                   -               28,358
                                                                ----------------    ----------------    -----------------

        Total assets                                                   $ 939,883          $1,312,444           $1,314,892
                                                                ================    ================    =================

LIABILITIES and STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable:
        Trade                                                          $  32,076          $   32,728           $   59,650
        Revenue and royalties due to others                              173,505             289,553              203,105
        Payroll income tax withholdings                                    8,213             117,381                    -
     Accrued profit sharing contributions                                132,011             124,092               85,253
     Income taxes payable                                                      -              53,000               97,000
                                                                ----------------    ----------------    -----------------
        Total current liabilities                                        345,805             616,754              445,008
                                                                ----------------    ----------------    -----------------

Deferred income taxes (Note 6 )                                           94,000              84,000               84,000

Stockholders' equity:
     Common stock, $1.00 par value; 25,000 shares
        authorized, 600 shares outstanding in 1997, 632 shares
        outstanding in 1998 and 1999                                         600                 632                  632
     Additional paid-in capital                                          523,968             545,756              545,756
     Common stock subscription receivable                                      -             (14,547)              (8,755)
     Retained earnings (accumulated deficit)                             (24,490)             79,849              248,251
                                                                ----------------    ----------------    -----------------
        Total stockholders' equity                                       500,078             611,690              785,884
                                                                ----------------    ----------------    -----------------
        Total liabilities and stockholders' equity                     $ 939,883          $1,312,444           $1,314,892
                                                                ================    ================    =================

See accompanying notes to financial statements.

                           CANAAN ENERGY CORPORATION

                           STATEMENTS OF OPERATIONS

                                                                                                                Nine months ended
                                                                     Year ended December 31,                      September 30,
                                                         --------------------------------------------      ------------------------
                                                              1996              1997           1998           1998           1999
                                                         -----------       -----------      ---------      ---------      ---------
                                                                                                          (Unaudited)    (Unaudited)
Revenues:
   Oil and natural gas sales                             $    95,675       $   112,412      $  83,652      $  66,052      $  91,672
   Salt water disposal services                               57,000            49,000         51,000         43,000         38,000
   Other                                                      27,574            16,409         21,883         12,653         10,241
                                                         -----------       -----------      ---------      ---------      ---------
      Total revenues                                         180,249           177,821        156,535        121,705        139,913
                                                         -----------       -----------      ---------      ---------      ---------

Costs and expenses:
   Lease operating                                             8,557            17,792         27,593         21,300         10,678
   Production taxes                                            7,288             7,213          5,577          4,258          6,598
   Depreciation, depletion and  amortization (Note 5)         53,952            59,304         48,350         37,477         50,482
   General and administrative expenses                     1,188,039         1,281,143        936,720        483,581        471,056
      Less partnership management fees  (Note 9)          (1,072,000)       (1,373,000)      (970,500)      (766,000)      (620,000)
                                                         -----------       -----------      ---------      ---------      ---------
   Net general and administrative expenses                   116,039           (91,857)       (33,780)      (282,419)      (148,944)
                                                         -----------       -----------      ---------      ---------      ---------
 Total costs and expenses                                    185,836            (7,548)        47,740       (219,384)       (81,186)
                                                         -----------       -----------      ---------      ---------      ---------

Other income, principally interest                            28,938            38,059         41,544         28,902         26,303
                                                         -----------       -----------      ---------      ---------      ---------

Earnings before income taxes                                  23,351           223,428        150,339        369,991        247,402

Income taxes (Note  6)                                         2,000            68,000         46,000        115,000         79,000
                                                         -----------       -----------      ---------      ---------      ---------

Net earnings                                             $    21,351       $   155,428      $ 104,339      $ 254,991      $ 168,402
                                                         ===========       ===========      =========      =========      =========

Net earnings per average common share
   Outstanding - basic and diluted                            $35.59           $259.05        $173.03        $424.99        $266.46
                                                         ===========       ===========      =========      =========      =========

Weighted average common shares outstanding -
   basic and diluted                                             600               600            603            600            632
                                                         ===========       ===========      =========      =========      =========



See accompanying notes to financial statements.

                           CANAAN ENERGY CORPORATION

                           STATEMENTS OF CASH FLOWS

                                                                                                     Nine months ended
                                                               Year  ended December 31,                 September 30,
                                                     -------------------------------------        ----------------------
                                                           1996         1997       1998            1998         1999
                                                     ------------   ----------   ---------        --------   -----------
                                                                                                (Unaudited)  (Unaudited)
Cash flows from operating activities:
  Net earnings                                           $ 21,351    $ 155,428    $104,339        $254,991   $   168,402
  Adjustments to reconcile net earnings to net
    cash provided by (used in) operating activities:
      Depreciation, depletion and amortization             53,952       59,304      48,350          37,477        50,482
      Deferred income tax expense (benefit)                (2,000)      40,000     (14,000)              -             -
      Forgiveness of subscription receivable                    -            -       7,273               -         5,792
        Changes in:
          Accounts receivable                            (55,845)      (68,671)        552         (76,437)     (226,475)
          other assets                                    (2,921)        4,805      (1,401)              -           110
          Accounts payable, accrued expenses and
            other liabilities                             (3,830)       67,134     270,949         128,304      (171,746)
                                                     ------------   ----------   ---------        --------   -----------
      Net cash provided by (used in) operating
            activities                                     10,707      258,000     416,062         344,335     (173,435)
                                                     ------------   ----------   ---------        --------   -----------

Cash flows from investing activities:
  Proceeds from sales of property and equipment            39,851            -      32,915          28,476             -
  Capital expenditures                                    (35,532)    (204,490)    (59,711)        (31,187)     (109,715)
                                                     ------------   ----------   ---------        --------   -----------
      Net cash provided by (used in) investing
        activities                                          4,319     (204,490)    (26,796)         (2,711)     (109,715)
                                                     ------------   ----------   ---------        --------   -----------
Net increase (decrease) in cash and cash equivalents       15,026       53,510     389,266         341,624      (283,150)
  Cash and cash equivalents at beginning of period        291,736      306,762     360,272         360,272       749,538
                                                     ------------   ----------   ---------        --------   -----------
  Cash and cash equivalents at end of period             $306,762     $360,272    $749,538        $701,896    $  466,388
                                                     ============   ==========   =========        ========   ===========
Supplemental Cash Flow Information:
  Cash payments for income taxes                         $ 20,000     $ 29,000    $  4,000        $      -    $   35,000
                                                     ============   ==========   =========        ========   ===========
Supplemental Schedule of Non-cash Financing
 activities:
   Issuance of common stock for subscription
     receivable                                          $      -     $      -    $ 21,820        $      -    $        -
                                                     ============   ==========   =========        ========   ===========

See accompanying notes to financial statements.

                           CANAAN ENERGY CORPORATION

                      STATEMENTS OF STOCKHOLDERS' EQUITY


                                          Number of                                    Common           Retained
                                          Shares of                  Additional         Stock            Earnings         Total
                                         Common Stock      Common      Paid-in       Subscription     (Accumulated    Stockholders'
                                         Outstanding       Stock       Capital        Receivable          Deficit)        Equity
                                        ------------      --------   -----------    -------------     -------------   -------------
Balance at December 31, 1996                     600         $ 600     $ 523,968       $        -        $ (179,918)      $ 344,650
    Net earnings                                   -             -             -                -           155,428         155,428
                                             -------      --------   -----------    -------------     -------------   -------------
Balance at December 31, 1997                     600           600       523,968                -           (24,490)        500,078

     Net earnings                                  -             -             -                -           104,339         104,339
     Common stock issued through
       subscription receivable                    32            32        21,788          (21,820)                -               -
     Forgiveness of subscription
       receivable                                  -             -             -            7,273                 -           7,273
                                             -------      --------   -----------    -------------     -------------   -------------
Balance at December 31, 1998                     632           632       545,756          (14,547)           79,849         611,690

     Net earnings (unaudited)                      -             -             -                -           168,402         168,402
     Forgiveness of subscription
       receivable (unaudited)                      -             -             -            5,792                 -           5,792
                                             -------      --------   -----------    -------------     -------------   -------------
Balance at September 30, 1999 (unaudited)        632         $ 632     $ 545,756        $  (8,755)      $   248,251       $ 785,884
                                             =======      ========   ===========    =============     =============   =============

See accompanying notes to financial statements.

                           CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                       December 31, 1996, 1997 and 1998
           (Information insofar as it relates to September 30, 1999
      or the nine months ended September 30, 1998 and 1999 is unaudited)


1.   Organization and Basis of Presentation

     Canaan Energy Corporation (Canaan) is engaged primarily in the acquisition, development and production of oil and natural gas properties. Canaan serves as operator for approximately 113 producing oil and natural gas wells located in Oklahoma.

     Canaan also manages eight oil and natural gas limited partnerships (the Coral Limited Partnerships) on behalf of Coral Reserves, Inc. and Coral Reserves Energy Corporation, the general partners of the Coral Limited Partnerships (the General Partners). Canaan and the General Partners have the same ownership.

     Canaan, the Coral Limited Partnerships, the General Partners and Canaan Securities, Inc. (CSI), an unaffiliated broker/dealer which has previously participated in marketing of the limited partnership interests, are in the process of merging (subject to the approval of all parties), whereby the Coral Limited Partnerships, the General Partners and CSI will merge with and into Canaan for shares of Canaan's common stock. The merger is expected to be accounted for as a reorganization of interests in a manner similar to a pooling of interests. Additionally, on February 15, 1999 Canaan entered into an agreement and plan of merger with Indian Oil Company (Indian), an unaffiliated oil and natural gas company. Under the agreement, Indian will merge with and into Canaan for shares of Canaan's common stock in a business combination to be accounted for as a purchase. The mergers are anticipated to be completed by June 2000.

     On January 3, 2000, Coral Reserves Group, Ltd. changed its name to Canaan Energy Corporation and continues to conduct business as Coral Reserves Group, Ltd.

     Accounting policies employed by Canaan reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

     In the opinion of management, the accompanying unaudited financial statements as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999, reflect adjustments (all of which were normal and recurring) which, in the opinion of management, are necessary for a fair statement of the financial position and results of operations of the interim periods presented.

                           CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)

2.   Summary of Significant Accounting Policies

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

     Cash and Cash Equivalents

     Canaan considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. Cash and cash equivalents consist of overnight investments in money market funds.

     Fair Value of Financial Instruments

     Canaan's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities. Fair value of financial instruments approximates carrying value due to the short-term nature of the instruments.

     Property and Equipment

     Canaan follows the full cost method of accounting for its oil and natural gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and natural gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. Net capitalized costs are limited to the estimated future net revenues, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves. Capitalized costs are depleted by an equivalent unit-of-production method, converting natural gas to oil at the ratio of one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and natural gas properties unless such dispositions significantly alter the relationship between capitalized costs and proved oil and natural gas reserves.

     Depreciation and amortization of other property and equipment are provided using the straight-line method based on estimated useful lives of the related assets, which range from 3 to 7 years.

                           CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)

     Canaan accounts for its non-oil and natural gas long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

     Other Assets

     Other assets as of September 30, 1999, represent costs incurred in connection with Canaan's proposed merger with Indian and CSI, discussed above. Such costs are being deferred and will be included in the purchase price upon completion of the respective mergers or will be expensed if the mergers are terminated. Costs incurred in connection with the proposed merger of the Coral Limited Partnerships and the General Partners are expensed as incurred and approximated $17,000 for the nine months ended September 30, 1999.

     Revenue and Royalty Distributions Payable

     For certain oil and natural gas properties, Canaan receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance sheets. Canaan accrues revenue for only its net interest in its oil and natural gas properties.

     Hedging Activities

     Canaan periodically enters into oil and natural gas price swap agreements to manage its exposure to oil and natural gas price volatility. These hedging instruments are usually placed with counterparties that Canaan believes have minimal credit risks. The oil and natural gas reference prices upon which the price hedging instruments are based reflect various market indices that have a high degree of historical correlation with actual prices received by Canaan.

                           CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)

     Canaan accounts for it's hedging instruments using the deferral method of accounting. Under this method, realized gains and losses from Canaan's price risk management activities are recognized in oil and natural gas revenues when the associated production occurs and the resulting cash flows are reported as cash flows from operating activities. In the event of a loss of correlation between changes in oil and natural gas reference prices under a hedging instrument and actual oil and natural gas prices, a gain or loss is recognized currently to the extent the hedging instrument has not offset changes in actual oil and natural gas prices.

     Canaan was not a party to any hedging instruments as of December 31, 1997 and 1998. On September 24, 1999, Canaan, as a participating party with the Coral Limited Partnerships, entered into a natural gas price swap covering 1,500 Mcf, or approximately 27% of its monthly natural gas production beginning October 1999 through September 2000. The price to be received for this production is $2.60 per Mcf, while Canaan will pay the counterparty a floating index price. At September 30, 1999, the natural gas price swap had no significant value.

     Natural Gas Balancing

     During the course of normal operations, Canaan and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. Canaan follows the sales method of accounting for natural gas imbalances. A liability is recorded only if Canaan's excess takes of natural gas volumes exceed its estimated remaining recoverable reserves. No receivables are recorded for those wells where Canaan has taken less than its ownership share of natural gas production.

     Major Purchasers

     Canaan markets its oil and natural gas production to numerous purchasers under a variety of contracts. Two purchasers accounted for 47%, three purchasers accounted for 58% and four purchasers accounts for 64% of Canaan's 1996, 1997 and 1998 oil and natural gas revenues, respectively. Canaan had no other purchasers that accounted for greater than 10% of its oil and natural gas revenues. Canaan does not believe that the loss of any single customer would have a material effect on the results of its operations.

                           CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)

     General and Administrative Expenses

     General and administrative expenses are reported net of amounts allocated to working interests of the oil and natural gas properties operated by Canaan, and net of amounts capitalized pursuant to the full cost method of accounting. No general and administrative costs were capitalized for the years ended December 31, 1996, 1997 and 1998, or for the nine month periods ended September 30, 1998 and 1999, due to nominal exploration and development activities of Canaan.

     General and administrative costs recovered through allocation to other working interest owners approximated $395,000, $416,000, $538,000, $396,000
     (unaudited) and $478,000 (unaudited), respectively, for the years ended December 31, 1996, 1997 and 1998, and for the nine months ended
     September 30, 1998 and 1999.

     Income Taxes

     Canaan accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized at the enacted tax rates for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax bases and tax operating losses and tax credit carryforwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Earnings Per Share

     Basic earnings per share data is computed by dividing net earnings attributable to common shareholders by the weighted average number of common shares outstanding during the period. Canaan has no other securities that would dilute its basic earnings per share.

     Comprehensive Income

     Canaan adopted SFAS No. 130, "Reporting Comprehensive Income," on January 1, 1998. SFAS No. 130 establishes standards for reporting and display of "comprehensive income" and its components in a set of financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Canaan had no items of comprehensive income as defined by SFAS No. 130 not included in the accompanying statements of operations; therefore, statements of comprehensive income have not been presented in the accompanying financial statements.

                           CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)

3.   Property Acquisitions

     In 1997, Canaan acquired oil and natural gas producing properties located in Oklahoma from Boswell Energy Corp. (Boswell) for $16,000. Estimated proved reserves acquired in the Boswell acquisition approximated 31,000 Mcf of natural gas equivalent (unaudited). As a result of the acquisition, Canaan assumed operations of 15 of the producing oil and natural gas properties.

     In December 1998, Canaan acquired oil and natural gas producing properties located in Oklahoma from Marathon Oil Co. (Marathon) for $18,000. Estimated proved reserves acquired in the Marathon acquisition approximated 24,000 Mcf of natural gas equivalent (unaudited). As a result of the acquisition, Canaan assumed operations of 16 of the producing oil and natural gas properties.

     The acquired properties described above were accounted for by the purchase method and accordingly, operations have been included in the financial statements from the date of the respective acquisitions.


4.   Accounts Receivable

     Accounts receivable consisted of the following:

                                                                                                   September 30,
                                                                  December 31,                         1999
                                                      -----------------------------------       ---------------
                                                           1997                1998                (Unaudited)
                                                       ----------          ----------

Oil and natural gas revenue accruals..................  $ 35,495            $ 13,424                 $ 23,118
Joint interest billings...............................   184,237             197,563                  244,172
Receivables from officers and affiliates..............     1,952              16,466                  184,053
Other.................................................    10,613               4,292                    6,877
                                                       ----------          ----------           --------------

Total.................................................  $232,297            $231,745                 $458,220
                                                       ==========          ==========           ==============

     At September 30, 1999, $166,000 of receivables from officers and affiliates consisted of amounts due from the General Partners representing several months of fees for Canaan managing the Coral Limited Partnerships.

                           CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)

5.   Property and Equipment

     Property and equipment consisted of the following:

                                                                   December 31,
                                                         -------------------------------------            September 30,
                                                             1997                 1998                        1999
                                                         ------------        --------------               ------------
                                                                                                           (Unaudited)

Oil and natural gas properties-subject to amortization....     $ 682,198            $ 718,099               $ 791,349
Accumulated depreciation, depletion and amortization......      (403,465)            (433,165)               (469,660)
                                                               ----------           ----------              ----------
Net oil and natural gas properties........................       278,733              284,934                 321,689
                                                               ----------           ----------              ----------

Other equipment...........................................       188,662              179,557                 187,664
Accumulated depreciation..................................      (120,081)            (138,731)               (152,718)
                                                               ----------           ----------              ----------

Net other equipment.......................................        68,581               40,826                  34,946
                                                               ----------           ----------              ----------
Property and equipment, net of accumulated depreciation,
 depletion and amortization...............................     $ 347,314            $ 325,760               $ 356,635
                                                               ==========           ==========              ==========



     Depreciation, depletion and amortization expense consisted of the following:

                                                                                             Nine months ended
                                                      Year ended December 31,                   September 30,
                                                      -----------------------                   -------------
                                                  1996        1997          1998            1998               1999
                                                  ----        ----          ----            ----               ----
                                                                                         (Unaudited)       (Unaudited)
Depreciation, depletion and amortization of oil
 and natural gas properties.....................  $20,541      $29,084       $29,700           $23,490           $36,495
Depreciation of other equipment.................   33,411       30,220        18,650            13,987            13,987
                                                  -------      -------       -------           -------           -------
Total expense...................................  $53,952      $59,304       $48,350           $37,477           $50,482
                                                  =======      =======       =======           =======           =======


6.   Income Taxes

     The components of income tax expense (benefit) for the years ended December 31, 1996, 1997 and 1998 were as follows:

                                                                  1996             1997               1998
                                                                  ----             ----               ----
   Current income tax expense:
      U.S. Federal........................................     $ 2,000            $22,000           $ 50,000
      State...............................................       2,000              6,000             10,000
                                                               -------            -------           --------
            Total current tax expense.....................       4,000             28,000             60,000
                                                               -------            -------           --------
   Deferred income tax expense (benefit):
      U.S. Federal........................................      (2,000)            36,000            (13,000)
      State...............................................           -              4,000             (1,000)
                                                               -------            -------           --------
            Total deferred tax expense (benefit)..........      (2,000)            40,000            (14,000)
                                                               -------            -------           --------
   Total income tax expense (benefit).....................     $ 2,000            $68,000           $ 46,000
                                                               =======            =======           ========

                           CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)

Total income tax expense for the respective years differed from the amounts computed by applying the U.S. federal income tax rate to earnings before income taxes as a result of the following:


                                                      Year ended December 31,
                                                      -----------------------
                                                         1996    1997     1998
                                                         ----    ----     ----
     U.S. statutory tax rate.........................     34%     34%     34%
     State income taxes..............................      4       4       4
     Effect of graduated tax rates...................    (19)     (8)     (5)
     Non conventional fuel source tax credits........     (9)     (2)     (2)
     Other...........................................     (1)      2       -
                                                          ---      -       -
     Effective income tax rate.......................      9%     30%     31%
                                                          ===     ===     ===

The tax effects of temporary differences that gave rise to the deferred tax assets and liabilities at December 31, 1996, 1997 and 1998 are presented below:

                                                         1996           1997           1998
                                                     -----------    ----------      ----------
     Deferred tax assets:
     Effect of cash-basis tax reporting                $     -       $      -          $  4,000
                                                       --------      --------          --------
     Deferred tax liabilities:
     Effect of cash-basis tax reporting...............   (3,000)            -                 -
     Property and equipment, principally due to
       differences in depreciation and expensing of
       intangible drilling costs for tax purposes.....  (51,000)      (94,000)          (84,000)
                                                       --------      --------          --------
     Total deferred tax liabilities...................  (54,000)      (94,000)          (84,000)
                                                       --------      --------          --------
     Net deferred tax liability....................... $(54,000)     $(94,000)         $(80,000)
                                                       ========      ========          ========

The rates at which Canaan provided for income tax for the nine month periods ended September 30, 1998 and 1999 were based on estimates of its effective tax rate for the respective years.

7.   Employee Benefit Plan

Canaan maintains a qualified profit sharing plan pursuant to which it may make annual discretionary contributions subject to Internal Revenue Code limits. The plan allows employees to make voluntary deferred contributions subject to Internal Revenue Code limits. Benefits payable under the plan are limited to the amount of plan assets allocable to the account of each plan participant. Canaan retains the right to modify, amend or terminate the plan at any time. Canaan recorded $118,000, $132,000 and $124,000 of expenses related to discretionary contributions to the Plan in 1996, 1997 and 1998, respectively. Such costs were accrued by Canaan during the year and funded in the following year.

                           CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)

8.   Commitments and Contingencies

Canaan leases office space and equipment under operating leases expiring over the next three years. Future minimum lease payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 1998 are as follows:

               1999................    $60,000
               2000................     19,000
               2001................      1,500
                                     ----------
                    Total..........    $80,500
                                     ==========

Rent expense for the years ended December 31, 1996, 1997 and 1998 approximated $56,000, $61,000 and $63,000, respectively. Rent expense for the nine months ended September 30, 1998 and 1999 approximated $47,000 (unaudited) and $53,000 (unaudited), respectively.


9.   Related Party Transactions

Canaan manages the Coral Limited Partnerships on behalf of the General Partners which reimburse Canaan for such services with payments equal to operating fees received from the Coral Limited Partnerships, as defined in the partnership agreements plus the General Partners' monthly distributions received from the Coral Limited Partnerships.

In November 1998, Canaan issued 32 shares or 5% of its common stock to one of its officers in exchange for a $22,000 promissory note. The principle balance of the promissory note equaled the fair value of the shares issued. The note earns interest at the annual rate equal to the discount rate charged by the New York Federal Reserve Bank, redetermined semi-annually, and is secured by the common stock. The note matures in November 2001; however, it allows Canaan to forgive the note as services are provided by the officer over the term of the note. Canaan forgave approximately $7,000 and $6,000 (unaudited) of the note in 1998 and for the nine months ended September 30, 1999, respectively. The note is reflected in the accompanying balance sheets and statements of stockholders' equity as a stock subscription receivable. Compensation expense is recorded pro ratably over the term of the note.

                           CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)


10.   Oil and Natural Gas Operations

     The following table reflects the costs incurred in oil and natural gas property acquisition and development activities:

                                                                                         Nine months ended
                                             Year ended December 31,                        September 30,
                                      -----------------------------------------         -------------------------
                                         1996           1997          1998                 1998              1999
                                         ----           ----          ----                 ----              ----
                                                                                       (Unaudited)        (Unaudited)
Acquisition costs.....................  $     -       $ 16,000       $18,000              $     -           $      -
Development  costs....................   21,025        139,433        50,816               22,127            101,609



     Results of Operations for Oil and Natural Gas Producing Activities:

     Below is a summary of results of operations for oil and natural gas producing activities. The results do not include any allocation of Canaan's general corporate overhead and, therefore, are not necessarily indicative of the contribution to net earnings of its oil and natural gas operations. Income tax expense has been calculated by applying statutory income tax rates to oil and natural gas sales after deducting costs, including depreciation, depletion and amortization and after giving effect to permanent differences.

                                                                                                     Nine months ended
                                                           Year ended December 31,                       September 30,
                                               ------------------------------------------------          -------------
                                                      1996          1997           1998             1998              1999
                                                      ----          ----           ----             ----              ----
                                                                                                (Unaudited)       (Unaudited)
Oil and natural gas sales .....................       $ 95,675       $112,412       $ 83,652          $ 66,052          $ 91,672
Production and operating expenses .............         (8,557)       (17,792)       (27,593)          (21,300)          (10,678)
Depreciation, depletion, and amortization .....        (20,541)       (29,084)       (29,700)          (23,490)          (36,495)
Income tax expense ............................        (10,000)       (10,000)        (4,000)           (3,000)           (7,000)
                                                      ---------      ---------      ---------         ---------         ---------
Results of operations from oil and natural gas
 producing activities .........................       $ 56,577       $ 55,536       $ 22,359          $ 18,262          $ 37,499
                                                      ========       ========       ========          ========          ========
Depreciation, depletion, and amortization
 per equivalent Mcf of production .............       $   0.50       $   0.76       $   0.73          $   0.75          $   0.88
                                                      ========       ========       ========          ========          ========


11.   Supplemental Information on Oil and Natural Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and natural gas activities of Canaan is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission (SEC) and SFAS No. 69, "Disclosures About Oil and Gas Producing Activities".

                           CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)

     Quantities of Oil and Natural Gas Reserves

     Set forth below is a summary of the changes in the net quantities of crude oil and natural gas and reserves for each of the years in the three year period ended December 31, 1998. Canaan's proved reserves were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. Canaan cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

     Canaan prepared the estimated reserves as of December 31, 1995, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1995, 1996 and 1997, Canaan used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1995, 1996 and 1997. Canaan has estimated its reserves as of December 31, 1995, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1995, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

                           CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)

     Changes in Proved Reserves:

                                                      Oil          Natural Gas
                                                     (Bbls)            (Mcf)
                                                 ------------      ------------
Proved reserves as of December 31, 1995               9,000           594,000
  Extensions and discoveries.................         2,000                 -
  Production.................................        (1,000)          (35,000)
  Sale of reserves...........................             -           (46,000)
                                                 ------------      ------------
Proved reserves as of December 31, 1996......        10,000           513,000
  Extensions and discoveries.................         1,000            18,000
  Purchases of reserves......................         3,000            16,000
  Production.................................        (1,000)          (32,000)
  Sale of reserves...........................        (1,000)                -
                                                 ------------      ------------
Proved reserves as of December 31, 1997......        12,000           515,000
  Purchases of reserves......................         1,000            25,000
  Production.................................        (2,000)          (29,000)
                                                 ------------      ------------
Proved reserves as of December 31, 1998......        11,000           511,000
                                                 ============      ============

                                                      Oil          Natural Gas
                                                     (Bbls)            (Mcf)
                                                 ------------      ------------

Proved developed reserves as of:
  December 31, 1995..........................         9,000           348,000
  December 31, 1996..........................         8,000           267,000
  December 31, 1997..........................         9,000           249,000
  December 31, 1998..........................         9,000           245,000



     Standardized Measure of Discounted Future Net Cash Flows:

     The following table reflects the standardized measure of discounted future net cash flows relating to Canaan's interest in proved reserves:

                                                                           December 31,
                                                    -------------------------------------------------------
                                                         1996              1997                1998
                                                         ----              ----                ----
     Future cash inflows.........................    $2,043,000          $1,364,000          $1,178,000
     Future development costs....................     (128,000)           (131,000)           (133,000)
     Future production costs.....................     (346,000)           (474,000)           (399,000)
                                                      ---------          ----------          ----------

     Future net cash flows before income taxes...     1,569,000             759,000             646,000
     10% discount to reflect timing of cash flows     (827,000)           (400,000)           (339,000)
                                                      ---------          ----------          ----------

     Discounted future net cash flows.............      742,000             359,000             307,000
     Future income taxes, net of 10% discount.....    (246,000)           (110,000)            (90,000)
                                                      ---------          ----------          ----------
     Standardized measure of discounted future
       net cash flows.............                   $  496,000          $  249,000          $  217,000
                                                     ==========          ==========          ==========


                           CANAAN ENERGY CORPORATION

                         Notes to Financial Statements
                                  (Continued)

     Future cash inflows are computed by applying year-end prices (averaging $9.33 per barrel of oil, adjusted for transportation and other charges, and $2.09 per Mcf of natural gas at December 31, 1998) to the year-end quantities of proved reserves, except where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

     Future income tax expenses are computed by applying the appropriate statutory rates to the future pre-tax net cash flows relating to proved reserves, net of the tax basis of the properties involved. The future income tax expenses give effect to permanent differences and tax credits, but do not reflect the impact of future operations.

     Principal changes in the standardized measure of discounted future net cash flows attributable to Canaan's proved reserves are as follows:

                                                                            Year ended December 31,
                                                            -------------------------------------------------------
                                                                    1996               1997               1998
                                                                    ----               ----               ----
     Beginning balance........................................    $ 301,000          $ 496,000         $ 249,000
     Sales of oil and natural gas, net of production costs          (80,000)           (87,000)          (50,000)
     Net changes in prices and production costs...............      384,000           (380,000)          (51,000)
     Extensions and discoveries...............................       17,000             20,000                 -
     Purchase of reserves, net of future development                      -             26,000            19,000
       costs..................................................
     Sales of reserves in place...............................      (63,000)            (8,000)
     Accretion of discount.......                                    44,000             74,000            36,000
     Net change in income taxes...............................     (107,000)           136,000            20,000
     Other....................................................            -            (28,000)           (6,000)
                                                                  ---------          ---------         ---------

     Ending balance                                               $ 496,000          $ 249,000         $ 217,000
                                                                  =========          =========         =========


12.  Segment Information

Canaan manages its business by country, which results in one operating segment during the years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1999.

Canaan is engaged primarily in the acquisition, development and production of oil and natural gas properties located in Oklahoma. Canaan also operates 113 producing oil and natural gas producing properties located in Oklahoma, and manages eight oil and natural gas limited partnerships on behalf of those partnership's general partners.

                         Independent Auditors' Report



The Board of Directors and Stockholders
Indian Oil Company:

We have audited the accompanying balance sheets of Indian Oil Company as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Indian Oil Company as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.


                                         KPMG LLP

Oklahoma City, Oklahoma
February 4, 2000

                              Indian Oil Company

                                Balance Sheets

                                                                December 31,
                                                        ---------------------------    September 30,
                                                           1997            1998            1999
                                                        -----------     -----------     -----------
                                                                                        (Unaudited)
               Assets
Current assets:
  Cash and cash equivalents                             $ 2,735,321     $ 1,990,838     $ 1,159,598
  Accounts receivable, net (Note 4)                       2,415,609       2,744,729       3,161,886
  Prepaid expenses and other current assets                 190,136          95,247          82,135
                                                        -----------     -----------     -----------
    Total current assets                                  5,341,066       4,830,814       4,403,619

Property and equipment, net, based on
  the full cost method of accounting for
  oil and natural gas properties (Note 5)                37,207,113      30,189,843      28,126,675

Debt issuance costs, net (Note 2)                           269,713         133,714          83,618
Deferred tax asset (Note 7)                                       -       1,520,000       1,520,000
Other assets                                                      -          30,000          30,000
                                                        -----------     -----------     -----------
    Total assets                                        $42,817,892     $36,704,371     $34,163,912
                                                        ===========     ===========     ===========

  Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable:
    Trade                                               $   725,729     $   505,239     $   937,951
    Revenues and royalties due to others                  1,069,813       2,558,373       2,487,704
  Accrued expenses                                          662,048         192,195         278,545
  Current portion of long-term debt (Note 6)                      -               -       3,603,000
  Other current liabilities                                       -          84,778          84,778
                                                        -----------     -----------     -----------
    Total current liabilities                             2,457,590       3,340,585       7,391,978
                                                        -----------     -----------     -----------

Long-term debt, less current portion (Note 6)            37,950,000      35,333,968      30,141,041
Other non-current liabilities                                     -         134,232          70,649
Deferred income taxes (Note 7)                              675,000               -               -

Stockholders' equity (deficit):
  Common stock, $0.005 par value; 2,000,000 shares
   authorized, 62,360 shares outstanding (less
   treasury shares of 37,187)                                   312             312             312
  Additional paid-in capital                              1,332,603       1,332,603       1,332,603
  Retained earnings (accumulated deficit)                   402,387      (3,437,329)     (4,772,671)
                                                        -----------     -----------     -----------
    Total stockholders' equity (deficit)                  1,735,302      (2,104,414)     (3,439,756)
                                                        -----------     -----------     -----------
    Total liabilities and stockholders' equity          $42,817,892     $36,704,371     $34,163,912
                                                        ===========     ===========     ===========

See accompanying notes to financial statements.

                              Indian Oil Company

                           Statements of Operations


                                                                                                             Nine months ended
                                                                 Year ended December 31,                       September 30,
                                                        -------------------------------------------     ---------------------------
                                                           1996            1997            1998            1998            1999
                                                        -----------     -----------     -----------     -----------     -----------
                                                                                                        (Unaudited)     (Unaudited)
Revenues:
  Oil and natural gas sales                             $ 3,098,816     $ 3,356,616     $10,014,808     $ 7,660,893     $ 6,730,705
  Other income                                              144,433         312,656         234,599         179,327         212,038
                                                        -----------     -----------     -----------     -----------     -----------
    Total revenues                                        3,243,249       3,669,272      10,249,407       7,840,220       6,942,743
                                                        -----------     -----------     -----------     -----------     -----------

Costs and expenses:
  Lease operating                                           967,330       1,038,562       2,971,006       2,244,009       2,023,529
  Production taxes                                          207,230         220,810         504,833         371,819         362,316
  Depreciation, depletion, and amortization (Note 5)        533,420         739,397       4,029,243       2,973,151       2,578,023
  General and administrative                                825,896       1,138,632       1,659,255       1,119,233       1,264,969
  Interest expense (Note 6)                                 476,786         509,381       3,119,786       2,349,082       2,049,248
  Reduction of carrying cost
   of oil and natural gas properties (Note 11)                    -               -       4,000,000               -               -
                                                        -----------     -----------     -----------     -----------     -----------
    Total costs and expenses                              3,010,662       3,646,782      16,284,123       9,057,294       8,278,085
                                                        -----------     -----------     -----------     -----------     -----------

Earnings (loss) before income taxes                         232,587          22,490      (6,034,716)     (1,217,074)     (1,335,342)
Income tax expense (benefit) (Note 7)                        50,000               -      (2,195,000)       (444,000)              -
                                                        -----------     -----------     -----------     -----------     -----------
    Net earnings (loss)                                 $   182,587     $    22,490     $(3,839,716)    $  (773,074)    $(1,335,342)
                                                        ===========     ===========     ===========     ===========     ===========

See accompanying notes to financial statements.

                              Indian Oil Company

                           Statements of Cash Flows

                                                                                                        Nine months ended
                                                          Year ended December 31,                         September 30,
                                              ------------------------------------------------    -------------------------------
                                                   1996             1997            1998              1998             1999
                                              --------------   --------------   --------------    --------------   --------------
                                                                                                    (Unaudited)      (Unaudited)
Cash flows from operating activities:
  Net earnings (loss)                          $     182,587    $      22,490    $  (3,839,716)    $    (773,074)   $  (1,335,342)
  Adjustments to reconcile net earnings
   (loss) to net cash provided by operating
   activities:
      Depreciation, depletion and amortization       533,420          739,397        4,029,243         2,973,151        2,578,023
      Reduction in carrying cost of
       oil and natural gas properties                      -                -        4,000,000                 -                -
      Provision for allowance for doubtful
       accounts                                            -           20,000                -                 -                -
      Amortization of debt issuance costs                  -            9,000          136,000           111,001          170,496
      Accretion of discount on long-term debt         30,000           35,000           40,200            29,700           34,300
      Deferred income tax expense (benefit)           25,000                -       (2,195,000)         (444,000)               -
      Gain on sale of equipment                       (9,550)         (32,858)         (35,258)           (7,171)         (12,470)
      Accrued interest expense increasing debt             -                -          343,769           249,360          233,523
      Changes in operating assets and liabilities:
         Accounts receivable                      (1,067,543)         729,452       (1,490,850)       (2,803,217)        (555,051)
         Other current assets                         (1,592)        (132,639)          94,889           120,150           13,112
         Accounts payable and accrued expenses       551,597           61,267        1,312,031         2,082,436          448,393
                                              --------------   --------------   --------------    --------------   --------------
Net cash provided by operating activities            243,919        1,451,109        2,395,308         1,538,336        1,574,984
                                              --------------   --------------   --------------    --------------   --------------
Cash flows from investing activities:
  Purchases of property and equipment             (1,461,559)     (33,769,226)      (1,809,140)       (1,467,758)      (1,136,190)
  Proceeds from sales of property and
   equipment                                         790,868          276,776          334,293           334,293          570,222
  Cash received from adjustment to purchase
   price of property and equipment                         -                -        1,533,769         1,533,769          137,894
                                              --------------   --------------   --------------    --------------   --------------
Net cash provided by (used in) investing
 activities                                         (670,691)     (33,492,450)          58,922           400,304         (428,074)
                                              --------------   --------------   --------------    --------------   --------------
Cash flows from financing activities:
  Borrowings on long-term debt                      600,000        35,068,000                -                 -        6,000,000
  Repayments of long-term debt                     (125,000)       (1,918,000)      (3,000,000)                -       (7,857,750)
  Payments for debt issuance costs                        -           (80,000)        (198,713)         (198,713)        (120,400)
  Proceeds from sales of common stock                22,650                 -                -                 -                -
                                              -------------   ---------------   --------------    --------------   --------------
Net cash provided by (used in) financing
 activities                                         497,650        33,070,000       (3,198,713)         (198,713)      (1,978,150)
                                              -------------   ---------------   --------------    --------------   --------------
Net increase (decrease) in cash and
 cash equivalents                                    70,878         1,028,659         (744,483)        1,739,927         (831,240)

Cash and cash equivalents at beginning
 of period                                        1,635,784         1,706,662        2,735,321         2,735,321        1,990,838
                                              -------------   ---------------   --------------    --------------   --------------
Cash and cash equivalents at end of period     $  1,706,662    $    2,735,321    $   1,990,838     $   4,475,248    $   1,159,598
                                              =============   ===============   ==============    ==============   ==============
Supplemental cash flow information:
  Cash payments for interest                   $    427,000    $      366,000    $   2,600,000     $   1,959,000    $   1,611,000
                                              =============   ===============   ==============    ==============   ==============
  Cash payments for income taxes               $      1,000    $       13,000    $         -       $         -      $         -
                                              =============   ===============   ==============    ==============   ==============
Supplemental schedule of non-cash investing
 and financing activities:
  Debt issuance costs included in
   accounts payable                            $        -      $      198,713    $         -       $         -      $         -
                                              =============   ===============   ==============    ==============   ==============
  Purchases of property and equipment
   included in accounts payable                $        -      $      315,101    $         -       $         -      $         -
                                              =============   ===============   ==============    ==============   ==============
  Adjustment to purchase price of
   property and equipment included in
   accounts receivable                         $        -      $    1,533,796    $     372,066     $     365,176    $         -
                                              =============   ===============   ==============    ==============   ==============
  Sale of property and equipment for
   notes receivable                            $        -      $          -      $      30,000     $      30,000    $         -
                                              =============   ===============   ==============    ==============   ==============

See accompanying notes to financial statements.

                              Indian Oil Company

                 Statements of Stockholders' Equity (Deficit)


                                                  Number of Shares                                      Retained
                                                   of Common Stock                    Additional        Earnings        Total
                                              ------------------------       Common     Paid-in       (Accumulated   Stockholders'
                                              Outstanding     Treasury        Stock     Capital         Deficit)        Equity
                                              -----------     --------       ------   ----------      ------------   -------------
Balance at December 31, 1996                       62,360       37,725       $  312   $1,332,603      $    379,897   $   1,712,812

    Retirement of treasury stock                        -         (538)           -            -                 -               -

    Net earnings                                        -            -            -            -            22,490          22,490
                                              -----------     --------       ------   ----------      ------------   -------------
Balance at December 31, 1997                       62,360       37,187          312    1,332,603           402,387       1,735,302

    Net loss                                            -            -            -            -        (3,839,716)     (3,839,716)
                                              -----------     --------       ------   ----------      ------------   -------------
Balance at December 31, 1998                       62,360       37,187          312    1,332,603        (3,437,329)     (2,104,414)

    Net loss (unaudited)                                -            -            -            -        (1,335,342)     (1,335,342)
                                              -----------     --------       ------   ----------      ------------   -------------
Balance at September 30, 1999 (unaudited)          62,360       37,187       $  312   $1,332,603      $ (4,772,671)  $  (3,439,756)
                                              ===========     ========       ======   ==========      ============   =============

See accompanying notes to financial statements.

                              INDIAN OIL COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                       December 31, 1996, 1997 and 1998
           (Information insofar as it relates to September 30, 1999
      or the nine months ended September 30, 1998 and 1999 is unaudited)


1.   Organization and Basis of Presentation

     Indian Oil Company (Indian) is engaged in the exploration, development and production of natural gas, and to a lesser extent, crude oil. Indian focuses its oil and natural gas operations in Oklahoma and western Arkansas, and to a lesser extent in Texas, Kansas and Louisiana.

     On February 15, 1999, Indian entered into an Agreement and Plan of Merger with Canaan Energy Corporation, d/b/a Coral Reserves Group, Ltd., (Canaan) and its affiliates (the Coral Group). Under the plan, within 18 months, Indian will merge with and into Canaan and all of its issued and outstanding shares will be converted into shares of Canaan. During the interim period prior to the Merger, Indian signed an agreement authorizing Canaan to manage Indian on a day-to-day basis.

     In the opinion of management, the accompanying unaudited financial statements as of September 30, 1999 and for the nine months ended September 30, 1998 and 1999, reflect adjustments (all of which were normal and recurring) which, in the opinion of management, are necessary for a fair statement of the financial position and results of operations of the interim periods presented.


2.   Summary of  Significant Accounting Policies

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

     Indian considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents consist of overnight investments in money market funds.

Fair Value of Financial Instruments

     Indian's financial instruments consist of cash and cash equivalents, accounts receivable, other current assets, accounts payable, accrued expenses and current and long-term debt obligations. The subordinated 2003 notes payable and the production payment

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)


obligation, as discussed in Note 6, are Indian's only financial instruments for which fair value differs from carrying value. Fair value of all other financial instruments approximates carrying value due to the short-term nature or the variable interest rate structure of the instruments.

Property and Equipment

     Indian follows the full cost method of accounting for its oil and natural gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and natural gas properties are capitalized, including nonproductive costs and certain general and administrative expenses. Net capitalized costs are limited to the estimated future net revenues, discounted at 10% per year, from proved oil and natural gas reserves. Such capitalized costs are depleted by an equivalent units-of-production method, converting barrels to natural gas at the ratio of one barrel of oil to six Mcf of natural gas. No gain or loss is recognized upon the disposal of oil and natural gas properties, unless such dispositions significantly alter the relationship between capitalized costs and proved oil and natural gas reserves.

     Oil and natural gas properties not subject to amortization consist of the cost of undeveloped leaseholds and acreage. These costs are reviewed periodically by management for impairment, with the impairment provision included in the cost of oil and natural gas properties subject to amortization. Factors considered by management in its impairment assessment include drilling results by Indian and other operators, the terms of oil and natural gas leases not held by production, and available funds for exploration and development.

     Depreciation and amortization of other property and equipment, including leasehold improvements, are provided using the straight-line method based on estimated useful lives of the related assets, which range from 3 to 7 years.

     Indian accounts for its non-oil and natural gas long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

Debt Issuance Costs

     Indian capitalized approximately $279,000 of costs related to the issuance of debt in December 1997. Included in the amount capitalized was $125,000 of costs paid to certain stockholders and an affiliated company for their guaranty of a 1997 term loan and

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)


for modifications to the terms of the subordinated 1998 notes payable. Also included in the amount capitalized was $45,000 paid to the president of Indian for his role as legal counsel in the preparation and review of the related debt agreements. In 1999, Indian capitalized $120,000 (unaudited) of costs related to the modification of its debt agreements. Amortization of debt issuance cost is recognized as interest expense over the repayment terms of the related debt using the straight-line method.

     Accumulated amortization of debt issuance costs as of December 31, 1997 and 1998, and September 30, 1999, approximated $9,000, $145,000 and $315,000
(unaudited), respectively.


Revenue and Royalty Distributions Payable

     For certain oil and natural gas properties, Indian receives production proceeds from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance sheets. Indian accrues revenue for only its net revenue interest in oil and natural gas properties.

Hedging Activities

     Indian periodically enters into oil and natural gas price swap agreements to manage its exposure to oil and natural gas price volatility. These hedging instruments are usually placed with counterparties that Indian believes have minimal credit risks. The oil and natural gas reference prices upon which the price hedging instruments are based reflect various market indices that have a high degree of historical correlation with actual prices received by Indian.

     Indian accounts for it's hedging instruments using the deferral method of accounting. Under this method, realized gains and losses from Indian's price risk management activities are recognized in oil and natural gas revenues when the associated production occurs and the resulting cash flows are reported as cash flows from operating activities. In the event of a loss of correlation between changes in oil and natural gas reference prices under a hedging instrument and actual oil and natural gas prices, a gain or loss is recognized currently to the extent the hedging instrument has not offset changes in actual oil and natural gas prices.

     Indian was not a party to any such hedging instruments as of December 31, 1997 and 1998. At September 30, 1999, Indian had an open natural gas price-hedging instrument covering 250,000 thousand cubic feet (Mcf) per month of natural gas production through March 2000. The price to be received for this production is $1.915 per Mcf, while Indian will pay the counterparty a floating index price. Effective November 1, 1999 this instrument was modified, changing the price to $2.19 per Mcf and extending the termination date through September of 2000. Also, at September 30, 1999, Indian had an open natural gas price hedging instrument covering 50,000 Mcf per month of natural gas production through March 2000. The price to be received for this

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)


production is $1.86 per Mcf, while Indian will pay the counterparty a floating index price.

     Fair value of the liability related to Indian's natural gas price hedging instruments approximated $1,333,000 (unaudited) at September 30, 1999. This liability represents the estimated amount Indian would have to pay to cancel the contract or transfer them to other parties.

Natural Gas Balancing

     During the course of normal operation, Indian and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements.

     Indian follows the sales method of accounting for natural gas imbalances.
A liability is recorded only if Indian's excess takes of natural gas volumes exceed its estimated remaining recoverable reserves. No receivables are recorded for those wells where Indian has taken less that its ownership share of natural gas production.

General and Administrative Expenses

     General and administrative expenses are reported net of amounts allocated to working interest owners of the oil and natural gas properties operated by Indian and net of amounts capitalized pursuant to the full cost method of accounting. Indian capitalized $240,000 and $200,000 of such costs for the years
ended December 31, 1997 and 1998, respectively.   Indian capitalized $180,000
(unaudited) of such costs for the nine months ended September 30, 1998. No costs were capitalized for the year ended December 31, 1996 and the nine months ended September 30, 1999.

Major Customers

     Indian markets its oil and gas production to numerous purchasers under a variety of short-term contracts. During 1996 and 1998, Indian's seven largest purchasers accounted for 29% and 38%, respectively of it's oil and natural gas revenues. During 1997 and the nine months ended September 30, 1999, Indian's six largest purchasers accounted for 40% and 31% (unaudited), respectively of its oil and natural gas revenues. Indian had no other purchasers that accounted for greater than 10% of its oil and natural gas revenues. Indian does not believe that the loss of any single customer would have a material effect on the results of its operations.

Income Taxes

     Indian accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized at the enacted tax rates for the future tax consequences attributable to differences between the financial

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)


statement carrying amounts of existing assets and liabilities and the respective tax bases and tax operating losses and tax credit carryforwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Comprehensive Income

     Indian adopted SFAS No. 130, "Reporting Comprehensive Income," on January 1, 1998. SFAS No. 130 establishes standards for reporting and display of "comprehensive income" and its components in a set of financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Indian had no items of comprehensive income as defined by SFAS No. 130 not included in the accompanying statements of operations; therefore, statements of comprehensive income have not been presented in the accompanying financial statements.


3.   Property Acquisition

     In December 1997, Indian acquired certain producing Oklahoma and western Arkansas properties from Sonat Exploration Inc. (Sonat) for approximately $30.2 million. Estimated proved reserves of the Sonat properties as of December 31, 1997 were 48,816 million cubic feet of natural gas equivalent (unaudited). Indian funded the purchase through borrowings under a line of credit and a term note.

     Included in the acquisition were numerous natural gas properties in which Sonat took more or less than its ownership share of natural gas volumes produced. On the acquisition date and through December 31, 1998, Indian was unable to estimate the value of these volumetric imbalances. Accordingly, the purchase price of the Sonat properties did not include a value for the acquired volumetric imbalances. As the volumetric imbalances are settled, Indian will record the settlements as other revenues/expenses.

     The acquisition of the Sonat properties described above was accounted for by the purchase method and accordingly have been included in Indian's financial statements from the date of the acquisition.

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)


4.   Accounts Receivable

     Accounts receivable consisted of the following:

                                                          December 31,
                                                 ----------------------------     September 30,
                                                     1997             1998            1999
                                                 ------------     -----------     ------------
                                                                                   (Unaudited)
Oil and natural gas revenue accruals             $    427,009     $ 1,946,000     $  2,477,000
Joint interest billings                               280,331         341,508          328,062
Receivables from officers and affiliates               62,511         105,155          112,513
Other                                               1,665,758         372,066          264,311
Allowance for doubtful accounts                       (20,000)        (20,000)         (20,000)
                                                 ------------     -----------     ------------
Net accounts receivable                          $  2,415,609     $ 2,744,729     $  3,161,886
                                                 ============     ===========     ============

     Indian requires other joint interest owners to pay drilling costs in advance. The advances are recorded as liabilities by Indian. Indian does not require parties to collaterize amounts owing for joint interest billings after completion of the well. To mitigate this credit risk, Indian has the ability to offset amounts owed through application of revenues of joint interest owners and also has the ability to file liens on the related properties.

     Accounts receivable - other, for the respective periods, mainly represents amounts due from Sonat for adjustments to the purchase price of oil and natural gas assets discussed in Note 3.

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)



5.   Property and Equipment

     Property and equipment consisted of the following:

                                                          December 31,
                                                 ----------------------------     September 30,
                                                     1997             1998            1999
                                                 ------------     -----------     ------------
                                                                                   (Unaudited)
Oil and natural gas properties:
     Subject to amortization                     $ 40,508,275     $ 37,598,702    $ 38,100,346
     Not subject to amortization                    1,030,100          812,929         865,242
                                                 ------------     ------------    ------------
                                                   41,538,375       38,411,631      38,965,588
Accumulated depreciation, depletion
     and amortization                              (4,600,000)      (8,500,000)    (10,997,000)
                                                 ------------     ------------    ------------
Net oil and natural gas properties                 36,938,375       29,911,631      27,968,588
                                                 ------------     ------------    ------------
Other equipment and leasehold improvements            593,782          690,604         585,305
Accumulated depreciation and amortization            (325,044)        (412,392)       (427,218)
                                                 ------------     ------------    ------------
Net other equipment and leasehold
     improvements                                     268,738          278,212         158,087
                                                 ------------     ------------    ------------
Property and equipment, net of accumulated
     depreciation, depletion and amortization    $ 37,207,113     $ 30,189,843    $ 28,126,675
                                                 ============     ============    ============


 Depreciation, depletion and amortization expense consisted of the following:

                                                                                                 Nine months ended
                                                          Year ended December 31,                   September 30,
                                                 ---------------------------------------     ---------------------------
                                                    1996          1997           1998            1998            1999
                                                 ---------     ---------     -----------     -----------     -----------
                                                                                             (Unaudited)     (Unaudited)
Depreciation, depletion and amortization
     of oil and natural gas properties           $ 475,000     $ 650,000     $ 3,900,000     $ 2,878,000     $ 2,497,000
                                                 ---------     ---------     -----------     -----------     -----------
Depreciation, depletion and amortization
     of other equipment and leasehold
     improvements                                   58,420        89,397         129,243          95,151          81,023
                                                 ---------     ---------     -----------     -----------     -----------
                                                 $ 533,420     $ 739,397     $ 4,029,243     $ 2,973,151     $ 2,578,023
                                                 =========     =========     ===========     ===========     ===========

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)


6.   Long-Term Debt

     Long-term debt consisted of the following:

                                                          December 31,
                                                 ----------------------------     September 30,
                                                     1997             1998            1999
                                                 ------------     -----------     ------------
                                                                                   (Unaudited)
Credit facilities:
     1997 line of credit                         $ 23,000,000     $ 20,000,000    $ 18,536,000
     1997 term loan                                12,000,000       12,000,000       6,000,000
Production payment obligation                               -                -       5,606,250
Subordinated 2003 notes payable                     1,740,000        1,999,644       2,185,611
Subordinated 1998 notes payable                     1,210,000        1,334,324       1,416,180
                                                 ------------     ------------    ------------
                                                   37,950,000       35,333,968      33,744,041
Current portion                                             -                -      (3,603,000)
                                                 ------------     ------------    ------------
Net long-term debt                               $ 37,950,000     $ 35,333,968    $ 30,141,041
                                                 ============     ============    ============


1997 Line of Credit
-------------------

     In conjunction with the Sonat property acquisition in December 1997, Indian established a line of a credit pursuant to which it can borrow up to an amount determined by the bank based on evaluation of the assets and cash flow of Indian. The established borrowing base at September 30, 1999 was $20 million (unaudited). Amounts borrowed under the line of credit bear interest at various fixed rate options, which Indian may elect for periods up to 90 days. Such rates are generally less than the prime rate. Indian may also elect to borrow at the prime rate. The average interest rate at December 31, 1997 and 1998 was 8.38% and 7.80%, respectively. The average rate of interest at September 30, 1999 was 8.01% (unaudited). The line of credit is secured by essentially all of Indian's oil and natural gas properties. The line of credit expires in January 2000 at which date all unpaid balances become due.

     On March 31, 1999, in conjunction with the merger agreement with the Coral Group, a monthly borrowing base reduction of $244,000 per month was established for a period of eighty-two (82) months.

     On January 1, 2000, the bank renewed the line of credit extending the maturity date to January 15, 2001 and lowering the borrowing base reduction to $215,000 per month.

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)



1997 Term Loan
--------------

     Also in conjunction with the Sonat property acquisition in December 1997, Indian established a $12 million term loan with a bank. Amounts borrowed under the term loan bear interest at a specified prime rate redetermined annually. The interest rate at December 31, 1997 and 1998 was 8.41% and 8.00%, respectively. The interest rate at September 30, 1999 was 8.25% (unaudited). The term loan matures in March 2000 and is secured by certain assets of affiliates.

     As discussed below, in March 1999, Indian repaid $6 million of the term loan with proceeds received from its issuance of a $6 million production payment obligation to the Coral Group.

     On February 1, 2000, the bank amended the term loan agreement extending its maturity to March 1, 2001.

     As of December 31, 1998, and September 30, 1999, Indian was in default with certain covenants required under the 1997 line of credit and the 1997 term loan. The financial institutions have waived all prior noncompliance with the respective debt covenants.

Production Payment Obligation
-----------------------------

     In March 1999, as a result of the Agreement and Plan of Merger with the Coral Group, the Coral Group loaned Indian $6 million in return for a monthly production payment of $56,250 until the obligation is paid in full. The production payment obligation is unsecured and interest free. The estimated fair value of the production payment obligation at September 30, 1999 approximated $6.9 million (unaudited) using an interest rate of 8.25%.

Subordinated 2003 Notes Payable
-------------------------------

     Indian has $2 million of 10% (discounted using a 13.7% interest rate) subordinated, unsecured notes payable to stockholders. Prior to the following term modifications, Indian paid interest quarterly. The notes originally required a balloon payment in 2003. The estimated fair value of the notes payable at December 31, 1997 and 1998 and September 30, 1999 approximated $1.87 million, $2.0 million and $2.2 million (unaudited), respectively.

     In conjunction with the December 1997 Sonat property acquisition and the execution of the 1997 line of credit and the 1997 term loan, the terms of the subordinated 2003 notes were modified to defer all payments of interest until the 1997 line of credit maturity date.

     As a result of the Agreement and Plan of Merger with the Coral Group, the notes payable will be contributed to Indian's equity prior to the merger.

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)


Subordinated 1998 Notes Payable
-------------------------------

     Indian has two subordinated notes payable secured by treasury stock. The notes were held by two former stockholders and in April 1996, the notes were purchased by an affiliate of Indian. Prior to the following term modification, Indian paid $33,000 quarterly, including interest at the national prime rate plus one half percent, revalued semiannually. The interest rate at December 31, 1997 and 1998 and September 30, 1999 was 8.5%, 8.0% and 8.0% (unaudited), respectively.

     The terms of the subordinated notes were modified in December 1997. The maturity date became the same as the 1997 line of credit, the interest rate was changed to the national prime rate and interest payments were deferred until the maturity of the note.

     As a result of the Agreement and Plan of Merger with the Coral Group, the notes payable will be contributed to Indian's equity prior to the merger.

Future Maturities
-----------------

     As of December 31, 1998, all debt matures during the year 2000.


7.   Income Taxes

     At December 31, 1998, Indian had the following carryforwards available to reduce future income taxes:

             Types of                       Years of          Carryforward
           Carryforward                    Expiration           Amounts
-----------------------------------        -----------        ------------
Net operating loss - U.S. federal          2005 - 2018        $  4,858,000
Net operating loss - various states        2005 - 2018        $  7,654,000
Statutory depletion                             -             $  1,387,000


     The components of income tax expense (benefit) for the years ended December 31, 1996, 1997 and 1998 were as follows:

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)

                                              1996        1997          1998
                                            --------    --------    -----------
Current income tax expense:
   U.S. federal                             $ 25,000    $      -    $         -
   Various states                                  -           -              -
                                            --------    --------    -----------
   Total current tax expense                  25,000           -              -
                                            --------    --------    -----------
Deferred income tax expense (benefit):
   U.S. federal                               16,000           -     (1,954,000)
   Various states                              9,000           -       (241,000)
                                            --------    --------    -----------
Total deferred tax expense (benefit)          25,000           -     (2,195,000)
                                            --------    --------    -----------
Total income tax expense (benefit)          $ 50,000    $      -    $(2,195,000)
                                            ========    ========    ===========


     Total income tax expense (benefit) for the years ended December 31, 1996, 1997 and 1998 differed from the amounts computed by applying the U.S. federal income tax rate to earnings (loss) before income taxes as a result of the following:

                                              1996        1997          1998
                                            --------    --------    -----------
U.S. statutory tax (benefit) rate             34%         34%          (34%)
State income tax (benefit)                     4           4            (4)
Effect of graduated tax rates                 (3)        (19)            -
Other, net                                   (13)        (19)            2
                                            --------    --------    -----------
Effective income tax expense
   (benefit) rate                             22%          0%          (36%)
                                            ========    ========    ===========


     The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and liabilities at December 31, 1996, 1997 and 1998 are as follows:

                                                1996             1997             1998
                                            ------------     ------------     ------------
Deferred tax assets:
   Net operating loss carryforwards         $    115,000     $    347,000     $  1,958,000
   Statutory depletion carryforwards             285,000          378,000          471,000
                                            ------------     ------------     ------------
     Total gross deferred tax assets             400,000          725,000        2,429,000
     Less valuation allowance                          -                -          279,000
                                            ------------     ------------     ------------
     Net deferred tax assets                     400,000          725,000        2,150,000
                                            ------------     ------------     ------------
Deferred tax liabilities:
   Property and equipment, principally
   due to differences in depreciation,
   and the expensing of intangible
   drilling costs for tax purposes            (1,075,000)      (1,400,000)        (630,000)
                                            ------------     ------------     ------------
Net deferred tax asets (liability)          $   (675,000)    $   (675,000)    $  1,520,000
                                            ============     ============     ============

     Indian has recognized $2.15 million of net deferred tax assets as of December 31, 1998, which consist of various carryforwards available to offset future income taxes. The carryforwards include federal net operating loss carryforwards, the majority of which do not begin to expire until 2018, and state net operating loss carryforwards, which expire primarily between 2005 and 2018. The tax benefits of carryforwards are recorded as an asset to the extent that management assesses the utilization of such carryforwards to be

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)


"more likely than not" realizable. When the future utilization of some portion of the carryforwards is determined not to be likely, a valuation allowance is provided to reduce the recorded tax benefits from such assets.

     Indian expects the tax benefit from the net operating loss and statutory depletion carryforwards to be utilized between 2000 and 2009. Such expectation is based upon current estimates of taxable income during this period. Significant changes in such estimates caused by variables such as future oil and natural gas prices or capital expenditures could alter the timing of the eventual utilization of such carryforwards. There can be no assurance that Indian will generate any specific level of continuing taxable earnings.
However, management believes that Indian's future taxable income will more likely than not be sufficient to utilize $5.7 million ($2.15 million tax effected) of its carryforwards prior to their expiration.


8.   Employee Benefit Plan

     Employees of Indian, if eligible, may participate in a defined contribution plan with features under Section 401(k) of the Internal Revenue Code. The plan allows employees to make voluntary deferral contributions up to a maximum of 15% of their compensation. Indian matches 50% of each employee's contribution up to 6% of such employee's compensation. Benefits payable under the plan are limited to the amount of plan assets allocable to the account of each plan participant. Indian retains the right to modify, amend or terminate the plan at any time.
For the year ended December 31, 1996, 1997 and 1998, Indian made matching contributions of $27,000, $35,000 and $44,000, respectively. For the nine months ended September 30, 1998 and 1999, Indian made matching contributions of $32,000 (unaudited) and $26,000 (unaudited), respectively.


9.   Related Party Transactions

     Historically, Indian subleased a condominium and leased a boat and an automobile from an affiliate. Indian reimbursed the affiliate for related expenses incurred. Lease and reimbursement costs incurred by Indian approximated $17,000, $77,000 and $71,000 for the years ended December 31, 1996, 1997 and 1998, respectively and $56,356 for the nine months ended September 30, 1998 (unaudited).

     Terms of the sublease and lease allowed Indian to cancel upon 30 days notice. Indian terminated the lease in September 1998.

     In 1996, 16% of Indian's natural gas sales were to an affiliate. Such sales were in the normal course of business at market prices. The affiliate was sold to an unaffiliated party effective July 1, 1996.

     During 1997, Indian received $100,000 from an affiliate, as a reimbursement for management services provided. Such services were not provided in either 1996 or 1998.

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)


10.  Commitments and Contingencies

     Indian leases its corporate offices through several lease obligations expiring August 1, 2001. Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 1998 are as follows:

                       1999             $  246,500
                       2000                237,500
                       2001                158,000
                                        ----------
                          Total         $  642,000
                                        ==========


     Rent expense for the years ended December 31, 1996, 1997 and 1998 approximated $85,000, $118,000 and $224,000, respectively. Rent expense for the nine months ended September 30, 1998 and 1999 approximated $180,000 (unaudited) and $188,000 (unaudited), respectively.


11.  Reduction of Carrying Cost of Oil and Natural Gas Properties

     Under the full cost method of accounting, the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed a calculated "ceiling." The ceiling limitation is the discounted estimated after-tax future net revenues from proved oil and natural gas properties. In calculating future net revenues, current prices and costs are generally held constant indefinitely. The net book value less deferred income taxes is compared to the ceiling with any excess written off as an expense. An expense recorded in one period may not be reversed in a subsequent period even though higher oil and natural gas prices may have increased the ceiling applicable to the subsequent period.

     At December 31, 1998, the carrying value of Indian's oil and natural gas properties, less related deferred income taxes, exceeded the full cost ceiling by $4 million. Accordingly, a $4 million pre-tax reduction of the carrying value of such properties was recorded. This reduction was partially offset by a $1.5 million deferred income tax benefit, resulting in an after-tax charge of $2.5 million.


12.  Oil and Natural Gas Operations

  Below is a summary of results of operations for oil and natural gas producing activities. The results do not include any allocation of Indian's interest costs or general corporate overhead and, therefore, are not necessarily indicative of the contribution to net income of its oil and natural gas operations. Income tax expense (benefit) has been calculated by applying statutory income tax rates to oil and gas sales after deducting costs, including depreciation, depletion and amortization and after giving effect to permanent differences.

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)

                                                                                                      Nine months ended
                                                           Year ended December 31,                       September 30,
                                                 ---------------------------------------------     ----------------------------
                                                     1996            1997             1998             1998            1999
                                                 ------------    ------------     ------------     ------------    ------------
                                                                                                   (Unaudited)     (Unaudited)
Oil and natural gas sales                        $  3,098,816    $  3,356,616     $ 10,014,808     $  7,660,893    $  6,730,705
Lease operating expenses and gross
   production taxes                                (1,174,560)     (1,259,372)      (3,475,839)      (2,615,828)     (2,385,845)
Depreciation, depletion and
   amortization                                      (475,000)       (650,000)      (3,900,000)      (2,878,000)     (2,497,000)
Reduction of carrying value of oil and
   natural gas properties                                   -               -       (4,000,000)               -              -
Income tax (expense) benefit                         (509,000)       (492,000)         462,000         (737,000)       (628,000)
                                                 ------------    ------------     ------------     ------------    ------------
Results of operations from oil and
   natural gas producing activities              $    940,256    $    955,244     $   (899,031)    $  1,430,065    $  1,219,860
                                                 ============    ============     ============     ============    ============

Depreciation, depletion, and amortization
   per equivalent Mcf of production              $       0.39    $       0.52     $       0.80     $       0.76    $       0.70
                                                 ============    ============     ============     ============    ============


     The following is a summary of costs incurred, all of which were capitalized, for oil and gas property development and acquisition activities:

                                                                                                      Nine months ended
                                                           Year ended December 31,                       September 30,
                                                 ---------------------------------------------     ----------------------------
                                                     1996            1997             1998             1998            1999
                                                 ------------    ------------     ------------     ------------    ------------
                                                                                                    (Unaudited)     (Unaudited)
Development costs                                    $935,995     $ 1,681,672       $1,298,316       $1,005,437      $1,056,228
Acquisition costs                                     451,500      30,622,885                -                -               -


13.  Supplemental Information on Oil and Natural Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and natural gas activities of Indian is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission (SEC) and SFAS No. 69 "Disclosures About Oil and Gas Producing Activities."

Oil and Natural Gas Quantities
------------------------------

     The reserve information for the year ended December 31, 1998 presented below was prepared by the independent engineering firm of Netherland, Sewell, & Associates, Inc. Indian cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)


     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United Sates.

     Indian prepared the estimated reserves as of December 31, 1995, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1995, 1996 and 1997, Indian used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1995, 1996 and 1997. Indian has estimated its reserves as of December 31, 1995, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1995, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)


Changes in Proved Reserves
--------------------------

                                                  Oil           Natural gas
                                                (Bbls)             (Mcf)
                                               ---------        -----------
     Proved reserves, at December 31, 1995       195,000          8,229,000
       Extension and discoveries                   3,000            489,000
       Purchase of reserves                      128,000            317,000
       Production                                (53,000)          (894,000)
       Sales of reserves in place                 (9,000)                 -
                                               ---------        -----------
     Proved reserves, at December 31, 1996       264,000          8,141,000
       Extension and discoveries                   1,000             59,000
       Purchase of reserves                      174,000         47,772,000
       Production                                (51,000)          (953,000)
       Sales of reserves in place                 (1,000)           (25,000)
                                               ---------        -----------
     Proved reserves, at December 31, 1997       387,000         54,994,000
       Extension and discoveries                   2,000            467,000
       Production                                (59,000)        (4,552,000)
       Sales of reserves in place                      -           (126,000)
                                               ---------        -----------
     Proved reserves, at December 31, 1998       330,000         50,783,000
                                               =========        ===========


Proved Developed Reserves as of:
--------------------------------

                                                 Oil            Natural Gas
                                                (Bbls)             (Mcf)
                                               ---------        -----------
       December 31, 1995                         173,000          5,665,000
       December 31, 1996                         241,000          5,575,000
       December 31, 1997                         292,000         38,162,000
       December 31, 1998                         236,000         33,952,000


Standardized Measure of Discounted Future Net Cash Flows
--------------------------------------------------------

     The following table sets forth the standardized measure of the discounted future net cash flows attributable to Indian's proved oil and natural gas reserves. Future cash inflows were computed by applying period-end prices of oil and natural gas to the estimated future production of proved oil and natural gas reserves. All prices were held constant except where definite price escalation is provided for in the sales contracts. Contractually provided natural gas prices in excess of estimated market prices were used in computing the future cash inflows only if Indian expects to continue to receive higher prices under legally enforceable contract terms. Future prices received may differ from the estimates in the standardized measure.

     Future production and development costs represent the estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions. The resulting periodic future net cash flows were discounted using a 10% annual rate.

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)


     The additions to proved reserves from new discoveries and extensions could vary significantly from year to year, additionally, the impact of changes to reflect current prices and costs of reserves proved in prior years could be significant. Accordingly, the information presented below should not be viewed as an estimate of the fair value of Indian's oil and natural gas properties, nor should it be considered indicative of any trends.

                                                                  December 31,
                                                 ---------------------------------------------
                                                     1996            1997             1998
                                                 -------------    -------------    -------------
Future cash inflows                              $  37,452,000    $ 128,942,000    $ 103,279,000
Future development costs                              (904,000)      (8,425,000)      (8,425,000)
Future production costs                             (9,720,000)     (40,694,000)     (40,526,000)
                                                 -------------    -------------    -------------
Future net cash flows before income taxes           26,828,000       79,823,000       54,328,000
10% discount to reflect timing of cash flows       (12,455,000)     (37,057,000)     (25,221,000)
                                                 -------------    -------------    -------------
Discount future net cash flows                      14,373,000       42,766,000       29,107,000
Future income taxes, net of 10% discount            (4,441,000)      (8,451,000)      (4,806,000)
                                                 -------------    -------------    -------------
Standardized measure of discounted future
   net cash flows                                $   9,932,000    $  34,315,000    $  24,301,000
                                                 =============    =============    =============


     The weighted average prices at December 31, 1998 used in the computations in the table above were $10.52 per barrel of oil and $1.97 per Mcf of natural gas.

Changes Relating to Standardized Measure of Discounted Future Net Cash Flows
----------------------------------------------------------------------------

     Principle changes in the standardized measure of discounted future net cash flows attributable to Indian's proved reserves are as follows:

                                                           Year ended December 31,
                                                 ---------------------------------------------
                                                     1996            1997             1998
                                                 -------------    -------------    -------------
Beginning balance                                $   4,186,000    $   9,932,000    $  34,315,000
Sales of oil and natural gas, net of
   production costs                                 (1,924,000)      (2,097,000)      (6,839,000)
Net changes in prices and production costs           7,418,000       (6,455,000)     (10,222,000)
Purchase of reserves, net of future
   development costs                                 1,709,000       35,943,000                -
Extensions and discoveries less related costs          768,000           53,000          307,000
Sales of reserves in place                             (90,000)         (25,000)         (81,000)
Accretion of discount                                  560,000        1,437,000        4,277,000
Net change in income taxes                          (3,028,000)      (4,009,000)       3,645,000
Other                                                  333,000         (464,000)      (1,101,000)
                                                 -------------    -------------    -------------
Ending balance                                   $   9,932,000    $  34,315,000    $  24,301,000
                                                 =============    =============    =============

                              INDIAN OIL COMPANY

                         Notes to Financial Statements
                                  (Continued)


14.  Segment Information

     Indian manages its business by country, which resulted in one operating segment during the year ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1999. Indian is engaged in the exploration, development and production of natural gas, and to a lessor extent, crude oil. Indian's operations are primarily focused in Oklahoma and western Arkansas. All of Indian's operations are in the U.S.


15.  Subsequent Events

     On October 10, 1999, Indian transferred certain assets to be excluded from the merger with Canaan to INDCO L.L.C. (INDCO), an entity owned by certain shareholders, for two notes totaling $1,043,000. The transferred assets included certain undeveloped leases, office fixtures, other equipment and receivables due from Indian's officers and stockholders. The notes' principal amount equaled the book value of transferred assets on the date of transfer. Also in October 1999, Indian issued INDCO a $500,000 note for cash. The $500,000 note payable to INDCO is expected to be repaid; however, the notes receivable from INDCO are not expected to be collected and will be accounted for as a distribution to shareholders.

                         INDEPENDENT AUDITOR'S REPORT



To the Partners
Coral Reserves Natural Gas Income Fund
     1990 Limited Partnership
Oklahoma City, Oklahoma


     We have audited the balance sheets of Coral Reserves Natural Gas Income Fund 1990 Limited Partnership as of December 31, 1997 and 1998 and the related statements of operations, partners' equity and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Partnership's Managing General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coral Reserves Natural Gas Income Fund 1990 Limited Partnership as of December 31, 1997 and 1998, and the results of its operations and its cash flow for each of the years in the three year period ended December 31, 1998 in conformity with generally accepted accounting principles.



                                        William T. Zumwalt, CPA, Inc.


Tulsa, Oklahoma
January 7, 2000

        Coral Reserves Natural Gas Income Fund 1990 Limited Partnership

                                Balance Sheets


                                                                                      December 31,
                                                                                      ------------                September 30,
                                                                               1997                 1998              1999
                                                                           ------------         ------------      -------------
Assets                                                                                                             (Unaudited)
Current assets:
       Cash and cash equivalents                                           $    114,000          $    73,681        $    75,749
       Accounts receivable, net (Note  2)                                       283,644              123,388            118,176
                                                                           ------------         ------------      -------------
            Total current assets                                                397,644              197,069            193,925
                                                                           ------------         ------------      -------------

Property and equipment, at cost, based on the full cost
       Method of accounting for oil and gas properties                        3,490,328            3,537,870          3,568,137
       Accumulated depreciation, depletion and amortization                  (1,918,211)          (2,152,633)        (2,311,390)
                                                                           ------------         ------------      -------------
                                                                              1,572,117            1,385,237          1,256,747
                                                                           ------------         ------------      -------------

            Total assets                                                    $ 1,969,761          $ 1,582,306        $ 1,450,672
                                                                           ============         ============      =============

Liabilities and Partners' Equity
Current liabilities:
       Accounts payable                                                    $     33,040          $    15,937        $    13,888
       Revenue and royalty distributions payable                                 25,387               24,680             29,277
                                                                           ------------         ------------      -------------
            Total current liabilities                                            58,427               40,617             43,165
                                                                           ------------         ------------      -------------

Long-term debt (Note 3)                                                         598,955              628,455            655,455

Partners' equity (deficit):
       General partners                                                          20,757              (20,425)           (21,033)
       Limited partners                                                       1,291,622              933,659            773,085
                                                                           ------------         ------------      -------------
            Total partners' equity                                            1,312,379              913,234            752,052
                                                                           ------------         ------------      -------------

                 Total liabilities and partners' equity                    $  1,969,761          $ 1,582,306        $ 1,450,672
                                                                          =============         ============      =============

See accompanying notes to financial statements.

        Coral Reserves Natural Gas Income Fund 1990 Limited Partnership

                           Statements of Operations


                                                                                                        Nine months ended
                                                               Year ended December 31,                     September 30,
                                                    -------------------------------------------      --------------------------
                                                       1996            1997             1998            1998            1999
                                                    -----------     -----------      ----------      ----------      ----------
                                                                                                     (Unaudited)     (Unaudited)
Revenues:
Oil and gas sales                                   $ 1,143,826     $ 1,014,006      $  700,257      $  546,982      $  460,465
Other income                                              4,836           6,317           5,588           4,455           2,550
                                                    -----------     -----------      ----------      ----------      ----------
  Total revenues                                      1,148,662       1,020,323         705,845         551,437         463,015
                                                    -----------     -----------      ----------      ----------      ----------

Costs and expenses:
Lease operating                                         123,993         103,886         105,603          71,246          69,307
Production taxes                                         80,514          45,033          52,015          40,628          32,634
Depreciation, depletion and amortization                300,698         256,591         234,422         180,792         158,757
General and administrative                               50,621          55,483          52,775          38,597          33,007
Interest                                                 49,100          50,364          48,475          39,907          41,775
                                                    -----------     -----------      ----------      ----------      ----------
  Total costs and expenses                              604,926         511,357         493,290         371,170         335,480
                                                    -----------     -----------      ----------      ----------      ----------

  Net earnings                                      $   543,736     $   508,966      $  212,555      $  180,267      $  127,535
                                                    ===========     ===========      ==========      ==========      ==========

See accompanying notes to financial statements.

        Coral Reserves Natural Gas Income Fund 1990 Limited Partnership

                            Statements of Cash Flow

                                                                                                        Nine months ended
                                                                Year ended December 31,                   September 30,
                                                    --------------------------------------------   ----------------------------
                                                        1996            1997             1998         1998             1999
                                                    ------------    -----------      -----------   -----------     ------------
                                                                                                   (Unaudited)      (Unaudited)
Cash flows from operating activities:
 Net earnings                                        $ 543,736       $ 508,966        $ 212,555     $ 180,267        $ 127,535
 Adjustments to reconcile net earnings to net
  cash provided by operating activities:
   Depreciation, depletion and amortization            300,698         256,591          234,422       180,792          158,757
   Changes in operating assets and liabilities:
     Accounts receivable                              (106,468)         39,285          160,256        84,306            5,212
    Increase (decrease) in:
     Accounts payable and Revenue and royalties
     Payable                                           (33,916)         17,243          (17,810)      (22,761)           2,548
                                                    ----------      ----------       ----------    ----------      -----------
Net cash provided by operating activities              704,050         822,085          589,423       422,604          294,052
                                                    ----------      ----------       ----------    ----------      -----------

Cash flows from investing activities:
 Proceeds from sales of property and
 equipment                                             112,309           8,072                -             -                -
 Purchases of property and equipment                  (158,095)       (205,604)         (47,542)      (57,908)         (30,267)
                                                    ----------      ----------       ----------    ----------      -----------
Net cash (used) provided by investing
 activities                                            (45,786)       (197,532)         (47,542)      (57,908)         (30,267)
                                                    ----------      ----------       ----------    ----------      -----------

Cash flows from financing activities:
 Borrowings on long-term debt                          109,500         276,500           29,500        27,000           27,000
 Repayments of long-term debt                          (93,000)       (139,500)               -             -                -
 Distributions to partners                            (669,956)       (761,700)        (611,700)     (449,708)        (288,717)
                                                    ----------      ----------       ----------    ----------      -----------
Net cash (used) provided by financing
 activities                                           (653,456)       (624,700)        (582,200)     (422,708)        (261,717)
                                                    ----------      ----------       ----------    ----------      -----------

Net increase (decrease) in cash and cash
 equivalents                                             4,808            (147)         (40,319)      (58,012)           2,068

Cash and cash equivalents at beginning
 of year                                               109,339         114,147          114,000       114,000           73,681
                                                    ----------      ----------       ----------    ----------      -----------

Cash and cash equivalents at end of year             $ 114,147       $ 114,000        $  73,681     $  55,988        $  75,749
                                                    ==========      ==========       ==========    ==========      ===========

Supplemental cash flow information:
Cash payments for interest                           $  49,100       $  50,364        $  48,475     $  39,907        $  41,775
                                                    ==========      ==========       ==========    ==========      ===========


See accompanying notes to financial statements.

        Coral Reserves Natural Gas Income Fund 1990 Limited Partnership

                        Statements of Partners' Equity




                                                     General                Limited               Total
                                                    Partners'              Partners'            Partners'
                                                      Equity                 Equity               Equity
                                                -----------------     -----------------     ---------------
             Balance at December 31, 1996               $  19,794            $1,545,319          $1,565,113

             Net Earnings                                 191,388               317,578             508,966
             Distributions to partners                   (190,425)             (571,275)           (761,700)
                                                -----------------     -----------------     ---------------

             Balance at December 31, 1997                  20,757             1,291,622           1,312,379

             Net Earnings                                 111,744               100,811             212,555
             Distributions to partners                   (152,926)             (458,774)           (611,700)
                                                -----------------     -----------------     ---------------

             Balance at December 31, 1998                 (20,425)              933,659             913,234

             Net Earnings (unaudited)                      71,572                55,963             127,535
             Distributions to partners
              (unaudited)                                 (72,180)             (216,537)           (288,717)
                                                -----------------     -----------------     ---------------

             Balance at September 30, 1999
              (unaudited)                               $ (21,033)           $  773,085          $  752,052
                                                =================     =================     ===============

See accompanying notes to financial statements.

        CORAL RESERVES NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                       December 31, 1996, 1997 and 1998
           (Information insofar as it relates to September 30, 1999
      or the nine months ended September 30, 1998 and 1999 is unaudited)



1.   Summary of Significant Accounting Policies

     Organization and Business Activity

     Coral Reserves Natural Gas Income Fund 1990 Limited Partnership ("Partnership") is organized as an Oklahoma limited partnership. Coral Reserves, Inc., an Oklahoma corporation, and its two principal stockholders serve as Managing General Partner and Additional General Partners, respectively. The remaining 109 participants are limited partners.

     By the terms of the Amended and Restated Agreement of Limited Partnership ("Partnership Agreement"), revenues, costs and expenses are allocated among the partners as follows:

          . The allowance for cost depletion is allocated 99% to the Limited Partners and 1% to the Managing General Partner.

          . Depreciation of lease and well equipment and amortization of organization costs are allocated 99% to the Limited Partners and 1% to the Managing General Partner.

          . All other items of income and expense, with certain limited exceptions, are allocated 90% to the Limited Partners and 10% to the General Partners until payout is achieved. After payout, these items are allocated 75% to the Limited Partners and 25% to the General Partners. Payout occurs on an individual partner basis, and is reached at the point in time when cash distributions to a Limited Partner equal his or her capital contributions made to the Partnership. A portion of the Limited Partners reached payout status during 1995, and the remainder reached payout during 1996.

     The terms of the Partnership offering called for a subscription price of $100,000 per unit. Fractional units could be sold at the discretion of the Managing General Partner. Subscriptions were received for 38.875 units in the Partnership.

     The General Partners are not required to make any capital contributions to the Partnership, unless there exists a deficit balance in their capital accounts at the time of termination or dissolution of the Partnership. In such case, the General Partners would be required to make a contribution equal to such deficit.

        CORAL RESERVES NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     The Partnership is engaged primarily in the acquisition and development of producing oil and gas properties. These activities have occurred in the states of Oklahoma and Texas.

     Accounting policies employed by the Partnership reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

     Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

     Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Partnership considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

     Property and Equipment

     The Partnership follows the full cost method of accounting for its oil and gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. Net capitalized costs are limited to the estimated future net revenues, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves. Capitalized costs are depleted by an equivalent unit-of-production method, converting gas to oil at the ratio of one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and gas properties unless such disposal significantly alters the relationship between capitalized costs and proved reserves.

     Revenue and Royalty Distributions Payable

     For certain oil and gas properties, the Partnership receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance

        CORAL RESERVES NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     sheets. The Partnership accrues revenue for only its net interest in its oil and natural gas properties.

     Gas Balancing

     During the course of normal operations, the Partnership and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. The Partnership follows the sales method of accounting for gas imbalances. A liability is recorded only if the Partnership's excess takes of natural gas volumes exceeds its estimated remaining recoverable reserves. No receivables are recorded for those wells where the Partnership has taken less than its ownership share of gas production.

     Major Purchasers

     The Partnership markets its oil and natural gas production to numerous purchasers under a combination of short-term contracts. During 1996, 1997 and 1998, the Partnership's largest two purchasers accounted for approximately 30%, 35% and 35%, respectively of its oil and natural gas revenues. The Partnership does not believe that the loss of any single customer would have a material effect on the results of its operations.

     Commitments and Contingencies

     Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

     Concentration of Credit Risks

     Financial investments that potentially subject the Partnership to credit risk consist primarily of cash and cash equivalents and trade receivables.

     The Partnership maintains its cash and cash equivalents with one major financial institution. At times, such amounts may exceed the FDIC insured limit. The Partnership has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

     Trade receivables subject the Partnership to the potential for credit risk with customers within the oil and gas industry. To reduce risk, the Partnership performs

        CORAL RESERVES NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     ongoing evaluations of its customers' financial condition, but does not generally require collateral.


2.   Accounts Receivable

     Accounts receivable consisted of the following:

                                                                December 31,
                                                 -----------------------------------------           September 30,
                                                         1997                   1998                     1999
                                                 -------------------     -----------------     ----------------------
                                                                                                     (Unaudited)
Oil and natural gas revenue accruals.............           $283,132              $122,254               $115,479
Other............................................                512                 1,134                  2,697
                                                      --------------         -------------           ------------

Total............................................           $283,644             $ 123,388              $ 118,176
                                                      ==============         =============           ============


3.   Long-Term Debt

     The balances at December 31, 1998 and 1997 consist of a note payable to a bank. These borrowings have been made against a revolving line of credit maturing on October 1, 2000. The established borrowing base available to the Partnership under this credit facility was $750,000 and $650,000 at December 31, 1998 and 1997, respectively. Borrowings bear interest at 1% above a specified prime rate and are collateralized by certain oil and gas properties of the Partnership, as well as guarantees by the Managing and Additional General Partners. The average interest rate under this credit facility outstanding at December 31, 1998 was 7.30%. At December 31, 1998 and 1997, the balances of the revolving line of credit facility were classified as long-term, based on the Partnership's continuing intent and ability to refinance, as evidenced by the renewal of the credit facility in June 1999, extending the maturity date to October 1, 2000.

4.   Income Taxes

     The items of taxable income and expense generated by Partnership operations are includable in the income tax returns of the partners, therefore, no provision or liability for federal or state income taxes is reflected in these financial statements. The Partnership income tax returns, the qualifications of the Partnership as such for tax purposes, and the amount of the Partnership's taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations resulted in changes with respect to the partnership qualification or in changes to taxable partnership income or loss, the tax liability of the partners could change accordingly.

        CORAL RESERVES NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


5.   Related Party Transactions

     During the years ended December 31, 1998, 1997 and 1996, the Partnership engaged in certain transactions with Coral Reserves, Inc., the Managing General Partner of the Partnership, and certain affiliated partnerships, whose Managing General Partner is Coral Reserves, Inc. or Coral Reserves Energy Corp. Coral Reserves, Inc. and Coral Reserves Energy Corp. have common shareholders.

     The Partnership is required to reimburse the Managing General Partner for overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel, or any other overhead expenses which the Managing General Partner deems reasonable. The reimbursement for overhead expenses is limited to a maximum of five percent (5%) of "Distributable Cash", as defined in the Partnership Agreement. Such overhead reimbursements amounted to $30,676, $40,086 and $36,239 for 1998, 1997 and 1996, respectively, and are included in "General and administrative" expenses in the accompanying statements of operations.

     During 1996, the Partnership purchased interests in various producing oil and gas properties from Coral Reserves Natural Gas Income Fund 1991 Limited Partnership, an affiliated partnership, for aggregate consideration of $30,472.

     Under an agreement between the Partnership and the Selling Agent, the Selling Agent is to receive compensation for services performed in the amount of 1 1/2% of Partnership gross annual revenues, plus 1% of Partnership monthly distributable cash before payout and an additional 1% after payout (paid solely out of the Managing General Partner's share of monthly distributable cash). Effective January 1, 1992, the Selling Agent sold the rights to these fees to Coral Reserves Natural Gas Income Fund 1991 Limited Partnership ("Coral 1991"), with the sole exception being that the Selling Agent retained the additional 1% after payout interest in Partnership monthly distributable cash. Fees subsequently paid to Coral 1991, in Lieu of the Selling Agent, totaled $18,603, $22,191, and $20,557 for the years ended December 31, 1998, 1997 and 1996, respectively. The Selling Agent must continue to perform the services for the Partnership as originally contracted.

        CORAL RESERVES NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


6.   Oil and Gas Operations

     Costs Incurred

     The following table reflects the costs incurred in oil and gas property acquisition, exploration, and development activities:

                                                                             Nine months ended
                                      Year Ended December 31,                  September 30,
                                 ---------------------------------          --------------------
                                   1996        1997        1998             1998            1999
                                   ----        ----        ----             ----            ----
                                                                         (Unaudited)     (Unaudited)
Property acquisition costs
 (proved)......................    $30,467     $     -     $     -        $     -        $    -
Development costs..............     99,430      93,428      28,620         23,088         4,873

     Results of Operations for Oil and Gas Producing Activities

     The following table includes revenues and expenses associated directly with the Partnership's oil and gas producing activities. They do not include any allocation of the Partnership's interest costs or general corporate overhead and, therefore are not necessarily indicative of the contribution to net earnings of the Partnership's oil and gas operations.

                                                                                                   Nine months ended
                                                      Year Ended December 31,                        September 30,
                                            --------------------------------------------  -----------------------------------
                                                1996            1997           1998             1998              1999
                                            -------------  --------------  -------------  ----------------  -----------------
                                                                                            (Unaudited)        (Unaudited)
Oil and natural gas sales.................    $1,143,826      $1,014,006      $ 700,257         $ 546,982          $ 460,465
Production and operating expenses.........      (204,507)       (148,919)      (157,618)         (111,874)          (101,941)
Depreciation, depletion and
 amortization.............................      (300,698)       (256,591)      (234,422)         (180,792)          (158,757)
                                              ----------      ----------      ---------         ---------          ---------
Results of operations for oil and gas
 producing activities.....................    $  638,621      $  608,496      $ 308,217         $ 248,016          $ 199,767
                                              ==========      ==========      =========         =========          =========
Depreciation, depletion and amortization
 per equivalent MCF of production.........    $     0.65      $     0.69      $    0.70         $    0.71          $    0.72
                                              ==========      ==========      =========         =========          =========

7.   Supplemental Information on Oil and Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and gas activities of the Partnership presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities".

        CORAL RESERVES NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     Quantities of Oil and Gas Reserves

     Set forth below is a summary of the changes in the net quantities of crude oil and natural gas and reserves for each of the years in the three-year period ended December 31, 1998. The Partnership's proved reserves were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. The Partnership cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

     The Partnership prepared the estimated reserves as of December 31, 1995, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1995, 1996 and 1997, The Partnership used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1995, 1996 and 1997. The Partnership has estimated its reserves as of December 31, 1995, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1995, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

        CORAL RESERVES NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)



     Changes in Proved Reserves:

                                                                       Oil (Bbls)            Gas (Mcf)
                                                                  --------------------  --------------------
Proved Reserves as of December 31, 1995                                        17,000             2,804,000
  Sale of reserves                                                                  -              (119,000)
  Extensions and discoveries                                                        -                40,000
  Purchases of reserves                                                        11,000               416,000
  Production                                                                   (7,000)             (417,000)
                                                                               ------             ---------
Proved Reserves as of December 31, 1996                                        21,000             2,724,000
  Extensions and discoveries                                                    1,000               144,000
  Production                                                                   (5,000)             (344,000)
                                                                               ------             ---------
Proved Reserves as of December 31, 1997                                        17,000             2,524,000
  Extensions and discoveries                                                        -                 6,000
  Production                                                                   (3,000)             (313,000)
                                                                               ------             ---------
Proved Reserves as of December 31, 1998                                        14,000             2,217,000
                                                                               ======             =========
Proved developed reserves as of:
December 31, 1995                                                              16,000             2,780,000
December 31, 1996                                                              20,000             2,600,000
December 31, 1997                                                              15,000             2,256,000
December 31, 1998                                                              12,000             1,943,000

     Standardized Measure of Discounted Future Net Cash Flows

     The following table reflects the standardized measure of discounted future net cash flows relating to the Partnership's interest in proved reserves:

                                                               1996               1997                1998
                                                         -----------------  -----------------  -------------------
Future cash inflows                                           $10,789,000        $ 6,344,000          $ 4,415,000
Future production costs                                        (1,139,000)        (1,244,000)          (1,670,000)
Future development costs                                         (235,000)          (235,000)            (235,000)
                                                           --------------     --------------      ---------------

Future net cash flows                                           9,415,000          4,865,000            2,510,000
10% discount to reflect timing of cash flows                   (3,473,000)        (1,794,000)            (926,000)
                                                           --------------     --------------      ---------------
Standardized measure of discounted future net cash
 flows                                                        $ 5,942,000        $ 3,071,000          $ 1,584,000
                                                           ==============     ==============      ===============

     Future cash inflows are computed by applying year-end prices (averaging $9.79 per barrel of oil, adjusted for transportation and other charges, and $1.93 per Mcf of gas at December 31, 1998) to the year-end quantities of proved reserves, except where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

        CORAL RESERVES NATURAL GAS INCOME FUND 1990 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)



     Future income tax expenses are computed by applying the appropriate statutory rates to the future pre-tax net cash flows relating to proved reserves, net of the tax basis of the properties involved. The future income tax expenses give effect to permanent differences and tax credits, but do not reflect the impact of future operations.

     Principal changes in the standardized measure of discounted future net cash flows attributable to the Partnership's proved reserves are as follows:

                                                                           Year Ended December 31,
                                                         -----------------------------------------------------------
                                                               1996                1997                 1998
                                                         -----------------  ------------------  --------------------
Beginning balance                                              $2,982,000         $ 5,943,000           $ 3,071,000
Sales of oil and natural gas, net of production costs            (939,000)           (836,000)             (514,000)
Net changes in prices and production costs                      2,710,000          (2,524,000)           (1,167,000)
Extensions, discoveries, and improved recovery, net of             88,000             180,000                 5,000
 future development costs
Purchases of reserves, net of future development costs          1,010,000                   -                     -
Sales of reserves in place                                       (254,000)                  -                     -
Accretion of discount                                             298,000             594,000               307,000
Other, primarily changes in timing                                 48,000            (286,000)             (118,000)
                                                               ----------         -----------           -----------
Ending balance                                                 $5,943,000         $ 3,071,000           $ 1,584,000
                                                               ==========         ===========           ===========

                         INDEPENDENT AUDITOR'S REPORT



To the Partners
Coral Reserves Natural Gas Income Fund
     1991 Limited Partnership
Oklahoma City, Oklahoma


     We have audited the balance sheets of Coral Reserves Natural Gas Income Fund 1991 Limited Partnership as of December 31, 1997 and 1998 and the related statements of operations, partners' equity and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Partnership's Managing General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coral Reserves Natural Gas Income Fund 1991 Limited Partnership as of December 31, 1997 and 1998, and the results of its operations and its cash flow for each of the years in the three year period ended December 31, 1998 in conformity with generally accepted accounting principles.



                                             William T. Zumwalt, CPA, Inc.


Tulsa, Oklahoma
January 7, 2000

                                   Coral Reserves Natural Gas Income Fund 1991 Limited Partnership

                                                           Balance Sheets


                                                                               December 31,
                                                           ----------------------------------------------       September 30,
                                                                      1997                    1998                 1999
                                                           ------------------------    ------------------    ---------------
Assets                                                                                                             (Unaudited)

Current assets:
     Cash and cash equivalents                                     $   121,814           $    84,107           $    79,068
     Accounts receivable, net (Note 2)                                 224,260               193,120               205,598
                                                           ------------------------    ------------------    ---------------
          Total current assets                                         346,074               277,227               284,666
                                                           ------------------------    ------------------    ---------------

Property and equipment, at cost, based on the full cost
     method of accounting for oil and gas properties                 3,859,671             4,056,139             4,089,383
     Accumulated depreciation, depletion and amortization           (2,206,941)           (2,511,090)           (2,725,088)
                                                           ------------------------    ------------------    ---------------
                                                                     1,652,730             1,545,049             1,364,295
                                                           ------------------------    ------------------    ---------------
          Total assets                                             $ 1,998,804           $ 1,822,276           $ 1,648,961
                                                           ========================    ==================    ===============


Liabilities and Partners' Equity
Current liabilities:
     Accounts payable                                              $    36,305           $    38,425           $    32,654
     Revenue and royalty distributions payable                          32,199                28,186                34,049
                                                           ------------------------    ------------------    ---------------
          Total current liabilities
                                                                        68,504                66,611                66,703
                                                           ------------------------    ------------------    ---------------

Long-term debt (Note 3)                                                520,234               695,734               742,734

Partners' equity:
General partners                                                         4,966                 5,586                 3,984
Limited partners                                                     1,405,100             1,054,345               835,540
                                                           ------------------------    ------------------    ---------------
     Total partners' equity                                          1,410,066             1,059,931               839,524
                                                           ------------------------    ------------------    ---------------
Total liabilities and partners' equity                             $ 1,998,804           $ 1,822,276           $ 1,648,961
                                                           ========================    ==================    ===============




See accompanying notes to financial statements.

        Coral Reserves Natural Gas Income Fund 1991 Limited Partnership

                           Statements of Operations


                                                                                                        Nine months ended
                                                               Year ended December 31,                     September 30,
                                                    -------------------------------------------      --------------------------
                                                       1996             1997           1998            1998             1999
                                                    -----------      ----------     -----------      ----------      ----------
                                                                                                     (Unaudited)     (Unaudited)
Revenues:
  Oil and gas sales                                 $ 1,453,841      $1,145,085     $ 1,088,300      $  783,303      $  731,259
  Other income                                            5,197           5,375          10,201           8,393           2,966
                                                    -----------      ----------     -----------      ----------      ----------
        Total revenues                                1,459,038       1,150,460       1,098,501         791,696         734,225
                                                    -----------      ----------     -----------      ----------      ----------
Costs and expenses:
  Lease operating                                       197,451         155,094         154,048         116,093         102,557
  Production taxes                                      100,988          78,715          86,911          62,666          52,235
  Depreciation, depletion and amortization              361,553         249,661         304,149         212,416         213,998
  General and administrative                             71,406          61,071          66,824          47,647          47,853
  Interest                                               61,737          51,117          48,463          39,017          51,147
                                                    -----------      ----------     -----------      ----------      ----------
        Total costs and expenses                        793,135         595,658         660,395         477,839         467,790
                                                    -----------      ----------     -----------      ----------      ----------
        Net earnings                                $   665,903      $  554,802     $   438,106      $  313,857      $  266,435
                                                    ===========      ==========     ===========      ==========      ==========


See accompanying notes to financial statements.

        Coral Reserves Natural Gas Income Fund 1991 Limited Partnership

                            Statements of Cash Flow



                                                                                                        Nine months ended
                                                               Year ended December 31,                     September 30,
                                                    -------------------------------------------    -----------------------------
                                                         1996          1997            1998           1998             1999
                                                    ------------   --------------   -----------    ----------    ---------------
                                                                                                   (Unaudited)     (Unaudited)
Cash flows from operating activities:
    Net earnings                                      $  665,903      $ 554,802       $ 438,106     $ 313,857      $ 266,435
    Adjustments to reconcile net earnings
    to net cash provided by operating
    activities:
     Depreciation, depletion and amortization            361,553        249,661         304,149       212,416        213,998
     Changes in operating assets and liabilities:
       Accounts receivable                               (46,827)        43,216          31,140         5,924        (12,478)
      Increase (decrease) in:
       Accounts payable and Revenue and royalties
          Payable                                         32,259        (15,578)         (1,893)       17,809             92
                                                      ----------     ----------       ---------    ----------     ----------
Net cash provided by operating activities              1,012,888        832,101         771,502       550,006        468,047
                                                      ----------     ----------       ---------    ----------     ----------
Cash flows from investing activities:
    Proceeds from sales
    of property and equipment                            128,735        193,246               -             -              -
    Purchases of property and equipment                 (189,951)      (181,612)       (196,468)     (197,527)       (33,244)
                                                      ----------     ----------       ---------    ----------     ----------
Net cash (used) provided by investing activities         (61,216)        11,634        (196,468)     (197,527)       (33,244)
                                                      ----------     ----------       ---------    ----------     ----------

Cash flows from financing activities:
    Borrowings on long-term debt                         219,000        415,000         175,500       168,000         47,000
    Repayments of long-term debt                        (205,520)      (438,246)              -             -              -
    Distributions to partners                           (955,730)      (807,827)       (788,241)     (547,825)      (486,842)
                                                      ----------     ----------       ---------    ----------     ----------
Net cash (used) provided by financing activities        (942,250)      (831,073)       (612,741)     (379,825)      (439,842)
                                                      ----------     ----------       ---------    ----------     ----------

Net increase (decrease) in cash and cash equivalents       9,422         12,662         (37,707)      (27,346)        (5,039)
                                                      ----------     ----------       ---------    ----------     ----------

Cash and cash equivalents at beginning of year            99,730        109,152         121,814       121,814         84,107
                                                      ----------     ----------       ---------    ----------     ----------

Cash and cash equivalents at end of year              $  109,152      $ 121,814       $  84,107     $  94,468      $  79,068
                                                      ==========     ==========       =========    ==========     ==========

Supplemental cash flow information:
    Cash payments for interest                        $   61,737      $  51,117       $  48,463     $  39,017      $  51,147
                                                      ==========     ==========       =========    ==========     ==========

See accompanying notes to financial statements.

        Coral Reserves Natural Gas Income Fund 1991 Limited Partnership

                        Statements of Partners' Equity



                                                                       General                Limited            Total
                                                                      Partners'              Partners'         Partners'
                                                                       Equity                 Equity             Equity
                                                              ----------------------    ----------------    -------------
        Balance at December 31, 1996                                       $   5,775          $1,657,316       $1,663,091

        Net Earnings                                                         194,295             360,507          554,802
        Distributions to partners                                           (195,104)           (612,723)        (807,827)
                                                              ----------------------    ----------------    -------------

        Balance at December 31, 1997                                           4,966           1,405,100        1,410,066

        Net Earnings                                                         197,679             240,427          438,106
        Distributions to partners                                           (197,059)           (591,182)        (788,241)
                                                              ----------------------    ----------------    -------------

        Balance at December 31, 1998                                           5,586           1,054,345        1,059,931

        Net Earnings (unaudited)                                             120,109             146,326          266,435
        Distributions to partners (unaudited)                               (121,711)           (365,131)        (486,842)
                                                              ----------------------    ----------------    -------------

        Balance at September 30, 1999 (unaudited)                          $   3,984          $  835,540       $  839,524

                                                              ======================    ================    =============



See accompanying notes to financial statements.

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                       December 31, 1996, 1997 and 1998
           (Information insofar as it relates to September 30, 1999
      or the nine months ended September 30, 1998 and 1999 is unaudited)


1.   Summary of Significant Accounting Policies

     Organization and Business Activity

     Coral Reserves Natural Gas Income Fund 1991 Limited Partnership ("Partnership") is organized as an Oklahoma limited partnership. Coral Reserves, Inc., an Oklahoma corporation, and its two principal stockholders serve as Managing General Partner and Additional General Partners, respectively. The remaining 124 participants are limited partners.

     By the terms of the Amended and Restated Agreement of Limited Partnership ("Partnership Agreement"), revenues, costs and expenses are allocated among the partners as follows:

          . The allowance for cost depletion is allocated 99% to the Limited Partners and 1% to the Managing General Partner.

          . Depreciation of lease and well equipment and amortization of organization costs are allocated 99% to the Limited Partners and 1% to the Managing General Partner.

          . All other items of income and expense, with certain limited exceptions, are allocated 90% to the Limited Partners and 10% to the General Partners until payout is achieved. After payout, these items are allocated 75% to the Limited Partners and 25% to the General Partners. Payout occurs on an individual partner basis, and is reached at the point in time when cash distributions to a Limited Partner equal his or her capital contributions made to the Partnership. A portion of the Limited Partners reached payout status during 1996, and the remainder reached payout during 1997.

     The terms of the Partnership offering called for a subscription price of $100,000 per unit. Fractional units could be sold at the discretion of the Managing General Partner. Subscriptions were received for 44.80 units in the Partnership.

     The General Partners are not required to make any capital contributions to the Partnership, unless there exists a deficit balance in their capital accounts at the time of termination or dissolution of the Partnership. In such case, the General Partners would be required to make a contribution equal to such deficit.

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                         Notes to Financial Statement
                                  (Continued)

     The Partnership is engaged primarily in the acquisition and development of producing oil and gas properties. These activities have occurred in the states of Oklahoma and Texas.

     Accounting policies employed by the Partnership reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

     Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

     Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Partnership considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

     Property and Equipment

     The Partnership follows the full cost method of accounting for its oil and gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. Net capitalized costs are limited to the estimated future net revenues, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves. Capitalized costs are depleted by an equivalent unit-of-production method, converting gas to oil at the ratio of one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and gas properties unless such disposal significantly alters the relationship between capitalized costs and proved reserves.

     Revenue and Royalty Distributions Payable

     For certain oil and gas properties, the Partnership receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                         Notes to Financial Statement
                                  (Continued)

     sheets. The Partnership accrues revenue for only its net interest in its oil and natural gas properties.

     Gas Balancing

     During the course of normal operations, the Partnership and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. The Partnership follows the sales method of accounting for gas imbalances. A liability is recorded only if the Partnership's excess takes of natural gas volumes exceeds its estimated remaining recoverable reserves. No receivables are recorded for those wells where the Partnership has taken less than its ownership share of gas production.

     Major Purchasers

     The Partnership markets its oil and natural gas production to numerous purchasers under a combination of short-term contracts. During 1996, the Partnership's largest two purchasers accounted for approximately 30%, and during 1998 the Partnership's largest single purchaser accounted for 20% of its oil and natural gas revenues. During 1997, no single purchaser accounted for more than 10% of oil and natural gas revenues. The Partnership does not believe that the loss of any single customer would have a material effect on the results of its operations.

     Commitments and Contingencies

     Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

     Concentration of Credit Risks

     Financial investments that potentially subject the Partnership to credit risk consist primarily of cash and cash equivalents and trade receivables.

     The Partnership maintains its cash and cash equivalents with one major financial institution. At times, such amounts may exceed the FDIC insured limit. The Partnership has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                         Notes to Financial Statement
                                  (Continued)


     Trade receivables subject the Partnership to the potential for credit risk with customers within the oil and gas industry. To reduce risk, the Partnership performs ongoing evaluations of its customers' financial condition, but does not generally require collateral.

2.   Accounts Receivable

     Accounts receivable consisted of the following:

                                                  December 31,
                                                  ------------       September 30,
                                                  1997     1998         1999
                                                  ----     ----         ----
                                                                     (Unaudited)
Oil and natural gas revenue accruals..........  $224,260  $193,120     $202,838
Other.........................................         -         -        2,760
                                                --------  --------     --------

Total.........................................  $224,260  $193,120      $205,598
                                                ========  ========      ========

3.   Long-Term Debt

     The balances at December 31, 1998 and 1997 consist of a note payable to a bank. These borrowings have been made against a revolving line of credit maturing on October 1, 2000. The established borrowing base available to the Partnership under this credit facility was $750,000 at December 31, 1998 and 1997. Borrowings bear interest at 1% above a specified prime rate and are collateralized by certain oil and gas properties of the Partnership, as well as guarantees by the Managing and Additional General Partners. The average interest rate under this credit facility outstanding at December 31, 1998 was 7.79%. At December 31, 1998 and 1997, the balances of the revolving line of credit facility were classified as long-term, based on the Partnership's continuing intent and ability to refinance, as evidenced by the renewal of the credit facility in June 1999, extending the maturity date to October 1, 2000.

4.   Income Taxes

     The items of taxable income and expense generated by Partnership operations are includable in the income tax returns of the partners, therefore, no provision or liability for federal or state income taxes is reflected in these financial statements. The Partnership income tax returns, the qualifications of the Partnership as such for tax purposes, and the amount of the Partnership's taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations resulted in changes with respect to the partnership qualification or in changes to taxable partnership income or loss, the tax liability of the partners could change accordingly.

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                         Notes to Financial Statement
                                  (Continued)

5.   Related Party Transactions

     During the years ended December 31, 1998, 1997 and 1996, the Partnership engaged in certain transactions with Coral Reserves Energy Corp., the Managing General Partner of the Partnership, and certain affiliated partnerships, whose Managing General Partner is Coral Reserves, Inc. or Coral Reserves Energy Corp. Coral Reserves, Inc. and Coral Reserves Energy Corp. have common shareholders.

     The Partnership is required to reimburse the Managing General Partner for overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel, or any other overhead expenses which the Managing General Partner deems reasonable. The reimbursement for overhead expenses is limited to a maximum of five percent (5%) of "Distributable Cash", as defined in the Partnership Agreement. Such overhead reimbursements amounted to $39,606, $42,908 and $51,302 for 1998, 1997 and 1996, respectively, and are included in "General and administrative" expenses in the accompanying statements of operations.

     During 1997, the Partnership sold interests in various producing oil and gas properties to Coral Reserves Energy Income Fund 1996 Limited Partnership and Coral Reserves 1996 Institutional Limited Partnership, two affiliated partnerships, for aggregate consideration of $193,246. The Partnership realized a gain of $112,320 on this transaction.

     During 1996, in two separate transactions, the Partnership sold interests in various oil and gas producing properties to Coral Reserves Natural Gas Income Fund 1990 Limited Partnership and Coral Reserves Energy Income Fund 1996 Limited Partnership, both affiliated partnerships, for aggregate consideration of $91,967, realizing gains totaling $62,902 on these transactions.

     Effective January 1, 1992, the Partnership purchased for $67,500 the rights to consulting fees paid by Coral Reserves Natural Gas Income Fund 1990 Limited Partnership ("Coral 1990") to the Selling Agent of Coral 1990. The fees are paid by Coral 1990 for services performed by the Selling Agent, and consist of 1 1/2% of Coral 1990's gross annual revenues, plus 1% of monthly distributable cash before payout and an additional 1% after payout. The sole exception to this fee structure as purchased is that the Selling Agent will retain the additional 1% after payout interest in Partnership monthly distributable cash. Revenues received by the Partnership under this arrangement totaled $18,603, $22,191 and $20,557 for the years ended December 31, 1998, 1997 and 1996, respectively.

     Under an agreement between the Partnership and the Selling Agent, the Selling Agent is to receive compensation for services performed in the amount of 1 1/2% of Partnership gross annual revenues, plus 1% of Partnership monthly distributable cash

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                         Notes to Financial Statement
                                  (Continued)


     before payout and an additional 1% after payout (paid solely out of the Managing General Partner's share of monthly distributable cash). Effective January 1, 1994, the Selling Agent sold the rights to these fees to Coral Reserves 1993 Institutional Limited Partnership ("Coral 1993-I"), with the sole exception being that the Selling Agent retained the additional 1% after payout interest in Partnership monthly distributable cash. Fees subsequently paid to Coral 1993-I, in lieu of the Selling Agent, totaled $23,936, $24,188, and $22,044 for the years ended December 31, 1998, 1997 and 1996, respectively. The Selling Agent must continue to perform the services for the Partnership as originally contracted.

6.   Oil and Gas Operations

     Costs Incurred

     The following table reflects the costs incurred in oil and gas property acquisition, exploration, and development activities:

                                                                              Nine months ended
                                        Year Ended December 31,                  September 30,
                                        -----------------------                  -------------
                                        1996        1997        1998          1998            1999
                                        ----        ----        ----          ----            ----
                                                                              (Unaudited)    (Unaudited)
Property acquisition costs (proved)     $     -    $      -    $      -       $      -       $    -
Development costs                        152,296    127,917     178,706        164,928            -

     Results of Operations for Oil and Gas Producing Activities

     The following table includes revenues and expenses associated directly with the Partnership's oil and gas producing activities. They do not include any allocation of the Partnership's interest costs or general corporate overhead and, therefore are not necessarily indicative of the contribution to net earnings of the Partnership's oil and gas operations.

                                                                                                    Nine months ended
                                                       Year Ended December 31,                        September 30,
                                             -------------------------------------------              ------------
                                                 1996           1997           1998             1998              1999
                                             -------------  -------------  -------------  ----------------  ----------------
                                                                                            (Unaudited)       (Unaudited)
Oil and natural gas sales............          $1,453,841     $1,145,085     $1,088,300         $ 783,303         $ 731,259
Production and operating expenses                (298,439)      (233,809)      (240,959)         (178,759)         (154,792)
Depreciation, depletion and amortization         (361,553)      (249,661)      (304,149)         (212,416)         (213,998)
                                               ----------     ----------     ----------         ---------         ---------
Results of operations for oil and
 gas producing activities                      $  793,849     $  661,615     $  543,192         $ 392,128         $ 672,053
                                               ==========     ==========     ==========         =========         =========
Depreciation, depletion and amortization       $     0.64     $     0.60     $     0.61         $    0.61         $    0.62
 per equivalent Mcf of production......        ==========     ==========     ==========         =========         =========


        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                         Notes to Financial Statement
                                  (Continued)


7.   Supplemental Information on Oil and Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and gas activities of the Partnership presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities".

     Quantities of Oil and Gas Reserves

     Set forth below is a summary of the changes in the net quantities of crude oil and natural gas and reserves for each of the years in the three-year period ended December 31, 1998. The Partnership's proved reserves were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. The Partnership cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

     The Partnership prepared the estimated reserves as of December 31, 1995, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1995, 1996 and 1997, The Partnership used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1995, 1996 and 1997. The Partnership has estimated its reserves as of December 31, 1995, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information gained from the result of drilling, testing and production

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                         Notes to Financial Statement
                                  (Continued)


     subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1995, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

     Changes in Proved Reserves:

                                                                            Oil (Bbls)            Gas (Mcf)
                                                                            ----------            ----------
Proved Reserves as of December 31, 1995                                        93,000             4,354,000
  Extensions and discoveries                                                        -               104,000
  Production                                                                  (13,000)             (489,000)
  Sale of reserves                                                             (7,000)             (399,000)
                                                                              -------             ---------
Proved Reserves as of December 31, 1996                                        73,000             3,570,000
  Extensions and discoveries                                                    1,000               201,000
  Production                                                                   (9,000)             (362,000)
  Sale of reserves                                                            (18,000)             (547,000)
                                                                              -------             ---------
Proved Reserves as of December 31, 1997                                        47,000             2,862,000
  Extensions and discoveries                                                    6,000               240,000
  Production                                                                  (11,000)             (429,000)
                                                                              -------             ---------
Proved Reserves as of December 31, 1998                                        42,000             2,673,000
                                                                              =======             =========

Proved developed reserves as of:
December 31, 1995                                                              82,000             4,053,000
December 31, 1996                                                              62,000             3,226,000
December 31, 1997                                                              52,000             2,824,000
December 31, 1998                                                              41,000             2,395,000

  Standardized Measure of Discounted Future Net Cash Flows

  The following table reflects the standardized measure of discounted future net cash flows relating to the Partnership's interest in proved reserves:

                                                                 1996               1997                1998
                                                                 ----               ----                ----
Future cash inflows                                          $ 15,212,000        $ 7,999,000          $ 5,449,000
Future production costs                                        (2,267,000)        (1,527,000)          (2,057,000)
Future development costs                                         (246,000)          (246,000)            (246,000)
                                                             ------------        -----------          -----------
Future net cash flows                                          12,699,000          6,226,000            3,146,000
10% discount to reflect timing of cash flows                   (4,573,000)        (2,242,000)          (1,133,000)
                                                             ------------        -----------          -----------
Standardized measure of discounted future net cash flows     $  8,126,000        $ 3,984,000          $ 2,013,000
                                                             ============        ===========          ===========

        CORAL RESERVES NATURAL GAS INCOME FUND 1991 LIMITED PARTNERSHIP

                         Notes to Financial Statement
                                  (Continued)



  Future cash inflows are computed by applying year-end prices (averaging $9.14 per barrel of oil, adjusted for transportation and other charges, and $1.90 per Mcf of gas at December 31, 1998) to the year-end quantities of proved reserves, except where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

  Future income tax expenses are computed by applying the appropriate statutory rates to the future pre-tax net cash flows relating to proved reserves, net of the tax basis of the properties involved. The future income tax expenses give effect to permanent differences and tax credits, but do not reflect the impact of future operations.

  Principal changes in the standardized measure of discounted future net cash flows attributable to the Partnership's proved reserves are as follows:

                                                                          Year Ended December 31,
                                                         ---------------------------------------------------------
                                                                1996                1997                1998
                                                         ------------------  ------------------  ------------------
Beginning balance                                              $ 5,184,000         $ 8,126,000         $ 3,984,000
Sales of oil and natural gas, net of production costs           (1,155,000)           (882,000)           (818,000)
Net changes in prices and production costs                       4,375,000          (2,975,000)         (1,648,000)
Extensions, discoveries, and improved recovery, net of             216,000             270,000             201,000
 future development costs
Sales of reserves in place                                        (910,000)           (873,000)                  -
Accretion of discount                                              518,000             813,000             398,000
Other, primarily changes in timing                                (102,000)           (495,000)           (104,000)
                                                               -----------         -----------         -----------
Ending balance                                                 $ 8,126,000         $ 3,984,000         $ 2,013,000
                                                               ===========         ===========         ===========

                         INDEPENDENT AUDITOR'S REPORT



To the Partners
Coral Reserves Natural Gas Income Fund
     1992 Limited Partnership
Oklahoma City, Oklahoma


     We have audited the balance sheets of Coral Reserves Natural Gas Income Fund 1992 Limited Partnership as of December 31, 1997 and 1998 and the related statements of operations, partners' equity and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Partnership's Managing General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coral Reserves Natural Gas Income Fund 1992 Limited Partnership as of December 31, 1997 and 1998, and the results of its operations and its cash flow for each of the years in the three year period ended December 31, 1998 in conformity with generally accepted accounting principles.



                             William T. Zumwalt, CPA, Inc.


Tulsa, Oklahoma
January 7, 2000

        Coral Reserves Natural Gas Income Fund 1992 Limited Partnership

                                Balance Sheets



                                                                                     December 31,                    September 30,
                                                                     ------------------------------------------
                                                                             1997                   1998                 1999
                                                                     -----------------    ---------------------    --------------
     Assets                                                                                                           (Unaudited)
    Current assets:
                  Cash and cash equivalents                                $   128,396              $    70,000       $   106,800
                  Accounts receivable, net (Note 2)                            343,718                  204,706           248,264
                                                                        --------------         ----------------    --------------
                     Total current assets                                      472,114                  274,706           355,064
                                                                        --------------         ----------------    --------------
    Property and equipment, at cost, based on the full cost
                  method of accounting for oil and gas properties            6,216,685                6,334,587         6,377,414
                  Accumulated depreciation, depletion and amortization      (2,540,202)              (2,996,451)       (3,296,453)
                                                                        --------------         ----------------    --------------
                                                                             3,676,483                3,338,136         3,080,961
                                                                        --------------         ----------------    --------------

                     Total assets                                          $ 4,148,597              $ 3,612,842       $ 3,436,025
                                                                        ==============         ================    ==============


    Liabilities and Partners' Equity
    Current liabilities:
                  Accounts payable                                         $    83,285              $    58,677       $    40,218
                  Revenue and royalty distributions payable                     38,608                    9,209            47,271
                                                                        --------------         ----------------    --------------
                     Total current liabilities                                 121,893                   67,886            87,489
                                                                        --------------         ----------------    --------------

    Long-term debt (Note 3)                                                    364,500                  489,000           558,000

    Partners' equity:
                  General partners                                              14,724                    3,576             7,132
                  Limited partners                                           3,647,480                3,052,380         2,783,404
                                                                        --------------         ----------------    --------------
                     Total partners' equity                                  3,662,204                3,055,956         2,790,536
                                                                        --------------         ----------------    --------------

                       Total liabilities and partners' equity              $ 4,148,597              $ 3,612,842       $ 3,436,025
                                                                        ==============         ================    ==============



  See accompanying notes to financial statements.

        Coral Reserves Natural Gas Income Fund 1992 Limited Partnership

                           Statements of Operations



                                                                                                          Nine months ended
                                                        Year  ended December 31,                             September 30,
                                        -------------------------------------------------------    -------------------------------
                                              1996                1997                1998               1998          1999
                                       -----------------   ----------------   ------------------   -------------   --------------
                                                                                                     (Unaudited)      (Unaudited)
Revenues:
Oil and gas sales                             $2,038,204         $1,865,150           $1,382,833      $1,039,677       $881,805
Other income                                       7,461             11,233               10,771           8,986          3,438
                                       -----------------   ----------------   ------------------   ------------- --------------
  Total revenues                               2,045,665          1,876,383            1,393,604       1,048,663        885,243
                                       -----------------   ----------------   ------------------   ------------- --------------

Costs and expenses:
Lease operating                                  281,649            252,570              269,910         198,544        175,342
Production taxes                                 150,147            131,376              112,372          70,222         58,804
Depreciation, depletion and amortization         520,776            454,823              456,249         332,664        300,002
General and administrative                       102,864            106,147               95,138          75,889         60,835
Interest                                           4,312             25,136               38,430          31,494         37,871
                                       -----------------   ----------------   ------------------   ------------- --------------
  Total costs and expenses                     1,059,748            970,052              972,099         708,813        632,854
                                       -----------------   ----------------   ------------------   ------------- --------------

Net earnings                                  $  985,917         $  906,331           $  421,505      $  339,850       $252,389
                                       =================   ================   ==================   ============= ==============



  See accompanying notes to financial statements.

        Coral Reserves Natural Gas Income Fund 1992 Limited Partnership

                           Statements of Cash Flow


                                                                                                             Nine months ended
                                                                Year ended December 31,                         September 30,
                                                    ----------------------------------------------        ------------------------
                                                        1996              1997           1998                 1998       1999
                                                    -----------       -----------      -----------        ----------    ----------
                                                                                                          (Unaudited)   (Unaudited)
Cash flows from operating activities:
  Net earnings                                      $   985,917       $   906,331      $   421,505        $  339,850    $  252,389
  Adjustments to reconcile net earnings to
   net cash provided by operating activities:
     Depreciation, depletion and amortization           520,776           454,823          456,249           332,664       300,002
     Changes in operating assets and liabilities:
        Accounts receivable                            (97,538)            33,961          139,012           165,969       (43,558)
     Increase (decrease) in:
        Accounts payable and Revenue and
          royalties payable                              24,700            (5,790)         (54,007)          (58,532)       19,603
                                                    -----------       -----------      -----------        ----------    ----------
Net cash provided by operating activities             1,433,855         1,389,325          962,759           779,951       528,436
                                                    -----------       -----------      -----------        ----------    ----------
Cash flows from investing activities:
  Proceeds from sales of property and equipment         137,432             7,500                -                 -             -
  Purchases of property and equipment                  (244,356)         (233,562)        (117,902)         (109,997)      (42,827)
                                                    -----------       -----------      -----------        ----------    ----------
Net cash (used) provided by
   investing activities                                (106,924)         (226,062)        (117,902)         (109,997)      (42,827)
                                                    -----------       -----------      -----------        ----------    ----------

Cash flows from financing activities:
  Borrowings on long-term debt                          196,300           208,200          164,500            164,500       69,000
  Repayments of long-term debt                           (5,000)          (35,000)         (40,000)                 -            -
  Repayments of short-term debt                         (89,100)
  Distributions to partners                          (1,371,374)       (1,410,055)      (1,027,753)         (840,156)     (517,809)
                                                    -----------       -----------      -----------        ----------    ----------
Net cash (used) provided by financing activities     (1,269,174)       (1,236,855)        (903,253)         (675,656)     (448,809)
                                                    -----------       -----------      -----------        ----------    ----------
Net increase (decrease) in cash and cash equivalents     57,757           (73,592)         (58,396)           (5,702)       36,800

Cash and cash equivalents at beginning of year          144,231           201,988          128,396           128,396        70,000
                                                    -----------       -----------      -----------        ----------    ----------
Cash and cash equivalents at end of year            $   201,988       $   128,396      $    70,000        $  122,694    $  106,800
                                                    ===========       ===========      ===========        ==========    ==========

Supplemental cash flow information:
  Cash payments for interest                        $     4,312       $    25,136      $    38,430        $   31,494    $   37,871
                                                    ===========       ===========      ===========        ==========    ==========



  See accompanying notes to financial statements.

        Coral Reserves Natural Gas Income Fund 1992 Limited Partnership

                        Statements of Partners' Equity

                                                             General              Limited             Total
                                                            Partners'            Partners'          Partners'
                                                             Equity                Equity            Equity
                                                      ------------------    -----------------    ------------
          Balance at December 31, 1996                         $  19,613          $ 4,146,315     $ 4,165,928

          Net Earnings                                           136,116              770,215         906,331
          Distributions to partners                             (141,005)          (1,269,050)     (1,410,055)
                                                      ------------------    -----------------    ------------

          Balance at December 31, 1997                            14,724            3,647,480       3,662,204

          Net Earnings                                            91,627              329,878         421,505
          Distributions to partners                             (102,775)            (924,978)     (1,027,753)
                                                      ------------------    -----------------    ------------

          Balance at December 31, 1998                             3,576            3,052,380       3,055,956

          Net Earnings (unaudited)                                56,771              195,618         252,389
          Distributions to partners (unaudited)                  (53,215)            (464,594)       (517,809)
                                                      ------------------    -----------------    ------------

          Balance at September 30, 1999                        $   7,132          $ 2,783,404     $ 2,790,536
          (unaudited)
                                                      ==================    =================    ============



  See accompanying notes to financial statements.

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                        December 31, 1996, 1997 and 1998
            (Information insofar as it relates to September 30, 1999
       or the nine months ended September 30, 1998 and 1999 is unaudited)

1.   Summary of Significant Accounting Policies

     Organization and Business Activity

     Coral Reserves Natural Gas Income Fund 1992 Limited Partnership ("Partnership") is organized as an Oklahoma limited partnership. Coral Reserves Energy Corp., an Oklahoma corporation, and its two principal stockholders serve as Managing General Partner and Additional General Partners, respectively. The remaining 191 participants are limited partners.

     By the terms of the Amended and Restated Agreement of Limited Partnership ("Partnership Agreement"), revenues, costs and expenses are allocated among the partners as follows:

       . The allowance for cost depletion is allocated 99% to the Limited Partners and 1% to the Managing General Partner.

       . Depreciation of lease and well equipment and amortization of organization costs are allocated 99% to the Limited Partners and 1% to the Managing General Partner.

       . All other items of income and expense, with certain limited exceptions, are allocated 90% to the Limited Partners and 10% to the General Partners until payout is achieved. After payout, these items are allocated 75% to the Limited Partners and 25% to the General Partners. Payout occurs on an individual partner basis, and is reached at the point in time when cash distributions to a Limited Partner equal his or her capital contributions made to the Partnership. A portion of the Limited Partners reached payout status during 1999.

     The terms of the Partnership offering called for a subscription price of $100,000 per unit. Fractional units could be sold at the discretion of the Managing General Partner. Subscriptions were received for 75.00 units in the Partnership.

     The General Partners are not required to make any capital contributions to the Partnership, unless there exists a deficit balance in their capital accounts at the time of termination or dissolution of the Partnership. In such case, the General Partners would be required to make a contribution equal to such deficit.

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)



  The Partnership is engaged primarily in the acquisition and development of producing oil and gas properties. These activities have occurred in the states of Oklahoma, Texas, Nebraska and Wyoming.

  Accounting policies employed by the Partnership reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

  Uses of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

  Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Partnership considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

  Property and Equipment

  The Partnership follows the full cost method of accounting for its oil and gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. Net capitalized costs are limited to the estimated future net revenues, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves. Capitalized costs are depleted by an equivalent unit-of-production method, converting gas to oil at the ratio of one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and gas properties unless such disposal significantly alters the relationship between capitalized costs and proved reserves.

  Revenue and Royalty Distributions Payable

  For certain oil and gas properties, the Partnership receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

  sheets. The Partnership accrues revenue for only its net interest in its oil and natural gas properties.

  Gas Balancing

  During the course of normal operations, the Partnership and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. The Partnership follows the sales method of accounting for gas imbalances. A liability is recorded only if the Partnership's excess takes of natural gas volumes exceeds its estimated remaining recoverable reserves. No receivables are recorded for those wells where the Partnership has taken less than its ownership share of gas production.

  Major Purchasers

  The Partnership markets its oil and natural gas production to numerous purchasers under a combination of short-term contracts. During 1996, the Partnership's largest two purchasers accounted for approximately 35%, and in both 1997 and 1998 the largest three purchasers accounted for approximately 50% of it's oil and natural gas revenues. The Partnership does not believe that the loss of any single customer would have a material effect on the results of its operations.

  Commitments and Contingencies

  Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

  Concentration of Credit Risks

  Financial investments that potentially subject the Partnership to credit risk consist primarily of cash and cash equivalents and trade receivables.

  The Partnership maintains its cash and cash equivalents with one major financial institution. At times, such amounts may exceed the FDIC insured limit. The Partnership has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


    Trade receivables subject the Partnership to the potential for credit risk with customers within the oil and gas industry. To reduce risk, the Partnership performs ongoing evaluations of its customers' financial condition, but does not generally require collateral.

2.  Accounts Receivable

    Accounts receivable consisted of the following:

                                                                December 31,
                                                        -----------------------------  September 30,
                                                            1997           1998             1999
                                                        ------------  ---------------  --------------
                                                                                        (Unaudited)
Oil and natural gas revenue accruals..................      $334,008         $198,082       $216,547
Other.................................................         9,710            6,624         31,717
                                                            --------         --------       --------

Total.................................................      $343,718         $204,706       $248,264
                                                            ========         ========       ========

3.  Long-Term Debt

    The balances at December 31, 1998 and 1997 consist of a note payable to a bank. These borrowings have been made against a revolving line of credit maturing on October 1, 2000. The established borrowing base available to the Partnership under this credit facility was $600,000 and $500,000 at December 31, 1998 and 1997, respectively. Borrowings bear interest at 1% above a specified prime rate and are collateralized by certain oil and gas properties of the Partnership, as well as guarantees by the Managing and Additional General Partners. The average interest rate under this credit facility outstanding at December 31, 1998 was 7.88%. At December 31, 1998 and 1997, the balances of the revolving line of credit facility were classified as long-term, based on the Partnership's continuing intent and ability to refinance, as evidenced by the renewal of the credit facility in June, 1999, extending the maturity date to October 1, 2000.

4.  Income Taxes

    The items of taxable income and expense generated by Partnership operations are includable in the income tax returns of the partners, therefore, no provision or liability for federal or state income taxes is reflected in these financial statements. The Partnership income tax returns, the qualifications of the Partnership as such for tax purposes, and the amount of the Partnership's taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations resulted in changes with respect to the partnership qualification or in changes to taxable partnership income or loss, the tax liability of the partners could change accordingly.

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


5.  Related Party Transactions

    During the years ended December 31, 1998, 1997 and 1996, the Partnership engaged in certain transactions with Coral Reserves Energy Corp., the Managing General Partner of the Partnership.

    The Partnership is required to reimburse the Managing General Partner for overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel, or any other overhead expenses which the Managing General Partner deems reasonable. The reimbursement for overhead expenses is limited to a maximum of five percent (5%) of "Distributable Cash", as defined in the Partnership Agreement. Such overhead reimbursements amounted to $50,165, $74,405 and $74,002 for 1998, 1997 and 1996, respectively, and are included in "General and administrative" expenses in the accompanying statements of operations.

6.  Oil and Gas Operations

    Costs Incurred

    The following table reflects the costs incurred in oil and gas property acquisition, exploration, and development activities:

                                                                                                         Nine months ended
                                                     Year Ended December 31,                               September 30,
                                             -------------------------------------------              ----------------------
                                               1996             1997              1998                1998               1999
                                             --------         --------           -------           ----------       --------------
                                                                                                   (Unaudited)        (Unaudited)
Property acquisition costs (proved)          $ 69,245         $      -           $     -           $      -            $     -
Development costs                             122,596          163,754            84,983             84,661             51,301

  Results of Operations for Oil and Gas Producing Activities

  The following table includes revenues and expenses associated directly with the Partnership's oil and gas producing activities. They do not include any allocation of the Partnership's interest costs or general corporate overhead and, therefore are not necessarily indicative of the contribution to net earnings of the Partnership's oil and gas operations.

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


                                                                                                   Nine months ended
                                                      Year Ended December 31,                        September 30,
                                            -------------------------------------------  ------------------------------------
                                                1996           1997           1998             1998               1999
                                            -------------  -------------  -------------  ----------------  ------------------
                                                                                           (Unaudited)        (Unaudited)
Oil and natural gas sales..............       $2,038,204     $1,865,150     $1,382,833        $1,039,677           $ 881,805
Production and operating expenses......         (431,796)      (383,946)      (382,282)         (268,766)           (234,146)
Depreciation, depletion and
  amortization.........................         (520,776)      (454,823)      (456,249)         (332,664)           (300,002)
                                              ----------     ----------     ----------        ----------           ---------
Results of operations for oil and gas
  producing activities.................       $1,085,632     $1,026,381     $  544,302        $  438,247           $ 347,657
                                              ==========     ==========     ==========        ==========           =========

Depreciation, depletion and amortization
  per equivalent MCF of production......      $     0.62     $     0.64     $     0.65        $     0.65           $    0.66
                                              ==========     ==========     ==========        ==========           =========



7.   Supplemental Information on Oil and Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and gas activities of the Partnership presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities".

     Quantities of Oil and Gas Reserves

     Set forth below is a summary of the changes in the net quantities of crude oil and natural gas and reserves for each of the years in the three-year period ended December 31, 1998. The Partnership's proved reserves were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. The Partnership cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


  The Partnership prepared the estimated reserves as of December 31, 1995, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1995, 1996 and 1997, The Partnership used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1995, 1996 and 1997. The Partnership has estimated its reserves as of December 31, 1995, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1995, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

  Changes in Proved Reserves:

                                                                       Oil (Bbls)            Gas (Mcf)
                                                                  --------------------  --------------------
Proved Reserves as of December 31, 1995                                       210,000             6,508,000
  Extensions and discoveries                                                    1,000               138,000
  Purchases of reserves                                                         3,000               948,000
  Production                                                                  (29,000)             (670,000)
  Sale of reserves                                                             (3,000)              (92,000)
                                                                              -------             ---------
Proved Reserves as of December 31, 1996                                       182,000             6,832,000
  Extensions and discoveries                                                        -               121,000
  Production                                                                  (25,000)             (564,000)
                                                                              -------             ---------
Proved Reserves as of December 31, 1997                                       157,000             6,389,000
  Extensions and discoveries                                                        -                14,000
  Production                                                                  (25,000)             (553,000)
Proved Reserves as of December 31, 1998                                       132,000             5,850,000
                                                                              =======             =========

Proved developed reserves as of:
December 31, 1995                                                             207,000             5,967,000
December 31, 1996                                                             176,000             5,753,000
December 31, 1997                                                             151,000             5,189,000
December 31, 1998                                                             126,000             4,637,000

        CORAL RESERVES NATURAL GAS INCOME FUND 1992 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


  Standardized Measure of Discounted Future Net Cash Flows


  The following table reflects the standardized measure of discounted future net cash flows relating to the Partnership's interest in proved reserves:

                                                               1996               1997                1998
                                                         -----------------  -----------------  -------------------
Future cash inflows                                          $ 28,810,000        $16,988,000          $12,269,000
Future production costs                                        (4,260,000)        (4,000,000)          (4,723,000)
Future development costs                                         (989,000)          (989,000)            (989,000)
                                                         -----------------  -----------------  -------------------

Future net cash flows                                          23,561,000         11,999,000            6,557,000
10% discount to reflect timing of cash flows                  (11,224,000)        (5,716,000)          (3,124,000)
                                                         -----------------  -----------------  -------------------
Standardized measure of discounted future net cash
       flows                                                 $ 12,337,000        $ 6,283,000          $ 3,433,000
                                                         =================  =================  ===================

  Future cash inflows are computed by applying year-end prices (averaging $9.80 per barrel of oil, adjusted for transportation and other charges, and $1.88 per Mcf of gas at December 31, 1998) to the year-end quantities of proved reserves, except where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

  Future income tax expenses are computed by applying the appropriate statutory rates to the future pre-tax net cash flows relating to proved reserves, net of the tax basis of the properties involved. The future income tax expenses give effect to permanent differences and tax credits, but do not reflect the impact of future operations.

  Principal changes in the standardized measure of discounted future net cash flows attributable to the Partnership's proved reserves are as follows:


                                                                        Year Ended December 31,
                                                       ------------------------------------------------------
                                                               1996              1997              1998
                                                         ----------------  ----------------  -----------------
Beginning balance                                            $ 5,770,000       $12,337,000        $ 6,283,000
Sales of oil and natural gas, net of production costs         (1,606,000)       (1,455,000)          (965,000)
Net changes in prices and production costs                     5,971,000        (5,401,000)        (2,353,000)
Extensions, discoveries, and improved recovery,
  net of future development costs                                228,000           109,000              8,000
Purchases of reserves, net of future development cost          1,384,000                 -                  -
Sales of reserves in place                                      (175,000)                -                  -
Accretion of discount                                            577,000         1,234,000            628,000
Other, primarily changes in timing                               188,000          (541,000)          (168,000)
                                                             -----------       -----------        -----------
Ending balance                                               $12,337,000       $ 6,283,000        $ 3,433,000
                                                             ===========       ===========        ===========

                         INDEPENDENT AUDITOR'S REPORT



To the Partners
Coral Reserves Natural Gas Income Fund
     1993 Limited Partnership
Oklahoma City, Oklahoma


     We have audited the balance sheets of Coral Reserves Natural Gas Income Fund 1993 Limited Partnership as of December 31, 1998 and 1997 and the related statements of operations, partners' equity and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Partnership's Managing General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coral Reserves Natural Gas Income Fund 1993 Limited Partnership as of December 31, 1998 and 1997, and the results of its operations and its cash flow for each of the years in the three year period ended December 31, 1998 in conformity with generally accepted accounting principles.


                                        William T. Zumwalt, CPA, Inc.


Tulsa, Oklahoma
January 7, 2000

        Coral Reserves Natural Gas Income Fund 1993 Limited Partnership

                                Balance Sheets



                                                                            December 31,
                                                          ----------------------------------------------        September 30,
                                                                      1997                    1998                  1999
                                                          -----------------------    -------------------    ------------------
Assets                                                                                                           (Unaudited)
 Current assets:
         Cash and cash equivalents                                    $   112,084            $    82,750           $   103,297
         Accounts receivable, net (Note 2 )                               440,573                218,626               266,925
         Inventories                                                        4,060                  4,580                 2,521
                                                          -----------------------    -------------------    ------------------
           Total current assets                                           556,717                305,956               372,743
                                                          -----------------------    -------------------    ------------------

 Property and equipment, at cost, based on the full cost
         method of accounting for oil and gas properties                5,508,899              5,181,469             5,208,501
         (Note 3)
         Accumulated depreciation, depletion and                       (1,952,454)            (2,469,847)           (2,773,109)
         amortization
                                                          -----------------------    -------------------    ------------------
                                                                        3,556,445              2,711,622             2,435,392
                                                          -----------------------    -------------------    ------------------

 Other assets                                                                 400                      -                     -
                                                          -----------------------    -------------------    ------------------

           Total assets                                               $ 4,113,562            $ 3,017,578           $ 2,808,135
                                                          =======================    ===================    ==================


                Liabilities and Partners' Equity
 Current liabilities:
         Accounts payable                                             $    85,161            $    65,559           $    40,669
         Revenue and royalty distributions payable                         46,746                 46,992                50,016
                                                          -----------------------    -------------------    ------------------
           Total current liabilities                                      131,907                112,551                90,685
                                                          -----------------------    -------------------    ------------------

 Long-term debt (Note 4 )                                                 519,200                455,800               479,800

 Partners' equity (deficit):
         General partners                                                  16,605                 (4,141)                5,027
         Limited partners                                               3,445,850              2,453,368             2,232,623
                                                          -----------------------    -------------------    ------------------
           Total partners' equity                                       3,462,455              2,449,227             2,237,650
                                                          -----------------------    -------------------    ------------------

         Total liabilities and partners' equity                       $ 4,113,562            $ 3,017,578           $ 2,808,135
                                                          =======================    ===================    ==================


  See accompanying notes to financial statements.

        Coral Reserves Natural Gas Income Fund 1993 Limited Partnership

                            Statement of Operations

                                                                                                      Nine months ended
                                                        Year ended December 31,                         September 30,
                                            ----------------------------------------------   -----------------------------------
                                                1996            1997             1998             1998                1999
                                            ------------   --------------   --------------   ----------------    ---------------
                                                                                                (Unaudited)        (Unaudited)
Revenues:
 Oil and gas sales                            $2,470,660       $2,368,201       $1,513,449         $1,203,877         $1,027,586
 Other income                                      5,975            9,310            9,402              6,964              4,002
                                             -----------   --------------   --------------   ----------------    ---------------
 Total revenues                                2,476,635        2,377,511        1,522,851          1,210,841          1,031,588
                                             -----------   --------------   --------------   ----------------    ---------------

Costs and expenses:
 Lease operating                                 525,921          504,583          464,498            352,961            295,909
 Production taxes                                172,066          184,610          119,430             87,979             76,535
 Depreciation, depletion and                     645,126          539,825          517,793            370,898            303,262
 amortization
 General and administrative                      115,807          119,377           95,096             78,217             59,522
 Interest                                         38,018           31,582           42,900             35,937             30,298
 Reduction of carrying value of oil and gas
  properties (Note 6)                                  -                -          245,000                  -                  -
                                             -----------   --------------   --------------   ----------------    ---------------
   Total costs and expenses                    1,496,938        1,379,977        1,484,717            925,992            765,526
                                              ----------   --------------   --------------   ----------------    ---------------

   Net earnings                               $  979,697       $  997,534       $   38,134         $  284,849         $  266,062
                                              ==========   ==============   ==============   ================    ===============

  See accompanying notes to financial statements.

        Coral Reserves Natural Gas Income Fund 1993 Limited Partnership

                            Statements of Cash Flow


                                                                                                          Nine months ended
                                                               Year ended December 31,                        September 30,
                                                    ---------------------------------------------    -------------------------------
                                                        1996             1997            1998             1998            1999
                                                    -------------   -------------   -------------    --------------  ---------------
                                                                                                       (Unaudited)      (Unaudited)
Cash flows from operating activities:
 Net earnings                                        $   979,697     $   997,534     $    38,134         $ 284,849        $ 266,062
 Adjustments to reconcile net earnings to net
  cash provided by operating activities:
   Depreciation, depletion and amortization              645,126         539,825         517,793           370,898          303,262
   Reduction in carrying value of oil and
    gas properties                                                                       245,000
   Changes in operating assets and liabilities:
    Accounts receivable                                  183,905           9,071         221,947           183,922          (48,299)
    Inventories                                          (13,138)          9,078            (520)             (121)           2,059
   Increase (decrease) in:
     Accounts payable and Revenue and royalties
      payable                                             28,844          (6,540)        (19,356)          (51,996)         (21,866)
                                                    -------------   -------------   -------------    --------------  --------------
Net cash provided by operating activities              1,824,434       1,548,968       1,002,998           787,552          501,218
                                                    -------------   -------------   -------------    --------------  --------------

Cash flows from investing activities:
 Proceeds from sales of property and
  equipment                                              137,685               -         141,770           141,770                -
 Purchases of property and equipment                    (199,904)       (372,766)        (59,340)          (59,187)         (27,032)
 Increase in other assets                                      -             315               -                 -                -
                                                    -------------   -------------   -------------    --------------  --------------
Net cash (used) provided by investing
 activities                                              (62,219)       (372,451)         82,430            82,583          (27,032)
                                                    -------------   -------------   -------------    --------------  --------------

Cash flows from financing activities:
 Borrowings on long-term debt                            182,000         437,000          61,100            61,100           24,000
 Repayments of long-term debt                           (361,800)        (80,000)       (124,500)                -                -
 Distributions to partners                            (1,529,641)     (1,545,358)     (1,051,362)         (847,490)        (477,639)
                                                    -------------   -------------   -------------    --------------  --------------
Net cash (used) provided by financing
 activities                                           (1,709,441)     (1,188,358)     (1,114,762)         (786,390)        (453,639)
                                                    -------------   -------------   -------------    --------------  --------------

Net increase (decrease) in cash and cash
 equivalents                                              52,774         (11,841)        (29,334)           83,745           20,547

Cash and cash equivalents at beginning of year            71,151         123,925         112,084           112,084           82,750
                                                    -------------   -------------   -------------    --------------  --------------

Cash and cash equivalents at end of year             $   123,925     $   112,084     $    82,750         $ 195,829        $ 103,297
                                                    =============   =============   =============    ==============  ==============

Supplemental cash flow information:
 Cash payments for interest                          $    38,018     $    31,582     $    42,900         $  35,937        $  30,298
                                                    =============   =============   =============    ==============  ==============


  See accompanying notes to financial statements.

        Coral Reserves Natural Gas Income Fund 1993 Limited Partnership

                        Statements of Partners' Equity



                                                             General                Limited             Total
                                                            Partners'              Partners'          Partners'
                                                              Equity                Equity              Equity
                                                     ---------------------    ----------------    ---------------
       Balance at December 31, 1996                              $  17,374         $ 3,992,905        $ 4,010,279

         Net Earnings                                              153,767             843,767            997,534
         Distributions to partners                                (154,536)         (1,390,822)        (1,545,358)
                                                     ---------------------    ----------------    ---------------

       Balance at December 31, 1997                                 16,605           3,445,850          3,462,455

         Net Earnings                                               84,390             (46,256)            38,134
         Distributions to partners                                (105,136)           (946,226)        (1,051,362)
                                                     ---------------------    ----------------    ---------------

       Balance at December 31, 1998                                 (4,141)          2,453,368          2,449,227

         Net Earnings (unaudited)                                   56,932             209,130            266,062
         Distributions to partners (unaudited)                     (47,764)           (429,875)          (477,639)
                                                     ---------------------    ----------------    ---------------

       Balance at September 30, 1999 (unaudited)                 $   5,027         $ 2,232,623        $ 2,237,650
                                                     =====================    ================    ===============

  See accompanying notes to financial statements.

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                       December 31, 1996, 1997 and 1998
           (Information insofar as it relates to September 30, 1999
      or the nine months ended September 30, 1998 and 1999 is unaudited)

1.  Summary of Significant Accounting Policies

    Organization and Business Activity

    Coral Reserves Natural Gas Income Fund 1993 Limited Partnership ("Partnership") is organized as an Oklahoma limited partnership. Coral Reserves Energy Corp., an Oklahoma corporation, and its two principal stockholders serve as Managing General Partner and Additional General Partners, respectively. The remaining 173 participants are limited partners.

    By the terms of the Amended and Restated Agreement of Limited Partnership ("Partnership Agreement"), revenues, costs and expenses are allocated among the partners as follows:

    . The allowance for cost depletion is allocated 99% to the Limited Partners and 1% to the Managing General Partner.

    . Depreciation of lease and well equipment and amortization of organization costs are allocated 99% to the Limited Partners and 1% to the Managing General Partner.

    . All other items of income and expense, with certain limited exceptions, are allocated 90% to the Limited Partners and 10% to the General Partners until payout is achieved. After payout, these items are allocated 75% to the Limited Partners and 25% to the General Partners. Payout occurs on an individual partner basis, and is reached at the point in time when cash distributions to a Limited Partner equal his or her capital contributions made to the Partnership.

    The terms of the Partnership offering called for a subscription price of $100,000 per unit. Fractional units could be sold at the discretion of the Managing General Partner. Subscriptions were received for 65.250 units in the Partnership.

    The General Partners are not required to make any capital contributions to the Partnership, unless there exists a deficit balance in their capital accounts at the time of termination or dissolution of the Partnership. In such case, the General Partners would be required to make a contribution equal to such deficit.

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


  The Partnership is engaged primarily in the acquisition and development of producing oil and gas properties. These activities have occurred in the states of Oklahoma, Nebraska, Wyoming and Colorado.

  Accounting policies employed by the Partnership reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

  Uses of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

  Cash and Cash Equivalents

  For purposes of the statements of cash flows, the Partnership considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

  Property and Equipment

  The Partnership follows the full cost method of accounting for its oil and gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. Net capitalized costs are limited to the estimated future net revenues, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves. Capitalized costs are depleted by an equivalent unit-of-production method, converting gas to oil at the ratio of one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and gas properties unless such disposal significantly alters the relationship between capitalized costs and proved reserves.

  Revenue and Royalty Distributions Payable

  For certain oil and gas properties, the Partnership receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

  sheets. The Partnership accrues revenue for only its net interest in its oil and natural gas properties.

  Gas Balancing

  During the course of normal operations, the Partnership and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. The Partnership follows the sales method of accounting for gas imbalances. A liability is recorded only if the Partnership's excess takes of natural gas volumes exceeds its estimated remaining recoverable reserves. No receivables are recorded for those wells where the Partnership has taken less than its ownership share of gas production.

  Major Purchasers

  The Partnership markets its oil and natural gas production to numerous purchasers under a combination of short-term contracts. During 1996 and 1998, the Partnership's largest two purchasers accounted for approximately 45% and 50%, respectively, and in 1997 its largest single purchaser accounted for 35% of its oil and natural gas revenues. The Partnership does not believe that the loss of any single customer would have a material effect on the results of its operations.

  Commitments and Contingencies

  Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

  Concentration of Credit Risks

  Financial investments that potentially subject the Partnership to credit risk consist primarily of cash and cash equivalents and trade receivables.

  The Partnership maintains its cash and cash equivalents with one major financial institution. At times, such amounts may exceed the FDIC insured limit. The Partnership has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

    Trade receivables subject the Partnership to the potential for credit risk with customers within the oil and gas industry. To reduce risk, the Partnership performs ongoing evaluations of its customers' financial condition, but does not generally require collateral.

2.  Accounts Receivable

    Accounts receivable consisted of the following:

                                                                   December 31,
                                                           -----------------------------  September 30,
                                                               1997           1998             1999
                                                           ------------  ---------------  --------------
                                                                                           (Unaudited)
Oil and natural gas revenue accruals.....................      $437,797         $210,151       $258,462
Other....................................................         2,776            8,475          8,463
                                                               --------         --------       --------
Total....................................................      $440,573         $218,626       $266,925
                                                               ========         ========       ========

3.  Long-Term Debt

    The balances at December 31, 1998 and 1997 consist of a note payable to a bank. These borrowings have been made against a revolving line of credit maturing on October 1, 2000. The established borrowing base available to the Partnership under this credit facility was $600,000 and $600,000 at December 31, 1998 and 1997, respectively. Borrowings bear interest at 1% above a specified prime rate and are collateralized by certain oil and gas properties of the Partnership, as well as guarantees by the Managing and Additional General Partners. The average interest rate under this credit facility outstanding at December 31, 1998 was 7.97%. At December 31, 1998 and 1997, the balances of the revolving line of credit facility were classified as long-term, based on the Partnership's continuing intent and ability to refinance, as evidenced by the renewal of the credit facility in June 1999, extending the maturity date to October 1, 2000.

4.  Income Taxes

    The items of taxable income and expense generated by Partnership operations are includable in the income tax returns of the partners, therefore, no provision or liability for federal or state income taxes is reflected in these financial statements. The Partnership income tax returns, the qualifications of the Partnership as such for tax purposes, and the amount of the Partnership's taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations resulted in changes with respect to the partnership qualification or in changes to taxable partnership income or loss, the tax liability of the partners could change accordingly.

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


5.   Related Party Transactions

     During the years ended December 31, 1998, 1997 and 1996, the Partnership engaged in certain transactions with Coral Reserves Energy Corp., the Managing General Partner of the Partnership, and certain affiliated partnerships, whose Managing General Partner is Coral Reserves, Inc. or Coral Reserves Energy Corp. Coral Reserves, Inc. and Coral Reserves Energy Corp. have common shareholders.

     The Partnership is required to reimburse the Managing General Partner for overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel, or any other overhead expenses which the Managing General Partner deems reasonable. The reimbursement for overhead expenses is limited to a maximum of five percent (5%) of "Distributable Cash", as defined in the Partnership Agreement. Such overhead reimbursements amounted to $50,869, $80,000 and $80,295 for 1998, 1997 and 1996, respectively, and are included in "General and administrative" expenses in the accompanying statements of operations.

     During 1996, the Partnership sold interests in various producing oil and gas properties to Coral Reserves Energy Income Fund 1996 Limited Partnership, an affiliated partnership, for aggregate consideration of $84,064. The Partnership realized a gain of $25,620 on this transaction.

6.   Reduction of Carrying Cost of Oil and Natural Gas Properties

     Under the full cost method of accounting, the net book value of oil and natural gas properties may not exceed a calculated "ceiling." The ceiling limitation is the discounted estimated after-tax future net revenues from proved oil and natural gas properties. In calculating future net revenues, current prices and costs are generally held constant indefinitely. The net book value is compared to the ceiling with any excess written off as an expense. An expense recorded in one period may not be reversed in a subsequent period even though higher oil and natural gas prices may have increased the ceiling applicable to the subsequent period.

     At December 31, 1998, the carrying value of the Partnership's oil and natural gas properties exceeded the full cost ceiling by $244,823. Accordingly, a $245,000 reduction of the carrying value of such properties was recorded.

7.   Oil and Gas Operations

     Costs Incurred

     The following table reflects the costs incurred in oil and gas property acquisition, exploration, and development activities:

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

                                                         Year Ended December 31,                          Nine months ended
                                                ------------------------------------------                   September 30,
                                                                                                             -------------
                                                  1996              1997             1998               1998                 1999
                                                -------          --------          -------            -------               ------
                                                                                                  (Unaudited)         (Unaudited)
Property acquisition costs (proved)            $     -          $      -          $     -            $     -               $    -
Development costs                               30,698           317,038           24,423             21,345                4,429

  Results of Operations for Oil and Gas Producing Activities

  The following table includes revenues and expenses associated directly with the Partnership's oil and gas producing activities. They do not include any allocation of the Partnership's interest costs or general corporate overhead and, therefore are not necessarily indicative of the contribution to net earnings of the Partnership's oil and gas operations.

                                                      Year Ended December 31,               Nine months ended September 30,
                                           ---------------------------------------------  -----------------------------------
                                                1996            1997           1998             1998              1999
                                           --------------  --------------  -------------  ----------------  -----------------
                                                                                            (Unaudited)        (Unaudited)
Oil and natural gas                           $2,470,660      $2,368,201     $1,513,449        $1,203,877         $1,027,586
 sales...................................
Production and operating                        (697,987)       (689,193)      (583,928)         (440,940)          (372,444)
 expenses................................
Depreciation, depletion and                     (645,126)       (539,825)      (517,793)         (370,898)          (303,262)
 amortization............................
Reduction of carrying value of oil and
 gas assets..............................              -               -       (245,000)                -                  -
                                              ----------      ----------     ----------        ----------         ----------
Results of operations for oil and gas
 producing activities....................     $1,127,547      $1,139,183     $  166,728        $  392,039         $  351,880
                                              ==========      ==========     ==========        ==========         ==========
Depreciation, depletion and amortization
 per equivalent MCF of
 production..............................     $     0.60      $     0.64          $0.66        $     0.60         $     0.61
                                              ==========      ==========     ==========        ==========         ==========


8.   Supplemental Information on Oil and Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and gas activities of the Partnership presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities".

     Quantities of Oil and Gas Reserves

     Set forth below is a summary of the changes in the net quantities of crude oil and natural gas and reserves for each of the years in the three-year period ended December 31, 1998. The Partnership's proved reserves were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. The Partnership cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

  more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

  Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

  Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

  The Partnership prepared the estimated reserves as of December 31, 1995, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1995, 1996 and 1997, The Partnership used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1995, 1996 and 1997. The Partnership has estimated its reserves as of December 31, 1995, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1995, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

Changes in Proved Reserves:

                                                                       Oil (Bbls)            Gas (Mcf)
                                                                  --------------------  --------------------
Proved Reserves as of December 31, 1995                                       303,000             6,152,000
  Extensions and discoveries                                                    1,000               133,000
  Production                                                                  (50,000)             (775,000)
  Sale of reserves                                                             (3,000)             (261,000)
                                                                              -------             ---------
Proved Reserves as of December 31, 1996                                       251,000             5,249,000
  Extensions and discoveries                                                    3,000                87,000
  Production                                                                  (44,000)             (573,000)
                                                                              -------             ---------
Proved Reserves as of December 31, 1997                                       210,000             4,763,000
  Extensions and discoveries                                                                         40,000
  Production                                                                  (33,000)             (591,000)
  Sale of reserves                                                            (23,000)             (140,000)
                                                                              -------             ---------
Proved Reserves as of December 31, 1998                                       154,000             4,072,000
                                                                              =======             =========

Proved developed reserves as of:
December 31, 1995                                                             304,000             5,924,000
December 31, 1996                                                             254,000             5,104,000
December 31, 1997                                                             210,000             4,531,000
December 31, 1998                                                             154,000             3,800,000

  Standardized Measure of Discounted Future Net Cash Flows


  The following table reflects the standardized measure of discounted future net cash flows relating to the Partnership's interest in proved reserves:

                                                               1996               1997                1998
                                                         -----------------  -----------------  -------------------
Future cash inflows                                           $23,752,000        $13,837,000          $ 8,884,000
Future production costs                                        (5,570,000)        (4,469,000)          (3,800,000)
Future development costs                                         (330,000)          (330,000)            (330,000)
                                                         -----------------  -----------------  -------------------

Future net cash flows                                          17,852,000          9,038,000            4,754,000
10% discount to reflect timing of cash flows                   (7,670,000)        (3,883,000)          (2,042,000)
                                                         -----------------  -----------------  -------------------
Standardized measure of discounted future net cash
       flows                                                  $10,182,000        $ 5,155,000          $ 2,712,000
                                                         =================  =================  ===================

  Future cash inflows are computed by applying year-end prices (averaging $9.99 per barrel of oil, adjusted for transportation and other charges, and $1.80 per Mcf of gas at December 31, 1998) to the year-end quantities of proved reserves, except where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

        CORAL RESERVES NATURAL GAS INCOME FUND 1993 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


  Future income tax expenses are computed by applying the appropriate statutory rates to the future pre-tax net cash flows relating to proved reserves, net of the tax basis of the properties involved. The future income tax expenses give effect to permanent differences and tax credits, but do not reflect the impact of future operations.

  Principal changes in the standardized measure of discounted future net cash flows attributable to the Partnership's proved reserves are as follows:

                                                                         Year Ended December 31,
                                                       --------------------------------------------------------
                                                               1996               1997               1998
                                                         -----------------  -----------------  -----------------
Beginning balance                                             $ 5,915,000        $10,182,000        $ 5,155,000
Sales of oil and natural gas, net of production costs          (1,773,000)        (1,657,000)          (900,000)
Net changes in prices and production costs                      5,478,000         (4,176,000)        (1,799,000)
Extensions, discoveries, and improved recovery, net of            202,000             93,000             25,000
 future development costs
Sales of reserves in place                                       (401,000)                 -           (155,000)
Accretion of discount                                             592,000          1,018,000            515,000
Other, primarily changes in timing                                169,000           (305,000)          (129,000)
                                                              -----------        -----------        -----------
Ending balance                                                $10,182,000        $ 5,155,000        $ 2,712,000
                                                              ===========        ===========        ===========

                         INDEPENDENT AUDITOR'S REPORT



To the Partners
Coral Reserves 1993 Institutional Limited Partnership
Oklahoma City, Oklahoma


     We have audited the balance sheets of Coral Reserves 1993 Institutional Limited Partnership as of December 31, 1997 and 1998 and the related statements of operations, partners' equity and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Partnership's Managing General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coral Reserves 1993 Institutional Limited Partnership as of December 31, 1997 and 1998, and the results of its operations and its cash flow for each of the years in the three year period ended December 31, 1998 in conformity with generally accepted accounting principles.



                                    William T. Zumwalt, CPA, Inc.


Tulsa, Oklahoma
January 7, 2000

             Coral Reserves 1993 Institutional Limited Partnership

                                Balance Sheets


                                                                                  December 31,
                                                                  ------------------------------------------     September 30,
                                                                         1997                    1998                 1999
                                                                  -------------------       ----------------    ----------------
     Assets                                                                                                        (Unaudited)
    Current assets:
             Cash and cash equivalents                                 $       44,060        $        25,260     $        91,751
             Accounts reveivable, net (Note 2)                                162,495                178,634             122,242
                                                                  -------------------       ----------------     ---------------
                  Total currents assets                                       206,555                203,894             213,933
                                                                  -------------------       ----------------     ---------------

    Property and equipment, at cost, based on the full cost
             method of accounting for oil and gas properties                2,379,564              2,361,098           2,389,543
             Accumulated depreciation, depletion and amortization            (765,815)            (1,015,158)         (1,161,725)
                                                                  -------------------       ----------------     ---------------
                                                                            1,613,749              1,345,940           1,227,818
                                                                  -------------------       ----------------     ---------------

                  Total assets                                         $    1,820,304        $     1,549,834     $     1,441,811
                                                                  ===================       ================     ===============


               Liabilities and Partners' Equity
    Current liabilities:
             Accounts payable                                          $       35,733        $        18,265     $        17,025
             Revenue and royalty distributions payable                          1,821                  3,224               4,211
                                                                  -------------------       ----------------     ---------------
                  Total current liabilities                                    37,554                 21,489              21,236
                                                                  -------------------       ----------------     ---------------

    Long-term debt (Note 3)                                                   236,200                346,500             346,500

    Partners' equity:
             General partners                                                  12,489                 10,570              15,419
             Limited partners                                               1,534,061              1,171,275           1,058,656
                                                                  -------------------       ----------------     ---------------
                  Total partners' equity                                    1,546,550              1,181,845           1,074,075
                                                                  -------------------       ----------------     ---------------

                    Total liablities and partners' equity              $    1,820,304        $     1,549,834     $     1,441,811
                                                                  ===================       ================     ===============


See accompanying notes to financial statements.

             Coral Reserves 1993 Institutional Limited Partnership

                           Statements of Operations


                                                                                                      Nine months ended
                                                       Year ended December 31,                            September 30,
                                             ----------------------------------------------    ------------------------------------
                                                  1996           1997            1998               1998                 1999
                                             -------------   -------------   --------------    --------------        --------------
                                                                                                 (Unaudited)          (Unaudited)
Revenues:
     Oil and gas sales                        $    952,193     $   938,252    $     691,149     $     527,876        $      432,796
     Other income                                    2,058           3,017            3,090             2,391                 1,943
                                             -------------   -------------   --------------    --------------        --------------
        Total revenues                             954,251         941,269          694,239           530,267               434,739
                                             -------------   -------------   --------------    --------------        --------------

Costs and expenses:
     Lease operating                               142,385        122,434           119,979            94,773                79,758
     Production taxes                               70,826         74,213            69,161            45,394                31,613
     Depreciation, depletion and
       amortization\                               255,007        228,730           249,343           187,614               146,567
     General and administrative                     23,636         23,590            21,394            17,201                18,138
     Interest\                                      14,852         19,631            25,336            20,488                23,032
     Reduction of carrying value of oil
       and gas
        Properties (Note 6)                              -              -           100,000                 -                     -
                                            --------------   ------------   ---------------    --------------        --------------
          Total costs and expenses                 506,706        468,598           585,213           365,470               299,108
                                            --------------   ------------   ---------------    --------------        --------------

          Net earnings                        $    447,545     $  472,671     $     109,026     $     164,797        $      135,631
                                            ==============   ============   ===============    ==============        ==============


See accompanying notes to financial statements.

             Coral Reserves 1993 Institutional Limited Partnership

                            Statements of Cash Flow



                                                                                          Nine months ended
                                                    Year  ended December 31,                September 30,
                                              ------------------------------------     -----------------------
                                                 1996         1997         1998           1998         1999
                                              ----------   ----------   ----------     ----------   ----------
                                                                                       (Unaudited)  (Unaudited)
Cash flows from operating activities:
    Net earnings                              $  447,545   $  472,671   $  109,026     $  164,797   $  135,631
    Adjustments to reconcile net earnings
     to net Cash provided by operating
     activities:
       Depreciation, depletion and
        amortization                             255,007      228,730      249,343        187,614      146,567
       Reduction in carrying value of
        oil and gas properties                         -            -      100,000              -            -
       Changes in operating assets and
        liabilities:
          Accounts receivable                     53,602      (21,358)     (16,139)        22,960       56,392
        Increase (decrease) in:
          Accounts payable and Revenue
           and royalties payable                 (31,356)       3,627      (16,065)       (32,516)        (253)
                                              ----------   ----------   ----------     ----------   ----------
Net cash provided by operating activities        724,798      683,670      426,165        342,855      338,337
                                              ----------   ----------   ----------     ----------   ----------

Cash flows from investing activities:
    Proceeds from sales of property and
     equipment                                    53,176            -       47,257         47,257            -
    Purchases of property and equipment         (126,892)     (99,020)    (128,791)      (132,799)     (28,445)
                                              ----------   ----------   ----------     ----------   ----------
Net cash (used) provided by investing
 activities                                      (73,716)     (99,020)     (81,534)       (85,542)     (28,445)
                                              ----------   ----------   ----------     ----------   ----------

Cash flows from financing activities:
    Borrowings from long-term debt               137,200      137,000      151,800        139,800            -
    Repayments of long-term debt                 (65,000)     (60,000)     (41,500)             -            -
    Distributions to partners                   (688,944)    (680,657)    (473,731)      (385,780)    (243,401)
                                              ----------   ----------   ----------     ----------   ----------
Net cash (used) provided by financing
 activities                                     (616,744)    (603,657)    (363,431)      (245,980)    (243,401)
                                              ----------   ----------   ----------     ----------   ----------

Net increase (decrease) in cash and cash
 equivalents                                      34,338      (19,007)     (18,800)        11,333       66,491


Cash and cash equivalents at beginning
 of year                                          28,729       63,067       44,060         44,060       25,260
                                              ----------   ----------   ----------     ----------   ----------

Cash and cash equivalents at end of year      $   63,067   $   44,060   $   25,260     $   55,393   $   91,751
                                              ==========   ==========   ==========     ==========   ==========

Supplemental cash flow information:
    Cash payments for interest                $   14,852   $   19,631   $   25,336     $   20,488   $   23,032
                                              ==========   ==========   ==========     ==========   ==========



See accompanying notes to financial statements.

             Coral Reserves 1993 Institutional Limited Partnership

                        Statements of Partners' Equity

                                                                General           Limited            Total
                                                               Partners'         Partners'          Partners'
                                                                Equity            Equity             Equity
                                                             ------------    ----------------    -------------
        Balance at December 31, 1996                           $    9,896       $   1,744,640    $   1,754,536

        Net Earnings                                               87,675             384,996          472,671
        Distributions to partners                                 (85,082)           (595,575)        (680,657)
                                                             ------------    ----------------    -------------

        Balance at December 31, 1997                               12,489           1,534,061        1,546,550

        Net Earnings                                               57,298              51,728          109,026
        Distributions to partners                                 (59,217)           (414,514)        (473,731)
                                                             ------------    ----------------    -------------

        Balance at December 31, 1998                               10,570           1,171,275        1,181,845

        Net Earnings (unaudited)                                   35,274             100,357          135,631
        Distributions to partners (unaudited)                     (30,425)           (212,976)        (243,401)
                                                             ------------    ----------------    -------------

        Balance at September 30, 1999 (unaudited)              $   15,419       $   1,058,656    $   1,074,075
                                                             ============    ================    =============



See accompanying notes to financial statements.

             CORAL RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                       December 31, 1996, 1997 and 1998
           (Information insofar as it relates to September 30, 1999
      or the nine months ended September 30, 1998 and 1999 is unaudited)


1.   Summary of Significant Accounting Policies

     Organization and Business Activity

     Coral Reserves Natural Gas Income Fund 1993-I Limited Partnership ("Partnership") is organized as an Oklahoma limited partnership. Coral Reserves, Inc., an Oklahoma corporation, and its two principal stockholders serve as Managing General Partner and Additional General Partners, respectively. The remaining 21 participants are limited partners.

     By the terms of the Amended and Restated Agreement of Limited Partnership ("Partnership Agreement"), revenues, costs and expenses are allocated among the partners as follows:

        . The allowance for cost depletion is allocated 99% to the Limited Partners and 1% to the Managing General Partner.

        . Depreciation of lease and well equipment and amortization of organization costs are allocated 99% to the Limited Partners and 1% to the Managing General Partner.

        . All other items of income and expense, with certain limited exceptions, are allocated 87.50% to the Limited Partners and 12.50% to the General Partners.

     The terms of the Partnership offering called for a subscription price of $500,000 per unit. Fractional units could be sold at the discretion of the Managing General Partner. Subscriptions were received for 4.725 units in the Partnership.

     The General Partners are not required to make any capital contributions to the Partnership, unless there exists a deficit balance in their capital accounts at the time of termination or dissolution of the Partnership. In such case, the General Partners would be required to make a contribution equal to such deficit.

     The Partnership is engaged primarily in the acquisition and development of producing oil and gas properties. These activities have occurred in the states of Oklahoma, Nebraska, Wyoming and New Mexico.

            CANAAN RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     Accounting policies employed by the Partnership reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

     Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

     Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Partnership considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

     Property and Equipment

     The Partnership follows the full cost method of accounting for its oil and gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. Net capitalized costs are limited to the estimated future net revenues, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves. Capitalized costs are depleted by an equivalent unit-of-production method, converting gas to oil at the ratio of one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and gas properties unless such disposal significantly alters the relationship between capitalized costs and proved reserves.

     Revenue and Royalty Distributions Payable

     For certain oil and gas properties, the Partnership receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance sheets. The Partnership accrues revenue for only its net interest in its oil and natural gas properties.

            CANAAN RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     Gas Balancing

     During the course of normal operations, the Partnership and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. The Partnership follows the sales method of accounting for gas imbalances. A liability is recorded only if the Partnership's excess takes of natural gas volumes exceeds its estimated remaining recoverable reserves. No receivables are recorded for those wells where the Partnership has taken less than its ownership share of gas production.

     Major Purchasers

     The Partnership markets its oil and natural gas production to numerous purchasers under a combination of short-term contracts. During 1996 and 1997 the Partnership's largest single purchaser accounted for approximately 10% and 20%, respectively, and during 1998 the Partnership's largest two purchasers accounted for 30% of its oil and natural gas revenues. The Partnership does not believe that the loss of any single customer would have a material effect on the results of its operations.

     Commitments and Contingencies

     Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

     Concentration of Credit Risks

     Financial investments that potentially subject the Partnership to credit risk consist primarily of cash and cash equivalents and trade receivables.

     The Partnership maintains its cash and cash equivalents with one major financial institution. At times, such amounts may exceed the FDIC insured limit. The Partnership has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

     Trade receivables subject the Partnership to the potential for credit risk with customers within the oil and gas industry. To reduce risk, the Partnership performs ongoing evaluations of its customers' financial condition, but does not generally require collateral.

            CANAAN RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


2.  Accounts Receivable

    Accounts receivable consisted of the following:

                                                December 31,
                                             ------------------   September 30,
                                              1997        1998        1999
                                           ----------  ----------  ----------
                                                                   (Unaudited)
Oil and natural gas revenue accruals.....  $  158,764  $  160,187  $  109,169
Other....................................       3,731      18,447      13,073
                                           ----------  ----------  ----------

Total....................................  $  162,495  $  178,634  $  122,242
                                           ==========  ==========  ==========

3.  Long-Term Debt

    The balances at December 31, 1998 and 1997 consist of a note payable to a bank. These borrowings have been made against a revolving line of credit maturing on October 1, 2000. The established borrowing base available to the Partnership under this credit facility was $500,000 and $300,000 at December 31, 1998 and 1997, respectively. Borrowings bear interest at 1% above a specified prime rate and are collateralized by certain oil and gas properties of the Partnership, as well as guarantees by the Managing and Additional General Partners. The average interest rate under this credit facility outstanding at December 31, 1998 was 7.57%. At December 31, 1998 and 1997, the balances of the revolving line of credit facility were classified as long-term, based on the Partnership's continuing intent and ability to refinance, as evidenced by the renewal of the credit facility in June, 1999, extending the maturity date to October 1, 2000.

4.  Income Taxes

    The items of taxable income and expense generated by Partnership operations are includable in the income tax returns of the partners, therefore, no provision or liability for federal or state income taxes is reflected in these financial statements. The Partnership income tax returns, the qualifications of the Partnership as such for tax purposes, and the amount of the Partnership's taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations resulted in changes with respect to the partnership qualification or in changes to taxable partnership income or loss, the tax liability of the partners could change accordingly.

            CANAAN RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


5.  Related Party Transactions

    During the years ended December 31, 1998, 1997 and 1996, the Partnership engaged in certain transactions with Coral Reserves, Inc., the Managing General Partner of the Partnership, and certain affiliated partnerships, whose Managing General Partner is Coral Reserves, Inc. or Coral Reserves Energy Corp. Coral Reserves, Inc. and Coral Reserves Energy Corp. have common shareholders.

    The Partnership is required to reimburse the Managing General Partner for overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel, or any other overhead expenses which the Managing General Partner deems reasonable. The reimbursement for overhead expenses is limited to a maximum of three percent (3%) of "Distributable Cash", as defined in the Partnership Agreement. Such overhead reimbursements amounted to $13,580, $20,611 and $21,722 for 1998, 1997 and 1996, respectively, and are included in "General and administrative" expenses in the accompanying statements of operations.

    During 1996, the Partnership sold interests in various producing oil and gas properties to Coral Reserves Energy Income Fund 1996 Limited Partnership, an affiliated partnership, for aggregate consideration of $26,712. The Partnership realized a gain of $15,690 on this transaction.

    Effective January 1, 1994, the Partnership purchased for $106,123 the rights to consulting fees paid by Coral Reserves Natural Gas Income Fund 1991 Limited Partnership ("Coral 1991") to the Selling Agent of Coral 1991. The fees are paid by Coral 1991 for services performed by the Selling Agent, and consist of 1 1/2% of Coral 1991's gross annual revenues, plus 1% of monthly distributable cash before payout and an additional 1% after payout. The sole exception to this fee structure as purchased is that the Selling Agent will retain the additional 1% after payout interest in Partnership monthly distributable cash. Revenues received by the Partnership under this arrangement totaled $18,603, $22,191 and $20,557 for the years ended December 31, 1998, 1997 and 1996, respectively.

6.  Reduction of Carrying Cost of Oil and Natural Gas Properties

    Under the full cost method of accounting, the net book value of oil and natural gas properties may not exceed a calculated "ceiling." The ceiling limitation is the discounted estimated after-tax future net revenues from proved oil and natural gas properties. In calculating future net revenues, current prices and costs are generally held constant indefinitely. The net book value is compared to the ceiling with any excess written off as an expense. An expense recorded in one period may not be

            CANAAN RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


    reversed in a subsequent period even though higher oil and natural gas prices may have increased the ceiling applicable to the subsequent period.

    At December 31, 1998, the carrying value of the Partnership's oil and natural gas properties exceeded the full cost ceiling by $99,640. Accordingly, a $100,000 reduction of the carrying value of such properties was recorded.

7.  Oil and Gas Operations

    Costs Incurred

    The following table reflects the costs incurred in oil and gas property acquisition, exploration, and development activities:

                                                                                Nine months ended
                                                  Year Ended December 31,          September 30,
                                                  -----------------------          -------------
                                                  1996      1997      1998        1998       1999
                                                -------   -------   -------      ------     ------
                                                                              (Unaudited) (Unaudited)
Property acquisition costs (proved)            $      -  $      -  $      -     $     -    $     -
Development costs                                61,069    89,630   117,820      31,171      3,865

    Results of Operations for Oil and Gas Producing Activities

    The following table includes revenues and expenses associated directly with the Partnership's oil and gas producing activities. They do not include any allocation of the Partnership's interest costs or general corporate overhead and, therefore are not necessarily indicative of the contribution to net earnings of the Partnership's oil and gas operations.

                                                                                                  Nine months ended
                                                        Year Ended December 31,                      September 30,
                                           -------------------------------------------------     ---------------------
                                                 1996              1997            1998            1998            1999
                                           -----------------  --------------  --------------  --------------  --------------
                                                                                               (Unaudited)     (Unaudited)
Oil and natural gas sales                         $ 952,193       $ 938,252       $ 691,149       $ 527,876       $ 432,796
Production and operating expenses                  (213,211)       (196,647)       (189,140)       (140,167)       (111,371)
Depreciation, depletion and amortization           (255,007)       (228,730)       (249,343)       (187,614)       (146,567)
Reduction of carrying value of oil and                    -               -        (100,000)              -               -
 gas assets                                       ---------       ---------       ---------       ---------       ---------
Results of operations for oil and gas             $ 483,975       $ 512,875       $ 152,666       $ 200,095       $ 174,858
 producing activities                             =========       =========       =========       =========       =========
Depreciation, depletion and amortization          $    0.69       $    0.67           $0.72       $    0.73       $    0.69
 per equivalent MCF of production                 =========       =========       =========       =========       =========

            CANAAN RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


8.  Supplemental Information on Oil and Gas Operations (Unaudited)

    The following supplemental unaudited information regarding the oil and gas activities of the Partnership presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities".

    Quantities of Oil and Gas Reserves

    Set forth below is a summary of the changes in the net quantities of crude oil and natural gas and reserves for each of the years in the three-year period ended December 31, 1998. The Partnership's proved reserves were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. The Partnership cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

    Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

    Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

    The Partnership prepared the estimated reserves as of December 31, 1995, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1995, 1996 and 1997, The Partnership used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1995, 1996 and 1997. The Partnership has estimated its reserves as of December 31, 1995, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on

            CANAAN RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


    additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1995, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

    Changes in Proved Reserves:

                                                                       Oil (Bbls)            Gas (Mcf)
                                                                  --------------------  --------------------
Proved Reserves as of December 31, 1995                                       108,000             2,462,000
  Extensions and discoveries                                                        -                63,000
  Production                                                                  (16,000)             (276,000)
  Sale of reserves                                                             (2,000)              (99,000)
                                                                              -------             ---------
Proved Reserves as of December 31, 1996                                        90,000             2,150,000
  Extensions and discoveries                                                        -               216,000
  Production                                                                  (14,000)             (260,000)
                                                                              -------             ---------
Proved Reserves as of December 31, 1997                                        76,000             2,106,000
  Extensions and discoveries                                                        -                 8,000
  Production                                                                  (11,000)             (278,000)
  Sale of reserves                                                             (8,000)              (47,000)
                                                                              -------             ---------
  Proved Reserves as of December 31, 1998                                      57,000             1,789,000
                                                                              =======             =========

Proved developed reserves as of:
December 31, 1995                                                             108,000             2,694,000
December 31, 1996                                                              90,000             2,320,000
December 31, 1997                                                              76,000             2,060,000
December 31, 1998                                                              57,000             1,735,000

    Standardized Measure of Discounted Future Net Cash Flows


    The following table reflects the standardized measure of discounted future net cash flows relating to the Partnership's interest in proved reserves:

                                                               1996               1997                1998
                                                         -----------------  -----------------  -------------------
Future cash inflows                                           $10,106,000        $ 6,113,000          $ 3,862,000
Future production costs                                        (1,546,000)        (1,409,000)          (1,482,000)
Future development costs                                         (102,000)          (102,000)            (102,000)
                                                              -----------        -----------          -----------

Future net cash flows                                           8,458,000          4,602,000            2,278,000
10% discount to reflect timing of cash flows                   (3,462,000)        (1,884,000)            (932,000)
                                                              -----------        -----------          -----------
Standardized measure of discounted future net cash
       flows                                                  $ 4,996,000        $ 2,718,000          $ 1,346,000
                                                              ===========        ===========          ===========

            CANAAN RESERVES 1993 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


    Future cash inflows are computed by applying year-end prices (averaging $9.90 per barrel of oil, adjusted for transportation and other charges, and $1.84 per Mcf of gas at December 31, 1998) to the year-end quantities of proved reserves, except where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

    Future income tax expenses are computed by applying the appropriate statutory rates to the future pre-tax net cash flows relating to proved reserves, net of the tax basis of the properties involved. The future income tax expenses give effect to permanent differences and tax credits, but do not reflect the impact of future operations.

    Principal changes in the standardized measure of discounted future net cash flows attributable to the Partnership's proved reserves are as follows:

                                                                          Year Ended December 31,
                                                         ---------------------------------------------------------
                                                               1996                1997                1998
                                                         -----------------  ------------------  ------------------
Beginning balance                                              $2,884,000         $ 4,996,000         $ 2,718,000
Sales of oil and natural gas, net of production costs            (739,000)           (731,000)           (490,000)
Net changes in prices and production costs                      2,643,000          (2,071,000)         (1,030,000)
Extensions, discoveries, and improved recovery, net of            117,000             225,000               6,000
 future development costs
Sales of reserves in place                                       (211,000)                  -             (58,000)
Accretion of discount                                             288,000             500,000             272,000
Other, primarily changes in timing                                 14,000            (201,000)            (72,000)
                                                               ----------         -----------         -----------
Ending balance                                                 $4,996,000         $ 2,718,000         $ 1,346,000
                                                               ==========         ===========         ===========

                         INDEPENDENT AUDITOR'S REPORT




To the Partners
Coral Reserves Energy Income Fund
     1995 Limited Partnership
Oklahoma City, Oklahoma


     We have audited the balance sheets of Coral Reserves Energy Income Fund 1995 Limited Partnership as of December 31, 1997 and 1998 and the related statements of operations, partners' equity and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Partnership's Managing General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coral Reserves Energy Income Fund 1995 Limited Partnership as of December 31, 1997 and 1998, and the results of its operations and its cash flow for each of the years in the three year period ended December 31, 1998 in conformity with generally accepted accounting principles.



                                   William T. Zumwalt, CPA, Inc.


Tulsa, Oklahoma
January 7, 2000

          Coral Reserves Energy Income Fund 1995 Limited Partnership

                                Balance Sheets


                                                                       December 31,                       September 30,
                                                        -------------------------------------------
                                                                 1997                   1998                  1999
                                                        -------------------    --------------------    ----------------
                                                                                                          (Unaudited)
Assets
Current assets:
        Cash and cash equivalents                               $   664,421             $   522,748         $   388,408
        Accounts receivable, net (Note 2 )                          439,061                 271,488             370,452
        Inventories                                                   3,731                   4,251               2,192
                                                        -------------------    --------------------    ----------------
             Total current assets                                 1,107,213                 798,487             761,052
                                                        -------------------    --------------------    ----------------

Property and equipment, at cost, based on the full cost
        method of accounting for oil and gas properties            4,712,485               4,847,201           5,013,721
        Accumulated depreciation, depletion and
        amortization                                             (1,161,802)             (1,635,657)         (1,995,346)
                                                        -------------------    --------------------    ----------------
                                                                  3,550,683               3,211,544           3,018,375
                                                        -------------------    --------------------    ----------------

Other assets                                                          1,600                     800                 200
                                                        -------------------    --------------------    ----------------

             Total assets                                       $ 4,659,496             $ 4,010,831         $ 3,779,627
                                                        ===================    ====================    ================


        Liabilities and Partners' Equity
Current liabilities:
        Accounts payable                                        $    50,471             $    40,237         $    35,209
        Revenue and royalty distributions payable                    23,863                  23,874              24,321
                                                        -------------------    --------------------    ----------------
             Total current liabilities                               74,334                  64,111              59,530
                                                        -------------------    --------------------    ----------------

Partners' equity:
        General partners                                             29,968                  13,606              26,971
        Limited partners                                          4,555,194               3,933,114           3,693,126
                                                        -------------------    --------------------    ----------------
             Total partners' equity                               4,585,162               3,946,720           3,720,097
                                                        -------------------    --------------------    ----------------

             Total liabilities and partners' equity             $ 4,659,496             $ 4,010,831         $ 3,779,627
                                                        ===================    ====================    ================

See accompanying notes to financial statements.

          Coral Reserves Energy Income Fund 1995 Limited Partnership

                           Statements of Operations

                                                                                                        Nine months ended
                                                         Year  ended December 31,                         September 30,
                                ---------------------------------------------------------   --------------------------------------
                                     1996                1997                 1998                 1998                   1999
                                ---------------   -----------------   -------------------   ---------------         --------------
                                                                                                (Unaudited)             (Unaudited)
Revenues:
     Oil and gas sales               $1,919,124          $2,142,877            $1,553,143        $1,208,836             $1,243,881
     Other income                        51,481              46,712                30,940            22,784                 17,764
                                ---------------   -----------------   -------------------   ---------------         --------------
       Total revenues                 1,970,605           2,189,589             1,584,083         1,231,620              1,261,645
                                ---------------   -----------------   -------------------   ---------------         --------------
Costs and expenses:
     Lease operating                    348,252             371,371               342,852           254,868                252,701
     Production taxes                   130,104             153,336               110,949            78,074                 92,958
     Depreciation, depletion and        434,878             469,181               474,655           360,832                360,289
      amortization
     General and administrative          93,941             108,651               100,674            80,059                 78,953
                                ---------------   -----------------   -------------------   ---------------         --------------
       Total costs and expenses       1,007,175           1,102,539             1,029,130           773,833                784,901
                                ---------------   -----------------   -------------------   ---------------         --------------

       Net earnings                  $  963,430          $1,087,050            $  554,953        $  457,787             $  476,744
                                ===============   =================   ===================   ===============         ==============



See accompanying notes to financial statements.

          Coral Reserves Energy Income Fund 1995 Limited Partnership

                            Statements of Cash Flow

                                                                                                            Nine months ended
                                                                Year ended December 31,                       September 30,
                                                   ---------------------------------------------   --------------------------------
                                                        1996             1997            1998          1998                 1999
                                                   -------------     ------------    -----------   ------------        ------------
                                                                                                   (Unaudited)          (Unaudited)
Cash flows from operating activities:

     Net earnings                                  $   963,430      $ 1,087,050     $   554,953      $ 457,787          $ 476,744
     Adjustments to reconcile net earnings to net
       cash provided by operating activities:
         Depreciation, depletion and amortization       434,878          469,181        474,655        360,832            360,289

         Changes in operating assets and liabilities:
           Accounts receivable                         (190,206)          17,153        167,573        160,848            (98,964)
           Inventories                                  (12,809)           9,078           (520)          (122)             2,059
         Increase (decrease) in:
           Accounts payable and Revenue and royalties
                Payable                                 (72,669)          20,937        (10,223)       (42,385)            (4,581)
                                                   -------------     ------------    -----------   ------------       -------------
Net cash  provided by operating activities            1,122,624        1,603,399      1,186,438        936,960            735,547
                                                   -------------     ------------    -----------   ------------       -------------


Cash flows from investing activities:
     Proceeds from sales of property and equipment       23,302           23,540              -              -                  -
     Purchases of property and equipment             (1,098,497)        (557,762)      (134,716)      (117,032)          (166,520)
     Increase in other assets                                 -                -              -              -                  -
                                                   -------------     ------------    -----------   ------------       -------------
Net cash (used) provided by investing activities     (1,075,195)        (534,222)      (134,716)      (117,032)          (166,520)
                                                   -------------     ------------    -----------   ------------       -------------
Cash flows from financing activities:
     Distributions to partners                       (1,210,056)      (1,502,438)    (1,193,395)      (979,094)          (703,367)
                                                   -------------     ------------    -----------   ------------       -------------
Net cash (used) provided by financing activities     (1,210,056)      (1,502,438)    (1,193,395)      (979,094)          (703,367)
                                                   -------------     ------------    -----------   ------------       -------------

Net increase (decrease) in cash and cash equivalents (1,162,627)        (433,261)      (141,673)      (159,166)          (134,340)

Cash and cash equivalents at beginning of year        2,260,309        1,097,682        664,421        664,421            522,748
                                                   -------------     ------------    -----------   ------------       -------------

Cash and cash equivalents at end of year            $ 1,097,682      $   664,421    $   522,748      $ 505,255          $ 388,408
                                                   =============     ============    ===========   ============       =============

See accompanying notes to financial statements.

          Coral Reserves Energy Income Fund 1995 Limited Partnership

                        Statements of Partners' Equity

                                                         General                Limited              Total
                                                        Partners'              Partners'           Partners'
                                                          Equity                Equity              Equity
                                                  -------------------    ------------------    --------------
Balance at December 31, 1996                               $  24,588           $ 4,975,962       $ 5,000,550

        Net Earnings                                         155,624               931,426         1,087,050
        Distributions to partners                           (150,244)           (1,352,194)       (1,502,438)
                                                  -------------------    ------------------    --------------

Balance at December 31, 1997                                  29,968             4,555,194         4,585,162

        Net Earnings                                         102,977               451,976           554,953
        Distributions to partners                           (119,339)           (1,074,056)       (1,193,395)
                                                  -------------------    ------------------    --------------

Balance at December 31, 1998                                  13,606             3,933,114         3,946,720

        Net Earnings (unaudited)                              83,702               393,042           476,744
        Distributions to partners (unaudited)                (70,337)             (633,030)         (703,367)
                                                  -------------------    ------------------    --------------

Balance at September 30, 1999 (unaudited)                  $  26,971           $ 3,693,126       $ 3,720,097
                                                  ===================    ==================    ==============

See accompanying notes to financial statements.

          CORAL RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                       December 31, 1996, 1997 and 1998
           (Information insofar as it relates to September 30, 1999
      or the nine months ended September 30, 1998 and 1999 is unaudited)


1.   Summary of Significant Accounting Policies

     Organization and Business Activity

     Coral Reserves Energy Income Fund 1995 Limited Partnership ("Partnership") is organized as an Oklahoma limited partnership. Coral Reserves Energy Corp., an Oklahoma corporation, and its two principal stockholders serve as Managing General Partner and Additional General Partners, respectively. The remaining 196 participants are limited partners.

     By the terms of the Amended and Restated Agreement of Limited Partnership ("Partnership Agreement"), revenues, costs and expenses are allocated among the partners as follows:

           . The allowance for cost depletion is allocated 99% to the Limited Partners and 1% to the Managing General Partner.

           . Depreciation of lease and well equipment and amortization of organization costs are allocated 99% to the Limited Partners and 1% to the Managing General Partner.

           . All other items of income and expense, with certain limited exceptions, are allocated 90% to the Limited Partners and 10% to the General Partners until payout is achieved. After payout, these items are allocated 75% to the Limited Partners and 25% to the General Partners. Payout occurs on an individual partner basis, and is reached at the point in time when cash distributions to a Limited Partner equal his or her capital contributions made to the Partnership.

     The terms of the Partnership offering called for a subscription price of $100,000 per unit. Fractional units could be sold at the discretion of the Managing General Partner. Subscriptions were received for 68.050 units in the Partnership.

     The General Partners are not required to make any capital contributions to the Partnership, unless there exists a deficit balance in their capital accounts at the time of termination or dissolution of the Partnership. In such case, the General Partners would be required to make a contribution equal to such deficit.

          CANAAN RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     The Partnership is engaged primarily in the acquisition and development of producing oil and gas properties. These activities have occurred in the states of Oklahoma, Arkansas and Wyoming.

     Accounting policies employed by the Partnership reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

     Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

     Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Partnership considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

     Property and Equipment

     The Partnership follows the full cost method of accounting for its oil and gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. Net capitalized costs are limited to the estimated future net revenues, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves. Capitalized costs are depleted by an equivalent unit-of-production method, converting gas to oil at the ratio of one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and gas properties unless such disposal significantly alters the relationship between capitalized costs and proved reserves.

     Revenue and Royalty Distributions Payable

     For certain oil and gas properties, the Partnership receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance

          CANAAN RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     sheets. The Partnership accrues revenue for only its net interest in its oil and natural gas properties.

     Gas Balancing

     During the course of normal operations, the Partnership and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. The Partnership follows the sales method of accounting for gas imbalances. A liability is recorded only if the Partnership's excess takes of natural gas volumes exceeds its estimated remaining recoverable reserves. No receivables are recorded for those wells where the Partnership has taken less than its ownership share of gas production.

     Major Purchasers

     The Partnership markets its oil and natural gas production to numerous purchasers under a combination of short-term contracts. During 1996 and 1997, the Partnership's largest single purchaser accounted for approximately 50% in both years and, during 1998 the Partnership's largest three purchasers accounted for 70% of its oil and natural gas revenues. The Partnership does not believe that the loss of any single customer would have a material effect on the results of its operations.

     Commitments and Contingencies

     Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

     Concentration of Credit Risks

     Financial investments that potentially subject the Partnership to credit risk consist primarily of cash and cash equivalents and trade receivables.

     The Partnership maintains its cash and cash equivalents with one major financial institution. At times, such amounts may exceed the FDIC insured limit. The Partnership has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk. At December 31, 1998, a significant concentration of credit risk existed with respect to $522,748 deposited with one financial institution.

          CANAAN RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     Trade receivables subject the Partnership to the potential for credit risk with customers within the oil and gas industry. To reduce risk, the Partnership performs ongoing evaluations of its customers' financial condition, but does not generally require collateral.


2.   Accounts Receivable

     Accounts receivable consisted of the following:

                                                  December 31,    September 30,
                                                  ------------
                                               1997         1998        1999
                                               ----         ----        ----
                                                                     (Unaudited)

Oil and natural gas revenue accruals...      $438,902     $267,961    $370,452
Other..................................           159        3,527           -
                                             --------     --------    --------
Total..................................      $439,061     $271,488    $370,452
                                             ========     ========    ========
3.   Long-Term Debt

     A revolving line of credit maturing on October 1, 2000, was established in September 1999. Borrowings bear interest at 1% above a specified prime rate and are collateralized by certain oil and gas properties of the Partnership, as well as guarantees by the Managing and Additional General Partners. The borrowing base available to the Partnership under this credit facility is $2,000,000. No borrowings have been made under this line of credit as of September 30, 1999.

4.   Income Taxes

     The items of taxable income and expense generated by Partnership operations are includable in the income tax returns of the partners, therefore, no provision or liability for federal or state income taxes is reflected in these financial statements. The Partnership income tax returns, the qualifications of the Partnership as such for tax purposes, and the amount of the Partnership's taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations resulted in changes with respect to the partnership qualification or in changes to taxable partnership income or loss, the tax liability of the partners could change accordingly.


5.   Related Party Transactions

     During the years ended December 31, 1998, 1997 and 1996, the Partnership engaged in certain transactions with Coral Reserves Energy Corp., the Managing General Partner of the Partnership

          CANAAN RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     The Partnership is required to reimburse the Managing General Partner for overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel, or any other overhead expenses which the Managing General Partner deems reasonable. The reimbursement for overhead expenses is limited to a maximum of five percent (5%) of "Distributable Cash", as defined in the Partnership Agreement. Such overhead reimbursements amounted to $58,639, $78,659 and $67,684 for 1998, 1997 and 1996, respectively, and are included in "General and administrative" expenses in the accompanying statements of operations.

6.   Oil and Gas Operations

     Costs Incurred

     The following table reflects the costs incurred in oil and gas property acquisition, exploration, and development activities:

                                                                                        Nine months ended
                                                 Year Ended December 31,                   September 30,
                                                 -----------------------                   -------------
                                             1996             1997             1998             1998               1999
                                             ----             ----             ----             ----               ----
                                                                                              (Unaudited)       (Unaudited)
Property acquisition costs (proved)      $978,679         $      -         $      -          $     -           $      -
Development costs                          13,952          500,780          117,707           70,881            188,052


     Results of Operations for Oil and Gas Producing Activities

     The following table includes revenues and expenses associated directly with the Partnership's oil and gas producing activities. They do not include any allocation of the Partnership's interest costs or general corporate overhead and, therefore are not necessarily indicative of the contribution to net earnings of the Partnership's oil and gas operations.

                                                                                              Nine months ended
                                                 Year Ended December 31,                        September 30,
                                                 -----------------------                        -------------
                                           1996            1997            1998             1998              1999
                                           ----            ----            ----             ----              ----
                                                                                          (Unaudited)       (Unaudited)
Oil and natural gas sales                  $1,919,124      $2,142,877      $1,553,143        $1,208,836        $1,243,881
Production and operating expenses            (478,356)       (524,707)       (453,801)         (332,942)         (345,659)
Depreciation, depletion and amortization     (434,878)       (469,181)       (474,665)         (360,832)         (360,289)
                                            ----------     -----------      ----------        ----------        ----------
Results of operations for oil and gas
producing activities                       $1,005,890      $1,148,989      $  624,677        $  515,602        $  537,933
                                           ===========     ===========      ==========        ==========        ==========
Depreciation, depletion and amortization
per equivalent MCF of production           $     0.52      $     0.57      $     0.59        $     0.58        $     0.61
                                           ===========     ===========      ==========        ==========        ==========

          CANAAN RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


7.   Supplemental Information on Oil and Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and gas activities of the Partnership presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities".

     Quantities of Oil and Gas Reserves

     Set forth below is a summary of the changes in the net quantities of crude oil and natural gas and reserves for each of the years in the three-year period ended December 31, 1998. The Partnership's proved reserves were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. The Partnership cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

     The Partnership prepared the estimated reserves as of December 31, 1995, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1995, 1996 and 1997, The Partnership used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1995, 1996 and 1997. The Partnership has estimated its reserves as of December 31, 1995, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on

          CANAAN RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1995, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

     Changes in Proved Reserves:

                                                      Oil (Bbls)      Gas (Mcf)
                                                      ----------     ----------
     Proved Reserves as of December 31, 1995           183,000        5,368,000
           Purchases of reserves                        75,000        2,412,000
           Production                                  (26,000)        (676,000)
           Sale of reserves                                  -          (25,000)
                                                      ----------     ----------
     Proved Reserves as of December 31, 1996           232,000        7,079,000
           Extensions and discoveries                   18,000          132,000
           Production                                  (28,000)        (655,000)
                                                      ----------     ----------
     Proved Reserves as of December 31, 1997           222,000        6,556,000
           Production                                  (26,000)        (654,000)
                                                      ----------     ----------
     Proved Reserves as of December 31, 1998           196,000        5,902,000
                                                      ==========      ==========

     Proved developed reserves as of:
     December 31, 1995                                 199,000        5,064,000
     December 31, 1996                                 246,000        6,116,000
     December 31, 1997                                 217,000        5,461,000
     December 31, 1998                                 191,000        4,806,000


     Standardized Measure of Discounted Future Net Cash Flows


     The following table reflects the standardized measure of discounted future net cash flows relating to the Partnership's interest in proved reserves:

                                                                 1996               1997                1998
                                                                 ----               ----                ----
Future cash inflows                                          $ 30,089,000        $17,704,000          $12,402,000
Future production costs                                        (5,392,000)        (4,420,000)          (5,083,000)
Future development costs                                         (930,000)          (930,000)            (930,000)
                                                             -------------       ------------         ------------

Future net cash flows                                          23,767,000         12.354,000            6,389,000
10% discount to reflect timing of cash flows                  (10,307,000)        (5,358,000)          (2,771,000)
                                                             -------------       ------------         ------------
Standardized measure of discounted future net cash
       flows                                                 $ 13,460,000        $ 6,996,000          $ 3,618,000
                                                             =============       ============         ============

          CANAAN RESERVES ENERGY INCOME FUND 1995 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     Future cash inflows are computed by applying year-end prices (averaging $10.03 per barrel of oil, adjusted for transportation and other charges, and $1.77 per Mcf of gas at December 31, 1998) to the year-end quantities of proved reserves, except where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

     Future income tax expenses are computed by applying the appropriate statutory rates to the future pre-tax net cash flows relating to proved reserves, net of the tax basis of the properties involved. The future income tax expenses give effect to permanent differences and tax credits, but do not reflect the impact of future operations.

     Principal changes in the standardized measure of discounted future net cash flows attributable to the Partnership's proved reserves are as follows:

                                                                         Year Ended December 31,
                                                       --------------------------------------------------------
                                                               1996               1997               1998
                                                         -----------------  -----------------  -----------------
Beginning balance                                             $ 4,556,000        $13,460,000        $ 6,996,000
Sales of oil and natural gas, net of production costs          (1,441,000)        (1,585,000)        (1,046,000)
Net changes in prices and production costs                      5,293,000         (5,816,000)        (2,786,000)
Extensions, discoveries, and improved recovery, net of
 future development costs                                               -            251,000                  -
Purchases of reserves, net of future development costs          4,466,000                  -                  -
Sales of reserves in place                                        (40,000)                 -                  -
Accretion of discount                                             456,000          1,346,000            700,000
Other, primarily changes in timing                                170,000           (660,000)          (246,000)
                                                              -----------        -----------        -----------
Ending balance                                                $13,460,000        $ 6,996,000        $ 3,618,000
                                                              ===========        ===========        ===========

                         INDEPENDENT AUDITOR'S REPORT



To the Partners
Coral Reserves Energy Income Fund
       1996 Limited Partnership
Oklahoma City, Oklahoma


     We have audited the balance sheets of Coral Reserves Energy Income Fund 1996 Limited Partnership as of December 31, 1997 and 1998 and the related statements of operations, partners' equity and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Partnership's Managing General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coral Reserves Energy Income Fund 1996 Limited Partnership as of December 31, 1997 and 1998, and the results of its operations and its cash flow for each of the years in the three year period ended December 31, 1998 in conformity with generally accepted accounting principles.



                                       William T. Zumwalt, CPA, Inc.


Tulsa, Oklahoma
January 7, 2000

          Coral Reserves Energy Income Fund 1996 Limited Partnership

                                Balance Sheets

                                                                               December 31,                     September 30,
                                                             ----------------------------------------------
                                                                       1997                     1998                   1999
                                                             ---------------------    ---------------------    -----------------
Assets                                                                                                            (Unaudited)
    Current assets:
          Cash and cash equivalents                                     $5,037,055               $1,274,867          $    38,354
          Accounts receivable, net (Note 2 )                               355,950                  271,512              329,501
                                                             ---------------------    ---------------------    -----------------
             Total current assets                                        5,393,005                1,546,379              367,855
                                                             ---------------------    ---------------------    -----------------
    Property and equipment, at cost, based on the full cost
          method of accounting for oil and gas properties                2,669,850                5,467,383            5,710,322
          Accumulated depreciation, depletion and amortization            (190,896)                (699,904)          (1,111,168)
                                                             ---------------------    ---------------------    -----------------
                                                                         2,478,954                4,767,479            4,599,154
                                                             ---------------------    ---------------------    -----------------

    Notes Receivable (Note 3)                                                    -                        -            2,990,000
    Other assets                                                             2,733                    1,933                1,333
                                                             ---------------------    ---------------------    -----------------

             Total assets                                               $7,874,692               $6,315,791          $ 7,958,342
                                                             =====================    =====================    =================


          Liabilities and Partners' Equity
    Current liabilities:
          Accounts payable                                              $   67,779               $   59,158          $    31,876
          Revenue and royalty distributions payable                         47,009                   12,711               12,118
                                                             ---------------------    ---------------------    -----------------
             Total current liabilities                                     114,788                   71,869               43,994
                                                             ---------------------    ---------------------    -----------------

    Long-term debt (Note 4)                                                      -                        -            2,214,000

    Partners' equity:
          General partners                                                  24,006                   13,175                    3
          Limited partners                                               7,735,898                6,230,747            5,700,345
                                                             ---------------------    ---------------------    -----------------
             Total partners' equity                                      7,759,904                6,243,922            5,700,348
                                                             ---------------------    ---------------------    -----------------

                Total liabilities and partners' equity                  $7,874,692               $6,315,791          $ 7,958,342
                                                             =====================    =====================    =================

See accompanying notes to financial statements.

          Coral Reserves Energy Income Fund 1996 Limited Partnership

                           Statements of Operations



                                                                                                          Nine months ended
                                                                       Year ended December 31,               September 30,
                                                                   --------------------------------    -------------------------
                                                                     1996       1997        1998            1998        1999
                                                                   --------   --------   ----------    ----------    ----------
                                                                                                       (Unaudited)   (Unaudited)
Revenues:
 Oil and gas sales                                                 $121,715   $641,810   $1,292,067    $  979,614    $1,328,577
 Other income                                                        32,052    146,966      111,286        93,568        17,995
                                                                   --------   --------   ----------    ----------    ----------
 Total revenues                                                     153,767    788,776    1,403,353     1,073,182     1,346,572
                                                                   --------   --------   ----------    ----------    ----------

Costs and expenses:
 Lease operating                                                      9,144     84,617      249,675       159,225       267,008
 Production taxes                                                    11,249     48,733      128,663        88,122       101,939
 Depreciation, depletion and amortization                            26,069    166,094      509,808       334,861       411,864
 General and administrative                                          11,315     32,526       98,635        86,543       105,718
 Interest                                                                 -          -            -             -        86,123
 Reduction of carrying value of oil and gas
   properties (Note 7)                                                    -          -      887,000             -             -
                                                                   --------   --------   ----------    ----------    ----------
   Total costs and expenses                                          57,777    331,970    1,873,781       668,751       972,652
                                                                   --------   --------   ----------    ----------    ----------
   Net earnings (loss)                                             $ 95,990   $456,806   $ (470,428)   $  404,431    $  373,920
                                                                   ========   ========   ==========    ==========    ==========

See accompanying notes to financial statements.

          Coral Reserves Energy Income Fund 1996 Limited Partnership

                  Statements of Cash Flow



                                                                                                         Nine months ended
                                                                Year ended December 31,                      September 30,
                                                        -----------------------------------------   ---------------------------
                                                            1996          1997           1998            1998           1999
                                                        ----------    -----------    ------------   ------------    -----------
                                                                                                     (Unaudited)    (Unaudited)
Cash flows from operating activities:
 Net earnings (loss)                                    $   95,990    $   456,806    $  (470,428)    $   404,431    $   373,920
 Adjustments to reconcile net earnings (loss) to net
  cash provided by operating activities:
   Depreciation, depletion and amortization                 26,069        166,094        509,808         334,861        411,864
   Reduction in carrying value of oil and gas
     properties                                                  -              -        887,000               -              -
   Changes in operating assets and liabilities:
         Accounts receivable                               (80,800)      (275,150)        84,438          49,751        (57,989)
     Increase (decrease) in:
         Accounts payable and Revenue and royalties
           payable                                           4,867        109,921        (42,919)        (51,032)       (27,875)
                                                        ----------    -----------    ------------   ------------    -----------
Net cash provided by operating activities                   46,126        457,671        967,899         738,011        699,920
                                                        ----------    -----------    ------------   ------------    -----------

Cash flows from investing activities:
 Advances on notes receivable                                    -              -              -               -     (3,200,000)
 Repayments of notes receivable                                  -              -              -               -        210,000
 Proceeds from sales of property and equipment                   -              -         25,000               -              -
 Purchases of property and equipment                      (702,684)    (1,967,166)    (3,709,533)     (2,515,366)      (242,939)
 Increase in other assets                                   (4,000)             -              -               -              -
                                                        ----------    -----------    ------------   ------------    -----------
Net cash (used) provided by investing activities          (706,684)    (1,967,166)    (3,684,533)     (2,515,366)    (3,232,939)
                                                        ----------    -----------    ------------   ------------    -----------

Cash flows from financing activities:
 Borrowings on long-term debt                                    -              -              -               -      2,214,000
 Contributed capital                                     3,912,500      5,695,100              -               -              -
 Distributions to partners                                 (87,606)      (417,286)    (1,034,692)       (788,901)      (917,494)
 Cost of capital raised                                   (766,500)    (1,129,100)      (10,862)               -              -
                                                        ----------    -----------    ------------   ------------    -----------
Net cash (used) provided by financing activities         3,058,394      4,148,714     (1,045,554)       (788,901)     1,296,506
                                                        ----------    -----------    ------------   ------------    -----------

Net increase (decrease) in cash and cash equivalents     2,397,836      2,639,219     (3,762,188)     (2,566,256)    (1,236,513)

Cash and cash equivalents at beginning of year                   -      2,397,836      5,037,055       5,037,055      1,274,867
                                                        ----------    -----------    ------------   ------------    -----------

Cash and cash equivalents at end of year                $2,397,836    $ 5,037,055    $ 1,274,867    $  2,470,799    $    38,354
                                                        ==========    ===========    ============   ============    ===========

Supplemental cash flow information:
 Cash payments for interest                             $        -    $         -    $         -    $         -     $    86,123
                                                        ==========    ===========    ============   ============    ===========


See accompanying notes to financial statements.

          Canaan Reserves Energy Income Fund 1996 Limited Partnership

                        Statements of Partners' Equity

                                                                         General                  Limited               Total
                                                                        Partners'                Partners'            Partners'
                                                                         Equity                    Equity               Equity
                                                               ------------------------    -------------------    ---------------
Balance at December 31, 1996                                                  $   3,444            $ 3,150,940        $ 3,154,384

    Net Earnings                                                                 62,291                394,515            456,806
    Distributions to partners                                                   (41,729)              (375,557)          (417,286)
    Contributions by partners                                                         -              5,695,100          5,695,100
    Cost of capital raised                                                            -             (1,129,100)        (1,129,100)
                                                               ------------------------    -------------------    ---------------

Balance at December 31, 1997                                                     24,006              7,735,898          7,759,904

    Net Earnings                                                                 92,638               (563,066)          (470,428)
    Distributions to partners                                                  (103,469)              (931,223)        (1,034,692)
    Cost of capital raised                                                            -                (10,862)           (10,862)
                                                               ------------------------    -------------------    ---------------

Balance at December 31, 1998                                                     13,175              6,230,747          6,243,922

    Net Earnings (unaudited)                                                     78,577                295,343            373,920
    Distributions to partners (unaudited)                                       (91,749)              (825,745)          (917,494)
                                                               ------------------------    -------------------    ---------------

Balance at September 30, 1999 (unaudited)                                     $       3            $ 5,700,345        $ 5,700,348
                                                               ========================    ===================    ===============

See accompanying notes to financial statements.

          CANAAN RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                       December 31, 1996, 1997 and 1998
           (Information insofar as it relates to September 30, 1999
      or the nine months ended September 30, 1998 and 1999 is unaudited)


1.   Summary of Significant Accounting Policies

     Organization and Business Activity

     Coral Reserves Energy Income Fund 1996 Limited Partnership ("Partnership") is organized as an Oklahoma limited partnership. Coral Reserves Energy Corp., an Oklahoma corporation, and its two principal stockholders serve as Managing General Partner and Additional General Partners, respectively. The remaining 226 participants are limited partners.

     By the terms of the Amended and Restated Agreement of Limited Partnership ("Partnership Agreement"), revenues, costs and expenses are allocated among the partners as follows:

          . The allowance for cost depletion is allocated 99% to the Limited
            Partners and 1% to the Managing General Partner.

          . Depreciation of lease and well equipment and amortization of organization costs are allocated 99% to the Limited Partners and 1% to the Managing General Partner.

          . All other items of income and expense, with certain limited exceptions, are allocated 90% to the Limited Partners and 10% to the General Partners until payout is achieved. After payout, these items are allocated 75% to the Limited Partners and 25% to the General Partners. Payout occurs on an individual partner basis, and is reached at the point in time when cash distributions to a Limited Partner equal his or her capital contributions made to the Partnership.

     The terms of the Partnership offering called for a subscription price of $100,000 per unit. Fractional units could be sold at the discretion of the Managing General Partner. Subscriptions were received for 96.350 units in the Partnership.

     The General Partners are not required to make any capital contributions to the Partnership, unless there exists a deficit balance in their capital accounts at the time of termination or dissolution of the Partnership. In such case, the General Partners would be required to make a contribution equal to such deficit.

     The Partnership is engaged primarily in the acquisition and development of producing oil and gas properties. These activities have occurred in the states of Oklahoma and Texas.

          CANAAN RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     Accounting policies employed by the Partnership reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

     Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

     Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Partnership considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

     Property and Equipment

     The Partnership follows the full cost method of accounting for its oil and gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. Net capitalized costs are limited to the estimated future net revenues, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves. Capitalized costs are depleted by an equivalent unit-of-production method, converting gas to oil at the ratio of one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and gas properties unless such disposal significantly alters the relationship between capitalized costs and proved reserves.

     Revenue and Royalty Distributions Payable

     For certain oil and gas properties, the Partnership receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance sheets. The Partnership accrues revenue for only its net interest in its oil and natural gas properties.

          CANAAN RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     Gas Balancing

     During the course of normal operations, the Partnership and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. The Partnership follows the sales method of accounting for gas imbalances. A liability is recorded only if the Partnership's excess takes of natural gas volumes exceeds its estimated remaining recoverable reserves. No receivables are recorded for those wells where the Partnership has taken less than its ownership share of gas production.

     Major Purchasers

     The Partnership markets its oil and natural gas production to numerous purchasers under a combination of short-term contracts. During 1996 and 1997, the Partnership's largest five purchasers accounted for approximately 80%, and during 1998 the largest two purchasers accounted for 50% it's oil and natural gas revenues. The Partnership does not believe that the loss of any single customer would have a material effect on the results of its operations.

     Commitments and Contingencies

     Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

     Concentration of Credit Risks

     Financial investments that potentially subject the Partnership to credit risk consist primarily of cash and cash equivalents and trade receivables.

     The Partnership maintains its cash and cash equivalents with one major financial institution. At times, such amounts may exceed the FDIC insured limit. The Partnership has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk. At December 31, 1998, a significant concentration of credit risk existed with respect to $1,274,867 deposited with two financial institutions.

          CANAAN RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     Trade receivables subject the Partnership to the potential for credit risk with customers within the oil and gas industry. To reduce risk, the Partnership performs ongoing evaluations of its customers' financial condition, but does not generally require collateral.

2.   Accounts Receivable

     Accounts receivable consisted of the following:

                                                                December 31,           September 30,
                                                        -----------------------------
                                                            1997           1998             1999
                                                        ------------  ---------------  --------------
                                                                                        (Unaudited)
Oil and natural gas revenue                                 $344,589         $267,215       $327,271
accruals..............................................
Other.................................................        11,361            4,297          2,230
 ..............                                              --------         --------       --------

Total.................................................      $355,590         $271,512       $329,501
 ......................................................      ========         ========       ========

3.   Notes Receivable

     Effective February 1999, the Partnership made an advance of $3,200,000 to Indian Oil Company (Indian). In return for the advance, the Partnership receives a production payment payable from Indian in the amount of $30,000 per month.

4.   Long-Term Debt

     The balance at September 30, 1999 consists of a note payable to a bank. These borrowings have been made against a revolving line of credit maturing on October 1, 2000. The established borrowing base available to the Partnership under this credit facility was $2,400,000 at September 30, 1999. Borrowings bear interest at 1% above a specified prime rate and are collateralized by certain oil and gas properties of the Partnership, as well as guarantees by the Managing and Additional General Partners. The average interest rate under this credit facility outstanding at September 30, 1999 was 8.04%.

5.   Income Taxes

     The items of taxable income and expense generated by Partnership operations are includable in the income tax returns of the partners, therefore, no provision or liability for federal or state income taxes is reflected in these financial statements. The Partnership income tax returns, the qualifications of the Partnership as such for tax purposes, and the amount of the Partnership's taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations resulted in changes with respect to the partnership qualification or in changes to taxable partnership income or loss, the tax liability of the partners could change accordingly.

          CANAAN RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


6.   Related Party Transactions

     During the years ended December 31, 1998, 1997 and 1996, the Partnership engaged in certain transactions with Coral Reserves Energy Corp., the Managing General Partner of the Partnership, and certain affiliated partnerships, whose Managing General Partner is Coral Reserves, Inc. or Coral Reserves Energy Corp. Coral Reserves, Inc. and Coral Reserves Energy Corp. have common shareholders.

     The Partnership is required to reimburse the Managing General Partner for overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel, or any other overhead expenses which the Managing General Partner deems reasonable. The reimbursement for overhead expenses is limited to a maximum of five percent (5%) of "Distributable Cash", as defined in the Partnership Agreement. Such overhead reimbursements amounted to $53,583, $24,511 and $6,142 for 1998, 1997 and 1996, respectively, and are included in "General and administrative" expenses in the accompanying statements of operations.

     During 1996, the Partnership purchased interests in various producing oil and gas properties from Coral Reserves Natural Gas Income Fund 1991 Limited Partnership, Coral Reserves Natural Gas Income Fund 1993 Limited Partnership, and Coral Reserves 1993 Institutional Limited Partnership, all affiliated partnerships, for aggregate consideration of $175,198.

     During 1997, the Partnership purchased interests in various producing oil and gas properties from Coral Reserves Natural Gas Income Fund 1991 Limited Partnership, for aggregate consideration of $96,623.

7.   Reduction of Carrying Cost of Oil and Natural Gas Properties

     Under the full cost method of accounting, the net book value of oil and natural gas properties may not exceed a calculated "ceiling." The ceiling limitation is the discounted estimated after-tax future net revenues from proved oil and natural gas properties. In calculating future net revenues, current prices and costs are generally held constant indefinitely. The net book value is compared to the ceiling with any excess written off as an expense. An expense recorded in one period may not be reversed in a subsequent period even though higher oil and natural gas prices may have increased the ceiling applicable to the subsequent period.

     At December 31, 1998, the carrying value of the Partnership's oil and natural gas properties exceeded the full cost ceiling by $886,779. Accordingly, a $887,000 reduction of the carrying value of such properties was recorded.

          CANAAN RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


8.   Oil and Gas Operations

     Costs Incurred

     The following table reflects the costs incurred in oil and gas property acquisition, exploration, and development activities:

                                                 Year Ended December 31,               Nine months ended September 30,
                                           --------------------------------------      -------------------------------
                                               1996           1997           1998          1998                1999
                                           --------     ----------     ----------      ----------           ----------
                                                                                       (Unaudited)          (Unaudited)
Property acquisition costs (proved)        $703,376     $  936,095     $3,522,344       $2,250,722           $      -
Development costs                                 -      1,002,947        113,261           70,881            186,620


     Results of Operations for Oil and Gas Producing Activities

     The following table includes revenues and expenses associated directly with the Partnership's oil and gas producing activities. They do not include any allocation of the Partnership's interest costs or general corporate overhead and, therefore are not necessarily indicative of the contribution to net earnings of the Partnership's oil and gas operations.


                                                                                                          Nine months ended
                                                      Year Ended December 31,                               September 30,
                                        ----------------------------------------------------      ---------------------------------
                                             1996               1997               1998               1998                1999
                                        --------------     ---------------     -------------      --------------     --------------
                                                                                                   (Unaudited)        (Unaudited)
Oil and natural gas sales                    $121,715           $ 641,810        $1,292,067           $ 979,614         $1,328,577
Production and operating expenses             (20,393)           (133,350)         (378,338)           (247,347)          (368,947)
Depreciation, depletion and                   (26,069)           (166,094)         (509,808)           (334,861)          (411,864)
 amortization
Reduction of carrying value of oil                  -                   -          (887,000)                  -                  -
 and gas assets                              --------           ---------        ----------           ---------         ----------
Results of operations for oil and gas                           $ 342,366         ($483,079)          $ 397,406         $  547,766
 producing activities                        $ 75,253

                                      ===============    ================    ==============     ===============    ===============
Depreciation, depletion and                  $   0.43           $    0.70             $0.77           $    0.65         $     0.65
 amortization per equivalent MCF of
 production
                                      ===============    ================    ==============     ===============    ===============

9.   Supplemental Information on Oil and Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and gas activities of the Partnership presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities".

     Quantities of Oil and Gas Reserves

          CANAAN RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     Set forth below is a summary of the changes in the net quantities of crude oil and natural gas reserves for each of the years in the three-year period ended December 31, 1998. The Partnership's proved reserves were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. The Partnership cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

     The Partnership prepared the estimated reserves as of December 31, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1996 and 1997, The Partnership used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1996 and 1997. The Partnership has estimated its reserves as of December 31, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

          CANAAN RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     Changes in Proved Reserves:

                                                                       Oil (Bbls)            Gas (Mcf)
                                                                  --------------------  --------------------
Proved Reserves as of December 31, 1995
  Purchases of reserves                                                        23,000             2,465,000
  Production                                                                   (1,000)              (53,000)
                                                                              -------             ---------
Proved Reserves as of December 31, 1996                                        22,000             2,412,000
  Extensions and discoveries                                                   14,000               182,000
  Purchases of reserves                                                       114,000             1,468,000
  Production                                                                   (9,000)             (183,000)
                                                                              -------             ---------
Proved Reserves as of December 31, 1997                                       141,000             3,879,000
  Purchases of reserves                                                        62,000             4,286,000
  Production                                                                  (21,000)             (537,000)
                                                                              -------             ---------
Proved Reserves as of December 31, 1998                                       182,000             7,628,000
                                                                              =======             =========

Proved developed reserves as of:
December 31, 1996                                                              24,000             2,232,000
December 31, 1997                                                             104,000             3,226,000
December 31, 1998                                                             142,000             6,724,000

     Standardized Measure of Discounted Future Net Cash Flows

     The following table reflects the standardized measure of discounted future net cash flows relating to the Partnership's interest in proved reserves:

                                                               1996               1997                1998
                                                         -----------------  -----------------  -------------------
Future cash inflows                                           $ 9,398,000        $11,174,000          $15,843,000
Future production costs                                        (1,437,000)        (2,702,000)          (6,489,000)
Future development costs                                         (425,000)          (830,000)          (1,057,000)
                                                              -----------        -----------          -----------
Future net cash flows                                           7,536,000          7,642,000            8,297,000
10% discount to reflect timing of cash flows                   (3,205,000)        (3,250,000)          (3,529,000)
                                                              -----------        ------------         -----------
Standardized measure of discounted future net cash
       flows                                                  $ 4,331,000        $ 4,392,000          $ 4,768,000
                                                              ===========        ===========          ===========

     Future cash inflows are computed by applying year-end prices (averaging $10.03 per barrel of oil, adjusted for transportation and other charges, and $1.84 per Mcf of gas at December 31, 1998) to the year-end quantities of proved reserves, except where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

          CANAAN RESERVES ENERGY INCOME FUND 1996 LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)


     Future income tax expenses are computed by applying the appropriate statutory rates to the future pre-tax net cash flows relating to proved reserves, net of the tax basis of the properties involved. The future income tax expenses give effect to permanent differences and tax credits, but do not reflect the impact of future operations.

     Principal changes in the standardized measure of discounted future net cash flows attributable to the Partnership's proved reserves are as follows:

                                                                          Year Ended December 31,
                                                                1996                1997                1998
                                                         ------------------  ------------------  ------------------
Beginning balance                                               $        -         $ 4,331,000         $ 4,392,000
Sales of oil and natural gas, net of production costs             (101,000)           (504,000)           (899,000)
Net changes in prices and production costs                         (49,000)         (2,001,000)         (1,869,000)
Extensions, discoveries, and improved recovery, net of                                 284,000
 future development costs                                                -                                       -

Purchases of reserves, net of future development costs           4,438,000           2,068,000           2,761,000
Accretion of discount                                                    -             433,000             439,000
Other, primarily changes in timing                                  43,000            (219,000)            (56,000)
                                                                ----------         -----------         -----------
Ending balance                                                  $4,331,000         $ 4,392,000         $ 4,768,000
                                                                ==========         ===========         ===========

                         INDEPENDENT AUDITOR'S REPORT

To the Partners
Coral Reserves 1996 Institutional Limited Partnership
Oklahoma City, Oklahoma


     We have audited the balance sheets of Coral Reserves 1996 Institutional Limited Partnership as of December 31, 1997 and 1998 and the related statements of operations, partners' equity and cash flows for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Partnership's Managing General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coral Reserves 1996 Institutional Limited Partnership as of December 31, 1998 and 1997, and the results of its operations and its cash flow for each of the years in the three year period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                        William T. Zumwalt, CPA, Inc.


Tulsa, Oklahoma
January 7, 2000

             Coral Reserves 1996 Institutional Limited Partnership

                                Balance Sheets



                                                December 31,
                                        ----------------------- September 30,
                                            1997       1998         1999
                                        -----------  ----------  -----------
Assets                                                           (Unaudited)

Current assets:

     Cash and cash equivalents          $ 3,942,711 $ 1,052,042  $    96,989

     Accounts receivable, net (Note 2)      215,117     221,194      378,567

     Inventories                                727         779            -
                                        ----------- -----------  -----------
           Total current assets           4,158,555   1,274,015      475,556
                                        ----------- -----------  -----------

Property and equipment, at cost,
   based on the full cost method
     of accounting and gas
     properties                           2,261,300   4,469,952    4,534,234

     Accumulated depreciation,
       depletion and amortization          (319,699)   (763,224)  (1,190,746)
                                        ----------- -----------  -----------
                                          1,941,601   3,706,728    3,343,488
                                        ----------- -----------  -----------

Notes Receivable (Note 3)                         -           -    2,616,250
                                        ----------- -----------  -----------

           Total assets                 $ 6,100,156 $ 4,980,743  $ 6,435,294
                                        =========== ===========  ===========



Limited and Partners' Equity

Current liabilities:

     Accounts payable                   $    20,901 $    26,583  $    38,676

     Revenue and royalty
       distributions payable                 23,870      23,306       23,683
                                        ----------- -----------  -----------
           Total current liabilities         44,771      49,889       62,359
                                        ----------- -----------  -----------

Long-term debt (Note 4)                           -           -    1,900,000


Partners' equity:

     General partners                        30,783      26,782       22,983

     Limited partners                     6,024,602   4,904,072    4,449,952
                                        ----------- -----------  -----------
           Total partners' equity         6,055,385   4,930,854    4,472,935
                                        ----------- -----------  -----------

             Total liabilities and
                partners' equity        $ 6,100,156 $ 4,980,743  $ 6,435,294
                                        =========== ===========  ===========


See accompanying notes to financial statements.

             Coral Reserves 1996 Institutional Limited Partnership

                           Statements of Operations


                                                                                                           Nine months ended
                                                                Year ended December 31,                       September 30,
                                                        ------------------------------------------      --------------------------
                                                           1996            1997            1998            1998            1999
                                                        ----------      ----------      ----------      -----------    -----------
                                                                                                        (Unaudited)    (Unaudited)
Revenues:
  Oil and gas sales                                     $  378,712      $  784,110      $1,213,718      $  921,732      $1,184,397
  Other income                                              43,444          83,885          96,543          80,495          15,767
                                                        ----------      ----------      ----------      ----------      ----------
   Total revenues                                          422,156         867,995       1,310,261       1,002,227       1,200,164
                                                        ----------      ----------      ----------      ----------      ----------
Costs and expenses:
  Lease operating                                           30,998          73,996         153,701          99,910         183,960
  Production taxes                                          29,867          58,538         103,393          65,927          83,948
  Depreciation, depletion and amortization                  93,896         225,803         443,525         253,403         427,522
  General and administrative                                 9,381          19,162          47,349          36,704          50,484
  Interest                                                       -               -               -               -          76,990
  Reduction of carrying value of oil and gas
   Properties (Note 7)                                           -               -         649,000               -               -
                                                        ----------      ----------      ----------      ----------      ----------
    Total costs and expenses                               164,142         377,499       1,396,968         455,944         822,904
                                                        ----------      ----------      ----------      ----------      ----------
    Net earnings (loss)                                 $  258,014      $  490,496      $  (86,707)     $  546,283      $  377,260
                                                        ==========      ==========      ==========      ==========      ==========

See accompanying notes to financial statements.

             Coral Reserves 1996 Institutional Limited Partnership

                            Statements of Cash Flow


                                                                                                         Nine months ended
                                                                  Year ended December 31,                   September 30,
                                                           --------------------------------------      -------------------------
                                                              1996         1997          1998             1998          1999
                                                           ----------   -----------   -----------      ----------    -----------
                                                                                                       (Unaudited)    (Unaudited)
Cash flows from operating activities:
 Net earnings                                               $ 258,014   $   490,496   $   (86,707)    $   546,283    $   377,260
 Adjustments to reconcile net earnings to net
  Cash provided by operating activities:
   Depreciation, depletion and amortization                    93,896       225,803       443,525         253,403        427,522
   Reduction in carrying value of oil and
    gas properties                                                  -             -       649,000               -              -
   Changes in operating assets and liabilities:
     Accounts receivable                                      (71,582)      (95,086)       (6,077)        (31,332)      (157,373)
     Inventories                                                    -          (727)          (52)            727            779
    Increase (decrease) in:
     Accounts payable and Revenue and royalties
       Payable                                                  6,428        31,737         5,118         (11,921)        12,470
                                                           ----------     ---------   -----------      ----------     ----------
Net cash provided by operating activities                     286,756       652,223     1,004,807         757,160        660,658
                                                           ----------     ---------   -----------      ----------     ----------

Cash flows from investing activities:
 Advances on notes receivable                                       -             -             -               -     (2,800,000)
 Repayments of notes receivable                                     -             -             -               -        183,750
 Proceeds from sales of property and equipment                      -             -        15,500               -              -
 Purchases of property and equipment                         (557,387)   (1,283,933)   (2,873,152)     (1,651,504)       (64,282)
 Increase in other assets                                           -             -             -               -              -
                                                           ----------    ----------   -----------      ----------     ----------
Net cash (used) provided by investing activities             (557,387)   (1,283,933)   (2,857,652)     (1,651,504)    (2,680,532)
                                                           ----------    ----------   -----------      ----------     ----------

Cash flows from financing activities:
 Borrowings on long-term debt                                       -             -             -               -      1,900,000
 Contributed capital                                        2,171,250     3,520,100             -               -              -
 Distributions to partners                                   (270,109)     (533,207)   (1,037,824)       (814,947)      (835,179)
 Cost of capital raised                                      (126,880)     (187,670)            -               -              -
                                                           ----------     ---------   -----------      ----------     ----------
Net cash (used) provided by financing activities            1,774,261     2,799,223    (1,037,824)       (814,947)     1,064,821
                                                           ----------     ---------   -----------      ----------     ----------

Net increase (decrease) in cash and cash equivalents        1,503,630     2,167,513    (2,890,699)     (1,709,291)      (955,053)

Cash and cash equivalents at beginning of year                271,568     1,775,198     3,942,711       3,942,711      1,052,042
                                                           ----------    ----------    ----------      ----------     ----------

Cash and cash equivalents at end of year                   $1,775,198    $3,942,711    $1,052,042      $2,233,420     $   96,989
                                                           ==========    ==========    ==========      ==========     ==========
Supplemental cash flow information:
 Cash payments for interest                                $        -    $        -    $        -      $        -     $   76,990
                                                           ==========    ==========    ==========      ==========     ==========

See accompanying notes to financial statements.

             Coral Reserves 1996 Institutional Limited Partnership

                        Statements of Partners' Equity



                                                  General                  Limited                 Total
                                                 Partners'                Partners'               Partners'
                                                  Equity                   Equity                  Equity
                                                ----------              ------------            ------------
Balance at December 31, 1996                    $   7,898               $  2,757,768            $  2,765,666

 Net Earnings                                      89,536                    400,960                 490,496
 Distributions to partners                        (66,651)                  (466,556)               (533,207)
 Contributions by partners                              -                  3,520,100               3,520,100
 Cost of capital raised                                 -                   (187,670)               (187,670)
                                                ---------               ------------            ------------
Balance at December 31, 1997                       30,783                  6,024,602               6,055,385

 Net Earnings                                     125,727                   (212,434)                (86,707)
 Distributions to partners                       (129,728)                  (908,096)             (1,037,824)
                                                ---------               ------------            ------------

Balance at December 31, 1998                       26,782                  4,904,072               4,930,854

 Net Earnings (unaudited)                         100,598                    276,662                 377,260
 Distributions to partners (unaudited)           (104,397)                  (730,782)               (835,179)
                                                ---------               ------------            ------------

Balance at September 30, 1999 (unaudited)       $  22,983                $ 4,449,952            $  4,472,935
                                                =========               ============            ============

See accompanying notes to financial statements.

             CORAL RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                       December 31, 1996, 1997 and 1998
           (Information insofar as it relates to September 30, 1999
      or the nine months ended September 30, 1998 and 1999 is unaudited)

1.   Summary of Significant Accounting Policies

     Organization and Business Activity

     Coral Reserves Energy Income Fund 1996 Limited Partnership ("Partnership") is organized as an Oklahoma limited partnership. Coral Reserves Energy Corp., an Oklahoma corporation, and its two principal stockholders serve as Managing General Partner and Additional General Partners, respectively. The remaining 226 participants are limited partners.

     By the terms of the Amended and Restated Agreement of Limited Partnership ("Partnership Agreement"), revenues, costs and expenses are allocated among the partners as follows:

        . The allowance for cost depletion is allocated 99% to the Limited Partners and 1% to the Managing General Partner.

        . Depreciation of lease and well equipment and amortization of organization costs are allocated 99% to the Limited Partners and 1% to the Managing General Partner.

        . All other items of income and expense, with certain limited exceptions, are allocated 90% to the Limited Partners and 10% to the General Partners until payout is achieved. After payout, these items are allocated 75% to the Limited Partners and 25% to the General Partners. Payout occurs on an individual partner basis, and is reached at the point in time when cash distributions to a Limited Partner equal his or her capital contributions made to the Partnership.

     The terms of the Partnership offering called for a subscription price of $100,000 per unit. Fractional units could be sold at the discretion of the Managing General Partner. Subscriptions were received for 96.350 units in the Partnership.

     The General Partners are not required to make any capital contributions to the Partnership, unless there exists a deficit balance in their capital accounts at the time of termination or dissolution of the Partnership. In such case, the General Partners would be required to make a contribution equal to such deficit.

            CANAAN RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     The Partnership is engaged primarily in the acquisition and development of producing oil and gas properties. These activities have occurred in the states of Oklahoma and Texas.

     Accounting policies employed by the Partnership reflect industry practices and conform to generally accepted accounting principles. The more significant of such policies are discussed below.

     Uses of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

     Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Partnership considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

     Property and Equipment

     The Partnership follows the full cost method of accounting for its oil and gas properties. Accordingly, all costs incidental to the acquisition, exploration, and development of oil and gas properties, including costs of undeveloped leasehold, dry holes and leasehold equipment, are capitalized. Net capitalized costs are limited to the estimated future net revenues, discounted at 10% per annum, from proved oil, natural gas and natural gas liquids reserves. Capitalized costs are depleted by an equivalent unit-of-production method, converting gas to oil at the ratio of one barrel ("Bbl") of oil to six thousand cubic feet ("Mcf") of natural gas. No gain or loss is recognized upon disposal of oil and gas properties unless such disposal significantly alters the relationship between capitalized costs and proved reserves.

     Revenue and Royalty Distributions Payable

     For certain oil and gas properties, the Partnership receives production proceeds, from the purchaser and further distributes such amounts to other revenue and royalty owners. Production proceeds applicable to other revenue and royalty owners are reflected as revenue and royalty distributions payable in the accompanying balance

            CANAAN RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     sheets. The Partnership accrues revenue for only its net interest in its oil and natural gas properties.

     Gas Balancing

     During the course of normal operations, the Partnership and other joint interest owners of natural gas reservoirs will take more or less than their respective ownership share of the natural gas volumes produced. These volumetric imbalances are monitored over the lives of the wells' production capability. If an imbalance exists at the time the wells' reserves are depleted, cash settlements are made among the joint interest owners under a variety of arrangements. The Partnership follows the sales method of accounting for gas imbalances. A liability is recorded only if the Partnership's excess takes of natural gas volumes exceeds its estimated remaining recoverable reserves. No receivables are recorded for those wells where the Partnership has taken less than its ownership share of gas production.

     Major Purchasers

     The Partnership markets its oil and natural gas production to numerous purchasers under a combination of short-term contracts. During 1996 and 1997, the Partnership's largest five purchasers accounted for approximately 80%, and during 1998 the largest two purchasers accounted for 50% it's oil and natural gas revenues. The Partnership does not believe that the loss of any single customer would have a material effect on the results of its operations.

     Commitments and Contingencies

     Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

     Concentration of Credit Risks

     Financial investments that potentially subject the Partnership to credit risk consist primarily of cash and cash equivalents and trade receivables.

     The Partnership maintains its cash and cash equivalents with one major financial institution. At times, such amounts may exceed the FDIC insured limit. The Partnership has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk. At December 31, 1998, a significant concentration of credit risk existed with respect to $1,052,042 deposited with two financial institutions.

            CANAAN RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     Trade receivables subject the Partnership to the potential for credit risk with customers within the oil and gas industry. To reduce risk, the Partnership performs ongoing evaluations of its customers' financial condition, but does not generally require collateral.

2.  Accounts Receivable

    Accounts receivable consisted of the following:

                                                                December 31,
                                                        -----------------------------  September 30,
                                                            1997           1998             1999
                                                        ------------  ---------------  --------------
                                                                                        (Unaudited)
Oil and natural gas revenue accruals..................      $344,589         $267,215       $327,271
Other.................................................        11,361            4,297          2,230
                                                            --------         --------       --------

Total.................................................      $355,590         $271,512       $329,501
                                                            ========         ========       ========

3.   Notes Receivable

     Effective February 1999, the Partnership made an advance of $2,800,000 to Indian Oil Company (Indian). In return for the advance, the Partnership receives a production payment payable from Indian in the amount of $26,400 per month.

4.   Long-Term Debt

     The balance at September 30, 1999 consists of a note payable to a bank. These borrowings have been made against a revolving line of credit maturing on October 1, 2000. The established borrowing base available to the Partnership under this credit facility was $2,400,000 at September 30, 1999. Borrowings bear interest at 1% above a specified prime rate and are collateralized by certain oil and gas properties of the Partnership, as well as guarantees by the Managing and Additional General Partners. The average interest rate under this credit facility outstanding at September 30, 1999 was 8.04%.

5.   Income Taxes

     The items of taxable income and expense generated by Partnership operations are includable in the income tax returns of the partners, therefore, no provision or liability for federal or state income taxes is reflected in these financial statements. The Partnership income tax returns, the qualifications of the Partnership as such for tax purposes, and the amount of the Partnership's taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations resulted in changes with respect to the partnership qualification or in changes to taxable partnership income or loss, the tax liability of the partners could change accordingly.

            CANAAN RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

6.   Related Party Transactions

     During the years ended December 31, 1998, 1997 and 1996, the Partnership engaged in certain transactions with Coral Reserves Energy Corp., the Managing General Partner of the Partnership, and certain affiliated partnerships, whose Managing General Partner is Coral Reserves, Inc. or Coral Reserves Energy Corp. Coral Reserves, Inc. and Coral Reserves Energy Corp. have common shareholders.

     The Partnership is required to reimburse the Managing General Partner for overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel, or any other overhead expenses which the Managing General Partner deems reasonable. The reimbursement for overhead expenses is limited to a maximum of five percent (5%) of "Distributable Cash", as defined in the Partnership Agreement. Such overhead reimbursements amounted to $53,583, $24,511 and $6,142 for 1998, 1997 and 1996, respectively, and are included in "General and administrative" expenses in the accompanying statements of operations.

     During 1996, the Partnership purchased interests in various producing oil and gas properties from Coral Reserves Natural Gas Income Fund 1991 Limited Partnership, Coral Reserves Natural Gas Income Fund 1993 Limited Partnership, and Coral Reserves 1993 Institutional Limited Partnership, all affiliated partnerships, for aggregate consideration of $175,198.

     During 1997, the Partnership purchased interests in various producing oil and gas properties from Coral Reserves Natural Gas Income Fund 1991 Limited Partnership, for aggregate consideration of $96,623.

7.   Reduction of Carrying Cost of Oil and Natural Gas Properties

     Under the full cost method of accounting, the net book value of oil and natural gas properties may not exceed a calculated "ceiling." The ceiling limitation is the discounted estimated after-tax future net revenues from proved oil and natural gas properties. In calculating future net revenues, current prices and costs are generally held constant indefinitely. The net book value is compared to the ceiling with any excess written off as an expense. An expense recorded in one period may not be reversed in a subsequent period even though higher oil and natural gas prices may have increased the ceiling applicable to the subsequent period.

     At December 31, 1998, the carrying value of the Partnership's oil and natural gas properties exceeded the full cost ceiling by $886,779. Accordingly, a $887,000 reduction of the carrying value of such properties was recorded.

            CANAAN RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                        Notes to Financial Statements
                                 (Continued)

8.   Oil and Gas Operations

     Costs Incurred

     The following table reflects the costs incurred in oil and gas property acquisition, exploration, and development activities:

                                                                                                   Nine months ended
                                                     Year Ended December 31,                          September 30,
                                                     -----------------------                          -------------
                                             1996             1997             1998              1998                1999
                                             ----             ----             ----              ----                ----
                                                                                             (Unaudited)         (Unaudited)
Property acquisition costs (proved)        $30,467          $     -          $     -           $     -              $    -
Development costs                           99,430           93,428           28,620            23,088               4,873

     Results of Operations for Oil and Gas Producing Activities

     The following table includes revenues and expenses associated directly with the Partnership's oil and gas producing activities. They do not include any allocation of the Partnership's interest costs or general corporate overhead and, therefore are not necessarily indicative of the contribution to net earnings of the Partnership's oil and gas operations.

                                                                                                  Nine months ended
                                                       Year Ended December 31,                       September 30,
                                                       -----------------------                       -------------
                                                   1996            1997            1998           1998             1999
                                                   ----            ----            ----           ----             ----
                                                                                               (Unaudited)     (Unaudited)
Oil and natural gas sales                         121,715         641,810        1,292,067        979,614         1,328,577
Production and operating expenses                 (20,393)       (133,350)        (378,338)      (247,347)         (368,947)
Depreciation, depletion and amortization          (26,069)       (166,094)        (509,808)      (334,861)         (411,864)
Reduction of carrying value of oil and
 gas assets                                             -               -         (887,000)             -                 -
                                                 --------       ---------       ----------      ---------        ----------
Results of operations for oil and gas
 producing activities                            $ 75,253       $ 342,366        ($483,079)     $ 397,406        $  547,766
                                                 ========       =========         ========      =========        ==========
Depreciation, depletion and amortization
 per equivalent MCF of production                $   0.43       $    0.70            $0.77      $    0.65        $     0.65
                                                 ========       =========         ========      =========        ==========

9.   Supplemental Information on Oil and Gas Operations (Unaudited)

     The following supplemental unaudited information regarding the oil and gas activities of the Partnership presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities".

            CANAAN RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     Quantities of Oil and Gas Reserves

     Set forth below is a summary of the changes in the net quantities of crude oil and natural gas and reserves for each of the years in the three-year period ended December 31, 1998. The Partnership's proved reserves were calculated by the independent petroleum consultants of Netherland, Sewell & Associates, Inc. The Partnership cautions that there are many uncertainties inherent in estimating reserve quantities, and in projecting future production rates and the timing of future development cost expenditures. In addition, reserve estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are subject to change as additional information becomes available.

     Proved oil and natural gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions. Proved developed oil and natural gas reserves are those reserves expected to be recovered through existing equipment and operating methods.

     Estimates of net quantities of proved reserves and proved developed reserves of crude oil, including condensate and natural gas liquids, and natural gas, as well as the changes in proved reserves during the periods indicated, are set forth in the tables below. All reserves are located in the United States.

     The Partnership prepared the estimated reserves as of December 31, 1995, 1996 and 1997 based on geological and engineering evaluations performed as of December 31, 1998. The reserve estimates as of the prior year-end dates were derived by analyzing actual historical production amounts and by adjusting the reserves attributable to wells acquired or disposed of during the relevant periods. In addition, in deriving the estimates as of December 31, 1995, 1996 and 1997, The Partnership used production costs based on actual costs incurred during the years and actual oil and natural gas prices received on December 31, 1995, 1996 and 1997. The Partnership has estimated its reserves as of December 31, 1995, 1996 and 1997 in this manner because the actual information necessary to calculate estimated proved reserves and related information in accordance with guidelines of the SEC as of each date is not available. Because the reserve estimates as of December 31, 1998 are based on additional information gained from the result of drilling, testing and production subsequent to the dates of the estimated reserves, the reserve estimates as of December 31, 1995, 1996 and 1997 are not necessarily reflective of quantities that might have been estimated based on information available as of such dates had estimates in accordance with SEC guidelines been made at such dates. Management believes that, because of the methodology used, the reserve information presented is

            CANAAN RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     more reflective of actual reserve quantities than estimates that might have been generated as of such dates.

     Changes in Proved Reserves:

                                                                           Oil (Bbls)           Gas (MMcf)
                                                                           ----------           ----------
Proved Reserves as of December 31, 1995
  Purchases of reserves                                                        23,000             2,465,000
  Production                                                                   (1,000)              (53,000)
                                                                             --------            ----------
Proved Reserves as of December 31, 1996                                        22,000             2,412,000
  Extensions and discoveries                                                   14,000               182,000
  Purchases of reserves                                                       114,000             1,468,000
  Production                                                                   (9,000)             (183,000)
                                                                             --------            ----------
Proved Reserves as of December 31, 1997                                       141,000             3,879,000
  Purchases of reserves                                                        62,000             4,286,000
  Production                                                                  (21,000)             (537,000)
                                                                             --------            ----------
Proved Reserves as of December 31, 1998                                       182,000             7,628,000
                                                                             ========            ==========
Proved developed reserves as of:
December 31, 1995
December 31, 1996                                                              24,000             2,232,000
December 31, 1997                                                             104,000             3,226,000
December 31, 1998                                                             142,000             6,724,000

     Standardized Measure of Discounted Future Net Cash Flows

     The following table reflects the standardized measure of discounted future net cash flows relating to the Partnership's interest in proved reserves:

                                                                 1996               1997                1998
                                                                 ----               ----                ----
Future cash inflows                                           $ 8,730,000        $ 7,223,000          $11,927,000
Future production costs                                        (1,056,000)        (1,311,000)          (5,065,000)
Future development costs                                         (355,000)          (355,000)            (619,000)
                                                              -----------        -----------          -----------
Future net cash flows                                           7,319,000          5,557,000            6,243,000
10% discount to reflect timing of cash flows                   (2,973,000)        (2,257,000)          (2,536,000)
                                                              -----------        -----------          -----------
Standardized measure of discounted future net cash
       flows                                                  $ 4,346,000        $ 3,300,000          $ 3,707,000
                                                              ===========        ===========          ===========

     Future cash inflows are computed by applying year-end prices (averaging $10.03 per barrel of oil, adjusted for transportation and other charges, and $1.84 per Mcf of gas at December 31, 1998) to the year-end quantities of proved reserves, except where fixed and determinable price changes are provided by contractual arrangements in existence at year-end. Future development and production costs are computed by estimating the expenditures to be incurred in developing and producing proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.

            CANAAN RESERVES 1996 INSTITUTIONAL LIMITED PARTNERSHIP

                         Notes to Financial Statements
                                  (Continued)

     Future income tax expenses are computed by applying the appropriate statutory rates to the future pre-tax net cash flows relating to proved reserves, net of the tax basis of the properties involved. The future income tax expenses give effect to permanent differences and tax credits, but do not reflect the impact of future operations.

     Principal changes in the standardized measure of discounted future net cash flows attributable to the Partnership's proved reserves are as follows:

                                                                          Year Ended December 31,
                                                                    1996               1997                1998
                                                                    ----               ----                ----
Beginning balance                                               $        -         $ 4,331,000         $ 4,392,000
Sales of oil and natural gas, net of production costs             (101,000)           (504,000)           (899,000)
Net changes in prices and production costs                         (49,000)         (2,001,000)         (1,869,000)
Extensions, discoveries, and improved recovery, net of
 future development costs                                                -             284,000                   -

Purchases of reserves, net of future development costs           4,438,000           2,068,000           2,761,000
Accretion of discount                                                    -             433,000             439,000
Other, primarily changes in timing                                  43,000            (219,000)            (56,000)
                                                                ----------         -----------         -----------
Ending balance                                                  $4,331,000         $ 4,392,000         $ 4,768,000
                                                                ==========         ===========         ===========

                                  APPENDIX A


            Reserve Reports of Netherland, Sewell & Associates, Inc.


                                 Reserve Values
                                      as of
                               September 30, 1999



                                      INDEX

           Combining Entity                                               Page
           ----------------                                               ----
1990 Partnership                                                           A-2
1991 Partnership                                                           A-5
1992 Partnership                                                           A-8
1993 Partnership                                                          A-11
1993-I Partnership                                                        A-14
1995 Partnership                                                          A-17
1996 Partnership                                                          A-21
1996-I Partnership                                                        A-24
Canaan Energy Corporation                                                 A-27
Coral Group Without Operating Rights                                      A-30
Indian Oil Company                                                        A-33
All Combining Entities                                                    A-36
Definitions of Reserves                                                   A-39

[LETTERHEAD OF NSAI]

                               November 18, 1999


Mr. Leo E. Woodard
Coral Reserves
Suite 600
119 North Robinson
Oklahoma City, Oklahoma 73102

Dear Mr. Woodard:

     In accordance with your request, we have estimated the proved reserves and future revenue, as of September 30, 1999, to the Coral Reserves Natural Gas Income Fund 1990 Limited Partnership (1990 LP) interest in certain oil and gas properties located in the United States as listed in the accompanying tabulations. As requested, lease and well operating costs for all properties include the per-well overhead expenses allowed under joint operating agreements. This report has been prepared using constant prices and costs specified by Coral Reserves (Coral) as set forth in this letter.

     As presented in the accompanying summary projections, Tables I through IV, we estimate the net reserves and future net revenue to the 1990 LP interest, as of September 30, 1999, to be:

                                           Net Reserves                     Future Net Revenue
                                   -----------------------------      -----------------------------
                                        Oil              Gas                         Present Worth
       Category                      (Barrels)          (MCF)            Total          at 10%
-----------------------            --------------    -----------      -----------    --------------
Proved Developed
  Producing                             10,729        1,745,316        $2,957,900      $1,905,700
  Non-Producing                            470          124,332           160,200          61,700
Proved Undeveloped                       2,262          273,792           302,800         110,100
                                   --------------    -----------      -----------    --------------

     Total Proved                       13,461        2,143,440        $3,420,900      $2,077,500

     The oil reserves shown include crude oil and condensate. Oil volumes are expressed in barrels which are equivalent to 42 United States gallons. Gas volumes are expressed in thousands of standard cubic feet (MCF) at the contract temperature and pressure bases.

     This report includes summary projections of reserves and revenue for each reserve category along with one-line summaries of reserves, economics, and basic data by lease. For the purposes of this report, the term "lease" refers to a single economic projection.

     The estimated reserves and future revenue shown in this report are for proved developed producing, proved developed non-producing, and proved undeveloped reserves. As requested, value for probable or possible reserves which exist for these properties has not been included. This report does not include any value which could be attributed to interests in undeveloped acreage beyond those

[LOGO OF NSAI]

tracts for which undeveloped reserves have been estimated. Definitions of all reserve categories are presented immediately following this letter.

         Future gross revenue to the 1990 LP interest is prior to deducting state production taxes and ad valorem taxes. Future net revenue is after deducting these taxes, future capital costs, and operating expenses, but before consideration of federal income taxes. The future net revenue has been discounted at an annual rate of 10 percent to determine its "present worth." The present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the properties.

         For the purposes of this report, a field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs which may be incurred due to such possible liability. Also, our estimates do not include any salvage value for the lease and well equipment nor the cost of abandoning the properties.

         As requested, this report has been prepared using oil and gas prices specified by Coral. Oil prices are based on a West Texas Intermediate posted price of $18.10 per barrel, adjusted by lease for gravity, transportation fees, and regional posted price differentials. Gas prices are based on $2.52 per MMBTU, adjusted by lease for transportation fees, BTU content, and regional price differentials. Oil and gas prices are held constant throughout the life of the properties.

         Lease and well operating costs are based on operating expense records of Coral. These costs include the per-well overhead expenses allowed under joint operating agreements along with costs estimated to be incurred at and below the district and field levels. Headquarters general and administrative overhead expenses of 1990 LP or Coral are not included. Lease and well operating costs are held constant throughout the life of the properties. Capital costs are included as required for workovers, new development wells, and production equipment.

         We have made no investigation of potential gas volume and value imbalances which may have resulted from overdelivery or underdelivery to the 1990 LP interest. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on the 1990 LP receiving its net revenue interest share of estimated future gross gas production.

         The reserves included in this report are estimates only and should not be construed as exact quantities. They may or may not be recovered; if recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. The sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions included in this report due to governmental policies and uncertainties of supply and demand. Also, estimates of reserves may increase or decrease as a result of future operations.

         In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which legal or accounting, rather than engineering and geological, interpretation may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties

[LOGO OF NSAI]

inherent in the interpretation of engineering and geological data; therefore, our conclusions necessarily represent only informed professional judgments.

     The titles to the properties have not been examined by Netherland, Sewell & Associates, Inc., nor has the actual degree or type of interest owned been independently confirmed. The data used in our estimates were obtained from Coral Reserves, other interest owners, various operators of the properties, and the nonconfidential files of Netherland, Sewell & Associates, Inc. and were accepted as accurate. We are independent petroleum engineers, geologists, and geophysicists; we do not own an interest in these properties and are not employed on a contingent basis. Basic geologic and field performance data together with our engineering work sheets are maintained on file in our office.

                                             Very truly yours,

                                             /s/ Frederic D. Sewell
                                             --------------------
                                             Fredric D. Sewell

[LETTERHEAD OF NSAI]

                               November 16, 1999




Mr. Leo E. Woodard
Coral Reserves
Suite 600
119 North Robinson
Oklahoma City, Oklahoma  73102

Dear Mr. Woodard:

         In accordance with your request, we have estimated the proved reserves and future revenue, as of September 30, 1999, to the Coral Reserves Natural Gas Income Fund 1991 Limited Partnership (1991 LP) interest in certain oil and gas properties located in the United States as listed in the accompanying tabulations. This report has been prepared using constant prices and costs specified by Coral Reserves (Coral) as set forth in this letter.

         As presented in the accompanying summary projections, Tables I through IV, we estimate the net reserves and future net revenue to the 1991 LP interest, as of September 30, 1999, to be:

                                             Net Reserves                            Future Net Revenue
                                     -----------------------------            ---------------------------------
                                        Oil               Gas                                    Present Worth
      Category                       (Barrels)           (MCF)                   Total              at 10%
-----------------------              ----------        -----------            -----------        --------------
Proved Developed
    Producing                           53,624          2,131,729              $3,992,900           $2,478,700
  Non-Producing                            258            138,343                 163,400               63,400
Proved Undeveloped                         942            277,936                 338,400              127,300
                                     ----------        -----------            -----------        --------------

   Total Proved                         54,824          2,548,008              $4,494,700           $2,669,400

         The oil reserves shown include crude oil and condensate. Oil volumes are expressed in barrels which are equivalent to 42 United States gallons. Gas volumes are expressed in thousands of standard cubic feet (MCF) at the contract temperature and pressure bases.

         This report includes summary projections of reserves and revenue for each reserve category along with one-line summaries of reserves, economics, and basic data by lease. For the purposes of this report, the term "lease" refers to a single economic projection.

         The estimated reserves and future revenue shown in this report are for proved developed producing, proved developed non-producing, and proved undeveloped reserves. As requested, value for probable or possible reserves which exist for these properties has not been included. This report does not include any value which could be attributed to interests in undeveloped acreage beyond those

[LOGO OF NSAI]

tracts for which undeveloped reserves have been estimated. Definitions of all reserve categories are presented immediately following this letter.

     Future gross revenue to the 1991 LP interest is prior to deducting state production taxes and ad valorem taxes. Future net revenue is after deducting these taxes, future capital costs, and operating expenses, but before consideration of federal income taxes. The future net revenue has been discounted at an annual rate of 10 percent to determine its "present worth." The present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the properties.

     For the purposes of this report, a field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs which may be incurred due to such possible liability. Also, our estimates do not include any salvage value for the lease and well equipment nor the cost of abandoning the properties.

     As requested, this report has been prepared using oil and gas prices specified by Coral. Oil prices are based on a West Texas Intermediate posted price of $18.10 per barrel, adjusted by lease for gravity, transportation fees, and regional posted price differentials. Gas prices are based on $2.52 per MMBTU, adjusted by lease for transportation fees, BTU content, and regional price differentials. Oil and gas prices are held constant throughout the life of the properties.

     Lease and well operating costs are based on operating expense records of Coral. These costs include the per-well overhead expenses allowed under joint operating agreements along with costs estimated to be incurred at and below the district and field levels. Headquarters general and administrative overhead expenses of 1991 LP or Coral are not included. Lease and well operating costs are held constant throughout the life of the properties. Capital costs are included as required for workovers, new development wells, and production equipment.

     We have made no investigation of potential gas volume and value imbalances which may have resulted from overdelivery or underdelivery to the 1991 LP interest. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on the 1991 LP receiving its net revenue interest share of estimated future gross gas production.

     The reserves included in this report are estimates only and should not be construed as exact quantities. They may or may not be recovered; if recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. The sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions included in this report due to governmental policies and uncertainties of supply and demand. Also, estimates of reserves may increase or decrease as a result of future operations.

     In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which legal or accounting, rather than engineering and geological, interpretation may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties

[LOGO OF NSAI]

inherent in the interpretation of engineering and geological data; therefore, our conclusions necessarily represent only informed professional judgments.

     The titles to the properties have not been examined by Netherland, Sewell & Associates, Inc., nor has the actual degree or type of interest owned been independently confirmed. The data used in our estimates were obtained from Coral Reserves, other interest owners, various operators of the properties, and the nonconfidential files of Netherland, Sewell & Associates, Inc. and were accepted as accurate. We are independent petroleum engineers, geologists, and geophysicists; we do not own an interest in these properties and are not employed on a contingent basis. Basic geologic and field performance data together with our engineering work sheets are maintained on file in our office.

                                Very truly yours,

                                /s/ Frederic D. Sewell
                                ----------------------
                                Frederic D. Sewell

[LETTERHEAD OF NSAI]

                               November 18, 1999



Mr. Leo E. Woodard
Coral Reserves
Suite 600
119 North Robinson
Oklahoma City, Oklahoma  73102

Dear Mr. Woodard:

         In accordance with your request, we have estimated the proved reserves and future revenue, as of September 30, 1999, to the Coral Reserves Natural Gas Income Fund 1992 Limited Partnership (1992 LP) interest in certain oil and gas properties located in the United States as listed in the accompanying tabulations. As requested, lease and well operating costs for all properties include the per-well overhead expenses allowed under joint operating agreements. This report has been prepared using constant prices and costs specified by Coral Reserves (Coral) as set forth in this letter.

         As presented in the accompanying summary projections, Tables I through IV, we estimate the net reserves and future net revenue to the 1992 LP interest, as of September 30, 1999, to be:

                                           Net Reserves                              Future Net Revenue
                                     -----------------------------            ------------------------------------
                                       Oil                Gas                                        Present Worth
Category                             (Barrels)           (MCF)                  Total                    at 10%
------------------                   ---------           ---------            -----------            -------------
 Proved Developed
    Producing                         184,554            4,254,042            $ 8,387,500              $ 4,851,200
  Non-Producing                         4,517              414,381                748,700                  247,400
Proved Undeveloped                      5,932            1,102,577              1,398,600                  399,200
                                     ---------           ---------            -----------            -------------

Total Proved                          195,003            5,771,000            $10,534,800              $ 5,497,800

         The oil reserves shown include crude oil and condensate. Oil volumes are expressed in barrels which are equivalent to 42 United States gallons. Gas volumes are expressed in thousands of standard cubic feet (MCF) at the contract temperature and pressure bases.

         This report includes summary projections of reserves and revenue for each reserve category along with one-line summaries of reserves, economics, and basic data by lease. For the purposes of this report, the term "lease" refers to a single economic projection.

         The estimated reserves and future revenue shown in this report are for proved developed producing, proved developed non-producing, and proved undeveloped reserves. As requested, value for probable or possible reserves which exist for these properties has not been included. This report does not include any value which could be attributed to interests in undeveloped acreage beyond those

[LOGO OF NSAI]

tracts for which undeveloped reserves have been estimated. Definitions of all reserve categories are presented immediately following this letter.

         Future gross revenue to the 1992 LP interest is prior to deducting state production taxes and ad valorem taxes. Future net revenue is after deducting these taxes, future capital costs, and operating expenses, but before consideration of federal income taxes. The future net revenue has been discounted at an annual rate of 10 percent to determine its "present worth." The present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the properties.

         For the purposes of this report, a field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs which may be incurred due to such possible liability. Also, our estimates do not include any salvage value for the lease and well equipment nor the cost of abandoning the properties.

         As requested, this report has been prepared using oil and gas prices specified by Coral. Oil prices are based on a West Texas Intermediate posted price of $18.10 per barrel, adjusted by lease for gravity, transportation fees, and regional posted price differentials. Gas prices are based on $2.52 per MMBTU, adjusted by lease for transportation fees, BTU content, and regional price differentials. Oil and gas prices are held constant throughout the life of the properties.

         Lease and well operating costs are based on operating expense records of Coral. These costs include the per-well overhead expenses allowed under joint operating agreements along with costs estimated to be incurred at and below the district and field levels. Headquarters general and administrative overhead expenses of 1992 LP or Coral are not included. Lease and well operating costs are held constant throughout the life of the properties. Capital costs are included as required for workovers, new development wells, and production equipment.

         We have made no investigation of potential gas volume and value imbalances which may have resulted from overdelivery or underdelivery to the 1992 LP interest. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on the 1992 LP receiving its net revenue interest share of estimated future gross gas production.

         The reserves included in this report are estimates only and should not be construed as exact quantities. They may or may not be recovered; if recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. The sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions included in this report due to governmental policies and uncertainties of supply and demand. Also, estimates of reserves may increase or decrease as a result of future operations.

         In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which legal or accounting, rather than engineering and geological, interpretation may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties

[LOGO OF NSAI]

inherent in the interpretation of engineering and geological data; therefore, our conclusions necessarily represent only informed professional judgments.

         The titles to the properties have not been examined by Netherland, Sewell & Associates, Inc., nor has the actual degree or type of interest owned been independently confirmed. The data used in our estimates were obtained from Coral Reserves, other interest owners, various operators of the properties, and the nonconfidential files of Netherland, Sewell & Associates, Inc. and were accepted as accurate. We are independent petroleum engineers, geologists, and geophysicists; we do not own an interest in these properties and are not employed on a contingent basis. Basic geologic and field performance data together with our engineering work sheets are maintained on file in our office.

                                 Very truly yours,


                                 /s/ Frederic D. Sewell
                                 ----------------------
                                 Frederic D. Sewell

[LETTERHEAD OF NSAI]

                               November 18, 1999


Mr. Leo E. Woodard
Coral Reserves
Suite 600
119 North Robinson
Oklahoma City, Oklahoma 73102

Dear Mr. Woodard:

     In accordance with your request, we have estimated the proved reserves and future revenue, as of September 30, 1999, to the Coral Reserves Natural Gas Income Fund 1993 Limited Partnership (1993 LP) interest in certain oil and gas properties located in the United States as listed in the accompanying tabulations. As requested, lease and well operating costs for all properties include the per-well overhead expenses allowed under joint operating agreements. This report has been prepared using constant prices and costs specified by Coral Reserves (Coral) as set forth in this letter.

     As presented in the accompanying summary projections, Tables I through IV, we estimate the net reserves and future net revenue to the 1993 LP interest, as of September 30, 1999, to be:

                                           Net Reserves                     Future Net Revenue
                                   -----------------------------      -----------------------------
                                        Oil              Gas                         Present Worth
       Category                      (Barrels)          (MCF)            Total          at 10%
-----------------------            --------------    -----------      -----------    --------------
Proved Developed
  Producing                            257,633        4,000,585        $7,853,000      $4,560,300
  Non-Producing                          2,873           59,394           217,500          75,000
Proved Undeveloped                      45,102          343,730           703,100         116,100
                                   --------------    -----------      -----------    --------------

     Total Proved                      305,608        4,403,709        $8,773,600      $4,751,400

     The oil reserves shown include crude oil and condensate. Oil volumes are expressed in barrels which are equivalent to 42 United States gallons. Gas volumes are expressed in thousands of standard cubic feet (MCF) at the contract temperature and pressure bases.

     This report includes summary projections of reserves and revenue for each reserve category along with one-line summaries of reserves, economics, and basic data by lease. For the purposes of this report, the term "lease" refers to a single economic projection.

     The estimated reserves and future revenue shown in this report are for proved developed producing, proved developed non-producing, and proved undeveloped reserves. As requested, value for probable or possible reserves which exist for these properties has not been included. This report does not include any value which could be attributed to interests in undeveloped acreage beyond those

[LOGO OF NSAI]

tracts for which undeveloped reserves have been estimated. Definitions of all reserve categories are presented immediately following this letter.

         Future gross revenue to the 1993 LP interest is prior to deducting state production taxes and ad valorem taxes. Future net revenue is after deducting these taxes, future capital costs, and operating expenses, but before consideration of federal income taxes. The future net revenue has been discounted at an annual rate of 10 percent to determine its "present worth." The present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the properties.

         For the purposes of this report, a field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs which may be incurred due to such possible liability. Also, our estimates do not include any salvage value for the lease and well equipment nor the cost of abandoning the properties.

         As requested, this report has been prepared using oil and gas prices specified by Coral. Oil prices are based on a West Texas Intermediate posted price of $18.10 per barrel, adjusted by lease for gravity, transportation fees, and regional posted price differentials. Gas prices are based on $2.52 per MMBTU, adjusted by lease for transportation fees, BTU content, and regional price differentials. Oil and gas prices are held constant throughout the life of the properties.

         Lease and well operating costs are based on operating expense records of Coral. These costs include the per-well overhead expenses allowed under joint operating agreements along with costs estimated to be incurred at and below the district and field levels. Headquarters general and administrative overhead expenses of 1993 LP or Coral are not included. Lease and well operating costs are held constant throughout the life of the properties. Capital costs are included as required for workovers, new development wells, and production equipment.

         We have made no investigation of potential gas volume and value imbalances which may have resulted from overdelivery or underdelivery to the 1993 LP interest. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on the 1993 LP receiving its net revenue interest share of estimated future gross gas production.

         The reserves included in this report are estimates only and should not be construed as exact quantities. They may or may not be recovered; if recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. The sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions included in this report due to governmental policies and uncertainties of supply and demand. Also, estimates of reserves may increase or decrease as a result of future operations.

         In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which legal or accounting, rather than engineering and geological, interpretation may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties

[LOGO OF NSAI]

inherent in the interpretation of engineering and geological data; therefore, our conclusions necessarily represent only informed professional judgments.

         The titles to the properties have not been examined by Netherland, Sewell & Associates, Inc., nor has the actual degree or type of interest owned been independently confirmed. The data used in our estimates were obtained from Coral Reserves, other interest owners, various operators of the properties, and the nonconfidential files of Netherland, Sewell & Associates, Inc. and were accepted as accurate. We are independent petroleum engineers, geologists, and geophysicists; we do not own an interest in these properties and are not employed on a contingent basis. Basic geologic and field performance data together with our engineering work sheets are maintained on file in our office.

                                Very truly yours,


                                /s/ Frederic D. Sewell
                                ----------------------
                                Frederic D. Sewell

[LETTERHEAD OF NSAI]

                               November 19, 1999


Mr. Leo E. Woodard
Coral Reserves
Suite 600
119 North Robinson
Oklahoma City, Oklahoma 73102

Dear Mr. Woodard:

     In accordance with your request, we have estimated the proved reserves and future revenue, as of September 30, 1999, to the Coral Reserves 1993 Institutional Limited Partnership (1993-I LP) interest in certain oil and gas properties located in the United States as listed in the accompanying tabulations. As requested, lease and well operating costs for all properties include the per-well overhead expenses allowed under joint operating agreements. This report has been prepared using constant prices and costs specified by Coral Reserves (Coral) as set forth in this letter.

     As presented in the accompanying summary projections, Tables I through IV, we estimate the net reserves and future net revenue to the 1993-I LP interest, as of September 30, 1999, to be:

                                           Net Reserves                     Future Net Revenue
                                   -----------------------------      -----------------------------
                                        Oil              Gas                         Present Worth
       Category                      (Barrels)          (MCF)            Total          at 10%
-----------------------            --------------    -----------      -----------    --------------
Proved Developed
  Producing                             90,208        1,612,620        $3,500,200      $2,052,000
  Non-Producing                          1,134           56,228            97,400          29,600
Proved Undeveloped                      19,554           56,951           219,500          17,700
                                   --------------    -----------      -----------    --------------

     Total Proved                      110,896        1,725,799        $3,817,100      $2,099,300

     The oil reserves shown include crude oil and condensate. Oil volumes are expressed in barrels which are equivalent to 42 United States gallons. Gas volumes are expressed in thousands of standard cubic feet (MCF) at the contract temperature and pressure bases.

     This report includes summary projections of reserves and revenue for each reserve category along with one-line summaries of reserves, economics, and basic data by lease. For the purposes of this report, the term "lease" refers to a single economic projection.

     The estimated reserves and future revenue shown in this report are for proved developed producing, proved developed non-producing, and proved undeveloped reserves. As requested, value for probable or possible reserves which exist for these properties has not been included. This report does not include any value which could be attributed to interests in undeveloped acreage beyond those

[LOGO OF NSAI]

tracts for which undeveloped reserves have been estimated. Definitions of all reserve categories are presented immediately following this letter.

         Future gross revenue to the 1993-I LP interest is prior to deducting state production taxes and ad valorem taxes. Future net revenue is after deducting these taxes, future capital costs, and operating expenses, but before consideration of federal income taxes. The future net revenue has been discounted at an annual rate of 10 percent to determine its "present worth." The present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the properties.

         For the purposes of this report, a field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs which may be incurred due to such possible liability. Also, our estimates do not include any salvage value for the lease and well equipment nor the cost of abandoning the properties.

         As requested, this report has been prepared using oil and gas prices specified by Coral. Oil prices are based on a West Texas Intermediate posted price of $18.10 per barrel, adjusted by lease for gravity, transportation fees, and regional posted price differentials. Gas prices are based on $2.52 per MMBTU, adjusted by lease for transportation fees, BTU content, and regional price differentials. Oil and gas prices are held constant throughout the life of the properties.

         Lease and well operating costs are based on operating expense records of Coral. These costs include the per-well overhead expenses allowed under joint operating agreements along with costs estimated to be incurred at and below the district and field levels. Headquarters general and administrative overhead expenses of 1993-I LP or Coral are not included. Lease and well operating costs are held constant throughout the life of the properties. Capital costs are included as required for workovers, new development wells, and production equipment.

         We have made no investigation of potential gas volume and value imbalances which may have resulted from overdelivery or underdelivery to the 1993-I LP interest. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on the 1993-I LP receiving its net revenue interest share of estimated future gross gas production.

         The reserves included in this report are estimates only and should not be construed as exact quantities. They may or may not be recovered; if recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. The sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions included in this report due to governmental policies and uncertainties of supply and demand. Also, estimates of reserves may increase or decrease as a result of future operations.

         In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which legal or accounting, rather than engineering and geological, interpretation may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties

[LOGO OF NSAI]

inherent in the interpretation of engineering and geological data; therefore, our conclusions necessarily represent only informed professional judgments.

         The titles to the properties have not been examined by Netherland, Sewell & Associates, Inc., nor has the actual degree or type of interest owned been independently confirmed. The data used in our estimates were obtained from Coral Reserves, other interest owners, various operators of the properties, and the nonconfidential files of Netherland, Sewell & Associates, Inc. and were accepted as accurate. We are independent petroleum engineers, geologists, and geophysicists; we do not own an interest in these properties and are not employed on a contingent basis. Basic geologic and field performance data together with our engineering work sheets are maintained on file in our office.

                                Very truly yours,



                                /s/ Frederic D. Sewell
                                ----------------------
                                Frederic D. Sewell

[LETTERHEAD OF NSAI]

                               November 19, 1999



Mr. Leo E. Woodard
Coral Reserves
Suite 600
119 North Robinson
Oklahoma City, Oklahoma 73102

Dear Mr. Woodard:

     In accordance with your request, we have estimated the proved reserves and future revenue, as of September 30, 1999, to the Coral Reserves Energy Income Fund 1995 Limited Partnership (1995 LP) interest in certain oil and gas properties located in the United States as listed in the accompanying tabulations. As requested, lease and well operating costs for all properties include the per-well overhead expenses allowed under joint operating agreements. This report has been prepared using constant prices and costs specified by Coral Reserves (Coral) as set forth in this letter.

     As presented in the accompanying summary projections, Tables I through IV, we estimate the net reserves and future net revenue to the 1995 LP interest, as of September 30, 1999, to be:

                                           Net Reserves                     Future Net Revenue
                                   -----------------------------      -----------------------------
                                        Oil              GAS                         Present Worth
       Category                      (Barrels)          (MCF)            Total          at 10%
-----------------------            --------------    -----------      -----------    --------------
Proved Developed
  Producing                            182,812        5,010,743       $ 8,762,500     $ 5,253,800
  Non-Producing                         55,366          285,426         1,250,500         362,100
Proved Undeveloped                      13,821        1,218,505         1,585,700         700,100
                                   --------------    -----------      -----------    --------------

     Total Proved                      251,999        6,514,674       $11,598,700     $ 6,316,000

     The oil reserves shown include crude oil and condensate. Oil volumes are expressed in barrels which are equivalent to 42 United States gallons. Gas volumes are expressed in thousands of standard cubic feet (MCF) at the contract temperature and pressure bases.

     This report includes summary projections of reserves and revenue for each reserve category along with one-line summaries of reserves, economics, and basic data by lease. For the purposes of this report, the term "lease" refers to a single economic projection.

     The estimated reserves and future revenue shown in this report are for proved developed producing, proved developed non-producing, and proved undeveloped reserves. As requested, value for probable or possible reserves which exist for these properties has not been included. This report does not include any value which could be attributed to interests in undeveloped acreage beyond those

[LOGO OF NSAI]

tracts for which undeveloped reserves have been estimated. Definitions of all reserve categories are presented immediately following this letter.

         Future gross revenue to the 1995 LP interest is prior to deducting state production taxes and ad valorem taxes. Future net revenue is after deducting these taxes, future capital costs, and operating expenses, but before consideration of federal income taxes. The future net revenue has been discounted at an annual rate of 10 percent to determine its "present worth." The present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the properties.

         For the purposes of this report, a field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs which may be incurred due to such possible liability. Also, our estimates do not include any salvage value for the lease and well equipment nor the cost of abandoning the properties.

         As requested, this report has been prepared using oil and gas prices specified by Coral. Oil prices are based on a West Texas Intermediate posted price of $18.10 per barrel, adjusted by lease for gravity, transportation fees, and regional posted price differentials. Gas prices are based on $2.52 per MMBTU, adjusted by lease for transportation fees, BTU content, and regional price differentials. Oil and gas prices are held constant throughout the life of the properties.

         Lease and well operating costs are based on operating expense records of Coral. These costs include the per-well overhead expenses allowed under joint operating agreements along with costs estimated to be incurred at and below the district and field levels. Headquarters general and administrative overhead expenses of 1995 LP or Coral are not included. Lease and well operating costs are held constant throughout the life of the properties. Capital costs are included as required for workovers, new development wells, and production equipment.

         We have made no investigation of potential gas volume and value imbalances which may have resulted from overdelivery or underdelivery to the 1995 LP interest. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on the 1995 LP receiving its net revenue interest share of estimated future gross gas production.

         The reserves included in this report are estimates only and should not be construed as exact quantities. They may or may not be recovered; if recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. The sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions included in this report due to governmental policies and uncertainties of supply and demand. Also, estimates of reserves may increase or decrease as a result of future operations.

         In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which legal or accounting, rather than engineering and geological, interpretation may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties

[LOGO OF NSAI]

inherent in the interpretation of engineering and geological data; therefore, our conclusions necessarily represent only informed professional judgments.

         The titles to the properties have not been examined by Netherland, Sewell & Associates, Inc., nor has the actual degree or type of interest owned been independently confirmed. The data used in our estimates were obtained from Coral Reserves, other interest owners, various operators of the properties, and the nonconfidential files of Netherland, Sewell & Associates, Inc. and were accepted as accurate. We are independent petroleum engineers, geologists, and geophysicists; we do not own an interest in these properties and are not employed on a contingent basis. Basic geologic and field performance data together with our engineering work sheets are maintained on file in our office.

                                     Very truly yours,

                                     /s/ Frederic D. Sewell
                                     ----------------------
                                     Frederic D. Sewell


SMC:KAH

[LETTERHEAD OF NSAI]

                               November 22, 1999


Mr. Leo E. Woodard
Coral Reserves
Suite 600
119 North Robinson
Oklahoma City, Oklahoma 73102

Dear Mr. Woodard:

     In accordance with your request, we have estimated the proved reserves and future revenue, as of September 30, 1999, to the Coral Reserves Energy Income Fund 1996 Limited Partnership (1996 LP) interest in certain oil and gas properties located in the United States as listed in the accompanying tabulations. As requested, lease and well operating costs for all properties include the per-well overhead expenses allowed under joint operating agreements. This report has been prepared using constant prices and costs specified by Coral Reserves (Coral) as set forth in this letter.

     As presented in the accompanying summary projections, Tables I through IV, we estimate the net reserves and future net revenue to the 1996 LP interest, as of September 30, 1999, to be:

                                           Net Reserves                     Future Net Revenue
                                   -----------------------------      -----------------------------
                                        Oil              Gas                         Present Worth
       Category                      (Barrels)          (MCF)            Total          at 10%
-----------------------            --------------    -----------      -----------    --------------
Proved Developed
  Producing                            145,940        5,867,587       $10,150,500     $ 6,227,800
  Non-Producing                          8,131        1,148,505         2,018,200         975,200
Proved Undeveloped                      45,779          898,715         1,487,800         746,500
                                   --------------    -----------      -----------    --------------

     Total Proved                      199,850        7,914,807       $13,656,500     $ 7,949,500

     The oil reserves shown include crude oil and condensate. Oil volumes are expressed in barrels which are equivalent to 42 United States gallons. Gas volumes are expressed in thousands of standard cubic feet (MCF) at the contract temperature and pressure bases.

     This report includes summary projections of reserves and revenue for each reserve category along with one-line summaries of reserves, economics, and basic data by lease. For the purposes of this report, the term "lease" refers to a single economic projection.

     The estimated reserves and future revenue shown in this report are for proved developed producing, proved developed non-producing, and proved undeveloped reserves. As requested, value for probable or possible reserves which exist for these properties has not been included. This report does not include any value which could be attributed to interests in undeveloped acreage beyond those

[LETTERHEAD OF NSAI]

tracts for which undeveloped reserves have been estimated. Definitions of all reserve categories are presented immediately following this letter.

     Future gross revenue to the 1996 LP interest is prior to deducting state production taxes and ad valorem taxes. Future net revenue is after deducting these taxes, future capital costs, and operating expenses, but before consideration of federal income taxes. The future net revenue has been discounted at an annual rate of 10 percent to determine its "present worth." The present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the properties.

     For the purposes of this report, a field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs which may be incurred due to such possible liability. Also, our estimates do not include any salvage value for the lease and well equipment nor the cost of abandoning the properties.

     As requested, this report has been prepared using oil and gas prices specified by Coral. Oil prices are based on a West Texas Intermediate posted price of $18.10 per barrel, adjusted by lease for gravity, transportation fees, and regional posted price differentials. Gas prices are based on $2.52 per MMBTU, adjusted by lease for transportation fees, BTU content, and regional price differentials. Oil and gas prices are held constant throughout the life of the properties.

     Lease and well operating costs are based on operating expense records of Coral. These costs include the per-well overhead expenses allowed under joint operating agreements along with costs estimated to be incurred at and below the district and field levels. Headquarters general and administrative overhead expenses of 1996 LP or Coral are not included. Lease and well operating costs are held constant throughout the life of the properties. Capital costs are included as required for workovers, new development wells, and production equipment.

     We have made no investigation of potential gas volume and value imbalances which may have resulted from overdelivery or underdelivery to the 1996 LP interest. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on the 1996 LP receiving its net revenue interest share of estimated future gross gas production.

     The reserves included in this report are estimates only and should not be construed as exact quantities. They may or may not be recovered; if recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. The sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions included in this report due to governmental policies and uncertainties of supply and demand. Also, estimates of reserves may increase or decrease as a result of future operations.

     In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which legal or accounting, rather than engineering and geological, interpretation may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties

[LOGO OF NSAI]

inherent in the interpretation of engineering and geological data; therefore, our conclusions necessarily represent only informed professional judgments.

         The titles to the properties have not been examined by Netherland, Sewell & Associates, Inc., nor has the actual degree or type of interest owned been independently confirmed. The data used in our estimates were obtained from Coral Reserves, other interest owners, various operators of the properties, and the nonconfidential files of Netherland, Sewell & Associates, Inc. and were accepted as accurate. We are independent petroleum engineers, geologists, and geophysicists; we do not own an interest in these properties and are not employed on a contingent basis. Basic geologic and field performance data together with our engineering work sheets are maintained on file in our office.

                                Very truly yours,

                                /s/ Frederic D. Sewell
                                ----------------------
                                Frederic D. Sewell

SMC:KAH

[LETTERHEAD OF NDSI]

                               November 22, 1999



Mr. Leo E. Woodard
Coral Reserves
Suite 600
119 North Robinson
Oklahoma City, Oklahoma  73102

Dear Mr. Woodard:

         In accordance with your request, we have estimated the proved reserves and future revenue, as of September 30, 1999, to the Coral Reserves 1996 Institutional Limited Partnership (1996-I LP) interest in certain oil and gas properties located in Oklahoma as listed in the accompanying tabulations. As requested, lease and well operating costs for all properties include the per-well overhead expenses allowed under joint operating agreements. This report has been prepared using constant prices and costs specified by Coral Reserves (Coral) as set forth in this letter.

         As presented in the accompanying summary projections, Tables I through IV, we estimate the net reserves and future net revenue to the 1996-I LP interest, as of September 30, 1999, to be:

                                              Net Reserves                      Future Net Revenue
                                  ---------------------------------     ---------------------------------
                                        Oil                Gas                              Present Worth
          Category                   (Barrels)            (MCF)              Total              at 10%
-----------------------------     --------------     --------------     --------------     --------------
Proved Developed
  Producing                           132,423            4,424,652        $ 8,138,300        $ 5,004,500
  Non-Producing                        32,415              413,683          1,046,000            384,600
Proved Undeveloped                     52,436              780,886          1,424,400            763,500
                                  --------------     --------------     --------------     --------------

   Total Proved                       217,274            5,619,221        $10,608,700        $ 6,152,600

         The oil reserves shown include crude oil and condensate. Oil volumes are expressed in barrels which are equivalent to 42 United States gallons. Gas volumes are expressed in thousands of standard cubic feet (MCF) at the contract temperature and pressure bases.

         This report includes summary projections of reserves and revenue for each reserve category along with one-line summaries of reserves, economics, and basic data by lease. For the purposes of this report, the term "lease" refers to a single economic projection.

         The estimated reserves and future revenue shown in this report are for proved developed producing, proved developed non-producing, and proved undeveloped reserves. As requested, value for probable or possible reserves which exist for these properties has not been included. This report does not include any value which could be attributed to interests in undeveloped acreage beyond those

[LOGO OF NSAI]

tracts for which undeveloped reserves have been estimated. Definitions of all reserve categories are presented immediately following this letter.

         Future gross revenue to the 1996-I LP interest is prior to deducting state production taxes. Future net revenue is after deducting these taxes, future capital costs, and operating expenses, but before consideration of federal income taxes. The future net revenue has been discounted at an annual rate of 10 percent to determine its "present worth." The present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the properties.

         For the purposes of this report, a field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs which may be incurred due to such possible liability. Also, our estimates do not include any salvage value for the lease and well equipment nor the cost of abandoning the properties.

         As requested, this report has been prepared using oil and gas prices specified by Coral. Oil prices are based on a West Texas Intermediate posted price of $18.10 per barrel, adjusted by lease for gravity, transportation fees, and regional posted price differentials. Gas prices are based on $2.52 per MMBTU, adjusted by lease for transportation fees, BTU content, and regional price differentials. Oil and gas prices are held constant throughout the life of the properties.

         Lease and well operating costs are based on operating expense records of Coral. These costs include the per-well overhead expenses allowed under joint operating agreements along with costs estimated to be incurred at and below the district and field levels. Headquarters general and administrative overhead expenses of 1996-I LP or Coral are not included. Lease and well operating costs are held constant throughout the life of the properties. Capital costs are included as required for workovers, new development wells, and production equipment.

         We have made no investigation of potential gas volume and value imbalances which may have resulted from overdelivery or underdelivery to the 1996-I LP interest. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on the 1996-I LP receiving its net revenue interest share of estimated future gross gas production.

         The reserves included in this report are estimates only and should not be construed as exact quantities. They may or may not be recovered; if recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. The sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions included in this report due to governmental policies and uncertainties of supply and demand. Also, estimates of reserves may increase or decrease as a result of future operations.

         In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which legal or accounting, rather than engineering and geological, interpretation may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties

[LOGO OF NSAI]

inherent in the interpretation of engineering and geological data; therefore, our conclusions necessarily represent only informed professional judgments.

         The titles to the properties have not been examined by Netherland, Sewell & Associates, Inc nor has the actual degree or type of interest owned been independently confirmed. The data used in our estimates were obtained from Coral Reserves, other interest owners, various operators of properties, and the nonconfidential files of Netherland, Sewell & Associates, Inc. and were accepted accurate. We are independent petroleum engineers, geologists, and geophysicists; we do not own interest in these properties and are not employed on a contingent basis. Basic geologic and field performance data together with our engineering work sheets are maintained on file in our office.

                                Very truly yours,


                                /s/ Frederic D. Sewell
                                ----------------------
                                Frederic D. Sewell

[LETTERHEAD OF NSAI]

                               November 29, 1999


Mr. Leo E. Woodard
Coral Reserves
119 North Robinson, Suite 600
Oklahoma City, Oklahoma  73102


Dear Mr. Woodard:

         In accordance with your request, we have estimated the proved reserves and future revenue, as of September 30, 1999, to the Coral Reserves Group, LTD. (Coral LTD) interest in certain oil and gas properties located in the United States as listed in the accompanying tabulations. As requested, lease and well operating costs for all properties include the per-well overhead expenses allowed under joint operating agreements. This report has been prepared using constant prices and costs specified by Coral Reserves (Coral) as set forth in this letter.

         As presented in the accompanying summary projections, Tables I through IV, we estimate the net reserves and future net revenue to the Coral LTD interest, as of September 30, 1999, to be:

                                              Net Reserves                      Future Net Revenue
                                  ---------------------------------     ---------------------------------
                                        Oil                Gas                              Present Worth
          Category                   (Barrels)            (MCF)             Total              at 10%
---------------------------       --------------     --------------     --------------     --------------
Proved Developed
  Producing                            7,717             372,341            $772,900           $410,000
  Non-Producing                        2,267               8,797              36,500             16,400
Proved Undeveloped                     4,313             118,750             177,900             64,500
                                  --------------     --------------     --------------     --------------

   Total Proved                       14,297             499,888            $987,300           $490,900

         The oil reserves shown include crude oil and condensate. Oil volumes are expressed in barrels which are equivalent to 42 United States gallons. Gas volumes are expressed in thousands of standard cubic feet (MCF) at the contract temperature and pressure bases.

         This report includes summary projections of reserves and revenue for each reserve category along with one-line summaries of reserves, economics, and basic data by lease. As requested, also included is a table showing future net revenue and present worth at 10 percent attributable to the per-well overhead expenses received from other working interest owners for those properties operated by Coral LTD. For the purposes of this report, the term "lease" refers to a single economic projection.

         The estimated reserves and future revenue shown in this report are for proved developed producing, proved developed non-producing, and proved undeveloped reserves. As requested, value for probable or possible reserves which exist for these properties has not been included. This report does not include any value which could be attributed to interests in undeveloped acreage beyond those

[LOGO OF NSAI]

tracts for which undeveloped reserves have been estimated. Definitions of all reserve categories are presented immediately following this letter.

     Future gross revenue to the Coral LTD interest is prior to deducting state production taxes and ad valorem taxes. Future net revenue is after deducting these taxes, future capital costs, and operating expenses, but before consideration of federal income taxes. The future net revenue has been discounted at an annual rate of 10 percent to determine its "present worth." The present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the properties.

     For the purposes of this report, a field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs which may be incurred due to such possible liability. Also, our estimates do not include any salvage value for the lease and well equipment nor the cost of abandoning the properties.

     As requested, this report has been prepared using oil and gas prices specified by Coral. Oil prices are based on a West Texas Intermediate posted price of $18.10 per barrel, adjusted by lease for gravity, transportation fees, and regional posted price differentials. Gas prices are based on $2.52 per MMBTU, adjusted by lease for transportation fees, BTU content, and regional price differentials. Oil and gas prices are held constant throughout the life of the properties.

     Lease and well operating costs are based on operating expense records of Coral. These costs include the per-well overhead expenses allowed under joint operating agreements along with costs estimated to be incurred at and below the district and field levels. Headquarters general and administrative overhead expenses of Coral LTD or Coral are not included. Lease and well operating costs are held constant throughout the life of the properties. Capital costs are included as required for workovers, new development wells, and production equipment.

     We have made no investigation of potential gas volume and value imbalances which may have resulted from overdelivery or underdelivery to the Coral LTD interest. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on Coral LTD receiving its net revenue interest share of estimated future gross gas production.

     The reserves included in this report are estimates only and should not be construed as exact quantities. They may or may not be recovered; if recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. The sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions included in this report due to governmental policies and uncertainties of supply and demand. Also, estimates of reserves may increase or decrease as a result of future operations.

     In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which legal or accounting, rather than engineering and geological, interpretation may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties

[LOGO OF NSAI]

inherent in the interpretation of engineering and geological data; therefore, our conclusions necessarily represent only informed professional judgments.

         The titles to the properties have not been examined by Netherland, Sewell & Associates, Inc., nor has the actual degree or type of interest owned been independently confirmed. The data used in our estimates were obtained from Coral Reserves, other interest owners, various operators of the properties, and the nonconfidential files of Netherland, Sewell & Associates, Inc. and were accepted as accurate. We are independent petroleum engineers, geologists, and geophysicists; we do not own an interest in these properties and are not employed on a contingent basis. Basic geologic and field performance data together with our engineering work sheets are maintained on file in our office.

                                   Very truly yours,

                                   /s/ Frederic D. Sewell
                                   ----------------------
                                   Frederic D. Sewell




SMC:KAH

[LETTERHEAD OF NSAI]

                               November 15, 1999



Mr. Leo E. Woodard
Coral Reserves
Suite 600
119 North Robinson
Oklahoma City, Oklahoma 73102

Dear Mr. Woodard:

         In accordance with your request, we have estimated the proved reserves and future revenue, as of September 30, 1999, to the Coral Reserves (Coral) interest in certain oil and gas properties located in the United States as listed in the accompanying tabulations. As requested, lease and well operating costs do not include the per-well overhead expenses allowed under the joint operating agreements for those properties operated by Coral. This report has been prepared using constant prices and costs specified by Coral as set forth in this letter.

         As presented in the accompanying summary projections, Tables I through IV, we estimate the net reserves and future net revenue to the Coral interest, as of September 30, 1999, to be:

                                           Net Reserves                     Future Net Revenue
                                   -----------------------------      -----------------------------
                                        Oil              Gas                         Present Worth
       Category                      (Barrels)          (MCF)            Total          at 10%
-----------------------            --------------    -----------      -----------    --------------
Proved Developed
  Producing                          1,185,229       31,052,012       $62,256,800     $35,976,100
  Non-Producing                        107,597        2,616,494         6,032,400       2,314,800
Proved Undeveloped                     190,141        5,071,842         8,232,100       3,234,800
                                   --------------    -----------      -----------    --------------

     Total Proved                    1,482,967       38,740,348       $76,521,300     $41,525,700

         The oil reserves shown include crude oil and condensate. Oil volumes are expressed in barrels which are equivalent to 42 United States gallons. Gas volumes are expressed in thousands of standard cubic feet (MCF) at the contract temperature and pressure bases.

         As shown in the Table of Contents, this report includes summary projections of reserves and revenue for each reserve category along with one-line summaries of reserves, economics, and basic data by lease. For the purposes of this report, the term "lease" refers to a single economic projection.

         The estimated reserves and future revenue shown in this report are for proved developed producing, proved developed non-producing, and proved undeveloped reserves. As requested, value for probable or possible reserves which exist for these properties has not been included. This report does not include any value which could be attributed to interests in undeveloped acreage beyond those

[LOGO OF NSAI]

tracts for which undeveloped reserves have been estimated. Definitions of all reserve categories are presented immediately following this letter.

     Future gross revenue to the Coral interest is prior to deducting state production taxes and ad valorem taxes. Future net revenue is after deducting these taxes, future capital costs, and operating expenses, but before consideration of federal income taxes. The future net revenue has been discounted at an annual rate of 10 percent to determine its "present worth." The present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the properties.

     For the purposes of this report, a field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs which may be incurred due to such possible liability. Also, our estimates do not include any salvage value for the lease and well equipment nor the cost of abandoning the properties.

     As requested, this report has been prepared using oil and gas prices specified by Coral. Oil prices are based on a West Texas Intermediate posted price of $18.10 per barrel, adjusted by lease for gravity, transportation fees, and regional posted price differentials. Gas prices are based on $2.52 per MMBTU, adjusted by lease for transportation fees, BTU content, and regional price differentials. Oil and gas prices are held constant throughout the life of the properties.

     Lease and well operating costs are based on operating expense records of Coral. For non-operated properties these costs include the per-well overhead expenses allowed under joint operating agreements along with costs estimated to be incurred at and below the district and field levels. As requested, lease and well operating costs for the operated properties include only direct lease and field level costs. Headquarters general and administrative overhead expenses of Coral are not included. Lease and well operating costs are held constant throughout the life of the properties. Capital costs are included as required for workovers, new development wells, and production equipment.

     We have made no investigation of potential gas volume and value imbalances which may have resulted from overdelivery or underdelivery to the Coral interest. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on Coral receiving its net revenue interest share of estimated future gross gas production.

     The reserves included in this report are estimates only and should not be construed as exact quantities. They may or may not be recovered; if recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. The sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions included in this report due to governmental policies and uncertainties of supply and demand. Also, estimates of reserves may increase or decrease as a result of future operations.

[LOGO OF NSAI]

         In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which legal or accounting, rather than engineering and geological, interpretation may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geological data; therefore, our conclusions necessarily represent only informed professional judgments.

         The titles to the properties have not been examined by Netherland, Sewell & Associates, Inc., nor has the actual degree or type of interest owned been independently confirmed. The data used in our estimates were obtained from Coral Reserves, other interest owners, various operators of the properties, and the nonconfidential files of Netherland, Sewell & Associates, Inc. and were accepted as accurate. We are independent petroleum engineers, geologists, and geophysicists; we do not own an interest in these properties and are not employed on a contingent basis. Basic geologic and field performance data together with our engineering work sheets are maintained on file in our office.

                                Very truly yours,

                                /s/ Frederic D. Sewell
                                ----------------------
                                Frederic D. Sewell



SMC:KAH

[LETTERHEAD OF NSAI]

                               November 15, 1999




Mr. Leo E. Woodard
Coral Reserves
Suite 600
119 North Robinson
Oklahoma City, Oklahoma 73102

Dear Mr. Woodard:

         In accordance with your request, we have estimated the proved reserves and future revenue, as of September 30, 1999, to the Indian Oil Company (Indian) interest in certain oil and gas properties located in the United States as listed in the accompanying tabulations. This report has been prepared using constant prices and costs specified by Coral Reserves as set forth in this letter.

         As presented in the accompanying summary projections, Tables I through IV, we estimate the net reserves and future net revenue to the Indian interest, as of September 30, 1999, to be:

                                           Net Reserves                     Future Net Revenue
                                   -----------------------------      -----------------------------
                                        Oil              Gas                         Present Worth
       Category                      (Barrels)          (MCF)            Total          at 10%
-----------------------            --------------    -----------      -----------    --------------
Proved Developed
  Producing                            517,748       34,642,743       $58,301,700     $33,993,500
  Non-Producing                         13,622        1,786,364         2,667,500       1,384,100
Proved Undeveloped                     129,504       19,669,359        26,658,500      10,090,200
                                   --------------    -----------      -----------    --------------

     Total Proved                      660,874       56,098,466       $87,627,700     $45,467,800

         The oil reserves shown include crude oil and condensate. Oil volumes are expressed in barrels which are equivalent to 42 United States gallons. Gas volumes are expressed in thousands of standard cubic feet (MCF) at the contract temperature and pressure bases.

         As shown in the Table of Contents, this report includes summary projections of reserves and revenue for each reserve category along with one-line summaries of reserves, economics, and basic data by lease. For the purposes of this report, the term "lease" refers to a single economic projection.

         The estimated reserves and future revenue shown in this report are for proved developed producing, proved developed non-producing, and proved undeveloped reserves. As requested, value for probable or possible reserves which exist for these properties has not been included. This report does not include any value which could be attributed to interests in undeveloped acreage beyond those tracts for which undeveloped reserves have been estimated. Definitions of all reserve categories are presented immediately following this letter.

[LETTERHEAD OF NSAI]

         Future gross revenue to the Indian interest is prior to deducting state production taxes and ad valorem taxes. Future net revenue is after deducting these taxes, future capital costs, and operating expenses, but before consideration of federal income taxes. The future net revenue has been discounted at an annual rate of 10 percent to determine its "present worth." The present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the properties.

         For the purposes of this report, a field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs which may be incurred due to such possible liability. Also, our estimates do not include any salvage value for the lease and well equipment nor the cost of abandoning the properties.

         As requested, this report has been prepared using oil and gas prices specified by Coral Reserves. Oil prices are based on a West Texas Intermediate posted price of $18.10 per barrel, adjusted by lease for gravity, transportation fees, and regional posted price differentials. Gas prices are based on $2.52 per MMBTU, adjusted by lease for transportation fees, BTU content, and regional price differentials. Oil and gas prices are held constant throughout the life of the properties.

         Lease and well operating costs are based on operating expense records of Indian. For non-operated properties these costs include the per-well overhead expenses allowed under joint operating agreements along with costs estimated to be incurred at and below the district and field levels. As requested, lease and well operating costs for the operated properties include only direct lease and field level costs. Headquarters general and administrative overhead expenses of Indian are not included. Lease and well operating costs are held constant throughout the life of the properties. Capital costs are included as required for workovers, new development wells, and production equipment.

         We have made no investigation of potential gas volume and value imbalances which may have resulted from overdelivery or underdelivery to the Indian interest. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on Indian receiving its net revenue interest share of estimated future gross gas production.

         The reserves included in this report are estimates only and should not be construed as exact quantities. They may or may not be recovered; if recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. The sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions included in this report due to governmental policies and uncertainties of supply and demand. Also, estimates of reserves may increase or decrease as a result of future operations.

         In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which legal or accounting, rather than engineering and geological, interpretation may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties

[LOGO OF NSAI]

inherent in the interpretation of engineering and geological data; therefore, our conclusions necessarily represent only informed professional judgments.

         The titles to the properties have not been examined by Netherland, Sewell & Associates, Inc., nor has the actual degree or type of interest owned been independently confirmed. The data used in our estimates were obtained from Indian Oil Company, other interest owners, various operators of the properties, and the nonconfidential files of Netherland, Sewell & Associates, Inc. and were accepted as accurate. We are independent petroleum engineers, geologists, and geophysicists; we do not own an interest in these properties and are not employed on a contingent basis. Basic geologic and field performance data together with our engineering work sheets are maintained on file in our office.

                                Very truly yours,

                                /s/ Frederic D. Sewell
                                ----------------------
                                Frederic D. Sewell

SMC:KAH

[LETTERHEAD OF NSAI]

                               November 15, 1999


Mr. Leo E. Woodard
Coral Reserves
Suite 600
119 North Robinson
Oklahoma City, Oklahoma 73102

Dear Mr. Woodard:

         In accordance with your request, we have estimated the proved reserves and future revenue, as of September 30, 1999, to the combined interests of Coral Reserves (Coral) and Indian Oil Company (Indian) in certain oil and gas properties located in the United States as listed in the accompanying tabulations. This report has been prepared using constant prices and costs specified by Coral as set forth in this letter.

         As presented in the accompanying summary projections, Tables I through IV, we estimate the net reserves and future net revenue to the combined interests of Coral and Indian, as of September 30, 1999, to be:

                                           Net Reserves                     Future Net Revenue
                                   -----------------------------      -----------------------------
                                        Oil              Gas                         Present Worth
       Category                      (Barrels)          (MCF)            Total          at 10%
-----------------------            --------------    -----------      -----------    --------------
Proved Developed
  Producing                          1,702,977       65,694,755      $120,558,500    $ 69,969,600
  Non-Producing                        121,219        4,402,858         8,699,900       3,698,900
Proved Undeveloped                     319,645       24,741,201        34,890,600      13,325,000
                                   --------------    -----------     ------------    --------------

     Total Proved                    2,143,841       94,838,814      $164,149,000    $ 86,993,500

         The oil reserves shown include crude oil and condensate. Oil volumes are expressed in barrels which are equivalent to 42 United States gallons. Gas volumes are expressed in thousands of standard cubic feet (MCF) at the contract temperature and pressure bases.

         As shown in the Table of Contents, this report includes summary projections of reserves and revenue for each reserve category along with one-line summaries of reserves, economics, and basic data by lease. For the purposes of this report, the term "lease" refers to a single economic projection. Computer printouts of the projections for the individual leases are provided under separate cover.

         The estimated reserves and future revenue shown in this report are for proved developed producing, proved developed non-producing, and proved undeveloped reserves. As requested, value for probable or possible reserves which exist for these properties has not been included. This report does not include any value which could be attributed to interests in undeveloped acreage beyond those

[LOGO OF NSAI]

tracts for which undeveloped reserves have been estimated. Definitions of all reserve categories are presented immediately following this letter.

     Future gross revenue to the Coral and Indian interests is prior to deducting state production taxes and ad valorem taxes. Future net revenue is after deducting these taxes, future capital costs, and operating expenses, but before consideration of federal income taxes. The future net revenue has been discounted at an annual rate of 10 percent to determine its "present worth." The present worth is shown to indicate the effect of time on the value of money and should not be construed as being the fair market value of the properties.

     For the purposes of this report, a field inspection of the properties has not been performed nor has the mechanical operation or condition of the wells and their related facilities been examined. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs which may be incurred due to such possible liability. Also, our estimates do not include any salvage value for the lease and well equipment nor the cost of abandoning the properties.

     As requested, this report has been prepared using oil and gas prices specified by Coral. Oil prices are based on a West Texas Intermediate posted price of $18.10 per barrel, adjusted by lease for gravity, transportation fees, and regional posted price differentials. Gas prices are based on $2.52 per MMBTU, adjusted by lease for transportation fees, BTU content, and regional price differentials. Oil and gas prices are held constant throughout the life of the properties.

     Lease and well operating costs are based on operating expense records of Coral and Indian. For non-operated properties these costs include the per-well overhead expenses allowed under joint operating agreements along with costs estimated to be incurred at and below the district and field levels. As requested, lease and well operating costs for the operated properties include only direct lease and field level costs. Headquarters general and administrative overhead expenses of Coral or Indian are not included. Lease and well operating costs are held constant throughout the life of the properties. Capital costs are included as required for workovers, new development wells, and production equipment.

     We have made no investigation of potential gas volume and value imbalances which may have resulted from overdelivery or underdelivery to the Coral or Indian interests. Therefore, our estimates of reserves and future revenue do not include adjustments for the settlement of any such imbalances; our projections are based on Coral and Indian receiving their net revenue interest share of estimated future gross gas production.

     The reserves included in this report are estimates only and should not be construed as exact quantities. They may or may not be recovered; if recovered, the revenues therefrom and the costs related thereto could be more or less than the estimated amounts. The sales rates, prices received for the reserves, and costs incurred in recovering such reserves may vary from assumptions included in this report due to governmental policies and uncertainties of supply and demand. Also, estimates of reserves may increase or decrease as a result of future operations.

[LOGO OF NSAI]

         In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which legal or accounting, rather than engineering and geological, interpretation may be controlling. As in all aspects of oil and gas evaluation, there are uncertainties inherent in the interpretation of engineering and geological data; therefore, our conclusions necessarily represent only informed professional judgments.

         The titles to the properties have not been examined by Netherland, Sewell & Associates, Inc., nor has the actual degree or type of interest owned been independently confirmed. The data used in our estimates were obtained from Coral Reserves, Indian Oil Company, other interest owners, various operators of the properties, and the nonconfidential files of Netherland, Sewell & Associates, Inc. and were accepted as accurate. We are independent petroleum engineers, geologists, and geophysicists; we do not own an interest in these properties and are not employed on a contingent basis. Basic geologic and field performance data together with our engineering work sheets are maintained on file in our office.

                                Very truly yours,

                                /s/ Frederic D. Sewell
                                ----------------------
                                Frederic D. Sewell




SMC:KAH

[LETTERHEAD OF NSAI]
                            DEFINITIONS OF RESERVES
                            -----------------------


                                PROVED RESERVES


Proved reserves are the estimated quantities of crude oil, natural gas, and
---------------
natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved reserves are limited to those quantities of oil and gas which can be expected, with little doubt, to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods.

Proved developed producing reserves are those reserves which are expected to be
-----------------------------------
produced from existing completion intervals now open for production in existing wells.

Proved developed non-producing reserves are (1) those reserves expected to be
---------------------------------------
produced from existing completion intervals in existing wells, but due to pending pipeline connections or other mechanical or contractual requirements hydrocarbon sales have not yet commenced, and (2) other non-producing reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future, where the cost of making such oil and gas available for production should be relatively small compared to the cost of a new well.

Proved undeveloped reserves are those reserves which are expected to be
---------------------------
recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Proved reserves on undrilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled.


                               PROBABLE RESERVES


Probable reserves are those reserves which geological and engineering data
-----------------
demonstrate to be potentially recoverable, but where some element of risk or insufficient data prevent classification as proved.


                                POSSIBLE RESERVES


Possible reserves are those speculative reserves estimated beyond proved and
-----------------
probable reserves where geologic and engineering data suggest the presence of additional reserves, but where the risk is relatively high.

                    CORAL RESERVES NATURAL GAS INCOME FUND
                           1990 LIMITED PARTNERSHIP
                           (the "1990 Partnership")

                    SUPPLEMENT TO CANAAN ENERGY CORPORATION
                          PROSPECTUS/PROXY STATEMENT
                              Dated ______, 2000


             The date of this Supplement is _______________, 2000

General

          This Supplement relates to the proposed "combination transactions" involving Canaan Energy Corporation. In the proposed combination transactions:

          . Canaan will acquire all of the limited partners' interests in the eight oil and gas limited partnerships previously sponsored by the Coral Companies;

          . Canaan will acquire 100% of the stock of the Coral Companies, the General Partners of the partnerships;

          . Canaan will acquire 100% of the stock of Indian Oil Company, an unaffiliated oil and gas company;

          . Canaan will acquire 100% of the stock of Canaan Securities, Inc., an unaffiliated broker/dealer which has previously participated in the marketing of the limited partnership interests and provides ongoing reporting services to limited partners; and

          . Existing owners of Canaan's common stock will receive additional shares of common stock based on Canaan's share of the total "Exchange Value" as described below.

          We refer to Canaan, the partnerships, the Coral Companies, Indian Oil Company and Canaan Securities as the "Combining Entities". We refer to the Combining Entities other than Indian Oil Company as the Coral Group. A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash or exercise dissenters' rights. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "Exchange Value" of such entity relative to the total Exchange Value of all Combining Entities. The Exchange Value is based primarily on the proved oil and gas reserve values determined by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership who votes in favor of the plan of combination may elect to receive cash in lieu of Canaan common stock equal to 75% of such partner's Exchange Value. The aggregate amount of cash payable to limited partners electing to receive cash or to exercise dissenter's rights is limited to $5 million.

          The effects of the combination transactions may be different for limited partners in the various partnerships. Accordingly, a supplement has been prepared for each of the eight partnerships eligible to participate in the combination transactions. This Supplement provides information regarding the effects of the combination transactions on the limited partners of the 1990 Partnership. The General Partner will promptly mail a copy of any supplement relating to other partnerships, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102.

          Before voting on the plan of combination, limited partners should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement.


                                 RISK FACTORS

          There are numerous risks associated with the combination transactions which are summarized below. For a more complete description of these risk factors, please see:

          . "Risk Factors and Material Considerations" beginning on Page 34 of the Prospectus/Proxy Statement.

          . "Comparison of Security Holder Rights" beginning on Page 152 of the Prospectus/Proxy Statement.


Risks Related to the Combination Transactions

 .    Limited partners will own stock in a corporation with perpetual existence rather than a partnership interest in a limited partnership with a limited life resulting in material changes in the nature of their investment.

 .    Limited partners have received cash distributions from the partnerships but will receive no cash distributions or dividends in the foreseeable future from Canaan.

 .    There has been no prior market for our common stock and there is no assurance that a market will develop. There is no assurance that the value of the common stock received by a limited partner will be equal to the Exchange Value. The Exchange

     Values are being used solely to determine the relative ownership of Canaan by each Combining Entity and do not represent the fair value of Canaan or its net assets.

 .    The consideration to be received by the limited partners and the general partners and Canaan and the other terms of the combination transactions were determined by Canaan and the Coral Companies, which have inherent conflicts of interest, and may not reflect the value of the net assets of the respective partnership if sold to an unaffiliated third party in an arms length negotiation.

 .    The Exchange Values were based primarily on estimates of reserves and future net cash flows which has inherent uncertainties. Exchange Values do not represent fair market value.

 .    The price assumptions used to calculate the Reserve Value will not be modified for changes in prices which could alter the relative values of the Combining Entities or the relative share of the limited partners and General Partners in partnerships which have not achieved payout.

 .    The alternative of continuing the partnerships or liquidating their assets could potentially be more beneficial to limited partners than the combination transactions.

 .    No independent representative was engaged to represent the limited partners in negotiating the terms of the combination transactions which may be inferior to those that could have been negotiated by an independent representative. No fairness opinion has been obtained regarding the fairness of the combination transactions to limited partners.

 .    For partnerships in which the combination transaction is approved by partners holding 75% or more of the partnership interest, there will be no dissenters rights of appraisal.

 .    The cash being offered to limited partners who elect to receive cash is not intended to represent the fair market value of their interests in a partnership, but is offered as a method for limited partners to receive cash if they desire to do so. A limited partner electing to receive cash may not receive all cash if the $5 million limit on cash payable to limited parties is reached.

 .    The combination transactions will reduce and dilute a limited partner's voting rights.

 .    The combination transactions will result in a limited partner being exposed to risks of a larger enterprise without restrictions on leverage.

 .    For the 1996 and 1996-I partnerships, failure to approve the combination transactions may result in a material adverse effect on returns to limited partners due to a $3 million downward adjustment in the Indian Contingent Production Payment.

 .    We have not requested a ruling from the IRS on the tax consequences of the combination transactions and the IRS may disagree with the opinion of our counsel on the tax consequences.


Risks Related to Canaan

 .    Our future performance depends upon our ability to find or acquire additional oil and gas reserves that are economically recoverable.

 .    Our initial property base will not include a significant number of exploratory or development prospects.

 .    We are subject to anti-takeover provisions in our charter that could delay or prevent an acquisition of our company, even if such an acquisition would be beneficial to our shareholders.

 .    We depend on the continued services of our senior management.

 .    Investors will be relying on our board and management judgment regarding the future direction and activities of the Company

 .    We will need additional financing to grow and our ability to raise further financing is uncertain.

Risks Related to the Oil and Gas Industry

 .    A substantial decrease in oil and gas prices would have a material impact on us.

 .    Estimating our reserves and future net cash flows is difficult to do with any certainty.

 .    We may incur write downs of the net book value of our oil and gas properties which would adversely affect our shareholders' equity and earnings.

 .    Operational risks in our business are numerous and could materially impact
     us.

 .    Governmental and environmental regulations could adversely affect our business.

 .    Competition in the oil and gas industry is strong and can harm our business.

                               TAX CONSEQUENCES


          Crowe & Dunlevy, counsel to Canaan, has rendered an opinion that:

          . No gain or loss should be recognized by a limited partner as a result of the receipt solely of Canaan common stock in connection with the combination transactions.

          . The basis of the Canaan common stock received by each limited partner who does not recognize gain in the combination transactions will be equal to the basis of his partnership interest exchanged for such stock.

          . The holding period for the Canaan common stock for purposes of computing eligibility for long-term capital gain or loss will include the period of a limited partner's ownership of his partnership interest exchanged for such stock and, to the extent the Canaan common stock received is attributable to certain ordinary income assets of the partnership, may begin on the day after the closing of the combination transactions.

          . A limited partner who receives solely cash or exercises dissenters rights will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis of his limited partnership interest on the date of the closing of the combination transactions. Gain recognized by a limited partner will be capital except to the extent of such limited partner's share of ordinary income assets, including recapture of depletion, depreciation and intangible drilling costs deductions previously allocated to a limited partner.

          For additional information please see:

          . "Certain Federal Income Tax Consequences" beginning on Page ____ of the Prospectus/Proxy Statement.


               METHOD OF DETERMINING COMBINATION EXCHANGE VALUES


General

          The Exchange Values for each of the Combining Entities was determined primarily based on the proved oil and gas reserve values as estimated by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm. Netherland Sewell estimated the proved reserves, future net revenues therefrom, and the present value of such future net revenues for each Combining Entity as of September 30, 1999 using the same price, cost and discount rate assumption for each Combining Entity.

          We refer to the evaluation date of September 30, 1999 as the "Effective Date" and we refer to the present value of the estimated future net revenues from proved reserves as of the Effective Date as the "Reserve Value" for each Combining Entity. A summary of the reserve report prepared by Netherland, Sewell & Associates showing the Reserve Value for each Combining Entity is included in Appendix A to the Prospectus/Proxy Statement.

          The Reserve Value for each Combining Entity will be reduced by any bank debt owed by the entity at the Effective Date. No adjustments for principal payments subsequent to the Effective Date are made because such payments would be offset by a reduction in Reserve Value which would otherwise be used to make such payments.

          The Exchange Value for each Combining Entity will also include an amount attributable to its "working capital" as of the Effective Date. Working capital includes cash, short term investments, oil and gas sales receivables and other accounts receivable and other current assets less any current liabilities other than bank debt. All of these assets and liabilities were valued at book value, which in the opinion of Canaan and the General Partners represents fair market value.

          The Reserve Value of the properties for each Combining Entity has been established as of the Effective Date. Interest paid or accrued on bank debt subsequent to the Effective Date up to the closing date will be a reduction to Exchange Value. The Exchange Value for limited partners, Additional General Partners, Canaan Securities and the Placing Brokers will also be adjusted by reducing the Exchange Value for their share of cash distributions after the Effective Date and before the closing date. No similar adjustments are being made for the other Combining Entities including the General Partners because the revenues received by them will not be distributed to owners or lenders and will be retained and used in their respective businesses between the Effective Date and the closing date. It is currently anticipated that substantially all net revenues of each partnership received prior to the closing will be distributed to partners consistent with past practice.

          Finally, an adjustment will be made at the closing for any gas imbalances. If a Combining Entity is overproduced, its Exchange Value will be reduced by the estimated value of the overproduction and if it is underproduced, its Exchange Value will be increased by the estimated value of the underproduction. Canaan does not expect the amount of this adjustment to have a material effect on the relative Exchange Values of all Combining Entities.

          Certain other adjustments will be made to the value of certain of the Combining Entities for purposes of determining the Exchange Value. These are described below.

          Accordingly, the "Exchange Value" for each Combining Entity will be equal to:

          .    Reserve Value as of the Effective Date.

          .    Less bank debt at the Effective Date.

          .    Plus or minus working capital at the Effective Date.

          . Minus interest paid or accrued on bank debt from the Effective Date to the closing date.

          . For limited partners, Additional General Partners, Canaan Securities and Placing Brokers, minus their share of cash distributions from production subsequent to the Effective Date and before the closing date.

          .    An adjustment for gas imbalances.

          .    Plus or minus other adjustments.


Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

          The Exchange Value for each of the partnerships will first be determined as described above.

          As between the limited partners and the General Partner and the Additional General Partners in each partnership, the Exchange Value will generally be allocated among them in the ratio in which net revenues and cash distributions are shared. In each of the partnerships except 1993-I and 1996-I, the General Partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the Effective Date, the Reserve Value was allocated first among the partners in their respective before payout sharing ratios until payout occurred and any remaining Exchange Value was allocated in after payout sharing ratios.

          In the partnerships other than 1990, 1991, 1993-I and 1996-I, Canaan Securities receives a fee for providing reporting services to the partnership which is equal to 1.5% of partnership gross revenues. In each of these partnerships, a portion of the Reserve Value (calculated based on gross revenues) will be allocated to Canaan Securities representing its rights to receive such fee adjusted for any payments for such fee subsequent to the Effective Date and before the closing date. This allocation will be made prior to the allocation of the remaining Exchange Value to the limited partners and the General Partners.

          The Exchange Value for the General Partner and Additional General Partners of the partnerships will be determined based on their share of the Exchange Value for each of the partnerships as described above.

          The marketing arrangements entered into in connection with the sale of interests in partnerships provided for certain fees to be paid to Canaan Securities and Placing Brokers. Such fees are payable out of the cash distributions otherwise distributable to the General Partner in such partnerships. Accordingly, the Exchange Value allocated to the General Partner in these partnerships will be reduced to take into consideration the amount of the Exchange Value allocable to the rights of Canaan Securities and the Placing Brokers to receive future distributions of net cash flow out of the General Partner's share. The Placing Brokers will receive cash equal to the 40% of their Exchange Value and their share of Canaan common stock will be determined based on the balance of their Exchange Value.

          As discussed above, for the limited partners, the Additional General Partners, Canaan Securities and the Placing Brokers, an adjustment to their Exchange Values will be made for cash distributions from production subsequent to the Effective Date and before the closing date.

          If the allocation of Exchange Value within a partnership does not produce an "assumed return" of 115% for the limited partners as a group, the Exchange Value shall be first allocated to limited partners until this assumed return is achieved and the balance of the Exchange Value will be allocated based on revenue sharing percentages. The assumed return is based on the sum of historical cash distributions to limited partners as a group through the closing date plus allocated Exchange Value as a percentage of the original capital contributions of all limited partners. Canaan and the General Partners believe that the 1996 partnership will be the only partnership in which this priority allocation of Exchange Value will be necessary.

Canaan Securities Exchange Value

          The Exchange Value for Canaan Securities will be determined in the same manner as described above and will include an allocation to it attributable to its rights to receive cash distributions from the partnerships and the General Partners, less the Exchange Value allocated to Placing Brokers, as described above under "Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers".

Canaan Exchange Value

          The Exchange Value for Canaan will be determined based on its Reserve Value, bank debt and working capital in the same manner as other entities as described above:

          Canaan's Exchange Value within the Coral Group will be further adjusted to take into account its operating rights. Canaan serves as operator of 113 of the total 134 wells in which the partnerships own interests. As such, Canaan receives monthly operating fees which represent a source of additional income to Canaan. For purposes of calculation of Canaan's Exchange Value within the Coral Group, the future cash flows attributable to these operating fees, based on existing reimbursement rights without escalation will be determined and the present value thereof as of the Effective Date will be an additional component of its Exchange Value. The amount of this adjustment is $5.0 million.

          For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.

Indian Exchange Value

          The Exchange Value for Indian will be determined using the Reserve Value, bank debt and working capital in the same manner as described above.

          In connection with the negotiation of the acquisition agreement between Indian and the Coral Companies, Indian agreed that its Exchange Value would be reduced by its production payment obligation to the 1996 and 1996-I partnerships, in consideration of such partnerships advancing to Indian a total of $6 million in exchange for a "Contingent Production Payment" from Indian to the partnerships payable at the rate of $56,250 per month until paid in full. The Contingent Production Payment is $9 million if the combination transactions are consummated and $6 million if they are not. Accordingly, Indian's Exchange Value will be adjusted downward by the remaining amount of the Contingent Production Payment obligation as of the Effective Date, $5,602,250, plus the additional $3 million as a result of the combination transactions, and the Exchange Values for the 1996 and 1996-I partnerships will be adjusted upward by the same amount. As between the 1996 and 1996-I partnerships, the Contingent Production Payment adjustment will be shared in the same percentages as their original advances to Indian of 53% and 47%, respectively.

          For additional information please see the following sections of the Prospectus/Proxy Statement:

          . "Summary - Method of Determining Combination Exchange Values" on page 9.

          .    "Summary - Summary of Estimated Exchange Values" on page 14.

          .    "Method of Determining Combination Exchange Values" on page 16.

                   FAIRNESS OF THE COMBINATION TRANSACTIONS


          Canaan and the General Partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships.

          The principal structural element affecting the limited partners and the other parties to the combination transactions is the determination of the Exchange Values. As noted elsewhere, the Exchange Values are based primarily on the Reserve Value based on Netherland Sewell's independent valuations. See "Method of Determining Combination Exchange Values". By using Reserve Values calculated in a consistent manner by a single engineer based on the same price, cost and discount assumptions, Canaan and the General Partners believe that the relative value of each of the Combining Entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions. Further, Canaan and the General Partners believe the following facts support the fairness of transaction to limited partners:

          . Owners of all of the Combining Entities in the combination transactions are receiving the same form of consideration, consisting of common stock of Canaan, except limited partners who elect to receive cash, and the relative number of shares to be received by the owners of each entity is being calculated on a consistent basis for each Combining Entity.

          . All of the partnerships had similar investment objectives and all own similar properties, principally non-operating interests in proved developed producing gas properties located primarily in Oklahoma in the Mid-Continent basin. Therefore, Canaan and the General Partners do not believe that there are material differences in the assets of the partnerships that would cause their values to vary based on quality of reserves or differences in commodity prices for gas or oil.

          . The use of Reserve Value to evaluate the Combining Entities is a commonly used method in valuing oil and gas properties.

          . As between the General Partners and the limited partners, the allocation of Exchange Value in each partnership is based on the profit sharing percentages provided in the partnership agreements and there is no additional consideration being allocated to the General Partners or Canaan which is not currently being received.

          . The actual market value of the Canaan common stock received by limited partners may be more or less than their Exchange Value, but the owners of Canaan, the General Partners and Indian will all be similarly affected by any differences.

          . The methodology for determining Exchange Values as between Indian and the Coral Group was agreed to by the owners of Indian in an arms length negotiated transaction between Indian and Canaan.

          . The combination transactions will not be approved unless the holders of a majority of the interests in each partnership approve the combination transactions. Further, all partnerships are required to be included in the combination transactions for it to be consummated so it is not possible that any one partnership will be excluded.

          . A limited partner of a partnership who votes in favor of the combination transactions may elect to receive cash in lieu of Canaan common stock in an amount equal to 75% of the exchange value of such limited partner's interest. See "The Combination Transactions - Limited Partner Cash Election" on page 57.
               This cash election provides the opportunity for limited partners who are unwilling to take market risks with respect to Canaan common stock the opportunity to receive cash in an amount which Canaan and the General Partners believe approximates fair value. In addition, if a limited partner believes that the cash election does not represent the fair market value of his interests, he may vote against the combination transactions and elect to exercise dissenters rights in those partnerships receiving less than 75% approval and be paid cash based on an independent appraisal of the partnership assets.

          . In each partnership, the General Partner is entitled to receive a reimbursement for a portion of its overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel and any other overhead expenses which the General Partner deems reasonable. The amount of the overhead reimbursement is limited to 5% of the amount of distributable cash. This overhead reimbursement amount is not being taken into consideration in the calculation of the General Partner's share of the Exchange Value. However, if the partnerships were to continue to operate, the General Partner would continue to be entitled to such reimbursement. Thus, the present value of future cash distributable to limited partners, if the partnerships were continued, based on the same projections of future net revenues used to calculate the Exchange Values would be less than the Exchange Value allocated to limited partners.

          For purposes of determining the relative Exchange Value of Canaan within the Coral Group, Canaan's Exchange Value includes, in addition to the valuation of its oil and gas properties, a value attributable to its operating rights of $5.0 million. The allocation of value to Canaan for its operating rights recognizes that Canaan is entitled to receive fees for these activities from the partnerships and other nonoperating owners which Canaan would be entitled to continue to receive if the combination transactions did not occur. This allocation of Exchange Value to Canaan is intended to recognize the economic benefits that Canaan currently receives in connection with the operation of wells and is not intended to allocate additional new economic benefits to Canaan.

          For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.

                  COMBINATION EXCHANGE VALUE AND COMPENSATION
                         AND DISTRIBUTION INFORMATION

          Set forth below are the following tables:

          .    Table A -      Calculation of estimated Exchange Values and the
                              allocation of shares of Canaan common stock for the 1990 Partnership assuming a closing of the combination transactions on June 30, 2000.

          .    Table B -      The General Partners' and Canaan's compensation
                              and cash distribution history from the 1990 partnership for the three most recent fiscal years and the nine months ended September 30, 1999.

          .    Table C -      The amount of the limited partners' cash
                              distributions for the five most recent fiscal years and the nine months ended September 30, 1999.

          For additional information, see the following sections of the Prospectus/Proxy Statement:

          . "Information Concerning the Partnerships' Selected Historical Financial and Operating Data of Individual Partnerships" beginning on page 119; and

          .    "Unaudited Pro Forma Financial Information" beginning on page 86.

                                    Table A
                    Coral Reserves Natural Gas Income Fund
                           1990 Limited Partnership

                    Calculation of Estimated Exchange Value

          The Exchange Value is estimated based on Canaan's estimate of cash distributions and interest expense from the September 30, 1999 Effective Date to an assumed closing date of June 30, 2000. Variances in actual cash distributions and interest expense or a change in the closing date will result in a change in the Exchange Value for the partnership and will similarly change Exchange Values for other Combining Entities.

                                                       Amount
                                                     ----------
Reserve Value of Oil and Gas
   Properties(1)...................................  $2,077,500
Bank Debt as of Effective Date.....................     655,454
Working Capital as of Effective Date:
   Cash and cash equivalents.......................      75,749
   Accounts receivable.............................     118,176
   Accounts payable................................      43,166
Subtotal - Working Capital.........................     150,759
Estimated Cash Distributions Before
   Closing(3)......................................     364,595       Shares of        Percent of
Estimated Interest Expense Before                                       Canaan            Stock
   Closing(3)......................................      44,645      Common Stock(2)   Outstanding(2)
                                                                     ---------------   --------------

Estimated Exchange Value
   at Closing(4)...................................   1,075,381          104,500             2.09%
Allocated to:
   Limited Partners................................     761,297           75,488             1.51%
   General Partner.................................     243,030           23,972             0.48%
   Additional General Partners.....................      10,150            1,020             0.02%
   Canaan Securities...............................      10,150            1,020             0.02%
   Placing Brokers.................................      50,753            3,000             0.06%

Limited Partner per $1000 Investment...............         196               19               (5)

_______________________

(1) As determined by Netherland, Sewell & Associates, Inc. See "Method of Determining Combination Exchange Values" in the Prospectus/Proxy Statement. No partnerships own an individual property representing more than 10% of the Reserve Value or from which the partnership derived more than 10% of its cash flow or net income for the nine months ended September 30, 1999.

(2) Assumes no limited partners elect to receive cash or exercise dissenters rights. Placing Broker shares based on 60% of Exchange Value.

(3) Assumes closing on June 30, 2000, and uses Netherland, Sewell reserve report to estimate property revenues and expenses and estimated interest rate on bank debt for purposes of calculating interest expense.

(4) The "Estimated Exchange Value at Closing" for all of the partnerships and Canaan set forth in the table is approximately 96.4% of the sum of their respective components of Exchange Value because the operating rights adjustment to Canaan's Exchange Value within the Coral Group is excluded for purposes of computing the relative Exchange Value between the Coral Group and Indian.

(5)  Less than 0.01%

                                    Table B
        Coral Reserves Natural Gas Income Fund 1990 Limited Partnership


                Summary of Compensation and Cash Distributions
                  Paid to the General Partners and Affiliates

                                                     Year Ended December 31,
                                                  ----------------------------
                                                                                 Nine Months Ended
                                                    1996      1997      1998     September 30, 1999
                                                  --------  --------  --------   ------------------
     Reimbursement of expenses paid
      to General Partner...................       $ 36,239  $ 40,086  $ 30,676        $ 15,391

     Operating fees paid to Canaan.........          4,506     4,831     5,347           4,177

     Cash distributions paid to
      General Partner......................        111,595   182,809   146,809          69,293

     Cash distributions paid to
      Additional General Partners..........          6,700     7,616     6,117           2,887


                                    Table C
        Coral Reserves Natural Gas Income Fund 1990 Limited Partnership


            Summary of Cash Distributions Paid to Limited Partners

                                                     Year Ended December 31,
                                                  ----------------------------
                                                                                                    Nine Months Ended
                                                    1994      1995     1996      1997      1998     September 30, 1990
                                                  --------  -------- --------  --------  --------   ------------------
     Cash distributions paid to limited
      partners(1)                                 $632,042  $537,136 $551,661  $571,275  $458,774        $216,537

     Cash distributions to limited
      partners per $1,000 investment                   160       138      142       147       118              56

________________________________

(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

                    CORAL RESERVES NATURAL GAS INCOME FUND
                           1991 LIMITED PARTNERSHIP
                           (the "1991 Partnership")

                    SUPPLEMENT TO CANAAN ENERGY CORPORATION
                          PROSPECTUS/PROXY STATEMENT
                   Dated _____________________________, 2000


             The date of this Supplement is _______________, 2000

General

          This Supplement relates to the proposed "combination transactions" involving Canaan Energy Corporation. In the proposed combination transactions:

          . Canaan will acquire all of the limited partners' interests in the eight oil and gas limited partnerships previously sponsored by the Coral Companies;

          . Canaan will acquire 100% of the stock of the Coral Companies, the General Partners of the partnerships;

          . Canaan will acquire 100% of the stock of Indian Oil Company, an unaffiliated oil and gas company;

          . Canaan will acquire 100% of the stock of Canaan Securities, Inc., an unaffiliated broker/dealer which has previously participated in the marketing of the limited partnership interests and provides ongoing reporting services to limited partners; and

          . Existing owners of Canaan's common stock will receive additional shares of common stock based on Canaan's share of the total "Exchange Value" as described below.

          We refer to Canaan, the partnerships, the Coral Companies, Indian Oil Company and Canaan Securities as the "Combining Entities". We refer to the Combining Entities other than Indian Oil Company as the Coral Group. A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash or exercise dissenters' rights. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "Exchange Value" of such entity relative to the total Exchange Value of all Combining Entities. The Exchange Value is based primarily on the proved oil and gas reserve values determined by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership who votes in favor of the plan of combination may elect to receive cash in lieu of Canaan common stock equal to 75% of such partner's Exchange Value. The aggregate amount of cash payable to limited partners electing to receive cash or to exercise dissenter's rights is limited to $5 million.

          The effects of the combination transactions may be different for limited partners in the various partnerships. Accordingly, a supplement has been prepared for each of the eight partnerships eligible to participate in the combination transactions. This Supplement provides information regarding the effects of the combination transactions on the limited partners of the 1991 Partnership. The General Partner will promptly mail a copy of any supplement relating to other partnerships, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102.

          Before voting on the plan of combination, limited partners should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement.


                                 RISK FACTORS

          There are numerous risks associated with the combination transactions which are summarized below. For a more complete description of these risk factors, please see:

          . "Risk Factors and Material Considerations" beginning on Page 34 of the Prospectus/Proxy Statement.

          . "Comparison of Security Holder Rights" beginning on Page 152 of the Prospectus/Proxy Statement.


Risks Related to the Combination Transactions

 .    Limited partners will own stock in a corporation with perpetual existence rather than a partnership interest in a limited partnership with a limited life resulting in material changes in the nature of their investment.

 .    Limited partners have received cash distributions from the partnerships but will receive no cash distributions or dividends in the foreseeable future from Canaan.

 .    There has been no prior market for our common stock and there is no assurance that a market will develop. There is no assurance that the value of the common stock received by a limited partner will be equal to the Exchange Value. The Exchange

     Values are being used solely to determine the relative ownership of Canaan by each Combining Entity and do not represent the fair value of Canaan or its net assets.

 .    The consideration to be received by the limited partners and the general partners and Canaan and the other terms of the combination transactions were determined by Canaan and the Coral Companies, which have inherent conflicts of interest, and may not reflect the value of the net assets of the respective partnership if sold to an unaffiliated third party in an arms length negotiation.

 .    The Exchange Values were based primarily on estimates of reserves and future net cash flows which has inherent uncertainties. Exchange Values do not represent fair market value.

 .    The price assumptions used to calculate the Reserve Value will not be modified for changes in prices which could alter the relative values of the Combining Entities or the relative share of the limited partners and General Partners in partnerships which have not achieved payout.

 .    The alternative of continuing the partnerships or liquidating their assets could potentially be more beneficial to limited partners than the combination transactions.

 .    No independent representative was engaged to represent the limited partners in negotiating the terms of the combination transactions which may be inferior to those that could have been negotiated by an independent representative. No fairness opinion has been obtained regarding the fairness of the combination transactions to limited partners.

 .    For partnerships in which the combination transaction is approved by partners holding 75% or more of the partnership interest, there will be no dissenters rights of appraisal.

 .    The cash being offered to limited partners who elect to receive cash is not intended to represent the fair market value of their interests in a partnership, but is offered as a method for limited partners to receive cash if they desire to do so. A limited partner electing to receive cash may not receive all cash if the $5 million limit on cash payable to limited parties is reached.

 .    The combination transactions will reduce and dilute a limited partner's voting rights.

 .    The combination transactions will result in a limited partner being exposed to risks of a larger enterprise without restrictions on leverage.

 .    For the 1996 and 1996-I partnerships, failure to approve the combination transactions may result in a material adverse effect on returns to limited partners due to a $3 million downward adjustment in the Indian Contingent Production Payment.

 .    We have not requested a ruling from the IRS on the tax consequences of the combination transactions and the IRS may disagree with the opinion of our counsel on the tax consequences.


Risks Related to Canaan

 .    Our future performance depends upon our ability to find or acquire additional oil and gas reserves that are economically recoverable.

 .    Our initial property base will not include a significant number of exploratory or development prospects.

 .    We are subject to anti-takeover provisions in our charter that could delay or prevent an acquisition of our company, even if such an acquisition would be beneficial to our shareholders.

 .    We depend on the continued services of our senior management.

 .    Investors will be relying on our board and management judgment regarding the future direction and activities of the Company

 .    We will need additional financing to grow and our ability to raise further financing is uncertain.

Risks Related to the Oil and Gas Industry

 .    A substantial decrease in oil and gas prices would have a material impact on us.

 .    Estimating our reserves and future net cash flows is difficult to do with any certainty.

 .    We may incur write downs of the net book value of our oil and gas properties which would adversely affect our shareholders' equity and earnings.

 .    Operational risks in our business are numerous and could materially impact
     us.

 .    Governmental and environmental regulations could adversely affect our business.

 .    Competition in the oil and gas industry is strong and can harm our business.

                               TAX CONSEQUENCES

          Crowe & Dunlevy, counsel to Canaan, has rendered an opinion that:

          . No gain or loss should be recognized by a limited partner as a result of the receipt solely of Canaan common stock in connection with the combination transactions.

          . The basis of the Canaan common stock received by each limited partner who does not recognize gain in the combination transactions will be equal to the basis of his partnership interest exchanged for such stock.

          . The holding period for the Canaan common stock for purposes of computing eligibility for long-term capital gain or loss will include the period of a limited partner's ownership of his partnership interest exchanged for such stock and, to the extent the Canaan common stock received is attributable to certain ordinary income assets of the partnership, may begin on the day after the closing of the combination transactions.

          . A limited partner who receives solely cash or exercises dissenters rights will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis of his limited partnership interest on the date of the closing of the combination transactions. Gain recognized by a limited partner will be capital except to the extent of such limited partner's share of ordinary income assets, including recapture of depletion, depreciation and intangible drilling cost deductions previously allocated to a limited partner.

          For additional information please see:

          . "Certain Federal Income Tax Consequences" beginning on Page 82 of the Prospectus/Proxy Statement.


               METHOD OF DETERMINING COMBINATION EXCHANGE VALUES


General

          The Exchange Values for each of the Combining Entities was determined primarily based on the proved oil and gas reserve values as estimated by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm. Netherland Sewell estimated the proved reserves, future net revenues therefrom, and the present value of such future net revenues for each Combining Entity as of September 30, 1999 using the same price, cost and discount rate assumption for each Combining Entity.

          We refer to the evaluation date of September 30, 1999 as the "Effective Date" and we refer to the present value of the estimated future net revenues from proved reserves as of the Effective Date as the "Reserve Value" for each Combining Entity. A summary of the reserve report prepared by Netherland, Sewell & Associates showing the Reserve Value for each Combining Entity is included in Appendix A to the Prospectus/Proxy Statement.

          The Reserve Value for each Combining Entity will be reduced by any bank debt owed by the entity at the Effective Date. No adjustments for principal payments subsequent to the Effective Date are made because such payments would be offset by a reduction in Reserve Value which would otherwise be used to make such payments.

          The Exchange Value for each Combining Entity will also include an amount attributable to its "working capital" as of the Effective Date. Working capital includes cash, short term investments, oil and gas sales receivables and other accounts receivable and other current assets less any current liabilities other than bank debt. All of these assets and liabilities were valued at book value, which in the opinion of Canaan and the General Partners represents fair market value.

          The Reserve Value of the properties for each Combining Entity has been established as of the Effective Date. Interest paid or accrued on bank debt subsequent to the Effective Date up to the closing date will be a reduction to Exchange Value. The Exchange Value for limited partners, Additional General Partners, Canaan Securities and the Placing Brokers will also be adjusted by reducing the Exchange Value for their share of cash distributions after the Effective Date and before the closing date. No similar adjustments are being made for the other Combining Entities including the General Partners because the revenues received by them will not be distributed to owners or lenders and will be retained and used in their respective businesses between the Effective Date and the closing date. It is currently anticipated that substantially all net revenues of each partnership received prior to the closing will be distributed to partners consistent with past practice.

          Finally, an adjustment will be made at the closing for any gas imbalances. If a Combining Entity is overproduced, its Exchange Value will be reduced by the estimated value of the overproduction and if it is underproduced, its Exchange Value will be increased by the estimated value of the underproduction. Canaan does not expect the amount of this adjustment to have a material effect on the relative Exchange Values of all Combining Entities.

          Certain other adjustments will be made to the value of certain of the Combining Entities for purposes of determining the Exchange Value. These are described below.

          Accordingly, the "Exchange Value" for each Combining Entity will be equal to:

          .    Reserve Value as of the Effective Date.

          .    Less bank debt at the Effective Date.

          .    Plus or minus working capital at the Effective Date.

          . Minus interest paid or accrued on bank debt from the Effective Date to the closing date.

          . For limited partners, Additional General Partners, Canaan Securities and Placing Brokers, minus their share of cash distributions from production subsequent to the Effective Date and before the closing date.

          .    An adjustment for gas imbalances.

          .    Plus or minus other adjustments.


Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

          The Exchange Value for each of the partnerships will first be determined as described above.

          As between the limited partners and the General Partner and the Additional General Partners in each partnership, the Exchange Value will generally be allocated among them in the ratio in which net revenues and cash distributions are shared. In each of the partnerships except 1993-I and 1996-I, the General Partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the Effective Date, the Reserve Value was allocated first among the partners in their respective before payout sharing ratios until payout occurred and any remaining Exchange Value was allocated in after payout sharing ratios.

          In the partnerships other than 1990, 1991, 1993-I and 1996-I, Canaan Securities receives a fee for providing reporting services to the partnership which is equal to 1.5% of partnership gross revenues. In each of these partnerships, a portion of the Reserve Value (calculated based on gross revenues) will be allocated to Canaan Securities representing its rights to receive such fee adjusted for any payments for such fee subsequent to the Effective Date and before the closing date. This allocation will be made prior to the allocation of the remaining Exchange Value to the limited partners and the General Partners.

          The Exchange Value for the General Partner and Additional General Partners of the partnerships will be determined based on their share of the Exchange Value for each of the partnerships as described above.

          The marketing arrangements entered into in connection with the sale of interests in partnerships provided for certain fees to be paid to Canaan Securities and Placing Brokers. Such fees are payable out of the cash distributions otherwise distributable to the General Partner in such partnerships. Accordingly, the Exchange Value allocated to the General Partner in these partnerships will be reduced to take into consideration the amount of the Exchange Value allocable to the rights of Canaan Securities and the Placing Brokers to receive future distributions of net cash flow out of the General Partner's share. The Placing Brokers will receive cash equal to the 40% of their Exchange Value and their share of Canaan common stock will be determined based on the balance of their Exchange Value.

          As discussed above, for the limited partners, the Additional General Partners, Canaan Securities and the Placing Brokers, an adjustment to their Exchange Values will be made for cash distributions from production subsequent to the Effective Date and before the closing date.

          If the allocation of Exchange Value within a partnership does not produce an "assumed return" of 115% for the limited partners as a group, the Exchange Value shall be first allocated to limited partners until this assumed return is achieved and the balance of the Exchange Value will be allocated based on revenue sharing percentages. The assumed return is based on the sum of historical cash distributions to limited partners as a group through the closing date plus allocated Exchange Value as a percentage of the original capital contributions of all limited partners. Canaan and the General Partners believe that the 1996 partnership will be the only partnership in which this priority allocation of Exchange Value will be necessary.

Canaan Securities Exchange Value

          The Exchange Value for Canaan Securities will be determined in the same manner as described above and will include an allocation to it attributable to its rights to receive cash distributions from the partnerships and the General Partners, less the Exchange Value allocated to Placing Brokers, as described above under "Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers".

Canaan Exchange Value

          The Exchange Value for Canaan will be determined based on its Reserve Value, bank debt and working capital in the same manner as other entities as described above:

          Canaan's Exchange Value within the Coral Group will be further adjusted to take into account its operating rights. Canaan serves as operator of 113 of the total 134 wells in which the partnerships own interests. As such, Canaan receives monthly operating fees which represent a source of additional income to Canaan. For purposes of calculation of Canaan's Exchange Value within the Coral Group, the future cash flows attributable to these operating fees, based on existing reimbursement rights without escalation will be determined and the present value thereof as of the Effective Date will be an additional component of its Exchange Value. The amount of this adjustment is $5.0 million.

          For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.

Indian Exchange Value

          The Exchange Value for Indian will be determined using the Reserve Value, bank debt and working capital in the same manner as described above.

          In connection with the negotiation of the acquisition agreement between Indian and the Coral Companies, Indian agreed that its Exchange Value would be reduced by its production payment obligation to the 1996 and 1996-I partnerships, in consideration of such partnerships advancing to Indian a total of $6 million in exchange for a "Contingent Production Payment" from Indian to the partnerships payable at the rate of $56,250 per month until paid in full. The Contingent Production Payment is $9 million if the combination transactions are consummated and $6 million if they are not. Accordingly, Indian's Exchange Value will be adjusted downward by the remaining amount of the Contingent Production Payment obligation as of the Effective Date, $5,602,250, plus the additional $3 million as a result of the combination transactions, and the Exchange Values for the 1996 and 1996-I partnerships will be adjusted upward by the same amount. As between the 1996 and 1996-I partnerships, the Contingent Production Payment adjustment will be shared in the same percentages as their original advances to Indian of 53% and 47%, respectively.

          For additional information please see the following sections of the Prospectus/Proxy Statement:

          . "Summary - Method of Determining Combination Exchange Values" on page 9.

          .    "Summary - Summary of Estimated Exchange Values" on page 14.

          .    "Method of Determining Combination Exchange Values" on page 16.

                   FAIRNESS OF THE COMBINATION TRANSACTIONS


          Canaan and the General Partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships.

          The principal structural element affecting the limited partners and the other parties to the combination transactions is the determination of the Exchange Values. As noted elsewhere, the Exchange Values are based primarily on the Reserve Value based on Netherland Sewell's independent valuations. See "Method of Determining Combination Exchange Values". By using Reserve Values calculated in a consistent manner by a single engineer based on the same price, cost and discount assumptions, Canaan and the General Partners believe that the relative value of each of the Combining Entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions. Further, Canaan and the General Partners believe the following facts support the fairness of transaction to limited partners:

          . Owners of all of the Combining Entities in the combination transactions are receiving the same form of consideration, consisting of common stock of Canaan, except limited partners who elect to receive cash, and the relative number of shares to be received by the owners of each entity is being calculated on a consistent basis for each Combining Entity.

          . All of the partnerships had similar investment objectives and all own similar properties, principally non-operating interests in proved developed producing gas properties located primarily in Oklahoma in the Mid-Continent basin. Therefore, Canaan and the General Partners do not believe that there are material differences in the assets of the partnerships that would cause their values to vary based on quality of reserves or differences in commodity prices for gas or oil.

          . The use of Reserve Value to evaluate the Combining Entities is a commonly used method in valuing oil and gas properties.

          . As between the General Partners and the limited partners, the allocation of Exchange Value in each partnership is based on the profit sharing percentages provided in the partnership agreements and there is no additional consideration being allocated to the General Partners or Canaan which is not currently being received.

          . The actual market value of the Canaan common stock received by limited partners may be more or less than their Exchange Value, but the owners of Canaan, the General Partners and Indian will all be similarly affected by any differences.

          . The methodology for determining Exchange Values as between Indian and the Coral Group was agreed to by the owners of Indian in an arms length negotiated transaction between Indian and Canaan.

          . The combination transactions will not be approved unless the holders of a majority of the interests in each partnership approve the combination transactions. Further, all partnerships are required to be included in the combination transactions for it to be consummated so it is not possible that any one partnership will be excluded.

          . A limited partner of a partnership who votes in favor of the combination transactions may elect to receive cash in lieu of Canaan common stock in an amount equal to 75% of the exchange value of such limited partner's interest. See "The Combination Transactions - Limited Partner Cash Election" on page 57. This cash election provides the opportunity for limited partners who are unwilling to take market risks with respect to Canaan common stock the opportunity to receive cash in an amount which Canaan and the General Partners believe approximates fair value. In addition, if a limited partner believes that the cash election does not represent the fair market value of his interests, he may vote against the combination transactions and elect to exercise dissenters rights in those partnerships receiving less than 75% approval and be paid cash based on an independent appraisal of the partnership assets.

          . In each partnership, the General Partner is entitled to receive a reimbursement for a portion of its overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel and any other overhead expenses which the General Partner deems reasonable. The amount of the overhead reimbursement is limited to 5% of the amount of distributable cash. This overhead reimbursement amount is not being taken into consideration in the calculation of the General Partner's share of the Exchange Value. However, if the partnerships were to continue to operate, the General Partner would continue to be entitled to such reimbursement. Thus, the present value of future cash distributable to limited partners, if the partnerships were continued, based on the same projections of future net revenues used to calculate the Exchange Values would be less than the Exchange Value allocated to limited partners.

          For purposes of determining the relative Exchange Value of Canaan within the Coral Group, Canaan's Exchange Value includes, in addition to the valuation of its oil and gas properties, a value attributable to its operating rights of $5.0 million. The allocation of value to Canaan for its operating rights recognizes that Canaan is entitled to receive fees for these activities from the partnerships and other nonoperating owners which Canaan would be entitled to continue to receive if the combination transactions did not occur. This allocation of Exchange Value to Canaan is intended to recognize the economic benefits that Canaan currently receives in connection with the operation of wells and is not intended to allocate additional new economic benefits to Canaan.

          For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.


                  COMBINATION EXCHANGE VALUE AND COMPENSATION
                         AND DISTRIBUTION INFORMATION

          Set forth below are the following tables:

          .    Table A -      Calculation of estimated Exchange Values and the
                              allocation of shares of Canaan common stock for the 1991 Partnership assuming a closing of the combination transactions on June 30, 2000.

          .    Table B -      The General Partners' and Canaan's compensation
                              and cash distribution history from the 1991
                              Partnership for the three most recent fiscal years and the nine months ended September 30, 1999.

          .    Table C -      The amount of the limited partners' cash
                              distributions for the five most recent fiscal years and the nine months ended September 30, 1999.

          For additional information, see the following sections of the Prospectus/Proxy Statement:

          . "Information Concerning the Partnerships' Selected Historical Financial and Operating Data of Individual Partnerships" beginning on page 119; and

          .    "Unaudited Pro Forma Financial Information" beginning on page 86.

                                    Table A
                    Coral Reserves Natural Gas Income Fund
                           1991 Limited Partnership

                    Calculation of Estimated Exchange Value

          The Exchange Value is estimated based on Canaan's estimate of cash distributions and interest expense from the September 30, 1999 Effective Date to an assumed closing date of June 30, 2000. Variances in actual cash distributions and interest expense or a change in the closing date will result in a change in the Exchange Value for the partnership and will similarly change Exchange Values for other Combining Entities.

                                                        Amount
                                                      ----------
Reserve Value of Oil and Gas
       Properties(1)............................      $2,669,400

Bank Debt as of Effective Date..................         742,734
Working Capital as of Effective Date:
     Cash and cash equivalents..................          79,068
     Accounts receivable........................         205,597
     Accounts payable...........................          66,705
Subtotal - Working Capital......................         217,960
Estimated Cash Distributions Before
     Closing(3).................................         409,676     Shares of        Percent of
Estimated Interest Expense Before                                     Canaan            Stock
     Closing(3).................................          48,603   Common Stock (2)  Outstanding (2)
                                                                   ----------------  ---------------
Estimated Exchange Value
     at Closing(4)..............................       1,609,496          156,500             3.13%
Allocated to:
     Limited Partners...........................       1,159,495          114,766             2.30%
     General Partner............................         341,782           34,174             0.68%
     Additional General Partners................          15,460            1,530             0.03%
     Canaan Securities..........................          15,460            1,530             0.03%
     Placing Brokers............................          77,300            4,500             0.09%

Limited Partner per $1000 Investment............             259               26               (5)

_______________________

(1) As determined by Netherland, Sewell & Associates, Inc. See "Method of Determining Combination Exchange Values" in the Prospectus/Proxy Statement. No partnerships own an individual property representing more than 10% of the Reserve Value or from which the partnership derived more than 10% of its cash flow or net income for the nine months ended September 30, 1999.

(2) Assumes no limited partners elect to receive cash or exercise dissenters rights. Placing Brokers shares based on 60% of Exchange Value.

(3) Assumes closing on June 30, 2000, and uses Netherland, Sewell reserve report to estimate property revenues and expenses and estimated interest rate on bank debt for purposes of calculating interest expense.

(4) The "Estimated Exchange Value at Closing" for all of the partnerships and Canaan set forth in the table is approximately 96.4% of the sum of their respective components of Exchange Value because the operating rights adjustment to Canaan's Exchange Value within the Coral Group is excluded for purposes of computing the relative Exchange Value between the Coral Group and Indian.

(5)  Less than 0.01%.

                                    Table B
        Coral Reserves Natural Gas Income Fund 1991 Limited Partnership


                Summary of Compensation and Cash Distributions
                  Paid to the General Partners and Affiliates

                                              Year Ended December 31,
                                           ----------------------------
                                                                             Nine Months Ended
                                             1996      1997      1998        September 30, 1999
                                           --------  --------  --------      ------------------
     Reimbursement of expenses paid
     to General Partner................    $ 51,302  $ 42,908  $ 39,606            $ 25,050

     Operating fees paid to Canaan.....          --        --        --                  --

     Cash distributions paid to General
     Partner...........................     125,540   187,026   189,177             116,843

     Cash distributions paid to
     Additional General Partners.......       9,558     8,078     7,882               4,868




                                    Table C
        Coral Reserves Natural Gas Income Fund 1991 Limited Partnership


            Summary of Cash Distributions Paid to Limited Partners

                                                              Year Ended December 31,
                                                           ----------------------------
                                                                                             Nine Months Ended
                                          1994      1995     1996      1997      1998        September 30, 1999
                                        --------  --------  --------  --------  --------      ------------------
     Cash distributions paid to limited
     partners(1)....................... $878,886  $903,162  $820,632  $612,723  $591,182           $365,131

     Cash distributions to limited
     partners per $1,000 investment....      196       202       183       137       132                 82


____________________________

(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

                    CORAL RESERVES NATURAL GAS INCOME FUND
                           1992 LIMITED PARTNERSHIP
                           (the "1992 Partnership")

                    SUPPLEMENT TO CANAAN ENERGY CORPORATION
                          PROSPECTUS/PROXY STATEMENT
                           Dated _____________, 2000


             The date of this Supplement is _______________, 2000

General

          This Supplement relates to the proposed "combination transactions" involving Canaan Energy Corporation. In the proposed combination transactions:

          . Canaan will acquire all of the limited partners' interests in the eight oil and gas limited partnerships previously sponsored by the Coral Companies;

          . Canaan will acquire 100% of the stock of the Coral Companies, the General Partners of the partnerships;

          . Canaan will acquire 100% of the stock of Indian Oil Company, an unaffiliated oil and gas company;

          . Canaan will acquire 100% of the stock of Canaan Securities, Inc., an unaffiliated broker/dealer which has previously participated in the marketing of the limited partnership interests and provides ongoing reporting services to limited partners; and

          . Existing owners of Canaan's common stock will receive additional shares of common stock based on Canaan's share of the total "Exchange Value" as described below.

          We refer to Canaan, the partnerships, the Coral Companies, Indian Oil Company and Canaan Securities as the "Combining Entities". We refer to the Combining Entities other than Indian Oil Company as the Coral Group. A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash or exercise dissenters' rights. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "Exchange Value" of such entity relative to the total Exchange Value of all Combining Entities. The Exchange Value is based primarily on the proved oil and gas reserve values determined by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership who votes in favor of the plan of combination may elect to receive cash in lieu of Canaan common stock equal to 75% of such partner's Exchange Value. The aggregate amount of cash payable to limited partners electing to receive cash or to exercise dissenter's rights is limited to $5 million.

          The effects of the combination transactions may be different for limited partners in the various partnerships. Accordingly, a supplement has been prepared for each of the eight partnerships eligible to participate in the combination transactions. This Supplement provides information regarding the effects of the combination transactions on the limited partners of the 1992 Partnership. The General Partner will promptly mail a copy of any supplement relating to other partnerships, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102.

          Before voting on the plan of combination, limited partners should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement.


                                 RISK FACTORS

          There are numerous risks associated with the combination transactions which are summarized below. For a more complete description of these risk factors, please see:

          . "Risk Factors and Material Considerations" beginning on Page 34 of the Prospectus/Proxy Statement.

          . "Comparison of Security Holder Rights" beginning on Page 152 of the Prospectus/Proxy Statement.


 Risks Related to the Combination Transactions

 .    Limited partners will own stock in a corporation with perpetual existence rather than a partnership interest in a limited partnership with a limited life resulting in material changes in the nature of their investment.

 .    Limited partners have received cash distributions from the partnerships but will receive no cash distributions or dividends in the foreseeable future from Canaan.

 .    There has been no prior market for our common stock and there is no assurance that a market will develop. There is no assurance that the value of the common stock received by a limited partner will be equal to the Exchange Value. The Exchange

     Values are being used solely to determine the relative ownership of Canaan by each Combining Entity and do not represent the fair value of Canaan or its net assets.

 .    The consideration to be received by the limited partners and the general partners and Canaan and the other terms of the combination transactions were determined by Canaan and the Coral Companies, which have inherent conflicts of interest, and may not reflect the value of the net assets of the respective partnership if sold to an unaffiliated third party in an arms length negotiation.

 .    The Exchange Values were based primarily on estimates of reserves and future net cash flows which has inherent uncertainties. Exchange Values do not represent fair market value.

 .    The price assumptions used to calculate the Reserve Value will not be modified for changes in prices which could alter the relative values of the Combining Entities or the relative share of the limited partners and General Partners in partnerships which have not achieved payout.

 .    The alternative of continuing the partnerships or liquidating their assets could potentially be more beneficial to limited partners than the combination transactions.

 .    No independent representative was engaged to represent the limited partners in negotiating the terms of the combination transactions which may be inferior to those that could have been negotiated by an independent representative. No fairness opinion has been obtained regarding the fairness of the combination transactions to limited partners.

 .    For partnerships in which the combination transaction is approved by partners holding 75% or more of the partnership interest, there will be no dissenters rights of appraisal.

 .    The cash being offered to limited partners who elect to receive cash is not intended to represent the fair market value of their interests in a partnership, but is offered as a method for limited partners to receive cash if they desire to do so. A limited partner electing to receive cash may not receive all cash if the $5 million limit on cash payable to limited parties is reached.

 .    The combination transactions will reduce and dilute a limited partner's voting rights.

 .    The combination transactions will result in a limited partner being exposed to risks of a larger enterprise without restrictions on leverage.

 .    For the 1996 and 1996-I partnerships, failure to approve the combination transactions may result in a material adverse effect on returns to limited partners due to a $3 million downward adjustment in the Indian Contingent Production Payment.

 .    We have not requested a ruling from the IRS on the tax consequences of the combination transactions and the IRS may disagree with the opinion of our counsel on the tax consequences.


Risks Related to Canaan

 .    Our future performance depends upon our ability to find or acquire additional oil and gas reserves that are economically recoverable.

 .    Our initial property base will not include a significant number of exploratory or development prospects.

 .    We are subject to anti-takeover provisions in our charter that could delay or prevent an acquisition of our company, even if such an acquisition would be beneficial to our shareholders.

 .    We depend on the continued services of our senior management.

 .    Investors will be relying on our board and management judgment regarding the future direction and activities of the Company

 .    We will need additional financing to grow and our ability to raise further financing is uncertain.

Risks Related to the Oil and Gas Industry

 .    A substantial decrease in oil and gas prices would have a material impact on us.

 .    Estimating our reserves and future net cash flows is difficult to do with any certainty.

 .    We may incur write downs of the net book value of our oil and gas properties which would adversely affect our shareholders' equity and earnings.

 .    Operational risks in our business are numerous and could materially impact
     us.

 .    Governmental and environmental regulations could adversely affect our business.

 .    Competition in the oil and gas industry is strong and can harm our business.

                               TAX CONSEQUENCES


          Crowe & Dunlevy, counsel to Canaan, has rendered an opinion that:

          . No gain or loss should be recognized by a limited partner as a result of the receipt solely of Canaan common stock in connection with the combination transactions.

          . The basis of the Canaan common stock received by each limited partner who does not recognize gain in the combination transactions will be equal to the basis of his partnership interest exchanged for such stock.

          . The holding period for the Canaan common stock for purposes of computing eligibility for long-term capital gain or loss will include the period of a limited partner's ownership of his partnership interest exchanged for such stock and, to the extent the Canaan common stock received is attributable to certain ordinary income assets of the partnership, may begin on the day after the closing of the combination transactions.

          . A limited partner who receives solely cash or exercises dissenters rights will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis of his limited partnership interest on the date of the closing of the combination transactions. Gain recognized by a limited partner will be capital except to the extent of such limited partner's share of ordinary income assets, including recapture of depletion, depreciation and intangible drilling cost deductions previously allocated to a limited partner.

          For additional information please see:

          . "Certain Federal Income Tax Consequences" beginning on Page 82 of the Prospectus/Proxy Statement.


               METHOD OF DETERMINING COMBINATION EXCHANGE VALUES


General

          The Exchange Values for each of the Combining Entities was determined primarily based on the proved oil and gas reserve values as estimated by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm. Netherland Sewell estimated the proved reserves, future net revenues therefrom, and the present value of such future net revenues for each Combining Entity as of September 30, 1999 using the same price, cost and discount rate assumption for each Combining Entity.

          We refer to the evaluation date of September 30, 1999 as the "Effective Date" and we refer to the present value of the estimated future net revenues from proved reserves as of the Effective Date as the "Reserve Value" for each Combining Entity. A summary of the reserve report prepared by Netherland, Sewell & Associates showing the Reserve Value for each Combining Entity is included in Appendix A to the Prospectus/Proxy Statement.

          The Reserve Value for each Combining Entity will be reduced by any bank debt owed by the entity at the Effective Date. No adjustments for principal payments subsequent to the Effective Date are made because such payments would be offset by a reduction in Reserve Value which would otherwise be used to make such payments.

          The Exchange Value for each Combining Entity will also include an amount attributable to its "working capital" as of the Effective Date. Working capital includes cash, short term investments, oil and gas sales receivables and other accounts receivable and other current assets less any current liabilities other than bank debt. All of these assets and liabilities were valued at book value, which in the opinion of Canaan and the General Partners represents fair market value.

          The Reserve Value of the properties for each Combining Entity has been established as of the Effective Date. Interest paid or accrued on bank debt subsequent to the Effective Date up to the closing date will be a reduction to Exchange Value. The Exchange Value for limited partners, Additional General Partners, Canaan Securities and the Placing Brokers will also be adjusted by reducing the Exchange Value for their share of cash distributions after the Effective Date and before the closing date. No similar adjustments are being made for the other Combining Entities including the General Partners because the revenues received by them will not be distributed to owners or lenders and will be retained and used in their respective businesses between the Effective Date and the closing date. It is currently anticipated that substantially all net revenues of each partnership received prior to the closing will be distributed to partners consistent with past practice.

          Finally, an adjustment will be made at the closing for any gas imbalances. If a Combining Entity is overproduced, its Exchange Value will be reduced by the estimated value of the overproduction and if it is underproduced, its Exchange Value will be increased by the estimated value of the underproduction. Canaan does not expect the amount of this adjustment to have a material effect on the relative Exchange Values of all Combining Entities.

          Certain other adjustments will be made to the value of certain of the Combining Entities for purposes of determining the Exchange Value. These are described below.

          Accordingly, the "Exchange Value" for each Combining Entity will be equal to:

          .    Reserve Value as of the Effective Date.

          .    Less bank debt at the Effective Date.

          .    Plus or minus working capital at the Effective Date.

          . Minus interest paid or accrued on bank debt from the Effective Date to the closing date.

          . For limited partners, Additional General Partners, Canaan Securities and Placing Brokers, minus their share of cash distributions from production subsequent to the Effective Date and before the closing date.

          .    An adjustment for gas imbalances.

          .    Plus or minus other adjustments.


Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

          The Exchange Value for each of the partnerships will first be determined as described above.

          As between the limited partners and the General Partner and the Additional General Partners in each partnership, the Exchange Value will generally be allocated among them in the ratio in which net revenues and cash distributions are shared. In each of the partnerships except 1993-I and 1996-I, the General Partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the Effective Date, the Reserve Value was allocated first among the partners in their respective before payout sharing ratios until payout occurred and any remaining Exchange Value was allocated in after payout sharing ratios.

          In the partnerships other than 1990, 1991, 1993-I and 1996-I, Canaan Securities receives a fee for providing reporting services to the partnership which is equal to 1.5% of partnership gross revenues. In each of these partnerships, a portion of the Reserve Value (calculated based on gross revenues) will be allocated to Canaan Securities representing its rights to receive such fee adjusted for any payments for such fee subsequent to the Effective Date and before the closing date. This allocation will be made prior to the allocation of the remaining Exchange Value to the limited partners and the General Partners.

          The Exchange Value for the General Partner and Additional General Partners of the partnerships will be determined based on their share of the Exchange Value for each of the partnerships as described above.

          The marketing arrangements entered into in connection with the sale of interests in partnerships provided for certain fees to be paid to Canaan Securities and Placing Brokers. Such fees are payable out of the cash distributions otherwise distributable to the General Partner in such partnerships. Accordingly, the Exchange Value allocated to the General Partner in these partnerships will be reduced to take into consideration the amount of the Exchange Value allocable to the rights of Canaan Securities and the Placing Brokers to receive future distributions of net cash flow out of the General Partner's share. The Placing Brokers will receive cash equal to the 40% of their Exchange Value and their share of Canaan common stock will be determined based on the balance of their Exchange Value.

          As discussed above, for the limited partners, the Additional General Partners, Canaan Securities and the Placing Brokers, an adjustment to their Exchange Values will be made for cash distributions from production subsequent to the Effective Date and before the closing date.

          If the allocation of Exchange Value within a partnership does not produce an "assumed return" of 115% for the limited partners as a group, the Exchange Value shall be first allocated to limited partners until this assumed return is achieved and the balance of the Exchange Value will be allocated based on revenue sharing percentages. The assumed return is based on the sum of historical cash distributions to limited partners as a group through the closing date plus allocated Exchange Value as a percentage of the original capital contributions of all limited partners. Canaan and the General Partners believe that the 1996 partnership will be the only partnership in which this priority allocation of Exchange Value will be necessary.

Canaan Securities Exchange Value

          The Exchange Value for Canaan Securities will be determined in the same manner as described above and will include an allocation to it attributable to its rights to receive cash distributions from the partnerships and the General Partners, less the Exchange Value allocated to Placing Brokers, as described above under "Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers".

Canaan Exchange Value

          The Exchange Value for Canaan will be determined based on its Reserve Value, bank debt and working capital in the same manner as other entities as described above:

          Canaan's Exchange Value within the Coral Group will be further adjusted to take into account its operating rights. Canaan serves as operator of 113 of the total 134 wells in which the partnerships own interests. As such, Canaan receives monthly operating fees which represent a source of additional income to Canaan. For purposes of calculation of Canaan's Exchange Value within the Coral Group, the future cash flows attributable to these operating fees, based on existing reimbursement rights without escalation will be determined and the present value thereof as of the Effective Date will be an additional component of its Exchange Value. The amount of this adjustment is $5.0 million.

          For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.

Indian Exchange Value

          The Exchange Value for Indian will be determined using the Reserve Value, bank debt and working capital in the same manner as described above.

          In connection with the negotiation of the acquisition agreement between Indian and the Coral Companies, Indian agreed that its Exchange Value would be reduced by its production payment obligation to the 1996 and 1996-I partnerships, in consideration of such partnerships advancing to Indian a total of $6 million in exchange for a "Contingent Production Payment" from Indian to the partnerships payable at the rate of $56,250 per month until paid in full. The Contingent Production Payment is $9 million if the combination transactions are consummated and $6 million if they are not. Accordingly, Indian's Exchange Value will be adjusted downward by the remaining amount of the Contingent Production Payment obligation as of the Effective Date, $5,602,250, plus the additional $3 million as a result of the combination transactions, and the Exchange Values for the 1996 and 1996-I partnerships will be adjusted upward by the same amount. As between the 1996 and 1996-I partnerships, the Contingent Production Payment adjustment will be shared in the same percentages as their original advances to Indian of 53% and 47%, respectively.

          For additional information please see the following sections of the Prospectus/Proxy Statement:

          . "Summary - Method of Determining Combination Exchange Values" on page 9.

          .    "Summary - Summary of Estimated Exchange Values" on page 14.

          .    "Method of Determining Combination Exchange Values" on page 66.

                   FAIRNESS OF THE COMBINATION TRANSACTIONS


          Canaan and the General Partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships.

          The principal structural element affecting the limited partners and the other parties to the combination transactions is the determination of the Exchange Values. As noted elsewhere, the Exchange Values are based primarily on the Reserve Value based on Netherland Sewell's independent valuations. See "Method of Determining Combination Exchange Values". By using Reserve Values calculated in a consistent manner by a single engineer based on the same price, cost and discount assumptions, Canaan and the General Partners believe that the relative value of each of the Combining Entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions. Further, Canaan and the General Partners believe the following facts support the fairness of transaction to limited partners:

          . Owners of all of the Combining Entities in the combination transactions are receiving the same form of consideration, consisting of common stock of Canaan, except limited partners who elect to receive cash, and the relative number of shares to be received by the owners of each entity is being calculated on a consistent basis for each Combining Entity.

          . All of the partnerships had similar investment objectives and all own similar properties, principally non-operating interests in proved developed producing gas properties located primarily in Oklahoma in the Mid-Continent basin. Therefore, Canaan and the General Partners do not believe that there are material differences in the assets of the partnerships that would cause their values to vary based on quality of reserves or differences in commodity prices for gas or oil.

          . The use of Reserve Value to evaluate the Combining Entities is a commonly used method in valuing oil and gas properties.

          . As between the General Partners and the limited partners, the allocation of Exchange Value in each partnership is based on the profit sharing percentages provided in the partnership agreements and there is no additional consideration being allocated to the General Partners or Canaan which is not currently being received.

          . The actual market value of the Canaan common stock received by limited partners may be more or less than their Exchange Value, but the owners of Canaan, the General Partners and Indian will all be similarly affected by any differences.

          . The methodology for determining Exchange Values as between Indian and the Coral Group was agreed to by the owners of Indian in an arms length negotiated transaction between Indian and Canaan.

          . The combination transactions will not be approved unless the holders of a majority of the interests in each partnership approve the combination transactions. Further, all partnerships are required to be included in the combination transactions for it to be consummated so it is not possible that any one partnership will be excluded.

          . A limited partner of a partnership who votes in favor of the combination transactions may elect to receive cash in lieu of Canaan common stock in an amount equal to 75% of the exchange value of such limited partner's interest. See "The Combination Transactions - Limited Partner Cash Election" on page 57. This cash election provides the opportunity for limited partners who are unwilling to take market risks with respect to Canaan common stock the opportunity to receive cash in an amount which Canaan and the General Partners believe approximates fair value. In addition, if a limited partner believes that the cash election does not represent the fair market value of his interests, he may vote against the combination transactions and elect to exercise dissenters rights in those partnerships receiving less than 75% approval and be paid cash based on an independent appraisal of the partnership assets.

          . In each partnership, the General Partner is entitled to receive a reimbursement for a portion of its overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel and any other overhead expenses which the General Partner deems reasonable. The amount of the overhead reimbursement is limited to 5% of the amount of distributable cash. This overhead reimbursement amount is not being taken into consideration in the calculation of the General Partner's share of the Exchange Value. However, if the partnerships were to continue to operate, the General Partner would continue to be entitled to such reimbursement. Thus, the present value of future cash distributable to limited partners, if the partnerships were continued, based on the same projections of future net revenues used to calculate the Exchange Values would be less than the Exchange Value allocated to limited partners.

          For purposes of determining the relative Exchange Value of Canaan within the Coral Group, Canaan's Exchange Value includes, in addition to the valuation of its oil and gas properties, a value attributable to its operating rights of $5.0 million. The allocation of value to Canaan for its operating rights recognizes that Canaan is entitled to receive fees for these activities from the partnerships and other nonoperating owners which Canaan would be entitled to continue to receive if the combination transactions did not occur. This allocation of Exchange Value to Canaan is intended to recognize the economic benefits that Canaan currently receives in connection with the operation of wells and is not intended to allocate additional new economic benefits to Canaan.

          For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.


                  COMBINATION EXCHANGE VALUE AND COMPENSATION
                         AND DISTRIBUTION INFORMATION

          Set forth below are the following tables:

          .    Table A - Calculation of estimated Exchange Values and the allocation of shares of Canaan common stock for the 1992 Partnership assuming a closing of the combination transactions on June 30, 2000.

          .    Table B - The General Partners' and Canaan's compensation and cash distribution history from the 1992 Partnership for the three most recent fiscal years and the nine months ended September 30, 1999.

          .    Table C - The amount of the limited partners' cash distributions for the five most recent fiscal years and the nine months ended September 30, 1999.

          For additional information, see the following sections of the Prospectus/Proxy Statement:

          . "Information Concerning the Partnerships' Selected Historical Financial and Operating Data of Individual Partnerships" beginning on page 119; and

          .    "Unaudited Pro Forma Financial Information" beginning on page 86.

                                    Table A
                    Coral Reserves Natural Gas Income Fund
                           1992 Limited Partnership

                    Calculation of Estimated Exchange Value

          The Exchange Value is estimated based on Canaan's estimate of cash distributions and interest expense from the September 30, 1999 Effective Date to an assumed closing date of June 30, 2000. Variances in actual cash distributions and interest expense or a change in the closing date will result in a change in the Exchange Value for the partnership and will similarly change Exchange Values for other Combining Entities.

                                                                           Shares of          Percent of
                                                                            Canaan              Stock
                                                          Amount        Common Stock (2)    Outstanding (2)
                                                        ----------      ----------------    ---------------
Reserve Value of Oil and Gas Properties (1).........    $5,497,800
Bank Debt as of Effective Date......................       558,000
Working Capital as of Effective Date:
   Cash and cash equivalents........................       106,800
   Accounts receivable..............................       248,264
   Accounts payable.................................        87,489
Subtotal - Working Capital..........................       267,575
Estimated Cash Distributions Before Closing (3).....       717,495
Estimated Interest Expense Before Closing (3).......        38,425
Estimated Exchange Value at Closing(4)..............     4,291,423            417,000          8.34%
Allocated to:
   Limited Partners.................................     3,079,233            303,772          6.08%
   General Partner..................................       775,151             76,705          1.53%
   Additional General Partners......................        41,131              4,064          0.08%
   Canaan Securities................................       233,005             22,859          0.46%
   Placing Brokers..................................       162,903              9,600          0.19%
Limited Partner per $1000 Investment................           411                 40            (5)

------------------------

(1) As determined by Netherland, Sewell & Associates, Inc. See "Method of Determining Combination Exchange Values" in the Prospectus/Proxy Statement. No partnerships own an individual property representing more than 10% of the Reserve Value or from which the partnership derived more than 10% of its cash flow or net income for the nine months ended September 30, 1999.

(2) Assumes no limited partners elect to receive cash or exercise dissenters rights. Placing Broker shares based on 60% of Exchange Value.

(3) Assumes closing on June 30, 2000, and uses Netherland, Sewell reserve report to estimate property revenues and expenses and estimated interest rate on bank debt for purposes of calculating interest expense.

(4) The "Estimated Exchange Value at Closing" for all of the partnerships and Canaan set forth in the table is approximately 96.4% of the sum of their respective components of Exchange Value because the operating rights adjustment to Canaan's Exchange Value within the Coral Group is excluded for purposes of computing the relative Exchange Value between the Coral Group and Indian.

(5)  Less than 0.01%.

                                    Table B
        Coral Reserves Natural Gas Income Fund 1992 Limited Partnership


                Summary of Compensation and Cash Distributions
                  Paid to the General Partners and Affiliates

                                            Year Ended December 31,               Nine Months Ended
                                   ------------------------------------------
                                       1996           1997           1998         September 30, 1999
                                   ------------   ------------    -----------   ---------------------
Reimbursement of expenses paid
 to General Partner.............   $   74,022     $     74,405     $   50,165    $       28,711

Operating fees paid to Canaan...        9,175           10,658         13,346            10,513

Cash distributions paid to
 General Partner................      123,423          126,905         92,497            48,037

Cash distributions paid to
 Additional General Partners....       13,714           14,100         10,278             5,178


                                    Table C
        Coral Reserves Natural Gas Income Fund 1992 Limited Partnership


            Summary of Cash Distributions Paid to Limited Partners


                                                                 Year Ended December 31,                Nine Months Ended
                                                         ------------------------------------------
                                   1994        1995          1996           1997            1998         September 30, 1999
                                ---------   -----------   ------------   ------------    -----------   ---------------------
Cash distributions paid to
 limited partners(1)............  856,143    $927,447    $  1,234,237   $  1,269,050    $   924,978   $      464,594

Cash distributions to limited
partners per $1,000 investment..      114         124            165            169            123               62

---------------------------------

(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

                    CORAL RESERVES NATURAL GAS INCOME FUND
                           1993 LIMITED PARTNERSHIP
                           (the "1993 Partnership")

                    SUPPLEMENT TO CANAAN ENERGY CORPORATION
                          PROSPECTUS/PROXY STATEMENT
                          Dated ______________, 2000


              The date of this Supplement is _______________, 2000

General

          This Supplement relates to the proposed "combination transactions" involving Canaan Energy Corporation. In the proposed combination transactions:

          . Canaan will acquire all of the limited partners' interests in the eight oil and gas limited partnerships previously sponsored by the Coral Companies;

          . Canaan will acquire 100% of the stock of the Coral Companies, the General Partners of the partnerships;

          . Canaan will acquire 100% of the stock of Indian Oil Company, an unaffiliated oil and gas company;

          . Canaan will acquire 100% of the stock of Canaan Securities, Inc., an unaffiliated broker/dealer which has previously participated in the marketing of the limited partnership interests and provides ongoing reporting services to limited partners; and

          . Existing owners of Canaan's common stock will receive additional shares of common stock based on Canaan's share of the total "Exchange Value" as described below.

          We refer to Canaan, the partnerships, the Coral Companies, Indian Oil Company and Canaan Securities as the "Combining Entities". We refer to the Combining Entities other than Indian Oil Company as the Coral Group. A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash or exercise dissenters' rights. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "Exchange Value" of such entity relative to the total Exchange Value of all Combining Entities. The Exchange Value is based primarily on the proved oil and gas reserve values determined by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership who votes in favor of the plan of combination may elect to receive cash in lieu of Canaan common stock equal to 75% of such partner's Exchange Value. The aggregate amount of cash payable to limited partners electing to receive cash or to exercise dissenter's rights is limited to $5 million.

          The effects of the combination transactions may be different for limited partners in the various partnerships. Accordingly, a supplement has been prepared for each of the eight partnerships eligible to participate in the combination transactions. This Supplement provides information regarding the effects of the combination transactions on the limited partners of the 1993 Partnership. The General Partner will promptly mail a copy of any supplement relating to other partnerships, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102.

          Before voting on the plan of combination, limited partners should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement.


                                 RISK FACTORS

          There are numerous risks associated with the combination transactions which are summarized below. For a more complete description of these risk factors, please see:

          . "Risk Factors and Material Considerations" beginning on Page 34 of the Prospectus/Proxy Statement.

          . "Comparison of Security Holder Rights" beginning on Page 152 of the Prospectus/Proxy Statement.


Risks Related to the Combination Transactions

 .    Limited partners will own stock in a corporation with perpetual existence rather than a partnership interest in a limited partnership with a limited life resulting in material changes in the nature of their investment.

 .    Limited partners have received cash distributions from the partnerships but will receive no cash distributions or dividends in the foreseeable future from Canaan.

 .    There has been no prior market for our common stock and there is no assurance that a market will develop. There is no assurance that the value of the common stock received by a limited partner will be equal to the Exchange Value. The Exchange

     Values are being used solely to determine the relative ownership of Canaan by each Combining Entity and do not represent the fair value of Canaan or its net assets.

 .    The consideration to be received by the limited partners and the general partners and Canaan and the other terms of the combination transactions were determined by Canaan and the Coral Companies, which have inherent conflicts of interest, and may not reflect the value of the net assets of the respective partnership if sold to an unaffiliated third party in an arms length negotiation.

 .    The Exchange Values were based primarily on estimates of reserves and future net cash flows which has inherent uncertainties. Exchange Values do not represent fair market value.

 .    The price assumptions used to calculate the Reserve Value will not be modified for changes in prices which could alter the relative values of the Combining Entities or the relative share of the limited partners and General Partners in partnerships which have not achieved payout.

 .    The alternative of continuing the partnerships or liquidating their assets could potentially be more beneficial to limited partners than the combination transactions.

 .    No independent representative was engaged to represent the limited partners in negotiating the terms of the combination transactions which may be inferior to those that could have been negotiated by an independent representative. No fairness opinion has been obtained regarding the fairness of the combination transactions to limited partners.

 .    For partnerships in which the combination transaction is approved by partners holding 75% or more of the partnership interest, there will be no dissenters rights of appraisal.

 .    The cash being offered to limited partners who elect to receive cash is not intended to represent the fair market value of their interests in a partnership, but is offered as a method for limited partners to receive cash if they desire to do so. A limited partner electing to receive cash may not receive all cash if the $5 million limit on cash payable to limited parties is reached.

 .    The combination transactions will reduce and dilute a limited partner's voting rights.

 .    The combination transactions will result in a limited partner being exposed to risks of a larger enterprise without restrictions on leverage.

 .    For the 1996 and 1996-I partnerships, failure to approve the combination transactions may result in a material adverse effect on returns to limited partners due to a $3 million downward adjustment in the Indian Contingent Production Payment.

 .    We have not requested a ruling from the IRS on the tax consequences of the combination transactions and the IRS may disagree with the opinion of our counsel on the tax consequences.


Risks Related to Canaan

 .    Our future performance depends upon our ability to find or acquire additional oil and gas reserves that are economically recoverable.

 .    Our initial property base will not include a significant number of exploratory or development prospects.

 .    We are subject to anti-takeover provisions in our charter that could delay or prevent an acquisition of our company, even if such an acquisition would be beneficial to our shareholders.

 .    We depend on the continued services of our senior management.

 .    Investors will be relying on our board and management judgment regarding the future direction and activities of the Company

 .    We will need additional financing to grow and our ability to raise further financing is uncertain.

Risks Related to the Oil and Gas Industry

 .    A substantial decrease in oil and gas prices would have a material impact on us.

 .    Estimating our reserves and future net cash flows is difficult to do with any certainty.

 .    We may incur write downs of the net book value of our oil and gas properties which would adversely affect our shareholders' equity and earnings.

 .    Operational risks in our business are numerous and could materially impact
     us.

 .    Governmental and environmental regulations could adversely affect our business.

 .    Competition in the oil and gas industry is strong and can harm our business.

                               TAX CONSEQUENCES


          Crowe & Dunlevy, counsel to Canaan, has rendered an opinion that:

          . No gain or loss should be recognized by a limited partner as a result of the receipt solely of Canaan common stock in connection with the combination transactions.

          . The basis of the Canaan common stock received by each limited partner who does not recognize gain in the combination transactions will be equal to the basis of his partnership interest exchanged for such stock.

          . The holding period for the Canaan common stock for purposes of computing eligibility for long-term capital gain or loss will include the period of a limited partner's ownership of his partnership interest exchanged for such stock and, to the extent the Canaan common stock received is attributable to certain ordinary income assets of the partnership, may begin on the day after the closing of the combination transactions.

          . A limited partner who receives solely cash or exercises dissenters rights will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis of his limited partnership interest on the date of the closing of the combination transactions. Gain recognized by a limited partner will be capital except to the extent of such limited partner's share of ordinary income assets, including recapture of depletion, depreciation and intangible drilling cost deductions previously allocated to a limited partner.

          For additional information please see:

          . "Certain Federal Income Tax Consequences" beginning on Page 82 of the Prospectus/Proxy Statement.


               METHOD OF DETERMINING COMBINATION EXCHANGE VALUES


General

          The Exchange Values for each of the Combining Entities was determined primarily based on the proved oil and gas reserve values as estimated by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm. Netherland Sewell estimated the proved reserves, future net revenues therefrom, and the present value of such future net revenues for each Combining Entity as of September 30, 1999 using the same price, cost and discount rate assumption for each Combining Entity.

          We refer to the evaluation date of September 30, 1999 as the "Effective Date" and we refer to the present value of the estimated future net revenues from proved reserves as of the Effective Date as the "Reserve Value" for each Combining Entity. A summary of the reserve report prepared by Netherland, Sewell & Associates showing the Reserve Value for each Combining Entity is included in Appendix A to the Prospectus/Proxy Statement.

          The Reserve Value for each Combining Entity will be reduced by any bank debt owed by the entity at the Effective Date. No adjustments for principal payments subsequent to the Effective Date are made because such payments would be offset by a reduction in Reserve Value which would otherwise be used to make such payments.

          The Exchange Value for each Combining Entity will also include an amount attributable to its "working capital" as of the Effective Date. Working capital includes cash, short term investments, oil and gas sales receivables and other accounts receivable and other current assets less any current liabilities other than bank debt. All of these assets and liabilities were valued at book value, which in the opinion of Canaan and the General Partners represents fair market value.

          The Reserve Value of the properties for each Combining Entity has been established as of the Effective Date. Interest paid or accrued on bank debt subsequent to the Effective Date up to the closing date will be a reduction to Exchange Value. The Exchange Value for limited partners, Additional General Partners, Canaan Securities and the Placing Brokers will also be adjusted by reducing the Exchange Value for their share of cash distributions after the Effective Date and before the closing date. No similar adjustments are being made for the other Combining Entities including the General Partners because the revenues received by them will not be distributed to owners or lenders and will be retained and used in their respective businesses between the Effective Date and the closing date. It is currently anticipated that substantially all net revenues of each partnership received prior to the closing will be distributed to partners consistent with past practice.

          Finally, an adjustment will be made at the closing for any gas imbalances. If a Combining Entity is overproduced, its Exchange Value will be reduced by the estimated value of the overproduction and if it is underproduced, its Exchange Value will be increased by the estimated value of the underproduction. Canaan does not expect the amount of this adjustment to have a material effect on the relative Exchange Values of all Combining Entities.

          Certain other adjustments will be made to the value of certain of the Combining Entities for purposes of determining the Exchange Value. These are described below.

          Accordingly, the "Exchange Value" for each Combining Entity will be equal to:

          .    Reserve Value as of the Effective Date.

          .    Less bank debt at the Effective Date.

          .    Plus or minus working capital at the Effective Date.

          . Minus interest paid or accrued on bank debt from the Effective Date to the closing date.

          . For limited partners, Additional General Partners, Canaan Securities and Placing Brokers, minus their share of cash distributions from production subsequent to the Effective Date and before the closing date.

          .    An adjustment for gas imbalances.

          .    Plus or minus other adjustments.


Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

          The Exchange Value for each of the partnerships will first be determined as described above.

          As between the limited partners and the General Partner and the Additional General Partners in each partnership, the Exchange Value will generally be allocated among them in the ratio in which net revenues and cash distributions are shared. In each of the partnerships except 1993-I and 1996-I, the General Partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the Effective Date, the Reserve Value was allocated first among the partners in their respective before payout sharing ratios until payout occurred and any remaining Exchange Value was allocated in after payout sharing ratios.

          In the partnerships other than 1990, 1991, 1993-I and 1996-I, Canaan Securities receives a fee for providing reporting services to the partnership which is equal to 1.5% of partnership gross revenues. In each of these partnerships, a portion of the Reserve Value (calculated based on gross revenues) will be allocated to Canaan Securities representing its rights to receive such fee adjusted for any payments for such fee subsequent to the Effective Date and before the closing date. This allocation will be made prior to the allocation of the remaining Exchange Value to the limited partners and the General Partners.

          The Exchange Value for the General Partner and Additional General Partners of the partnerships will be determined based on their share of the Exchange Value for each of the partnerships as described above.

          The marketing arrangements entered into in connection with the sale of interests in partnerships provided for certain fees to be paid to Canaan Securities and Placing Brokers. Such fees are payable out of the cash distributions otherwise distributable to the General Partner in such partnerships. Accordingly, the Exchange Value allocated to the General Partner in these partnerships will be reduced to take into consideration the amount of the Exchange Value allocable to the rights of Canaan Securities and the Placing Brokers to receive future distributions of net cash flow out of the General Partner's share. The Placing Brokers will receive cash equal to the 40% of their Exchange Value and their share of Canaan common stock will be determined based on the balance of their Exchange Value.

          As discussed above, for the limited partners, the Additional General Partners, Canaan Securities and the Placing Brokers, an adjustment to their Exchange Values will be made for cash distributions from production subsequent to the Effective Date and before the closing date.

          If the allocation of Exchange Value within a partnership does not produce an "assumed return" of 115% for the limited partners as a group, the Exchange Value shall be first allocated to limited partners until this assumed return is achieved and the balance of the Exchange Value will be allocated based on revenue sharing percentages. The assumed return is based on the sum of historical cash distributions to limited partners as a group through the closing date plus allocated Exchange Value as a percentage of the original capital contributions of all limited partners. Canaan and the General Partners believe that the 1996 partnership will be the only partnership in which this priority allocation of Exchange Value will be necessary.

Canaan Securities Exchange Value

          The Exchange Value for Canaan Securities will be determined in the same manner as described above and will include an allocation to it attributable to its rights to receive cash distributions from the partnerships and the General Partners, less the Exchange Value allocated to Placing Brokers, as described above under "Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers".

Canaan Exchange Value

          The Exchange Value for Canaan will be determined based on its Reserve Value, bank debt and working capital in the same manner as other entities as described above:

          Canaan's Exchange Value within the Coral Group will be further adjusted to take into account its operating rights. Canaan serves as operator of 113 of the total 134 wells in which the partnerships own interests. As such, Canaan receives monthly operating fees which represent a source of additional income to Canaan. For purposes of calculation of Canaan's Exchange Value within the Coral Group, the future cash flows attributable to these operating fees, based on existing reimbursement rights without escalation will be determined and the present value thereof as of the Effective Date will be an additional component of its Exchange Value. The amount of this adjustment is $5.0 million.

          For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.

Indian Exchange Value

          The Exchange Value for Indian will be determined using the Reserve Value, bank debt and working capital in the same manner as described above.

          In connection with the negotiation of the acquisition agreement between Indian and the Coral Companies, Indian agreed that its Exchange Value would be reduced by its production payment obligation to the 1996 and 1996-I partnerships, in consideration of such partnerships advancing to Indian a total of $6 million in exchange for a "Contingent Production Payment" from Indian to the partnerships payable at the rate of $56,250 per month until paid in full. The Contingent Production Payment is $9 million if the combination transactions are consummated and $6 million if they are not. Accordingly, Indian's Exchange Value will be adjusted downward by the remaining amount of the Contingent Production Payment obligation as of the Effective Date, $5,602,250, plus the additional $3 million as a result of the combination transactions, and the Exchange Values for the 1996 and 1996-I partnerships will be adjusted upward by the same amount. As between the 1996 and 1996-I partnerships, the Contingent Production Payment adjustment will be shared in the same percentages as their original advances to Indian of 53% and 47%, respectively.


          For additional information please see the following sections of the Prospectus/Proxy Statement:

          . "Summary - Method of Determining Combination Exchange Values" on page 9.

          .    "Summary - Summary of Estimated Exchange Values" on page 14.

          .    "Method of Determining Combination Exchange Values" on page 66.

                   FAIRNESS OF THE COMBINATION TRANSACTIONS


          Canaan and the General Partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships.

          The principal structural element affecting the limited partners and the other parties to the combination transactions is the determination of the Exchange Values. As noted elsewhere, the Exchange Values are based primarily on the Reserve Value based on Netherland Sewell's independent valuations. See "Method of Determining Combination Exchange Values". By using Reserve Values calculated in a consistent manner by a single engineer based on the same price, cost and discount assumptions, Canaan and the General Partners believe that the relative value of each of the Combining Entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions. Further, Canaan and the General Partners believe the following facts support the fairness of transaction to limited partners:

          . Owners of all of the Combining Entities in the combination transactions are receiving the same form of consideration, consisting of common stock of Canaan, except limited partners who elect to receive cash, and the relative number of shares to be received by the owners of each entity is being calculated on a consistent basis for each Combining Entity.

          . All of the partnerships had similar investment objectives and all own similar properties, principally non-operating interests in proved developed producing gas properties located primarily in Oklahoma in the Mid-Continent basin. Therefore, Canaan and the General Partners do not believe that there are material differences in the assets of the partnerships that would cause their values to vary based on quality of reserves or differences in commodity prices for gas or oil.

          . The use of Reserve Value to evaluate the Combining Entities is a commonly used method in valuing oil and gas properties.

          . As between the General Partners and the limited partners, the allocation of Exchange Value in each partnership is based on the profit sharing percentages provided in the partnership agreements and there is no additional consideration being allocated to the General Partners or Canaan which is not currently being received.

          . The actual market value of the Canaan common stock received by limited partners may be more or less than their Exchange Value, but the owners of Canaan, the General Partners and Indian will all be similarly affected by any differences.

          . The methodology for determining Exchange Values as between Indian and the Coral Group was agreed to by the owners of Indian in an arms length negotiated transaction between Indian and Canaan.

          . The combination transactions will not be approved unless the holders of a majority of the interests in each partnership approve the combination transactions. Further, all partnerships are required to be included in the combination transactions for it to be consummated so it is not possible that any one partnership will be excluded.

          . A limited partner of a partnership who votes in favor of the combination transactions may elect to receive cash in lieu of Canaan common stock in an amount equal to 75% of the exchange value of such limited partner's interest. See "The Combination Transactions - Limited Partner Cash Election" on page 57. This cash election provides the opportunity for limited partners who are unwilling to take market risks with respect to Canaan common stock the opportunity to receive cash in an amount which Canaan and the General Partners believe approximates fair value. In addition, if a limited partner believes that the cash election does not represent the fair market value of his interests, he may vote against the combination transactions and elect to exercise dissenters rights in those partnerships receiving less than 75% approval and be paid cash based on an independent appraisal of the partnership assets.

          . In each partnership, the General Partner is entitled to receive a reimbursement for a portion of its overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel and any other overhead expenses which the General Partner deems reasonable. The amount of the overhead reimbursement is limited to 5% of the amount of distributable cash. This overhead reimbursement amount is not being taken into consideration in the calculation of the General Partner's share of the Exchange Value. However, if the partnerships were to continue to operate, the General Partner would continue to be entitled to such reimbursement. Thus, the present value of future cash distributable to limited partners, if the partnerships were continued, based on the same projections of future net revenues used to calculate the Exchange Values would be less than the Exchange Value allocated to limited partners.

          For purposes of determining the relative Exchange Value of Canaan within the Coral Group, Canaan's Exchange Value includes, in addition to the valuation of its oil and gas properties, a value attributable to its operating rights of $5.0 million. The allocation of value to Canaan for its operating rights recognizes that Canaan is entitled to receive fees for these activities from the partnerships and other nonoperating owners which Canaan would be entitled to continue to receive if the combination transactions did not occur. This allocation of Exchange Value to Canaan is intended to recognize the economic benefits that Canaan currently receives in connection with the operation of wells and is not intended to allocate additional new economic benefits to Canaan.

          For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.


                  COMBINATION EXCHANGE VALUE AND COMPENSATION
                         AND DISTRIBUTION INFORMATION

          Set forth below are the following tables:

          .    Table A - Calculation of estimated Exchange Values and the allocation of shares of Canaan common stock for the 1993 Partnership assuming a closing of the combination transactions on June 30, 2000.

          .    Table B - The General Partners' and Canaan's compensation and cash distribution history from the 1993 Partnership for the three most recent fiscal years and the nine months ended September 30, 1999.

          .    Table C - The amount of the limited partners' cash distributions for the five most recent fiscal years and the nine months ended September 30, 1999.

          For additional information, see the following sections of the Prospectus/Proxy Statement:

          . "Information Concerning the Partnerships' Selected Historical Financial and Operating Data of Individual Partnerships" beginning on page 119; and

          . "Unaudited Pro Forma Financial Information" beginning on page 86.

                                    Table A
                    Coral Reserves Natural Gas Income Fund
                           1993 Limited Partnership

                    Calculation of Estimated Exchange Value

          The Exchange Value is estimated based on Canaan's estimate of cash distributions and interest expense from the September 30, 1999 Effective Date to an assumed closing date of June 30, 2000. Variances in actual cash distributions and interest expense or a change in the closing date will result in a change in the Exchange Value for the partnership and will similarly change Exchange Values for other Combining Entities.

                                                                         Shares of            Percent of
                                                                          Canaan                Stock
                                                        Amount         Common Stock (2)     Outstanding (2)
                                                     -------------    -----------------     ---------------
Reserve Value of Oil and Gas
   Properties (1)..................................  $  4,751,400

Bank Debt as of Effective Date.....................       479,800

Working Capital as of Effective Date:
   Cash and cash equivalents.......................       103,297
   Accounts receivable.............................       269,446
   Accounts payable................................        90,684

Subtotal - Working Capital.........................       282,059

Estimated Cash Distributions Before
   Closing (3).....................................       711,173

Estimated Interest Expense Before
   Closing (3).....................................        32,099

Estimated Exchange Value
   at Closing(4)...................................     3,673,401           357,000               7.14%

Allocated to:
   Limited Partners................................     2,663,273           262,915               5.26%
   General Partner.................................       640,632            62,937               1.26%
   Additional General Partners.....................        35,152             3,553               0.07%
   Canaan Securities...............................       203,127            19,795               0.40%
   Placing Brokers.................................       131,218             7,800               0.15%

Limited Partner per $1000 Investment...............           408                40                 (5)

_______________________

(1) As determined by Netherland, Sewell & Associates, Inc. See "Method of Determining Combination Exchange Values" in the Prospectus/Proxy Statement. No partnerships own an individual property representing more than 10% of the Reserve Value or from which the partnership derived more than 10% of its cash flow or net income for the nine months ended September 30, 1999.

(2) Assumes no limited partners elect to receive cash or exercise dissenters rights. Placing Brokers shares based on 40% of Exchange Value.

(3) Assumes closing on June 30, 2000, and uses Netherland, Sewell reserve report to estimate property revenues and expenses and estimated interest rate on bank debt for purposes of calculating interest expense.

(4) The "Estimated Exchange Value at Closing" for all of the partnerships and Canaan set forth in the table is approximately 96.4% of the sum of their respective components of Exchange Value because the operating rights adjustment to Canaan's Exchange Value within the Coral Group is excluded for purposes of computing the relative Exchange Value between the Coral Group and Indian.

(5)  Less than 0.01%

                                    Table B
        Coral Reserves Natural Gas Income Fund 1993 Limited Partnership


                Summary of Compensation and Cash Distributions
                  Paid to the General Partners and Affiliates

                                                Year Ended December 31,        Nine Months Ended
                                           ---------------------------------
                                             1996        1997        1998      September 30, 1999
                                           --------    ---------  ----------  --------------------
Reimbursement of expenses paid
 to General Partner.....................   $ 80,295    $  80,000  $  50,869        $  27,311

Operating fees paid to Canaan...........     80,395       78,583    105,624           80,339

Cash distributions paid to
 General Partner........................    137,668      139,082     94,622           42,988

Cash distributions paid to
 Additional General Partners............     15,296       15,454     10,514            4,776



                                    Table C
        Coral Reserves Natural Gas Income Fund 1993 Limited Partnership

            Summary of Cash Distributions Paid to Limited Partners


                                                               Year Ended December 31,                           Nine Months Ended
                                           -------------------------------------------------------------------
                                               1994         1995           1996            1997        1998      September 30, 1999
                                           -----------   -----------   -----------    -----------  -----------  --------------------
Cash distributions paid to
 limited partners(1)..............         $  397,494    $  875,590    $1,376,677     $ 1,390,822  $  946,226        $429,875

Cash distributions to limited
 partners per $1,000 investment...                 61           134           211             213         145              66

_________________________________________

(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

                       CORAL RESERVES 1993 INSTITUTIONAL
                              LIMITED PARTNERSHIP
                          (the "1993-I Partnership")

                    SUPPLEMENT TO CANAAN ENERGY CORPORATION
                          PROSPECTUS/PROXY STATEMENT
                           Dated _____________, 2000


             The date of this Supplement is _______________, 2000

General

          This Supplement relates to the proposed "combination transactions" involving Canaan Energy Corporation. In the proposed combination transactions:

          . Canaan will acquire all of the limited partners' interests in the eight oil and gas limited partnerships previously sponsored by the Coral Companies;

          . Canaan will acquire 100% of the stock of the Coral Companies, the General Partners of the partnerships;

          . Canaan will acquire 100% of the stock of Indian Oil Company, an unaffiliated oil and gas company;

          . Canaan will acquire 100% of the stock of Canaan Securities, Inc., an unaffiliated broker/dealer which has previously participated in the marketing of the limited partnership interests and provides ongoing reporting services to limited partners; and

          . Existing owners of Canaan's common stock will receive additional shares of common stock based on Canaan's share of the total "Exchange Value" as described below.

          We refer to Canaan, the partnerships, the Coral Companies, Indian Oil Company and Canaan Securities as the "Combining Entities". We refer to the Combining Entities other than Indian Oil Company as the Coral Group. A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash or exercise dissenters' rights. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "Exchange Value" of such entity relative to the total Exchange Value of all Combining Entities. The Exchange Value is based primarily on the proved oil and gas reserve values determined by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership who votes in favor of the plan of combination may elect to receive cash in lieu of Canaan common stock equal to 75% of such partner's Exchange Value. The aggregate amount of cash payable to limited partners electing to receive cash or to exercise dissenter's rights is limited to $5 million.

          The effects of the combination transactions may be different for limited partners in the various partnerships. Accordingly, a supplement has been prepared for each of the eight partnerships eligible to participate in the combination transactions. This Supplement provides information regarding the effects of the combination transactions on the limited partners of the 1993-I Partnership. The General Partner will promptly mail a copy of any supplement relating to other partnerships, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102.

          Before voting on the plan of combination, limited partners should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement.


                                 RISK FACTORS

          There are numerous risks associated with the combination transactions which are summarized below. For a more complete description of these risk factors, please see:

          . "Risk Factors and Material Considerations" beginning on Page 34 of the Prospectus/Proxy Statement.

          . "Comparison of Security Holder Rights" beginning on Page 152 of the Prospectus/Proxy Statement.


Risks Related to the Combination Transactions

 .    Limited partners will own stock in a corporation with perpetual existence rather than a partnership interest in a limited partnership with a limited life resulting in material changes in the nature of their investment.

 .    Limited partners have received cash distributions from the partnerships but will receive no cash distributions or dividends in the foreseeable future from Canaan.

 .    There has been no prior market for our common stock and there is no assurance that a market will develop. There is no assurance that the value of the common stock received by a limited partner will be equal to the Exchange Value. The Exchange

     Values are being used solely to determine the relative ownership of Canaan by each Combining Entity and do not represent the fair value of Canaan or its net assets.

 .    The consideration to be received by the limited partners and the general partners and Canaan and the other terms of the combination transactions were determined by Canaan and the Coral Companies, which have inherent conflicts of interest, and may not reflect the value of the net assets of the respective partnership if sold to an unaffiliated third party in an arms length negotiation.

 .    The Exchange Values were based primarily on estimates of reserves and future net cash flows which has inherent uncertainties. Exchange Values do not represent fair market value.

 .    The price assumptions used to calculate the Reserve Value will not be modified for changes in prices which could alter the relative values of the Combining Entities or the relative share of the limited partners and General Partners in partnerships which have not achieved payout.

 .    The alternative of continuing the partnerships or liquidating their assets could potentially be more beneficial to limited partners than the combination transactions.

 .    No independent representative was engaged to represent the limited partners in negotiating the terms of the combination transactions which may be inferior to those that could have been negotiated by an independent representative. No fairness opinion has been obtained regarding the fairness of the combination transactions to limited partners.

 .    For partnerships in which the combination transaction is approved by partners holding 75% or more of the partnership interest, there will be no dissenters rights of appraisal.

 .    The cash being offered to limited partners who elect to receive cash is not intended to represent the fair market value of their interests in a partnership, but is offered as a method for limited partners to receive cash if they desire to do so. A limited partner electing to receive cash may not receive all cash if the $5 million limit on cash payable to limited parties is reached.

 .    The combination transactions will reduce and dilute a limited partner's voting rights.

 .    The combination transactions will result in a limited partner being exposed to risks of a larger enterprise without restrictions on leverage.

 .    For the 1996 and 1996-I partnerships, failure to approve the combination transactions may result in a material adverse effect on returns to limited partners due to a $3 million downward adjustment in the Indian Contingent Production Payment.

 .    We have not requested a ruling from the IRS on the tax consequences of the combination transactions and the IRS may disagree with the opinion of our counsel on the tax consequences.


Risks Related to Canaan

 .    Our future performance depends upon our ability to find or acquire additional oil and gas reserves that are economically recoverable.

 .    Our initial property base will not include a significant number of exploratory or development prospects.

 .    We are subject to anti-takeover provisions in our charter that could delay or prevent an acquisition of our company, even if such an acquisition would be beneficial to our shareholders.

 .    We depend on the continued services of our senior management.

 .    Investors will be relying on our board and management judgment regarding the future direction and activities of the Company

 .    We will need additional financing to grow and our ability to raise further financing is uncertain.

Risks Related to the Oil and Gas Industry

 .    A substantial decrease in oil and gas prices would have a material impact on us.

 .    Estimating our reserves and future net cash flows is difficult to do with any certainty.

 .    We may incur write downs of the net book value of our oil and gas properties which would adversely affect our shareholders' equity and earnings.

 .    Operational risks in our business are numerous and could materially impact
     us.

 .    Governmental and environmental regulations could adversely affect our business.

 .    Competition in the oil and gas industry is strong and can harm our business.

                                TAX CONSEQUENCES


          Crowe & Dunlevy, counsel to Canaan, has rendered an opinion that:

          . No gain or loss should be recognized by a limited partner as a result of the receipt solely of Canaan common stock in connection with the combination transactions.

          . The basis of the Canaan common stock received by each limited partner who does not recognize gain in the combination transactions will be equal to the basis of his partnership interest exchanged for such stock.

          . The holding period for the Canaan common stock for purposes of computing eligibility for long-term capital gain or loss will include the period of a limited partner's ownership of his partnership interest exchanged for such stock and, to the extent the Canaan common stock received is attributable to certain ordinary income assets of the partnership, may begin on the day after the closing of the combination transactions.

          . A limited partner who receives solely cash or exercises dissenters rights will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis of his limited partnership interest on the date of the closing of the combination transactions. Gain recognized by a limited partner will be capital except to the extent of such limited partner's share of ordinary income assets, including recapture of depletion, depreciation and intangible drilling cost deductions previously allocated to a limited partner.

          For additional information please see:

          . "Certain Federal Income Tax Consequences" beginning on Page 82 of the Prospectus/Proxy Statement.


               METHOD OF DETERMINING COMBINATION EXCHANGE VALUES


General

          The Exchange Values for each of the Combining Entities was determined primarily based on the proved oil and gas reserve values as estimated by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm. Netherland Sewell estimated the proved reserves, future net revenues therefrom, and the present value of such future net revenues for each Combining Entity as of September 30, 1999 using the same price, cost and discount rate assumption for each Combining Entity.

          We refer to the evaluation date of September 30, 1999 as the "Effective Date" and we refer to the present value of the estimated future net revenues from proved reserves as of the Effective Date as the "Reserve Value" for each Combining Entity. A summary of the reserve report prepared by Netherland, Sewell & Associates showing the Reserve Value for each Combining Entity is included in Appendix A to the Prospectus/Proxy Statement.

          The Reserve Value for each Combining Entity will be reduced by any bank debt owed by the entity at the Effective Date. No adjustments for principal payments subsequent to the Effective Date are made because such payments would be offset by a reduction in Reserve Value which would otherwise be used to make such payments.

          The Exchange Value for each Combining Entity will also include an amount attributable to its "working capital" as of the Effective Date. Working capital includes cash, short term investments, oil and gas sales receivables and other accounts receivable and other current assets less any current liabilities other than bank debt. All of these assets and liabilities were valued at book value, which in the opinion of Canaan and the General Partners represents fair market value.

          The Reserve Value of the properties for each Combining Entity has been established as of the Effective Date. Interest paid or accrued on bank debt subsequent to the Effective Date up to the closing date will be a reduction to Exchange Value. The Exchange Value for limited partners, Additional General Partners, Canaan Securities and the Placing Brokers will also be adjusted by reducing the Exchange Value for their share of cash distributions after the Effective Date and before the closing date. No similar adjustments are being made for the other Combining Entities including the General Partners because the revenues received by them will not be distributed to owners or lenders and will be retained and used in their respective businesses between the Effective Date and the closing date. It is currently anticipated that substantially all net revenues of each partnership received prior to the closing will be distributed to partners consistent with past practice.

          Finally, an adjustment will be made at the closing for any gas imbalances. If a Combining Entity is overproduced, its Exchange Value will be reduced by the estimated value of the overproduction and if it is underproduced, its Exchange Value will be increased by the estimated value of the underproduction. Canaan does not expect the amount of this adjustment to have a material effect on the relative Exchange Values of all Combining Entities.

          Certain other adjustments will be made to the value of certain of the Combining Entities for purposes of determining the Exchange Value. These are described below.

          Accordingly, the "Exchange Value" for each Combining Entity will be equal to:

          .    Reserve Value as of the Effective Date.

          .    Less bank debt at the Effective Date.

          .    Plus or minus working capital at the Effective Date.

          . Minus interest paid or accrued on bank debt from the Effective Date to the closing date.

          . For limited partners, Additional General Partners, Canaan Securities and Placing Brokers, minus their share of cash distributions from production subsequent to the Effective Date and before the closing date.

          .    An adjustment for gas imbalances.

          .    Plus or minus other adjustments.


Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

          The Exchange Value for each of the partnerships will first be determined as described above.

          As between the limited partners and the General Partner and the Additional General Partners in each partnership, the Exchange Value will generally be allocated among them in the ratio in which net revenues and cash distributions are shared. In each of the partnerships except 1993-I and 1996-I, the General Partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the Effective Date, the Reserve Value was allocated first among the partners in their respective before payout sharing ratios until payout occurred and any remaining Exchange Value was allocated in after payout sharing ratios.

          In the partnerships other than 1990, 1991, 1993-I and 1996-I, Canaan Securities receives a fee for providing reporting services to the partnership which is equal to 1.5% of partnership gross revenues. In each of these partnerships, a portion of the Reserve Value (calculated based on gross revenues) will be allocated to Canaan Securities representing its rights to receive such fee adjusted for any payments for such fee subsequent to the Effective Date and before the closing date. This allocation will be made prior to the allocation of the remaining Exchange Value to the limited partners and the General Partners.

          The Exchange Value for the General Partner and Additional General Partners of the partnerships will be determined based on their share of the Exchange Value for each of the partnerships as described above.

          The marketing arrangements entered into in connection with the sale of interests in partnerships provided for certain fees to be paid to Canaan Securities and Placing Brokers. Such fees are payable out of the cash distributions otherwise distributable to the General Partner in such partnerships. Accordingly, the Exchange Value allocated to the General Partner in these partnerships will be reduced to take into consideration the amount of the Exchange Value allocable to the rights of Canaan Securities and the Placing Brokers to receive future distributions of net cash flow out of the General Partner's share. The Placing Brokers will receive cash equal to the 40% of their Exchange Value and their share of Canaan common stock will be determined based on the balance of their Exchange Value.

          As discussed above, for the limited partners, the Additional General Partners, Canaan Securities and the Placing Brokers, an adjustment to their Exchange Values will be made for cash distributions from production subsequent to the Effective Date and before the closing date.

          If the allocation of Exchange Value within a partnership does not produce an "assumed return" of 115% for the limited partners as a group, the Exchange Value shall be first allocated to limited partners until this assumed return is achieved and the balance of the Exchange Value will be allocated based on revenue sharing percentages. The assumed return is based on the sum of historical cash distributions to limited partners as a group through the closing date plus allocated Exchange Value as a percentage of the original capital contributions of all limited partners. Canaan and the General Partners believe that the 1996 partnership will be the only partnership in which this priority allocation of Exchange Value will be necessary.

Canaan Securities Exchange Value

          The Exchange Value for Canaan Securities will be determined in the same manner as described above and will include an allocation to it attributable to its rights to receive cash distributions from the partnerships and the General Partners, less the Exchange Value allocated to Placing Brokers, as described above under "Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers".

Canaan Exchange Value

          The Exchange Value for Canaan will be determined based on its Reserve Value, bank debt and working capital in the same manner as other entities as described above:

          Canaan's Exchange Value within the Coral Group will be further adjusted to take into account its operating rights. Canaan serves as operator of 113 of the total 134 wells in which the partnerships own interests. As such, Canaan receives monthly operating fees which represent a source of additional income to Canaan. For purposes of calculation of Canaan's Exchange Value within the Coral Group, the future cash flows attributable to these operating fees, based on existing reimbursement rights without escalation will be determined and the present value thereof as of the Effective Date will be an additional component of its Exchange Value. The amount of this adjustment is $5.0 million.

          For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.

Indian Exchange Value

          The Exchange Value for Indian will be determined using the Reserve Value, bank debt and working capital in the same manner as described above.

          In connection with the negotiation of the acquisition agreement between Indian and the Coral Companies, Indian agreed that its Exchange Value would be reduced by its production payment obligation to the 1996 and 1996-I partnerships, in consideration of such partnerships advancing to Indian a total of $6 million in exchange for a "Contingent Production Payment" from Indian to the partnerships payable at the rate of $56,250 per month until paid in full. The Contingent Production Payment is $9 million if the combination transactions are consummated and $6 million if they are not. Accordingly, Indian's Exchange Value will be adjusted downward by the remaining amount of the Contingent Production Payment obligation as of the Effective Date, $5,602,250, plus the additional $3 million as a result of the combination transactions, and the Exchange Values for the 1996 and 1996-I partnerships will be adjusted upward by the same amount. As between the 1996 and 1996-I partnerships, the Contingent Production Payment adjustment will be shared in the same percentages as their original advances to Indian of 53% and 47%, respectively.

          For additional information please see the following sections of the Prospectus/Proxy Statement:

          . "Summary - Method of Determining Combination Exchange Values" on page 9.

          .    "Summary - Summary of Estimated Exchange Values" on page 14.

          .    "Method of Determining Combination Exchange Values" on page 66.

                   FAIRNESS OF THE COMBINATION TRANSACTIONS


          Canaan and the General Partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships.

          The principal structural element affecting the limited partners and the other parties to the combination transactions is the determination of the Exchange Values. As noted elsewhere, the Exchange Values are based primarily on the Reserve Value based on Netherland Sewell's independent valuations. See "Method of Determining Combination Exchange Values". By using Reserve Values calculated in a consistent manner by a single engineer based on the same price, cost and discount assumptions, Canaan and the General Partners believe that the relative value of each of the Combining Entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions. Further, Canaan and the General Partners believe the following facts support the fairness of transaction to limited partners:

          . Owners of all of the Combining Entities in the combination transactions are receiving the same form of consideration, consisting of common stock of Canaan, except limited partners who elect to receive cash, and the relative number of shares to be received by the owners of each entity is being calculated on a consistent basis for each Combining Entity.

          . All of the partnerships had similar investment objectives and all own similar properties, principally non-operating interests in proved developed producing gas properties located primarily in Oklahoma in the Mid-Continent basin. Therefore, Canaan and the General Partners do not believe that there are material differences in the assets of the partnerships that would cause their values to vary based on quality of reserves or differences in commodity prices for gas or oil.

          . The use of Reserve Value to evaluate the Combining Entities is a commonly used method in valuing oil and gas properties.

          . As between the General Partners and the limited partners, the allocation of Exchange Value in each partnership is based on the profit sharing percentages provided in the partnership agreements and there is no additional consideration being allocated to the General Partners or Canaan which is not currently being received.

          . The actual market value of the Canaan common stock received by limited partners may be more or less than their Exchange Value, but the owners of Canaan, the General Partners and Indian will all be similarly affected by any differences.

          . The methodology for determining Exchange Values as between Indian and the Coral Group was agreed to by the owners of Indian in an arms length negotiated transaction between Indian and Canaan.

          . The combination transactions will not be approved unless the holders of a majority of the interests in each partnership approve the combination transactions. Further, all partnerships are required to be included in the combination transactions for it to be consummated so it is not possible that any one partnership will be excluded.

          . A limited partner of a partnership who votes in favor of the combination transactions may elect to receive cash in lieu of Canaan common stock in an amount equal to 75% of the exchange value of such limited partner's interest. See "The Combination Transactions - Limited Partner Cash Election" on page 57.
               This cash election provides the opportunity for limited partners who are unwilling to take market risks with respect to Canaan common stock the opportunity to receive cash in an amount which Canaan and the General Partners believe approximates fair value. In addition, if a limited partner believes that the cash election does not represent the fair market value of his interests, he may vote against the combination transactions and elect to exercise dissenters rights in those partnerships receiving less than 75% approval and be paid cash based on an independent appraisal of the partnership assets.

          . In each partnership, the General Partner is entitled to receive a reimbursement for a portion of its overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel and any other overhead expenses which the General Partner deems reasonable. The amount of the overhead reimbursement is limited to 5% of the amount of distributable cash. This overhead reimbursement amount is not being taken into consideration in the calculation of the General Partner's share of the Exchange Value. However, if the partnerships were to continue to operate, the General Partner would continue to be entitled to such reimbursement. Thus, the present value of future cash distributable to limited partners, if the partnerships were continued, based on the same projections of future net revenues used to calculate the Exchange Values would be less than the Exchange Value allocated to limited partners.

          For purposes of determining the relative Exchange Value of Canaan within the Coral Group, Canaan's Exchange Value includes, in addition to the valuation of its oil and gas properties, a value attributable to its operating rights of $5.0 million. The allocation of value to Canaan for its operating rights recognizes that Canaan is entitled to receive fees for these activities from the partnerships and other nonoperating owners which Canaan would be entitled to continue to receive if the combination transactions did not occur. This allocation of Exchange Value to Canaan is intended to recognize the economic benefits that Canaan currently receives in connection with the operation of wells and is not intended to allocate additional new economic benefits to Canaan.

          For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.


                  COMBINATION EXCHANGE VALUE AND COMPENSATION
                         AND DISTRIBUTION INFORMATION

          Set forth below are the following tables:

          .    Table A -      Calculation of estimated Exchange Values and the
                              allocation of shares of Canaan common stock for the 1993-I Partnership assuming a closing of the combination transactions on June 30, 2000.

          .    Table B -      The General Partners' and Canaan's compensation
                              and cash distribution history from the 1993-I
                              Partnership for the three most recent fiscal years and the nine months ended September 30, 1999.

          .    Table C -      The amount of the limited partners' cash
                              distributions for the five most recent fiscal years and the nine months ended September 30, 1999.

          For additional information, see the following sections of the Prospectus/Proxy Statement:

          . "Information Concerning the Partnerships' Selected Historical Financial and Operating Data of Individual Partnerships" beginning on page 119; and

          .    "Unaudited Pro Forma Financial Information" beginning on page 86.

                                    Table A
                       Coral Reserves 1993 Institutional
                              Limited Partnership

                    Calculation of Estimated Exchange Value

          The Exchange Value is estimated based on Canaan's estimate of cash distributions and interest expense from the September 30, 1999 Effective Date to an assumed closing date of June 30, 2000. Variances in actual cash distributions and interest expense or a change in the closing date will result in a change in the Exchange Value for the partnership and will similarly change Exchange Values for other Combining Entities.

                                                                       Shares of          Percent of
                                                                        Canaan              Stock
                                                    Amount          Common Stock (2)    Outstanding (2)
                                                  ----------       -----------------    ----------------
Reserve Value of Oil and Gas
    Properties (1).............................   $ 2,099,300

Bank Debt as of Effective Date.................       346,500

Working Capital as of Effective Date:

    Cash and cash equivalents..................        91,751
    Accounts receivable........................       111,989
    Accounts payable...........................        10,985

Subtotal - Working Capital.....................       192,755

Estimated Cash Distributions Before
    Closing (3)................................       387,232

Estimated Interest Expense Before
    Closing (3)................................        23,444

Estimated Exchange Value
    at Closing(4)..............................    1,542,280             150,000             3.00%

Allocated to:
    Limited Partners...........................    1,326,976             130,053             2.61%
    General Partner............................      136,297              13,610             0.27%
    Additional General Partners................        7,453                 504             0.01%
    Canaan Securities..........................       41,740               4,033             0.08%
    Placing Brokers............................       29,814               1,800             0.03%

    Limited Partner per $1000 Investment.......          562                  55               (5)

_______________________

(1) As determined by Netherland, Sewell & Associates, Inc. See "Method of Determining Combination Exchange Values" in the Prospectus/Proxy Statement. No partnerships own an individual property representing more than 10% of the Reserve Value or from which the partnership derived more than 10% of its cash flow or net income for the nine months ended September 30, 1999.

(2) Assumes no limited partners elect to receive cash or exercise dissenters rights. Placing Brokers shares based on 60% of Exchange Value.

(3) Assumes closing on June 30, 2000, and uses Netherland, Sewell reserve report to estimate property revenues and expenses and estimated interest rate on bank debt for purposes of calculating interest expense.

(4) The "Estimated Exchange Value at Closing" for all of the partnerships and Canaan set forth in the table is approximately 96.4% of the sum of their respective components of Exchange Value because the operating rights adjustment to Canaan's Exchange Value within the Coral Group is excluded for purposes of computing the relative Exchange Value between the Coral Group and Indian.

(5)  Less than 0.01%

                                    Table B
             Coral Reserves 1993 Institutional Limited Partnership


                Summary of Compensation and Cash Distributions
                  Paid to the General Partners and Affiliates

                                             Year Ended December 31,               Nine Months Ended
                                      -----------------------------------------
                                        1996          1997           1998          September 30, 1999
                                      ---------   ------------   --------------   ---------------------
Reimbursement of expenses paid
to General Partner...............     $ 21,722    $  20,611      $   13,580       $        10,399

Operating fees paid to Canaan....        3,797        3,193           4,175                 3,289

Cash distributions paid to
General Partner..................       82,673       81,678          56,849                29,208

Cash distributions paid to
Additional General Partners......        3,444        3,404           2,368                 1,217


                                    Table C
             Coral Reserves 1993 Institutional Limited Partnership


            Summary of Cash Distributions Paid to Limited Partners


                                                                          Year Ended December 31,             Nine Months Ended
                                                                -----------------------------------------
                                         1994        1995         1996          1997           1998          September 30, 1999
                                      ---------   ----------    ---------   ------------   --------------   ---------------------
Cash distributions paid to limited
partners(1).........................  $123,229     $389,575     $ 602,827   $   595,575    $    414,514        $     212,976

Cash distributions to limited
 partners per $1,000 investment.....        52          165           255           252             175                   90

(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

                       CORAL RESERVES ENERGY INCOME FUND
                           1995 LIMITED PARTNERSHIP
                           (the "1995 Partnership")

                    SUPPLEMENT TO CANAAN ENERGY CORPORATION
                          PROSPECTUS/PROXY STATEMENT
                   Dated _____________________________, 2000


             The date of this Supplement is _______________, 2000

General

          This Supplement relates to the proposed "combination transactions" involving Canaan Energy Corporation. In the proposed combination transactions:

          . Canaan will acquire all of the limited partners' interests in the eight oil and gas limited partnerships previously sponsored by the Coral Companies;

          . Canaan will acquire 100% of the stock of the Coral Companies, the General Partners of the partnerships;

          . Canaan will acquire 100% of the stock of Indian Oil Company, an unaffiliated oil and gas company;

          . Canaan will acquire 100% of the stock of Canaan Securities, Inc., an unaffiliated broker/dealer which has previously participated in the marketing of the limited partnership interests and provides ongoing reporting services to limited partners; and

          . Existing owners of Canaan's common stock will receive additional shares of common stock based on Canaan's share of the total "Exchange Value" as described below.

          We refer to Canaan, the partnerships, the Coral Companies, Indian Oil Company and Canaan Securities as the "Combining Entities". We refer to the Combining Entities other than Indian Oil Company as the Coral Group. A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash or exercise dissenters' rights. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "Exchange Value" of such entity relative to the total Exchange Value of all Combining Entities. The Exchange Value is based primarily on the proved oil and gas reserve values determined by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership who votes in favor of the plan of combination may elect to receive cash in lieu of Canaan common stock equal to 75% of such partner's Exchange Value. The aggregate amount of cash payable to limited partners electing to receive cash or to exercise dissenter's rights is limited to $5 million.

          The effects of the combination transactions may be different for limited partners in the various partnerships. Accordingly, a supplement has been prepared for each of the eight partnerships eligible to participate in the combination transactions. This Supplement provides information regarding the effects of the combination transactions on the limited partners of the 1995 Partnership. The General Partner will promptly mail a copy of any supplement relating to other partnerships, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102.

          Before voting on the plan of combination, limited partners should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement.

                                 RISK FACTORS

          There are numerous risks associated with the combination transactions which are summarized below. For a more complete description of these risk factors, please see:

          . "Risk Factors and Material Considerations" beginning on Page 34 of the Prospectus/Proxy Statement.

          . "Comparison of Security Holder Rights" beginning on Page 152 of the Prospectus/Proxy Statement.

 Risks Related to the Combination Transactions

 .    Limited partners will own stock in a corporation with perpetual existence rather than a partnership interest in a limited partnership with a limited life resulting in material changes in the nature of their investment.

 .    Limited partners have received cash distributions from the partnerships but will receive no cash distributions or dividends in the foreseeable future from Canaan.

 .    There has been no prior market for our common stock and there is no assurance that a market will develop. There is no assurance that the value of the common stock received by a limited partner will be equal to the Exchange Value. The Exchange

     Values are being used solely to determine the relative ownership of Canaan by each Combining Entity and do not represent the fair value of Canaan or its net assets.

 .    The consideration to be received by the limited partners and the general partners and Canaan and the other terms of the combination transactions were determined by Canaan and the Coral Companies, which have inherent conflicts of interest, and may not reflect the value of the net assets of the respective partnership if sold to an unaffiliated third party in an arms length negotiation.

 .    The Exchange Values were based primarily on estimates of reserves and future net cash flows which has inherent uncertainties. Exchange Values do not represent fair market value.

 .    The price assumptions used to calculate the Reserve Value will not be modified for changes in prices which could alter the relative values of the Combining Entities or the relative share of the limited partners and General Partners in partnerships which have not achieved payout.

 .    The alternative of continuing the partnerships or liquidating their assets could potentially be more beneficial to limited partners than the combination transactions.

 .    No independent representative was engaged to represent the limited partners in negotiating the terms of the combination transactions which may be inferior to those that could have been negotiated by an independent representative. No fairness opinion has been obtained regarding the fairness of the combination transactions to limited partners.

 .    For partnerships in which the combination transaction is approved by partners holding 75% or more of the partnership interest, there will be no dissenters rights of appraisal.

 .    The cash being offered to limited partners who elect to receive cash is not intended to represent the fair market value of their interests in a partnership, but is offered as a method for limited partners to receive cash if they desire to do so. A limited partner electing to receive cash may not receive all cash if the $5 million limit on cash payable to limited parties is reached.

 .    The combination transactions will reduce and dilute a limited partner's voting rights.

 .    The combination transactions will result in a limited partner being exposed to risks of a larger enterprise without restrictions on leverage.

 .    For the 1996 and 1996-I partnerships, failure to approve the combination transactions may result in a material adverse effect on returns to limited partners due to a $3 million downward adjustment in the Indian Contingent Production Payment.

 .    We have not requested a ruling from the IRS on the tax consequences of the combination transactions and the IRS may disagree with the opinion of our counsel on the tax consequences.

 Risks Related to Canaan

 .    Our future performance depends upon our ability to find or acquire additional oil and gas reserves that are economically recoverable.

 .    Our initial property base will not include a significant number of exploratory or development prospects.

 .    We are subject to anti-takeover provisions in our charter that could delay or prevent an acquisition of our company, even if such an acquisition would be beneficial to our shareholders.

 .    We depend on the continued services of our senior management.

 .    Investors will be relying on our board and management judgment regarding the future direction and activities of the Company

 .    We will need additional financing to grow and our ability to raise further financing is uncertain.

Risks Related to the Oil and Gas Industry

 .    A substantial decrease in oil and gas prices would have a material impact on us.

 .    Estimating our reserves and future net cash flows is difficult to do with any certainty.

 .    We may incur write downs of the net book value of our oil and gas properties which would adversely affect our shareholders' equity and earnings.

 .    Operational risks in our business are numerous and could materially impact
     us.

 .    Governmental and environmental regulations could adversely affect our business.

 .    Competition in the oil and gas industry is strong and can harm our business.

                                TAX CONSEQUENCES


          Crowe & Dunlevy, counsel to Canaan, has rendered an opinion that:

          . No gain or loss should be recognized by a limited partner as a result of the receipt solely of Canaan common stock in connection with the combination transactions.

          . The basis of the Canaan common stock received by each limited partner who does not recognize gain in the combination transactions will be equal to the basis of his partnership interest exchanged for such stock.

          . The holding period for the Canaan common stock for purposes of computing eligibility for long-term capital gain or loss will include the period of a limited partner's ownership of his partnership interest exchanged for such stock and, to the extent the Canaan common stock received is attributable to certain ordinary income assets of the partnership, may begin on the day after the closing of the combination transactions.

          . A limited partner who receives solely cash or exercises dissenters rights will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis of his limited partnership interest on the date of the closing of the combination transactions. Gain recognized by a limited partner will be capital except to the extent of such limited partner's share of ordinary income assets, including recapture of depletion, depreciation and intangible drilling cost deductions previously allocated to a limited partner.

          For additional information please see:

          . "Certain Federal Income Tax Consequences" beginning on Page 82 of the Prospectus/Proxy Statement.


          METHOD OF DETERMINING COMBINATION EXCHANGE VALUES

General

          The Exchange Values for each of the Combining Entities was determined primarily based on the proved oil and gas reserve values as estimated by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm. Netherland Sewell estimated the proved reserves, future net revenues therefrom, and the present value of such future net revenues for each Combining Entity as of September 30, 1999 using the same price, cost and discount rate assumption for each Combining Entity.

          We refer to the evaluation date of September 30, 1999 as the "Effective Date" and we refer to the present value of the estimated future net revenues from proved reserves as of the Effective Date as the "Reserve Value" for each Combining Entity. A summary of the reserve report prepared by Netherland, Sewell & Associates showing the Reserve Value for each Combining Entity is included in Appendix A to the Prospectus/Proxy Statement.

          The Reserve Value for each Combining Entity will be reduced by any bank debt owed by the entity at the Effective Date. No adjustments for principal payments subsequent to the Effective Date are made because such payments would be offset by a reduction in Reserve Value which would otherwise be used to make such payments.

          The Exchange Value for each Combining Entity will also include an amount attributable to its "working capital" as of the Effective Date. Working capital includes cash, short term investments, oil and gas sales receivables and other accounts receivable and other current assets less any current liabilities other than bank debt. All of these assets and liabilities were valued at book value, which in the opinion of Canaan and the General Partners represents fair market value.

          The Reserve Value of the properties for each Combining Entity has been established as of the Effective Date. Interest paid or accrued on bank debt subsequent to the Effective Date up to the closing date will be a reduction to Exchange Value. The Exchange Value for limited partners, Additional General Partners, Canaan Securities and the Placing Brokers will also be adjusted by reducing the Exchange Value for their share of cash distributions after the Effective Date and before the closing date. No similar adjustments are being made for the other Combining Entities including the General Partners because the revenues received by them will not be distributed to owners or lenders and will be retained and used in their respective businesses between the Effective Date and the closing date. It is currently anticipated that substantially all net revenues of each partnership received prior to the closing will be distributed to partners consistent with past practice.

          Finally, an adjustment will be made at the closing for any gas imbalances. If a Combining Entity is overproduced, its Exchange Value will be reduced by the estimated value of the overproduction and if it is underproduced, its Exchange Value will be increased by the estimated value of the underproduction. Canaan does not expect the amount of this adjustment to have a material effect on the relative Exchange Values of all Combining Entities.

          Certain other adjustments will be made to the value of certain of the Combining Entities for purposes of determining the Exchange Value. These are described below.

          Accordingly, the "Exchange Value" for each Combining Entity will be equal to:

          .    Reserve Value as of the Effective Date.

          .    Less bank debt at the Effective Date.

          .    Plus or minus working capital at the Effective Date.

          . Minus interest paid or accrued on bank debt from the Effective Date to the closing date.

          .    For limited partners, Additional General Partners, Canaan
     Securities and Placing Brokers, minus their share of cash distributions from production subsequent to the Effective Date and before the closing date.

          .    An adjustment for gas imbalances.

          .    Plus or minus other adjustments.


Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

          The Exchange Value for each of the partnerships will first be determined as described above.

          As between the limited partners and the General Partner and the Additional General Partners in each partnership, the Exchange Value will generally be allocated among them in the ratio in which net revenues and cash distributions are shared. In each of the partnerships except 1993-I and 1996-I, the General Partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the Effective Date, the Reserve Value was allocated first among the partners in their respective before payout sharing ratios until payout occurred and any remaining Exchange Value was allocated in after payout sharing ratios.

          In the partnerships other than 1990, 1991, 1993-I and 1996-I, Canaan Securities receives a fee for providing reporting services to the partnership which is equal to 1.5% of partnership gross revenues. In each of these partnerships, a portion of the Reserve Value (calculated based on gross revenues) will be allocated to Canaan Securities representing its rights to receive such fee adjusted for any payments for such fee subsequent to the Effective Date and before the closing date. This allocation will be made prior to the allocation of the remaining Exchange Value to the limited partners and the General Partners.

          The Exchange Value for the General Partner and Additional General Partners of the partnerships will be determined based on their share of the Exchange Value for each of the partnerships as described above.

          The marketing arrangements entered into in connection with the sale of interests in partnerships provided for certain fees to be paid to Canaan Securities and Placing Brokers. Such fees are payable out of the cash distributions otherwise distributable to the General Partner in such partnerships. Accordingly, the Exchange Value allocated to the General Partner in these partnerships will be reduced to take into consideration the amount of the Exchange Value allocable to the rights of Canaan Securities and the Placing Brokers to receive future distributions of net cash flow out of the General Partner's share. The Placing Brokers will receive cash equal to the 40% of their Exchange Value and their share of Canaan common stock will be determined based on the balance of their Exchange Value.

          As discussed above, for the limited partners, the Additional General Partners, Canaan Securities and the Placing Brokers, an adjustment to their Exchange Values will be made for cash distributions from production subsequent to the Effective Date and before the closing date.

          If the allocation of Exchange Value within a partnership does not produce an "assumed return" of 115% for the limited partners as a group, the Exchange Value shall be first allocated to limited partners until this assumed return is achieved and the balance of the Exchange Value will be allocated based on revenue sharing percentages. The assumed return is based on the sum of historical cash distributions to limited partners as a group through the closing date plus allocated Exchange Value as a percentage of the original capital contributions of all limited partners. Canaan and the General Partners believe that the 1996 partnership will be the only partnership in which this priority allocation of Exchange Value will be necessary.

Canaan Securities Exchange Value

          The Exchange Value for Canaan Securities will be determined in the same manner as described above and will include an allocation to it attributable to its rights to receive cash distributions from the partnerships and the General Partners, less the Exchange Value allocated to Placing Brokers, as described above under "Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers".

Canaan Exchange Value

          The Exchange Value for Canaan will be determined based on its Reserve Value, bank debt and working capital in the same manner as other entities as described above:

          Canaan's Exchange Value within the Coral Group will be further adjusted to take into account its operating rights. Canaan serves as operator of 113 of the total 134 wells in which the partnerships own interests. As such, Canaan receives monthly operating fees which represent a source of additional income to Canaan. For purposes of calculation of Canaan's Exchange Value within the Coral Group, the future cash flows attributable to these operating fees, based on existing reimbursement rights without escalation will be determined and the present value thereof as of the Effective Date will be an additional component of its Exchange Value. The amount of this adjustment is $5.0 million.

          For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.

Indian Exchange Value

          The Exchange Value for Indian will be determined using the Reserve Value, bank debt and working capital in the same manner as described above.

          In connection with the negotiation of the acquisition agreement between Indian and the Coral Companies, Indian agreed that its Exchange Value would be reduced by its production payment obligation to the 1996 and 1996-I partnerships, in consideration of such partnerships advancing to Indian a total of $6 million in exchange for a "Contingent Production Payment" from Indian to the partnerships payable at the rate of $56,250 per month until paid in full. The Contingent Production Payment is $9 million if the combination transactions are consummated and $6 million if they are not. Accordingly, Indian's Exchange Value will be adjusted downward by the remaining amount of the Contingent Production Payment obligation as of the Effective Date, $5,602,250, plus the additional $3 million as a result of the combination transactions, and the Exchange Values for the 1996 and 1996-I partnerships will be adjusted upward by the same amount. As between the 1996 and 1996-I partnerships, the Contingent Production Payment adjustment will be shared in the same percentages as their original advances to Indian of 53% and 47%, respectively.


          For additional information please see the following sections of the Prospectus/Proxy Statement:

          . "Summary - Method of Determining Combination Exchange Values" on page 9.

          .    "Summary - Summary of Estimated Exchange Values" on page 14.

          .    "Method of Determining Combination Exchange Values" on page 66.

                   FAIRNESS OF THE COMBINATION TRANSACTIONS


          Canaan and the General Partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships.

          The principal structural element affecting the limited partners and the other parties to the combination transactions is the determination of the Exchange Values. As noted elsewhere, the Exchange Values are based primarily on the Reserve Value based on Netherland Sewell's independent valuations. See "Method of Determining Combination Exchange Values". By using Reserve Values calculated in a consistent manner by a single engineer based on the same price, cost and discount assumptions, Canaan and the General Partners believe that the relative value of each of the Combining Entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions. Further, Canaan and the General Partners believe the following facts support the fairness of transaction to limited partners:

          . Owners of all of the Combining Entities in the combination transactions are receiving the same form of consideration, consisting of common stock of Canaan, except limited partners who elect to receive cash, and the relative number of shares to be received by the owners of each entity is being calculated on a consistent basis for each Combining Entity.

          . All of the partnerships had similar investment objectives and all own similar properties, principally non-operating interests in proved developed producing gas properties located primarily in Oklahoma in the Mid-Continent basin. Therefore, Canaan and the General Partners do not believe that there are material differences in the assets of the partnerships that would cause their values to vary based on quality of reserves or differences in commodity prices for gas or oil.

          . The use of Reserve Value to evaluate the Combining Entities is a commonly used method in valuing oil and gas properties.

          . As between the General Partners and the limited partners, the allocation of Exchange Value in each partnership is based on the profit sharing percentages provided in the partnership agreements and there is no additional consideration being allocated to the General Partners or Canaan which is not currently being received.

          . The actual market value of the Canaan common stock received by limited partners may be more or less than their Exchange Value, but the owners of Canaan, the General Partners and Indian will all be similarly affected by any differences.

          . The methodology for determining Exchange Values as between Indian and the Coral Group was agreed to by the owners of Indian in an arms length negotiated transaction between Indian and Canaan.

          . The combination transactions will not be approved unless the holders of a majority of the interests in each partnership approve the combination transactions. Further, all partnerships are required to be included in the combination transactions for it to be consummated so it is not possible that any one partnership will be excluded.

          . A limited partner of a partnership who votes in favor of the combination transactions may elect to receive cash in lieu of Canaan common stock in an amount equal to 75% of the exchange value of such limited partner's interest. See "The Combination Transactions - Limited Partner Cash Election" on page 57. This cash election provides the opportunity for limited partners who are unwilling to take market risks with respect to Canaan common stock the opportunity to receive cash in an amount which Canaan and the General Partners believe approximates fair value. In addition, if a limited partner believes that the cash election does not represent the fair market value of his interests, he may vote against the combination transactions and elect to exercise dissenters rights in those partnerships receiving less than 75% approval and be paid cash based on an independent appraisal of the partnership assets.

          . In each partnership, the General Partner is entitled to receive a reimbursement for a portion of its overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel and any other overhead expenses which the General Partner deems reasonable. The amount of the overhead reimbursement is limited to 5% of the amount of distributable cash. This overhead reimbursement amount is not being taken into consideration in the calculation of the General Partner's share of the Exchange Value. However, if the partnerships were to continue to operate, the General Partner would continue to be entitled to such reimbursement. Thus, the present value of future cash distributable to limited partners, if the partnerships were continued, based on the same projections of future net revenues used to calculate the Exchange Values would be less than the Exchange Value allocated to limited partners.

          For purposes of determining the relative Exchange Value of Canaan within the Coral Group, Canaan's Exchange Value includes, in addition to the valuation of its oil and gas properties, a value attributable to its operating rights of $5.0 million. The allocation of value to Canaan for its operating rights recognizes that Canaan is entitled to receive fees for these activities from the partnerships and other nonoperating owners which Canaan would be entitled to continue to receive if the combination transactions did not occur. This allocation of Exchange Value to Canaan is intended to recognize the economic benefits that Canaan currently receives in connection with the operation of wells and is not intended to allocate additional new economic benefits to Canaan.

          For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.


          COMBINATION EXCHANGE VALUE AND COMPENSATION
                  AND DISTRIBUTION INFORMATION

          Set forth below are the following tables:

          .    Table A -   Calculation of estimated Exchange Values and the
                           allocation of shares of Canaan common stock for the 1995 Partnership assuming a closing of the combination transactions on June 30, 2000.

          .    Table B -   The General Partners' and Canaan's compensation and
                           cash distribution history from the 1995 Partnership for the three most recent fiscal years and the nine months ended September 30, 1999.

          .    Table C -   The amount of the limited partners' cash
                           distributions for the five most recent fiscal years and the nine months ended September 30, 1999.

          For additional information, see the following sections of the Prospectus/Proxy Statement:

          . "Information Concerning the Partnerships' Selected Historical Financial and Operating Data of Individual Partnerships" beginning on page 119; and

          .    "Unaudited Pro Forma Financial Information" beginning on page 86.

                                    Table A
                       Coral Reserves Energy Income Fund
                           1995 Limited Partnership

                    Calculation of Estimated Exchange Value

          The Exchange Value is estimated based on Canaan's estimate of cash distributions and interest expense from the September 30, 1999 Effective Date to an assumed closing date of June 30, 2000. Variances in actual cash distributions and interest expense or a change in the closing date will result in a change in the Exchange Value for the partnership and will similarly change Exchange Values for other Combining Entities.

                                                                 Amount
                                                               ----------
Reserve Value of Oil and Gas
          Properties (1)..................................     $6,316,000
Bank Debt as of Effective Date............................             --
Working Capital as of Effective Date:
          Cash and cash equivalents.......................        388,408
          Accounts receivable.............................        372,644
          Accounts payable................................         59,528
Subtotal - Working Capital................................        701,524
Estimated Cash Distributions Before Closing (3)
                                                                  999,011         Shares of        Percent of
Estimated Interest Expense Before Closing (3).............                         Canaan            Stock
                                                                       --       Common Stock (2)  Outstanding (2)
                                                                               ---------------   --------------
Estimated Exchange Value at Closing(4)
                                                                5,802,144              564,000            11.28%
Allocated to:
          Limited Partners................................      4,324,150              427,489             8.55%
          General Partner.................................        961,216               94,545             1.89%
          Additional General Partners.....................         55,964                5,592             0.11%
          Canaan Securities...............................        230,879               22,874             0.46%
          Placing Brokers.................................        229,935               13,500             0.27%
Limited Partner per $1000 Investment......................            635                   63               (5)

_______________________

(1) As determined by Netherland, Sewell & Associates, Inc. See "Method of Determining Combination Exchange Values" in the Prospectus/Proxy Statement. No partnerships own an individual property representing more than 10% of the Reserve Value or from which the partnership derived more than 10% of its cash flow or net income for the nine months ended September 30, 1999.

(2) Assumes no limited partners elect to receive cash or exercise dissenters rights. Placing Brokers shares based on 60% of Exchange Value.

(3) Assumes closing on June 30, 2000, and uses Netherland, Sewell reserve report to estimate property revenues and expenses and estimated interest rate on bank debt for purposes of calculating interest expense.

(4) The "Estimated Exchange Value at Closing" for all of the partnerships and Canaan set forth in the table is approximately 96.4% of the sum of their respective components of Exchange Value because the operating rights adjustment to Canaan's Exchange Value within the Coral Group is excluded for purposes of computing the relative Exchange Value between the Coral Group and Indian.

(5)  Less than 0.01%

                                    Table B
          Coral Reserves Energy Income Fund 1995 Limited Partnership

                Summary of Compensation and Cash Distributions
                  Paid to the General Partners and Affiliates

                                                      Year Ended December 31,
                                                    ----------------------------
                                                                                          Nine Months Ended
                                                      1996      1997     1998             September 30, 1999
                                                    ----------------------------          -------------------
Reimbursement of expenses paid
to General Partner..............................    $ 67,684  $ 78,659  $ 58,639                    $39,235

Operating fees paid to Canaan...................      92,068    87,611   125,383                     97,573

Cash distributions paid to
General Partner.................................     108,906   135,220   107,405                     63,303

Cash distributions paid to
Additional General Partners.....................      12,100    15,024    11,934                      7,034


                                    Table C
          Coral Reserves Energy Income Fund 1995 Limited Partnership

             Summary of Cash Distributions Paid to Limited Partners


                                                          YEAR ENDED DECEMBER 31,
                                                -----------------------------------------
                                                                                                           Nine Montyhs Ended
                                                    1994        1995        1996        1997         1998  September 30, 1998
                                                ---------------------------------------------------------- -------------------
Cash distributions paid to
limited partners(1)........................     $     -     $ 406,954     $1,089,050  $1,352,194  $1,074,056    $ 633,030

Cash distributions to limited
partners per $1,000 investment.............           -            60            199     160             199           93

_________________________________________

(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

                       CORAL RESERVES ENERGY INCOME FUND
                           1996 LIMITED PARTNERSHIP
                           (the "1996 Partnership")


                    SUPPLEMENT TO CANAAN ENERGY CORPORATION
                          PROSPECTUS/PROXY STATEMENT
                         Dated ________________, 2000


                The date of this Supplement is __________, 2000

General

          This Supplement relates to the proposed "combination transactions" involving Canaan Energy Corporation. In the proposed combination transactions:

          . Canaan will acquire all of the limited partners' interests in the eight oil and gas limited partnerships previously sponsored by the Coral Companies;

          . Canaan will acquire 100% of the stock of the Coral Companies, the General Partners of the partnerships;

          . Canaan will acquire 100% of the stock of Indian Oil Company, an unaffiliated oil and gas company;

          . Canaan will acquire 100% of the stock of Canaan Securities, Inc., an unaffiliated broker/dealer which has previously participated in the marketing of the limited partnership interests and provides ongoing reporting services to limited partners; and

          . Existing owners of Canaan's common stock will receive additional shares of common stock based on Canaan's share of the total "Exchange Value" as described below.

          We refer to Canaan, the partnerships, the Coral Companies, Indian Oil Company and Canaan Securities as the "Combining Entities". We refer to the Combining Entities other than Indian Oil Company as the Coral Group. A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash or exercise dissenters' rights. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "Exchange Value" of such entity relative to the total Exchange Value of all Combining Entities. The Exchange Value is based primarily on the proved oil and gas reserve values determined by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership who votes in favor of the plan of combination may elect to receive cash in lieu of Canaan common stock equal to 75% of such partner's Exchange Value. The aggregate amount of cash payable to limited partners electing to receive cash or to exercise dissenter's rights is limited to $5 million.

          The effects of the combination transactions may be different for limited partners in the various partnerships. Accordingly, a supplement has been prepared for each of the eight partnerships eligible to participate in the combination transactions. This Supplement provides information regarding the effects of the combination transactions on the limited partners of the 1996 Partnership. The General Partner will promptly mail a copy of any supplement relating to other partnerships, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102.

          Before voting on the plan of combination, limited partners should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement.


                                 RISK FACTORS

          There are numerous risks associated with the combination transactions which are summarized below. For a more complete description of these risk factors, please see:

          . "Risk Factors and Material Considerations" beginning on Page 34 of the Prospectus/Proxy Statement.

          . "Comparison of Security Holder Rights" beginning on Page 152 of the Prospectus/Proxy Statement.


Risks Related to the Combination Transactions

 .    Limited partners will own stock in a corporation with perpetual existence rather than a partnership interest in a limited partnership with a limited life resulting in material changes in the nature of their investment.

 .    Limited partners have received cash distributions from the partnerships but will receive no cash distributions or dividends in the foreseeable future from Canaan.

 .    There has been no prior market for our common stock and there is no assurance that a market will develop. There is no assurance that the value of the common stock received by a limited partner will be equal to the Exchange Value. The Exchange

     Values are being used solely to determine the relative ownership of Canaan by each Combining Entity and do not represent the fair value of Canaan or its net assets.

 .    The consideration to be received by the limited partners and the general partners and Canaan and the other terms of the combination transactions were determined by Canaan and the Coral Companies, which have inherent conflicts of interest, and may not reflect the value of the net assets of the respective partnership if sold to an unaffiliated third party in an arms length negotiation.

 .    The Exchange Values were based primarily on estimates of reserves and future net cash flows which has inherent uncertainties. Exchange Values do not represent fair market value.

 .    The price assumptions used to calculate the Reserve Value will not be modified for changes in prices which could alter the relative values of the Combining Entities or the relative share of the limited partners and General Partners in partnerships which have not achieved payout.

 .    The alternative of continuing the partnerships or liquidating their assets could potentially be more beneficial to limited partners than the combination transactions.

 .    No independent representative was engaged to represent the limited partners in negotiating the terms of the combination transactions which may be inferior to those that could have been negotiated by an independent representative. No fairness opinion has been obtained regarding the fairness of the combination transactions to limited partners.

 .    For partnerships in which the combination transaction is approved by partners holding 75% or more of the partnership interest, there will be no dissenters rights of appraisal.

 .    The cash being offered to limited partners who elect to receive cash is not intended to represent the fair market value of their interests in a partnership, but is offered as a method for limited partners to receive cash if they desire to do so. A limited partner electing to receive cash may not receive all cash if the $5 million limit on cash payable to limited parties is reached.

 .    The combination transactions will reduce and dilute a limited partner's voting rights.

 .    The combination transactions will result in a limited partner being exposed to risks of a larger enterprise without restrictions on leverage.

 .    For the 1996 and 1996-I partnerships, failure to approve the combination transactions may result in a material adverse effect on returns to limited partners due to a $3 million downward adjustment in the Indian Contingent Production Payment.

 .    We have not requested a ruling from the IRS on the tax consequences of the combination transactions and the IRS may disagree with the opinion of our counsel on the tax consequences.


Risks Related to Canaan

 .    Our future performance depends upon our ability to find or acquire additional oil and gas reserves that are economically recoverable.

 .    Our initial property base will not include a significant number of exploratory or development prospects.

 .    We are subject to anti-takeover provisions in our charter that could delay or prevent an acquisition of our company, even if such an acquisition would be beneficial to our shareholders.

 .    We depend on the continued services of our senior management.

 .    Investors will be relying on our board and management judgment regarding the future direction and activities of the Company

 .    We will need additional financing to grow and our ability to raise further financing is uncertain.

Risks Related to the Oil and Gas Industry

 .    A substantial decrease in oil and gas prices would have a material impact on us.

 .    Estimating our reserves and future net cash flows is difficult to do with any certainty.

 .    We may incur write downs of the net book value of our oil and gas properties which would adversely affect our shareholders' equity and earnings.

 .    Operational risks in our business are numerous and could materially impact
     us.

 .    Governmental and environmental regulations could adversely affect our business.

 .    Competition in the oil and gas industry is strong and can harm our business.

                               TAX CONSEQUENCES


          Crowe & Dunlevy, counsel to Canaan, has rendered an opinion that:

          . No gain or loss should be recognized by a limited partner as a result of the receipt solely of Canaan common stock in connection with the combination transactions.

          . The basis of the Canaan common stock received by each limited partner who does not recognize gain in the combination transactions will be equal to the basis of his partnership interest exchanged for such stock.

          . The holding period for the Canaan common stock for purposes of computing eligibility for long-term capital gain or loss will include the period of a limited partner's ownership of his partnership interest exchanged for such stock and, to the extent the Canaan common stock received is attributable to certain ordinary income assets of the partnership, may begin on the day after the closing of the combination transactions.

          . A limited partner who receives solely cash or exercises dissenters rights will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis of his limited partnership interest on the date of the closing of the combination transactions. Gain recognized by a limited partner will be capital except to the extent of such limited partner's share of ordinary income assets, including recapture of depletion, depreciation and intangible drilling cost deductions previously allocated to a limited partner.

          For additional information please see:

          . "Certain Federal Income Tax Consequences" beginning on Page 82 of the Prospectus/Proxy Statement.


               METHOD OF DETERMINING COMBINATION EXCHANGE VALUES


General

          The Exchange Values for each of the Combining Entities was determined primarily based on the proved oil and gas reserve values as estimated by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm. Netherland Sewell estimated the proved reserves, future net revenues therefrom, and the present value of such future net revenues for each Combining Entity as of September 30, 1999 using the same price, cost and discount rate assumption for each Combining Entity.

          We refer to the evaluation date of September 30, 1999 as the "Effective Date" and we refer to the present value of the estimated future net revenues from proved reserves as of the Effective Date as the "Reserve Value" for each Combining Entity. A summary of the reserve report prepared by Netherland, Sewell & Associates showing the Reserve Value for each Combining Entity is included in Appendix A to the Prospectus/Proxy Statement.

          The Reserve Value for each Combining Entity will be reduced by any bank debt owed by the entity at the Effective Date. No adjustments for principal payments subsequent to the Effective Date are made because such payments would be offset by a reduction in Reserve Value which would otherwise be used to make such payments.

          The Exchange Value for each Combining Entity will also include an amount attributable to its "working capital" as of the Effective Date. Working capital includes cash, short term investments, oil and gas sales receivables and other accounts receivable and other current assets less any current liabilities other than bank debt. All of these assets and liabilities were valued at book value, which in the opinion of Canaan and the General Partners represents fair market value.

          The Reserve Value of the properties for each Combining Entity has been established as of the Effective Date. Interest paid or accrued on bank debt subsequent to the Effective Date up to the closing date will be a reduction to Exchange Value. The Exchange Value for limited partners, Additional General Partners, Canaan Securities and the Placing Brokers will also be adjusted by reducing the Exchange Value for their share of cash distributions after the Effective Date and before the closing date. No similar adjustments are being made for the other Combining Entities including the General Partners because the revenues received by them will not be distributed to owners or lenders and will be retained and used in their respective businesses between the Effective Date and the closing date. It is currently anticipated that substantially all net revenues of each partnership received prior to the closing will be distributed to partners consistent with past practice.

          Finally, an adjustment will be made at the closing for any gas imbalances. If a Combining Entity is overproduced, its Exchange Value will be reduced by the estimated value of the overproduction and if it is underproduced, its Exchange Value will be increased by the estimated value of the underproduction. Canaan does not expect the amount of this adjustment to have a material effect on the relative Exchange Values of all Combining Entities.

          Certain other adjustments will be made to the value of certain of the Combining Entities for purposes of determining the Exchange Value. These are described below.

          Accordingly, the "Exchange Value" for each Combining Entity will be equal to:

          .    Reserve Value as of the Effective Date.

          .    Less bank debt at the Effective Date.

          .    Plus or minus working capital at the Effective Date.

          . Minus interest paid or accrued on bank debt from the Effective Date to the closing date.

          . For limited partners, Additional General Partners, Canaan Securities and Placing Brokers, minus their share of cash distributions from production subsequent to the Effective Date and before the closing date.

          .    An adjustment for gas imbalances.

          .    Plus or minus other adjustments.


Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

          The Exchange Value for each of the partnerships will first be determined as described above.

          As between the limited partners and the General Partner and the Additional General Partners in each partnership, the Exchange Value will generally be allocated among them in the ratio in which net revenues and cash distributions are shared. In each of the partnerships except 1993-I and 1996-I, the General Partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the Effective Date, the Reserve Value was allocated first among the partners in their respective before payout sharing ratios until payout occurred and any remaining Exchange Value was allocated in after payout sharing ratios.

          In the partnerships other than 1990, 1991, 1993-I and 1996-I, Canaan Securities receives a fee for providing reporting services to the partnership which is equal to 1.5% of partnership gross revenues. In each of these partnerships, a portion of the Reserve Value (calculated based on gross revenues) will be allocated to Canaan Securities representing its rights to receive such fee adjusted for any payments for such fee subsequent to the Effective Date and before the closing date. This allocation will be made prior to the allocation of the remaining Exchange Value to the limited partners and the General Partners.

          The Exchange Value for the General Partner and Additional General Partners of the partnerships will be determined based on their share of the Exchange Value for each of the partnerships as described above.

          The marketing arrangements entered into in connection with the sale of interests in partnerships provided for certain fees to be paid to Canaan Securities and Placing Brokers. Such fees are payable out of the cash distributions otherwise distributable to the General Partner in such partnerships. Accordingly, the Exchange Value allocated to the General Partner in these partnerships will be reduced to take into consideration the amount of the Exchange Value allocable to the rights of Canaan Securities and the Placing Brokers to receive future distributions of net cash flow out of the General Partner's share. The Placing Brokers will receive cash equal to the 40% of their Exchange Value and their share of Canaan common stock will be determined based on the balance of their Exchange Value.

          As discussed above, for the limited partners, the Additional General Partners, Canaan Securities and the Placing Brokers, an adjustment to their Exchange Values will be made for cash distributions from production subsequent to the Effective Date and before the closing date.

          If the allocation of Exchange Value within a partnership does not produce an "assumed return" of 115% for the limited partners as a group, the Exchange Value shall be first allocated to limited partners until this assumed return is achieved and the balance of the Exchange Value will be allocated based on revenue sharing percentages. The assumed return is based on the sum of historical cash distributions to limited partners as a group through the closing date plus allocated Exchange Value as a percentage of the original capital contributions of all limited partners. Canaan and the General Partners believe that the 1996 partnership will be the only partnership in which this priority allocation of Exchange Value will be necessary.

Canaan Securities Exchange Value

          The Exchange Value for Canaan Securities will be determined in the same manner as described above and will include an allocation to it attributable to its rights to receive cash distributions from the partnerships and the General Partners, less the Exchange Value allocated to Placing Brokers, as described above under "Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers".

Canaan Exchange Value

          The Exchange Value for Canaan will be determined based on its Reserve Value, bank debt and working capital in the same manner as other entities as described above:

          Canaan's Exchange Value within the Coral Group will be further adjusted to take into account its operating rights. Canaan serves as operator of 113 of the total 134 wells in which the partnerships own interests. As such, Canaan receives monthly operating fees which represent a source of additional income to Canaan. For purposes of calculation of Canaan's Exchange Value within the Coral Group, the future cash flows attributable to these operating fees, based on existing reimbursement rights without escalation will be determined and the present value thereof as of the Effective Date will be an additional component of its Exchange Value. The amount of this adjustment is $5.0 million.

          For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.

Indian Exchange Value

          The Exchange Value for Indian will be determined using the Reserve Value, bank debt and working capital in the same manner as described above.

          In connection with the negotiation of the acquisition agreement between Indian and the Coral Companies, Indian agreed that its Exchange Value would be reduced by its production payment obligation to the 1996 and 1996-I partnerships, in consideration of such partnerships advancing to Indian a total of $6 million in exchange for a "Contingent Production Payment" from Indian to the partnerships payable at the rate of $56,250 per month until paid in full. The Contingent Production Payment is $9 million if the combination transactions are consummated and $6 million if they are not. Accordingly, Indian's Exchange Value will be adjusted downward by the remaining amount of the Contingent Production Payment obligation as of the Effective Date, $5,602,250, plus the additional $3 million as a result of the combination transactions, and the Exchange Values for the 1996 and 1996-I partnerships will be adjusted upward by the same amount. As between the 1996 and 1996-I partnerships, the Contingent Production Payment adjustment will be shared in the same percentages as their original advances to Indian of 53% and 47%, respectively.

          For additional information please see the following sections of the Prospectus/Proxy Statement:

          . "Summary - Method of Determining Combination Exchange Values" on page 9.

          .    "Summary - Summary of Estimated Exchange Values" on page 14.

          .    "Method of Determining Combination Exchange Values" on page 66.

                    FAIRNESS OF THE COMBINATION TRANSACTIONS


          Canaan and the General Partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships.

          The principal structural element affecting the limited partners and the other parties to the combination transactions is the determination of the Exchange Values. As noted elsewhere, the Exchange Values are based primarily on the Reserve Value based on Netherland Sewell's independent valuations. See "Method of Determining Combination Exchange Values". By using Reserve Values calculated in a consistent manner by a single engineer based on the same price, cost and discount assumptions, Canaan and the General Partners believe that the relative value of each of the Combining Entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions. Further, Canaan and the General Partners believe the following facts support the fairness of transaction to limited partners:

          . Owners of all of the Combining Entities in the combination transactions are receiving the same form of consideration, consisting of common stock of Canaan, except limited partners who elect to receive cash, and the relative number of shares to be received by the owners of each entity is being calculated on a consistent basis for each Combining Entity.

          . All of the partnerships had similar investment objectives and all own similar properties, principally non-operating interests in proved developed producing gas properties located primarily in Oklahoma in the Mid-Continent basin. Therefore, Canaan and the General Partners do not believe that there are material differences in the assets of the partnerships that would cause their values to vary based on quality of reserves or differences in commodity prices for gas or oil.

          . The use of Reserve Value to evaluate the Combining Entities is a commonly used method in valuing oil and gas properties.

          . As between the General Partners and the limited partners, the allocation of Exchange Value in each partnership is based on the profit sharing percentages provided in the partnership agreements and there is no additional consideration being allocated to the General Partners or Canaan which is not currently being received.

          . The actual market value of the Canaan common stock received by limited partners may be more or less than their Exchange Value, but the owners of Canaan, the General Partners and Indian will all be similarly affected by any differences.

          . The methodology for determining Exchange Values as between Indian and the Coral Group was agreed to by the owners of Indian in an arms length negotiated transaction between Indian and Canaan.

          . The combination transactions will not be approved unless the holders of a majority of the interests in each partnership approve the combination transactions. Further, all partnerships are required to be included in the combination transactions for it to be consummated so it is not possible that any one partnership will be excluded.

          . A limited partner of a partnership who votes in favor of the combination transactions may elect to receive cash in lieu of Canaan common stock in an amount equal to 75% of the exchange value of such limited partner's interest. See "The Combination Transactions - Limited Partner Cash Election" on page 57. This cash election provides the opportunity for limited partners who are unwilling to take market risks with respect to Canaan common stock the opportunity to receive cash in an amount which Canaan and the General Partners believe approximates fair value. In addition, if a limited partner believes that the cash election does not represent the fair market value of his interests, he may vote against the combination transactions and elect to exercise dissenters rights in those partnerships receiving less than 75% approval and be paid cash based on an independent appraisal of the partnership assets.

          . In each partnership, the General Partner is entitled to receive a reimbursement for a portion of its overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel and any other overhead expenses which the General Partner deems reasonable. The amount of the overhead reimbursement is limited to 5% of the amount of distributable cash. This overhead reimbursement amount is not being taken into consideration in the calculation of the General Partner's share of the Exchange Value. However, if the partnerships were to continue to operate, the General Partner would continue to be entitled to such reimbursement. Thus, the present value of future cash distributable to limited partners, if the partnerships were continued, based on the same projections of future net revenues used to calculate the Exchange Values would be less than the Exchange Value allocated to limited partners.

          For purposes of determining the relative Exchange Value of Canaan within the Coral Group, Canaan's Exchange Value includes, in addition to the valuation of its oil and gas properties, a value attributable to its operating rights of $5.0 million. The allocation of value to Canaan for its operating rights recognizes that Canaan is entitled to receive fees for these activities from the partnerships and other nonoperating owners which Canaan would be entitled to continue to receive if the combination transactions did not occur. This allocation of Exchange Value to Canaan is intended to recognize the economic benefits that Canaan currently receives in connection with the operation of wells and is not intended to allocate additional new economic benefits to Canaan.

          For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.


                  COMBINATION EXCHANGE VALUE AND COMPENSATION
                         AND DISTRIBUTION INFORMATION

          Set forth below are the following tables:

          .    Table A - Calculation of estimated Exchange Values and the allocation of shares of Canaan common stock for the 1996 Partnership assuming a closing of the combination transactions on June 30, 2000.

          .    Table B - The General Partners' and Canaan's compensation and cash distribution history from the 1996 Partnership for the three most recent fiscal years and the nine months ended September 30, 1999.

          .    Table C - The amount of the limited partners' cash distributions for the five most recent fiscal years and the nine months ended September 30, 1999.

          For additional information, see the following sections of the Prospectus/Proxy Statement:

          . "Information Concerning the Partnerships' Selected Historical Financial and Operating Data of Individual Partnerships" beginning on page 119; and

          .    "Unaudited Pro Forma Financial Information" beginning on page 86.

                                    Table A
                       Coral Reserves Energy Income Fund
                           1996 Limited Partnership

                    Calculation of Estimated Exchange Value

          The Exchange Value is estimated based on Canaan's estimate of cash distributions and interest expense from the September 30, 1999 Effective Date to an assumed closing date of June 30, 2000. Variances in actual cash distributions and interest expense or a change in the closing date will result in a change in the Exchange Value for the partnership and will similarly change Exchange Values for other Combining Entities.

                                                         Amount
                                                         ------
Reserve Value of Oil and Gas
     Properties (1)...........................       $7,949,500
Bank Debt as of Effective Date................        2,214,000
Working Capital as of Effective Date:
     Cash and cash equivalents................           38,354
     Accounts receivable......................        3,319,500
     Accounts payable.........................           43,995
Subtotal - Working Capital....................        3,313,859
Estimated Cash Distributions Before
     Closing (3)..............................        1,248,542      Shares of        Percent of
Estimated Interest Expense Before                                     Canaan            Stock
     Closing (3)..............................          147,557    Common Stock (2)  Outstanding (2)
                                                                   ----------------  ---------------
Estimated Exchange Value
     at Closing(4)............................        8,920,601           867,500            17.35%
Allocated to:
     Limited Partners.........................        7,539,617           737,112            14.74%
     General Partner..........................          850,436            83,466             1.67%
     Additional General Partners..............           58,643             5,531             0.11%
     Canaan Securities........................          347,490            34,191             0.68%
     Placing Brokers..........................          124,414             7,200             0.15%

Limited Partner per $1000 Investment..........              783                77               (5)

_______________________________

(1) As determined by Netherland, Sewell & Associates, Inc. See "Method of Determining Combination Exchange Values" in the Prospectus/Proxy Statement. No partnerships own an individual property representing more than 10% of the Reserve Value or from which the partnership derived more than 10% of its cash flow or net income for the nine months ended September 30, 1999.

(2) Assumes no limited partners elect to receive cash or exercise dissenters rights. Placing Broker share based on 60% of Exchange Value.

(3) Assumes closing on June 30, 2000, and uses Netherland, Sewell reserve report to estimate property revenues and expenses and estimated interest rate on bank debt for purposes of calculating interest expense.

(4) The "Estimated Exchange Value at Closing" for all of the partnerships and Canaan set forth in the table is approximately 96.4% of the sum of their respective components of Exchange Value because the operating rights adjustment to Canaan's Exchange Value within the Coral Group is excluded for purposes of computing the relative Exchange Value between the Coral Group and Indian.

(5)  Less than 0.01%.

                                    Table B
          Coral Reserves Energy Income Fund 1996 Limited Partnership


                Summary of Compensation and Cash Distributions
                  Paid to the General Partners and Affiliates

                                                            Year Ended December 31,
                                                       --------------------------------
                                                                                                     Nine Months Ended
                                                          1996       1997       1998                 September 30,1999
                                                       ---------  ---------  ----------         --------------------------
      Reimbursement of expenses paid
      to General Partner............................   $ 6,142    $ 24,511   $ 53,583                      $54,020

      Operating fees paid to Canaan.................       265       4,665     41,144                       56,355

      Cash distributions paid to
      General Partner...............................     7,885      37,555     93,121                       82,575

      Cash distributions paid to
      Additional General Partners...................       876       4,174     10,348                        9,174



                                    Table C
           Coral Reserves Energy Income Fund 1996 Limited Partnership


             Summary of Cash Distributions Paid to Limited Partners


                                                                                   Year Ended December 31,
                                                                              -------------------------------
                                                                                                                 Nine Months Ended
                                                        1994         1995       1996        1997       1998     September 30, 1999
                                                      ---------   ---------   ----------  --------  ---------  --------------------
     Cash distributions paid to limited
     partners(1)....................................   $      -    $     -    $ 78,845    $375,557   $ 931,223           $825,745

     Cash distributions to limited
     partners per $1,000 investment.................          -          -           8          39          97                 86

_______________________________

(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

                       CORAL RESERVES 1996 INSTITUTIONAL
                              LIMITED PARTNERSHIP
                          (the "1996-I Partnership")

                    SUPPLEMENT TO CANAAN ENERGY CORPORATION
                          PROSPECTUS/PROXY STATEMENT
                   Dated _____________________________, 2000


             The date of this Supplement is _______________, 2000

General

          This Supplement relates to the proposed "combination transactions" involving Canaan Energy Corporation. In the proposed combination transactions:

          . Canaan will acquire all of the limited partners' interests in the eight oil and gas limited partnerships previously sponsored by the Coral Companies;

          . Canaan will acquire 100% of the stock of the Coral Companies, the General Partners of the partnerships;

          . Canaan will acquire 100% of the stock of Indian Oil Company, an unaffiliated oil and gas company;

          . Canaan will acquire 100% of the stock of Canaan Securities, Inc., an unaffiliated broker/dealer which has previously participated in the marketing of the limited partnership interests and provides ongoing reporting services to limited partners; and

          . Existing owners of Canaan's common stock will receive additional shares of common stock based on Canaan's share of the total "Exchange Value" as described below.

          We refer to Canaan, the partnerships, the Coral Companies, Indian Oil Company and Canaan Securities as the "Combining Entities". We refer to the Combining Entities other than Indian Oil Company as the Coral Group. A total of 5,000,000 shares of Canaan common stock will be issued and be outstanding after the combination transactions, less the number of shares otherwise issuable to limited partners who elect to receive cash or exercise dissenters' rights. The owners of each of the Combining Entities will receive shares of Canaan common stock in proportion to the "Exchange Value" of such entity relative to the total Exchange Value of all Combining Entities. The Exchange Value is based primarily on the proved oil and gas reserve values determined by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm, using the same price, cost, effective date and discount rate assumptions for each entity. A limited partner in any partnership who votes in favor of the plan of combination may elect to receive cash in lieu of Canaan common stock equal to 75% of such partner's Exchange Value. The aggregate amount of cash payable to limited partners electing to receive cash or to exercise dissenter's rights is limited to $5 million.

          The effects of the combination transactions may be different for limited partners in the various partnerships. Accordingly, a supplement has been prepared for each of the eight partnerships eligible to participate in the combination transactions. This Supplement provides information regarding the effects of the combination transactions on the limited partners of the 1996-I Partnership. The General Partner will promptly mail a copy of any supplement relating to other partnerships, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: Canaan Energy Corporation, 119 N. Robinson, Suite 600, Oklahoma City, Oklahoma 73102.

          Before voting on the plan of combination, limited partners should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement.


                                 RISK FACTORS

          There are numerous risks associated with the combination transactions which are summarized below. For a more complete description of these risk factors, please see:

          . "Risk Factors and Material Considerations" beginning on Page 34 of the Prospectus/Proxy Statement.

          . "Comparison of Security Holder Rights" beginning on Page 152 of the Prospectus/Proxy Statement.


Risks Related to the Combination Transactions

 .    Limited partners will own stock in a corporation with perpetual existence rather than a partnership interest in a limited partnership with a limited life resulting in material changes in the nature of their investment.

 .    Limited partners have received cash distributions from the partnerships but will receive no cash distributions or dividends in the foreseeable future from Canaan.

 .    There has been no prior market for our common stock and there is no assurance that a market will develop. There is no assurance that the value of the common stock received by a limited partner will be equal to the Exchange Value. The Exchange

     Values are being used solely to determine the relative ownership of Canaan by each Combining Entity and do not represent the fair value of Canaan or its net assets.

 .    The consideration to be received by the limited partners and the general partners and Canaan and the other terms of the combination transactions were determined by Canaan and the Coral Companies, which have inherent conflicts of interest, and may not reflect the value of the net assets of the respective partnership if sold to an unaffiliated third party in an arms length negotiation.

 .    The Exchange Values were based primarily on estimates of reserves and future net cash flows which has inherent uncertainties. Exchange Values do not represent fair market value.

 .    The price assumptions used to calculate the Reserve Value will not be modified for changes in prices which could alter the relative values of the Combining Entities or the relative share of the limited partners and General Partners in partnerships which have not achieved payout.

 .    The alternative of continuing the partnerships or liquidating their assets could potentially be more beneficial to limited partners than the combination transactions.

 .    No independent representative was engaged to represent the limited partners in negotiating the terms of the combination transactions which may be inferior to those that could have been negotiated by an independent representative. No fairness opinion has been obtained regarding the fairness of the combination transactions to limited partners.

 .    For partnerships in which the combination transaction is approved by partners holding 75% or more of the partnership interest, there will be no dissenters rights of appraisal.

 .    The cash being offered to limited partners who elect to receive cash is not intended to represent the fair market value of their interests in a partnership, but is offered as a method for limited partners to receive cash if they desire to do so. A limited partner electing to receive cash may not receive all cash if the $5 million limit on cash payable to limited parties is reached.

 .    The combination transactions will reduce and dilute a limited partner's voting rights.

 .    The combination transactions will result in a limited partner being exposed to risks of a larger enterprise without restrictions on leverage.

 .    For the 1996 and 1996-I partnerships, failure to approve the combination transactions may result in a material adverse effect on returns to limited partners due to a $3 million downward adjustment in the Indian Contingent Production Payment.

 .    We have not requested a ruling from the IRS on the tax consequences of the combination transactions and the IRS may disagree with the opinion of our counsel on the tax consequences.


Risks Related to Canaan

 .    Our future performance depends upon our ability to find or acquire additional oil and gas reserves that are economically recoverable.

 .    Our initial property base will not include a significant number of exploratory or development prospects.

 .    We are subject to anti-takeover provisions in our charter that could delay or prevent an acquisition of our company, even if such an acquisition would be beneficial to our shareholders.

 .    We depend on the continued services of our senior management.

 .    Investors will be relying on our board and management judgment regarding the future direction and activities of the Company

 .    We will need additional financing to grow and our ability to raise further financing is uncertain.

Risks Related to the Oil and Gas Industry

 .    A substantial decrease in oil and gas prices would have a material impact on us.

 .    Estimating our reserves and future net cash flows is difficult to do with any certainty.

 .    We may incur write downs of the net book value of our oil and gas properties which would adversely affect our shareholders' equity and earnings.

 .    Operational risks in our business are numerous and could materially impact
     us.

 .    Governmental and environmental regulations could adversely affect our business.

 .    Competition in the oil and gas industry is strong and can harm our business.

                               TAX CONSEQUENCES

          Crowe & Dunlevy, counsel to Canaan, has rendered an opinion that:

          . No gain or loss should be recognized by a limited partner as a result of the receipt solely of Canaan common stock in connection with the combination transactions.

          . The basis of the Canaan common stock received by each limited partner who does not recognize gain in the combination transactions will be equal to the basis of his partnership interest exchanged for such stock.

          . The holding period for the Canaan common stock for purposes of computing eligibility for long-term capital gain or loss will include the period of a limited partner's ownership of his partnership interest exchanged for such stock and, to the extent the Canaan common stock received is attributable to certain ordinary income assets of the partnership, may begin on the day after the closing of the combination transactions.

          . A limited partner who receives solely cash or exercises dissenters rights will recognize gain or loss equal to the difference between the cash received and his adjusted tax basis of his limited partnership interest on the date of the closing of the combination transactions. Gain recognized by a limited partner will be capital except to the extent of such limited partner's share of ordinary income assets, including recapture of depletion, depreciation and intangible drilling cost deductions previously allocated to a limited partner.

          For additional information please see:

          . "Certain Federal Income Tax Consequences" beginning on Page 82 of the Prospectus/Proxy Statement.


               METHOD OF DETERMINING COMBINATION EXCHANGE VALUES


General

          The Exchange Values for each of the Combining Entities was determined primarily based on the proved oil and gas reserve values as estimated by Netherland, Sewell & Associates, Inc. an independent petroleum engineering and consulting firm. Netherland Sewell estimated the proved reserves, future net revenues therefrom, and the present value of such future net revenues for each Combining Entity as of September 30, 1999 using the same price, cost and discount rate assumption for each Combining Entity.

          We refer to the evaluation date of September 30, 1999 as the "Effective Date" and we refer to the present value of the estimated future net revenues from proved reserves as of the Effective Date as the "Reserve Value" for each Combining Entity. A summary of the reserve report prepared by Netherland, Sewell & Associates showing the Reserve Value for each Combining Entity is included in Appendix A to the Prospectus/Proxy Statement.

          The Reserve Value for each Combining Entity will be reduced by any bank debt owed by the entity at the Effective Date. No adjustments for principal payments subsequent to the Effective Date are made because such payments would be offset by a reduction in Reserve Value which would otherwise be used to make such payments.

          The Exchange Value for each Combining Entity will also include an amount attributable to its "working capital" as of the Effective Date. Working capital includes cash, short term investments, oil and gas sales receivables and other accounts receivable and other current assets less any current liabilities other than bank debt. All of these assets and liabilities were valued at book value, which in the opinion of Canaan and the General Partners represents fair market value.

          The Reserve Value of the properties for each Combining Entity has been established as of the Effective Date. Interest paid or accrued on bank debt subsequent to the Effective Date up to the closing date will be a reduction to Exchange Value. The Exchange Value for limited partners, Additional General Partners, Canaan Securities and the Placing Brokers will also be adjusted by reducing the Exchange Value for their share of cash distributions after the Effective Date and before the closing date. No similar adjustments are being made for the other Combining Entities including the General Partners because the revenues received by them will not be distributed to owners or lenders and will be retained and used in their respective businesses between the Effective Date and the closing date. It is currently anticipated that substantially all net revenues of each partnership received prior to the closing will be distributed to partners consistent with past practice.

          Finally, an adjustment will be made at the closing for any gas imbalances. If a Combining Entity is overproduced, its Exchange Value will be reduced by the estimated value of the overproduction and if it is underproduced, its Exchange Value will be increased by the estimated value of the underproduction. Canaan does not expect the amount of this adjustment to have a material effect on the relative Exchange Values of all Combining Entities.

          Certain other adjustments will be made to the value of certain of the Combining Entities for purposes of determining the Exchange Value. These are described below.

          Accordingly, the "Exchange Value" for each Combining Entity will be equal to:

          .    Reserve Value as of the Effective Date.

          .    Less bank debt at the Effective Date.

          .    Plus or minus working capital at the Effective Date.

          . Minus interest paid or accrued on bank debt from the Effective Date to the closing date.

          . For limited partners, Additional General Partners, Canaan Securities and Placing Brokers, minus their share of cash distributions from production subsequent to the Effective Date and before the closing date.

          .    An adjustment for gas imbalances.

          .    Plus or minus other adjustments.


Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers

          The Exchange Value for each of the partnerships will first be determined as described above.

          As between the limited partners and the General Partner and the Additional General Partners in each partnership, the Exchange Value will generally be allocated among them in the ratio in which net revenues and cash distributions are shared. In each of the partnerships except 1993-I and 1996-I, the General Partners' share of the net revenues and cash distributions increases when "payout" occurs as to each individual limited partner. Accordingly, in each of those partnerships in which payout has not already occurred as to all limited partners as of the Effective Date, the Reserve Value was allocated first among the partners in their respective before payout sharing ratios until payout occurred and any remaining Exchange Value was allocated in after payout sharing ratios.

          In the partnerships other than 1990, 1991, 1993-I and 1996-I, Canaan Securities receives a fee for providing reporting services to the partnership which is equal to 1.5% of partnership gross revenues. In each of these partnerships, a portion of the Reserve Value (calculated based on gross revenues) will be allocated to Canaan Securities representing its rights to receive such fee adjusted for any payments for such fee subsequent to the Effective Date and before the closing date. This allocation will be made prior to the allocation of the remaining Exchange Value to the limited partners and the General Partners.

          The Exchange Value for the General Partner and Additional General Partners of the partnerships will be determined based on their share of the Exchange Value for each of the partnerships as described above.

          The marketing arrangements entered into in connection with the sale of interests in partnerships provided for certain fees to be paid to Canaan Securities and Placing Brokers. Such fees are payable out of the cash distributions otherwise distributable to the General Partner in such partnerships. Accordingly, the Exchange Value allocated to the General Partner in these partnerships will be reduced to take into consideration the amount of the Exchange Value allocable to the rights of Canaan Securities and the Placing Brokers to receive future distributions of net cash flow out of the General Partner's share. The Placing Brokers will receive cash equal to the 40% of their Exchange Value and their share of Canaan common stock will be determined based on the balance of their Exchange Value.

          As discussed above, for the limited partners, the Additional General Partners, Canaan Securities and the Placing Brokers, an adjustment to their Exchange Values will be made for cash distributions from production subsequent to the Effective Date and before the closing date.

          If the allocation of Exchange Value within a partnership does not produce an "assumed return" of 115% for the limited partners as a group, the Exchange Value shall be first allocated to limited partners until this assumed return is achieved and the balance of the Exchange Value will be allocated based on revenue sharing percentages. The assumed return is based on the sum of historical cash distributions to limited partners as a group through the closing date plus allocated Exchange Value as a percentage of the original capital contributions of all limited partners. Canaan and the General Partners believe that the 1996 partnership will be the only partnership in which this priority allocation of Exchange Value will be necessary.

Canaan Securities Exchange Value

          The Exchange Value for Canaan Securities will be determined in the same manner as described above and will include an allocation to it attributable to its rights to receive cash distributions from the partnerships and the General Partners, less the Exchange Value allocated to Placing Brokers, as described above under "Partnership Exchange Values and Allocation to Partners, Canaan Securities and Placing Brokers".

Canaan Exchange Value

          The Exchange Value for Canaan will be determined based on its Reserve Value, bank debt and working capital in the same manner as other entities as described above:

          Canaan's Exchange Value within the Coral Group will be further adjusted to take into account its operating rights. Canaan serves as operator of 113 of the total 134 wells in which the partnerships own interests. As such, Canaan receives monthly operating fees which represent a source of additional income to Canaan. For purposes of calculation of Canaan's Exchange Value within the Coral Group, the future cash flows attributable to these operating fees, based on existing reimbursement rights without escalation will be determined and the present value thereof as of the Effective Date will be an additional component of its Exchange Value. The amount of this adjustment is $5.0 million.

          For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.

Indian Exchange Value

          The Exchange Value for Indian will be determined using the Reserve Value, bank debt and working capital in the same manner as described above.

          In connection with the negotiation of the acquisition agreement between Indian and the Coral Companies, Indian agreed that its Exchange Value would be reduced by its production payment obligation to the 1996 and 1996-I partnerships, in consideration of such partnerships advancing to Indian a total of $6 million in exchange for a "Contingent Production Payment" from Indian to the partnerships payable at the rate of $56,250 per month until paid in full. The Contingent Production Payment is $9 million if the combination transactions are consummated and $6 million if they are not. Accordingly, Indian's Exchange Value will be adjusted downward by the remaining amount of the Contingent Production Payment obligation as of the Effective Date, $5,602,250, plus the additional $3 million as a result of the combination transactions, and the Exchange Values for the 1996 and 1996-I partnerships will be adjusted upward by the same amount. As between the 1996 and 1996-I partnerships, the Contingent Production Payment adjustment will be shared in the same percentages as their original advances to Indian of 53% and 47%, respectively.

          For additional information please see the following sections of the Prospectus/Proxy Statement:

          . "Summary - Method of Determining Combination Exchange Values" on page 9.

          .    "Summary - Summary of Estimated Exchange Values" on page 14.

          .    "Method of Determining Combination Exchange Values" on page 66.

                   FAIRNESS OF THE COMBINATION TRANSACTIONS


          Canaan and the General Partners believe that the proposed combination transactions are fair to the limited partners of each of the partnerships.

          The principal structural element affecting the limited partners and the other parties to the combination transactions is the determination of the Exchange Values. As noted elsewhere, the Exchange Values are based primarily on the Reserve Value based on Netherland Sewell's independent valuations. See "Method of Determining Combination Exchange Values". By using Reserve Values calculated in a consistent manner by a single engineer based on the same price, cost and discount assumptions, Canaan and the General Partners believe that the relative value of each of the Combining Entities has been fairly determined for purposes of determining its relative ownership of Canaan after the combination transactions. Further, Canaan and the General Partners believe the following facts support the fairness of transaction to limited partners:

          . Owners of all of the Combining Entities in the combination transactions are receiving the same form of consideration, consisting of common stock of Canaan, except limited partners who elect to receive cash, and the relative number of shares to be received by the owners of each entity is being calculated on a consistent basis for each Combining Entity.

          . All of the partnerships had similar investment objectives and all own similar properties, principally non-operating interests in proved developed producing gas properties located primarily in Oklahoma in the Mid-Continent basin. Therefore, Canaan and the General Partners do not believe that there are material differences in the assets of the partnerships that would cause their values to vary based on quality of reserves or differences in commodity prices for gas or oil.

          . The use of Reserve Value to evaluate the Combining Entities is a commonly used method in valuing oil and gas properties.

          . As between the General Partners and the limited partners, the allocation of Exchange Value in each partnership is based on the profit sharing percentages provided in the partnership agreements and there is no additional consideration being allocated to the General Partners or Canaan which is not currently being received.

          . The actual market value of the Canaan common stock received by limited partners may be more or less than their Exchange Value, but the owners of Canaan, the General Partners and Indian will all be similarly affected by any differences.

          . The methodology for determining Exchange Values as between Indian and the Coral Group was agreed to by the owners of Indian in an arms length negotiated transaction between Indian and Canaan.

          . The combination transactions will not be approved unless the holders of a majority of the interests in each partnership approve the combination transactions. Further, all partnerships are required to be included in the combination transactions for it to be consummated so it is not possible that any one partnership will be excluded.

          . A limited partner of a partnership who votes in favor of the combination transactions may elect to receive cash in lieu of Canaan common stock in an amount equal to 75% of the exchange value of such limited partner's interest. See "The Combination Transactions - Limited Partner Cash Election" on page 57.
               This cash election provides the opportunity for limited partners who are unwilling to take market risks with respect to Canaan common stock the opportunity to receive cash in an amount which Canaan and the General Partners believe approximates fair value. In addition, if a limited partner believes that the cash election does not represent the fair market value of his interests, he may vote against the combination transactions and elect to exercise dissenters rights in those partnerships receiving less than 75% approval and be paid cash based on an independent appraisal of the partnership assets.

          . In each partnership, the General Partner is entitled to receive a reimbursement for a portion of its overhead expenses, including office rent and salaries for clerical staff and appropriate production supervisory personnel and any other overhead expenses which the General Partner deems reasonable. The amount of the overhead reimbursement is limited to 5% of the amount of distributable cash. This overhead reimbursement amount is not being taken into consideration in the calculation of the General Partner's share of the Exchange Value. However, if the partnerships were to continue to operate, the General Partner would continue to be entitled to such reimbursement. Thus, the present value of future cash distributable to limited partners, if the partnerships were continued, based on the same projections of future net revenues used to calculate the Exchange Values would be less than the Exchange Value allocated to limited partners.

          For purposes of determining the relative Exchange Value of Canaan within the Coral Group, Canaan's Exchange Value includes, in addition to the valuation of its oil and gas properties, a value attributable to its operating rights of $5.0 million. The allocation of value to Canaan for its operating rights recognizes that Canaan is entitled to receive fees for these activities from the partnerships and other nonoperating owners which Canaan would be entitled to continue to receive if the combination transactions did not occur. This allocation of Exchange Value to Canaan is intended to recognize the economic benefits that Canaan currently receives in connection with the operation of wells and is not intended to allocate additional new economic benefits to Canaan.

          For purposes of determining relative Exchange Values between Indian and the Coral Group as a whole, the operating rights value allocated to Canaan is disregarded because the combination of the Coral Group essentially results in the elimination of these intercompany items. Further, Canaan and Indian have agreed that neither of them will be allocated value for operating rights for purposes of determining the Exchange Value.


                  COMBINATION EXCHANGE VALUE AND COMPENSATION
                         AND DISTRIBUTION INFORMATION

          Set forth below are the following tables:

          .    Table A -      Calculation of estimated Exchange Values and the
                              allocation of shares of Canaan common stock for the 1996-I Partnership assuming a closing of the combination transactions on June 30, 2000.

          .    Table B -      The General Partners' and Canaan's compensation
                              and cash distribution history from the 1996-I
                              Partnership for the three most recent fiscal years and the nine months ended September 30, 1999.

          .    Table C -      The amount of the limited partners' cash
                              distributions for the five most recent fiscal years and the nine months ended September 30, 1999.

          For additional information, see the following sections of the Prospectus/Proxy Statement:

          . "Information Concerning the Partnerships' Selected Historical Financial and Operating Data of Individual Partnerships" beginning on page 119; and

          .    "Unaudited Pro Forma Financial Information" beginning on page 86.

                                    Table A
                       Coral Reserves 1996 Institutional
                              Limited Partnership

                    Calculation of Estimated Exchange Value

          The Exchange Value is estimated based on Canaan's estimate of cash distributions and interest expense from the September 30, 1999 Effective Date to an assumed closing date of June 30, 2000. Variances in actual cash distributions and interest expense or a change in the closing date will result in a change in the Exchange Value for the partnership and will similarly change Exchange Values for other Combining Entities.

                                                        Amount
                                                        ------
Reserve Value of Oil and Gas
       Properties(1).............................     $6,152,600

Bank Debt as of Effective Date...................      1,900,000
Working Capital as of Effective Date:
     Cash and cash equivalents...................         96,989
     Accounts receivable.........................      2,994,818
     Accounts payable............................         62,360
Subtotal - Working Capital.......................      3,029,447
Estimated Cash Distributions Before
     Closing (3).................................      1,032,069     Shares of        Percent of
Estimated Interest Expense Before                                     Canaan            Stock
     Closing(3)..................................        126,377  Common Stock(2)   Outstanding(2)
                                                                  ---------------   --------------
Estimated Exchange Value
     at Closing(4)...............................      7,253,123          705,000            14.10%
Allocated to:
     Limited Partners............................      6,293,660          616,094            12.32%
     General Partner.............................        589,154           57,932             1.16%
     Additional General Partners.................         35,267            3,527             0.07%
     Canaan Securities...........................        203,141           19,647             0.39%
     Placing Brokers.............................        131,900            7,800             0.16%

Limited Partner per $1000 Investment.............            965               94               (5)

_______________________

(1) As determined by Netherland, Sewell & Associates, Inc. See "Method of Determining Combination Exchange Values" in the Prospectus/Proxy Statement. No partnerships own an individual property representing more than 10% of the Reserve Value or from which the partnership derived more than 10% of its cash flow or net income for the nine months ended September 30, 1999.

(2) Assumes no limited partners elect to receive cash or exercise dissenters rights. Placing Brokers shows based on 60% of Exchange Value.

(3) Assumes closing on June 30, 2000, and uses Netherland, Sewell reserve report to estimate property revenues and expenses and estimated interest rate on bank debt for purposes of calculating interest expense.

(4) The "Estimated Exchange Value at Closing" for all of the partnerships and Canaan set forth in the table is approximately 96.4% of the sum of their respective components of Exchange Value because the operating rights adjustment to Canaan's Exchange Value within the Coral Group is excluded for purposes of computing the relative Exchange Value between the Coral Group and Indian.

(5)  Less than 0.01%

                                    Table B
             Coral Reserves 1996 Institutional Limited Partnership


                Summary of Compensation and Cash Distributions
                  Paid to the General Partners and Affiliates

                                                   Year Ended December 31,
                                           ----------------------------------
                                                                                   Nine Months Ended
                                              1996        1997        1998         September 30, 1999
                                           ----------  ----------  ----------      ------------------
     Reimbursement of expenses paid
     to General Partner................... $    9,339  $   19,019  $   30,268           $  28,006

     Operating fees paid to Canaan........      3,168       7,812      30,050              41,779

     Cash distributions paid to General
     Partner..............................     32,413      63,985     124,538             100,221

     Cash distributions paid to
     Additional General Partners..........      1,350       2,666       5,190               4,176



                                    Table C
             Coral Reserves 1996 Institutional Limited Partnership


            Summary of Cash Distributions Paid to Limited Partners

                                                            Year Ended December 31,
                                           ------------------------------------------------------------
                                                                                                             Nine Months Ended
                                               1994        1995         1996       1997        1998         September 30, 1999
                                           ----------   ----------   ----------  ---------   ----------     -------------------
     Cash distributions paid to limited
     partners(1).......................... $      -     $  16,510    $  236,346  $  466,556  $  908,096      $730,782

     Cash distributions to limited
     partners per $1,000 investment.......        -             3            36          72         139           112

___________________________

(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation provides that, pursuant to Oklahoma law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. The provision in the Certificate of Incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Oklahoma law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, as well as for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Oklahoma law. The provision also does not affect a director's responsibilities under any other law, such as the state or federal securities laws.

     Under Section 1031 of the Oklahoma General Corporation Act, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Oklahoma law. The Certificate of Incorporation requires the Registrant to indemnify such person against expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, in the case of a derivative action, an officer or director will not be entitled to indemnification in respect of any claim, issue or matter as to which such person is adjudged to be liable to the Registrant, unless and only to the extent that the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnity for expenses.

     The Registrant has entered into Indemnification Agreements with each non-employee director of the Registrant that require the Registrant to indemnify such persons against certain liabilities and expenses incurred by any such persons by reason of their status or service as directors of the Registrant. The Indemnification Agreements also set forth procedures that will apply in the event of a claim for indemnification under such agreements. In addition, the Indemnification Agreements require that the Registrant use commercially reasonable efforts to maintain policies of directors' liability insurance.

     At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Item 21.  Exhibits and Financial Statements Schedules.

Exhibit No.         Description
-----------         -----------

2.1 Plan of Combination, dated as of February 14, 2000, by and between the Registrant, Coral Reserves, Inc., Coral Reserves Energy Corp., Indian Oil Company, Canaan Securities, Inc. and the partnerships.

2.2 Agreement and Plan of Merger dated February 15, 1999, between Registrant, Indian Oil Company, Coral Reserves, Inc. and Coral Reserves Energy Corp. and First Amendment dated February 15, 1999.

2.3 Management Agreement dated February 15, 1999, between Coral Reserves Group, Ltd. and Indian Oil Company.

3.1(a)    Amended and Restated Certificate of Incorporation of Registrant.

3.1(b)         Amended and Restated Bylaws of Registrant.

3.2(a)         Amended and Restated Certificate of Incorporation of Indian Oil
               Company.

3.2(b)         Amended and Restated Bylaws of Indian Oil Company.

3.3(a)         Certificate of Incorporation of Canaan Securities, Inc.

3.3(b)         Bylaws of Canaan Securities, Inc.

3.4(a)         Certificate of Incorporation of Coral Reserves, Inc.

3.4(b)         Bylaws of Coral Reserves, Inc.

3.5(a)         Certificate of Incorporation of Coral Reserves Energy Corp.

3.5(b)         Bylaws of Coral Reserves Energy Corp.

3.6(a)/(1)/    Amended and Restated Agreement of Limited Partnership of Coral
               Reserves Energy Income Fund 1996 Limited Partnership.

3.6(b)/(2)/    Amended and Restated Agreement of Limited Partnership of Coral
               Reserves 1996 Institutional Limited Partnership.

5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, regarding the legality of the securities being registered.

8.1 Opinion of Crowe & Dunlevy, A Professional Corporation, with respect to certain tax matters.

10.1           Stock Option Plan of the Registrant.

10.2 Form of Indemnification Agreement by and between the Registrant and non-employee directors.

10.3/(3)/      Form of Change of Control Agreement by and between the Registrant and executive officers.

10.4 Shareholders Agreement between Registrant and shareholders of Registrant and of Indian Oil Company.

10.5(a) Credit Agreement between Indian Oil Company and Bank One, Oklahoma, N.A. dated December 22, 1997.

10.5(b) First Amendment to Credit Agreement by and between Indian Oil Company and Bank One, Oklahoma, N.A. dated August 10, 1998.

10.5(c) Second Amendment to Credit Agreement by and between Indian Oil Company and Bank One, Oklahoma, N.A. dated February 26, 1999.

10.5(d) Third Amendment to Credit Agreement by and between Indian Oil Company and Bank One, Oklahoma, N.A. dated March 31, 1999.

10.5(e) Fourth Amendment to Credit Agreement by and between Indian Oil Company and Bank One, Oklahoma, N.A.

10.5(f) Intercreditor Agreement by and among Bank One, Oklahoma, N.A., MidFirst Bank and Indian Oil Company dated March 31, 1999.

10.5(g) Intercreditor Agreement by and among BankOne, Oklahoma, N.A., Coral Reserves, Inc., Coral Reserves Energy Corp., Coral Reserves Group, Ltd., Coral Reserves Energy Income Fund 1996 Limited Partnership and Indian Oil Company.

10.5(h) Fifth Amendment to Credit Agreement by and Between Indian Oil Company and Bank One, Oklahoma, N.A.

10.6(a) Credit Agreement among Indian Oil Company, Cibola Corporation and MidFirst Bank dated March 31, 1999.

10.6(b) First Amendment to Credit Agreement among Indian Oil Company, Cibola Corporation, Richard R. Dunning, Larry D. Hartzog, Michael
               C. Black, Dunning Family Limited Partnership, and Michael C. Black, Trustee of the Michael C. Black Revocable Trust and MidFirst Bank dated as of May 1999.

10.6(c) Intercreditor Agreement dated March __, 1999 by and among MidFirst Bank, Coral Reserves, Inc., Coral Reserves Energy Corp, Coral Reserves Group, Ltd. and Indian Oil Company.

10.6(d) Second Amendment to Credit Agreement dated February __, 2000, by Indian Oil Company, Cibola Corporation, Richard R. Dunning, Larry
               D. hartzon, Michael C. Black, Dunning Family Limited Partnership and Michael C. Black, Trustee of The Michael C. Black Revocable Trust and MidFirst Bank.

10.6(e) First Amendment to Intercreditor Agreement dated February __, 2000, by and among MidFirst Bank, Coral Reserves, Inc., Coral Reserves Energy Corp., Canaan Energy Corporation and Indian Oil Company.

10.7(a)        Promissory Note of Indian Oil Company in favor of Larry D.
               Hartzog dated January 20, 1993.

10.7(b)        Promissory Note of Indian Oil Company in favor of Richard R.
               Dunning dated January 20, 1993.

10.7(c)        Promissory Note of Indian Oil Company in favor of Michael C.
               Black dated January 20, 1993.

10.8 Amended and Restated Promissory Notes of Indian Oil Company in favor of Cibola Corporation dated January 2000.

10.9/(4)/      Asset Purchase Agreement between Indian Oil Company and Indco,
               L.L.C.

10.10 Stock Purchase Agreement among Coral Reserves Group, Ltd., Coral Reserves, Inc., Coral Reserves Energy Corp. and Michael Mewbourn dated November 30, 1998.

10.11(a) Consulting Agreement dated April 1, 1999 between Anthony "Skeeter" Lasuzzo and Indian Oil Company.

10.11(b) Stock Rights Certificate dated April 1, 1999 between Anthony "Skeeter" Lasuzzo and Indian Oil Company.

10.11(c) Letter agreement dated September 29, 1999 between Anthony "Skeeter" Lasuzzo and Richard R. Dunning.

23.1 Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibits 5.1 and 8.1).

23.2           Consent of KPMG, L.L.P.

23.3           Consent of William T. Zumwalt, Inc.

23.4           Consent of Netherland, Sewell and Associates, Inc.

27             Financial Data Schedule.

99.1 Reserve Report of Netherland, Sewell & Associates, Inc. (included in Appendix A to proxy statement)

99.2           Form of Proxy and Cash Election Form.

99.3           Form of Letter of Transmittal.

99.4           Consent of Thomas H. Henson to be named director.

____________________

(1) Agreements of limited partnership for the 1990, 1991, 1992, 1993 and 1995 Partnerships are substantially identical to the 1996 Partnership agreement and are not being filed.

(2) Agreement of limited partnership for the 1993-I Partnership is substantially identical to the 1996-I Partnership agreement and is not being filed.

(3)  To be entered into with Messrs. Woodard, Penton, Mewbourn, Henson and
     Lasuzzo.

(4)  To be filed by amendment.



Item 22.  Undertakings.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 herein, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                        [SIGNATURES ON FOLLOWING PAGE]

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on February 14, 2000.

                            CANAAN ENERGY CORPORATION


                             By: /s/ Leo E. Woodard
                                -------------------------------------------
                                Leo E. Woodard, Chairman and Chief
                                Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                                           Date
---------                                -----                                           ----
 /s/ Leo E. Woodard              Chairman and Chief Executive Officer                February 14, 2000
---------------------------
Leo E. Woodard

 /s/ John Penton                 President and Director                              February 14, 2000
---------------------------
John Penton

 /s/ Michael S. Mewbourn         Sr. Vice President, Chief Financial Officer
---------------------------
Michael S. Mewbourn              and Director                                        February 14, 2000

                                 EXHIBIT INDEX


Exhibit No.                         Description
-----------                         -----------

2.1 Plan of Combination, dated as of February 14, 2000, by and between the Registrant, Coral Reserves, Inc., Coral Reserves Energy Corp., Indian Oil Company, Canaan Securities, Inc. and the partnerships.

2.2 Agreement and Plan of Merger dated February 15, 1999, between Registrant, Indian Oil Company, Coral Reserves, Inc. and Coral Reserves Energy Corp. and First Amendment dated February 15, 1999.

2.3 Management Agreement dated February 15, 1999, between Coral Reserves Group, Ltd. and Indian Oil Company.

3.1(a)         Amended and Restated Certificate of Incorporation of Registrant.

3.1(b)         Amended and Restated Bylaws of Registrant.

3.2(a)         Amended and Restated Certificate of Incorporation of Indian Oil
               Company.

3.2(b)         Amended and Restated Bylaws of Indian Oil Company.

3.3(a)         Certificate of Incorporation of Canaan Securities, Inc.

3.3(b)         Bylaws of Canaan Securities, Inc.

3.4(a)         Certificate of Incorporation of Coral Reserves, Inc.

3.4(b)         Bylaws of Coral Reserves, Inc.

3.5(a)         Certificate of Incorporation of Coral Reserves Energy Corp.

3.5(b)         Bylaws of Coral Reserves Energy Corp.

3.6(a)/(1)/    Amended and Restated Agreement of Limited Partnership of Coral
               Reserves Energy Income Fund 1996 Limited Partnership.

3.6(b)/(2)/    Amended and Restated Agreement of Limited Partnership of Coral
               Reserves 1996 Institutional Limited Partnership.

5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, regarding the legality of the securities being registered.

8.1 Opinion of Crowe & Dunlevy, A Professional Corporation, with respect to certain tax matters.

10.1           Stock Option Plan of the Registrant.

10.2 Form of Indemnification Agreement by and between the Registrant and non-employee directors.

10.3/(3)/      Form of Change of Control Agreement by and between the Registrant and executive officers.

10.4 Shareholders Agreement between Registrant and shareholders of Registrant and of Indian Oil Company.

10.5(a) Credit Agreement between Indian Oil Company and Bank One, Oklahoma, N.A. dated December 22, 1997.

10.5(b) First Amendment to Credit Agreement by and between Indian Oil Company and Bank One, Oklahoma, N.A. dated August 10, 1998.

10.5(c) Second Amendment to Credit Agreement by and between Indian Oil Company and Bank One, Oklahoma, N.A. dated February 26, 1999.

10.5(d) Third Amendment to Credit Agreement by and between Indian Oil Company and Bank One, Oklahoma, N.A. dated March 31, 1999.

10.5(e) Fourth Amendment to Credit Agreement by and between Indian Oil Company and Bank One, Oklahoma, N.A.

10.5(f) Intercreditor Agreement by and among Bank One, Oklahoma, N.A., MidFirst Bank and Indian Oil Company dated March 31, 1999.

10.5(g) Intercreditor Agreement by and among BankOne, Oklahoma, N.A., Coral Reserves, Inc., Coral Reserves Energy Corp., Coral Reserves Group, Ltd., Coral Reserves Energy Income Fund 1996 Limited Partnership and Indian Oil Company.

10.5(h) Fifth Amendment to Credit Agreement by and Between Indian Oil Company and Bank One, Oklahoma, N.A.

10.6(a) Credit Agreement among Indian Oil Company, Cibola Corporation and MidFirst Bank dated March 31, 1999.

10.6(b) First Amendment to Credit Agreement among Indian Oil Company, Cibola Corporation, Richard R. Dunning, Larry D. Hartzog, Michael
               C. Black, Dunning Family Limited Partnership, and Michael C. Black, Trustee of the Michael C. Black Revocable Trust and MidFirst Bank dated as of May 1999.

10.6(c) Intercreditor Agreement dated March __, 1999 by and among MidFirst Bank, Coral Reserves, Inc., Coral Reserves Energy Corp, Coral Reserves Group, Ltd. and Indian Oil Company.

10.6(d) Second Amendment to Credit Agreement dated February __, 2000, by Indian Oil Company, Cibola Corporation, Richard R. Dunning, Larry
               D. hartzon, Michael C. Black, Dunning Family Limited Partnership and Michael C. Black, Trustee of The Michael C. Black Revocable Trust and MidFirst Bank.

10.6(e) First Amendment to Intercreditor Agreement dated February __, 2000, by and among MidFirst Bank, Coral Reserves, Inc., Coral Reserves Energy Corp., Canaan Energy Corporation and Indian Oil Company.

10.7(a)        Promissory Note of Indian Oil Company in favor of Larry D.
               Hartzog dated January 20, 1993.

10.7(b)        Promissory Note of Indian Oil Company in favor of Richard R.
               Dunning dated January 20, 1993.

10.7(c)        Promissory Note of Indian Oil Company in favor of Michael C.
               Black dated January 20, 1993.

10.8 Amended and Restated Promissory Notes of Indian Oil Company in favor of Cibola Corporation dated January 2000.

10.9/(4)/      Asset Purchase Agreement between Indian Oil Company and Indco,
               L.L.C.

10.10 Stock Purchase Agreement among Coral Reserves Group, Ltd., Coral Reserves, Inc., Coral Reserves Energy Corp. and Michael Mewbourn dated November 30, 1998.

10.11(a) Consulting Agreement dated April 1, 1999 between Anthony "Skeeter" Lasuzzo and Indian Oil Company.

10.11(b) Stock Rights Certificate dated April 1, 1999 between Anthony "Skeeter" Lasuzzo and Indian Oil Company.

10.11(c) Letter agreement dated September 29, 1999 between Anthony "Skeeter" Lasuzzo and Richard R. Dunning.

23.1 Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibits 5.1 and 8.1).

23.2           Consent of KPMG, L.L.P.

23.3           Consent of William T. Zumwalt, Inc.

23.4           Consent of Netherland, Sewell and Associates, Inc.

27             Financial Data Schedule.

99.1 Reserve Report of Netherland, Sewell & Associates, Inc. (included in Appendix A to proxy statement)

99.2           Form of Proxy and Cash Election Form.

99.3           Form of Letter of Transmittal.

99.4           Consent of Thomas H. Henson to be named director.

____________________

(1) Agreements of limited partnership for the 1990, 1991, 1992, 1993 and 1995 Partnerships are substantially identical to the 1996 Partnership agreement and are not being filed.

(2) Agreement of limited partnership for the 1993-I Partnership is substantially identical to the 1996-I Partnership agreement and is not being filed.

(3)  To be entered into with Messrs. Woodard, Penton, Mewbourn, Henson and
     Lasuzzo.

(4)  To be filed by amendment.